This Offering Circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular (Subject to Completion) dated March 20, 2023

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

LANDA APP LLC

6 W. 18th Street, 12th Floor

New York, NY 10011

(646) 905-0931

Landa.app

Best Efforts Offering of Series Membership Interests

Landa App LLC, a Delaware series limited liability company (the “Company,” “us,” “we,” or “our”) is offering a maximum of 10,000 membership interests (each a “Share” and collectively, the “Shares”) in each of the one hundred and eighty one (181) series of the Company listed in the table below (each a “Series,” and collectively, the “Series”), at the respective purchase prices set forth in the table below.

The Company has formed and will continue to form separate series from time to time, each for the purpose of offering a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties. Each Series will hold a residential rental property as its primary asset (each a “Property,” and collectively, the “Properties”), as specified in the table below and the Master Series Table in Appendix A for such Series being offered pursuant to this Offering Circular.

We are offering Shares of each Series at the price per Share at the respective purchase prices set forth in the table below (the offerings of Shares of each Series each individually referred to herein as an “Offering”). The purchase of Shares in a Series is an investment only in that specific Series and not an investment in any other Series or the Company.

No Series will offer or sell Shares until the offering statement of which this Offering Circular forms a part has been qualified by the Securities and Exchange Commission (“SEC”).

We expect to offer Shares in each respective Series until the earliest of (i) the date we raise the “Maximum Offering Amount” listed on the table below for such Series (herein referred to as the “Maximum Offering Amount” of each Series), (ii) the second anniversary of the first qualification date of the offering statement of which this Offering Circular forms a part pursuant to which Shares of such Series were able to be offered, and (iii) a date determined by the Manager (as defined below), in its sole discretion, based on a number of factors, including the level of current or anticipated interest in a Series.

The Manager previously offered, through the Landa Mobile App, incentives to potential and/or existing investors in the form of “free” Shares that were issued by a Series to such investors and paid for by the Manager such that a Series received its full offering proceeds. Such programs have been discontinued. See “Plan of Distribution” for additional details regarding these incentive programs.

SERIES’ SHARE INFORMATION

	Series	$ Per Share (1)(2)	Maximum Offering Amount (3)(4)
1.	Landa Series 10 Oak Wood Lane	$10.1782	$101,782
2.	Landa Series 10 Windridge Drive	$10.2569	$102,569
3.	Landa Series 1000 Fox Valley Trail	$11.9194	$119,194
4.	Landa Series 1007 Leeward Way	$12.0063	$120,063
5.	Landa Series 10119 Commons Way	$12.2580	$122,580
6.	Landa Series 10121 Morris Drive SW	$11.1294	$111,294
7.	Landa Series 10183 Starr Street SW	$10.7353	$107,353
8.	Landa Series 103 Starlake Drive	$10.7153	$107,153
9.	Landa Series 104 Summerfield Drive	$12.0024	$120,024
10.	Landa Series 10433 Candlelight Road	$12.2303	$122,303
11.	Landa Series 105 Anne Street	$10.1246	$101,246
12.	Landa Series 107 Oakwood Circle	$7.9512	$79,512
13.	Landa Series 109 Amberwood Lane	$8.6513	$86,513
14.	Landa Series 110 Shenandoah Drive	$12.4319	$124,319
15.	Landa Series 111 Fir Drive	$9.6042	$96,042
16.	Landa Series 1110 Parkview Drive	$10.4291	$104,291
17.	Landa Series 11187 Shannon Circle	$12.4354	$124,354
18.	Landa Series 112 Ridge Street	$12.3884	$123,884
19.	Landa Series 11322 Michelle Way	$10.0393	$100,393
20.	Landa Series 114 Starlake Drive	$10.1375	$101,375
21.	Landa Series 11447 S Grove Drive	$11.3913	$113,913
22.	Landa Series 1147 Village Way	$12.0404	$120,404
23.	Landa Series 115 Lakeview Drive	$11.4314	$114,314
24.	Landa Series 1160 Gable Terrace	$12.0470	$120,470
25.	Landa Series 1190 Kirkland Road	$12.9516	$129,516
26.	Landa Series 12 Mintz Street	$10.5614	$105,614
27.	Landa Series 120 Rosewood Drive	$11.4749	$114,749
28.	Landa Series 1201 Kilrush Drive	$21.4368	$214,368
29.	Landa Series 124 Libby Lane	$9.6194	$96,194
30.	Landa Series 126 E Mimosa Drive	$10.2580	$102,580
31.	Landa Series 12641 Alcovy Road	$12.2992	$122,992
32.	Landa Series 1320 Winona Avenue	$8.8318	$88,318
33.	Landa Series 133 Dove Landing	$9.0823	$90,823
34.	Landa Series 137 Southern Shores Road	$9.6107	$96,107
35.	Landa Series 138 Sandalwood Circle	$10.1446	$101,446
36.	Landa Series 140 High Ridge Road	$11.4313	$114,313
37.	Landa Series 141 Longstreet Circle	$13.2561	$132,561
38.	Landa Series 1443 Pebble Ridge Lane	$12.7844	$127,844
39.	Landa Series 1445 Maple Valley Court	$8.0253	$80,253
40.	Landa Series 146 Crystal Brook	$8.4880	$84,880
41.	Landa Series 1473 Brownleaf Drive	$11.3035	$113,035
42.	Landa Series 1485 Bola Court	$10.3439	$103,439
43.	Landa Series 1490 Diplomat Drive	$14.1788	$141,788
44.	Landa Series 153 Cliffside Court	$7.4342	$74,342
45.	Landa Series 157 Wells Road	$8.8648	$88,648
46.	Landa Series 160 Chimney Ridge Trail	$11.4749	$114,749
47.	Landa Series 164 Longstreet Circle	$11.5619	$115,619
48.	Landa Series 1666 W Poplar Street	$9.2562	$92,562
49.	Landa Series 168 Brookview Drive	$5.2897	$52,897
50.	Landa Series 1683 Spoonbill Road	$9.7783	$97,783

51.	Landa Series 1689 Viceroy Way	$11.2251	$112,251
52.	Landa Series 171 Davidson Drive	$12.1253	$121,253
53.	Landa Series 1768 Glen View Way	$10.0248	$100,248
54.	Landa Series 181 Watercress Court	$10.9963	$109,963
55.	Landa Series 188 Timberline Road	$6.4721	$64,721
56.	Landa Series 189 Shenandoah Drive	$10.2568	$102,568
57.	Landa Series 1903 Old Concord Drive SE	$12.3427	$123,427
58.	Landa Series 195 Branchwood Drive	$12.6472	$126,472
59.	Landa Series 195 Fairclift Drive	$11.4314	$114,314
60.	Landa Series 195 Hunters Trace	$12.6782	$126,782
61.	Landa Series 196 Montego Circle	$10.6918	$106,918
62.	Landa Series 20 Chimney Smoke Drive	$11.4749	$114,749
63.	Landa Series 204 N Main Court	$9.0823	$90,823
64.	Landa Series 2055 Grove Way	$9.9524	$99,524
65.	Landa Series 212 Fleeta Drive	$9.3453	$93,453
66.	Landa Series 215 Central Lake Circle	$10.6900	$106,900
67.	Landa Series 217 Glenloch Court	$12.3449	$123,449
68.	Landa Series 2177 E Chester Circle SE	$12.5180	$125,180
69.	Landa Series 221 Lakeview Drive	$11.9100	$119,100
70.	Landa Series 2264 Chestnut Hill Circle	$15.1725	$151,725
71.	Landa Series 235 Lazy Hollow Lane	$11.9704	$119,704
72.	Landa Series 2425 Cornell Circle	$13.2586	$132,586
73.	Landa Series 2443 Hodges Farm Road	$9.8218	$98,218
74.	Landa Series 25 Pleasant Valley Road	$11.3443	$113,443
75.	Landa Series 253 Marco Drive	$9.3104	$93,104
76.	Landa Series 255 Countryside Lane	$11.7795	$117,795
77.	Landa Series 258 Rocky Point Road	$12.6059	$126,059
78.	Landa Series 263 Rocky Point Road	$11.1704	$111,704
79.	Landa Series 268 Brookview Drive	$7.5363	$75,363
80.	Landa Series 270 Mountain Lane	$11.6673	$116,673
81.	Landa Series 270 Mountain Way	$11.5184	$115,184
82.	Landa Series 270 Pleasant Hill Drive	$10.9283	$109,283
83.	Landa Series 2794 Norfair Loop	$9.3433	$93,433
84.	Landa Series 2813 Vicksburg Court	$13.5194	$135,194
85.	Landa Series 2933 Coffer Drive	$11.2686	$112,686
86.	Landa Series 30 High Ridge Road	$13.3138	$133,138
87.	Landa Series 30 Roosevelt Road	$11.3878	$113,878
88.	Landa Series 3011 Raintree Drive SE	$12.4005	$124,005
89.	Landa Series 304 Deerfield Drive	$11.6738	$116,738
90.	Landa Series 3043 Highway 81 S	$8.6490	$86,490
91.	Landa Series 313 Blue Heron Drive	$10.8583	$108,583
92.	Landa Series 3202 Chippewa Drive	$11.9534	$119,534
93.	Landa Series 35 Clay Court	$12.1279	$121,279
94.	Landa Series 350 Cadiz Lane S	$11.0833	$110,833
95.	Landa Series 351 Wesley Park Drive	$10.4308	$104,308
96.	Landa Series 3603 Manhattan Drive	$13.0411	$130,411
97.	Landa Series 3667 Patti Parkway	$15.1727	$151,727
98.	Landa Series 404 Barberry Lane	$11.4357	$114,357
99.	Landa Series 412 Kendall Lane	$11.8705	$118,705

100.	Landa Series 416 Autumn Lake Court	$10.6484	$106,484
101.	Landa Series 43 Darwin Drive	$10.0828	$100,828
102.	Landa Series 432 Manor Estates Drive	$12.5668	$125,668
103.	Landa Series 440 Freestone Drive	$13.2598	$132,598
104.	Landa Series 4447 Lake Breeze Drive	$13.6936	$136,936
105.	Landa Series 445 Independence Drive	$11.9512	$119,512
106.	Landa Series 449 Kara Lane	$10.6161	$106,161
107.	Landa Series 45 Blue Jay Drive	$14.1285	$141,285
108.	Landa Series 45 Laurel Way	$13.6040	$136,040
109.	Landa Series 4702 Saint James Way	$10.6981	$106,981
110.	Landa Series 4732 Pinedale Drive	$9.3888	$93,888
111.	Landa Series 497 Highway 212	$11.1684	$111,684
112.	Landa Series 5039 East Street	$8.2993	$82,993
113.	Landa Series 5040 Huntshire Lane	$17.7994	$177,994
114.	Landa Series 513 Jarrett Court	$11.5645	$115,645
115.	Landa Series 5143 Pinecrest Drive SW	$9.0842	$90,842
116.	Landa Series 524 Sawmill Road	$11.3472	$113,472
117.	Landa Series 5329 Shirewick Lane	$13.5196	$135,196
118.	Landa Series 540 Cowan Road	$11.9823	$119,823
119.	Landa Series 5411 Rocky Pine Drive	$12.3954	$123,954
120.	Landa Series 55 Myrtle Grove Lane	$11.6489	$116,489
121.	Landa Series 550 Cowan Road	$10.0313	$100,313
122.	Landa Series 5581 Fox Glen Circle	$17.3886	$173,886
123.	Landa Series 565 Mountainview Drive	$11.3294	$113,294
124.	Landa Series 5737 Strathmoor Manor Circle	$10.1699	$101,699
125.	Landa Series 5801 Strathmoor Manor Circle	$10.5178	$105,178
126.	Landa Series 6104-6106 Oakwood Circle SW	$9.9141	$99,141
127.	Landa Series 6107 Shadow Glen Court	$8.5185	$85,185
128.	Landa Series 6111-6113 Pine Glen Circle SW	$18.2612	$182,612
129.	Landa Series 6119 Pineneedle Drive SW	$6.6462	$66,462
130.	Landa Series 615 Barshay Drive	$11.6786	$116,786
131.	Landa Series 6168 Wheat Street NE	$7.5159	$75,159
132.	Landa Series 6178 Green Acres Drive SW	$8.9374	$89,374
133.	Landa Series 6386 Forester Way	$11.8733	$118,733
134.	Landa Series 6404 Walnut Way	$11.1704	$111,704
135.	Landa Series 643 Sycamore Drive	$10.8074	$108,074
136.	Landa Series 65 Freedom Court	$11.7554	$117,554
137.	Landa Series 653 Georgetown Lane	$11.4348	$114,348
138.	Landa Series 6635 Kimberly Mill Road	$13.1485	$131,485
139.	Landa Series 6653 Bedford Road	$11.1449	$111,449
140.	Landa Series 6710 Sunset Hills Boulevard	$9.4738	$94,738
141.	Landa Series 6762 Bent Creek Drive	$11.1703	$111,703
142.	Landa Series 683 Wood Path Court	$13.1390	$131,390
143.	Landa Series 70 Shenandoah Lane	$13.4300	$134,300
144.	Landa Series 709 Georgetown Court	$11.0423	$110,423
145.	Landa Series 7107 Geiger Street NW	$6.4286	$64,286
146.	Landa Series 7205 Lakeview Drive SW	$11.6924	$116,924

147.	Landa Series 750 Georgetown Court	$9.0822	$90,822
148.	Landa Series 752 Chestnut Drive	$7.9093	$79,093
149.	Landa Series 773 Villa Way	$4.7938	$47,938
150.	Landa Series 7781 Mountain Creek Way	$12.0432	$120,432
151.	Landa Series 7950 Woodlake Drive	$10.0393	$100,393
152.	Landa Series 80 High Ridge Road	$12.0839	$120,839
153.	Landa Series 800 Mills Drive	$13.4735	$134,735
154.	Landa Series 808 Hillandale Lane	$11.4135	$114,135
155.	Landa Series 8110 Devonshire Drive	$8.5185	$85,185
156.	Landa Series 8121 Spillers Drive SW	$9.7978	$97,978
157.	Landa Series 8233 Creekline Court	$11.7461	$117,461
158.	Landa Series 8302 Sterling Lakes Drive	$12.2145	$122,145
159.	Landa Series 843 Tramore Drive	$7.8196	$78,196
160.	Landa Series 85 Kirkland Court	$13.2584	$132,584
161.	Landa Series 85 Thorn Thicket Way	$11.7821	$117,821
162.	Landa Series 8658 Ashley Way	$7.6363	$76,363
163.	Landa Series 8667 Ashley Way	$5.4695	$54,695
164.	Landa Series 8671 Ashley Way	$8.0311	$80,311
165.	Landa Series 8676 Ashley Way	$8.2273	$82,273
166.	Landa Series 8691 Ashley Way	$5.9422	$59,422
167.	Landa Series 8692 Ashley Way	$5.8344	$58,344
168.	Landa Series 8693 Ashley Way	$8.8186	$88,186
169.	Landa Series 8694 Ashley Way	$8.0398	$80,398
170.	Landa Series 8697 Ashley Way	$8.7383	$87,383
171.	Landa Series 8819 Leafwood Court	$11.3043	$113,043
172.	Landa Series 8855 Rugby Court	$8.8666	$88,666
173.	Landa Series 9020 Sterling Ridge Lane	$9.4664	$94,664
174.	Landa Series 9150 Spillers Drive SW	$10.1264	$101,264
175.	Landa Series 925 Mote Road	$12.4732	$124,732
176.	Landa Series 9409 Forest Knoll Drive	$12.3057	$123,057
177.	Landa Series 9434 Cedar Creek Place	$13.2712	$132,712
178.	Landa Series 9597 Pintail Trail	$12.0517	$120,517
179.	Landa Series 974 Laurel Street	$11.1319	$111,319
180.	Landa Series 1701 Summerwoods Lane	$6.8962	$68,962
181.	Landa Series 1741 Park Lane	$7.8034	$78,034
	Total		$19,765,775	(5)

(1)	The prices per Share for each Series listed above were determined by the Manager. See “Determination of Purchase Price” for additional information.

(2)

There are no underwriting discounts or commissions as part of the Offerings. We do not intend to use commissioned sales agents or underwriters as part of the Offerings. We expect that the officers of the Manager will offer and sell the Shares in reliance upon the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not receive any compensation from the offer or sale of the Shares of any Series. Dalmore Group LLC will be acting as the broker dealer of record in connection with each Offering (the “Broker Dealer”) and will be entitled to a brokerage fee (the “Broker Fee”) calculated in the manner set forth under “Plan of Distribution.” The Manager will pay the Broker Fee to the Broker Dealer. See “Plan of Distribution.”

(3)	The Maximum Offering Amounts represent the gross proceeds from a subscription of 10,000 Shares of the respective Series. For additional information, see “Use of Proceeds” in Appendix B for more information.

(4)	There is no minimum offering amount.

(5)	Represents the proposed Maximum Offering Amount (rounded) aggregated across all Series to be qualified pursuant to the offering statement of which this Offering Circular forms a part, as required for purposes of the Form 5110 submitted to FINRA.

All Shares will be offered and sold initially through the Landa mobile application which is available on iOS and Android devices (the “Landa Mobile App”). The Offerings are being conducted on a “best efforts,” no offering minimum basis pursuant to Regulation A (“Regulation A”) of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. The Offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the Offerings. Each Offering will commence within two (2) calendar days after the first qualification date of the offering statement of which this Offering Circular forms a part and, unless earlier terminated by the Manager, each Series will offer Shares until no later than the second anniversary of such qualification date.

We expect that there will be multiple closings for each Offering at which time Shares will be sold and the subscription price will be transferred to the operating account of the Series (each, a “Closing”). We expect that each Closing will occur promptly following the acceptance of a subscription. A subscription will be accepted or rejected in whole or in part in the Manager’s sole discretion within ten (10) business days following receipt of the Subscription Agreement (as defined below). The Manager will accept subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions.

All Shares will be issued in electronic form only and will not be listed or quoted on any securities exchange.

After a Series’ Offering has concluded, we expect that the Public Private Execution Network Alternative Trading System, or PPEX ATS (the “Secondary Trading Platform”) will be the only venue available for the resale of such Series’ Shares. The Secondary Trading Platform will be accessible exclusively though the Landa Mobile App and may not be accessed through any other website, mobile application or platform. The Secondary Trading Platform is registered with the SEC and operated by North Capital Private Securities Corporation (“North Capital”) and resales through the Secondary Trading Platform will be made through the Broker Dealer, as a broker dealer member of the Secondary Trading Platform. Any such resale of a Series’ Shares will be subject to federal and state securities laws and the restrictions in the Master Agreement (as defined below) and the Series Designation (as defined in the Master Agreement), as applicable. There can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. In addition, only prospective investors that have been approved by the Broker Dealer and successfully onboarded onto the Landa Mobile App may engage in secondary transactions on the Landa Mobile App or access any trading information with respect to secondary trading of the Shares. For these reasons, investors must be prepared to hold their Shares indefinitely. See “Plan of Distribution – Transferability of the Shares.”

Each Share will entitle each holder to the opportunity to receive monthly distributions of a portion of the net rental income of a given Series, which we also refer to as “dividends” in this Offering Circular, in the applicable Series Materials, and Property Page (each as defined below). The total distribution amount by a Series will be calculated by the Manager, acting in its sole discretion, and will be based on a number of factors, including, but not limited to, the total number of Shares sold, the Monthly Management Fee, expenses (including any unanticipated capital expenditures), taxes, amounts allocated to Reserves (as defined below), economic conditions, debt service requirements, actual and accrued cash flows of the applicable Series, and other factors that could differ materially from our current expectations. The total distribution amount, if any, will be allocated to each holder of Shares of the applicable Series on a pro-rata basis based on the number of outstanding Shares of that Series held. We cannot assure you that a Series will have enough net rental income in a given month to make any monthly cash distributions per Share. For any holder that acquires Shares on the Secondary Trading Platform, the initial distribution paid to such holder, if any, may be made on a pro-rated basis, based on the number of days that such holder held the Shares. In addition, liquidating distributions may be made upon the sale of a Series’ Property.

Holders of Shares in a Series will have no rights to direct or vote on any matter concerning such Series or direct the Manager on the management of its affairs, including whether or not a Series should liquidate its underlying Property or dissolve. In addition, holders will have no claim or recourse to any of the Properties and will have no rights to share in the success of any other Series or the other Series’ Properties, as fully described in the Amended and Restated Limited Liability Company Operating Agreement of Landa App LLC (the “Master Agreement”). See “Description of Shares” for more information.

Each Series will be treated as a separate entity for U.S. federal income tax purposes. In addition, we intend that each Series will elect to be treated as a corporation for U.S. federal income tax purposes. Since each Series is separately protected under Section 18-215 of the Delaware Limited Liability Company Act (the “LLC Act”), the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under the LLC Act. Each Series will be governed according to the terms of the Master Agreement and the Series Designation for such Series. Each Series’ Offering will be independent of, and not contingent upon, the other Series’ Offerings. You may choose to participate in one or more Series’ Offerings.

Landa Holdings, Inc. will serve as manager for the Company and each Series (along with its affiliates, the “Manager” or “Landa Holdings”). The Manager is not a registered broker-dealer, an investment adviser, crowdfunding platform or other securities intermediary.

Investing in the Shares involves a high degree of risk. See “Risk Factors” beginning on page 6 for a discussion of certain risks that you should consider in connection with an investment in the Shares.

THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Generally, no sale may be made to you in the Offerings if the aggregate purchase price you pay is more than ten percent (10%) of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The date of this Offering Circular is [·]

i

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference into this Offering Circular the following information to the extent not otherwise modified or replaced by a subsequent filing:

●	Offering Statement (File No. 024-11377) of Landa App LLC filed with the Commission dated January 7, 2022 (the “Prior Offering Statement”), with respect to the following:

●	Financial Statements and Accompanying Notes for the Fiscal Year ended December 31, 2020 and the six-month period ended June 30, 2021 (unaudited) pursuant to Rule 8-06 under Regulation S-X, for the thirty-seven (37) series included in the Separate Offering Series (defined below) that were previously qualified under the Prior Offering Statement (the Georgia Single-family Home Portfolio – 1, the Georgia Single-family Home Portfolio – 2, and the Georgia Single-family Home Portfolio – 3).

●	Property Information for the thirty-seven (37) series included in the Separate Offering series under the heading “Description of the Properties”

●	Annual Report on Form 1-K/A of the Company for the twelve-month period ended December 31, 2021, that was filed with the SEC on January 25, 2023, and can be found here.

●	Semi-Annual Report on Form 1-SA of the Company for the six-month period ended June 30, 2022, that was filed with the SEC on September 28, 2022, and can be found here.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance, including the future performance of each of the Series, taking into account all information currently available to us. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider the risks described in the “Risk Factors” section of this Offering Circular before you make an investment decision with respect to the Shares, along with the following factors that could cause actual results to vary from our forward-looking statements:

●	Our business plan is largely untested, and our Manager has limited experience and track record executing our business plan, as well as with real estate financings and acquisitions. If we are unable to execute our business plan, we will not be able to generate any revenues, and our results of operations would be adversely affected.

●	We have recently commenced operations, and the future performance of each Series is difficult to evaluate.

●	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern.”

●	Changes in national, regional or local economic, demographic, or real estate market conditions may adversely affect our results of operations and returns to our investors.

●	The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

●	We expect to acquire Properties from our affiliate and wholly-owned subsidiary of our Manager, Landa Properties LLC (“Landa Properties”), who previously acquired the Properties from third party sellers, which were not leased to tenants prior to the acquisition by Landa Properties. As a result, we only have limited historical financial performance information for the Properties.

●

Each Series will hold a residential rental property, including a single-family home or a duplex as its primary asset. As a result, each Series is subject to risks inherent in investments in such property. Because each Property is in the residential sector, the potential effects on our revenue and profits resulting from a downturn or slowdown in the residential sector could be more pronounced than if a Series held a more diversified investment.

●	An increase in interest rates may result in failure to attract potential investors for a given Series because of the attractiveness of alternative investments, which may result in a Series’ inability to raise the necessary proceeds to fully repay its debt obligations, including the Acquisition Note (as defined below).

●	A Series may hold significantly more debt due to the failure to fully discharge the Acquisition Note in full with the proceeds of the Refinance Note.

●	The illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of the Properties and harm the Series’ financial conditions.

●	The actual rental income a Series receives for its Property may be less than the estimated market rent for such Property, and the Series may experience a decline in realized rental rates from time to time, which could adversely affect the Series’ financial condition, results of operations and cash flow.

●	Vacant Properties could be difficult to rent or sell, which could diminish the return on these Properties.

●	We may enter into long-term lease agreements with tenants in certain Properties, which may not reflect or result in fair market rental rates over time.

●	Each Series will depend on its Property’s tenant or tenants for its revenue; lease defaults, evictions, terminations, or other events preventing collection of rents could reduce its net income and limit its ability to make distributions to investors.

●	Any unforeseen expenses incurred by a Series or a Property may negatively affect the results of operations of that Series beyond the Manager’s control and could materially affect the return on investment for our investors.

●	Costs incurred as a result of governmental laws and regulations may reduce a Series’ net income and the cash available for distributions to investors.

●	Each Series may be liable for any potential violations under the Americans with Disabilities Act (the “ADA”).

●	Uninsured losses relating to a Property or costly premiums for insurance coverage could reduce a Series’ cash flows and the return on the investors’ investment.

●	The return on an investor’s investment in Shares of a Series (including any monthly distributions) depends on the rental income of the applicable Property and the increase, if any, in the Property’s value.

●	No public market for the Shares currently exists and the Shares will not be listed or quoted on any national securities exchange.

●

If we do not successfully implement or maintain the Secondary Trading Platform (or, once implemented, do not continue to have access to it) or cannot successfully liquidate a Series, or if significant liquidity does not develop in connection with the Secondary Trading Platform, a holder of Shares may have to hold their Shares for an indefinite period.

●	There can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their Shares indefinitely.

●	No independent party has made any review of us, the Manager or the Shares offered by any Series on the Landa Mobile App. Therefore, investors do not have the benefit of an independent due diligence review conducted by an unaffiliated party to form a basis for their investment decision.

●	Any investment is an investment in the Shares of a specific Series, which will invest only in a designated Property, and is not a diversified investment in multiple Properties, Series, the Company or the Manager. An investor will not have any interest in, nor will their investment be secured by, any assets owned by another Series, the Company, or the Manager. Any return on investment will depend solely on the revenue of, and ultimately on the return on, the given Series, and the Property held by it.

●	We may require additional capital to operate each Series and may be unable to obtain such capital on favorable terms or at all. Difficulty in obtaining necessary capital could adversely affect results from operations.

●	Adverse results from litigation or governmental investigations and/or actions can impact our business practices and operating results.

●	New and existing regulations, including with regard to Internet commerce, could cause additional costs of compliance and harm our business.

●	The Master Agreement does not require the Manager to seek member approval to liquidate any of the Series’ assets (including the Properties) by a specified date, nor does our Master Agreement require the Manager to list Shares for trading by a specified date or at all. No public market for the Shares currently exists and the Shares will not be listed or quoted on any national securities exchange.

●	Investors will not have voting rights or control over the management of the Series or the Series’ Property.

●	The Manager relies on third parties, such as appraisers and inspectors, in evaluating a Property, and if those third parties perform in an unsatisfactory manner, it may harm the performance of a given Series.

●	The Manager’s assessment and/or management of a Property may not be correct, which may negatively affect the results of operations of that Series.

●	The liquidation value of each Series substantially depends on the value of its underlying Property and the valuation of each Property may change significantly from time to time.

●	Each Series will be subject to certain fees and expenses, including repayment of debt, unforeseen expenses, payment of a Monthly Management Fee (defined below), and, as a result, there may be no available funds to make any distributions on the Shares.

●	Our ability to implement our investment strategy depends, in part, upon our ability to successfully conduct the Offerings through the Landa Mobile App, which makes an investment in a Series more speculative.

●	Investors could be harmed if we are unable to maintain and grow the Landa Mobile App.

●	If the security of our investors’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, investors’ secure information may be stolen.

●	Any significant disruption in service on the Landa Mobile App or in our computer systems and/or networks could reduce the attractiveness of the Landa Mobile App and result in a loss of users or user confidence, which may adversely affect holders of Shares of a given Series.

●	We rely on third-party financial services providers and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the corresponding equity investments may be adversely affected.

●	If we experience design defects, errors, failures, or delays with the Landa Mobile App, each Series could suffer serious harm.

●	The series limited liability company structure is relatively new and state law outside Delaware may not treat series within a series limited liability company as separate entities, including for purposes of treating liabilities of each Series as separate from the liabilities of other Series. In addition, changes to bankruptcy, tax or other laws with respect to series limited liability companies may adversely affect our business.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying offering circular supplements, which we refer to collectively herein as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used in any jurisdictions where it is not unlawful to offer and sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process pursuant to Rule 251(d)(3) of Regulation A. Periodically, as we make material acquisitions or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual and other reports and information statements that we will file periodically with the SEC.

In addition, you should read the Master Agreement and the Series Designation for such Series, the applicable management agreement between any such Series and the Manager (each, a “Management Agreement”), the form of which is an exhibit to the offering statement of which this Offering Circular is a part, the form of subscription agreement to be executed by each investor in connection with each Offering (“Subscription Agreement”), the form of which is an exhibit to the Offering Statement of which this Offering Circular is a part, and the information concerning the particular Property held by any such Series set forth in the sections entitled “Use of Proceeds” and “Description of the Properties and the Series” in Appendix B hereto, including, but not limited to, the Acquisition Fee, the Monthly Management Fee, and, if applicable, the Broker Fee (each as defined below), which information will also be available on the Landa Mobile App (for each Property, information can be found on the Series’ “Property Page” in the Landa Mobile App), and any related offering and/or series materials on the Landa Mobile App and approved by us prior to making an investment decision (collectively, the “Series Materials”).

The offering statement and all supplements and reports that we have filed or will file in the future can be obtained from the SEC’s website, www.sec.gov or at Landa Holding’s website at www.landa.app. The contents of the Landa Mobile App (other than the Series Materials) are not incorporated by reference in or otherwise a part of this Offering Circular.

The Manager will be permitted to make determinations as to whether potential purchasers of Shares in the Offerings are “qualified purchasers” (as defined below) in reliance on the information and representations provided by the potential purchasers regarding the potential purchasers’ financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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IMPORTANT NOTICES TO INVESTORS

INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THESE OFFERINGS UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERINGS, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERS MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THE PURCHASE PRICES OF THE SECURITIES TO WHICH THIS OFFERING CIRCULAR RELATES HAVE BEEN DETERMINED BY THE ISSUER AND DO NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF ANY SERIES OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE SERIES AND THE TERMS OF THE OFFERINGS, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). As Tier 2 offerings pursuant to Regulation A, the Offerings will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the securities offered hereby are offered and sold only to “qualified purchasers” or at a time when the securities are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D of the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in the securities does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of their annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, the Manager reserves the right to reject any investor’s subscription in whole or in part for any reason, including if it determines in its sole and absolute discretion such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person;

2.	has earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and has a reasonable expectation of the same income level in the current year;

3.	has certain professional certifications, designations or credentials or other credentials issued by an accredited educational institution, as designated by the SEC; or

4.	with respect to investments in a private fund, are “knowledgeable employees” of the fund, as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

The list above is non-exhaustive; prospective investors should review Rule 501 of Regulation D for more details on whether they are an “accredited investor.” If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details in this regard.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated, excluding the value of an investor’s primary residence (including furnishings) and automobiles.

MARKET AND OTHER INDUSTRY DATA

This Offering Circular includes market and other industry data and estimates that are based on the Manager’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this Offering Circular, and we believe our estimates to be accurate as of the date of this Offering Circular or such other date stated in this Offering Circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this Offering Circular, and estimates and beliefs based on that data, may not be reliable.

SERIES OFFERINGS

See the Master Series Table in Appendix A for key information related to each Series being offered pursuant to this Offering Circular and its underlying Property. In addition, please see the sections entitled “Description of the Properties and the Series” and “Use of Proceeds” included in Appendix B for more information regarding each of the Series being offered pursuant to this Offering Circular and its underlying Property. The Company is offering a maximum of 10,000 Shares in each of the 181 Series, for an aggregate total of 1,810,000 Shares.

QUESTIONS AND ANSWERS ABOUT THE OFFERINGS

The following questions and answers about the Offerings highlight material information regarding us, the Series and the Offerings that is not otherwise addressed in the “Offering Summary” section of this Offering Circular. You should read this entire Offering Circular, including the section entitled “Risk Factors,” before deciding to purchase any Shares.

Q: What is Landa App LLC?

A: Landa App LLC was organized in 2019 as a Delaware limited liability company to offer a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties, each of which is, and will be, owned by a separate Series of the Company. Landa App LLC was originally organized as Landa Properties A LLC and was subsequently renamed Landa App LLC. Landa App LLC first formed certain of the Series in Delaware in May of 2020 and continues to form separate series from time to time.

The Company is managed by the Manager pursuant to the Master Agreement and the Series Designation for such Series. The Company has no employees and will hold no assets other than through its Series.

Q: What is a Series?

A: Each Series is a separate series of the Company for purposes of accounting for assets and liabilities. Holders of Shares of a Series will only have a right to receive distributions, if any, from that Series alone and not any other Series or the Company as a whole.

We expect that each Series will engage the Manager as its manager pursuant to a Management Agreement and the Master Agreement, and that such Series will hold a single Property as its primary asset.

None of the Series currently has, or expects to have, any employees.

The holders of the Shares will have the rights and be subject to the obligations described in the Master Agreement and the Series Designation for such Series. See the section titled “Description of Shares—Master Agreement; Series Designation” below. Holders of Shares of a Series will have no rights to direct or vote on any matter concerning such Series or direct the Manager on the management of its affairs, including whether or not a Series should sell its Property or dissolve.

Q: What types of Properties will each Series hold?

Each Series intends to acquire and hold one (1) Property as its primary asset.

Q: What securities are being offered?

A: We are offering and selling a maximum of 10,000 Shares of each of the Series of the Company, at the respective purchase prices set forth in the table on the cover page of this Offering Circular.

Each Series will use substantially all of the net proceeds from its Offering to pay down any affiliate indebtedness, including the Acquisition Notes (as defined below).

Each Series’ Offering will be independent of, and not contingent upon, the other Series’ Offerings. An investor will have no claim or recourse to the underlying Property of any Series, including the Series for which it holds Shares, and will have no rights to share in the success of any other Series. You may choose to participate in the Offerings of one or more Series.

Q: What is the purchase price for the Shares?

A: The Manager has set the prices per Share, specific to each Series, which are as disclosed in the table on the cover page of this Offering Circular. See “Determination of Purchase Price” for additional information.

Q: What type of offering is this?

A: We are offering the Shares of each Series through the Landa Mobile App on a “best efforts,” no offering-minimum basis to the public at the purchase prices listed on the cover page of this Offering Circular. Since Shares are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell the Shares of each Series. Neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Shares. There is no minimum number of Shares that need to be sold in each Offering before a Closing may occur.

The Offerings will be conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the Offerings.

The Offering for each Series will be independent of, and not contingent upon, the other Series’ Offerings. By purchasing the Shares of a Series, investors will be acquiring equity interests in the Series only and not the underlying Property, and, accordingly, investors will have no recourse to the underlying Property of the Series or any other Series. In addition, investors will have no rights to share in the success of any other Series or other Series’ Properties. An investor may choose to participate in the Offerings for one or more of the Series.

Further, the acceptance of subscriptions, whether via the Landa Mobile App or otherwise, may be briefly paused at times to allow us to effectively and accurately process and settle subscriptions that have been received.

The Company is not offering and does not anticipate selling Shares in any state where the Broker Dealer is not registered as a broker-dealer.

Q: What happens to my money after I add it to my Landa Mobile App Account (“Landa Account”)?

A: All funds deposited into your Landa Account will be placed into a non-interest-bearing custody account maintained by Synapse Financial Technologies, Inc. (the “Custodian”). All bank services provided by the Custodian will be provided directly by Evolve Bank & Trust, Member FDIC. Your Landa Account can be accessed through the Landa Mobile App. The funds in your Landa Account will not be commingled with the operating account of the applicable Series, until, if and when there is a Closing for the Offering of that specific Series with respect to the Shares that you have subscribed to, which will occur promptly following acceptance of any subscription. A subscription will be accepted or rejected in whole or in part in the Manager’s sole discretion within 10 business days following receipt of the subscription agreement. The Manager will accept subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions. In addition, the Manager may limit the amount of Series’ Shares that an individual investor may subscribe for.

If your subscription is rejected in whole or in part, you may withdraw the subscription funds related to the rejected portion of your subscription from your Landa Account promptly after notification of such rejection.

The Manager will be responsible for paying any fees paid to the Custodian. See “Plan of Distribution” for additional information.

Q: Who can buy Shares?

A: You may purchase Shares if you are a “qualified purchaser,” as defined in Regulation A. “Qualified purchasers” include:

●	“accredited investors” under Rule 501(a) of Regulation D; or

●	all other investors so long as their investment in the Shares does not represent more than ten percent (10%) of the greater of their annual income or net worth (for natural persons), or ten percent (10%) of the greater of their annual revenue or net assets at fiscal year-end (for non-natural persons).

Q: How does the subscription process work?

A: You may subscribe to purchase the Shares of one or more Series in the Offerings by creating a new account, or logging into your existing account, on the Landa Mobile App. You will need to review the Series Materials, execute a Subscription Agreement, and pay for the Shares that you intend to purchase at the time you subscribe via the Landa Mobile App. Although not currently available, in the future you may also be able to subscribe for Shares on our website.

Once you subscribe to Shares of a given Series in the Landa Mobile App, the Broker Dealer will promptly review your information and subscription materials to confirm if you are eligible to invest in the applicable Offering. Once confirmed and within ten (10) business days of receipt of your subscription, the Manager, acting in its sole discretion, will either accept or reject your subscription (in whole or in part) and a Closing will occur with respect to those Shares accepted, if any.

When a Closing occurs, funds will be transferred by the Custodian from your Landa Account to the Series’ operating account and you will receive your Shares purchased. For more information, see “Plan of Distribution — How to Subscribe for Shares.”

The Manager reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Manager determines in its sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. Please refer to the section above entitled “State Law Exemption and Purchase Restrictions” for more information.

Please see “Plan of Distribution— How to Subscribe for Shares” for additional information.

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Q: What is the Landa Mobile App?

A: The Landa Mobile App is a mobile application for acquiring Shares in one or more Series. The Landa Mobile App gives investors the ability to:

●	Browse and evaluate each Series’ Offering and obtain information about a Series and Property, including location, property type, and projected rental income;

●	Connect a bank account to the Landa Mobile App, transfer funds to their Landa Account and monitor their Landa Account balance;

●	Review the Series Materials for the applicable Series;

●	Transact entirely online, by executing legal documentation, transferring funds and recording ownership;

●	Manage and track investments through an online portfolio; and

●	Receive distributions and regular financial and tax documentation.

The Landa Mobile App is the intellectual property of Landa Holdings and neither the Company nor any Series has any ownership rights in the Landa Mobile App. Landa Holdings has granted a license to each Series in order to, among other things, use the Landa Mobile App for the Offerings, pursuant to a license agreement (the “Landa App License Agreement”). Any fees associated with the Series’ use of the Landa Mobile App will be included as part of the Monthly Management Fee.

Q: Is there any minimum investment required?

A: Yes. You must initially purchase at least one (1) Share in a Series in order to participate in its Offering. There is no minimum investment requirement on additional purchases after you have purchased the minimum amount, however, the Manager may revise the minimum purchase requirements in the future or, in certain instances, elect to waive any minimum purchase requirement.

Q: What will you do with the proceeds from the Offerings?

A: Each Series will use substantially all of the net proceeds from its Offering to pay down all or a portion of the affiliate indebtedness used to purchase the Property for such Series, including affiliate indebtedness with respect to Acquisition Fees, Property Diligence Expenses, Reserves and any applicable costs and fees to repair, improve and/or renovate a Property (“Improvement Costs”). Any repairs, improvements and/or renovations to a Property are referred to herein as “Improvements”. In connection with the acquisition of its Property, each Series issued an Acquisition Note. See “—Will the Company use financing?” and the sections entitled “Use of Proceeds” and “Description of the Properties and the Series” in Appendix B hereto.

Q: How long will each Offering last?

A: We expect that each Series Offering will remain open for investors until the earliest of (i) the date we raise the Maximum Offering Amount, (ii) the second anniversary of the first qualification date of the offering statement of which this Offering Circular forms a part pursuant to which Shares of such Series were able to be offered, and (iii) a date determined by the Manager, in its sole discretion, based on a number of factors, including the level of current or anticipated interest in a Series.

Q: Who will allocate the Properties among the Series?

A: The Manager will allocate the Properties among the Series as specified in the table on the cover page of this Offering Circular.

Q: Where will the title for each Property be held?

A: We intend for title to each Property to be held by its respective Series; provided, however, that the Company may hold title to a Property for the benefit of the applicable Series pursuant to the terms of the Master Agreement. The Master Series Table in Appendix A will indicate, for each Property, whether title is currently held by the applicable Series or the Company, or any of its subsidiaries or affiliates.

Q: How long will each Series hold its Property?

A: We expect each Series to hold its Property indefinitely, provided, however, the Manager may, acting in its sole discretion, sell or otherwise dispose of a Property pursuant to the terms of the Master Agreement. If a Property is sold or otherwise disposed of, a Series will liquidate in accordance with the terms of the Master Agreement.

Q: Where can I find general information and any updates about a Series or a Series’ Property?

A: This Offering Circular will contain information with respect to each Series, including the Acquisition Fee, Monthly Management Fee and information about the underlying Property, including, but not limited to, lease terms, rental information, information about the city in which the Property is located and general information about the Property. Such information is available in the section entitled “Description of the Properties and the Series” in Appendix B hereto. This information may also be accessed on the applicable Property Page in the Landa Mobile App. In addition, on the Series’ Property Page in the Landa Mobile App, investors will be able to access executed copies of the Series Materials for the applicable Series and view the amount of funds currently held in the dedicated custody account of a Series.

All material information that investors would need to make an investment decision with respect to the Shares will be provided in this Offering Circular or attached as an exhibit to the offering statement of which this Offering Circular forms a part.

We will also supplement this Offering Circular to reflect any material updates that may occur with respect to the Series for which we are offering Shares and their Properties. Investors may also refer to our current, semi-annual, and annual reports on Forms 1-U, 1-SA and 1-K, respectively, as well as the applicable Property Page in the Landa Mobile App, for updates regarding the Series and their Properties.

Q: How will I know whether there is an unexpected material event with a Property and/or a Series prior to my investing in a Series?

A: Investors should be aware that unexpected material events, such as a vacancy, eviction, significant repair, destruction, or other significant event may occur at any time involving a Property and/or a Series. In the event that an unexpected material event occurs at a Property, we will disclose such event in a supplement to this Offering Circular, in an Offering Circular supplement filed post-qualification under Rule 253(g)(2) of Regulation A, or in a current report on Form 1-U, as applicable, to inform investors of such event and any other material information. This information will also be available on the Landa Mobile App.

See “Risk Factors — Each Series will depend on its Property’s tenant or tenants for its revenue, and lease defaults, terminations, or other events preventing collection of rents could reduce its net income and limit its ability to make distributions to investors.”

Q: What competitive advantages do you achieve through your relationship with the Manager?

A: The Manager will make use of its personnel and resources, including its proprietary technology, and select Properties to be acquired, evaluate returns, analyze property prices and manage each Series’ day-to-day operations. We will also use the Manager’s personnel and resources to identify and acquire new Properties for future Offerings by newly formed Series. We will use the Manager’s corporate and operating platforms, as well as cash reserves, to realize economies of scale and other benefits.

In addition, the Manager has provided financing to each of the Series through the Acquisition Note and may provide additional financing in the future. For more information, please see “Description of the Properties and the Series — Loans” in Appendix B.

Q: How is the liquidity of an investment in the Shares different from investing in shares of a listed or quoted company?

A: A fundamental difference between the Shares and shares in a company listed or quoted on a national securities exchange, such as Nasdaq, the New York Stock Exchange, or the Pink Sheets, is the daily liquidity of the shares of a listed or quoted company. While there is an established marketplace for the trading of shares of a company that is listed or quoted on a national securities exchange, you will not be able to resell your Shares except through the Secondary Trading Platform, to the extent an active market on the Secondary Trading Platform is established and maintained.

See “—Will I be able to resell my Shares after I acquire them?” below for additional information.

For investors with a short-term investment horizon, a company that is listed or quoted on a national securities exchange may provide a more suitable alternative to investing in the Shares.

Additionally, companies that are listed or quoted on a national securities exchange are subject to more demanding public disclosure and corporate governance requirements than we will be subject to.

Q: Will I be able to resell my Shares after I acquire them?

A: The Shares will be issued in electronic form only and will not be listed or quoted on any securities exchange. You will not be able to resell your Shares except through the Secondary Trading Platform.

After a Series’ Offering has concluded, we expect that the Secondary Trading Platform will be the only venue available for the resale of such Series’ Shares. The Secondary Trading Platform will be accessible exclusively though the Landa Mobile App and may not be accessed through any other website, mobile application or platform. The Secondary Trading Platform is registered with the SEC and operated by North Capital and resales through the Secondary Trading Platform will be made through the Broker Dealer, as a broker dealer member of the Secondary Trading Platform. Any such resale of a Series’ Shares will be subject to federal and state securities laws and the restrictions in the Master Agreement (as defined below) and the Series Designation (as defined in the Master Agreement), as applicable. There can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. In addition, only prospective investors that have been approved by the Broker Dealer and successfully onboarded onto the Landa Mobile App may engage in secondary transactions on the Landa Mobile App or access any trading information with respect to secondary trading of the Shares. For these reasons, investors must be prepared to hold their Shares indefinitely.

See “Plan of Distribution - Transferability of the Shares.”

Q: Will I be charged any fees in connection with any trades on the Secondary Trading Platform?

A: Both the buyer and the seller of Shares over the Secondary Trading Platform will each pay trading fees to the Broker Dealer, currently equal to 2% of the transfer price of the Shares and paid by each of the buyer and seller for each trade (the “Trading Fees”).

Q: Will I have the opportunity to redeem my Shares?

A: No. The Shares are not redeemable at your option.

Q: Who will pay the Series’ organization and offering costs?

A: The Manager will pay all costs incurred in connection with each Series’ organization, including, the Series’ registration fee in the states where our Properties are located. In addition, the Manager will pay all costs incurred in connection with each Offering.

Q: What fees and expenses will each Series pay to the Manager or any of its affiliates?

A: In connection with the expected acquisition of its Property from Landa Properties, each Series issued an Acquisition Note to the Manager, which included payment to the Manager of an acquisition fee ranging from five percent (5%) to ten percent (10%) of the purchase cost of the Property (“Acquisition Fee”). For more information, please see “— Will the Company use financing?”

The Acquisition Fee for each Series was calculated by the Manager, acting in its sole discretion, based on several factors, including the purchase cost of the Property, as well as sourcing and due diligence costs incurred in connection with the acquisition of the Property. The Manager will pay the Broker Fee to the Broker Dealer, and no Series will be responsible for the Broker Fee. Information about the Acquisition Fee for each Series can be found in the sections of this Offering Circular entitled “Use of Proceeds” and “Description of the Properties and the Series” in Appendix B hereto and on the Property Page for the applicable Series on the Landa Mobile App.

Each Series also expects to pay the Manager a monthly management fee pursuant to the Management Agreement (the “Monthly Management Fee”). We expect that the Monthly Management Fee will range from five percent (5%) to ten percent (10%) of the gross monthly rent amount collected by a Series (the “Gross Monthly Rent”), as set forth in the applicable Series Materials. The Monthly Management Fee will be calculated by the Manager acting in its sole discretion, based on factors such as the cost of a Property, the amount of rental income generated by a Property, the general condition and size of a Property, and rental market in the area in which a Property is located. The Manager may adjust the Monthly Management Fee at its sole discretion, but at no time will the Monthly Management Fee exceed ten percent (10%) of Gross Monthly Rent. Information about the expected Monthly Management Fee for each Series can be found in the sections of this Offering Circular entitled “Use of Proceeds” and “Description of the Properties and the Series” in Appendix B hereto and on the Property Page for the applicable Series on the Landa Mobile App once it commences its Offering.

Further, each Series will also reimburse the Manager for any out-of-pocket expenses to be applied for, among other things, special servicing of non-performing Properties, liquidation of Properties, and any other fees or expenses associated with the Series or the Property. Finally, each Series will reimburse the Manager for any out-of-pocket expenses paid to third parties in connection with providing fixture and capital repair services for its underlying Property. This does not include the Manager’s overhead and administrative costs, employee costs borne by the Manager, or utilities or technology costs. In the case that the Manager provides a loan to a Series (other than the Acquisition Note), the Series will be obligated to pay interest no greater than seven percent (7%) on that loan at a rate to be determined solely by the Manager. See section entitled “Description of Our Business – Our Manager – Manager Compensation” for a more detailed explanation of the fees and expenses payable to the Manager.

Q: Will there be a lien or any other encumbrance on a Property?

A: Any third-party mortgage and/or other debt instruments that a Series enters into may be secured by a security interest in the title of such Property and/or any other assets of the applicable Series. See “— Will the Company use financing?”

Q: Will the Company use financing?

A: Yes. Initially, each Series issues a promissory note to the Manager to finance one hundred percent (100%) of the costs associated with the expected acquisition of its Property, including Acquisition Fees, Property Diligence Expenses, Reserves and any applicable Improvement Costs (each an “Acquisition Note” and collectively the “Acquisition Notes”).

Acquisition Note

Each Acquisition Note represents a related-party loan between each respective Series and the Manager. The Acquisition Notes bear an interest rate of four and half percent (4.5%) per annum; provided, however, that interest will not accrue on the Acquisition Notes issued by the Series, and no payment of amounts outstanding under such Acquisition Notes will be due, prior to the transfer to the applicable Series of title to its Property, and if such title transfer does not occur prior to the maturity of such Acquisition Note, such Acquisition Note will terminate with no obligation for the Series to make any payment thereunder.

Refinance Note

We expect each Series will pay down, or otherwise discharge, the outstanding balance of its Acquisition Note with (i) the proceeds received in exchange for a commercial promissory note bearing interest at current market rates to be issued to a third party lender (the “Refinance Lender”) after the qualification date of the offering statement of which this Offering Circular forms a part (each a “Refinance Note” and collectively the “Refinance Notes”), and (ii) substantially all of the net proceeds from the Series Offering. We expect that each Refinance Note will be secured by the Property underlying the respective Series.

While we expect each Refinance Note issued by a Series to be issued for the principal amount and on the terms disclosed in this Offering Circular, the Refinance Notes are subject to further negotiation with the Refinance Lender. For example, we expect to receive a new appraisal for each Property prior to the commencement of each Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that the Refinance Lender is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering.

We expect that each Refinance Note will require payments of interest only for the term of such note, with the principal balance due upon maturity. For more information on the principal amounts and terms of each Acquisition Note and the expected principal amounts and terms of each Refinance Note see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Loans”.

Additional Borrowings

If a Series does not initially enter into a Refinance Note or other indebtedness, it may seek to finance or further refinance any outstanding indebtedness, including the Acquisition Note and if applicable, the Refinance Note with an additional mortgage or other debt financing, including with either an affiliate or a third party. We expect that any mortgage and/or other debt instruments that a Series, or the Company on behalf of a Series, enters into in connection with a refinancing of a Property will be secured by a security interest in the title of such Property and any other assets of the Series. In addition, we expect that any third-party lender may require the Company to hold title to a Property being secured by such mortgage and/or other debt instruments. Please see “We may incur mortgage indebtedness and other borrowings, including in states and with lenders that do not recognize the series limited liability company structure, which may increase risks to the Properties.” in our Risk Factors.

See the sections of this Offering Circular entitled “Use of Proceeds” and “Description of the Properties and the Series” in Appendix B hereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information.

Q: How often will I receive distributions?

A: We intend for each Series to make distributions to the holders of Shares monthly. If any Shares are held by a holder for only a portion of the applicable month, the holder may be entitled to a pro-rata portion of the monthly distribution, if any, based on the number of days during the month that the holder held the Shares.

Any distributions that a Series makes will be at the complete and absolute discretion of the Manager and will be based on a number of factors, including, but not limited to, the total number of Shares sold, the Monthly Management Fee, expenses (including any unanticipated capital expenditures), taxes, amounts allocated to Reserves, and actual and accrued cash flows of the applicable Series. For Properties that are vacant, a Series may not be able to make distributions or may have to reduce the amount available for distributions, until such Property is leased. Please see “Description of the Properties” section in this Offering Circular for more information.

We expect that distributions for each Series will be calculated on a pro-rata basis based on the number of outstanding Shares of the Series on the day prior to the date that the distribution is declared. Accordingly, the number of Shares that have been sold in the applicable Offering at the time of any distribution may affect the per Share amount that will be paid in such distribution. For example, if there is $1,000 to distribute but only 50% of the Series Shares (i.e. 5,000 Shares) have been issued, each Share will be allocated $0.20 in distributions. However, if all the Shares have been issued (i.e. 10,000 Shares), each Share will be allocated $0.10 in distributions. The Manager has the right to amend each Series distribution policy at its sole discretion.

Since the Offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, any Closing for Shares you purchase may occur in the middle of a month, in which case you will be eligible to receive distributions, if any, beginning with the month in which you purchase your Shares calculated on a pro-rata basis, based on the number of days in the applicable month that you owned such Shares. For example, if you purchase the Shares in an Offering on the 15th day of a month, and assuming such month has 30 days and that the distributions to be paid per Share for that month equal $0.50, you will receive an initial distribution of $0.25 per Share for that month (calculated based on the 15 days you held the Shares, or 50% of the total distribution on those Shares).

For any holder that acquires Shares on the Secondary Trading Platform, the initial distribution paid to such holder, if any, will be made on a pro-rata basis, based on the number of days in the applicable month that such Shares were held by such holder. For example, if a buyer and a seller transact in Shares on the Secondary Trading Platform on the 15th day of a month, and assuming such month has 30 days and that the distributions to be paid per Share equal $0.50, the Series will pay to the seller a final distribution of $0.25 (calculated based on the 15 days the seller held the Shares, or 50% of the total distribution on those Shares), and will pay to the buyer the remaining $0.25 (calculated based on the remaining 15 days the buyer held the Shares, or 50% of the total distribution on those Shares).

We can provide no assurances that future cash flow will support payment of distributions or that we can maintain distributions at any particular level or at all.

Q: What will be the source of distributions on the Shares?

A: Distributions will be paid from the excess net operating income of a given Series, after necessary fees, debt service obligations, expenses and taxes are paid, and an allocation to Reserves is completed. We can provide no assurances that future cash flows will support payment of distributions or that we can maintain distributions at any particular level or at all. For Properties that are not leased, a Series may not be able to make distributions or may have to reduce the amount of distributions it can make, until such Series enters into a lease agreement. In addition, liquidating distributions may be made upon the sale of a Series’ Property in accordance with the terms of the Master Agreement. See “Description of Shares – Distributions” for a more detailed explanation of the flow of funds.

Q: Will the distributions I receive be taxable as ordinary income?

A: For U.S. federal income tax purposes, distributions made with respect to Shares of a Series will be treated as “dividends” to the extent of the current and accumulated earnings and profits of the Series. Any distributions in excess of earnings and profits will be treated first as a return of the holder’s adjusted tax basis in the Shares and thereafter as gain on a sale of the Shares. Dividends are ordinary income, but dividends received by non-corporate holders may qualify for a reduced rate of federal income tax as “qualified dividend income” if certain holding period requirements are satisfied. Distributions treated as gain will be capital gains if the Shares are held as a capital asset. For more information, please review the section of this Offering Circular entitled “U.S. Federal Income Tax Considerations.”

Q: May I reinvest my cash distributions in additional Shares?

A: Yes. You may reinvest distributions you receive into Offerings of Shares by other Series or any Series in which you previously invested, provided that such Offerings remain open and you continue to be a “qualified purchaser,” as defined by Regulation A at the time of such purchase.

Q: Are there any risks involved in buying the Shares?

A: Yes, investing in the Shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase Shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 6 for a discussion of certain risks that you should consider in connection with an investment in the Shares.

Q: May I make an investment through my IRA or other tax-deferred retirement account?

A: No.

Q: How will I be notified of how my investment is doing?

A: We will provide you with periodic updates on the performance of your investment in a Series and its related Property, including:

●	An annual report on Form 1-K;

●	A semi-annual report on Form 1-SA;

●	Current event reports for specified material events within four business days of their occurrence on Form 1-U;

●	Supplements to this Offering Circular, if we have material information to disclose to you; and

●	Other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by filing such information on the SEC’s website at www.sec.gov.

Q: When will I get my detailed tax information?

A: Your IRS Form, including Forms 1099-DIV and 1099-B tax information, if required, will be provided by January 31 of the year following each taxable year.

Q: Who can help answer my questions about the Offerings?

A: If you have more questions about any Series or any Offering, or if you would like additional copies of the applicable Series Materials, you should contact us via email at hi@landa.app or by mail at:

Landa App LLC

Attn: Landa Holdings, Inc.

6 W. 18th Street, 12th Floor

New York, NY 10011

OFFERING SUMMARY

This Offering Summary highlights material information regarding our business and the Offerings that is not otherwise addressed in the sections entitled “Questions and Answers About the Offerings” in this Offering Circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire Offering Circular carefully, including the “Risk Factors” section prior to making a decision to invest in the Shares.

Overview

Landa App LLC

Landa App LLC was organized in 2019 as a Delaware limited liability company. Landa App LLC was originally organized as Landa Properties A LLC and was subsequently renamed Landa App LLC. The Company has formed each of the Series in Delaware and will continue to form separate series from time to time. Each series will be treated as a corporation for U.S. federal income tax purposes.

We are offering and selling a maximum of 10,000 Shares of each of the Series of the Company, at the respective purchase prices set forth in the table on the cover page of this Offering Circular.

The Company previously filed a separate offering statement for the offer and sale of shares of forty-five (45) separate series of the Company (the “Separate Offering Series”). Of these 45 offerings of Separate Offering Series, five (5) were withdrawn before any shares of such Separate Offering Series were issued, and two were previously liquidated when their underlying property was sold to Landa Properties: Landa Series 1701 Summerwoods Lane and Landa Series 1741 Park Lane (the “Previously Liquidated Series”). Proceeds from the sale of such underlying property of the Previously Liquidated Series were distributed among such series’ shareholders and such shareholders’ shares were cancelled. The Company is now offering new Shares of the Previously Liquidated Series as part of the offering pursuant to this Offering Circular.

Each Series will use substantially all of the net proceeds from its Offering to pay down any affiliate indebtedness, including the Acquisition Notes (as defined below).

Each Series’ Offering will be independent of, and not contingent upon, the other Series’ Offerings. An investor will have no claim or recourse to the underlying Property of any Series, including the Series for which it holds Shares, and will have no rights to share in the success of any other Series. You may choose to participate in the Offerings of one or more Series.

The Landa Mobile App maintains an investment minimum of at least one (1) Share in a Series in order to participate in an Offering, however, the Manager may revise the minimum purchase requirements in the future or, in certain instances, elect to waive any minimum purchase requirement. Each Series will use substantially all of the net proceeds from its Offering to pay down affiliate indebtedness (primarily in the form of its Acquisition Note) used to purchase the Property for such Series, including to pay down Acquisition Fees, Property Diligence Expenses, Reserves and any applicable Improvement Costs.

See the Master Series Table in Appendix A and the section of this Offering Circular entitled “Description of the Properties and the Series” in Appendix B for a description of each Series that is being offered pursuant to this Offering Circular and its underlying Property.

Landa Holdings, Inc. (the “Manager”)

Landa Holdings was formed as a Delaware limited liability company on February 7, 2019 and was subsequently converted to a Delaware corporation under the name Landa Holdings, Inc. on September 12, 2019. Landa Holdings will serve as the Manager to the Company and each Series and will identify a residential rental property for each Series to acquire. Landa Holdings will also manage these Properties on behalf of the Series and will earn compensation for these services.

From time to time, Landa Holdings may organize limited liability companies or series limited liability companies, such as the Company, and will raise funds for these entities through the Landa Mobile App by relying on offerings exempt from registration requirements pursuant to Regulation A. Landa Holdings’ aim is to grow the number of users on the Landa Mobile App, and provide investors with steady, monthly cash flows generated by the rental of the underlying Properties.

Landa Holdings, in its capacity as the Manager, will manage day-to-day operations of the Company and each Series. The Manager is not a registered broker-dealer, an investment adviser, crowdfunding platform or other securities intermediary. A team of real estate professionals, acting through the Manager, will leverage their expertise and utilize the Manager’s proprietary technology to make all the decisions regarding the selection, negotiation, financing, management, and disposition of the Properties owned by each Series, subject to the limitations in the Master Agreement and the Series Designation for such Series. The Manager will also provide property management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing the operating cash flow of each Series and the value of each Property. The Manager will be able to exercise significant control over our business, as well as the business of each Series. See “Description of Our Business – Our Manager” for additional information.

The Manager serves as manager to our affiliate, Landa Properties and as manager to Landa App 2 LLC and Landa App 3 LLC, each a Delaware series limited liability company formed for the purpose of offering an investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties. Each series of Landa App 2 LLC and Landa App 3 LLC is similarly managed by the Manager. The Manager may also manage other affiliate companies in the future. For more information related to the risks associated with the Manager’s management of our affiliates who operate competing businesses, see “Risk Factors—Risk Related to the Company and the Manager–The Manager may have a conflict of interest as it manages multiple Series, the Company, and affiliate companies of ours that leases residential properties and has a financial interest in certain agreements of the Series, any of which could result in the Manager not acting in the best interest of a particular Series.”

Property Acquisition Strategy

We intend to acquire residential properties on an opportunistic basis. We will focus on acquiring market ready properties or properties requiring renovation, which may include existing income-producing properties, in neighborhoods exhibiting growing rental demand, strong rental growth rates, and in geographic regions which exhibit steady real estate asset appreciation. Our expected target markets are neighborhoods surrounding metropolitan statistical areas of at least one million (1,000,000) residents, which we estimate having historical capitalization rates ranging from approximately four percent (4%) to seven percent (7%) for residential properties. In addition, we expect to target cities with growing populations, or cities that show strong rental demand.

Property Acquisition Objectives

Our primary investment objective is to maximize net operating income so that stable cash flow is available to distribute to holders on a monthly basis. We expect each Series will hold its Property indefinitely, however, as each Property reaches what the Manager believes to be its optimum value, the Manager will consider disposing of such Property. In addition, there is no assurance that our acquisition objectives will be realized with respect to any given Series.

Market Opportunities

We believe that the near and intermediate-term market for acquisitions of cash flow generating residential rental properties, including a single-family homes and duplexes, is strong from a risk-return perspective. We favor a strategy weighted toward maximizing monthly investor distributions, targeting acquisitions with strong monthly cash flows and above average capitalization rates.

The Landa Mobile App

The Manager owns and operates the Landa Mobile App, a mobile app-based investment platform. We intend to distribute the Shares in the Offerings and in our other future Series’ Offerings exclusively through the Landa Mobile App.

The Landa Mobile App is the intellectual property of Landa Holdings and neither the Company, nor any Series, have any ownership rights in the Landa Mobile App. Landa Holdings has granted a license to each Series in order to, among other things, use the Landa Mobile App for the Offerings, pursuant to the Landa Mobile App License Agreement, which is attached as an exhibit to the offering statement of which this Offering Circular forms a part. Any fees associated with the Series’ use of the Landa Mobile App will be included as part of the Monthly Management Fee.

The Landa Mobile App is available for download in application stores on iOS and Android devices and at www.landa.app.

Manager Compensation

The Manager will receive fees and expense reimbursements for services relating to the selection, acquisition, and management of the Properties. See “Description of Our Business – Our Manager - Manager Compensation” for a more detailed explanation of the fees and expenses payable to the Manager. The Manager will not receive any selling commissions or dealer manager fees in connection with the offer and sale of the Shares.

Corporate Information

Our office is located at 6 W. 18th Street, 12th Floor, New York, NY 10011, Attn: Landa Holdings, Inc. Our telephone number is (646) 905-0931. Information regarding our Company is also available on the Landa Mobile App, which is available for download in application stores on iOS and Android devices, and on Landa Holding’s website at www.landa.app.

THE OFFERING

Issuer	A limited purpose Delaware limited liability company that will form separate Series. Each Series will hold a residential rental property as its primary asset.

Securities Offered	We are offering up to a maximum of 10,000 Shares of each of the Series of the Company. By purchasing Shares of a Series, investors will be purchasing a membership interest in that specific Series. Each Series’ Offering will be independent of, and not contingent upon, the other Series’ Offerings. You may choose to participate in the Offerings of one or more Series.

Prices per Share	The respective purchase prices per Share of each Series of the Company are set forth in the table on the cover page of this Offering Circular and in the applicable Series Materials.

Minimum and Maximum Offering Amounts	The Offerings are being conducted on a “best efforts” basis and there is no minimum offering amount. The Maximum Offering Amounts are set forth in the table on the cover page of this Offering Circular. The Manager, acting in its sole discretion, may close a Series’ Offering prior to selling the Maximum Offering Amount.

Offering Periods; Closings

No Series will offer or sell Shares until the offering statement of which this Offering Circular forms a part has been qualified by the SEC.

The Offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of Shares of a Series is continuous, active sales of Shares may happen sporadically over the term of the Offerings. Each Offering will commence within two (2) calendar days after the first qualification date of the offering statement of which this Offering Circular forms a part and, unless earlier terminated by the Manager, each Series will offer Shares until no later than the second anniversary of such qualification date.

We expect that there will be multiple Closings for each Offering at which time Shares will be sold and the subscription price will be transferred to the operating account of the Series. Each Closing will occur promptly following the acceptance of a subscription.

An Offering will remain open until the earliest to occur of (i) the date we raise the Maximum Offering Amount, (ii) the second anniversary of the first qualification date of the offering statement of which this Offering Circular forms a part pursuant to which Shares of such Series were able to be offered, and (iii) a date determined by the Manager, in its sole discretion, based on a number of factors, including the level of current or anticipated interest in a Series.

Since the Offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, any Closing for Shares you purchase may occur in the middle of a month, in which case you will be eligible to receive distributions beginning with the month in which you purchase your Shares calculated on a pro-rata basis, based on the number of days in the applicable month that you owned such Shares. For example, if you purchase the Shares in an Offering on the 15th day of a month, and assuming such month has 30 days and that the distributions to be paid per Share for that month equal $0.50, you will receive an initial distribution of $0.25 per Share for that month (calculated based on the 15 days you held the Shares, or 50% of the total distribution on those Shares).

Broker Dealer

We entered into a broker dealer agreement with Dalmore Group, LLC, as our broker dealer in connection with the Offerings (the “Broker Dealer”). The Broker Dealer is registered with the SEC and is registered in each state where the Offerings will be made and with such other regulators as may be required to execute the sale transactions and provide related services in connection with the Offerings. The Broker Dealer is a member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation.

The Manager will be responsible for paying the Broker Fee to the Broker Dealer.

Restrictions on Investment	Each investor must be a “qualified purchaser” as defined by Regulation A. See “Plan of Distribution” for additional information. The Manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, the Manager anticipates only accepting subscriptions from prospective investors located in states where the Broker Dealer is registered.

Custody Accounts

All funds deposited into your Landa Account will be placed into a non-interest-bearing custody account maintained by Synapse Financial Technologies, Inc. (the “Custodian”). See “Plan of Distribution – Landa Account” for additional information. All bank services provided by the Custodian will be provided directly by Evolve Bank & Trust, Member FDIC. Your Landa Account can be accessed through the Landa Mobile App. The funds in your Landa Account will not be commingled with the operating account of the applicable Series, until, if and when there is a Closing for the Offering of that specific Series with respect to the Shares that you have subscribed to, which will occur promptly following acceptance of any subscription.

The Manager will be responsible for paying any fees paid to the Custodian. See “Plan of Distribution” for additional information.

Voting Rights	None. You will have no rights to vote on any matter concerning the Series or direct the Manager on the management of its affairs, including whether or not a Series should liquidate its Property or dissolve. The Manager will exercise all voting and management control over each Series.

Use of Proceeds	See the section of this Offering Circular entitled “Use of Proceeds” in Appendix B for a discussion of the use of proceeds from the Offerings.

Fees; Expenses

In connection with the expected acquisition of its Property from Landa Properties, each Series issued an Acquisition Note to the Manager, which included payment to the Manager of an Acquisition Fee ranging from five percent (5%) to ten percent (10%) of the purchase cost of the Property. The Acquisition Fee for each Series was calculated by the Manager acting in its sole discretion, based on several factors including the purchase price of the Property, as well as sourcing and due diligence costs incurred in connection with the expected acquisition, of the Property by such Series. Information about the Acquisition Fee for each Series can be found in the section of this Offering Circular entitled “Use of Proceeds” in Appendix B and on the Property Page for the applicable Series on the Landa Mobile App.

Each Series will also pay the Manager a Monthly Management Fee ranging from five percent (5%) to ten percent (10%) and currently expected to be eight percent (8%) of the Gross Monthly Rent for each Property, as set forth in the applicable Series Materials. The Manager may adjust the Monthly Management Fee at its sole discretion, but at no time will the Monthly Management Fee exceed ten percent (10%) of Gross Monthly Rent. The Monthly Management Fee will be calculated by the Manager acting in its sole discretion, based on factors such as the purchase cost of a Property, the amount of rental income generated by a Property, the general condition of a Property, and rental market in the area in which a Property is located. Information about the Monthly Management Fee for each Series can be found in the section of this Offering Circular entitled “Description of the Properties and the Series” in Appendix B, as well as on the Property Page for the applicable Series on the Landa Mobile App once it commences its Offering.

Further, each Series will also reimburse the Manager for any out-of-pocket expenses to be applied for, among other things, special servicing of non-performing Properties, liquidation of Properties, and any other fees or expenses associated with the Series or the Property.

Finally, each Series will reimburse the Manager for any out-of-pocket expenses paid to third parties in connection with providing fixture and capital repair services for its underlying Property. This does not include the Manager’s overhead, employee costs borne by the Manager, or utilities or technology costs. In the case that the Manager provides a loan to a Series, the Series will be obligated to pay interest no greater than seven percent (7%) on that loan at a rate to be determined solely by the Manager. Any excess funds held by a Series will be placed in its Reserve. Reserves may be used, for among other things, to pay any expenses associated with operating the Properties.

Transfer Agent and Registrar	Securitize LLC will serve as transfer agent and registrar for the Shares of each Series.

Resales; Transfers; Secondary Market

You will not be able to resell your Shares except through the Secondary Trading Platform. We expect that after a Series’ Offering has concluded, the Secondary Trading Platform will be the only venue available for the resale of such Series’ Shares and will be accessible exclusively though the Landa Mobile App and may not be accessed through any other website, mobile application or platform. There can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. In addition, only prospective investors that have been approved by the Broker Dealer and successfully onboarded onto the Landa Mobile App may engage in secondary transactions on the Landa Mobile App or access any trading information with respect to secondary trading of the Shares. For the foregoing reasons, investors must be prepared to hold their Shares indefinitely.

See “Plan of Distribution – Transferability of the Shares.”

Transfer Limitations

The Manager may, acting in its sole discretion, limit any transfer, resale, assignment or pledge of Shares that would result in there being more than (a) 2,000 beneficial owners of the Series or 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, or (c) the Company, the Series or the Manager being subject to additional regulatory requirements.

Series Materials

The Series Materials for the Shares being offered hereby consist of this Offering Circular, as well as the Master Agreement and the Series Designation, Subscription Agreement, and Management Agreement for the applicable Series, and any related offering materials approved by us before making an investment decision.

Please carefully review the Series Materials. You may also access the Series Materials by navigating to the applicable Property Page on the Landa Mobile App.

Risk Factors	Investing in the Shares involves a high degree of risk. See “Risk Factors” beginning on page 6.

RISK FACTORS

An investment in a Series and the Shares involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in the Series Materials, before purchasing Shares through the Landa Mobile App. Any of the following factors could harm our business and future results of operations and could result in a partial or complete loss of your investment.

RISKS RELATED TO THE PROPERTIES AND THE SERIES

The value of the underlying Property to be acquired by a Series is subject to many risks.

The value of the underlying Property to be acquired by a Series is affected significantly by its ability to generate cash flow and net income, which, in turn, depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to such Property. Many expenditures associated with Properties (such as Operating Expenses (as defined below) and capital expenditures) cannot be reduced when there is a reduction in income from the Properties. The value of a Property may be adversely affected by a number of risks, including, but not limited to:

●	adverse changes in national and local economic and real estate conditions, including as a result of the COVID-19 pandemic, general economic conditions and terrorist attacks;

●	an oversupply of (or a reduction in demand for) residential rental properties in the areas where a Property is located and the attractiveness of such Property to prospective tenants, which could result in a decline in the rental income, including to zero, if such Series is unable to find a new tenant;

●	the risk that the Company, or any Series, would default on its debt service if rental income decreased due to tenant default or failure to renew a lease agreement or a lack of rental income due to failure to obtain a lease agreement;

●	the potential for uninsured or underinsured property losses;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related compliance costs associated therewith and the potential for liability under applicable laws;

●	natural disasters such as hurricanes, earthquakes and floods; and

●	pandemic, epidemic or outbreak of an infectious disease in the United States and globally.

These factors may have a material adverse effect on the rental income that you might receive on account of your Shares as well as on the value that Series can realize from a sale of its underlying Property.

A Series may hold significantly more debt due to the failure to fully discharge the Acquisition Note with the proceeds of the Refinance Note.

Each New Series intends to refinance approximately 60.00% of the purchase price of its Property by refinancing the applicable Acquisition Note with the proceeds of its Series Offering and a Refinance Note. However, the Manager has not yet entered into a commitment for such loans and, therefore, the exact amount and terms of the Refinance Notes are, as of the date of this Offering Circular, subject to further negotiation with the applicable Refinance Lender. For example, the Company expects to receive a new appraisal for each Property prior to the commencement of each New Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that the Refinance Lender is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering. This may result in each New Series holding significantly more debt than expected and having to make higher interest payments, which may increase costs related to owning the Property and reduce funds available for distributions to investors.

The COVID-19 pandemic may adversely affect our business.

The international spread of COVID-19 was declared a global pandemic by the World Health Organization, and in response, many states and localities have imposed, and continue to impose, limitations on commercial activity and public gatherings and events, as well as moratoria on evictions as a result of the spread of the COVID-19 virus. Concern about the spread of COVID-19 has caused and is likely to continue to cause quarantines, business shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions, unprecedented unemployment levels and commercial property vacancy rates, and overall economic and financial market instability.

In addition, the impact of the COVID-19 pandemic and measures to prevent its spread could materially negatively impact our ability to launch and operate our business and our results of operations, financial condition and liquidity in a number of ways, including:

●	an inability to sell the Shares in a Series resulting in a lack of capital sufficient to operate the applicable Property and meet debt obligations;

●	a decrease in a Series’ revenues as a result of tenants’ inability to pay their rent timely, or at all;

●	changes in residential preferences may make it less likely that home renters would want to live in the regions where the Properties are located;

●	an inability to enforce tenants’ contractual rental obligations and/or limits on our ability to raise rents upon lease renewals due to restrictive measures imposed by local, regional or national governmental authorities;

●	the risk of a prolonged COVID-19 outbreak causing long-term damage to economic conditions, which in turn could cause material declines in the fair market value of any of the Properties;

●	the potential inability to hire and/or maintain adequate staffing for the management and maintenance of any of the Properties; and

●	a disruption in the supply chain for building, construction and related goods and materials.

The impacts of the COVID-19 pandemic may increase the risk that the tenants of the Properties will be unable to make their scheduled lease payments on time or seek to terminate their lease agreements prior to the expiration dates of such lease agreements. Furthermore, whenever we are required to locate a new tenant for a property, restrictions on providing access to view properties as a result of the pandemic could make it more difficult to secure a new tenant, which may result in decreases in a Series’ net rental income or a Series not having rental income at all.

The Properties may have limited rental history, which makes future performance of the Properties difficult to evaluate.

The Properties underlying each Series were acquired by Landa Properties from third-party sellers. As a result, there may be limited established rental history for these Properties, which makes it more difficult to predict the rental rates that we may be able to achieve for these Properties and may increase the risk that we enter into lease agreements with rental rates that are materially less than amounts realized on similar properties that are currently being rented in the area which these Properties are located, which may result in lower distributions paid to investors.

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our investors.

Each Series is subject to risks incident to the ownership of residential properties including, but not limited to, changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of, or demand for, similar properties in an area; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws. Additionally, we are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to acquire and lease the Properties. These conditions, or others we cannot predict, may adversely affect returns to investors.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of a Property.

Because real estate investments are relatively illiquid, our ability to facilitate a sale of a Property promptly in response to changing economic, financial, and investment conditions may be limited. In particular, our ability to facilitate a sale could be negatively impacted by weakness in the market, changes in the financial condition or prospects of prospective purchasers, changes in governmental laws and regulations, changes in regional, national or international economic conditions, changes in the condition of such Property, the occupancy of such Property or the rental income relative to market rates, and changes in laws, regulations or fiscal policies.

The actual rent a Series receives for its Property may be less than estimated market rent, and a Series may experience a decline in realized rental rates from time to time, which could adversely affect a Series’ financial condition, results of operations and cash flow.

As a result of numerous potential factors, including competitive pricing pressure in our markets, a general economic downturn and the desirability of a Property, a Series may be unable to realize its projected market rent for a Property. If a Series is unable to obtain adequate rental rates for its Property, then its ability to generate cash flow growth will be negatively impacted. The rental rate of each Series’ Property will be determined at the sole discretion of the Manager and may be less than the market rental rate for similar properties.

Each Series will depend on its Property’s tenant or tenants for its revenue, and lease defaults, terminations, or other events preventing collection of rents could reduce its net income and limit its ability to make distributions to investors.

The success of each Series materially depends on the financial stability of its tenant. A default, termination, or other event preventing collection of rent from a tenant on their lease agreement, such as eviction procedures, need for repairs, destruction of the Property, and environmental or other events outside of our control, would cause the applicable Series to lose the revenue associated with such lease agreements and require a Series to find an alternative source of revenue to meet its monthly or other recurring expenses, including its mortgage payments and prevent a foreclosure, if the Property is subject to a mortgage.

In the event of a tenant default or bankruptcy, a Series may experience delays in enforcing its rights as landlord and may incur substantial costs in protecting its investment and re-leasing its Property. If a tenant defaults on or terminates their lease agreements, the applicable Series may be unable to lease the underlying Property for the rent previously received. Any vacancy could reduce a Series’ net income. These events could cause such Series to reduce the amount distributed to investors or hinder the Series’ ability to make distributions at all. If a Series is unable to find an alternative source of revenue to meet the mortgage payments and the underlying Property goes into foreclosure, the bank providing the mortgage will have priority in such Property over any investors in the Series.

The Manager may fail to successfully acquire the Properties, which could adversely affect us and impede our growth.

The Manager’s ability to identify and acquire Properties on favorable terms and successfully develop, redevelop and/or operate them may be exposed to significant risks. Agreements for the acquisition of properties are subject to customary conditions to closing, including completion of due diligence investigations and other conditions that are not within our control, which may not be satisfied. The Manager may be unable to complete an acquisition after incurring certain acquisition-related costs. In addition, if mortgage debt is unavailable at reasonable rates, the Manager may be unable to finance the acquisition on favorable terms, or at all. The Manager may also spend more than budgeted to make necessary improvements or renovations to acquired properties and may not be able to obtain adequate insurance coverage for any such properties. Any delay or failure to identify, negotiate, finance and consummate such acquisitions in a timely manner and on favorable terms, or operate acquired properties to meet our financial expectations, could impede our growth and have an adverse effect on us, including our financial condition, results of operations, cash flow and the market value of the properties.

A Series may be unable to service its indebtedness, which may be secured by its Property, and could result in the Series being forced to sell its Property, which could result in a significant loss to investors in the particular Series.

In connection with the expected acquisition of its Property from Landa Properties, each Series has issued an Acquisition Note, which constitutes or will constitute a significant debt obligation of such Series. Each Series’ ability to make scheduled payments on its indebtedness depends on and is subject to its financial and operating performance, which depends in part on its ability to lease its Property and timely collect rent from each tenant. If a Series’ cash flows and capital resources are insufficient to fund its debt service obligations, such Series may be forced to reduce or delay expenditures, seek additional capital, or restructure or refinance the indebtedness. Future borrowings may not be available in an amount sufficient to enable a Series to refinance its indebtedness or meet other liquidity needs. Even if refinancing indebtedness is available, any refinancing of a Series’ indebtedness could be at higher interest rates and may require compliance with more onerous covenants that could restrict a Series’ business operations.

If a Series is unable to make timely payments on its Refinance Note, it would be in default under its Refinance Note, which would entitle the Refinance Lender to accelerate all amounts due under the note. If the Series is not able to refinance the amounts due under its Refinance Note, the Refinance Lender would be entitled to foreclose on the Series’ Property and force its sale to recover unpaid amounts under the Refinance Note, which would likely result in a significant loss to investors of the particular Series.

We may incur mortgage indebtedness and other borrowings, including in states and with lenders that do not recognize the series limited liability company structure, which may increase risks to the Properties.

We expect that in most instances, each Series, or the Company on behalf of each Series, will seek to further refinance any outstanding indebtedness, including the Acquisition Note, with an additional mortgage or other debt financing, including with a third party, secured by the underlying Property. Incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a Property may result in lenders initiating foreclosure actions. In that case, a Series could lose the Property securing the loan that is in default.

Further, while we expect each mortgage to be secured by a specific Property (and the assets of such Property) and be the financial obligation of the applicable Series, the Company may be required enter into a loan as the borrower and hold title to the Property on behalf of such Series in states where our series limited liability structure is not recognized or respected under the laws of the state governing the loan. In that instance, in the event that we default on a loan, we can make no assurance that a lender will not seek to foreclose on the other Series’ Properties that we hold title for the benefit of. Please see “If our series limited liability company structure is not respected, then investors may have to share any liabilities of our Company with all investors and not just those who hold the same Series as them.”

A Series may not be able to control its operating costs, or its expenses may remain constant or increase, even if its revenues do not increase, causing its results of operations to be adversely affected.

Factors that may adversely affect a Series’ ability to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair (including repairs resulting from significant damage by tenants), renovate and re-lease space and cost and availability of building and construction materials (i.e., due to supply chain constraints), increases in the price of oil and gas, the cost of compliance with governmental regulation (including zoning, environmental and tax laws, the potential for liability under applicable laws), the effects of inflation on real estate and on the economy in general, mortgage and interest rates, principal loan amounts and the availability of financing. If a Series’ operating costs increase as a result of any of the foregoing factors, its results of operations may be adversely affected.

The expense of owning and operating a Property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from a Property. As a result, if revenues decline, a Series may not be able to reduce its expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, loan payments, and maintenance and repairs, generally will not be reduced even if a Property is not fully occupied or other circumstances cause a Series’ revenues to decrease. If a Series is unable to decrease operating costs when demand for its Property decreases and its revenues decline, its financial condition, results of operations and ability to make distributions to holders may be adversely affected.

We may not be able to make any monthly cash distributions to holders of Shares.

We intend for each Series to make any monthly cash distributions per Share based on the net rental income generated by a Property. For Properties that are vacant, a Series may not be able to make distributions or may have to reduce the amount of distributions it can make, until such Series enters into a lease agreement. Any distributions that a Series makes will be at the complete discretion of the Manager and will depend on a number of factors, including, but not limited to, the total number of Shares sold, the Series’ rental income for the month, if any, the Monthly Management Fee, expenses (including any unanticipated capital expenditures), taxes, amounts allocated to Reserves, and actual and accrued cash flows of the applicable Series, many of which could vary substantially from month to month. Accordingly, there can be no assurance that you will receive monthly distributions on your Shares.

We may be unable to renew lease agreements with existing tenants or enter into lease agreements with new tenants.

The Series’ lease agreements are short-term in nature, typically one year, and in certain cases month-to-month, which exposes us to the risk that we may have to renew or re-lease a Property in the near term. If tenants do not renew their lease agreements upon expiration or if we are required to make Improvements to a Property or somehow unable to freely enter into a lease agreement for a Property, we may be unable to re-lease such Property. Even if the existing tenants renew their lease agreements or we are able to enter into a lease agreement with a new tenant, the terms and conditions of the new lease may not be as favorable as the terms and conditions of the expired lease agreement. If the rental rates for a Property underlying a Series decrease, or in the event that a Property becomes vacant, such Series’ financial condition, results of operations, cash flow, the value of the Shares interests and the Series’ ability to satisfy its debt obligations and to make distributions could be adversely affected.

Our Properties may be subject to impairment charges.

We will periodically evaluate each of the Properties for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors including market conditions, a tenant’s ability to pay rent, the short-term nature of each lease agreement, and any unforeseen expenses or liabilities incurred by a Series or its Property. For example, the early termination of, or default under, a lease agreement by a tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of a property. Impairment charges also indicate a potential permanent adverse change in the fundamental operating characteristics of the impaired Property. There is no assurance that these adverse changes will be reversed in the future and the decline in the impaired Property’s value could be permanent.

We may not be able to rebuild our existing Properties to their existing specifications if we experience a substantial or comprehensive loss of such Properties.

In the event that we experience a substantial or comprehensive loss of one of the Properties, we may not be able to rebuild such Property to its existing specifications. Further, reconstruction or Improvements of such a Property would likely require significant upgrades to meet zoning and building code requirements. Environmental and legal restrictions could also restrict the rebuilding of the Properties.

Each of the Series will hold its underlying Property as its main asset.

Each Series will hold title to a Property, either directly or indirectly through the Company, as its primary asset; provided, however, that the Company may hold title to a Property for the benefit of the applicable Series pursuant to the Master Agreement. The success of an investment in a Series will depend on the revenues generated by the Series’ Property and the appreciation of the value of the Property over time. Such revenues are determined by a number of factors such social conditions, financial markets and the economy, competition from existing and future companies operating in our industry, as well as government rule and regulation (such as tax and building code charges). The value of a Property may decline substantially after you purchase your Shares.

A concentration of our investments in residential rental properties, including single-family homes and duplexes, may leave our profitability vulnerable to a downturn or slowdown in the sector.

The Properties held by each Series is comprised solely of residential rental properties, including single-family homes and duplexes. As a result, we are subject to risks inherent in investments in this type of property. Because our investments are solely in the residential sector, the potential effects on our revenue and profits resulting from a downturn or slowdown in the residential sector could be more pronounced than if we had more fully diversified our investments.

Tenant relief laws may negatively impact our rental income and profitability.

As manager of numerous residential properties, the Manager may be involved in evicting residents who are not paying their rent or are otherwise in material violation of the terms of their lease agreements. Eviction activities will impose legal and managerial expenses that will raise costs specific to the applicable Series. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay, including restrictions on evictions enacted by many states as a result of the COVID-19 pandemic, each of which may delay our ability to gain possession and stabilize the home. Additionally, state and local landlord-tenant laws may impose legal duties to assist residents in relocating to new housing or restrict the landlord’s ability to recover certain costs or charge residents for damage that residents cause to the landlord’s premises. The Manager will be required to take all appropriate steps to comply with all applicable landlord-tenant laws, and each Series will need to incur supervisory and legal expenses to ensure such compliance. To the extent that a Series does not comply with state or local laws, the Series may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. A Series may be required to pay adversaries’ litigation fees and expenses if a judgment is entered against us in such litigation or if we settle such litigation.

Rent control or rent stabilization laws could prevent us from raising rents to offset increases in operating costs.

Various states, cities, or municipalities have a system of rent regulations, also known as rent stabilization and rent control. While these regulations generally apply only to tenants of regulated multifamily rental properties, given expansion of institutional ownership of residential rental properties, including single-family homes and duplexes, municipalities may seek to impose them as well on our properties. Typical rent control or rent stabilization laws entitle tenants to receive required services, to have their lease agreements renewed, and to not be evicted except on grounds allowed by law. If we acquire properties with these or other similar regulations, such regulations could limit the amount of rent we are able to collect, which could have a material adverse effect on our ability to fully take advantage of the investments that we make in our properties. Further, there can be no assurance that changes to rent control or rent stabilization laws will not have a similar or greater negative impact on a Series’ ability to collect rents.

Compliance with governmental laws, regulations and covenants that are applicable to the residential properties held by the Series may adversely affect the Series’ business and growth strategies.

Residential rental properties are subject to various covenants, local laws, and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions, and restrictive covenants imposed by community developers, may restrict a Series’ use of its Property and may require the Series to obtain approval from local officials or community standards organizations at any time with respect to its Property, including prior to acquiring the Property or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos clean-up or hazardous material abatement requirements.

Environmental laws also may impose liens on property or restrictions on the manner in which a Property may be used, and these restrictions may require substantial expenditures or prevent the Manager from operating such Properties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to our investors.

We cannot assure you that existing laws or regulations will not adversely affect a Series or result in additional expenses relating to any future renovations or otherwise, or that additional laws or regulations will not be adopted that would result in additional expenses. A Series’ growth strategies may be materially and adversely affected by its ability to obtain permits, licenses, and zoning approvals. A Series’ failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on its results of operations or financial condition and cause the value of your Shares to decline.

Each Series will face significant competition for tenants, which may hinder the Manager’s ability to find suitable tenants for a Series’ Property and prevent increases of rental rates for its Property.

There is significant competition in the real estate industry, including numerous real estate investment trusts (“REITs”) and other institutions with property acquisition objectives similar to ours. The size and financial wherewithal of our competitors may allow them to offer space at rental rates below current market rates or below the rental rates each Series charges their tenants. As a result, a Series may lose existing tenants or fail to obtain future tenants, and the downward pressure caused by our competitors may cause our Series to reduce their rental rates or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when lease agreements expire. Competition for tenants could adversely impact the net rental income for a given Series.

Increased competition, including increased affordability of residential rental properties, including single-family homes and duplexes, could limit our ability to attract or retain residents or increase or maintain rents.

Any residential properties we may acquire will most likely compete with numerous housing alternatives in attracting residents, including other single-family homes and duplexes, as well as multifamily homes available to rent. Competitive housing in a particular area, including if the affordability of owner occupied single-family homes, duplexes, and multifamily homes available to rent or buy results from, among other causes, low or lower mortgage interest rates and government programs to promote home ownership, could adversely affect our ability to attract or retain our residents or increase or maintain rents.

We may in the future purchase properties that contain lead-based paint, which may cause health problems, exposing us to third-party liability or may cause us to be in violation of environmental laws or regulations, either of which would adversely affect our operating results.

Many of the properties in our target markets were built prior to 1978, and housing built prior to such time may contain lead-based paint. The existence of lead-based paint is especially a concern in residential properties and can cause health problems, particularly for children. As a result, Federal, state and local laws and regulations impose certain disclosure requirements and restrict and regulate renovation activities on housing built before 1978. Any violation of these restrictions could result in fines or criminal liability, and we could be subject to liability arising from lawsuits alleging personal injury or related claims. Although we will attempt to comply with all such regulations, we cannot guarantee that we will not incur any material liabilities as a result of the presence of lead-based paint in any Properties that are owned by the Series or that we may acquire in the future.

Uninsured losses relating to real property or expensive premiums for insurance coverage could reduce the Series’ cash flows and the return on your investment.

Each Property is currently insured up to an amount that the Manager deems to be reasonable. However, we cannot assure you that such insurance will be adequate to cover actual losses or that such insurance will continue to be available at reasonable costs, if at all, which could inhibit a Series’ ability to finance or refinance the underlying Property and result in uninsured losses. In such instances, a Series may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. A Series may not have adequate coverage for such losses. If a Property incurs a loss that is not fully insured, the value of the Series’ asset will be reduced by any such uninsured loss, which would reduce the value of your investment.

The liquidation value of the Series substantially depends on the value of its underlying Property and the valuation of each Property may change significantly from time to time. If we elect to dispose of a Series’ Property, and the value of such Property has declined, investors may not achieve expected returns from their investment, or may receive less in process than originally invested.

The value of a Series’ underlying Property may significantly change from time to time based on the following factors, among others:

●	adverse changes in national and local economic and real estate conditions, including as a result of the COVID-19 pandemic, general economic conditions and terrorist attacks;

●	an oversupply of (or a reduction in demand for) residential rental properties in the areas where the Property is located and the Property’s ability to attract tenants;

●	changes in the Property’s condition over time; and

●	changes in the appraised value of the Property.

Since each Property represents the primary asset of each Series, if its value declines, the liquidation value of the Series may decline significantly. If we elect to dispose of a Series’ Property, and the value of such Property has declined, investors may not achieve expected returns from their investment, or may receive less in proceeds than originally invested.

A Series cannot guarantee proceeds from the sale of its Property.

The Manager will have the discretion to determine whether to hold or sell a Property of a Series and may elect to hold and operate a Property for an indefinite period of time. While we do not intend to sell any of the Properties in the near term, if the Manager, acting in its sole discretion, elects to sell a Property, the sales price to be realized upon the sale or other disposition of the Property will depend upon many factors, including the availability and pricing of financing for purchasers from time to time, whether the Property has a tenant, the availability and price of comparable properties, and conditions in the real estate market in general. A Series cannot assure you that the price and terms of any such sale or other disposition will be sufficient to pay any return at all, or that there will not be a loss as a result of such transaction.

RISKS RELATED TO THE SHARES

If a Series in which you have invested does not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

The Master Agreement does not require the Manager to pursue a sale of the Property or other liquidity transaction. Investors will be unable to prompt the sale of a Property through a voting process. If the Manager does determine to pursue a liquidity transaction, such as the sale of a Property, the Manager would be under no obligation to conclude the process within a set time or any specific terms. The timing of any sale of the Property will depend on a number of factors, including real estate and financial markets, economic conditions in areas in which such Property is located, and anticipated federal income tax effects on investors that may prevail in the future. If the Property is not sold, and an active market has not developed on the Secondary Trading Platform, your Shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

You may be unable to resell your Shares at desired times or prices, if at all.

While the initial sales of the Shares are exempt from state securities registration requirements under Regulation A, that exemption does not cover resales of the Shares to other investors by purchasers of the Shares. Each state has its own securities laws, often called “blue sky” laws. These laws limit resales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration; these laws also govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. The fact that the initial offering and sale of Shares qualifies for an exemption is not relevant to determining whether there is an exemption in a given state to allow a holder to resell the Shares to a resident of a given state. There may be significant state blue sky law restrictions on your ability to sell, and on purchasers to buy, your Shares.

Further, once a Series’ Offering has concluded, we expect that the Shares will only be available for resale on the Secondary Trading Platform, which is accessible exclusively though the Landa Mobile App and may not be accessed through any other website, mobile application or platform. The Secondary Trading Platform will be the only venue available for the resale of such Series’ Shares through the Broker Dealer. Prospective investors must create a Landa Account, must submit all of the relevant information, as required by the Broker Dealer, and must be approved by the Broker Dealer before being permitted to transact the Secondary Trading Platform. In addition, only prospective buyer that have been approved by the Broker Dealer and successfully onboarded onto the Landa Mobile App may engage in secondary transactions on the Landa Mobile App or access any trading information with respect to secondary trading of the Shares

There can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their Shares indefinitely. As a result, you may lose some or all of your investment. Please see “— The Shares will not be listed on any securities exchange, and you will not be able to resell your Shares except through the Secondary Trading Platform, to the extent such platform is established and maintained. You should be prepared to hold the Shares indefinitely.”

Given the limited liquidity for the Shares, investors and potential investors may consider these investments to be less appealing and demand for these investments may decrease, which may adversely affect prices you may obtain on the Secondary Trading Platform or your ability to resell your Shares on the Secondary Trading Platform at all.

You should consider the resale market for our securities to be limited. You may be unable to resell your Shares, or you may be unable to resell them without the significant expense of state registration or qualification.

There is currently no public trading market for the Shares.

There is currently no public trading market for any of the Shares, and an active market may not develop or be sustained. If an active public trading market for the Shares does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price, unless the securities are registered in that state or qualify for an exemption from registration. Even if a public market does develop, the market price could decline below the amount you paid for your Shares.

The Shares will not be listed on any securities exchange and you will not be able to resell your Shares except through the Secondary Trading Platform, to the extent such platform is established and maintained. You should be prepared to hold the Shares indefinitely.

The Shares will not be listed on any securities exchange, such as Nasdaq or the New York Stock Exchange. You will not be able to resell your Shares except through the Secondary Trading Platform, to the extent such platform is established and maintained. After a Series’ Offering has concluded, we expect that the Secondary Trading Platform will be the only venue available for the resale of such Series’ Shares through the Broker Dealer, as a broker dealer member of the Secondary Trading Platform; provided, however, any such resale of a Series’ Shares will be subject to federal and state securities laws and the restrictions in the Master Agreement, and there can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their Shares indefinitely. As a result, you may lose some or all of your investment. See “Plan of Distribution- Transferability of the Shares.”

The trading price of Shares that trade on the Secondary Trading Platform may be extremely volatile.

Securities that trade on the Secondary Trading Platform, as with other public markets, likely will experience significant price and volume fluctuations. These fluctuations can be more pronounced for securities that have a small public float, such as the Shares. Share prices could fluctuate widely in price in response to various potential factors, many of which will be beyond our control, including the total number of available buyers or sellers at any point in time, property value, appraisals of the applicable Property, occupancy rates, and economic, market, geopolitical and other external factors. As a result, the market prices of the Shares that are listed may be volatile, and holders of such Shares may experience a decrease in the value of their Shares. No assurance can be given that the market price of the Shares will not fluctuate or decline significantly in the future or that you will be able to sell your Shares when desired on favorable terms or at all.

While we expect the Secondary Trading Platform will be available after the conclusion of a Series’ Offering, such resale of a Series’ Shares will be subject to federal and state securities laws and the restrictions in the Master Agreement, and there can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their Shares indefinitely. See “Plan of Distribution – Transferability of the Shares.”

Because of the illiquid nature of the Series’ Shares, you should purchase the Shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

Each Series’ Offering will not have a minimum offering amount, which could result in an Offering ending without reaching the Series’ funding target.

Each Series’ Offering will be conducted on a “best efforts” no minimum basis. We expect that there will be multiple Closings for each Offering and each Closing will occur promptly following the acceptance of a subscription. We expect that each Series’ Offering will remain open for investors until the earliest of (i) the date subscriptions for the Maximum Offering Amount of such Series have been accepted by the Manager or (ii) any earlier date determined by the Manager, based on a number of factors, including the level of current or anticipated interest in a Series. Therefore, an Offering may end without reaching the Series’ funding target such that the total proceeds amount may not be sufficient to pay down the Series’ Acquisition Note. As a result, a Series may have significant debt obligations which could adversely affect the Series’ financial condition, reduce the total distributions to each holder, and/or delay distributions to Series holder.

The purchase price for the Shares of each Series was determined by the Manager and may not necessarily reflect the actual value of the Shares.

The purchase price for the Shares of each Series was determined by the Manager and may not necessarily accurately reflect the actual value of the Shares. See section entitled “Determination of Purchase Price.”

No party has made an independent review of the Company, the Manager, any Series, Properties or the Shares offered on the Landa Mobile App. Therefore, investors do not have the benefit of an independent due diligence review conducted by an unaffiliated party to form a basis for their investment decision.

No independent party has undertaken any review of us, any Series, Properties or the Shares offered on the Landa Mobile App. Therefore, investors do not have the benefit of an independent due diligence review conducted by an unaffiliated party to form a basis for their investment decision in the Shares of a Series. You should consult your investment, accounting, legal, and tax advisors before investing in any Shares.

RISKS RELATED TO THE COMPANY AND THE MANAGER

Your investment is an investment in the Shares of a specific Series, which will invest only in a single Property, and is not a diversified investment in the Company or the Manager. You will not have any interest in, and your investment in a Series will not be secured by, any assets owned by the Company, the Manager, or any other Series. Any return on your investment will depend solely on the cash flows of, and ultimately on the return on, the Series in which you invest, and underlying Property held by such Series.

Your investment is an investment in the Shares of a Series and not an investment in the Company or the Manager. An investment in a Series is not a diversified investment in the Company, the Manager, any other Series, the Properties underlying the other Series, or the Landa Mobile App. You will not have any interest in, and your investment will not be secured by, assets owned by the Company or the Manager. If the Property does not operate profitably, you may not receive any distributions or may lose your entire investment without recourse to the Company’s or the Manager’s assets. For example, a Series with a vacant Property may not be able to make a distribution until such Series enters into a lease agreement. Your return, if any, will depend upon income derived from the Series in which you invest, and the underlying Property and the costs associated with it. You will not share in any increase in the value of the Manager.

You will not have control over the Series in which you invest.

The Master Agreement provides that the assets, affairs, and business of the applicable Series will be managed by the Manager. You will not elect or vote on the Manager, and, unlike the holders of common shares of a corporation, you will have no voting rights on matters affecting the business of a Series, including whether to dissolve and liquidate a Series, and therefore you will have no ability to influence decisions regarding the business of a Series. As a result, you will depend on the Manager’s skill and judgment for a return.

We have only recently commenced operations and our future performance is not assured and is difficult to evaluate.

The Manager has a limited history of operations with this business model. We therefore should be considered a development stage company. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of our business plans. Further, we have limited operating history upon which to evaluate the Manager’s ability to manage our operations and achieve our goals or our likely performance. No assurances can be given that we can operate profitably or raise sufficient capital to continue our operations. If we are unable to continue to operate, the Landa Mobile App could cease operations, in which case your ability to continue to receive rents from the Property or to otherwise realize the value of your investment could cease.

A Series may require additional capital and may be unable to obtain such capital on favorable terms or at all.

If funds generated from investors for a Series through the Landa Mobile App are insufficient, we may seek additional capital in the form of debt financing from other financing sources. Additional debt financing may not be available on reasonable terms, on a timely basis or at all, and if available, would result in additional payment obligations and may involve agreements that include restrictive covenants that limit a Series’ ability to take specific actions, such as incurring additional debt, making capital expenditures, creating liens or making distributions on Shares, which could adversely impact the Series’ ability to conduct its business or provide distributions on your Shares.

The Manager depends on key personnel to manage the Series, and if the Manager is unable to retain, attract and integrate qualified personnel, the Series’ ability to develop and successfully grow their businesses could be harmed.

We believe our success will depend on the efforts and talents of the executives and employees of our Manager and its affiliates. Our future success depends on our continuing ability to attract, develop, motivate, and retain highly qualified and skilled employees, including employees with sufficient experience in the real estate industry. Qualified individuals, including individuals with sufficient experience in the real estate industry, are in high demand, and we may incur significant costs to attract and retain them. In addition, the loss of any of the key employees or senior management of the Manager could have a material adverse effect on our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. Our Manager’s executive officers and other employees are at-will employees, which means they may terminate their employment relationship with the Manager at any time, and their knowledge of our business and industry would be extremely difficult to replace. The Manager may not be able to retain the services of any members of its senior management or other key employees. If the Manager fails to attract well-qualified employees or retaining and motivating existing employees, it could have a material adverse effect on our business, financial condition and results of operations.

Adverse results from litigation or governmental investigations can impact our business practices and operating results.

From time to time, we may be party to litigation, regulatory and other proceedings with governmental authorities and administrative agencies. Adverse outcomes in lawsuits or investigations could result in significant monetary damages or injunctive relief that could adversely affect our business model, results of operations and financial condition.

The SEC has a broad range of civil sanctions under federal securities law, which it may seek against corporations and individuals, including injunctive relief, monetary penalties and compliance programs. These matters require the involvement of senior management of the Manager that could impinge on the time senior management has available to devote to other matters relating to the Series.

The Manager has limited experience and track record in real estate operations.

The results of operations of each Series will depend on the Manager’s ability to operate, lease and maintain such properties profitably. The Manager has limited experience in real estate operations. If the Manager manages the Property or a Series ineffectively, the ability of such Series to generate revenue and its results of operations may be adversely affected.

The Manager’s liability is limited under the Master Agreement, and each Series has agreed to indemnify the Manager against certain liabilities. As a result, a Series may experience poor performance or losses of which the Manager would not be liable.

Pursuant to the Master Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder. The Manager maintains a contractual, as opposed to a fiduciary, relationship with the members in each Series. Under the terms of the Master Agreement, neither the Manager nor any director, officer, or employee of the Manager will be liable to the Series or any of its members for acts or omissions performed in accordance with and pursuant to the Master Agreement, except by reason of acts or omissions constituting gross negligence, willful misconduct, fraud, material misrepresentation or material violation, as determined by final adjudication. Accordingly, each Series and its members will only have recourse and be able to seek remedies against the Manager, or any director, officer, or employee of the Manager, to the extent it breaches its obligations pursuant to the Master Agreement. Furthermore, each Series has agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities. In addition, we or a Series may choose not to enforce, or to enforce less vigorously, our or its rights under the Master Agreement in order to maintain our or its ongoing relationship with the Manager.

Any adverse changes in the Manager’s financial health or our relationship with the Manager or its affiliates could hinder our operating performance and the return on your investment.

The Manager will utilize its personnel and resources to perform services on its behalf for us and for each Series. Each Series’ ability to achieve its investment objectives and to pay distributions to its investors is dependent upon the performance of the Manager and its affiliates, as well as the Manager’s real estate professionals in the management of the Series’ Property and operation of day-to-day activities of the Company and such Series. Any adverse changes in the Manager’s financial condition or a Series’ relationship with the Manager could hinder the Manager’s ability to successfully manage the Series’ operations and the Properties.

The Manager may fail to successfully operate the Properties, which could adversely affect the applicable Series and impede their growth.

The Manager’s ability to successfully develop, redevelop and/or operate and maintain the Properties may be exposed to significant risks. Series may be required to spend more than their budgeted amounts to make necessary Improvements to Properties and may not be able to obtain or maintain adequate insurance coverage for Properties. Any failure to operate acquired properties to meet our financial expectations could impede the growth or a Series and have an adverse effect on such Series, including its financial condition, results of operations, cash flow, and the market value of its interests.

The report of our independent registered public accounting firm contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.

The report of our independent registered public accounting firm on our audited financial statements for the period ended December 31, 2021, contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. We have not yet commenced operations and will not commence our operations until the qualification of the offering statement of which this Offering Circular forms a part. Once we commence our planned principal operations, we will incur significant additional expenses, and will be dependent on additional capital resources. These going concern opinions could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Further reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. We will incur significant additional expenses in the conduct of our business and until we can generate significant recurring revenues, we expect to satisfy our future cash needs through debt or equity financing. We cannot be certain that additional funding will be available to us on acceptable terms, if at all, and these going concern opinions could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. If funds are not available, we may be required to delay, reduce the scope of, or eliminate future business plans. This may raise substantial doubts about our ability to continue as a going concern.

The Manager may have a conflict of interest as it manages multiple Series, the Company, and one or more affiliate companies of ours that leases residential properties and has a financial interest in certain agreements of the Series, any of which could result in the Manager not acting in the best interest of a particular Series.

Since the Manager receives compensation from each Series, and is a creditor to each Series, there are potential conflicts of interest that may affect the decision-making of the Manager as it manages each Series and the Company. For example, it may be in the best interest of the Manager for its personnel to focus more time rendering services to certain Series as opposed to others. In addition, the Manager manages Landa App 2 LLC and Landa App 3 LLC, which also lease properties in the United States, and offers membership interests in series that hold, either directly or indirectly, title to residential rental properties though the Landa Mobile App, pursuant to Regulation A. The Manager may also manage other affiliate companies in the future. Any of these conflicts of interest could result in less net rental income or a decline in the Property value of the Series in which you invest. In addition, each Series expects to enter into similar agreements, none of which are expected to be negotiated at arm’s length, and accordingly, such terms may be less favorable than if the Series received a loan or management services from a non-affiliate.

In addition, since many of the Properties to be owned by the Series are located in nearby neighborhoods, if the Manager receives an interested tenant or purchaser of a property in a given neighborhood, the Manager may direct the interested individual to a Property owned by a Series that is not the Series in which you invested.

One or more Series may have conflicts of interest with the Manager and other affiliates, which could result in investment decisions that are not in your best interest.

There are numerous potential conflicts of interest between the interests of the Series and the interests of the Manager and its other affiliates, including conflicts arising out of the allocation of personnel, capital and time to devote to the activities of a specific Series.

Examples of these potential conflicts of interest include:

●	Competition for the time and services of Manager personnel that work for one or more Series;

●	The Manager has considerable discretion with respect to the terms and timing of maintenance, leasing and liquidity transactions;

●	The possibility that the competing demands for the time of the Manager, its affiliates and officers may result in them spending insufficient time on the Property, which may result in the Property missing rental opportunities or maintenance requirements, which could reduce the profitability of the Property and the value of your investment; and

●	The Manager and/or its affiliates may lend money to the Company or any Series to cover Operating Expenses (as defined below) and any shortfalls in the event we do not raise enough money.

Any of these and other conflicts of interest between the Series and the Manager could have a material adverse effect on the returns on your investments.

RISKS RELATED TO COMPLIANCE AND REGULATION

New and existing regulations could harm our business.

We are subject to the same laws as other companies conducting business on and off the Internet. Today, there are still relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, many laws relating to the Internet are being debated at all levels of government. In addition, it is not clear how existing laws apply to online businesses, and regulatory agencies or courts may claim or hold that we or the users of the Landa Mobile App are subject to licensure or that we are prohibited from conducting our business.

Our business could be negatively affected by the application of existing laws and regulations or the enactment of new laws or regulations applicable to our business. The cost to comply with such laws or regulations could be significant and would increase a Series’ Operating Expenses (as defined below), which could negatively impact the amount distributable to you. Regulatory and licensure claims could result in costly litigation or could require us to change the way we do business in ways that increase costs and reduce revenues. We could also be subject to fines or other penalties, and any of these outcomes could harm our business. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of raising capital, which would adversely affect the viability of the Landa Mobile App.

In addition, because the Landa Mobile App is viewable worldwide, although use of the Landa Mobile App by anyone outside of the United States is prohibited by our terms of use, foreign jurisdictions may claim that we are required to comply with their laws. Compliance may be more costly or may require us to change our business practices or restrict our service offerings relative to those in the United States. In addition, we may be subject to overlapping legal or regulatory regimes that impose conflicting requirements on us. Our failure to comply with foreign laws could subject us to penalties ranging from criminal prosecution to bans on our services.

We are offering the Shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make the Shares less attractive to investors as compared to a registered offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in the Shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regard to how the SEC or the individual state securities regulators or any other applicable regulatory body will regulate both the offer and sale of our securities, as well as any ongoing compliance to which the Series may be subject. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduce the attractiveness of the Shares, we may be unable to raise the funds necessary for one or more of the Series to commence operations, or to acquire and manage one or more of the Properties.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal control over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Our independent auditors identified a material weakness in our internal control over financial reporting, which, if not remedied, could have a significant adverse effect on our ability to report our financial results accurately and timely in the future.

Our independent auditors identified a material weakness in our internal controls in connection with the preparation of our financial statements, which management is taking steps to remediate. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Material Weakness in Internal Controls” for more information. There can be no assurance that any measures taken will remediate the identified material weakness, nor can there be any assurance as to how quickly management will be able to remediate the weakness. Failure to achieve and maintain an effective internal control environment could prevent us from providing reliable and accurate financial information and forecasts or from avoiding or detecting fraud.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we do not have a board of directors, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to holders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

If our series limited liability company structure is not respected, then investors may have to share any liabilities of our Company with all investors and not just those who hold the same Series as them.

The Company is structured as a Delaware series limited liability company that forms separate Series and issues membership interests in such Series. Each Series will merely be a separate series and not a separate legal entity. Under Section 18-215 of the LLC Act, if certain conditions are met, the liability of investors holding interests in one Series is segregated from the liability of investors holding interests in another Series and the assets of one Series are not available to satisfy the liabilities of other Series. Although this limitation of liability is recognized by the courts of Delaware, the series limited liability structure is not recognized in certain states, including states in which some of the Properties are located, and there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware law, and in the past certain jurisdictions have not honored such interpretation. For example, the State of Georgia, where a number of the Properties are located, does not permit the formation of a series limited liability structure and we cannot make any assurances that our series limited liability company structure will be respected in that state, or any other state that does not permit and/or recognize the Delaware series limited liability structure. If our series limited liability company structure is not respected, then investors in a Series may have to share any liabilities of our Company with all investors and not just those who hold the same Shares of such Series as them. Furthermore, while we intend to maintain separate and distinct records for each Series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215 of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series. The consequence of this is that the Series may have to bear higher than anticipated expenses which would adversely affect the value of the Shares or the likelihood of any distributions being made by a particular Series to its investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215 in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other series or the liabilities of the Company generally where the assets of such other Series or of the Company generally are insufficient to meet our liability.

Landa Series 1701 Summerwoods Lane and Landa Series 1741 Park Lane, as well as certain other series that are not included in this Offering Circular, were initially formed as registered series under Section 18-218 of the LLC Act. The Company is now offering new Shares of Landa Series 1701 Summerwoods Lane and Landa Series 1741 Park Lane as part of the offering pursuant to this Offering Circular and we expect to convert these Series into a protected series under Section 18-215 of the LLC Act. Although this conversion is allowed under Delaware law and maintains the separate legal entity status of each Series, there can be no guarantee that even if the registered series were or would have been upheld as separate legal entities, the Series’ status as separate legal entities will be upheld after their conversion to protected series.

We may incur significant costs complying with the Americans with Disabilities Act of 1990 (“ADA”) and similar laws, which could adversely affect us, including our future results of operations and cash flows.

Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. We have not conducted a recent audit or investigation of all of the Properties underlying the Series to determine our compliance with these or other federal, state or local laws. If one or more of our Properties are not in compliance with such laws, then we could be required to incur additional costs to bring the property into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants and could require a Series to make significant unanticipated capital expenditures. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect us, including our future results of operations and cash flows and a Series’ ability to pay any monthly distributions on its Shares.

RISKS RELATED TO THE LANDA MOBILE APP

Our ability to implement our investment strategy depends, in part, upon our ability to successfully conduct Offerings through the Landa Mobile App, which makes an investment in a Series more speculative.

We will conduct Offerings solely through the Landa Mobile App. The success of each Offering, and our ability to implement our business strategy, depends upon our ability to sell Shares to investors through the Landa Mobile App. If we are not successful in selling Shares through the Landa Mobile App, the ability of a Series to raise proceeds through an Offering will be limited and it may not have adequate capital to implement its investment strategy.

Our business and the business of each Series could be harmed if we are unable to maintain and grow the Landa Mobile App.

Our success and the success of each Series depends on our investors’ confidence in our ability to provide reliable, secure, real-time access to the Landa Mobile App. If the functionality of the Landa Mobile App is not reliable, or otherwise fails to perform, we could experience disruptions in service, slow delivery times, and insufficient capacity. These consequences could result in our investors deciding to stop using or to reduce their use of the Landa Mobile App, either of which would have a material adverse effect on our business, financial condition, and results of operations.

We rely on the Manager’s ability to continually improve and upgrade the Landa Mobile App to accommodate increases in investment volumes, irregular or heavy use of the Landa Mobile App, especially during peak times, regulatory changes, and the development of new and enhanced features to the Landa Mobile App, functionalities and ancillary solutions. The maintenance and expansion of the Landa Mobile App requires, and will continue to require, substantial financial, operational, and technical resources. As our operations grow in both size and scope, these resources will typically need to be committed well in advance of any potential increase in our revenues. We cannot assure you that we will always be able to maintain the Landa Mobile App without failure or degradation of performance, especially during periods of abnormally high volumes. If the Manager does not successfully adapt our existing Platform to the requirements of our investors or to emerging industry standards, our business, financial condition, and results of operations could be materially adversely affected.

The occurrence of a cyber incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

The Landa Mobile App processes certain confidential information provided by our investors and tenants in the Properties underlying each Series. While we intend to take commercially reasonable measures to protect our investors’ confidential information and maintain appropriate cybersecurity, the security measures of the Landa Mobile App, our company’s information technology systems or those of the Manager or our service providers (including the Broker Dealer, the Custodian and North Capital) could be breached. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. Any accidental or willful breach or other unauthorized access could cause such information to be stolen and used for criminal purposes, in which case our investors and/or tenants would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors to lose confidence in the effectiveness of our data security measures. As our reliance on technology has increased, so have the risks that could directly result from the occurrence of a cyber incident, including operational interruption, damage to our relationship with our tenants, and private data exposure, any of which could negatively impact our reputation and financial results.

Any significant disruption in service on the Landa Mobile App or in its computer systems could reduce the attractiveness of the Landa Mobile App and result in a loss of users.

If a catastrophic event resulted in a platform outage and physical data loss, the Landa Mobile App’s ability to perform its functions would be adversely affected. Landa Mobile App’s hosting services infrastructure is provided by a third-party hosting provider (the “Hosting Provider”). We also maintain a backup system at a separate location that is owned and operated by a third party. Our operations depend on the Hosting Provider’s ability to protect its and our affiliate’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. Any interruptions or delays in our service through the Landa Mobile App could materially affect our ability to perform any services for corresponding real estate investments or maintain accurate accounts, our relationships with users of the Landa Mobile App and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. We currently do not have a disaster recovery plan in place. Further, the Landa Mobile App has not been tested under actual disaster conditions, and we may not be able to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. These factors could prevent us from processing or posting payments on the corresponding investments, damage our brand and reputation, divert our Manager’s attention and cause users to abandon the Landa Mobile App.

We rely on third-party banks and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the corresponding equity investments may be adversely affected.

We and the Landa Mobile App rely on third-party and FDIC-insured depository institutions to process our transactions, including payments of corresponding equity investments, processing of subscriptions under each offering and distributions to our investors. Under the Automated Clearing House (ACH) rules, if we experience a high rate of reversed transactions (known as “chargebacks”), we may be subject to sanctions and potentially disqualified from using the system to process payments. The Landa Mobile App also relies on computer hardware purchased and software licensed from third parties. This purchased or licensed hardware and software may be physically located off-site, as is often the case with “cloud services.” This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all. If the Manager cannot continue to obtain such services for the Landa Mobile App elsewhere, or if it cannot transition to another processor quickly, our ability to process payments will be materially affected and your ability to receive distributions will be delayed or impaired.

If there are design defects, errors, failures or delays in the Landa Mobile App, our business could suffer serious harm.

Despite testing, the Landa Mobile App may contain design defects and errors, including when new updates or enhancements are released. Such errors or defects may cause the Landa Mobile App to operate incorrectly or less effectively. When problems occur, it might be difficult to identify the source of the problem. In addition, we could experience delays while developing and introducing new or enhanced features to the Landa Mobile App, primarily due to difficulties in technology development, obtaining any applicable regulatory approval, licensing data inputs, or adapting to new operating environments.

If design defects, errors or failures are discovered in the Landa Mobile App, we may not be able to correct or work around them in a cost-effective or timely manner or at all. The existence of design defects, errors, failures or delays that are significant, or are perceived to be significant, could also result in rejection or delay in market acceptance of the Landa Mobile App, damage to our reputation, loss of investors and related revenues, diversion of resources, product liability claims, regulatory actions or increases in costs, any of which could materially adversely affect our business, financial condition or results of operations.

USE OF PROCEEDS

The Offerings are being conducted on a “best efforts” basis with no minimum offering amount, and neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Series’ Shares. See the “Use of Proceeds” in Appendix B for detailed information about the use of proceeds for each Series.

DESCRIPTION OF OUR BUSINESS

Company Overview

Landa App LLC (the “Company”) was formed in 2019 as a Delaware series limited liability company to offer a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties. From time to time, the Company will form separate Series, each of which will hold a resident rental property as its primary asset (each a “Property,” and collectively, the “Properties”).

Landa App LLC was originally formed as a series limited liability company under the LLC Act. Certain series of the Company that are not included in this Offering Circular were initially formed as registered series under Section 18-218 of the LLC Act. Since each Series is separately protected under Section 18-215 of the LLC Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series as provided under the LLC Act. We intend to treat each Series as a separate entity for U.S. federal income tax purposes. In addition, we intend that each Series will be treated as a corporation for U.S. federal income tax purposes.

All Shares will initially be offered through the Landa Mobile App.

Investment Objectives

Our primary investment objectives are to:

●	realize growth in the value of our Property investments;

●	maximize net operating income; and

●	preserve, protect and return your capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Property Acquisition Strategy

We intend to acquire residential properties on an opportunistic basis. We will focus on acquiring market ready properties or properties requiring renovation, which may include existing income-producing properties, in neighborhoods exhibiting growing rental demand, strong rental growth rates, and in geographic regions which exhibit steady real estate asset appreciation. Our expected target markets are neighborhoods surrounding metropolitan statistical areas of at least one million (1,000,000) residents, which we estimate having historical capitalization rates ranging from approximately four percent (4%) to seven percent (7%) for residential properties. In addition, we expect to target cities with growing populations, or cities that show strong rental demand.

In addition to the Acquisition Notes and Refinance Notes described in this Offering Circular, each Series may seek additional capital in the form of debt financing from other financing sources to satisfy any additional cash requirements, including a related-party loan between each Series and the Manager.

Governmental Regulation

Each Series’ respective business practices and Properties are subject to regulation by numerous federal, state and local authorities. See “Regulations” for a discussion of applicable governmental regulations.

Industry

Residential Housing

Residential housing is the largest real estate asset class in the United States, with approximately 140 million total housing units and a total value of more than $43.4 trillion according to Zillow.com. The single-family rental market has grown in recent years as homeownership rate has declined following the global financial crisis, and the Covid-19 pandemic. We believe this decline in homeownership is due to a number of factors. First, mortgage financing for the consumer is now harder to obtain due to conservative mortgage underwriting standards which arose after the global financial crisis. Many Americans have limited credit and do not have the liquidity required to put a down payment on a home. Second, we believe that the U.S. is undergoing a demographic shift away from the desire to own a home and that Americans are looking for more flexibility and mobility in their housing. Finally, over the recent years, home prices have increased faster than wage growth which has created an affordability problem for potential homeowners. We believe these factors have shifted the landscape in the U.S. housing market over the recent years and have contributed to the rise in the demand for rental housing.

We believe that the increased demand for rental housing has created the institutionalization of single-family investment ownership. Prior to 2012, the single-family rental sector primarily consisted of smaller, non-institutional owners and managers, however, larger institutional investors have emerged in recent years. Despite this growth, it is estimated that institutional owners only represent approximately 375,000 units or 2.5% of all single-family rental units in the United States, according to Institutional Real Estate, Inc. The expansion of institutional owners into this asset class has led to management efficiency and technology development in the industry which has improved the cost to manage a rental home. Operating metrics for institutionally managed single-family rentals are now comparable to traditional multi-family properties as single-family rental properties exhibit similar occupancy levels to multi-family properties with lower turnover rates. In addition, according to the National Association of Realtors, the single-family housing market is the most liquid real estate asset class in the United States, with an average of 5.2 million sales of existing homes per year from 2005 to 2021.

Supply: Historically Low and Favorable Conditions Are Expected to Continue

The housing market in the United States has not kept pace with population growth and household formation resulting in a shortage in supply. We believe that this supply imbalance has led to higher demand for housing across the country which ultimately affects housing prices. Due to this shortage of housing, the median home prices have increased much faster than what the consumer can afford creating an affordability problem for many Americans, exemplified in the home price to income ratio. In 1995, the home price to income ratio was 4.24, meaning the median cost of a single-family home in the U.S. was 4.24x the average median income. As of December 31, 2021, the home price to income ratio was 7.58, according to the Federal Reserve Bank of St. Louis. We believe that the “American Dream” of owning is starting to fade from the psychology of the U.S. consumer due to the hurdles associated with purchasing a home and the limited affordable supply available. This is exemplified by changes in the homeownership over the past 15 years where the homeownership rate across the country decreased in 90% of U.S. metropolitan areas. As of the end of 2021, the homeownership rate was 65% compared to 69% at its all-time high in 2004, according to a report by the U.S. Census Bureau.

We believe that the single-family and duplex rental industry is well-positioned to provide Americans, who prefer the lifestyle associated with being in a single-family home or duplex, an affordable housing solution.

Demand: Demographic Shifts and Professionally Managed Services

As the hurdles of homeownership continue to grow for the average American, we believe that the demand for rental housing increases. This shift in demand for rental housing is one of the financial components driven by affordability, however, there is also a demographic shift in the perspective of housing. Delayed household formation, desired mobility, and the illiquidity associated with owning a home are large contributors to the increasing demand for rental housing in the U.S., specifically in the “millennial” population. Millennials, while potentially experiencing higher wage growth compared to previous generations, are also plagued with student debt. According to the Department of Education, as of December 2021, borrowers between ages 24-35 have an average outstanding loan balance of $33,600. This amounts to roughly 8% of the $408,100 median home price in the U.S. Said differently, many millennials have outstanding debt instead of liquidity that could be utilized for a down payment of a home. Millennials are also forming households much later than previous generations, meaning marriage and children are coming later in life. Typically, as these life events happen, the demand for more square footage and transition from apartment living to a single-family household occurs. We believe that the combination of student debt and the delay in household formation amongst the millennial population have contributed to the demand for single-family rental housing.

Recently, the US experienced the fastest increase in prices since 1981, leading to inflation exceeding nine percent (9%) in June 2022 according to the U.S. Bureau of Labor Statistics. In response, the Federal Reserve raised interest rates by the largest amount since 1994, ending a near four-decade trend of falling, near-zero interest rates. This shift in interest rates drove mortgage rates to their highest levels in nearly 14 years. We believe that the net result of these increases in interest rates further deter home purchase activity generally, but particularly among millennials who are more likely to require debt, which ultimately may lead to an increase in demand for rentals.

Rising inflation may adversely affect a Series by increasing costs of goods, materials, labor, and fuel, which may increase such Series’ operating expenses. In addition, higher interest rates, may make it difficult or expensive for a Series to refinance any outstanding indebtedness, including the Acquisition Notes, with a new mortgage or other debt financing. As of the date of this Offering Circular, neither the Company nor any of the Series has been materially impacted by inflationary pressures or rising interest rates. The Manager will continue to monitor and assess economic conditions, and intends to take reasonable steps to mitigate any impact on a Series and/or its underlying Property, or the Company in general.

In addition to these structural hurdles that millennials face with respect to homeownership, we believe that there are psychological and geographic factors that play a part in the demand for rental housing. Psychologically, many millennials do not place as high of a value on homeownership as compared to previous generations. The purchase of a house is typically the largest investment that occurs in an individual’s lifetime and millennials are the generation that witnessed this class of investment depreciate during the financial recession. In addition, many millennials have more mobility due to remote working and improved technology. As commerce, industry and technology improve, fewer Americans will be required to be in an office which may lead to an increase in moving– especially in light of the recent move by many businesses to institute “work from home” policies as a result of the outbreak of COVID-19. The flexibility of being on an annual lease compared to owning a home allows for this optionality and thus, aids to drive demand for single family rentals.

Lastly, we believe demand for single-family rentals will increase as the sophistication of the companies offering housing solutions improves. As of December 2021, single-family rental homes are not uncommon as there are roughly 17.5 million single-family rental homes across the U.S. and the industry has rapidly evolved since the 2008 recession. Since the recession, there has been an influx of institutional capital into the single-family rental space which has changed the general landscape of rental housing. As of December 2021, these institutions only account for less than 3% of the single-family rental industry, according to MetLife Investment Management. We believe they have played a significant role in changing the product. Institutional ownership of single-family rental homes has provided services, technology and convenience to those looking to rent a single-family home and these institutions have been well-positioned to experience the demographic shift away from homeownership. We believe that the institutionalization of the single-family rental industry provides professional management services that make the renting process even easier for many Americans.

We believe that these drivers have impacted the single-family rental industry positively already. Single-family rental demand has increased by 31% in the past 10 years according to the Census American Community Survey, compared to 14% for multifamily properties. Additionally, single-family properties have outperformed multifamily properties with respect to rent growth, vacancies, and rent payment delinquencies. As consumer preferences related to housing evolve, we expect that the demand for single-family rental housing will increase and outpace other housing sectors.

Our Manager

Services Provided

Each Series intends to enter into a Management Agreement with Landa Holdings prior to such Series’ initial Closing. Pursuant to the Management Agreement, the Manager will, among other things, provide certain property management, consulting, Landa Mobile App hosting and support and legal and accounting services to each Series, as well as provide each Series with a management team and the appropriate support personnel to meet our operational needs. Under the Management Agreement, the Manager’s services include, but are not limited to, identifying properties for potential acquisition, conducting any required due diligence with respect to each property, obtaining property appraisals, coordinating inspections and financing (if needed), negotiating the purchase of the properties, arranging for rental of any properties, undertaking, and providing customized advisory services. In addition, under the terms of the Landa Mobile App License Agreement, each Series was granted a license to use the Landa Mobile App by the Manager.

While we expect each Series to hold its Property indefinitely, our Manager may also coordinate the disposition of a Property, pursuant to the Master Agreement.

Manager Compensation

The Manager will receive fees and expense reimbursements pursuant to the Management Agreement for certain services to the Series and the Properties underlying each Series, as set forth in the table below. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Shares.

Form of Compensation and Recipient	Determination of Amount

Acquisition Stage

Acquisition Fee—Manager

In connection with the acquisition or expected acquisition of its Property from Landa Properties, each Series issued an Acquisition Note to the Manager, which included payment to the Manager of an acquisition fee calculated based on a percentage of the purchase cost of the Property. Please see the section entitled “Use of Proceeds” in Appendix B for the actual amount of each Acquisition Fee payable by a Series.

Reimbursement of Property Diligence —Manager	In connection with the acquisition or expected acquisition of its Property from Landa Properties, each Series issued an Acquisition Note to the Manager, which included reimbursement to the Manager of actual expenses incurred in connection with the evaluation, discovery, and investigation of the Property.

Operational Stage

Monthly Management Fee—Manager	Each Series will pay the Manager a Monthly Management Fee, which may range from five percent (5%) to ten percent (10%) of the Gross Monthly Rent for each Property. See the section entitled “Description of the Properties and the Series” in Appendix B in this Offering Circular and the applicable Management Agreement, for additional information regarding the current or expected Monthly Management Fee payable to the Manager.

Special Servicing of Non-Performing Properties & Liquidation—Manager	Each Series will reimburse the Manager for any out-of-pocket expenses in connection with the special servicing of non-performing Properties and the liquidation of Properties.

Loans for Operations—Manager or its Affiliates	The Manager or its affiliates may provide loans to the Series following its offering, which will be used, among other things, to refinance any borrowings relating to its Property or, in the event a Series incurs a significant unforeseeable expense or vacancy, to be used by such Series to cover its debt obligations or other liabilities. In the case that the Manager provides a loan to a Series (other than the Acquisition Note), the Series will be obligated to pay interest no greater than seven percent (7%) on that loan at a rate to be determined solely by the Manager.

ACH Transfer Fees	Investors can select between same-day ACH or standard ACH transfer timing. If an investor chooses standard ACH transfer timing (3-5 business days), the Manager pays all ACH fees on behalf of investors. If an investor chooses same-day ACH, the Manager may charge a fee of up to $1.99 for such ACH transfers.

Investment Decisions and Asset Management

Within our investment policies and objectives, the Manager will have discretion with respect to the selection of specific investments and the purchase and sale of the Properties. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective property management and timely disposition of such Properties. As such, the Manager will employ a disciplined investment approach that utilizes its experience with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active management of each Property acquired.

To execute our disciplined investment approach, the Manager will take responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – The Manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – The Manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Risk management will be a fundamental principle in the management of each of the Properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. The Manager will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●	Property Management – Prior to the purchase of a Property, the Manager will develop an asset business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The Manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investments in Property

Our investment in real estate generally takes the form of holding fee simple title to the Properties.

Our obligation to purchase any Property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate;

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the Manager;

●	auditable financial statements covering recent operations of Properties having operating histories;

●	title and liability insurance policies; and

●	any other documents or materials required in order to evaluate an investment in a property.

In purchasing, leasing and improving or developing Properties, we will be subject to risks generally incident to the ownership of real estate.

Investment Process

The Manager has the authority to make all the decisions regarding the Series’ investments consistent with the investment objectives and leverage policies approved by the Manager and subject to the limitations in the Master Agreement and the Series Designation for such Series.

The Manager will focus on the sourcing, acquisition and management of residential properties. The Manager will source investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments, the Manager will utilize its investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that the Manager will consider when evaluating prospective opportunities include:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and leasing market conditions affecting the Properties;

●	the cash flow in place and projected to be in place over the expected holding period of the Properties;

●	the appropriateness of estimated costs and timing associated with capital improvements of the Properties;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the Properties;

●	review of third-party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

The Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Disposition Policies

We intend to hold and manage the Properties underlying each Series for an indefinite period of time. If the Manager, acting in its sole discretion, decides to sell a particular property, it will seek to achieve a selling price that maximizes the distributions to investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Pursuant to the Master Agreement, the Manager may determine that it is in the best interests of members to dispose of a Property. The determination of when a particular Property should be sold or otherwise disposed of will be made by the Manager, acting in its sole discretion, after consideration of relevant factors, including, but not limited to, prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, how any existing lease agreements on a Property may impact the potential sales price, and any other factors that the Manager may deem relevant.

Following the sale of a Property, the Manager will distribute the proceeds of such sale pro-rata to the holders of the Shares of a Series (after payment of any accrued liabilities or debt on the Property or of the Series at that time).

Operating Expenses

Each Series will be responsible for certain expenses related to such Series or the Property held by such Series (hereinafter “Operating Expenses”), including, but not limited to:

●	interest expense under the applicable Acquisition Note and Refinance Note, and/or any other debt obligations;

●	any and all fees, costs and expenses incurred in connection with the management of a Property, including Monthly Management Fees, Home Ownership Association fees, taxes, marketing fees, security and maintenance fees;

●	any and all insurance premiums or expenses, including property insurance in connection with the Series’ Property;

●	any withholding or transfer taxes imposed on the Company or a Series as a result of its or their earnings, investments or withdrawals in connection with the Property;

●	any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements in connection with the Property;

●	any legal fees and costs (including settlement costs) arising in connection with any disputes with tenants, litigation or regulatory investigation instituted against the Series or a Manager in connection with the affairs of the Series;

●	any fees, costs and expenses of engaging a third-party registrar and transfer agent appointed by the Manager in connection with a Series;

●	any indemnification payments to be made pursuant to the obligations of the Master Agreement;

●	the fees and expenses of the Company’s or a Series’ counsel in connection with advice directly relating to the Series’ legal affairs;

●	the costs of any other outside appraisers, inspectors, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager will bear its own expenses of an ordinary nature, including, all administrative, operating and personnel costs and expenses, taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a Series and cannot be covered by any Reserves of such Series, the Manager may (a) pay such Operating Expenses and seek reimbursement and/or (b) loan the amount of the Operating Expenses to the applicable Series and be entitled to reimbursement of such amount from future revenues generated by such Series. In the case that the Manager provides a loan to a Series (other than the Acquisition Note), the Series will be obligated to pay interest no greater than seven percent (7%) on that loan at a rate to be determined solely by the Manager. See “Description of Our Business—Our Manager — Manager Compensation.”

Further, if the Operating Expenses exceed the amount of revenues generated from a Series and cannot be covered by any Reserves of such Series, then you may be unable to receive distributions until the Series can generate revenue.

The Landa Mobile App

The Manager owns and operates the Landa Mobile App, a mobile app-based investment platform. Through the Landa Mobile App, investors can:

●	Browse Series’ Offerings and obtain information about a Series and/or Property, including location, property type and projected rental income;

●	Analyze Properties by reviewing neighborhood statistics and comparable properties in the relevant market;

●	Connect a bank account to the Landa Mobile App, transfer funds to their Landa Account and monitor their Landa Account balance;

●	Review the Series Materials for the applicable Series;

●	Transact entirely online, including executing digital legal documentation, funds transfer and ownership recordation; and

●	Manage and track investments through an online portfolio; and receive distributions and regular financial and tax reports.

The Landa Mobile App is available for download on iOS and Android devices.

We intend to offer and sell the Shares in our Offerings exclusively through the Landa Mobile App.

Competition

There is significant competition in the real estate industry, including numerous REITs with property acquisition objectives similar to the Series. In addition, we face competition primarily from other real estate investment platform companies such as Roofstock, Inc., Fundrise LLC, Arrived Homes, LLC and Compound Projects, LLC, as well as a range of emerging new companies providing real estate investment products and services. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Employees

Neither the Company, nor any Series, has any employees. The Company is, and each Series is currently, or is expected to be, managed by Landa Holdings. Employees of Landa Holdings will provide all operational, administrative, and managerial services to the Company and each Series.

Legal Proceedings

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

DESCRIPTION OF THE PROPERTIES AND THE SERIES

See “Description of the Properties and the Series” in Appendix B for detailed information about the Properties underlying the Series

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

Landa App LLC was originally formed as a series limited liability company under the LLC Act. Certain series of the Company that are not included in this Offering Circular were initially formed as registered series under Section 18-218 of the LLC Act. All subsequent Series have been, and will be, formed as protected series.

The Company was formed for the purpose of creating the Series and offering Shares in such Series and may form new series from time to time. Each Series will be governed by the Master Agreement and the Series Designation for such Series, which is included as an exhibit to this Offering Circular and will also be available at the applicable Property Page. We expect that the Company’s, and each Series’, sole source of income will be from rental income and any profits on the appreciation of any Property, if there is a disposition of the Property.

The purpose of each Series is to acquire and hold a single residential rental property, including single-family homes or duplexes, and offer a unique investment opportunity for eligible investors to benefit from the performance of such Properties. We are offering a maximum of 10,000 membership interests (each a “Share” and collectively, the “Shares”) of each of the Series of the Company, at the respective purchase prices listed on the cover page of this Offering Circular. Title for each Property underlying the Series is currently held by Landa Properties. We expect that Landa Properties will transfer title to the Property underlying each Series either to the applicable Series or to the Company for the benefit of the applicable Series (pursuant to the Master Agreement) prior to such Series’ initial Closing. Upon transfer of title, Landa Properties will assign the lease agreements for the Properties underlying each Series to the applicable Series.

We intend to acquire Properties located in “metropolitan statistical areas” that provide economic growth and strong rental demand. Our objective is to operate and manage each of the Properties in an effort to maximize net operating income so that stable cash flow is available to distribute to the holders of the Shares of the applicable Series. To that end, we will target Properties that we believe are in a stable condition as we determine through due diligence during the acquisition process. We will seek to acquire Properties that we believe will provide monthly net income distributions to investors, without holding periods, and without charging asset management fees. Real estate acquisitions will be on an opportunistic basis. However, there is no assurance that our management or acquisition objectives will be realized.

Series and Property Information

The Company may form new series from time to time. Pursuant to this Offering Circular, we are offering a maximum of 10,000 membership interests (each a “Share” and collectively, the “Shares”) of each of the Series, at the respective purchase prices listed on the cover page of this Offering Circular.

Prior to the Closing of the first Offering of each Series, each Series will distribute all cash held by such Series to the Manager, except for the initial reserve allocation for such Series, as described under “Use of Proceeds” in Appendix B for more information regarding each of the Series that is being offered pursuant to this Offering Circular and its underlying Property.

The proceeds from each Series’ Offering, together with the proceeds of the Refinance Note, are intended to pay down all or a portion of the Acquisition Note.

Refinance Notes

Each New Series intends to refinance approximately 60.00% of the purchase price of its Property by refinancing the applicable Acquisition Note with the proceeds of its Series Offering and a Refinance Note. However, the Manager has not yet entered into a commitment for such loan and, therefore, the exact amount and terms of the Refinance Note are, as of the date of this Offering Circular, subject to further negotiation with the Refinance Lender. For example, the Company expects to receive a new appraisal for each Property prior to the commencement of each New Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that the Refinance Lender is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering.

For discussion on trends in property values and leasing, see “Market Outlook – Real Estate Finance Markets” in this section.

Prior Series Offerings

General

The Company previously filed a separate offering statement for the offer and sale of shares of forty-five (45) Separate Offering Series. Of these forty-five (45) offerings of Separate Offering Series, five (5) were withdrawn before any shares of such Separate Offering Series were issued, and two were previously liquidated when their underlying property was sold to Landa Properties: Landa Series 1701 Summerwoods Lane and Landa Series 1741 Park Lane (the “Previously Liquidated Series”). Proceeds from the sale of such underlying property of the Previously Liquidated Series were distributed among such Series’ shareholders and such shareholders’ shares were cancelled. The Company is now offering new Shares of the Previously Liquidated Series as part of the offering pursuant to this Offering Circular.

Recent Developments

The tables below provide information with respect to recent developments of the Separate Offering Series including dividend payments, lease renewals, vacancies and defaults. These recent developments are incorporated by reference to their respective hyperlinked Form 1-U (File No. 24R-00426) filed by the Company.

Form 1-U	Subject
Date and hyperlink	Leasing Status	Distributions	Other
07/08/2021		X	Notes
07/22/2021		X
07/27/2021		X
09/09/2021	X
12/16/2021	X
01/04/2022	X
01/27/2022			Notes; Transfer of Title
02/01/2022	X	X
02/25/2022	X
03/01/2022	X	X
03/11/2022			Liquidation/Dissolution
04/05/2022	X	X
05/03/2022	X
05/05/2022		X
06/06/2022	X	X
07/07/2022	X	X
07/25/2022	X
08/05/2022	X
08/09/2022		X
09/07/2022	X
09/08/2002		X
10/06/2022	X	X
10/24/2022			Issuance of Note
10/24/2022			Issuance of Note
10/26/2022			Trading Fees
11/07/2002		X
12/07/2022		X
01/04/2023		X
01/10/2023	X
01/12/2023			Trading Fees
02/03/2023		X
03/03/2023		X

Impact of the COVID-19 Coronavirus Pandemic

The international spread of COVID-19 was declared a global pandemic by the World Health Organization on March 11, 2020. The extent to which this pandemic could continue to affect our financial condition, liquidity, and results of operations is difficult to predict and depends on evolving factors, including, but not limited to, duration, scope, government actions, and other social responses. Beginning in March 2020, many states in the U.S., including the states where our Properties are located, implemented stay-at-home and shutdown orders for all “non-essential” business and activity in an aggressive effort to mitigate the spread of COVID-19. These orders have continued to evolve resulting in a full or partial lifting of these restrictions at various points over the past two years. Vaccinations for the COVID-19 virus have been widely distributed among the general U.S. population which has resulted in a loosening of previously mandated restrictions. However, the potential emergence of vaccine-resistant variants of COVID-19 could trigger restrictions to be put back in place. Such restrictions may include mandatory business shut-downs, reduced business operations and social distancing requirements.

The pandemic’s duration and severity and the extent of the adverse health impact on the general population and on the local population where our Properties are and will be located are unknown. These, among other items, will likely impact the economy, the unemployment rate and our operations and could materially affect our future consolidated results of operations, financial condition, liquidity, investments and overall performance. In addition, our business may be affected by our ability to hire and/or maintain adequate staffing and disruption in the supply chain for building, construction and related goods and materials. For more information, please see the section entitled “Risk Factors – The COVID-19 pandemic may adversely affect our business.”

Plan of Operations

We have previously launched a number of Series and we plan to launch an as of yet undetermined number of additional Series and related Offerings in the next twelve (12) months with Properties that we acquire from our affiliates, including Landa Properties, as well as Properties acquired from third parties. The proceeds from any additional Offerings closed during the next twelve (12) months will be used for, among other things, the acquisition of Properties by the Series conducting the Offerings. No investor in any Series will, by virtue of its interest in such Series, including its underlying Property, have any interest in, or rights to acquire an interest in, any other Series.

While each Series intends to hold its Property indefinitely, as each Property reaches what the Manager believes to be its optimum value, the Manager may consider disposing of such Property. Please see “Description of our Business – Our Manager – Disposition Policies” for more information about our disposition policy with respect to the Properties.

We expect that the rental income earned from each Series’ Property will satisfy each Series’ cash requirements.

Each Series may seek additional capital in the form of debt financing from other financing sources to satisfy any additional cash requirements, including a related-party loan between each Series and the Manager.

Financial Condition and Results of Operations

See the linked sections below regarding information with respect to our (i) liquidity and capital resources, (ii) results of operations (iii) operating expenses and (iv) critical accounting policies for the periods covered by our most recent Annual Report on Form 1-K and Semi-Annual Report on Form 1-SA which information is hereby incorporated by reference into this offering circular.

●	Form 1-K/A Financial Statements and Accompanying Notes for the Year Ended December 31, 2021.

●	Form 1-SA Financial Statements and Accompanying Notes for the Six Months Ended June 30, 2022.

Acquisition Notes and Refinance Notes

See the following for information regarding the Acquisition Notes and Refinance Notes:

●	Appendix A for the information on the current outstanding balances of each Acquisition Note and Refinance Note

●	Appendix B under the headings “Description of the Properties and the Series—Loans—Acquisition Notes”, and “Description of the Properties and the Series—Loans—Refinance Notes” for more information on the original and expected, as applicable, amounts and terms of each Acquisition Note and Refinance Note.

Market Outlook—Real Estate Finance Markets

While the recent spread of COVID-19 has created uncertainty about the overall stability of the economic and financial market, we remain encouraged by the fundamentals of the residential housing market and believe there will be an increased demand for residential rental properties, including single-family homes and duplexes. As we look ahead the next three years, we believe improving fundamentals, transactions, and residential real estate lending activities will continue to strengthen in core United States metro markets. We also expect high foreign direct investment in United States markets and real estate assets to continue. Further, the assistance provided by governmental support programs and commitments is expected to support U.S. capital markets over the immediate future.

If markets continue to strengthen, the competition for risk-adjusted yield will become increasingly fierce. We believe that innovative funding options and quicker closing timelines from the Manager allow for greater financing availability in a period of rising competition amongst capital providers.

However, risks related to interest rate hikes and regulatory uncertainty could adversely affect growth and the values of our investments. In the event market fundamentals deteriorate, our real estate portfolio may be impaired as a result of lower occupancy, lower rental rates, and/or declining values. Further, these circumstances may materially impact the cost and availability of credit to borrowers, hampering the ability of the Manager to acquire new investments with attractive risk-reward dynamics. Among other things, this could affect the availability of lending for New Series’ Refinance Notes, making it more difficult for each New Series to fully discharge its Acquisition Note; see “Series and Properties Information – Refinance Notes” for more information on New Series’ Refinance Notes.

Over the short term, we remain cautiously optimistic about the opportunity to acquire investments offering attractive risk-adjusted returns in our targeted investment markets. However, we recognize disruptions in financial markets can occur at any time. By targeting modest leverage and short target investment durations, we believe we will remain well positioned, as compared to our competitors, in the event current market dynamics deteriorate.

Material Weakness in Internal Controls

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect and correct misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies in internal controls, such that there is a reasonable possibility that a material misstatement of the entity’s financial statements will not be prevented or detected and corrected on a timely basis.

See “Risk Factors” — Our independent auditors recently identified a material weakness in our internal control over financial reporting, which, if not remedied, could have a significant adverse effect on our ability to report our financial results accurately and timely in the future.

DETERMINATION OF PURCHASE PRICE

The purchase price for the Shares of each Series was determined by the Manager and was calculated by dividing (a) the total amounts outstanding under the Series’ Acquisition Note, less the principalamount, as applicable, of the Refinance Note by (b) 10,000, which represents the total expected Shares to be issued in such Series.

PLAN OF DISTRIBUTION

Landa Holdings, as the Manager, will manage the day-to-day operation of the Company and each of the Series. Landa Holdings also owns and operates the Landa Mobile App, through which investors may indirectly invest, through the purchase of Shares of a Series, in a Property.

We are offering a maximum of 10,000 Shares of each of the Series of the Company, at the respective purchase prices set forth on the cover page of this Offering Circular, pursuant to the terms and conditions set forth in the applicable Series Materials. The Shares are being offered to the public on a “best efforts,” no offering minimum basis, and therefore, we are only required to use our best efforts to sell the Shares of each Series. Neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Series’ Shares.

The Shares will be offered through the Landa Mobile App. We do not intend to use commissioned sales agents or underwriters as part of the Offerings. We expect that the officers of the Manager will offer and sell the Shares in reliance upon the exemption from registration contained in Rule 3a4-1 of the Exchange Act and will not receive any compensation from the offer or sale of the Shares. For additional information about the Landa Mobile App, please see “Offering Summary—The Landa Mobile App.”

The Manager previously offered, through the Landa Mobile App, incentives to potential and/or existing investors in the form of “free” Shares that were issued by a Series to such investors and paid for by the Manager such that a Series received its full offering proceeds. All Shares issued in connection with such incentive programs were issued pursuant to this offering and were subject to the maximum offering amount permitted under Regulation A. The Manager acted as a statutory underwriter with respect to the Shares issued in connection with such incentive programs. The Manager has discontinued offering such incentive programs. Prior to terminating the programs, the Manager funded, and the Company issued, 20,453 “free” Shares with an aggregate value of $104,889 in connection with such programs. These “free” shares were divided on a Series by Series basis as follows:

Series Name	Number of Shares	Value ($)
LANDA APP LLC - 10167 Port Royal Court Jonesboro GA LLC	32	89.92
LANDA APP LLC - 1246 Elgin Way Riverdale GA LLC	122	467.077
LANDA APP LLC - 1703 Summerwoods Lane Griffin GA LLC	245	876.414
LANDA APP LLC - 1712 Summerwoods Lane Griffin GA LLC	790	3646.798
LANDA APP LLC - 1743 Summerwoods Lane Griffin GA LLC	415	1484.538
LANDA APP LLC - 1750 Summerwoods Lane Griffin GA LLC	1240	4435.728
LANDA APP LLC - 1910 Grove Way Hampton GA LLC	19	41.9178
LANDA APP LLC - 4267 High Park Lane East Point GA LLC	326	1552.575
LANDA APP LLC - 4474 Highwood Park Drive East Point GA LLC	829	3556.2442
LANDA APP LLC - 593 Country Lane Drive Jonesboro GA LLC	32	78.6944
LANDA APP LLC - 6436 Stone Terrace Morrow GA LLC	7	10.8353
LANDA APP LLC - 6440 Woodstone Terrace Morrow GA LLC	16	29.1904
LANDA APP LLC - 6848 Sandy Creek Drive Riverdale GA LLC	23	50.2941
LANDA APP LLC - 687 Utoy Court Jonesboro GA LLC	132	434.5704
LANDA APP LLC - 729 Winter Lane Jonesboro GA LLC	116	362.1636
LANDA APP LLC - 7349 Exeter Court Riverdale GA LLC	201	786.6738
LANDA APP LLC - 8569 Creekwood Way Jonesboro GA LLC	256	869.1456
LANDA APP LLC - 8641 Ashley Way Douglasville GA LLC	1048	5234.76
LANDA APP LLC - 8645 Embrey Drive Jonesboro GA LLC	141	481.4445
LANDA APP LLC - 8651 Ashley Way Douglasville GA LLC	217	909.2517
LANDA APP LLC - 8652 Ashley Way Douglasville GA LLC	1383	8205.2007
LANDA APP LLC - 8653 Ashley Way Douglasville GA LLC	354	1873.8282
LANDA APP LLC - 8654 Ashley Way Douglasville GA LLC	516	2399.4
LANDA APP LLC - 8655 Ashley Way Douglasville GA LLC	350	2136.82
LANDA APP LLC - 8659 Ashley Way Douglasville GA LLC	304	1923.256
LANDA APP LLC - 8662 Ashley Way Douglasville GA LLC	1767	9912.3399
LANDA APP LLC - 8668 Ashley Way Douglasville GA LLC	2312	13460.9242
LANDA APP LLC - 8670 Ashley Way Douglasville GA LLC	1579	10203.49
LANDA APP LLC - 8674 Ashley Way Douglasville GA LLC	305	1437.6785
LANDA APP LLC - 8675 Ashley Way Douglasville GA LLC	1633	7405.655
LANDA APP LLC - 8677 Ashley Way Douglasville GA LLC	271	1156.2757
LANDA APP LLC - 8678 Ashley Way Douglasville GA LLC	1682	10765.8086
LANDA APP LLC - 8679 Ashley Way Douglasville GA LLC	376	1733.9992
LANDA APP LLC - 8683 Ashley Way Douglasville GA LLC	711	3397.7268
LANDA APP LLC - 8780 Churchill Place Jonesboro GA LLC	94	357.7358
LANDA APP LLC - 8796 Parliament Place Jonesboro GA LLC	130	404.157
LANDA APP LLC - 9439 Lakeview Road Union City GA LLC	479	2716.3611
Totals	20,453	104,889

The incentive programs that the Manager previously offered to investors covered a range of alternatives based on a number of factors including but not limited to: (i) whether one or more Series Offerings had not been fully sold and remained open after a certain amount of time, (ii) an investor making an investment for the first time, (iii) an investor making a first investment after a specified amount of time or (iv) a member of Landa, who may or may not have been an investor, referring a friend to sign up (without any obligation to invest in offerings available on) the Landa Mobile App.

Programs offered by the Manager in the past included a “Referral Reward” program, a “New Investor” program and a “Black Friday” (a/k/a “Cyber Monday”) program. For example, under one such incentive program, the Manager funded the purchase of one Share that was chosen for each new investor and/or referring investor, as applicable, from the current Share inventory of a Series and the Company deposited such Share into the respective investor’s account. The investors could not choose their free Share, were provided the opportunity to view the offering circular for such Share, and needed to actively opt in to receive the free Share. Upon a new investor completing the onboarding process (including full AML/KYC checks and review and acceptance by the Broker Dealer of the transaction and the recipient) and connecting his/her bank account with the Landa Mobile App, and after such new investor’s account had been approved, the new investor and/or the referring investor were entitled to receive their free Share. New investors did not actually have to invest in any Series to receive their free Share; they only needed to successfully open an account and connect their bank account.

The Company has engaged Dalmore Group, LLC, a broker-dealer registered with the SEC and a member of FINRA (the “Broker Dealer”) pursuant to a Broker Dealer Agreement dated May 3, 2021 (the “Broker Dealer Agreement”). The Broker Dealer Agreement has a 12-month term and will renew automatically for successive 12-month terms unless either party provides notice of non-renewal at least 60 days prior to the expiration of the then-current term. Under the Broker Dealer Agreement, the Broker Dealer’s role in each Offering is limited to serving as the broker dealer of record, including, but not limited to, processing transactions for potential investors and providing investor qualification recommendations (e.g., “Know Your Customer” and anti-money-laundering checks) and coordinating with third-party providers to ensure adequate review and compliance. The Broker Dealer will have access to the subscription information provided by investors for each Offering by processing transactions by investors through the Landa Mobile App. The Broker Dealer will not solicit any investors on our behalf, act as underwriter or provide investment advice or investment recommendations.

Pursuant to the Broker Dealer Agreement, the Company agreed to indemnify the Broker Dealer and each of its affiliates and their respective representatives and agents for any loss, liability, judgment, arbitration award, settlement, damage or cost (which we refer to as losses) incurred in any third-party suit, action, claim or demand (which we refer to, collectively, as a proceeding) arising out of (i) our breach of any provision of the Broker Dealer Agreement, (ii) our wrongful acts or omissions, or (iii) the Offerings under this Offering Circular, to the extent not based upon a breach of the agreement by the Broker Dealer and/or the wrongful acts or omissions of the Broker Dealer or the Broker Dealer’s failure to comply with any applicable federal, state or local laws, regulations or codes in the performance of its obligations under the Broker Dealer Agreement. The Broker Dealer agreed to indemnify us and each of our affiliates and their and our representatives and agents from any losses arising out of any proceeding arising out of (y) the Broker’s breach of the Broker Dealer Agreement or (z) the wrongful acts or omissions of the Broker Dealer or the Broker Dealer’s failure to comply with any applicable federal, state or local laws, regulations or codes in the performance of its obligations under the Broker Dealer Agreement. Neither party is liable for any losses that result from gross negligence, fraud or willful misconduct by the other party.

As compensation for the services listed above, the Company has agreed to pay the Broker Dealer the following fees (collectively, the “Broker Fee”):

(i)	a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Broker Dealer in connection with the Offerings, such as, among other things, preparing the FINRA filing in connection with the Offerings. Broker Dealer will refund any amount related to this expense allowance to the extent it is not used, incurred or provided to the Company;

(ii)	a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to the Offerings such as coordination with third party vendors and general guidance with respect to the Offerings, which will be due and payable immediately after qualification of the offering statement of which this Offering Circular forms a part and the Company receives a No Objection Letter from FINRA; and

(iii)	a commission equal to 1% of the amount raised in each Offering.

Although the Company agreed to pay the Broker Fee pursuant to the Broker Dealer Agreement, the Manager has agreed to pay the Broker Fee, and will immediately reimburse the Company for any Broker Fee payment.

The Shares will not be offered or sold in states where the Broker Dealer is not registered as a broker-dealer pursuant to the applicable state law or in any jurisdictions where it is not lawful to offer and sell the Shares.

Neither the Company nor the Manager is a registered broker-dealer, an investment adviser or a funding portal. The Company and the Manager do not participate in securities offerings made in reliance on Securities Act Section 4(a)(6) and Regulation Crowdfunding. Neither the Company nor the Manager will make any sales prior to the qualification of the offering statement of which this Offering Circular forms a part.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download from the Landa Mobile App, as well as on the SEC’s website at www.sec.gov.

We expect that there will be multiple closings for each Offering at which time Shares will be sold and the subscription price will be transferred to the operating account of the Series (each, a “Closing”). Each Closing will occur promptly following the acceptance of a subscription. A subscription will be accepted or rejected in whole or in part at the Manager’s sole discretion within 10 business days following receipt of such subscription. The Manager will accept subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions. In addition, the Manager may limit the amount of Series’ Shares that an individual investor may subscribe for.

To the extent that the funds are not ultimately received by us, whether due to an ACH chargeback or otherwise, the Subscription Agreement will be considered terminated, and the subscriber will not be entitled to any Shares subscribed for or dividends that may have accrued.

In compliance with RuIe 253(e) of Regulation A, we will revise the offering statement of which this Offering Circular forms a part during the course of the Offerings whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but will also provide updated financial statements and will be filed as an exhibit to the offering statement of which this Offering Circular forms a part and be requalified under Rule 252 of Regulation A.

Continuous Offering

The Offerings will be a continuous offering pursuant to Rule 251(d)(3)(i)(F) of Regulation A. The term of each Offering will commence within two (2) calendar days after the first qualification date of the offering statement of which this Offering Circular forms a part and, unless earlier terminated by the Manager, each Series will offer Shares until no later than the second anniversary of such qualification date. The Shares will not be offered or sold in the Offerings on an “at the market” basis.

Fees and Expenses

Offering Expenses

The Manager or its affiliates will pay on behalf of each Series all costs incurred in connection with the organization and the offering of the Series’ Shares (the “Offering Expenses”). Offering Expenses include, but are not limited to, legal, accounting, fees incurred in connection with the custody accounts, transfer agent, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Acquisition Fee

The Acquisition Notes issued by each Series to the Manager in connection with the expected acquisition of its Property included amounts attributable to an Acquisition Fee due to the Manager ranging from five percent (5%) to ten percent (10%) of the purchase cost of the Property.

Property Diligence Expenses

The Acquisition Notes issued by each Series to the Manager in connection with the acquisition of its Property included amounts attributable to any and all fees, costs and expenses incurred in connection with the evaluation, discovery, and investigation of such Property incurred prior to such acquisition, including legal fees associated with the title insurance, appraisal costs and inspection costs, and any other expenses associated with the acquisition of a Property (the “Property Diligence Expenses”).

Reserve

Each Series will maintain an unrestricted cash reserve in its account to cover any unanticipated Operating Expenses that may arise or to cover other general corporate or working capital expenses (a “Reserve”).

Each Series’ Reserve was initially funded in connection with the Acquisition Note issued by each Series to the Manager at the time of the acquisition of its Property. The initial funding amount was determined by the Manager based on, among other things, the purchase cost of the Property, the condition of the Property and any expected expenses associated with the Property or the Series. Each Series will further contribute to the Reserve by allocating approximately seven percent (7%) to fifteen (15%) of Gross Monthly Rent to the Reserve, as determined by the Manager acting in its sole discretion.

In the event that a Series is unable to collect rent for a given month, the Series may make a distribution out of its Reserve.

If the Manager elects to effectuate a dissolution for a given Series, the Reserve for such Series will be distributed to each member of such Series in accordance with the Master Agreement.

State Law Exemption and Offerings to “Qualified Purchasers”

The Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this Offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in the Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, the Shares will be offered and sold only to those investors that are within the latter category (i.e., investors whose investment in the Shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, the Manager reserves the right to reject any investor’s subscription in whole or in part for any reason, including if it determines in its sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. If the Offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be promptly returned without interest or deduction.

Certificates Will Not be Issued

The Shares will be issued in book-entry form without certificates and will be recorded and maintained on the Company’s books and records.

Transferability of the Shares

All Shares will be issued in electronic form only and will not be listed or quoted on any national securities exchange. We expect that after a Series’ Offering has concluded, the Secondary Trading Platform will be the only venue available for the potential resale of such Series’ Shares through the Broker Dealer, as a broker dealer member of the Secondary Trading Platform; provided, however, such resale of a Series’ Shares will be subject to federal and state securities laws and the restrictions in the Master Agreement, and there can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their Shares indefinitely.

The Secondary Trading Platform is only available on the Landa Mobile App and prospective investors must create a Landa Account and must be approved to transact on the Landa Mobile App before being permitted to access the Secondary Trading Platform. In addition, only prospective investor that have been approved by the Broker Dealer and successfully onboarded onto the Landa Mobile App may engage in secondary transactions on the Landa Mobile App or access any trading information with respect to secondary trading of the Shares.

The Manager may withhold a transfer in its sole discretion, including if the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, or (c) the Company, the Series or the Manager being subject to additional regulatory requirements.

Please refer to the applicable Series’ Subscription Agreement and the Master Agreement for additional information regarding restrictions on transfer that may be applicable to the Shares.

Escrow

The proceeds of the Offerings will not be placed into an escrow account.

Landa Account

All funds deposited into a Landa Account will be placed into a non-interest-bearing custody account maintained by the Custodian. These funds will not be commingled with the operating account of the applicable Series, until, if and when there is a Closing for the Offering of that specific Series with respect to the Shares that the applicable investor has subscribed for, which will occur promptly following the submission and acceptance of each subscription. All bank services provided by the Custodian will be provided directly by Evolve Bank & Trust, Member FDIC.

How to Subscribe for Shares

Potential investors who are “qualified purchasers” may subscribe to purchase Shares in a Series. If you wish to acquire Shares you must:

1.	Download the Landa Mobile App.

2.	Create a Landa Account. Our third-party provider will conduct Know-Your-Customer and Anti Money Laundering checks on each user that creates a Landa Account.

3.	Connect your Landa Account to your bank or financial institution and deposit funds into your Landa Account. All funds deposited into your Landa Account will be held in a non-interest-bearing custody account maintained by the Custodian.

4.	Navigate to the applicable Property Page for the Series you would like to invest in.

5.	Carefully review the information in the Property Page, this Offering Circular, and any current supplement, as well as the Series Materials for the applicable Series, including, but not limited to, the Series’ Subscription Agreement, the Master Agreement and the Series Designation for such Series, the Risk Factors set forth in this Offering Circular and the Terms of Service on the Landa Mobile App. We urge you to consult with your tax, legal and financial advisors to determine whether an investment in the Shares is suitable for you.

6.	When you are ready to purchase Shares in a Series, click {BUY} in the applicable Property Page and indicate the number of Shares you would like to purchase. By clicking {BUY}, you are agreeing to be bound by the terms of the applicable Series’ Subscription Agreement and the Master Agreement and the Series Designation for such Series, with your electronic signature marking the signature pages of each agreement. The signature page to the Series’ Subscription Agreement containing your electronic signature will be immediately affixed to such agreement and will remain held in escrow until your subscription is accepted (in whole or in part) and there is a Closing with respect to your subscription. When your signature page to the Series’ Subscription Agreement is released from escrow, you will become a member in the Series, bound by its terms.

7.	You can select between same-day ACH or standard ACH transfer timing when depositing funds in your Landa Account. If you choose standard ACH transfer timing (3-5 business days), the Manager pays all ACH fees on your behalf. If you choose same-day ACH, the Manager may charge you a fee of up to $1.99 for such ACH transfers.

After you click {BUY}:

1.	The Manager and the Broker Dealer will review the subscription documentation submitted and electronically signed by you. You may be asked to provide additional information. The Manager or the Broker Dealer may contact you directly if required. The Manager reserves the right to reject any subscriptions, in whole or in part, for any or no reason, and to terminate any Offering at any time prior to a Closing.

2.	Once the review is complete and within 10 business days of receipt of your subscription, the Manager and/or the Broker Dealer will inform you whether or not your application to subscribe for Shares is approved or denied, and if approved, the number of Shares you are entitled to subscribe for.

3.	If your subscription is rejected in whole or in part, you may withdraw the subscription funds related to the rejected portion of your subscription from your Landa Account promptly after notification of such rejection. If all or a part of your subscription is approved, then the number of Shares for which your subscription has been accepted will be issued to you electronically upon the Closing. Simultaneously with the issuance of the Shares, the Manager will cause the Custodian to transfer funds in an amount equal to the purchase price for the Shares issued from your Landa Account to the operating account of the Series. In addition, you will receive an email confirming the details of your subscription, including the Series name, the date, the number of Shares purchased and the total purchase price for your Shares. You will also be informed that you are now a member of the applicable Series pursuant to the Master Agreement. You will be able to access information about your total Share ownership at any time using the Landa Mobile App. The Manager will accept subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions.

The Company, the Manager and the Broker Dealer will rely on the information you provide in the Landa Mobile App and your Subscription Agreement, and the supplemental information you provide in order for the Manager and the Broker Dealer to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued the Shares, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Additional Information” section.

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with the Offerings. These materials may include information relating to the Offerings, the past performance of the Manager and its affiliates, information regarding a Property, articles online and offline ads, including images and videos on social media, search engines, Apple Store, Google Play store and other publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials may contain information that is not set forth in this Offering Circular, all material information with respect to the Offerings will be set forth in this Offering Circular and these additional materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the shares. Nevertheless, these materials may not give a complete understanding of the Offerings. The Offerings are being made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with any decision to invest in the Shares. In the event that we engaged in any communications to determine whether there is any interest in the Offerings in accordance with Rule 255 of Regulation A, we will file any such materials as exhibits to the offering statement of which this Offering Circular forms a part.

REGULATIONS

Each Series’ respective business practices and Properties are, or will be, subject to regulation by numerous federal, state and local authorities including, but not limited to the following:

U.S. State and Federal Securities Laws

The Shares offered hereby are “securities,” as defined in the Securities Act and under state securities laws. The Securities Act provides, among other things, that no sale of any securities may be made except pursuant to a registration statement that has been filed with the SEC, and has become effective, unless such sale (or the security sold) is specifically exempted from registration. State securities laws have analogous provisions.

In the Offerings, Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As Tier 2 offerings pursuant to Regulation A under the Securities Act, the Offerings will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in the Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, the Manager reserves the right to reject any investor’s subscription in whole or in part for any reason, including if it determines in its sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

The Shares being offered hereby have not been registered under the Securities Act. Neither the SEC nor any state securities commission or regulatory authority approved, passed upon or endorsed the merits of the Offerings. The offering and proposed sale of the Shares described herein will be made pursuant to an exemption from registration with the SEC pursuant to Regulation A.

Investment Company Act of 1940

Our Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and the Shares do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.

Environmental Regulations

Federal, state and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions that directly impact the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities with respect to some properties, and may therefore adversely affect us specifically, and the real estate industry in general. Our failure to uncover and adequately protect against environmental issues in connection with the target purchase of real estate may subject us to liability as a buyer of such real estate. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. We may be held liable for such costs as a subsequent owner of such property. Liability can be imposed even if the original actions were lawful and we had no knowledge of, or were not responsible for, the presence of the hazardous or toxic substances. Further, we may also be held responsible for the entire payment of the liability if we are subject to joint and several liability and the other responsible party or parties are unable to pay. We may also be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the real estate, including the presence of asbestos containing materials. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner that could adversely affect us.

Certain laws and regulations govern the removal, encapsulation or disturbance of asbestos containing materials (“ACMs”), when those materials are in poor condition or in the event of building renovation or demolition, impose certain worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air. These laws may also impose liability for a release of ACMs and may enable third parties to seek recovery against us for personal injury associated with ACMs.

Americans with Disabilities Act (“ADA”)

Under the ADA, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. The Properties must comply with the ADA to the extent that they are considered “public accommodations” as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in public areas of properties where such removal is readily achievable. We believe that the Properties are or will be in substantial compliance with the ADA and that we will not be required to make substantial capital expenditures to address the requirements of the ADA. In addition, we will continue to assess our compliance with the ADA and to make alterations to our projects as required.

Other Laws and Regulations

We are required to operate the Properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to the Properties. We are also required to comply with labor laws and laws which prohibit unfair and deceptive business practices with consumers. The Properties will also be subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning fair housing and real estate transactions in general. These laws might cause us to incur substantial compliance and other costs. We may be required to make substantial capital expenditures to comply with those requirements and these expenditures could have a material adverse effect on its ability to make distributions to holders at historical levels or at all.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company and each Series are managed by the Manager and do not have directors or executive officers. The Manager is the sole member of the Company and neither the Manager nor any of its directors or executive officers own Shares in any of the Series.

As of June 30, 2022, there were no persons who beneficially own more than ten percent (10%) of the Shares of any Series.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors, Executive Officers and Significant Employees of the Company

Neither the Company, nor any Series, have any employees, and we do not expect the Company or any Series to hire any employees.

Executive Officers and Directors of the Manager

The following individuals constitute the members of the board of directors (the “Board”), executive management and significant employees of the Manager:

Name	Position	Age	Term of Office
Directors and Executive Officers:
Yishai Cohen	Chairman, Chief Executive Officer and President	26	Since September 2019
Amit Assaraf	Chief Technology Officer, Director	26	Since September 2019

Non-Employee Directors:
Arnon Dinur	Director	50	Since September 2019
Gigi Levy-Weiss	Director	50	Since September 2019
Yaniv Sarig	Director	43	Since September 2019

There are no family relationships between any director, executive officer or significant employee of the Manager.

Directors and Executive Officers

Yishai Cohen, Chairman, Chief Executive Officer and President. Mr. Cohen is the co-founder of Landa Holdings, Inc. and has served as its President and Chairman of the Board since September 2019, and its Chief Executive Officer since April 2020. Prior to founding Landa Holdings, Inc., Mr. Cohen was the founder of Smart|Bus, an Israeli-based business-to-business transportation platform, which was acquired in 2016. Mr. Cohen has extensive experience in internet and mobile products, marketplaces and technology.

Amit Assaraf, Chief Technology Officer and Director. Mr. Assaraf is the co-founder of Landa Holdings, Inc. and has served as its Chief Technology Officer and member of the Board of Landa Holdings, Inc. since September 2019. Mr. Assaraf has over 10 years of experience in software engineering and system architecture, specializes in consumer products and cyber security. Prior to co-founding Landa Holdings, Inc., Mr. Assaraf served as a technical lead of several high-tech companies, including Landbridge Ltd., Helpi Ltd., Genesis Labs Ltd., and CityPark Ltd. Mr. Assaraf is a graduate of the Elite Intelligence Unit 8200 of the Israeli Defense Forces.

Non-Employee Directors

Arnon Dinur, Director. Mr. Dinur has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Dinur is a partner at 83North, and serves also as a director at Applicaster Ltd., Beach Bum Ltd., Lendbuzz, Inc., Marqeta, Inc., Mixtiles Ltd., EX.CO Ltd., Podimo ApS, Snappy App, Inc., Stuff That Works Ltd., Superplay Ltd., Terrascope Limited (Fatmap) and VIA Transportation, Inc. He also serves as a board observer at Bluevine Capital Inc. and Wolt Enterprises Oy. Mr. Dinur is also a board member at Lobby99, a non-profit organization. Mr. Dinur holds an LL.B. in Law and a BA in accounting from Tel Aviv University, and an MBA from the University of Texas at Austin.

Gigi Levy-Weiss, Director. Mr. Levy-Weiss has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Levy-Weiss is the founding partner of NFX, a $275 million leading seed venture firm. Prior to NFX, Gigi served as the CEO of 888 Holdings, PLC (LSE: 888.L). Mr. Levy-Weiss previously founded, and assumed senior positions at, a number of startups including Playtika and Inception, and has been an investor in companies such as Kenshoo, Moon Active, Plarium, MyHeritage, Optimove, Selina, Houseparty, R2Net, SimilarWeb, NanoRep, Replay Technology, and SpaceApe. Mr. Levy-Weiss currently serves on the Supervisory Board of Bertelsmann SE & Co. KGaA and on the Client Advisory Council of Facebook. In addition, Mr. Levy-Weiss is a member of the board of directors of the Middle East Entrepreneurs of Tomorrow and is a member of the advisory board of the Technology Management, Innovation and Entrepreneurship MBA at Tel Aviv University. Mr. Levy-Weiss served as a pilot in the Israeli Air Force and holds an MBA from the Kellogg School of Management at Northwestern University.

Yaniv Sarig, Director. Mr. Sarig has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Sarig is a co-founder, director and President and Chief Executive Officer of Mohawk Group, Inc. Prior to co-founding Mohawk, Mr. Sarig led the Financial Services Engineering department at Coverity, a leading software startup providing code quality and security solutions for top financial institutions and hedge funds in New York including NYSE, Nasdaq, JPMC and Barclays, from April 2012 to April 2014. Before joining Coverity, Mr. Sarig held lead technical roles at Bloomberg from October 2011 to April 2012 and EPIQ Systems, Inc. (Nasdaq: EPIQ), a legal process outsourcing company, from February 2006 to October 2011. Prior to moving to New York City, Mr. Sarig lived in Israel where he held various software engineering roles at startups from various industries including companies involved in digital printing solutions and military navigation systems. Mr. Sarig served in the IDF Special Forces where he obtained the rank of Sergeant First Class and holds a BS in Computer Science from Touro College.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Neither the Company, nor any Series has any executive officers or employees, nor do the Company or any Series currently intend to hire any executive officers or employees who will be compensated directly by us. Each of the executive officers of our Manager manages our day-to-day affairs; oversees the review, selection and recommendation of investment opportunities; services acquired investments; and monitors the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our Manager, from our manager. Although each Series indirectly bears some of the costs of the compensation paid to these individuals, through the Monthly Management Fee that each Series pays to the Manager, we do not intend to pay any compensation directly to these individuals.

Manager’s Compensation

The Manager will receive fees and expense reimbursements pursuant to the Management Agreement for certain services relating to the Series and the Series’ Properties. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Shares in the Offerings.

For additional information, see “Description of Our Business – Manager Compensation.”

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with Landa Holdings and its affiliates.

Transactions

Property Acquisitions

Each of the Series issues an Acquisition Note to the Manager and we expect that Landa Properties will transfer title to the Property underlying each Series either to the applicable Series or to the Company for the benefit of the applicable Series (pursuant to the Master Agreement) prior to such Series’ initial Closing.

The acquisition of the properties by the Series were not, or will not be, arm’s length transactions. Each Series treated, or will treat, its acquisition as a transaction between entities under common control per Accounting Standards Codification (“ASC”) 805-50 and recorded, or will record, the transaction at its carryover basis.

Nevertheless, Landa Properties acquired each Property for either the same purchase cost that each Series will pay for such Property or the most recent appraisal or BPO value for such Property.

Loans

Initially, each Series issues an Acquisition Note to the Manager to finance 100% of the costs associated with the expected acquisition of its Property. Each Acquisition Note represents a related-party loan between each respective Series and the Manager. The Acquisition Notes bear an interest rate of 4.5% per annum, provided that interest will not accrue on the Acquisition Notes issued by the Series, and no payment of amounts outstanding under such Acquisition Notes will be due, prior to the transfer to the applicable Series of title to its Property, and if such title transfer does not occur prior to the maturity of such Acquisition Note, such Acquisition Note will terminate with no obligation for the Series to make any payment thereunder.

See “Description of the Properties and the Series – Loans – Acquisition Notes” in Appendix B for information about the terms of each Acquisition Note.

If we do not enter into the Refinance Notes as expected, we expect to issue a related-party promissory note to the Manager on similar terms as the expected Refinance Notes. Each Series may also seek to further refinance any outstanding indebtedness if more favorable terms become available to it.

See “Description of the Properties and the Series—Loans—Refinance Notes” in Appendix B for information about the expected terms of each Refinance Note.

Our Affiliates’ Interests

General

The executive officers of the Manager will also manage operations for the Company and each Series, as well as the Properties. These persons will have legal obligations with respect to those entities that are similar to their obligations to us. In the future, however, these persons and other affiliates of the Manager may organize other real estate-related programs and acquire for their own account real estate properties that may be suitable for us.

In addition, each of the Manager’s executive officers will also serve as officers of other affiliated entities. As a result, they will owe duties to each of these entities, their holders, members and limited partners. These duties may from time-to-time conflict with the duties that they owe to the Company and each Series. These persons will also have conflicts of interest with respect to our agreements and arrangements with the Manager and other affiliates of the Manager, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. Except as provided in the Master Agreement and the Series Designation for such Series or the applicable Management Agreement, the Manager is not required to make available any particular individual personnel to us or any Series.

The Manager’s executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the Manager will dedicate to the management of our business. Accordingly, we may compete with the Manager and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by the Manager or one of its affiliates, which we refer to collectively as the Landa Holdings-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

Payment of Certain Fees and Expenses of the Manager

In connection with the expected acquisition of its Property from Landa Properties, each Series issued an Acquisition Note to the Manager, the principal amount of which note reflected the purchase cost paid by Landa Properties for the Property or the most recent appraisal price, as applicable, payment to the Manager of an Acquisition Fee, reimbursement to the Manager of actual expenses incurred in connection with the evaluation, discovery, and investigation of the Property, and the initial amount of the Reserve

In addition, each Series will pay the Manager a Monthly Management Fee, will reimburse the Manager for certain expenses in connection with any ongoing expense of the Series or the Property that is paid by the Manager, expenses in connection with the special servicing of the non-performing Properties and the liquidation of the Properties, and, if applicable, pay interest on related-party loans for operations, issued by the Manager to a Series. These fees and expenses payable by the Series to the Manager and its affiliates were not determined on an arm’s length basis.

These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officers and directors. Among other matters, these compensation arrangements could affect their judgment with respect to:

●	the continuation, renewal or enforcement of provisions in the Master Agreement involving the Manager and its affiliates; and

●	acquisitions of Properties at higher purchase prices, which entitle the Manager to higher acquisition fees and management fees regardless of the quality or performance of the Property and, in the case of acquisitions of Properties from other entities, might entitle affiliates of the Manager to disposition fees in connection with services for the seller.

In addition, the Manager may benefit from the Company retaining ownership of a Property at times when a Series’ holders may be better served by the sale or disposition of the Property.

DESCRIPTION OF SHARES

The following is a description of the Shares of each Series and summary of the material provisions of the Master Agreement and the Series Designation for such Series, as each applies to the Shares offered by this Offering Circular. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the laws of the State of Delaware and the Master Agreement and the Series Designation for such Series. All capitalized terms appearing but not defined in this section entitled “Description of Shares” will have the meanings set forth in the Master Agreement and the Series Designation for such Series attached as exhibits of Part III of the offering statement of which this Offering Circular forms a part.

Shares

The Company is offering a maximum of 10,000 Shares of each of the Series of the Company, at the respective purchase prices set forth on the cover page of this Offering Circular. The purchase of Shares in a Series is an investment only in that specific Series and not an investment in any other Series, the Company or its Manager. The Company has not issued, and does not intend to issue, any class of any securities entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing Shares in connection with any offering.

The holders of the Shares will have the rights and be subject to the obligations as holders described in the Master Agreement and the Series Designation or Series’ Operating Agreement, as applicable, and any applicable rights under the LLC Act. See the section entitled “Master Agreement terms relating to individual series” and “Master Agreement; Series Designation” below.

Holders of a Series will only have a right to receive distributions and will have no rights to direct or vote on any matter concerning such Series or direct the Manager on the management of its affairs, including the liquidation of its Property or dissolution of such Series.

An investor who invests in Shares of a Series will not have any direct or indirect interest in another Series or any Property of any another Series unless the investor also purchases Shares in a separate offering for another Series.

New series of the Company may be formed to acquire properties in the future and may issue their own interests.

Master Agreement; Series Designation; Series’ Operating Agreement

The business and operations of each Series will be conducted pursuant to the terms and conditions set forth in the Master Agreement. Currently, no Series has any Shares outstanding, and the only history of operations includes the current lease agreement on the Property of each Series. Information about the total outstanding Shares of the Series may be found on the Master Series Table in Appendix A.

Subject to the provisions of the Master Agreement, the Manager can cause the Company to establish one or more series through the creation of a Series Designation for each new series. A Series Designation relates solely to the series established thereby and will not be construed: (i) to affect the terms and conditions of any other series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of interests associated with any other series, or the members associated therewith. The terms and conditions for each series are as set forth in the Master Agreement and in the Series Designation, as applicable. Upon approval of any Series Designation by the Manager, the Series Designation will be attached to the operating agreement as an exhibit. The Series Designation establishing a series may: (i) specify a name or names under which the business and affairs of such series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of interests of such series and the members associated therewith (to the extent such terms differ from those set forth in the operating agreement); and (iii) designate or authorize the designation of specific officers to be associated with such series.

Management, Voting and Governance

Each Series intends to enter into a Management Agreement with Landa Holdings prior to such Series’ initial Closing. Each Series is governed by the terms of the Master Agreement and the Series Designation for such Series. Except as otherwise provided in the applicable Management Agreement, Master Agreement or the Series Designation for such Series, the Manager will conduct, direct and exercise full control and sole discretion over all major activities of each Series. The Manager will have the sole power and authority to bind or take any action on behalf of each Series, or to exercise any rights and powers granted to each Series under the Master Agreement or any other agreement, instrument, or other document to which a Series is a party. Except as otherwise required by law, the Series’ holders will have no voting rights or governance rights.

Distributions

Each Series will make distributions of available cash, if any, which we expect to be rent collected less any fees, expenses and taxes and any amounts allocated to Reserves. Distributions will be made through the Landa Mobile App. Any distributions a Series makes will be at the discretion of the Manager and will be based on a number of factors, including, but not limited to, the total number of Shares sold, the Monthly Management Fee, expenses (including any unanticipated capital expenditures), taxes, amounts allocated to Reserves, and actual and accrued cash flows of the applicable Series.

We expect that distributions for each Series will be calculated on a pro-rata basis based on the number of outstanding Shares of the Series on the day prior to the date that the distribution is declared. Accordingly, the number of Shares that have been sold in the applicable Offering at the time of any distribution may affect the per Share amount that will be paid in such distribution. For example, if there is $1,000 to distribute but only 50% of the Series Shares (i.e. 5,000 Shares) have been issued, each Share will be allocated $0.20 in distributions. However, if all the Shares have been issued (i.e. 10,000 Shares), each Share will be allocated $0.10 in distributions. The Manager has the right to amend each Series distribution policy at its sole discretion.

There can be no assurance that a Series will be able to make any distributions to its holders. For discussion of factors that may result in the Series not being able to make monthly distributions, please see “Risk Factors—Risks Related to the Properties and the Series— Each Series will depend on its Property’s tenant or tenants for its revenue, and lease defaults, terminations, or other events preventing collection of rents could reduce its net income and limit its ability to make distributions to investors.”

Liquidating Distributions

The proceeds from the liquidation of a Series will be distributed within 90 days of the date of liquidation in the following order and priority:

●	First, to creditors of a Series, including the holders who are creditors, to the extent otherwise permitted by law, in satisfaction of all debts, liabilities, obligations and expenses of such Series, including, without limitation, the expenses incurred in connection with the liquidation of such Series; and

●	Second, to all holders of Shares of a Series pro rata, in proportion to their holdings of such Shares.

Exculpation and Indemnification of the Manager

The Master Agreement generally provides that no Manager, operator or holder of Shares of a given Series, or their respective affiliates (collectively, the “Indemnified Persons”) will have any personal obligation for any debts, obligations or liabilities of each Series or the Company and that no Indemnified Person will be liable to the Company, the Series or to any other holder for any act or omission taken or suffered by such Indemnified Person in connection with the conduct of the affairs of the Series or otherwise in connection with the Master Agreement or matters contemplated thereby unless such Indemnified Person is determined to be guilty by final adjudication of gross negligence, willful misconduct, fraud, material misrepresentation or material violation of the express terms of the Company’s Certificate of Formation (the “Certificate of Formation”), the Master Agreement, or the applicable Series Designation. Each Series will hold harmless and indemnify, solely out of the assets of such Series, each Indemnified Person to the fullest extent permitted by law for any loss, damage or other expense incurred by such Indemnified Person as a result of any act or omission arising out of such person’s activities in connection with the establishment, management or operations of such Series, unless such person is determined to be guilty by final adjudication of gross negligence, willful misconduct, fraud, material misrepresentation or a material violation of the express terms of the Certificate of Formation.

In addition, the Master Agreement will require that, to the maximum extent permitted by law, each member of such Series will absolutely and irrevocably waive any and all claims, actions, causes of action, loss, damage and expense including any and all attorneys’ fees and other costs of enforcement arising out of or in connection with any breach of any fiduciary duty by any other member or the Manager of such Series or any of their affiliates in the nature of actions taken or omitted by any such other persons, which actions or omissions would otherwise constitute the breach of any fiduciary duty owed to the members (or any of them), except a breach of any specific term of the Master Agreement.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Amendment

The Master Agreement may not be amended except with the consent of the Manager, acting in its sole discretion. Notice of amendment will be furnished to each Series’ member within a reasonable time following such amendment.

Dissolution of a Series

The Manager may effectuate the dissolution of a Series without the consent of the holders of such Series upon any of the following events: (i) the determination by the Manager, acting in its sole discretion; (ii) dissolution of Landa App LLC; (iii) the sale or other disposition of the Property held by such Series; or (iv) the entry of a decree of judicial termination under Section 18-215 of the LLC Act. Upon dissolution of a Series, the Manager will wind up such Series’ affairs and make all liquidating distributions in accordance with the Master Agreement.

General Operations

The Company’s operations will be conducted through the various Series. Each Series will have (A) separate rights, powers, duties and management from each other Series and (B) exclusive rights with respect to the Property, obligations, profits and losses associated with the Series and all proceeds derived therefrom. No debt, liability, obligation or expense of a Series will be the debt, liability, obligation or expense of the other Series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series will be enforceable against the assets of such Series only and not against any other assets of the Company, generally, or the other Series, and none of the Company’s debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing will be enforceable against the assets of any Series.

Purpose and Business

Except as may otherwise be expressly provided in the Master Agreement and the Series Designation for such Series, the Company and each Series will have the authority to engage in any lawful business, purpose or activity permitted by law. The Manager will possess and may exercise all of the powers and privileges granted by law, together with any powers incidental thereto, including such powers or privileges as are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Series.

Management, Voting and Governance

Except as otherwise provided in the Master Agreement and the Series Designation for such Series, all powers of the Company will be exercised by or under the authority of, and the Company’s business and affairs, implementation of the Company’s policies and executive control of the Company’s major decisions will be made by, the Manager. The Manager will have the right and power to run the day-to-day rental operations and other affairs of the Company and to act as agent for and on behalf of the Company, with the power to bind it.

Amendment of the Master Agreement by the Manager

The Master Agreement may not be amended except in writing by the Manager.

Books, Records and Accounting

The Manager will keep or cause to keep full and true books and records of the Company, including with respect to transactions of each Series and the conduct of its business. These books and records will be maintained in accordance with U.S. GAAP, consistently applied, and will at all times be maintained at the principal place of business of the Company. The Manager will maintain separate records for each Series; the records for each Series will account for the assets of each Series separately from the other assets of the Company or of the other Series. Upon reasonable written request, each holder associated with a Series will have the right, at a time during ordinary business hours, to inspect and copy the books and records of such Series for any purpose reasonably related to the holder’s interest with respect to the Series. The Manager may, to the maximum extent permitted by applicable law, keep confidential from the holders associated with a Series any information the disclosure of which the Manager reasonably believes is not in the best interest of the Company or such Series or is adverse to the interests of the Company or such Series or which the Company or the Manager is required by law or by an agreement with any person to keep confidential.

Relationships with Affiliates

Each Series may enter into agreements or contracts with the holders of such Series, any affiliate of such holders, or any agent of the holders or the Company itself provided that the agreements or contracts contain substantially such terms and conditions as would be contained in a similar agreement or contract entered into as the result of arm’s-length negotiations with a comparable unaffiliated and disinterested third party.

Conflicts of Interest

The Manager and its affiliates will try to balance the Company’s and each Series’ interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company or its Series, these actions could have a negative impact on the Series’ financial performance and, consequently, on distributions to investors and the value of the Shares. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

None of the compensation set forth under “Description of Our Business – Our Manager – Manager Compensation” was determined by arms’ length negotiations. In addition, in the event that a Series issues a debt instrument to the Manager, the terms of such instrument may not be determined by arms’ length negotiations. You must rely upon the duties of the Manager of good faith and fair dealing to protect your interests, as qualified by the Master Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Conflicts of interest may exist or could arise in the future with the Company, including each Series, the Manager, our officers and/or directors who are also officers and/or directors of the Company and/or the Manager. Conflicts may include, without limitation:

●

Each of the Manager’s executive officers will also serve as an officer of other affiliated entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the Manager and other affiliates of Landa Holdings, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. Except as provided in the Master Agreement, the Series Designation for such Series or the applicable Management Agreement, Landa Holdings is not required to make available any particular individual personnel to us or any Series.

●	The Manager executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the Manager will dedicate to the management of our business. Accordingly, we may compete with Landa Holdings and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by Landa Holdings or one of its affiliates, including the Manager, which we refer to collectively as the Landa Holdings-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●

We may in the future form or sponsor additional Landa Holdings-managed vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the Manager has determined to be suitable for us, that property will be allocated to us.

●

The Manager does not assume any responsibility beyond the duties specified in the Master Agreement and the Series Designation for such Series and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. The Manager’s liability is limited under the Master Agreement and we have agreed to reimburse, indemnify and hold harmless the Manager, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under the Master Agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the Manager would not be liable.

Whenever a conflict of interest exists or arises between the Manager and the Company, a Series or a holder, the Manager will resolve the conflict of interest, take the action or provide the terms, considering in each case the relative interest of each party (including its own interest) to the conflict, agreement, transaction or situation and the benefits and burdens relating to the interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Manager, the resolution, action or terms taken or provided by the Manager will not constitute a breach of the Master Agreement, the Series Designation for such Series or of any other duty or obligation of the Manager.

The Company, its Series, the Manager (and its affiliates) may not have separate legal counsel in the future. Certain conflicts of interest may exist and may arise. Legal counsel is not representing any prospective investors of any Series in connection with the Offerings. Prospective investors are advised to consult their own independent counsel with respect to the legal and tax implications of an investment in any Series.

Dissolution of the Company

The Manager may effectuate the dissolution of the Company without the consent of the holders of each Series upon any of the following events: (i) the determination by the Manager, acting in its sole discretion; (ii) the dissolution of the last remaining Series; or (iii) the entry of a decree of judicial dissolution. Upon dissolution of the Company, the Manager will wind up all of our affairs in accordance with the provisions of the Master Agreement.

Series’ Operating Agreement

Pursuant to the Master Agreement, in the event that a Series enters into an operating agreement, the business and operations of such Series will be conducted pursuant to the terms and conditions set forth in such Series’ operating agreement.

Transfer Agent and Registrar

Securitize LLC will serve as transfer agent and registrar for the Shares of each Series.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the acquisition, holding, and disposition of the Shares. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the current and temporary regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), current administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of each Series will be in accordance with its applicable organizational documents and as described in this Offering Circular.

Except as explicitly set forth below, this discussion is limited to U.S. Holders (defined below) who hold the Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt or governmental organizations, financial institutions or broker-dealers, non-U.S. individuals and corporations, U.S. expatriates, persons who mark-to-market the Shares, subchapter S corporations, partnerships or other entities treated as pass-through entities for U.S. federal income tax purposes, U.S. Holders whose functional currency is not the U.S. dollar, regulated investment companies and REITs, trusts and estates, holders who receive the Shares through the exercise of compensatory options or otherwise as compensation, persons holding the Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment, persons subject to the alternative minimum tax provisions of the Code, persons holding the Shares through a partnership or similar pass-through entity, and persons holding a 10% or more (by vote or value) beneficial interest in the Shares.

Except as explicitly set forth below, this section addresses only certain U.S. federal income tax considerations, and does not address state, local, non-U.S., or non-income tax considerations. The statements in this section are based on the current U.S. federal income tax laws, are for general information purposes only and are not tax advice. New laws, interpretations of law, regulations. or court decisions, any of which may take effect retroactively, could cause one or more statements in this section to be inaccurate.

As used herein, the term “U.S. Holder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) control all of the substantial decisions of the trust or if a valid election is in place under the applicable Treasury Regulations to treat the trust as a United States person.

If an entity treated as a partnership for U.S. federal income tax purposes is an owner of the Shares, the U.S. tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of Shares that is a partnership and partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences of acquiring, holding and disposing of the Shares.

THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF ACQUIRING, HOLDING AND DISPOSING OF THE SHARES WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF THE SHARES.

General

Landa App LLC is organized as a Delaware series limited liability company. We intend to treat each Series as a separate entity for U.S. federal income tax purposes. In addition, we intend that each Series will elect to be treated for U.S. federal tax purposes as a corporation, and the discussion below assumes that each Series will be so treated.

Distributions

Distributions made with respect to the Shares of a Series will be treated as dividends to the extent of the current and accumulated earnings and profits of the Series as determined for U.S. federal income tax purposes. Dividends are ordinary income, but dividends received by a non-corporate U.S. Holder may qualify for a reduced rate of federal income tax as “qualified dividend income” if certain holding period requirements are satisfied. Qualified dividend income is taxed at the rates applicable to long-term capital gains, including a maximum U.S. federal income tax rate of 20%. Dividends received by a corporate U.S. Holder may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied.

Any distributions in excess of a Series’ current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the U.S. Holder’s adjusted tax basis in the Shares, but rather will reduce the adjusted tax basis of such Shares. To the extent that such distributions exceed the U.S. Holder’s adjusted tax basis in the Shares, such distributions will be included in income as capital gain.

Sale, Exchange, or other Taxable Disposition

Upon the sale, exchange, or other taxable disposition of a Series’ Shares, a U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis in the Shares. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received upon the sale, exchange, or other taxable disposition of the Shares. A U.S. Holder’s tax basis in a Share generally will be equal to the cost of acquiring the Share to such U.S. Holder, which may be adjusted for certain subsequent events (for example, if the U.S. Holder receives a non-dividend distribution, as described above). Gain or loss realized on the sale, exchange, or other taxable disposition of a Series’ Shares generally will be capital gain or loss and will be long-term capital gain or loss if the Shares have been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Net Investment Income Tax

Individuals, trusts and estates with income exceeding certain thresholds are also subject to a 3.8% tax on net investment income. Distributions included in income (whether as dividends or capital gains) and any gain on the sale, exchange or otherwise taxable disposition of Shares will be included in net investment income for purposes of the 3.8% tax.

Tax Withholding

A Series may be required in certain circumstances to apply backup withholding on dividends, distributions, and redemption proceeds payable to any holder (including a U.S. Holder) that fails to timely provide the Fund with its correct taxpayer identification number or to make required certifications. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against the U.S. Holder’s federal income tax liability, provided that a return is timely and properly filed with the IRS. Backup withholding will not be applied to payments subject to the 30% withholding tax described in the prior paragraph.

Under legislation commonly known as “FATCA,” a Series will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid U.S. Form W-8 or W-9. Withholding under FATCA generally applies to certain “foreign financial institutions” and “non-financial foreign entities.” Withholding will not apply to a U.S. Holder that timely provides a valid U.S. Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

LEGAL MATTERS

The validity of the issuance of the Shares of each Series offered by this Offering Circular will be passed upon for us by Goodwin Procter LLP, New York, New York.

EXPERTS

The following financial statements that are, as applicable, included in, or incorporated by reference into, this offering circular have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its reports:

•	Our financial statements for December 31, 2021 and for the period of June 15, 2021 (Inception) through December 31, 2021

•	Financial statements for the fiscal year ended December 31, 2021 pursuant to Rule 8-08 under Regulation S-X (combined statement of revenues and certain expenses)

•	Financial statements included in the Prior Offering Statement for the fiscal year ended December 31, 2020 pursuant to Rule 8-06 under Regulation S-X, for the thirty-seven (37) series included in the Separate Offering Series that were previously qualified under the Prior Offering Statement (the Georgia Single-family Home Portfolio – 1, the Georgia Single-family Home Portfolio – 2, and the Georgia Single-family Home Portfolio – 3)

Such financial statements have been so included or incorporated by reference in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

ADDITIONAL INFORMATION

The Company has filed with the SEC an offering statement under the Securities Act on Form 1-A regarding the Offerings. This Offering Circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC on the SEC’s website at www.sec.gov, which contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning the Company at:

Landa App LLC

Attn: Landa Holdings, Inc.

6 W. 18th Street, 12th Floor

New York, NY 10011
hi@landa.app

(646) 905-0931

Within 120 days after the end of each fiscal year the Company will provide holders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that the Company is required to provide to holders of Shares.

APPENDIX A

SERIES OFFERINGS - MASTER SERIES TABLE

The table below (the “Master Series Table”) shows key information related to each Series and its underlying Property that either (i) was offered pursuant to the Prior Offering or (ii) is being offered pursuant to this Offering Circular. Please see Appendix B” for more information regarding each of the Series and its underlying Property.

Pursuant to this Offering, the Company is offering a maximum 10,000 Shares in each of the Series of the Company, for an aggregate total of 1,810,000 Shares.

As of the date of this Offering Circular, all of the Series designated as “New” in the column “Offering Status” have not yet launched their respective Offerings and will launch their Offerings within two (2) calendar days after the first qualification date of the offering statement of which this Offering Circular forms a part.

Each series designated as “Closed” or “Withdrawn” in the Master Series Table below shall be referred to herein as a “Prior Series”.

Master Series Table

	Series*		Offering Status	Qual. Date	Closing Date	Total # of Shares Sold(2)	Total Amount Raised(2)	Mos Rental Income(3)	Lease Exp. Date(4)	Mon. Property Tax	Insurance Exp. Date	Mon. Ins. Expense	Mon. Mgmt. Fee**	Acq. Note Balance (9)	Refinance Note Balance (10)(11)
1	Landa Series 115 Sardis Street	(6)	Withdrawn	6/29/21	N/A	N/A	N/A	-	-	79	6/30/23	32	8%	117,304	-
2	Landa Series 1394 Oakview Circle	(5)	Closed	6/29/21	8/9/21	10,000	36,073	854	12/31/23	131	6/30/23	30	8%	-	44,015	(10)
3	Landa Series 1701 Summerwoods Lane	(5) (13)	Closed	6/29/21	9/3/21	8,265	35,364	1,047	8/31/23	148	6/30/23	25	8%	-	-
4	Landa Series 1741 Park Lane	(5) (13)	Closed	6/29/21	9/3/21	3,518	18,369	799	12/31/23	151	6/30/23	29	8%	-	-
5	Landa Series 209 Timber Wolf Trail	(5) (8)	Withdrawn	6/29/21	N/A	N/A	N/A	-	-	69	6/30/23	25	8%	58,077	61,750	(10)
6	Landa Series 2505 Oak Circle	(5)	Withdrawn	6/29/21	N/A	N/A	N/A	1,313	9/30/23	90	6/30/23	24	8%	21,770	76,700	(10)
7	Landa Series 271 Timber Wolf Trail	(14)	Withdrawn	6/29/21	N/A	N/A	N/A	-	-	-	-	-	-%	-	-	(10)
8	Landa Series 29 Holly Grove Road	(5)	Withdrawn	6/29/21	N/A	N/A	N/A	746	4/30/23	111	6/30/23	26	8%	15,945	84,500	(10)
9	Landa Series 1703 Summerwoods Lane	(5)	Closed	1/7/21	7/20/22	10,000	35,772	1047	1/31/24	148	6/30/23	26	8%	-	82,500	(10)
10	Landa Series 1712 Summerwoods Lane	(6)	Closed	1/7/21	8/9/22	10,000	46,162	-	-	148	6/30/23	27	8%	-	95,250	(10)
11	Landa Series 1743 Summerwoods Lane	(5)	Closed	1/7/21	7/31/22	10,000	35,772	1,200	5/31/23	148	6/30/23	25	8%	-	77,925	(10)
12	Landa Series 1750 Summerwoods Lane	(5)	Closed	1/7/21	8/26/22	10,000	35,772	1,170	5/31/23	148	6/30/23	37	8%	-	67,535	(10)
13	Landa Series 4267 High Park Lane	(5)	Closed	1/7/21	8/15/22	10,000	47,625	1,150	10/31/23	163	6/30/23	30	8%	-	77,925	(10)
14	Landa Series 4474 Highwood Park Drive	(5)	Closed	1/7/21	8/9/22	10,000	42,898	1,200	3/31/23	163	6/30/23	30	8%	-	77,925	(10)
15	Landa Series 8569 Creekwood Way	(6)	Closed	1/7/21	4/26/22	10,000	33,951	-	-	59	6/30/23	35	8%	-	82,500	(10)
16	Landa Series 9439 Lakeview Road	(5)	Closed	1/7/21	8/25/22	10,000	56,709	1,400	7/31/23	182	6/30/23	28	8%	-	104,250	(10)

	Series*		Offering Status	Qual. Date	Closing Date	Total # of Shares Sold(2)	Total Amount Raised(2)	Mos Rental Income(3)	Lease Exp. Date(4)	Mon. Property Tax	Insurance Exp. Date	Mon. Ins. Expense	Mon. Mgmt. Fee**	Acq. Note Balance (9)	Refinance Note Balance (10)(11)
17	Landa Series 10167 Port Royal Court	(5)	Closed	1/7/21	7/20/22	10,000	28,100	1,103	9/30/23	133	6/30/23	31	8%	-	93,750	(10)
18	Landa Series 1246 Elgin Way	(5)	Closed	1/7/21	7/29/22	10,000	38,285	1,268	2/28/24	164	6/30/23	33	8%	-	71,250	(10)
19	Landa Series 1910 Grove Way	(5) (8)	Closed	1/7/21	2/15/22	10,000	22,062	-	-	159	6/30/23	55	8%	-	45,000	(10)
20	Landa Series 593 Country Lane Drive	(5)	Closed	1/7/21	2/17/22	10,000	24,592	1,020	6/30/23	156	6/30/23	28	8%	-	46,500	(10)
21	Landa Series 6436 Stone Terrace	(5)	Closed	1/7/21	2/3/22	10,000	15,479	1,050	6/30/23	76	6/30/23	26	8%	-	64,500	(10)
22	Landa Series 6440 Woodstone Terrace	(6)	Closed	1/7/21	2/17/22	10,000	18,244	-	-	75	6/30/23	24	8%	-	82,500	(10)
23	Landa Series 6848 Sandy Creek Drive	(5)	Closed	1/7/21	2/13/22	10,000	21,667	1,350	3/31/23	137	6/30/23	31	8%	-	82,500	(10)
24	Landa Series 687 Utoy Court	(5)	Closed	1/7/21	4/19/22	10,000	32,922	1,024	2/29/24	103	6/30/23	29	8%	-	71,500	(10)
25	Landa Series 729 Winter Lane	(5)	Closed	1/7/21	3/4/22	10,000	31,221	1,475	1/31/24	124	6/30/23	32	8%	-	49,400	(10)
26	Landa Series 7349 Exeter Court	(5)	Closed	1/7/21	4/20/22	10,000	39,138	1,150	4/30/23	138	6/30/23	33	8%	-	96,357	(10)
27	Landa Series 8645 Embrey Drive	(5)	Closed	1/7/21	4/18/22	10,000	34,145	1,300	6/30/23	123	6/30/23	34	8%	-	84,750	(10)
28	Landa Series 8780 Churchill Place	(6)	Closed	1/7/21	3/7/22	10,000	38,057	-	-	139	6/30/23	35	8%	-	80,424	(10)
29	Landa Series 8796 Parliament Place	(5)	Closed	1/7/21	3/11/22	10,000	31,089	1,350	8/31/23	130	6/30/23	32	8%	-	76,700	(10)
30	Landa Series 8641 Ashley Way	(5)	Closed	1/7/21	8/22/22	10,000	49,950	1,100	5/31/23	100	6/30/23	27	8%	-	68,250	(10)
31	Landa Series 8651 Ashley Way	(5)	Closed	1/7/21	4/19/22	10,000	41,901	1,103	1/31/24	84	6/30/23	23	8%	-	89,529	(10)
32	Landa Series 8652 Ashley Way	(5)	Closed	1/7/21	(12)	10,000	59,329	1,100	8/31/23	89	6/30/23	25	8%	-	71,500	(10)
33	Landa Series 8653 Ashley Way	(5)	Closed	1/7/21	8/8/22	10,000	52,933	1,100	5/31/23	83	6/30/23	23	8%	-	81,900	(10)
34	Landa Series 8654 Ashley Way	(5)	Closed	1/7/21	(12)	10,000	46,500	1,103	6/30/23	89	6/30/23	25	8%	-	84,500	(10)
35	Landa Series 8655 Ashley Way	(5)	Closed	1/7/21	(12)	10,000	61,052	1,100	7/31/23	83	6/30/23	24	8%	-	99,392	(10)
36	Landa Series 8659 Ashley Way	(5)	Closed	1/7/21	(12)	10,000	63,265	1,250	7/31/23	85	6/30/23	26	8%	-	94,250	(10)

	Series*		Offering Status	Qual. Date	Closing Date	Total # of Shares Sold(2)	Total Amount Raised(2)	Mos Rental Income(3)	Lease Exp. Date(4)	Mon. Property Tax	Insurance Exp. Date	Mon. Ins. Expense	Mon. Mgmt. Fee**	Acq. Note Balance (9)	Refinance Note Balance (10)(11)
37	Landa Series 8662 Ashley Way	(5)	Closed	1/7/21	9/21/22	10,000	56,097	975	7/31/23	89	6/30/23	26	8%	-	87,750	(10)
38	Landa Series 8668 Ashley Way	(5)	Closed	1/7/21	(12)	10,000	58,222	1,150	6/30/23	107	6/30/23	27	8%	-	87,253	(10)
39	Landa Series 8670 Ashley Way	(5)	Closed	1/7/21	(12)	10,000	64,620	1,050	7/31/23	97	6/30/23	28	8%	-	81,942	(10)
40	Landa Series 8674 Ashley Way	(5)(8)	Closed	1/7/21	8/8/22	10,000	47,137	1,300	12/31/23	90	6/30/23	25	8%	-	104,000	(10)
41	Landa Series 8675 Ashley Way	(5)	Closed	1/7/21	8/19/22	10,000	45,350	1,100	8/31/23	82	6/30/23	25	8%	-	88,770	(10)
42	Landa Series 8677 Ashley Way	(5)	Closed	1/7/21	4/20/22	10,000	42,667	1,100	7/31/23	78	6/30/23	24	8%	-	81,183	(10)
43	Landa Series 8678 Ashley Way	(5)	Closed	1/7/21	(12)	10,000	64,012	1,100	7/31/23	107	6/30/23	29	8%	-	94,500	(10)
44	Landa Series 8679 Ashley Way	(5)	Closed	1/7/21	8/3/22	10,000	46,117	1,400	2/29/24	101	6/30/23	25	8%	-	78,750	(10)
45	Landa Series 8683 Ashley Way	(5)	Closed	1/7/21	(12)	10,000	47,788	1,024	6/30/23	86	6/30/23	23	8%	-	124,425	(10)
46	Landa Series 10 Oak Wood Lane	(1)(5)	New	-	-	-	-	1,700	8/31/23	104	6/30/23	47	8%	254,456	152,673	(11)
47	Landa Series 10 Windridge Drive	(1)(5)	New	-	-	-	-	1,394	3/31/23	114	6/30/23	40	8%	256,422	153,853	(11)
48	Landa Series 1000 Fox Valley Trail	(1)(5)	New	-	-	-	-	1,850	7/31/23	238	6/30/23	50	8%	297,984	178,791	(11)
49	Landa Series 1007 Leeward Way	(1)(5)	New	-	-	-	-	1,753	6/30/23	161	6/30/23	48	8%	300,157	180,094	(11)
50	Landa Series 10119 Commons Way	(1)(5)	New	-	-	-	-	1,622	6/30/23	188	6/30/23	49	8%	306,450	183,870	(11)
51	Landa Series 10121 Morris Drive SW	(1)(5)	New	-	-	-	-	1,600	12/31/23	86	6/30/23	16	8%	278,235	166,941	(11)
52	Landa Series 10183 Starr Street SW	(1)(5)	New	-	-	-	-	1,322	8/31/23	87	6/30/23	41	8%	268,383	161,030	(11)
53	Landa Series 103 Starlake Drive	(1)(5)	New	-	-	-	-	1,250	9/30/23	124	6/30/23	40	8%	267,883	160,730	(11)
54	Landa Series 104 Summerfield Drive	(1)(6)	New	-	-	-	-	-	-	190	6/30/23	48	8%	300,059	180,035	(11)
55	Landa Series 10433 Candlelight Road	(1)(5)(8)	New	-	-	-	-	-	-	171	6/30/23	40	8%	305,757	183,454	(11)
56	Landa Series 105 Anne Street	(1)(5)	New	-	-	-	-	1,592	11/30/23	81	6/30/23	40	8%	253,115	151,869	(11)

	Series*		Offering Status	Qual. Date	Closing Date	Total # of Shares Sold(2)	Total Amount Raised(2)	Mos Rental Income(3)	Lease Exp. Date(4)	Mon. Property Tax	Insurance Exp. Date	Mon. Ins. Expense	Mon. Mgmt. Fee**	Acq. Note Balance (9)	Refinance Note Balance (10)(11)
57	Landa Series 107 Oakwood Circle	(1)(5)	New	-	-	-	-	1,249	3/31/23	68	6/30/23	30	8%	198,781	119,269	(11)
58	Landa Series 109 Amberwood Lane	(1)(5)	New	-	-	-	-	1,100	7/31/23	81	6/30/23	33	8%	216,284	129,770	(11)
59	Landa Series 110 Shenandoah Drive	(1)(5)	New	-	-	-	-	1,300	6/30/23	133	6/30/23	43	8%	310,797	186,478	(11)
60	Landa Series 111 Fir Drive	(1)(5)	New	-	-	-	-	1,250	8/31/23	124	6/30/23	34	8%	240,106	144,064	(11)
61	Landa Series 1110 Parkview Drive	(1)(5)	New	-	-	-	-	1,299	8/31/23	73	6/30/23	41	8%	260,727	156,436	(11)
62	Landa Series 11187 Shannon Circle	(1)(5)	New	-	-	-	-	1,803	2/29/24	143	6/30/23	50	8%	310,885	186,531	(11)
63	Landa Series 112 Ridge Street	(1)(5)	New	-	-	-	-	1,773	6/30/23	184	6/30/23	43	8%	309,709	185,825	(11)
64	Landa Series 11322 Michelle Way	(1)(5)	New	-	-	-	-	1,313	4/30/23	159	6/30/23	33	8%	250,982	150,589	(11)
65	Landa Series 114 Starlake Drive	(1)(5)	New	-	-	-	-	1,172	8/31/23	123	6/30/23	40	8%	253,436	152,062	(11)
66	Landa Series 11447 S Grove Drive	(1)(5)	New	-	-	-	-	1,763	3/31/23	171	6/30/23	45	8%	284,781	170,869	(11)
67	Landa Series 1147 Village Way	(1)(5)	New	-	-	-	-	1,525	9/30/23	299	6/30/23	32	8%	301,010	180,606	(11)
68	Landa Series 115 Lakeview Drive	(1)(5)	New	-	-	-	-	1,682	6/30/23	182	6/30/23	45	8%	285,786	171,472	(11)
69	Landa Series 1160 Gable Terrace	(1)(5)	New	-	-	-	-	1,708	6/30/23	225	6/30/23	47	8%	301,175	180,705	(11)
70	Landa Series 1190 Kirkland Road	(1)(5) (8)	New	-	-	-	-	-	-	115	6/30/23	52	8%	323,791	194,275	(11)
71	Landa Series 12 Mintz Street	(1)(5)	New	-	-	-	-	1,499	4/30/23	135	6/30/23	42	8%	264,035	158,421	(11)
72	Landa Series 120 Rosewood Drive	(1)(5)	New	-	-	-	-	1,844	6/30/23	179	6/30/23	46	8%	286,873	172,124	(11)
73	Landa Series 1201 Kilrush Drive	(1)(5)	New	-	-	-	-	2,418	9/30/23	266	6/30/23	83	8%	535,920	321,552	(11)
74	Landa Series 124 Libby Lane	(1)(5) (8)	New	-	-	-	-	-	-	95	6/30/23	33	8%	240,485	144,291	(11)
75	Landa Series 126 E Mimosa Drive	(1)(5)	New	-	-	-	-	1,400	12/31/23	104	6/30/23	40	8%	256,451	153,871	(11)
76	Landa Series 12641 Alcovy Road	(1)(5)	New	-	-	-	-	1,617	2/28/24	123	6/30/23	49	8%	307,481	184,489	(11)

	Series*		Offering Status	Qual. Date	Closing Date	Total # of Shares Sold(2)	Total Amount Raised(2)	Mos Rental Income(3)	Lease Exp. Date(4)	Mon. Property Tax	Insurance Exp. Date	Mon. Ins. Expense	Mon. Mgmt. Fee**	Acq. Note Balance (9)	Refinance Note Balance (10)(11)
77	Landa Series 1320 Winona Avenue	(1)(6)	New	-	-	-	-	-	-	54	6/30/23	34	8%	220,795	132,477	(11)
78	Landa Series 133 Dove Landing	(1)(6)	New	-	-	-	-	-	-	86	6/30/23	35	8%	227,058	136,235	(11)
79	Landa Series 137 Southern Shores Road	(1)(5)	New	-	-	-	-	1,185	5/31/23	114	6/30/23	33	8%	240,268	144,161	(11)
80	Landa Series 138 Sandalwood Circle	(1)(5)	New	-	-	-	-	1,700	7/21/23	102	6/30/23	28	8%	253,616	152,170	(11)
81	Landa Series 140 High Ridge Road	(1)(5)	New	-	-	-	-	1,450	12/31/23	126	6/30/23	40	8%	285,784	171,470	(11)
82	Landa Series 141 Longstreet Circle	(1)(5)	New	-	-	-	-	1,618	10/31/23	126	6/30/23	54	8%	331,402	198,841	(11)
83	Landa Series 1443 Pebble Ridge Lane	(1)(6)	New	-	-	-	-	-	-	170	6/30/23	51	8%	319,610	191,766	(11)
84	Landa Series 1445 Maple Valley Court	(1)(5)	New	-	-	-	-	1,175	4/30/23	155	6/30/23	38	8%	200,632	120,379	(11)
85	Landa Series 146 Crystal Brook	(1)(5)	New	-	-	-	-	1,250	3/31/23	138	6/30/23	28	8%	212,200	127,320	(11)
86	Landa Series 1473 Brownleaf Drive	(1)(5)	New	-	-	-	-	1,592	4/30/23	154	6/30/23	45	8%	282,588	169,553	(11)
87	Landa Series 1485 Bola Court	(1)(5)	New	-	-	-	-	1,685	2/28/24	112	6/30/23	41	8%	258,597	155,158	(11)
88	Landa Series 1490 Diplomat Drive	(1)(5)	New	-	-	-	-	1,675	9/30/23	235	6/30/23	58	8%	354,470	212,682	(11)
89	Landa Series 153 Cliffside Court	(1)(5)	New	-	-	-	-	1,000	8/31/23	100	6/30/23	23	8%	185,856	111,514	(11)
90	Landa Series 157 Wells Road	(1)(5)	New	-	-	-	-	983	9/30/23	110	6/30/23	34	8%	221,620	132,972	(11)
91	Landa Series 160 Chimney Ridge Trail	(1)(5)	New	-	-	-	-	1,550	9/30/23	177	6/30/23	46	8%	286,873	172,124	(11)
92	Landa Series 164 Longstreet Circle	(1)(5)	New	-	-	-	-	1,643	8/31/23	151	6/30/23	46	8%	289,049	173,429	(11)
93	Landa Series 1666 W Poplar Street	(1)(5)	New	-	-	-	-	1,178	8/31/23	77	6/30/23	31	8%	231,406	138,843	(11)
94	Landa Series 168 Brookview Drive	(1)(5) (8)	New	-	-	-	-	-	-	136	6/30/23	34	8%	132,243	79,346	(11)
95	Landa Series 1683 Spoonbill Road	(1)(5) (8)	New	-	-	-	-	-	-	116	6/30/23	38	8%	244,459	146,675	(11)
96	Landa Series 1689 Viceroy Way	(1)(5)	New	-	-	-	-	1,450	5/31/23	279	6/30/23	43	8%	280,628	168,377	(11)

	Series*		Offering Status	Qual. Date	Closing Date	Total # of Shares Sold(2)	Total Amount Raised(2)	Mos Rental Income(3)	Lease Exp. Date(4)	Mon. Property Tax	Insurance Exp. Date	Mon. Ins. Expense	Mon. Mgmt. Fee**	Acq. Note Balance (9)	Refinance Note Balance (10)(11)
97	Landa Series 171 Davidson Drive	(1)(5)(8)	New	-	-	-	-	-	-	141	6/30/23	49	8%	303,132	181,879	(11)
98	Landa Series 1768 Glen View Way	(1)(6)	New	-	-	-	-	1,575	9/30/23	147	6/30/23	39	8%	250,620	150,372	(11)
99	Landa Series 181 Watercress Court	(1)(5)	New	-	-	-	-	1,600	10/31/23	151	6/30/23	31	8%	274,908	164,945	(11)
100	Landa Series 188 Timberline Road	(1)(6)	New	-	-	-	-	-	-	31	6/30/23	26	8%	161,802	97,081	(11)
101	Landa Series 189 Shenandoah Drive	(1)(5)	New	-	-	-	-	1,342	4/30/23	143	6/30/23	35	8%	256,420	153,852	(11)
102	Landa Series 1903 Old Concord Drive SE	(1)(5)	New	-	-	-	-	1,500	12/31/23	108	6/30/23	50	8%	308,568	185,141	(11)
103	Landa Series 195 Branchwood Drive	(1)(5)	New	-	-	-	-	1,675	9/30/23	132	6/30/23	51	8%	316,179	189,708	(11)
104	Landa Series 195 Fairclift Drive	(1)(5)	New	-	-	-	-	1,666	11/30/23	103	6/30/23	45	8%	285,786	171,472	(11)
105	Landa Series 195 Hunters Trace	(1)(5)	New	-	-	-	-	1,607	12/31/23	136	6/30/23	41	8%	316,955	190,173	(11)
106	Landa Series 196 Montego Circle	(1)(5)	New	-	-	-	-	1,392	12/31/22	133	6/30/23	38	8%	267,295	160,377	(11)
107	Landa Series 20 Chimney Smoke Drive	(1)(5)	New	-	-	-	-	1,693	3/31/23	191	6/30/23	46	8%	286,873	172,124	(11)
108	Landa Series 204 N Main Court	(1)(5)	New	-	-	-	-	1,400	9/30/23	157	6/30/23	35	8%	227,058	136,235	(11)
109	Landa Series 2055 Grove Way	(1)(5)	New	-	-	-	-	1,500	9/30/23	162	6/30/23	39	8%	248,809	149,285	(11)
110	Landa Series 212 Fleeta Drive	(1)(6)	New	-	-	-	-	-	-	115	6/30/23	36	8%	233,632	140,179	(11)
111	Landa Series 215 Central Lake Circle	(1)(6)	New	-	-	-	-	-	-	98	6/30/23	42	8%	267,251	160,351	(11)
112	Landa Series 217 Glenloch Court	(1)(5)	New	-	-	-	-	1,685	2/28/23	206	6/30/23	55	8%	308,621	185,173	(11)
113	Landa Series 2177 E Chester Circle SE	(1)(5)	New	-	-	-	-	1,775	1/31/24	116	6/30/23	50	8%	312,950	187,770	(11)
114	Landa Series 221 Lakeview Drive	(1)(5)	New	-	-	-	-	1,595	9/30/23	196	6/30/23	48	8%	297,749	178,649	(11)
115	Landa Series 2264 Chestnut Hill Circle	(1)(5)	New	-	-	-	-	1,875	9/30/23	318	6/30/23	63	8%	379,313	227,588	(11)
116	Landa Series 235 Lazy Hollow Lane	(1)(5)	New	-	-	-	-	1,737	6/30/23	148	6/30/23	48	8%	299,259	179,556	(11)

	Series*		Offering Status	Qual. Date	Closing Date	Total # of Shares Sold(2)	Total Amount Raised(2)	Mos Rental Income(3)	Lease Exp. Date(4)	Mon. Property Tax	Insurance Exp. Date	Mon. Ins. Expense	Mon. Mgmt. Fee**	Acq. Note Balance (9)	Refinance Note Balance (10)(11)
117	Landa Series 2425 Cornell Circle	(1)(5)	New	-	-	-	-	2,181	6/30/23	250	6/30/23	54	8%	331,464	198,879	(11)
118	Landa Series 2443 Hodges Farm Road	(1)(5)	New	-	-	-	-	1,280	6/30/23	119	6/30/23	38	8%	245,546	147,328	(11)
119	Landa Series 25 Pleasant Valley Road	(1)(5)	New	-	-	-	-	1,641	5/31/23	170	6/30/23	42	8%	283,609	170,165	(11)
120	Landa Series 253 Marco Drive	(1)(5)	New	-	-	-	-	1,278	5/31/23	108	6/30/23	33	8%	232,761	139,657	(11)
121	Landa Series 255 Countryside Lane	(1)(5)	New	-	-	-	-	1,808	2/29/24	131	6/30/23	47	8%	294,486	176,692	(11)
122	Landa Series 258 Rocky Point Road	(1)(6)	New	-	-	-	-	-	-	172	6/30/23	48	8%	315,147	189,088	(11)
123	Landa Series 263 Rocky Point Road	(1)(5)	New	-	-	-	-	1,495	10/31/23	118	6/30/23	44	8%	279,261	167,556	(11)
124	Landa Series 268 Brookview Drive	(1)(5)(8)	New	-	-	-	-	-	-	136	6/30/23	34	8%	188,408	113,045	(11)
125	Landa Series 270 Mountain Lane	(1)(5)	New	-	-	-	-	1,650	9/30/23	123	6/30/23	45	8%	291,683	175,010	(11)
126	Landa Series 270 Mountain Way	(1)(5)(8)	New	-	-	-	-	-	-	119	6/30/23	46	8%	287,961	172,777	(11)
127	Landa Series 270 Pleasant Hill Drive	(1)(5)	New	-	-	-	-	1,704	2/29/24	125	6/30/23	51	8%	273,208	163,925	(11)
128	Landa Series 2794 Norfair Loop	(1)(5)	New	-	-	-	-	1,385	3/31/23	214	6/30/23	36	8%	233,583	140,150	(11)
129	Landa Series 2813 Vicksburg Court	(1)(5)	New	-	-	-	-	1,525	7/31/23	127	6/30/23	53	8%	337,986	202,791	(11)
130	Landa Series 2933 Coffer Drive	(1)(6)	New	-	-	-	-	-	-	99	6/30/23	40	8%	281,715	169,029	(11)
131	Landa Series 30 High Ridge Road	(1)(5)	New	-	-	-	-	1,666	1/31/24	115	6/30/23	40	8%	332,846	199,707	(11)
132	Landa Series 30 Roosevelt Road	(1)(5)	New	-	-	-	-	1,625	10/31/23	179	6/30/23	47	8%	284,696	170,818	(11)
133	Landa Series 3011 Raintree Drive SE	(1)(5)	New	-	-	-	-	1,650	9/30/23	176	6/30/23	37	8%	310,013	186,008	(11)
134	Landa Series 304 Deerfield Drive	(1)(6)	New	-	-	-	-	-	-	149	6/30/23	45	8%	291,845	175,107	(11)
135	Landa Series 3043 Highway 81 S	(1)(5)	New	-	-	-	-	1,173	7/31/23	129	6/30/23	37	8%	216,225	129,735	(11)

	Series*		Offering Status	Qual. Date	Closing Date	Total # of Shares Sold(2)	Total Amount Raised(2)	Mos Rental Income(3)	Lease Exp. Date(4)	Mon. Property Tax	Insurance Exp. Date	Mon. Ins. Expense	Mon. Mgmt. Fee**	Acq. Note Balance (9)	Refinance Note Balance (10)(11)
136	Landa Series 313 Blue Heron Drive	(1)(5)	New	-	-	-	-	1,800	6/22/23	178	6/30/23	41	8%	271,457	162,874	(11)
137	Landa Series 3202 Chippewa Drive	(1)(6)	New	-	-	-	-	-	-	115	6/30/23	43	8%	298,834	179,301	(11)
138	Landa Series 35 Clay Court	(1)(5)	New	-	-	-	-	1,699	7/31/23	139	6/30/23	46	8%	303,197	181,918	(11)
139	Landa Series 350 Cadiz Lane S	(1)(6)	New	-	-	-	-	-	-	130	6/30/23	41	8%	277,083	166,250	(11)
140	Landa Series 351 Wesley Park Drive	(1)(5)	New	-	-	-	-	1,520	4/30/23	143	6/30/23	34	8%	260,770	156,462	(11)
141	Landa Series 3603 Manhattan Drive	(1)(6)	New	-	-	-	-	-	-	215	6/30/23	53	8%	326,027	195,616	(11)
142	Landa Series 3667 Patti Parkway	(1)(5)	New	-	-	-	-	2,000	10/31/23	276	6/30/23	62	8%	379,317	227,590	(11)
143	Landa Series 404 Barberry Lane	(1)(5)	New	-	-	-	-	1,255	2/28/23	158	6/30/23	45	8%	285,892	171,535	(11)
144	Landa Series 412 Kendall Lane	(1)(5)	New	-	-	-	-	1,775	12/31/23	156	6/30/23	47	8%	296,763	178,058	(11)
145	Landa Series 416 Autumn Lake Court	(1)(5) (8)	New	-	-	-	-	-	-	162	6/30/23	42	8%	266,210	159,726	(11)
146	Landa Series 43 Darwin Drive	(1)(5) (8)	New	-	-	-	-	-	-	117	6/30/23	37	8%	252,069	151,242	(11)
147	Landa Series 432 Manor Estates Drive	(1)(5)	New	-	-	-	-	1,574	2/28/24	166	6/30/23	50	8%	314,170	188,502	(11)
148	Landa Series 440 Freestone Drive	(1)(5)	New	-	-	-	-	1,550	10/31/23	110	6/30/23	52	8%	331,496	198,898	(11)
149	Landa Series 4447 Lake Breeze Drive	(1)(5)	New	-	-	-	-	1,635	10/31/23	272	6/30/23	55	8%	342,340	205,404	(11)
150	Landa Series 445 Independence Drive	(1)(5)	New	-	-	-	-	1,650	8/31/23	160	6/30/23	49	8%	298,780	179,268	(11)
151	Landa Series 449 Kara Lane	(1)(5)	New	-	-	-	-	1,774	5/24/23	166	6/30/23	48	8%	265,401	159,241	(11)
152	Landa Series 45 Blue Jay Drive	(1)(5)	New	-	-	-	-	1,749.67	1/31/24	190	6/30/23	56	8%	353,211	211,927	(11)
153	Landa Series 45 Laurel Way	(1)(6)	New	-	-	-	-	-	-	142	6/30/23	55	8%	340,100	204,060	(11)
154	Landa Series 4702 Saint James Way	(1)(6)	New	-	-	-	-	-	-	203	6/30/23	38	8%	267,453	160,472	(11)
155	Landa Series 4732 Pinedale Drive	(1)(5)	New	-	-	-	-	1,170	2/29/24	97	6/30/23	32	8%	234,719	140,831	(11)

	Series*		Offering Status	Qual. Date	Closing Date	Total # of Shares Sold(2)	Total Amount Raised(2)	Mos Rental Income(3)	Lease Exp. Date(4)	Mon. Property Tax	Insurance Exp. Date	Mon. Ins. Expense	Mon. Mgmt. Fee**	Acq. Note Balance (9)	Refinance Note Balance (10)(11)
156	Landa Series 497 Highway 212	(1)(5)	New	-	-	-	-	1,200	10/31/23	96	6/30/23	44	8%	279,211	167,527	(11)
157	Landa Series 5039 East Street	(1)(6)	New	-	-	-	-	-		136	6/30/23	32	8%	207,482	124,489	(11)
158	Landa Series 5040 Huntshire Lane	(1)(5)	New	-	-	-	-	2,499	6/18/23	388	6/30/23	83	8%	444,985	266,991	(11)
159	Landa Series 513 Jarrett Court	(1)(5)	New	-	-	-	-	1,599	10/31/23	172	6/30/23	40	8%	289,113	173,468	(11)
160	Landa Series 5143 Pinecrest Drive SW	(1)(5)	New	-	-	-	-	1,225	6/22/23	78	6/30/23	32	8%	227,104	136,262	(11)
161	Landa Series 524 Sawmill Road	(1)(5)	New	-	-	-	-	1,550	11/30/23	98	6/30/23	48	8%	283,679	170,208	(11)
162	Landa Series 5329 Shirewick Lane	(1)(5)	New	-	-	-	-	2,045	6/30/23	242	6/30/23	55	8%	337,990	202,794	(11)
163	Landa Series 540 Cowan Road	(1)(5)	New	-	-	-	-	1,674	2/28/24	105	6/30/23	47	8%	299,557	179,734	(11)
164	Landa Series 5411 Rocky Pine Drive	(1)(6)	New	-	-	-	-	-	-	231	6/30/23	50	8%	309,885	185,931	(11)
165	Landa Series 55 Myrtle Grove Lane	(1)(5)	New	-	-	-	-	1,675	8/31/23	124	6/30/23	46	8%	291,224	174,734	(11)
166	Landa Series 550 Cowan Road	(1)(5)	New	-	-	-	-	1,475	11/30/23	88	6/30/23	41	8%	250,783	150,470	(11)
167	Landa Series 5581 Fox Glen Circle	(1)(5)	New	-	-	-	-	2,275	7/22/23	346	6/30/23	40	8%	434,715	260,829	(11)
168	Landa Series 565 Mountainview Drive	(1)(5)	New	-	-	-	-	1,675	7/31/23	151	6/30/23	78	8%	283,236	169,941	(11)
169	Landa Series 5737 Strathmoor Manor Circle	(1)(6)	New	-	-	-	-	-	-	158	6/30/23	47	8%	254,247	152,548	(11)
170	Landa Series 5801 Strathmoor Manor Circle	(1)(5)	New	-	-	-	-	1,575	6/24/23	155	6/30/23	34	8%	262,945	157,767	(11)
171	Landa Series 6104-6106 Oakwood Circle SW	(1)(5)(7)	New	-	-	-	-	1,617	(7)	78	6/30/23	89	8%	247,853	148,712	(11)
172	Landa Series 6107 Shadow Glen Court	(1)(5)	New	-	-	-	-	1,175	9/30/23	80	6/30/23	29	8%	212,961	127,777	(11)
173	Landa Series 6111-6113 Pine Glen Circle SW	(1)(5)(6)(7)	New	-	-	-	-	1,200	(7)	151	6/30/23	71	8%	456,530	273,918	(11)

	Series*		Offering Status	Qual. Date	Closing Date	Total # of Shares Sold(2)	Total Amount Raised(2)	Mos Rental Income(3)	Lease Exp. Date(4)	Mon. Property Tax	Insurance Exp. Date	Mon. Ins. Expense	Mon. Mgmt. Fee**	Acq. Note Balance (9)	Refinance Note Balance (10)(11)
174	Landa Series 6119 Pineneedle Drive SW	(1)(6)	New	-	-	-	-	-	-	79	6/30/23	24	8%	166,154	99,693	(11)
175	Landa Series 615 Barshay Drive	(1)(5)	New	-	-	-	-	1,524	3/31/23	113	6/30/23	40	8%	291,964	175,178	(11)
176	Landa Series 6168 Wheat Street NE	(1)(6)	New	-	-	-	-	-	-	56	6/30/23	30	8%	187,898	112,739	(11)
177	Landa Series 6178 Green Acres Drive SW	(1)(5)	New	-	-	-	-	1,400	1/31/24	113	6/30/23	36	8%	223,434	134,061	(11)
178	Landa Series 6386 Forester Way	(1)(5)	New	-	-	-	-	1,800	11/30/23	227	6/30/23	47	8%	296,833	178,100	(11)
179	Landa Series 6404 Walnut Way	(1)(5) (8)	New	-	-	-	-	-	-	194	6/30/23	44	8%	279,261	167,556	(11)
180	Landa Series 643 Sycamore Drive	(1)(5)	New	-	-	-	-	1,535	8/31/23	185	6/30/23	37	8%	270,184	162,111	(11)
181	Landa Series 65 Freedom Court	(1)(5)	New	-	-	-	-	1,612	11/30/23	133	6/30/23	41	8%	293,884	176,331	(11)
182	Landa Series 653 Georgetown Lane	(1)(5)	New	-	-	-	-	1,587	4/30/23	136	6/30/23	45	8%	285,870	171,522	(11)
183	Landa Series 6635 Kimberly Mill Road	(1)(6)	New	-	-	-	-	-	-	146	6/30/23	40	8%	328,712	197,227	(11)
184	Landa Series 6653 Bedford Road	(1)(5)	New	-	-	-	-	1,475	10/31/23	159	6/30/23	37	8%	278,623	167,174	(11)
185	Landa Series 6710 Sunset Hills Boulevard	(1)(5)	New	-	-	-	-	1,150	9/30/23	140	6/30/23	37	8%	236,846	142,107	(11)
186	Landa Series 6762 Bent Creek Drive	(1)(5)	New	-	-	-	-	1,595	9/30/23	167	6/30/23	34	8%	279,258	167,555	(11)
187	Landa Series 683 Wood Path Court	(1)(5)(8)	New	-	-	-	-	-	-	190	6/30/23	56	8%	328,476	197,085	(11)
188	Landa Series 70 Shenandoah Lane	(1)(5)	New	-	-	-	-	1,768	3/31/23	160	6/30/23	54	8%	335,751	201,451	(11)
189	Landa Series 709 Georgetown Court	(1)(5)	New	-	-	-	-	1,700	7/19/23	142	6/30/23	38	8%	276,058	165,635	(11)
190	Landa Series 7107 Geiger Street NW	(1)(5)	New	-	-	-	-	1,150	9/30/23	27	6/30/23	26	8%	160,714	96,429	(11)
191	Landa Series 7205 Lakeview Drive SW	(1)(5)	New	-	-	-	-	1,600	12/31/23	111	6/30/23	47	8%	292,311	175,387	(11)
192	Landa Series 750 Georgetown Court	(1)(5)	New	-	-	-	-	1,113	1/31/23	144	6/30/23	37	8%	227,055	136,233	(11)
193	Landa Series 752 Chestnut Drive	(1)(5)	New	-	-	-	-	965	12/31/22	55	6/30/23	30	8%	197,731	118,639	(11)

	Series*		Offering Status	Qual. Date	Closing Date	Total # of Shares Sold(2)	Total Amount Raised(2)	Mos Rental Income(3)	Lease Exp. Date(4)	Mon. Property Tax	Insurance Exp. Date	Mon. Ins. Expense	Mon. Mgmt. Fee**	Acq. Note Balance (9)	Refinance Note Balance (10)(11)
194	Landa Series 773 Villa Way	(1)(6)	New	-	-	-	-	-	-	117	6/30/23	36	8%	119,844	71,906	(11)
195	Landa Series 7781 Mountain Creek Way	(1)(6)	New	-	-	-	-	-	-	180	6/30/23	51	8%	301,080	180,648	(11)
196	Landa Series 7950 Woodlake Drive	(1)(5)	New	-	-	-	-	1,310	4/30/23	152	6/30/23	42	8%	250,982	150,589	(11)
197	Landa Series 80 High Ridge Road	(1)(5)	New	-	-	-	-	1,645	9/30/23	152	6/30/23	45	8%	302,097	181,258	(11)
198	Landa Series 800 Mills Drive	(1)(6)	New	-	-	-	-	-	-	117	6/30/23	55	8%	336,839	202,103	(11)
199	Landa Series 808 Hillandale Lane	(1)(5)	New	-	-	-	-	1,614	11/30/23	190	6/30/23	42	8%	285,336	171,202	(11)
200	Landa Series 8110 Devonshire Drive	(1)(5)	New	-	-	-	-	1,478	4/30/23	76	6/30/23	29	8%	212,961	127,777	(11)
201	Landa Series 8121 Spillers Drive SW	(1)(5)	New	-	-	-	-	1,280	12/31/23	63	6/30/23	28	8%	244,946	146,967	(11)
202	Landa Series 8233 Creekline Court	(1)(6)	New	-	-	-	-	-	-	167	6/30/23	42	8%	293,652	176,191	(11)
203	Landa Series 8302 Sterling Lakes Drive	(1)(5)	New	-	-	-	-	1,675	1/31/20	151	6/30/23	49	8%	305,362	183,217	(11)
204	Landa Series 843 Tramore Drive	(1)(5)	New	-	-	-	-	1,680	9/30/23	178	6/30/23	23	8%	195,489	117,293	(11)
205	Landa Series 85 Kirkland Court	(1)(5)	New	-	-	-	-	1,795	9/30/23	154	6/30/23	55	8%	331,460	198,876	(11)
206	Landa Series 85 Thorn Thicket Way	(1)(5)	New	-	-	-	-	1,239	1/31/23	170	6/30/23	46	8%	294,552	176,731	(11)
207	Landa Series 8658 Ashley Way	(1)(5)	New	-	-	-	-	1,200	5/14/23	89	6/30/23	27	8%	190,908	114,545	(11)
208	Landa Series 8667 Ashley Way	(1)(5)	New	-	-	-	-	1,155	9/30/23	82	6/30/23	18	8%	136,737	82,042	(11)
209	Landa Series 8671 Ashley Way	(1)(5)	New	-	-	-	-	1,103	8/23/23	82	6/30/23	21	8%	200,777	120,466	(11)
210	Landa Series 8676 Ashley Way	(1)(6)	New	-	-	-	-	-	-	97	6/30/23	41	8%	205,683	123,410	(11)
211	Landa Series 8691 Ashley Way	(1)(5)	New	-	-	-	-	1,250	10/31/23	113	6/30/23	48	8%	148,555	89,133	(11)
212	Landa Series 8692 Ashley Way	(1)(6)	New	-	-	-	-	-	-	124	6/30/23	46	8%	145,859	87,515	(11)

	Series*		Offering Status	Qual. Date	Closing Date	Total # of Shares Sold(2)	Total Amount Raised(2)	Mos Rental Income(3)	Lease Exp. Date(4)	Mon. Property Tax	Insurance Exp. Date	Mon. Ins. Expense	Mon. Mgmt. Fee**	Acq. Note Balance (9)	Refinance Note Balance (10)(11)
213	Landa Series 8693 Ashley Way	(1)(6)	New	-	-	-	-	-	-	112	6/30/23	48	8%	220,464	132,279	(11)
214	Landa Series 8694 Ashley Way	(1)(6)	New	-	-	-	-	-	-	110	6/30/23	24	8%	200,996	120,598	(11)
215	Landa Series 8697 Ashley Way	(1)(5)	New	-	-	-	-	1,150	6/30/23	106	6/30/23	24	8%	218,458	131,075	(11)
216	Landa Series 8819 Leafwood Court	(1)(5)	New	-	-	-	-	1,500	11/30/23	134	6/30/23	45	8%	282,606	169,564	(11)
217	Landa Series 8855 Rugby Court	(1)(5)	New	-	-	-	-	1,129	2/28/23	116	6/30/23	34	8%	221,665	132,999	(11)
218	Landa Series 9020 Sterling Ridge Lane	(1)(5)	New	-	-	-	-	1,650	6/23/23	131	6/30/23	42	8%	236,659	141,996	(11)
219	Landa Series 9150 Spillers Drive SW	(1)(5)	New	-	-	-	-	1,349	9/30/23	135	6/30/23	40	8%	253,159	151,895	(11)
220	Landa Series 925 Mote Road	(1)(5)	New	-	-	-	-	1,499	11/30/23	106	6/30/23	50	8%	311,830	187,098	(11)
221	Landa Series 9409 Forest Knoll Drive	(1)(5)	New	-	-	-	-	1,873	2/28/24	161	6/30/23	49	8%	307,642	184,585	(11)
222	Landa Series 9434 Cedar Creek Place	(1)(5)	New	-	-	-	-	1,500	7/31/23	189	6/30/23	48	8%	331,780	199,068	(11)
223	Landa Series 9597 Pintail Trail	(1)(5)	New	-	-	-	-	1,775	10/31/23	192	6/30/23	42	8%	301,292	180,775	(11)
224	Landa Series 974 Laurel Street	(1)(5)	New	-	-	-	-	1,411	2/28/23	166	6/30/23	44	8%	278,298	166,979	(11)
225	Landa Series 1701 Summerwoods Lane	(1)(5)(13)	New	-	-	-	-	1,047	8/31/23	148	6/30/23	27	8%	172,405	103,443	(11)
226	Landa Series 1741 Park Lane	(1)(5)(13)	New	-	-	-	-	799	12/31/23	151	6/30/23	31	8%	195,085	117,051	(11)

*	The Acquisition Fee (as defined below) equals is expected to equal six percent (6%) of the purchase cost of the Property. See the section entitled “Use of Proceeds” in Appendix B for more information about the Acquisition Fee.
**	The Monthly Management Fee payable by each Series is expected to equal eight percent (8%) of the Gross Monthly Rent. See the section entitled “Description of the Properties and the Series” in Appendix B for more information about the Monthly Management Fee.
(1)	Title for the Property underlying this Series is currently held by Landa Properties. We expect that Landa Properties will transfer title to the Property to the applicable Series, or to the Company for the benefit of the Series, prior to the initial Closing of sales of Shares of the Series.
(2)	Reflected as of up to two (2) business days prior to the date of this Offering Circular. Each Series is offering up to a maximum of 10,000 Shares pursuant to this Offering Circular.
(3)	The Monthly Rental Income amount reflects the monthly rental payment due under the applicable lease agreement for the Property.
(4)	After the Lease Expiration Date, the applicable lease agreement will become a month-to-month lease, unless the tenant provides written notice within thirty (30) days of an intention to terminate the lease agreement.
(5)	This Series’ Property is currently subject to a lease agreement by and between Landa Properties and the tenant. We expect that Landa Properties will assign the rights under the lease agreement to the Series upon the transfer of title to the Property to the applicable Series. For more information about the lease terms for each lease agreement, please “Description of the Properties and the Series” In Appendix B.

(6)	This Property is currently vacant or the tenant is in the process of vacating this Property. This Series will not earn any income and the Manager will not earn its Management Fee on Property until the Manager enters into a new lease agreement with a tenant for the Property. In the event that we enter into a new lease agreement, we will disclose the new lease terms in a supplement to this Offering Circular, in an Offering Circular supplement filed post-qualification under Rule 253(g) of Regulation A, or in a current report on Form 1-U, as applicable. If the Property remains vacant after qualification of the offering statement, all fees and expenses will be paid using the Series’ Reserves or will be paid by the Manager. See “Description of the Properties and the Series” in Appendix B for more information.
(7)	The Property underlying the following Series are duplexes and are divided into two rental units with each unit having its own lease agreement. The monthly rental income reflected above for this Property represents the aggregate amount of rental income earned by the two rental units. By purchasing the Shares of this Series, investors will have the right to receive distributions from monthly rental income earned by the entire Property (that is, both rental units).

Landa Series 6104-6106 Oakwood Circle SW: The lease agreement for the Property located at 6104 Oakwood Circle SW, Covington, GA 30014 provides for a monthly rental income of $761.00 and has a Lease Expiration Date of June 30, 2023, and the lease agreement for the Property located at 6106 Oakwood Circle SW, Covington, GA 30014 provides for a monthly rental income of $856.00 and has a Lease Expiration Date of June 30, 2023.

Landa Series 6111-6113 Pine Glen Circle SW: The lease agreement for the Property located at 6111 Pine Glen Circle SW, Covington, GA 30014 provides for a monthly rental income of $1,200.00 and has a Lease Expiration Date of October 31, 2023, and as of the date of this Offering Circular, the Property located at 6113 Pine Glen Circle SW, Covington, GA 30014 is vacant and not subject to a lease agreement with a tenant (see footnote 6).

(8)	The Manager commenced an eviction proceeding against the tenant of this Property. This Series will not earn any income and the Manager will not earn its Management Fee on Property until the Manager enters into a new lease agreement with a tenant for the Property. In the event that we enter into a new lease agreement, we will disclose the new lease terms in a supplement to this Offering Circular, in an Offering Circular supplement filed post-qualification under Rule 253(g) of Regulation A, or in a current report on Form 1-U, as applicable. If the Property remains vacant after qualification of the offering statement, all fees and expenses will be paid using the Series’ Reserves or will be paid by the Manager. See “Description of the Properties and the Series” in Appendix B for more information.
(9)	Represents the outstanding remaining balance owed on the Acquisition Notes payable to the manager as of June 30, 2022.
(10)	Represents the outstanding principal balance owed on the Refinance Note payable to the Refinance Lender.
(11)	Represents the expected future principal balance owed on a Refinance Note payable to a Refinance Lender.
(12)	All 10,000 Shares of this Series have been subscribed for and the Company is in the process of closing on the Series’ offering with the investors.

The Company has removed Landa Series 5051 Maple Drive and Landa Series 5544-5548 Windwood Road, Landa Series 304 Cedar Street, Landa Series 840 Park Villa Way, and Landa Series 94 Hampton Oaks Drive in this Offering Statement. None of these series will offer its Shares pursuant to the Offering Circular. The title to each of the Properties underlying these Series was not transferred to the applicable Series and none of these Series will offer its Shares pursuant to this Offering Circular. In addition, all fees and expenses incurred by these removed Series, including all fees and expenses incurred with respect to such Series’ Acquisition Notes, will be borne by the Manager.

(13)	Landa Series 1701 Summerwoods Lane and Landa Series 1741 Park Lane are both Series that were previously qualified and subsequently closed their offering on September 3, 2021. Both Series are being offered as “New” Series in this Offering Circular. The Series are presented on the Master Series Table as part of the previously qualified (45) series as well as part of the "New" Series being offered in this Offering Circular
(14)	The Property previously held by this series has been sold.

APPENDIX B

This Appendix B sets forth the Use of Proceeds and Description of the Properties and the Series being offered pursuant to this Offering Circular.

For information with respect to the Properties owned by the Series that the Company previously offered, see “Description of the Properties” in the Prior Offering Statement that may be found here

USE OF PROCEEDS

The tables included below set forth each Series’ estimated use of proceeds for its respective Offering, assuming the Series raises the Maximum Offering Amount for its Offering.

The Offerings are being conducted on a “best efforts” basis with no minimum offering amount, and neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Series’ Shares. The amount disclosed in each of the tables below are the Maximum Offering Amounts for the applicable Series. The amounts set forth in the table below are rounded to the nearest dollar.

The actual proceeds raised in the respective Offerings may be lower, in which case the proceeds available to pay down the applicable Acquisition Note would also be lower and may result in lower distributions paid to holders.

	Landa Series 10 Oak Wood Lane	Landa Series 10 Windridge Drive	Landa Series 1000 Fox Valley Trail	Landa Series 1007 Leeward Way	Landa Series 10119 Commons Way	Landa Series 10121 Morris Drive SW
Purchase Price of the Property (1)	$213,436	$179,247	$230,771	$219,527	$225,569	$199,444
Improvement Costs (2)	21,613	42,750	44,664	42,966	42,750	42,750
Acquisition Fee (3)	14,041	14,055	16,398	16,484	16,834	15,267
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	4,681	19,685	5,466	20,495	20,612	20,089
Total Amount of Acquisition Note	254,456	256,422	297,984	300,157	306,450	278,235
Less:
Expected Refinance Note (6)	152,674	153,853	178,790	180,094	183,870	166,941
Expected Payments on Acquisition Note from Offering Proceeds:	$101,782	$102,569	$119,194	$120,063	$122,580	$111,294

	Landa Series 10183 Starr Street SW	Landa Series 103 Starlake Drive	Landa Series 104 Summerfield Drive	Landa Series 10433 Candlelight Road	Landa Series 105 Anne Street	Landa Series 107 Oakwood Circle
Purchase Price of the Property (1)	$190,322	$188,308	$219,652	$224,928	$176,185	$125,876
Improvement Costs (2)	42,750	44,307	57,750	42,750	42,750	42,750
Acquisition Fee (3)	14,719	14,687	16,479	16,796	13,871	10,853
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	19,907	19,896	5,493	20,598	19,624	18,617
Total Amount of Acquisition Note	268,383	267,883	300,059	305,757	253,115	198,781
Less:
Expected Refinance Note (6)	161,030	160,730	180,035	183,454	151,869	119,269
Expected Payments on Acquisition Note from Offering Proceeds:	$107,353	$107,153	$120,024	$122,303	$101,246	$79,512

	Landa Series 109 Amberwood Lane	Landa Series 110 Shenandoah Drive	Landa Series 111 Fir Drive	Landa Series 1110 Parkview Drive	Landa Series 11187 Shannon Circle	Landa Series 112 Ridge Street
Purchase Price of the Property (1)	$141,988	$229,594	$164,140	$183,233	$229,676	$228,587
Improvement Costs (2)	42,844	42,750	57,750	57,750	42,750	42,750
Acquisition Fee (3)	11,825	17,076	13,148	14,294	17,081	17,015
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	18,942	20,692	4,383	4,765	20,693	20,672
Total Amount of Acquisition Note	216,284	310,797	240,106	260,727	310,885	309,709
Less:
Expected Refinance Note (6)	129,770	186,478	144,064	156,436	186,531	185,825
Expected Payments on Acquisition Note from Offering Proceeds:	$86,514	$124,319	$96,042	$104,291	$124,354	$123,884

	Landa Series 11322 Michelle Way	Landa Series 114 Starlake Drive	Landa Series 11447 S Grove Drive	Landa Series 1147 Village Way	Landa Series 115 Lakeview Drive	Landa Series 1160 Gable Terrace
Purchase Price of the Property (1)	$174,210	$176,299	$205,506	$220,532	$206,436	$220,532
Improvement Costs (2)	42,750	42,934	42,750	57,750	42,750	42,904
Acquisition Fee (3)	13,753	13,888	15,630	16,532	15,686	16,541
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	19,584	19,630	20,210	5,511	20,229	20,513
Total Amount of Acquisition Note	250,982	253,436	284,781	301,010	285,786	301,175
Less:
Expected Refinance Note (6)	150,589	152,062	170,869	180,606	171,472	180,705
Expected Payments on Acquisition Note from Offering Proceeds:	$100,393	$101,374	$113,912	$120,404	$114,314	$120,470

	Landa Series 1190 Kirkland Road	Landa Series 12 Mintz Street	Landa Series 120 Rosewood Drive	Landa Series 1201 Kilrush Drive	Landa Series 124 Libby Lane	Landa Series 126 E Mimosa Drive
Purchase Price of the Property (1)	$241,626	$186,296	$207,443	$438,042	$164,491	$179,274
Improvement Costs (2)	42,750	42,750	42,750	42,750	57,750	57,750
Acquisition Fee (3)	17,798	14,478	15,747	29,583	13,169	14,056
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	20,932	19,826	20,248	24,860	4,390	4,686
Total Amount of Acquisition Note	323,791	264,035	286,873	535,920	240,485	256,451
Less:
Expected Refinance Note (6)	194,275	158,421	172,124	321,552	144,291	153,871
Expected Payments on Acquisition Note from Offering Proceeds:	$129,516	$105,614	$114,749	$214,368	$96,194	$102,580

	Landa Series 12641 Alcovy Road	Landa Series 1320 Winona Avenue	Landa Series 133 Dove Landing	Landa Series 137 Southern Shores Road	Landa Series 138 Sandalwood Circle	Landa Series 140 High Ridge Road
Purchase Price of the Property (1)	$226,524	$146,259	$152,058	$164,290	$211,834	$206,434
Improvement Costs (2)	42,750	42,750	42,750	42,750	22,440	42,750
Acquisition Fee (3)	16,891	12,076	12,423	13,157	13,992	15,686
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	20,631	19,025	19,142	19,386	4,665	20,229
Total Amount of Acquisition Note	307,481	220,795	227,058	240,268	253,616	285,784
Less:
Expected Refinance Note (6)	184,489	132,477	136,235	144,161	152,170	171,470
Expected Payments on Acquisition Note from Offering Proceeds:	$122,992	$88,318	$90,823	$96,107	$101,446	$114,314

	Landa Series 141 Longstreet Circle	Landa Series 1443 Pebble Ridge Lane	Landa Series 1445 Maple Valley Court	Landa Series 146 Crystal Brook	Landa Series 1473 Brownleaf Drive	Landa Series 1485 Bola Court
Purchase Price of the Property (1)	$248,673	$237,755	$127,590	$138,301	$203,475	$181,261
Improvement Costs (2)	42,750	57,750	42,750	42,750	42,750	42,750
Acquisition Fee (3)	18,220	17,565	10,955	11,598	15,509	14,176
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	21,074	5,855	18,652	18,866	20,169	19,725
Total Amount of Acquisition Note	331,402	319,610	200,632	212,200	282,588	258,597
Less:
Expected Refinance Note (6)	198,841	191,766	120,379	127,320	169,553	155,158
Expected Payments on Acquisition Note from Offering Proceeds:	$132,561	$127,844	$80,253	$84,880	$113,035	$103,439

	Landa Series 1490 Diplomat Drive	Landa Series 153 Cliffside Court	Landa Series 157 Wells Road	Landa Series 160 Chimney Ridge Trail	Landa Series 164 Longstreet Circle	Landa Series 1666 W Poplar Street
Purchase Price of the Property (1)	$270,032	$113,790	$147,023	$207,443	$209,457	$156,084
Improvement Costs (2)	57,750	42,869	42,750	42,750	42,750	42,750
Acquisition Fee (3)	19,502	10,134	12,121	15,747	15,867	12,665
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	6,501	18,378	19,041	20,248	20,290	19,222
Total Amount of Acquisition Note	354,470	185,856	221,620	286,873	289,049	231,406
Less:
Expected Refinance Note (6)	212,682	111,514	132,972	172,124	173,429	138,844
Expected Payments on Acquisition Note from Offering Proceeds:	$141,788	$74,342	$88,648	$114,749	$115,620	$92,562

	Landa Series 168 Brookview Drive	Landa Series 1683 Spoonbill Road	Landa Series 1689 Viceroy Way	Landa Series 171 Davidson Drive	Landa Series 1768 Glen View Way	Landa Series 181 Watercress Court
Purchase Price of the Property (1)	$96,703	$168,170	$201,660	$222,497	$172,264	$196,364
Improvement Costs (2)	25,199	57,750	42,750	42,750	59,367	57,750
Acquisition Fee (3)	7,242	13,390	15,400	16,650	13,728	15,082
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	2,414	4,464	20,133	20,550	4,576	5,027
Total Amount of Acquisition Note	132,243	244,459	280,628	303,132	250,620	274,908
Less:
Expected Refinance Note (6)	79,346	146,675	168,377	181,879	150,372	164,945
Expected Payments on Acquisition Note from Offering Proceeds:	$52,897	$97,784	$112,251	$121,253	$100,248	$109,963

	Landa Series 188 Timberline Road	Landa Series 189 Shenandoah Drive	Landa Series 1903 Old Concord Drive SE	Landa Series 195 Branchwood Drive	Landa Series 195 Fairclift Drive	Landa Series 195 Hunters Trace
Purchase Price of the Property (1)	$91,636	$179,245	$227,531	$234,578	$206,436	$215,497
Improvement Costs (2)	57,750	42,750	42,750	57,750	42,750	77,619
Acquisition Fee (3)	8,798	14,055	16,952	17,375	15,686	17,365
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	2,933	19,685	20,650	5,791	20,229	5,789
Total Amount of Acquisition Note	161,802	256,420	308,568	316,179	285,786	316,955
Less:
Expected Refinance Note (6)	97,081	153,852	185,141	189,707	171,472	190,173
Expected Payments on Acquisition Note from Offering Proceeds:	$64,721	$102,568	$123,427	$126,472	$114,314	$126,782

	Landa Series 196 Montego Circle	Landa Series 20 Chimney Smoke Drive	Landa Series 204 N Main Court	Landa Series 2055 Grove Way	Landa Series 212 Fleeta Drive	Landa Series 215 Central Lake Circle
Purchase Price of the Property (1)	$189,315	$207,443	$152,058	$172,198	$158,145	$189,274
Improvement Costs (2)	42,750	42,750	42,750	57,750	42,750	57,750
Acquisition Fee (3)	14,659	15,747	12,423	13,632	12,789	14,656
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	19,886	20,248	19,142	4,544	19,263	4,886
Total Amount of Acquisition Note	267,295	286,873	227,058	248,809	233,632	267,251
Less:
Expected Refinance Note (6)	160,377	172,124	136,235	149,285	140,179	160,351
Expected Payments on Acquisition Note from Offering Proceeds:	$106,918	$114,749	$90,823	$99,524	$93,453	$106,900

	Landa Series 217 Glenloch Court	Landa Series 2177 E Chester Circle SE	Landa Series 221 Lakeview Drive	Landa Series 2264 Chestnut Hill Circle	Landa Series 235 Lazy Hollow Lane	Landa Series 2425 Cornell Circle
Purchase Price of the Property (1)	$227,580	$231,588	$217,513	$293,035	$218,520	$248,731
Improvement Costs (2)	42,750	57,750	57,750	42,750	43,143	42,750
Acquisition Fee (3)	16,955	17,195	16,351	20,882	16,434	18,224
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	20,651	5,732	5,450	21,961	20,477	21,074
Total Amount of Acquisition Note	308,621	312,950	297,749	379,313	299,259	331,464
Less:
Expected Refinance Note (6)	185,173	187,770	178,649	227,588	179,555	198,878
Expected Payments on Acquisition Note from Offering Proceeds:	$123,448	$125,180	$119,100	$151,725	$119,704	$132,586

	Landa Series 2443 Hodges Farm Road	Landa Series 25 Pleasant Valley Road	Landa Series 253 Marco Drive	Landa Series 255 Countryside Lane	Landa Series 258 Rocky Point Road	Landa Series 263 Rocky Point Road
Purchase Price of the Property (1)	$169,177	$204,420	$157,339	$214,492	$233,622	$200,394
Improvement Costs (2)	42,750	42,750	42,750	42,750	42,750	57,750
Acquisition Fee (3)	13,451	15,565	12,740	16,170	17,317	15,324
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	19,483	20,189	19,247	20,389	20,773	5,108
Total Amount of Acquisition Note	245,546	283,609	232,761	294,486	315,147	279,261
Less:
Expected Refinance Note (6)	147,328	170,165	139,657	176,692	189,088	167,557
Expected Payments on Acquisition Note from Offering Proceeds:	$98,218	$113,444	$93,104	$117,794	$126,059	$111,704

	Landa Series 268 Brookview Drive	Landa Series 270 Mountain Lane	Landa Series 270 Mountain Way	Landa Series 270 Pleasant Hill Drive	Landa Series 2794 Norfair Loop	Landa Series 2813 Vicksburg Court
Purchase Price of the Property (1)	$116,271	$241,750	$208,450	$237,650	$158,100	$254,769
Improvement Costs (2)	42,750	27,790	42,750	14,738	42,750	42,750
Acquisition Fee (3)	10,276	16,093	15,807	15,101	12,786	18,586
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	18,426	5,365	20,269	5,034	19,262	21,196
Total Amount of Acquisition Note	188,408	291,683	287,961	273,208	233,583	337,986
Less:
Expected Refinance Note (6)	113,045	175,010	172,777	163,925	140,150	202,792
Expected Payments on Acquisition Note from Offering Proceeds:	$75,363	$116,673	$115,184	$109,283	$93,433	$135,194

	Landa Series 2933 Coffer Drive	Landa Series 30 High Ridge Road	Landa Series 30 Roosevelt Road	Landa Series 3011 Raintree Drive SE	Landa Series 304 Deerfield Drive
Purchase Price of the Property (1)	$202,667	$250,010	$205,427	$222,546	$206,525
Improvement Costs (2)	42,750	42,750	57,750	64,095	63,291
Acquisition Fee (3)	15,460	18,301	15,626	17,015	16,008
Property Diligence Expenses (4)	685	685	685	685	685
Reserves (5)	20,153	21,100	5,208	5,672	5,336
Total Amount of Acquisition Note	281,715	332,846	284,696	310,013	291,845
Less:
Expected Refinance Note (6)	169,029	199,708	170,818	186,008	175,107
Expected Payments on Acquisition Note from Offering Proceeds:	$112,686	$133,138	$113,878	$124,005	$116,738

	Landa Series 3043 Highway 81 S	Landa Series 313 Blue Heron Drive	Landa Series 3202 Chippewa Drive	Landa Series 35 Clay Court	Landa Series 350 Cadiz Lane S	Landa Series 351 Wesley Park Drive
Purchase Price of the Property (1)	$142,028	$192,336	$218,518	$249,003	$198,378	$183,273
Improvement Costs (2)	42,750	58,585	42,750	31,210	42,750	42,750
Acquisition Fee (3)	11,822	14,888	16,411	16,724	15,203	14,296
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	18,940	4,963	20,470	5,575	20,067	19,766
Total Amount of Acquisition Note	216,225	271,457	298,834	303,197	277,083	260,770
Less:
Expected Refinance Note (6)	129,735	162,874	179,300	181,918	166,250	156,462
Expected Payments on Acquisition Note from Offering Proceeds:	$86,490	$108,583	$119,534	$121,279	$110,833	$104,308

	Landa Series 3603 Manhattan Drive	Landa Series 3667 Patti Parkway	Landa Series 404 Barberry Lane	Landa Series 412 Kendall Lane	Landa Series 416 Autumn Lake Court	Landa Series 43 Darwin Drive
Purchase Price of the Property (1)	$243,696	$293,039	$206,534	$216,600	$188,310	$175,217
Improvement Costs (2)	57,750	42,750	42,750	42,750	42,750	42,750
Acquisition Fee (3)	17,922	20,882	15,692	16,296	14,599	13,813
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	5,974	21,961	20,231	20,432	19,866	19,604
Total Amount of Acquisition Note	326,027	379,317	285,892	296,763	266,210	252,069
Less:
Expected Refinance Note (6)	195,616	227,590	171,535	178,058	159,726	151,241
Expected Payments on Acquisition Note from Offering Proceeds:	$130,411	$151,727	$114,357	$118,705	$106,484	$100,828

	Landa Series 432 Manor Estates Drive	Landa Series 440 Freestone Drive	Landa Series 4447 Lake Breeze Drive	Landa Series 445 Independence Drive	Landa Series 449 Kara Lane	Landa Series 45 Blue Jay Drive
Purchase Price of the Property (1)	$232,718	$241,682	$258,801	$225,665	$220,636	$268,867
Improvement Costs (2)	42,750	64,853	42,750	50,527	24,559	42,750
Acquisition Fee (3)	17,263	18,207	18,828	16,427	14,642	19,432
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	20,754	6,069	21,276	5,475	4,880	21,477
Total Amount of Acquisition Note	314,170	331,496	342,340	298,779	265,402	353,211
Less:
Expected Refinance Note (6)	188,502	198,898	205,404	179,267	159,241	211,927
Expected Payments on Acquisition Note from Offering Proceeds:	$125,668	$132,598	$136,936	$119,512	$106,161	$141,284

	Landa Series 45 Laurel Way	Landa Series 4702 Saint James Way	Landa Series 4732 Pinedale Drive	Landa Series 497 Highway 212	Landa Series 5039 East Street	Landa Series 5040 Huntshire Lane
Purchase Price of the Property (1)	$256,727	$189,315	$159,152	$200,348	$133,932	$381,650
Improvement Costs (2)	42,750	57,896	42,750	42,750	42,750	29,844
Acquisition Fee (3)	18,704	14,667	12,849	15,321	11,336	24,604
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	21,234	4,890	19,283	20,107	18,779	8,202
Total Amount of Acquisition Note	340,100	267,453	234,719	279,211	207,482	444,985
Less:
Expected Refinance Note (6)	204,060	160,472	140,831	167,527	124,489	266,991
Expected Payments on Acquisition Note from Offering Proceeds:	$136,040	$106,981	$93,888	$111,684	$82,993	$177,994

	Landa Series 513 Jarrett Court	Landa Series 5143 Pinecrest Drive SW	Landa Series 524 Sawmill Road	Landa Series 5329 Shirewick Lane	Landa Series 540 Cowan Road
Purchase Price of the Property (1)	$209,517	$152,101	$221,580	$254,773	$219,187
Improvement Costs (2)	57,750	57,750	40,595	42,750	42,750
Acquisition Fee (3)	15,871	12,426	15,615	18,586	16,451
Property Diligence Expenses (4)	685	685	685	685	685
Reserves (5)	5,290	4,142	5,204	21,196	20,484
Total Amount of Acquisition Note	289,113	227,104	283,679	337,990	299,557
Less:
Expected Refinance Note (6)	173,468	136,262	170,207	202,794	179,734
Expected Payments on Acquisition Note from Offering Proceeds:	$115,645	$90,842	$113,472	$135,196	$119,823

	Landa Series 5411 Rocky Pine Drive	Landa Series 55 Myrtle Grove Lane	Landa Series 550 Cowan Road	Landa Series 5581 Fox Glen Circle	Landa Series 565 Mountainview Drive
Purchase Price of the Property (1)	$228,750	$211,471	$183,233	$375,613	$233,188
Improvement Costs (2)	57,750	57,750	48,510	26,359	28,534
Acquisition Fee (3)	17,025	15,988	13,766	24,043	15,622
Property Diligence Expenses (4)	685	685	685	685	685
Reserves (5)	5,675	5,330	4,589	8,015	5,207
Total Amount of Acquisition Note	309,885	291,224	250,783	434,715	283,236
Less:
Expected Refinance Note (6)	185,931	174,734	150,470	260,829	169,942
Expected Payments on Acquisition Note from Offering Proceeds:	$123,954	$116,490	$100,313	$173,886	$113,294

	Landa Series 5737 Strathmoor Manor Circle	Landa Series 5801 Strathmoor Manor Circle	Landa Series 6104-6106 Oakwood Circle SW	Landa Series 6107 Shadow Glen Court	Landa Series 6111-6113 Pine Glen Circle SW	Landa Series 6119 Pineneedle Drive SW
Purchase Price of the Property (1)	$177,233	$185,287	$171,191	$139,006	$364,532	$95,666
Improvement Costs (2)	42,750	57,750	42,872	57,750	57,750	42,750
Acquisition Fee (3)	13,934	14,417	13,578	11,640	25,172	9,040
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	19,645	4,806	19,527	3,880	8,391	18,013
Total Amount of Acquisition Note	254,247	262,945	247,853	212,961	456,530	166,154
Less:
Expected Refinance Note (6)	152,548	157,767	148,712	127,777	273,918	99,692
Expected Payments on Acquisition Note from Offering Proceeds:	$101,699	$105,178	$99,141	$85,184	$182,612	$66,462

	Landa Series 615 Barshay Drive	Landa Series 6168 Wheat Street NE	Landa Series 6178 Green Acres Drive SW	Landa Series 6386 Forester Way	Landa Series 6404 Walnut Way	Landa Series 643 Sycamore Drive
Purchase Price of the Property (1)	$211,469	$115,033	$148,475	$216,665	$200,394	$191,990
Improvement Costs (2)	43,440	58,518	57,978	57,750	42,750	42,750
Acquisition Fee (3)	16,028	10,246	12,222	16,300	15,324	14,819
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	20,342	3,416	4,074	5,433	20,108	19,940
Total Amount of Acquisition Note	291,964	187,898	223,434	296,833	279,261	270,184
Less:
Expected Refinance Note (6)	175,178	112,739	134,060	178,100	167,557	162,110
Expected Payments on Acquisition Note from Offering Proceeds:	$116,786	$75,159	$89,374	$118,733	$111,704	$108,074

	Landa Series 65 Freedom Court	Landa Series 653 Georgetown Lane	Landa Series 6635 Kimberly Mill Road	Landa Series 6653 Bedford Road	Landa Series 6710 Sunset Hills Boulevard	Landa Series 6762 Bent Creek Drive
Purchase Price of the Property (1)	$212,476	$206,514	$246,182	$199,385	$161,121	$200,392
Improvement Costs (2)	44,213	42,750	57,750	58,170	42,750	57,750
Acquisition Fee (3)	16,132	15,691	18,071	15,287	12,967	15,324
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	20,378	20,230	6,024	5,096	19,323	5,107
Total Amount of Acquisition Note	293,884	285,870	328,712	278,623	236,846	279,258
Less:
Expected Refinance Note (6)	176,330	171,522	197,227	167,174	142,108	167,555
Expected Payments on Acquisition Note from Offering Proceeds:	$117,554	$114,348	$131,485	$111,449	$94,738	$111,703

	Landa Series 683 Wood Path Court	Landa Series 70 Shenandoah Lane	Landa Series 709 Georgetown Court	Landa Series 7107 Geiger Street NW	Landa Series 7205 Lakeview Drive SW	Landa Series 750 Georgetown Court
Purchase Price of the Property (1)	$261,936	$252,700	$197,429	$90,629	$212,478	$152,056
Improvement Costs (2)	41,721	42,750	57,750	57,750	57,750	42,750
Acquisition Fee (3)	18,100	18,462	15,146	8,738	16,049	12,423
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	6,034	21,154	5,048	2,912	5,349	19,141
Total Amount of Acquisition Note	328,476	335,751	276,058	160,714	292,311	227,055
Less:
Expected Refinance Note (6)	197,086	201,451	165,635	96,428	175,387	136,233
Expected Payments on Acquisition Note from Offering Proceeds:	$131,390	$134,300	$110,423	$64,286	$116,924	$90,822

	Landa Series 752 Chestnut Drive	Landa Series 773 Villa Way	Landa Series 7781 Mountain Creek Way	Landa Series 7950 Woodlake Drive	Landa Series 80 High Ridge Road	Landa Series 800 Mills Drive
Purchase Price of the Property (1)	$124,904	$81,157	$220,597	$174,210	$221,539	$253,707
Improvement Costs (2)	42,750	29,279	42,750	42,750	42,750	57,750
Acquisition Fee (3)	10,794	6,542	16,536	13,753	16,592	18,522
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	18,598	2,181	20,512	19,584	20,531	6,175
Total Amount of Acquisition Note	197,731	119,844	301,080	250,982	302,097	336,839
Less:
Expected Refinance Note (6)	118,639	71,906	180,648	150,589	181,258	202,103
Expected Payments on Acquisition Note from Offering Proceeds:	$79,092	$47,938	$120,432	$100,393	$120,839	$134,736

	Landa Series 808 Hillandale Lane	Landa Series 8110 Devonshire Drive	Landa Series 8121 Spillers Drive SW	Landa Series 8233 Creekline Court	Landa Series 8302 Sterling Lakes Drive
Purchase Price of the Property (1)	$205,427	$139,006	$168,621	$209,819	$224,562
Improvement Costs (2)	43,345	42,750	42,750	46,664	57,750
Acquisition Fee (3)	15,660	11,640	13,417	16,113	16,774
Property Diligence Expenses (4)	685	685	685	685	685
Reserves (5)	20,219	18,880	19,473	20,371	5,591
Total Amount of Acquisition Note	285,336	212,961	244,946	293,652	305,362
Less:
Expected Refinance Note (6)	171,202	127,777	146,968	176,191	183,217
Expected Payments on Acquisition Note from Offering Proceeds:	$114,134	$85,184	$97,978	$117,461	$122,145

	Landa Series 843 Tramore Drive	Landa Series 85 Kirkland Court	Landa Series 85 Thorn Thicket Way	Landa Series 8658 Ashley Way	Landa Series 8667 Ashley Way	Landa Series 8671 Ashley Way
Purchase Price of the Property (1)	$132,845	$248,727	$214,553	$117,854	$96,701	$121,884
Improvement Costs (2)	47,697	57,750	42,750	43,485	29,377	48,611
Acquisition Fee (3)	10,696	18,224	16,173	10,413	7,481	10,948
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	3,566	6,074	20,391	18,471	2,493	18,649
Total Amount of Acquisition Note	195,489	331,460	294,552	190,908	136,737	200,777
Less:
Expected Refinance Note (6)	117,293	198,876	176,731	114,545	82,042	120,466
Expected Payments on Acquisition Note from Offering Proceeds:	$78,196	$132,584	$117,821	$76,363	$54,695	$80,311

	Landa Series 8676 Ashley Way	Landa Series 8691 Ashley Way	Landa Series 8692 Ashley Way	Landa Series 8693 Ashley Way	Landa Series 8694 Ashley Way	Landa Series 8697 Ashley Way
Purchase Price of the Property (1)	$116,847	$78,570	$94,686	$114,832	$127,927	$135,986
Improvement Costs (2)	73,225	43,553	39,875	88,981	42,750	65,888
Acquisition Fee (3)	11,195	8,060	7,960	11,975	10,976	11,924
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	3,731	17,687	2,653	3,991	18,658	3,975
Total Amount of Acquisition Note	205,683	148,555	145,859	220,464	200,996	218,458
Less:
Expected Refinance Note (6)	123,410	89,133	87,515	132,278	120,598	131,075
Expected Payments on Acquisition Note from Offering Proceeds:	$82,273	$59,422	$58,344	$88,186	$80,398	$87,383

	Landa Series 8819 Leafwood Court	Landa Series 8855 Rugby Court	Landa Series 9020 Sterling Ridge Lane	Landa Series 9150 Spillers Drive SW	Landa Series 925 Mote Road
Purchase Price of the Property (1)	$203,492	$147,065	$188,310	$176,226	$230,551
Improvement Costs (2)	57,750	42,750	30,291	42,750	57,750
Acquisition Fee (3)	15,510	12,124	13,030	13,874	17,133
Property Diligence Expenses (4)	685	685	685	685	685
Reserves (5)	5,169	19,041	4,343	19,624	5,711
Total Amount of Acquisition Note	282,606	221,665	236,659	253,159	311,830
Less:
Expected Refinance Note (6)	169,564	132,999	141,995	151,895	187,098
Expected Payments on Acquisition Note from Offering Proceeds:	$113,042	$88,666	$94,664	$101,264	$124,732

	Landa Series 9409 Forest Knoll Drive	Landa Series 9434 Cedar Creek Place	Landa Series 9597 Pintail Trail	Landa Series 974 Laurel Street	Landa Series 1701 Summerwoods Lane	Landa Series 1741 Park Lane
Purchase Price of the Property (1)	$226,673	$248,727	$220,597	$198,450	$159,000	$180,000
Improvement Costs (2)	42,750	58,048	57,948	58,807	-	-
Acquisition Fee (3)	16,900	18,241	16,547	15,267	9,540	10,800
Property Diligence Expenses (4)	685	685	685	685	685	685
Reserves (5)	20,634	6,079	5,515	5,089	3,180	3,600
Total Amount of Acquisition Note	307,642	331,780	301,292	278,298	172,405	195,085
Less:
Expected Refinance Note (6)	184,585	199,068	180,775	166,979	103,443	117,051
Expected Payments on Acquisition Note from Offering Proceeds:	$123,057	$132,712	$120,517	$111,319	$68,962	$78,034

Total Use of Proceeds*
Purchase Price of the Property (1)	35,721,172
Improvement Costs (2)	8,363,242
Acquisition Fee (3)	2,712,029
Property Diligence Expenses (4)	123,985
Reserves (5)	2,494,010
Total Amount of Acquisition Note	49,414,438
Less:
Expected Refinance Note (6)	29,648,663
Expected Payments on Acquisition Note from Offering Proceeds:	$19,765,775

*	Reflects the total use of proceeds (rounded) to be raised by the Series, assuming all 10,000 Shares of each Series are sold.

(1)	This purchase cost reflects the same price that Landa Properties paid to acquire the Property.

(2)	Reflects the Improvement Costs Landa Holdings previously incurred, or expects to incur, in connection with Improvements to this Property, including interest expenses paid in connection with financing such Improvements. For any Improvement Costs not previously incurred in connection with Improvements to a Property, the Manager has allocated some of the proceeds towards expected Improvement Costs (“Allocated Improvement Costs"), a portion of which will be paid to the Manager and reminder of which will be allocated to Reserves.

(3)	Acquisition Fee equal to approximately six percent (6%) of the purchase cost (rounded to the nearest dollar).

(4)	Amount for Property Diligence Expense. See “Plan of Distribution – Fees and Expenses – Property Diligence Expenses.”

(5)	Each Series will allocate a certain percentage (not to exceed three percent (3%)) of the purchase cost of the Property and other cash adjustments for Reserves. See footnote (2) above.

See “Plan of Distribution – Fees and Expenses – Reserves.” As of the date of this Offering Circular, this reserve amount has yet to be transferred from the Manager to the Series, but such transfer will occur before the initial Closing of sales of Shares of this Series.

(6)	This Series intends to refinance approximately 60.00% of the purchase price of the Property pursuant to a Refinance Note; however, the amount and terms of the Refinance Note are subject to further negotiation with the Refinance Lender. For example, we expect to receive a new appraisal for each Property prior to the commencement of each Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that the Refinance Lender is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering. For more information see “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Loans.”

DESCRIPTION OF THE PROPERTIES AND THE SERIES

Each of the Properties will be managed by Landa Holdings, as Manager, pursuant to a Management Agreement.

In connection with the acquisition of the Properties by Landa Properties, Landa Properties entered into new lease agreements, or assumed existing lease agreements, with tenants of the Properties.

Each Series does not yet hold title to its underlying Property and such title is currently held by Landa Properties. We expect that Landa Properties will transfer title to the Property underlying each Series either to the applicable Series or to the Company for the benefit of the applicable Series (pursuant to the Master Agreement) prior to such Series’ initial Closing. Upon transfer of title, Landa Properties will assign the lease agreements for the Properties underlying each Series to the applicable Series. All income, taxes, and expenses will be pro-rated between Landa Properties and the applicable Series upon the closing of the transfer of title to the Property to such Series.

The information regarding the lease terms (including the information regarding the lease expiration and monthly rent) set forth below are derived from the lease agreements related to the applicable Property. The form of lease agreement is attached as exhibits in Part III of the offering statement of which this Offering Circular forms a part. There can be no assurance that the Series will receive a rental payment in any given month from its tenant in such amount on a timely basis or at all. For discussion of factors that may result in the Series not receiving payments of monthly rental income, please see “Risk Factors—Risks Related to the Properties and the Series—Each Series will depend on its Property’s tenant or tenants for its revenue, and lease defaults, terminations, or other events preventing collection of rents could reduce its net income and limit its ability to make distributions to investors.”

In addition, from time to time, a Property may become vacant or a tenant occupying such Property may not renew their lease agreement or vacate the Property and terminate their lease agreement prior to the Lease Expiration Date. If a Property remains vacant following the qualification date of the offering statement of which this Offering Circular forms a part, then the underlying Series may not have sufficient funds to pay distributions. In addition, the Manager will not earn its Monthly Management Fee until the Manager enters into a new lease agreement for the Property.

In the event that we enter into a new lease agreement, we will disclose the new lease terms in a supplement to this Offering Circular, an Offering Circular supplement filed post-qualification under Rule 253(g)(2) of Regulation A, or a current report on Form 1-U, as applicable. If a Property becomes and/or remains vacant after qualification of the offering statement, all fees and expenses will be paid using the Series’ Reserves or will be paid by the Manager. Please see the section entitled “Risk Factors – We may be unable to renew lease agreements with existing tenants or enter into lease agreements with new tenants.”

The following is a description of the Series and the Property underlying such Series. The Properties will be managed by the Manager, pursuant to a Management Agreement. The information disclosed in this section is presented as of the date of this Offering Circular.

Descriptions of the Properties and the Series

The tables below set forth information about each of the Series and the Properties underlying such Series.

	Entity*	Series Name*	Effective Date of Establishment*	Property Address	Year Built	Bedrooms	Baths	Sq Ft.
1.	Landa App LLC – 10 Oak Wood Lane Covington GA LLC	Landa Series 10 Oak Wood Lane	07/31/2022	10 Oak Wood Lane Covington, GA 30016	1990	4	2	1454
2.	Landa App LLC – 10 Windridge Drive Covington GA LLC	Landa Series 10 Windridge Drive	07/31/2022	10 Windridge Drive Covington, GA 30014	1992	4	1	1097
3.	Landa App LLC – 1000 Fox Valley Trail Stone Mountain GA LLC	Landa Series 1000 Fox Valley Trail	07/31/2022	1000 Fox Valley Trail Stone Mountain, GA 30088	1990	4	2.5	1760
4.	Landa App LLC – 1007 Leeward Way Jonesboro GA LLC	Landa Series 1007 Leeward Way	07/31/2022	1007 Leeward Way Jonesboro, GA 30238	1981	4	2	1196
5.	Landa App LLC – 10119 Commons Way Jonesboro GA LLC	Landa Series 10119 Commons Way	07/31/2022	10119 Commons Way Jonesboro, GA 30238	1999	4	2	1468
6.	Landa App LLC – 10121 Morris Drive SW Covington GA LLC	Landa Series 10121 Morris Drive SW	07/31/2022	10121 Morris Drive SW Covington, GA 30014	1972	4	2	1468
7.	Landa App LLC – 10183 Starr Street SW Covington GA LLC	Landa Series 10183 Starr Street SW	07/31/2022	10183 Starr Street SW Covington, GA 30014	1973	4	1	1450
8.	Landa App LLC – 103 Starlake Drive Jackson GA LLC	Landa Series 103 Starlake Drive	07/31/2022	103 Starlake Drive Jackson, GA 30260	1995	4	2	1231
9.	Landa App LLC – 104 Summerfield Drive McDonough GA LLC	Landa Series 104 Summerfield Drive	07/31/2022	104 Summerfield Drive McDonough, GA 30253	1986	4	2	1231
10.	Landa App LLC – 10433 Candlelight Road Jonesboro GA LLC	Landa Series 10433 Candlelight Rd	07/31/2022	10433 Candlelight Road Jonesboro, GA 30238	1988	4	2	1081
11.	Landa App LLC – 105 Anne Street Hampton GA LLC	Landa Series 105 Anne Street	07/31/2022	105 Anne Street Hampton, GA 30228	1990	4	2	1312
12.	Landa App LLC – 107 Oakwood Circle Griffin GA LLC	Landa Series 107 Oakwood Circle	07/31/2022	107 Oakwood Circle Griffin, GA 30223	1986	3	2	1213
13.	Landa App LLC – 109 Amberwood Lane Griffin GA LLC	Landa Series 109 Amberwood Lane	07/31/2022	109 Amberwood Lane Griffin, GA 30223	1977	4	1.5	975
14.	Landa App LLC – 110 Shenandoah Drive Covington GA LLC	Landa Series 110 Shenandoah Drive	07/31/2022	110 Shenandoah Drive Covington, GA 30016	1970	4	2	1120
15.	Landa App LLC – 111 Fir Drive McDonough GA LLC	Landa Series 111 Fir Drive	07/31/2022	111 Fir Drive McDonough, GA 30253	1991	4	1	1188

	Entity*	Series Name*	Effective Date of Establishment*	Property Address	Year Built	Bedrooms	Baths	Sq Ft.
16.	Landa App LLC – 1110 Parkview Drive Griffin GA LLC	Landa Series 1110 Parkview Drive	07/31/2022	1110 Parkview Drive Griffin, GA 30224	1965	4	2	1275
17.	Landa App LLC – 11187 Shannon Circle Hampton GA LLC	Landa Series 11187 Shannon Circle	07/31/2022	11187 Shannon Circle Hampton, GA 30228	1977	4	2	1560
18.	Landa App LLC – 112 Ridge Street Locust Grove GA LLC	Landa Series 112 Ridge Street	07/31/2022	112 Ridge Street Locust Grove, GA 30248	1993	4	2	1324
19.	Landa App LLC – 11322 Michelle Way Hampton GA LLC	Landa Series 11322 Michelle Way	07/31/2022	11322 Michelle Way Hampton, GA 30228	2004	4	2.5	1440
20.	Landa App LLC – 114 Starlake Drive Jackson GA LLC	Landa Series 114 Starlake Drive	07/31/2022	114 Starlake Drive Jackson, GA 30233	1966	4	2	1050
21.	Landa App LLC – 11447 S Grove Drive Hampton GA LLC	Landa Series 11447 S Grove Drive	07/31/2022	11447 S Grove Drive Hampton, GA 30228	2005	4	3	1520
22.	Landa App LLC – 1147 Village Way Stone Mountain GA LLC	Landa Series 1147 Village Way	07/31/2022	1147 Village Way Stone Mountain, GA 30088	1974	4	2.5	1557
23.	Landa App LLC – 115 Lakeview Drive Stockbridge GA LLC	Landa Series 115 Lakeview Drive	07/31/2022	115 Lakeview Drive Stockbridge, GA 30281	1993	4	2	1299
24.	Landa App LLC – 1160 Gable Terrace Jonesboro GA LLC	Landa Series 1160 Gable Terrace	07/31/2022	1160 Gable Terrace Jonesboro, GA 30236	2008	4	2.5	962
25.	Landa App LLC – 1190 Kirkland Road Covington GA LLC	Landa Series 1190 Kirkland Road	07/31/2022	1190 Kirkland Road Covington, GA 30016	1981	4	2	1311
26.	Landa App LLC – 12 Mintz Street Griffin GA LLC	Landa Series 12 Mintz Street	07/31/2022	12 Mintz Street Griffin, GA 30223	1973	4	2	1409
27.	Landa App LLC – 120 Rosewood Drive McDonough GA LLC	Landa Series 120 Rosewood Drive	07/31/2022	120 Rosewood Drive McDonough, GA 30253	1988	4	2	1346
28.	Landa App LLC – 1201 Kilrush Drive Mableton GA LLC	Landa Series 1201 Kilrush Drive	07/31/2022	1201 Kilrush Drive Mableton, GA 30126	1998	4	3	3096
29.	Landa App LLC – 124 Libby Lane Jonesboro GA LLC	Landa Series 124 Libby Lane	07/31/2022	124 Libby Lane Jonesboro, GA 30238	1984	4	2	1320
30.	Landa App LLC – 126 E Mimosa Drive Jonesboro GA LLC	Landa Series 126 E Mimosa Drive	07/31/2022	126 E Mimosa Drive Jonesboro, GA 30236	1959	4	1	1100
31.	Landa App LLC – 12641 Alcovy Road Covington GA LLC	Landa Series 12641 Alcovy Road	07/31/2022	12641 Alcovy Road Covington, GA 30014	1988	4	2	1036

	Entity*	Series Name*	Effective Date of Establishment*	Property Address	Year Built	Bedrooms	Baths	Sq Ft.
32.	Landa App LLC – 1320 Winona Avenue Griffin GA LLC	Landa Series 1320 Winona Avenue	07/31/2022	1320 Winona Avenue Griffin, GA 30223	1946	4	2	1562
33.	Landa App LLC – 133 Dove Landing Social Circle GA LLC	Landa Series 133 Dove Landing	07/31/2022	133 Dove Landing Social Circle, GA 30025	1999	4	2	1240
34.	Landa App LLC – 137 Southern Shores Road Jackson GA LLC	Landa Series 137 Southern Shores Road	07/31/2022	137 Southern Shores Road Jackson, GA 30233	2003	4	2	1352
35.	Landa App LLC – 138 Sandalwood Circle Lawrenceville GA LLC	Landa Series 138 Sandalwood Circle	07/31/2022	138 Sandalwood Circle Lawrenceville, GA 30046	1981	3	2	1871
36.	Landa App LLC – 140 High Ridge Road Covington GA LLC	Landa Series 140 High Ridge Road	07/31/2022	140 High Ridge Road Covington, GA 30014	1998	4	2	1117
37.	Landa App LLC – 141 Longstreet Circle Oxford GA LLC	Landa Series 141 Longstreet Circle	07/31/2022	141 Longstreet Circle Oxford, GA 30054	2006	4	2	1210
38.	Landa App LLC – 1443 Pebble Ridge Lane Hampton GA LLC	Landa Series 1443 Pebble Ridge Lane	07/31/2022	1443 Pebble Ridge Lane Hampton, GA 30228	1999	4	2	1277
39.	Landa App LLC – 1445 Maple Valley Court Union City GA LLC	Landa Series 1445 Maple Valley Court	07/31/2022	1445 Maple Valley Court Union City, GA 30291	2005	4	3	1540
40.	Landa App LLC – 146 Crystal Brook Griffin GA LLC	Landa Series 146 Crystal Brook	07/31/2022	146 Crystal Brook Griffin, GA 30223	1995	4	2	1464
41.	Landa App LLC – 1473 Brownleaf Drive Jonesboro GA LLC	Landa Series 1473 Brownleaf Drive	07/31/2022	1473 Brownleaf Drive Jonesboro, GA 30236	1971	4	2	1200
42.	Landa App LLC – 1485 Bola Court Jonesboro GA LLC	Landa Series 1485 Bola Court	07/31/2022	1485 Bola Court Jonesboro, GA 30238	1972	4	2	1300
43.	Landa App LLC – 1490 Diplomat Drive Riverdale GA LLC	Landa Series 1490 Diplomat Drive	07/31/2022	1490 Diplomat Drive Riverdale, GA 30296	1975	4	2	1204
44.	Landa App LLC – 153 Cliffside Court Riverdale GA LLC	Landa Series 153 Cliffside Court	07/31/2022	153 Cliffside Court Riverdale, GA 30274	1984	3	1	968
45.	Landa App LLC – 157 Wells Road Jenkinsburg GA LLC	Landa Series 157 Wells Road	07/31/2022	157 Wells Road Jenkinsburg, GA 30234	1995	3	1	1068
46.	Landa App LLC – 160 Chimney Ridge Trail Stockbridge GA LLC	Landa Series 160 Chimney Ridge Trail	07/31/2022	160 Chimney Ridge Trail Stockbridge, GA 30281	1976	4	2	1610
47.	Landa App LLC – 164 Longstreet Circle Oxford GA LLC	Landa Series 164 Longstreet Circle	07/31/2022	164 Longstreet Circle Oxford, GA 30054	2005	4	1	1269

	Entity*	Series Name*	Effective Date of Establishment*	Property Address	Year Built	Bedrooms	Baths	Sq Ft.
48.	Landa App LLC – 1666 W Poplar Street Griffin GA LLC	Landa Series 1666 W Poplar Street	07/31/2022	1666 W Poplar Street Griffin, GA 30224	1977	4	2	1644
49.	Landa App LLC – 168 Brookview Drive Riverdale GA LLC	Landa Series 168 Brookview Drive	07/31/2022	168 Brookview Drive Riverdale, GA 30274	2005	4	3	1528
50.	Landa App LLC – 1683 Spoonbill Road Hampton GA LLC	Landa Series 1683 Spoonbill Road	07/31/2022	1683 Spoonbill Road Hampton, GA 30238	1972	4	1.5	1104
51.	Landa App LLC – 1689 Viceroy Way Riverdale GA LLC	Landa Series 1689 Viceroy Way	07/31/2022	1689 Viceroy Way Riverdale, GA 30296	1966	4	2	1354
52.	Landa App LLC – 171 Davidson Drive Griffin GA LLC	Landa Series 171 Davidson Drive	07/31/2022	171 Davidson Drive Griffin, GA 30223	1989	4	2	2177
53.	Landa App LLC – 1768 Glen View Way Hampton GA LLC	Landa Series 1768 Glen View Way	07/31/2022	1768 Glen View Way Hampton, GA 30228	2003	3	2	1190
54.	Landa App LLC – 181 Watercress Court Stockbridge GA LLC	Landa Series 181 Watercress Court	07/31/2022	181 Watercress Court Stockbridge, GA 30281	2000	4	2.5	1318
55.	Landa App LLC – 188 Timberline Road Jackson GA LLC	Landa Series 188 Timberline Road	07/31/2022	188 Timberline Road Jackson, GA 30233	1983	4	2	1344
56.	Landa App LLC – 189 Shenandoah Drive Riverdale GA LLC	Landa Series 189 Shenandoah Drive	07/31/2022	189 Shenandoah Drive Riverdale, GA 30274	2007	4	2.5	1740
57.	Landa App LLC – 1903 Old Concord Drive SE Covington GA LLC	Landa Series 1903 Old Concord Drive SE	07/31/2022	1903 Old Concord Drive SE Covington, GA 30016	1983	4	2	1389
58.	Landa App LLC – 195 Branchwood Drive Covington GA LLC	Landa Series 195 Branchwood Drive	07/31/2022	195 Branchwood Drive Covington, GA 30016	1996	4	2	1247
59.	Landa App LLC – 195 Fairclift Drive Covington GA LLC	Landa Series 195 Fairclift Drive	07/31/2022	195 Fairclift Drive Covington, GA 30016	2002	4	2	1300
60.	Landa App LLC – 195 Hunters Trace Covington GA LLC	Landa Series 195 Hunters Trace	07/31/2022	195 Hunters Trace Covington, GA 30014	2011	4	2	1430
61.	Landa App LLC – 196 Montego Circle Riverdale GA LLC	Landa Series 196 Montego Circle	07/31/2022	196 Montego Circle Riverdale, GA 30274	1974	4	2.5	1276
62.	Landa App LLC – 20 Chimney Smoke Drive Stockbridge GA LLC	Landa Series 20 Chimney Smoke Drive	07/31/2022	20 Chimney Smoke Drive Stockbridge, GA 30281	1979	4	2	1714
63.	Landa App LLC – 204 N Main Court Stockbridge GA LLC	Landa Series 204 N Main Court	07/31/2022	204 N Main Court Stockbridge, GA 30281	1994	3	1	1092

	Entity*	Series Name*	Effective Date of Establishment*	Property Address	Year Built	Bedrooms	Baths	Sq Ft.
64.	Landa App LLC – 2055 Grove Way Hampton GA LLC	Landa Series 2055 Grove Way	07/31/2022	2055 Grove Way Hampton, GA 30228	2005	4	2.5	1416
65.	Landa App LLC – 212 Fleeta Drive Covington GA LLC	Landa Series 212 Fleeta Drive	07/31/2022	212 Fleeta Drive Covington, GA 30016	1998	4	2	1254
66.	Landa App LLC – 215 Central Lake Circle Griffin GA LLC	Landa Series 215 Central Lake Circle	07/31/2022	215 Central Lake Circle Griffin, GA 30223	1983	4	2	1233
67.	Landa App LLC – 217 Glenloch Court Stockbridge GA LLC	Landa Series 217 Glenloch Court	07/31/2022	217 Glenloch Court Stockbridge, GA 30281	1990	4	2.5	1936
68.	Landa App LLC – 2177 E Chester Circle SE Conyers GA LLC	Landa Series 2177 E Chester Circle SE	07/31/2022	2177 E Chester Circle SE Conyers, GA 30013	1974	4	2	2064
69.	Landa App LLC – 221 Lakeview Drive Stockbridge GA LLC	Landa Series 221 Lakeview Drive	07/31/2022	221 Lakeview Drive Stockbridge, GA 30281	1998	4	2	1375
70.	Landa App LLC – 2264 Chestnut Hill Circle Decatur GA LLC	Landa Series 2264 Chestnut Hill Circle	07/31/2022	2264 Chestnut Hill Circle Decatur, GA 30032	1969	4	2.5	2100
71.	Landa App LLC – 235 Lazy Hollow Lane Covington GA LLC	Landa Series 235 Lazy Hollow Lane	07/31/2022	235 Lazy Hollow Lane Covington, GA 30016	1980	4	2	1525
72.	Landa App LLC – 2425 Cornell Circle McDonough GA LLC	Landa Series 2425 Cornell Circle	07/31/2022	2425 Cornell Circle McDonough, GA 30253	2007	4	2.5	1997
73.	Landa App LLC – 2443 Hodges Farm Road Mansfield GA LLC	Landa Series 2443 Hodges Farm Road	07/31/2022	2443 Hodges Farm Road Mansfield, GA 30055	2000	4	2	1300
74.	Landa App LLC – 25 Pleasant Valley Road McDonough GA LLC	Landa Series 25 Pleasant Valley Road	07/01/2022	25 Pleasant Valley Road McDonough, GA 30253	1981	4	1	1345
75.	Landa App LLC – 253 Marco Drive Social Circle GA LLC	Landa Series 253 Marco Drive	07/31/2022	253 Marco Drive Social Circle, GA 30025	1991	4	1	1000
76.	Landa App LLC – 255 Countryside Lane Covington GA LLC	Landa Series 255 Countryside Lane	07/31/2022	255 Countryside Lane Covington, GA 30016	1993	4	2	1296
77.	Landa App LLC – 258 Rocky Point Road Covington GA LLC	Landa Series 258 Rocky Point Road	07/31/2022	258 Rocky Point Road Covington, GA 30016	1999	4	2	1680
78.	Landa App LLC – 263 Rocky Point Road Covington GA LLC	Landa Series 263 Rocky Point Road	07/31/2022	263 Rocky Point Road Covington, GA 30016	2004	4	2	1453
79.	Landa App LLC – 268 Brookview Drive Riverdale GA LLC	Landa Series 268 Brookview Drive	07/31/2022	268 Brookview Drive Riverdale, GA 30274	2005	4	3	1528

	Entity*	Series Name*	Effective Date of Establishment*	Property Address	Year Built	Bedrooms	Baths	Sq Ft.
80.	Landa App LLC – 270 Mountain Lane Covington GA LLC	Landa Series 270 Mountain Lane	07/31/2022	270 Mountain Lane Covington, GA 30016	2000	3	2	1428
81.	Landa App LLC – 270 Mountain Way Covington GA LLC	Landa Series 270 Mountain Way	07/31/2022	270 Mountain Way Covington, GA 30016	2000	4	2	1689
82.	Landa App LLC – 270 Pleasant Hill Drive Covington GA LLC	Landa Series 270 Pleasant Hill Drive	07/31/2022	270 Pleasant Hill Drive Covington, GA 30016	2001	4	2	1338
83.	Landa App LLC – 2794 Norfair Loop Lithonia GA LLC	Landa Series 2794 Norfair Loop	07/31/2022	2794 Norfair Loop Lithonia, GA 30038	2003	3	2.5	1468
84.	Landa App LLC – 2813 Vicksburg Court Decatur GA LLC	Landa Series 2813 Vicksburg Court	07/31/2022	2813 Vicksburg Court Decatur, GA 30034	1962	4	2	2589
85.	Landa App LLC – 2933 Coffer Drive Ellenwood GA LLC	Landa Series 2933 Coffer Drive	07/31/2022	2933 Coffer Drive Ellenwood, GA 30294	1963	4	1	1220
86.	Landa App LLC – 30 High Ridge Road Covington GA LLC	Landa Series 30 High Ridge Road	07/31/2022	30 High Ridge Road Covington, GA 30014	1990	4	2	1748
87.	Landa App LLC – 30 Roosevelt Road Covington GA LLC	Landa Series 30 Roosevelt Road	07/31/2022	30 Roosevelt Road Covington, GA 30016	2005	4	2.5	1572
88.	Landa App LLC – 3011 Raintree Drive SE Conyers GA LLC	Landa Series 3011 Raintree Drive SE	07/31/2022	3011 Raintree Drive SE Conyers, GA 30013	1975	4	2	1700
89.	Landa App LLC – 304 Deerfield Drive Jonesboro GA LLC	Landa Series 304 Deerfield Drive	07/31/2022	304 Deerfield Drive Jonesboro, GA 30238	1980	4	1.5	1415
90.	Landa App LLC – 3043 Highway 81 S Covington GA LLC	Landa Series 3043 Highway 81 S	07/31/2022	3043 Highway 81 S Covington, GA 30016	1978	3	2	1068
91.	Landa App LLC – 313 Blue Heron Drive Jonesboro GA LLC	Landa Series 313 Blue Heron Drive	07/31/2022	313 Blue Heron Drive Jonesboro, GA 30236	1986	4	2	1656
92.	Landa App LLC – 3202 Chippewa Drive Rex GA LLC	Landa Series 3202 Chippewa Drive	07/31/2022	3202 Chippewa Drive Rex, GA 30273	1987	4	3	1324
93.	Landa App LLC – 35 Clay Court Covington GA LLC	Landa Series 35 Clay Court	07/31/2022	35 Clay Court Covington, GA 30016	1991	4	2	1599
94.	Landa App LLC – 350 Cadiz Lane S College Park GA LLC	Landa Series 350 Cadiz Lane S	07/31/2022	350 Cadiz Lane S College Park, GA 30349	1972	4	2	1268

	Entity*	Series Name*	Effective Date of Establishment*	Property Address	Year Built	Bedrooms	Baths	Sq Ft.
95.	Landa App LLC – 351 Wesley Park Drive Jonesboro GA LLC	Landa Series 351 Wesley Park Drive	07/31/2022	351 Wesley Park Drive Jonesboro, GA 30238	1982	4	2	1188
96.	Landa App LLC – 3603 Manhattan Drive Decatur GA LLC	Landa Series 3603 Manhattan Drive	07/31/2022	3603 Manhattan Drive Decatur, GA 30034	1967	4	2	1477
97.	Landa App LLC – 3667 Patti Parkway Decatur GA LLC	Landa Series 3667 Patti Parkway	07/31/2022	3667 Patti Parkway Decatur, GA 30034	1999	5	3	2650
98.	Landa App LLC – 404 Barberry Lane Stockbridge GA LLC	Landa Series 404 Barberry Lane	07/31/2022	404 Barberry Lane Stockbridge, GA 30281	1975	4	2	1008
99.	Landa App LLC – 412 Kendall Lane McDonough GA LLC	Landa Series 412 Kendall Lane	07/31/2022	412 Kendall Lane McDonough, GA 30253	2003	4	2.5	1440
100.	Landa App LLC – 416 Autumn Lake Court McDonough GA LLC	Landa Series 416 Autumn Lake Court	07/31/2022	416 Autumn Lake Court McDonough, GA 30253	1996	4	2	1182
101.	Landa App LLC – 43 Darwin Drive Jonesboro GA LLC	Landa Series 43 Darwin Drive	07/31/2022	43 Darwin Drive, Jonesboro, GA 30238	1970	4	1	1352
102.	Landa App LLC – 432 Manor Estates Drive Stockbridge GA LLC	Landa Series 432 Manor Estates Drive	07/31/2022	432 Manor Estates Drive Stockbridge, GA 30281	1991	4	2	1424
103.	Landa App LLC – 440 Freestone Drive Newman GA LLC	Landa Series 440 Freestone Drive	07/31/2022	440 Freestone Drive Newman, GA 30265	1990	5	2	1216
104.	Landa App LLC – 4447 Lake Breeze Drive Stone Mountain GA LLC	Landa Series 4447 Lake Breeze Drive	07/31/2022	4447 Lake Breeze Drive Stone Mountain, GA 30083	1970	4	2.5	2159
105.	Landa App LLC – 445 Independence Drive Jonesboro GA LLC	Landa Series 445 Independence Drive	07/31/2022	445 Independence Drive Jonesboro, GA 30238	1978	4	2	1852
106.	Landa App LLC – 449 Kara Lane McDonough GA LLC	Landa Series 449 Kara Lane	07/31/2022	449 Kara Lane McDonough, GA 30253	2002	4	3	1299
107.	Landa App LLC – 45 Blue Jay Drive Covington GA LLC	Landa Series 45 Blue Jay Drive	07/31/2022	45 Blue Jay Drive Covington, GA 30016	2005	4	3.5	2383
108.	Landa App LLC – 45 Laurel Way Covington GA LLC	Landa Series 45 Laurel Way	07/31/2022	45 Laurel Way Covington, GA 30016	1992	5	2	1356
109.	Landa App LLC – 4702 Saint James Way Decatur GA LLC	Landa Series 4702 Saint James Way	07/31/2022	4702 Saint James Way Decatur, GA 30035	2003	3	2.5	1295
110.	Landa App LLC – 4732 Pinedale Drive Forest Park GA LLC	Landa Series 4732 Pinedale Drive	07/31/2022	4732 Pinedale Drive Forest Park, GA 30297	1960	4	1	912

	Entity*	Series Name*	Effective Date of Establishment*	Property Address	Year Built	Bedrooms	Baths	Sq Ft.
111.	Landa App LLC – 497 Georgia Highway 212 Covington GA LLC	Landa Series 497 Highway 212	07/31/2022	497 Georgia Highway 212 Covington, GA 30016	1986	4	1	1188
112.	Landa App LLC – 5039 East Street Forest Park GA LLC	Landa Series 5039 East Street	07/31/2022	5039 East Street Forest Park, GA 30297	1947	4	1	950
113.	Landa App LLC – 5040 Huntshire Lane Lilburn GA LLC	Landa Series 5040 Huntshire Lane	07/31/2022	5040 Huntshire Lane Lilburn, GA 30047	1988	5	3	2400
114.	Landa App LLC – 513 Jarrett Court McDonough GA LLC	Landa Series 513 Jarrett Court	07/31/2022	513 Jarrett Court McDonough, GA 30253	1992	4	2	1235
115.	Landa App LLC – 5143 Pinecrest Drive SW Covington GA LLC	Landa Series 5143 Pinecrest Drive SW	07/31/2022	5143 Pinecrest Drive SW Covington, GA 30014	1959	3	1	1015
116.	Landa App LLC – 524 Sawmill Road Hampton GA LLC	Landa Series 524 Sawmill Road	07/31/2022	524 Sawmill Road Hampton, GA 30228	1968	3	2	1453
117.	Landa App LLC – 5329 Shirewick Lane Lithonia GA LLC	Landa Series 5329 Shirewick Lane	07/31/2022	5329 Shirewick Lane Lithonia, GA 30058	1997	4	2.5	2038
118.	Landa App LLC – 540 Cowan Road Covington GA LLC	Landa Series 540 Cowan Road	07/31/2022	540 Cowan Road Covington, GA 30016	1993	4	2	1180
119.	Landa App LLC – 5411 Rocky Pine Drive Lithonia GA LLC	Landa Series 5411 Rocky Pine Drive	07/31/2022	5411 Rocky Pine Drive Lithonia, GA 30038	1985	4	2	1630
120.	Landa App LLC – 55 Myrtle Grove Lane Covington GA LLC	Landa Series 55 Myrtle Grove Lane	07/31/2022	55 Myrtle Grove Lane Covington, GA 30014	1996	4	2	1296
121.	Landa App LLC – 550 Cowan Road Covington GA LLC	Landa Series 550 Cowan Road	07/31/2022	550 Cowan Road Covington, GA 30016	1992	4	2	1092
122.	Landa App LLC – 5581 Fox Glen Circle Lithonia GA LLC	Landa Series 5581 Fox Glen Circle	07/31/2022	5581 Fox Glen Circle Lithonia, GA 30038	1987	4	2.5	3104
123.	Landa App LLC – 565 Mountainview Drive Covington GA LLC	Landa Series 565 Mountainview Drive	07/31/2022	565 Mountainview Drive Covington, GA 30016	1999	4	2	1594
124.	Landa App LLC – 5737 Strathmoor Manor Circle Lithonia GA LLC	Landa Series 5737 Strathmoor Manor Circle	07/31/2022	5737 Strathmoor Manor Circle Lithonia, GA 30058	2002	3	2.5	1428

	Entity*	Series Name*	Effective Date of Establishment*	Property Address	Year Built	Bedrooms	Baths	Sq Ft.
125.	Landa App LLC – 5801 Strathmoor Manor Circle Lithonia GA LLC	Landa Series 5801 Strathmoor Manor Circle	07/31/2022	5801 Strathmoor Manor Circle Lithonia, GA 30058	2002	4	2.5	1490
126.	Landa App LLC – 6104-6106 Oakwood Circle SW Covington GA LLC	Landa Series 6104-6106 Oakwood Circle SW	07/31/2022	6104 Oakwood Circle SW Covington, GA 30014/ 6106 Oakwood Circle SW Covington, GA 30014	1986	4	2	925
127.	Landa App LLC - 6107 Shadow Glen Court Covington GA LLC	Landa Series 6107 Shadow Glen Court	07/31/2022	6107 Shadow Glen Court Covington, GA 30014	1972	3	1	1056
128.	Landa App LLC – 6111-6113 Pine Glen Circle SW Covington GA LLC	Landa Series 6111-6113 Pine Glen Circle SW	07/31/2022	6111 Pine Glen Circle SW Covington, GA 30014 / 6113 Pine Glen Circle SW Covington, GA 30014	2002	4	2.5	1974
129.	Landa App LLC - 6119 Pineneedle Drive SW Covington GA LLC	Landa Series 6119 Pineneedle Drive SW	07/31/2022	6119 Pineneedle Drive SW Covington, GA 30014	1982	4	1	1096
130.	Landa App LLC - 615 Barshay Drive Covington GA LLC	Landa Series 615 Barshay Drive	07/31/2022	615 Barshay Drive Covington, GA 30016	2007	4	2	1400
131.	Landa App LLC - 6168 Wheat Street NE Covington GA LLC	Landa Series 6168 Wheat Street NE	07/31/2022	6168 Wheat Street NE Covington, GA 30014	1942	3	1	916
132.	Landa App LLC - 6178 Green Acres Drive SW Covington GA LLC	Landa Series 6178 Green Acres Drive SW	07/31/2022	6178 Green Acres Drive SW Covington, GA 30014	2001	4	1	1040
133.	Landa App LLC - 6386 Forester Way Lithonia GA LLC	Landa Series 6386 Forester Way	07/31/2022	6386 Forester Way Lithonia, GA 30038	1975	4	2.5	1956
134.	Landa App LLC - 6404 Walnut Way Union City GA LLC	Landa Series 6404 Walnut Way	07/31/2022	6404 Walnut Way Union City, GA 30291	2006	5	3	1816
135.	Landa App LLC - 643 Sycamore Drive Jonesboro GA LLC	Landa Series 643 Sycamore Drive	07/31/2022	643 Sycamore Drive Jonesboro, GA 30238	2004	4	2.5	1321
136.	Landa App LLC - 65 Freedom Court Covington GA LLC	Landa Series 65 Freedom Court	07/31/2022	65 Freedom Court Covington, GA 30016	1989	4	2	1439
137.	Landa App LLC - 653 Georgetown Lane Jonesboro GA LLC	Landa Series 653 Georgetown Lane	07/31/2022	653 Georgetown Lane Jonesboro, GA 30236	2004	4	2	1476
138.	Landa App LLC - 6635 Kimberly Mill Road College Park GA LLC	Landa Series 6635 Kimberly Mill Road	07/31/2022	6635 Kimberly Mill Road College Park, GA 30349	1969	4	2	1696
139.	Landa App LLC - 6653 Bedford Road Rex GA LLC	Landa Series 6653 Bedford Road	07/31/2022	6653 Bedford Road Rex, GA 30273	1973	4	1.5	1249

	Entity*	Series Name*	Effective Date of Establishment*	Property Address	Year Built	Bedrooms	Baths	Sq Ft.
140.	Landa App LLC - 6710 Sunset Hills Boulevard Rex GA LLC	Landa Series 6710 Sunset Hills Boulevard	07/31/2022	6710 Sunset Hills Boulevard Rex, GA 30273	2000	4	2.5	1414
141.	Landa App LLC - 6762 Bent Creek Drive Rex GA LLC	Landa Series 6762 Bent Creek Drive	07/31/2022	6762 Bent Creek Drive Rex, GA 30273	1990	4	2	843
142.	Landa App LLC - 683 Wood Path Court Stone Mountain GA LLC	Landa Series 683 Wood Path Court	07/31/2022	683 Wood Path Court Stone Mountain, GA 30083	1983	4	2	1440
143.	Landa App LLC - 70 Shenandoah Lane Covington GA LLC	Landa Series 70 Shenandoah Lane	07/31/2022	70 Shenandoah Lane Covington, GA 30016	2004	4	2	1464
144.	Landa App LLC - 709 Georgetown Court Jonesboro GA LLC	Landa Series 709 Georgetown Court	07/31/2022	709 Georgetown Court Jonesboro, GA 30236	2005	4	2.5	1568
145.	Landa App LLC - 7107 Geiger Street NW Covington GA LLC	Landa Series 7107 Geiger Street NW	07/31/2022	7107 Geiger Street NW Covington GA 30016	1945	3	1	702
146.	Landa App LLC - 7205 Lakeview Drive SW Covington GA LLC	Landa Series 7205 Lakeview Drive SW	07/31/2022	7205 Lakeview Drive SW Covington, GA 30014	1960	4	2	1712
147.	Landa App LLC - 750 Georgetown Court Jonesboro GA LLC	Landa Series 750 Georgetown Court	07/31/2022	750 Georgetown Court Jonesboro ,GA 30236	2005	4	3	1568
148.	Landa App LLC - 752 Chestnut Drive Jackson GA LLC	Landa Series 752 Chestnut Drive	07/31/2022	752 Chestnut Drive Jackson, GA 30233	1984	4	2	1025
149.	Landa App LLC - 773 Villa Way Jonesboro GA LLC	Landa Series 773 Villa Way	07/31/2022	773 Villa Way Jonesboro, GA 30238	1983	4	2	1386
150.	Landa App LLC - 7781 Mountain Creek Way Douglasville GA LLC	Landa Series 7781 Mountain Creek Way	07/31/2022	7781 Mountain Creek Way Douglasville, GA 30134	1986	3	3	1794
151.	Landa App LLC - 7950 Woodlake Drive Riverdale GA LLC	Landa Series 7950 Woodlake Drive	07/31/2022	7950 Woodlake Drive Riverdale, GA 30274	1995	4	2	1371
152.	Landa App LLC - 80 High Ridge Road Covington GA LLC	Landa Series 80 High Ridge Road	07/31/2022	80 High Ridge Road Covington, GA 30014	1995	4	2	1338
153.	Landa App LLC - 800 Mills Drive Covington GA LLC	Landa Series 800 Mills Drive	07/31/2022	800 Mills Drive Covington, GA 30016	1992	4	2.5	1319
154.	Landa App LLC - 808 Hillandale Lane Lithonia GA LLC	Landa Series 808 Hillandale Lane	07/31/2022	808 Hillandale Lane Lithonia, GA 30058	2000	3	2.5	1260
155.	Landa App LLC - 8110 Devonshire Drive Jonesboro GA LLC	Landa Series 8110 Devonshire Drive	07/31/2022	8110 Devonshire Drive Jonesboro, GA 30238	1981	4	2	1022

	Entity*	Series Name*	Effective Date of Establishment*	Property Address	Year Built	Bedrooms	Baths	Sq Ft.
156.	Landa App LLC - 8121 Spillers Drive SW Covington GA LLC	Landa Series 8121 Spillers Drive SW	07/31/2022	8121 Spillers Drive SW Covington, GA 30014	1965	4	1	1064
157.	Landa App LLC - 8233 Creekline Court Riverdale GA LLC	Landa Series 8233 Creekline Court	07/31/2022	8233 Creekline Court Riverdale, GA 30274	1982	4	2	1575
158.	Landa App LLC - 8302 Sterling Lakes Drive Covington GA LLC	Landa Series 8302 Sterling Lakes Drive	07/31/2022	8302 Sterling Lakes Drive Covington, GA 30014	2004	4	2.5	1160
159.	Landa App LLC - 843 Tramore Drive Stockbridge GA LLC	Landa Series 843 Tramore Drive	07/31/2022	843 Tramore Drive Stockbridge, GA 30281	1998	4	2	1218
160.	Landa App LLC - 85 Kirkland Court Covington GA LLC	Landa Series 85 Kirkland Court	07/31/2022	85 Kirkland Court Covington, GA 30016	2003	4	2.5	1685
161.	Landa App LLC - 85 Thorn Thicket Way Rockmart GA LLC	Landa Series 85 Thorn Thicket Way	07/31/2022	85 Thorn Thicket Way Rockmart, GA 30153	2006	4	3	1512
162.	Landa App LLC - 8658 Ashley Way Douglasville GA LLC	Landa Series 8658 Ashley Way	07/31/2022	8658 Ashley Way Douglasville, GA 30134	1982	3	1	942
163.	Landa App LLC - 8667 Ashley Way Douglasville GA LLC	Landa Series 8667 Ashley Way	07/31/2022	8667 Ashley Way Douglasville, GA 30134	1982	3	1	786
164.	Landa App LLC - 8671 Ashley Way Douglasville GA LLC	Landa Series 8671 Ashley Way	07/31/2022	8671 Ashley Way Douglasville, GA 30134	1982	2	1	786
165.	Landa App LLC - 8676 Ashley Way Douglasville GA LLC	Landa Series 8676 Ashley Way	07/31/2022	8676 Ashley Way Douglasville, GA 30134	1982	3	2	1110
166.	Landa App LLC - 8691 Ashley Way Douglasville GA LLC	Landa Series 8691 Ashley Way	07/31/2022	8691 Ashley Way Douglasville, GA 30134	1982	4	3	1300
167.	Landa App LLC - 8692 Ashley Way Douglasville GA LLC	Landa Series 8692 Ashley Way	07/31/2022	8692 Ashley Way Douglasville, GA 30134	1982	3	2	1300
168.	Landa App LLC - 8693 Ashley Way Douglasville GA LLC	Landa Series 8693 Ashley Way	07/31/2022	8693 Ashley Way Douglasville, GA 30134	1982	3	2	1500
169.	Landa App LLC - 8694 Ashley Way Douglasville GA LLC	Landa Series 8694 Ashley Way	07/31/2022	8694 Ashley Way Douglasville, GA 30134	1982	3	2.5	1364
170.	Landa App LLC - 8697 Ashley Way Douglasville GA LLC	Landa Series 8697 Ashley Way	07/31/2022	8697 Ashley Way Douglasville, GA 30134	1982	3	2.5	1302

	Entity*	Series Name*	Effective Date of Establishment*	Property Address	Year Built	Bedrooms	Baths	Sq Ft.
171.	Landa App LLC - 8819 Leafwood Court Riverdale GA LLC	Landa Series 8819 Leafwood Court	07/31/2022	8819 Leafwood Court Riverdale, GA 30274	1972	4	1.5	1201
172.	Landa App LLC - 8855 Rugby Court Jonesboro GA LLC	Landa Series 8855 Rugby Court	07/31/2022	8855 Rugby Court Jonesboro, GA 30238	1970	4	1.5	1125
173.	Landa App LLC - 9020 Sterling Ridge Lane Jonesboro GA LLC	Landa Series 9020 Sterling Ridge Lane	07/31/2022	9020 Sterling Ridge Lane Jonesboro, GA 30238	1974	4	2	1344
174.	Landa App LLC - 9150 Spillers Drive SW Covington GA LLC	Landa Series 9150 Spillers Drive SW	07/31/2022	9150 Spillers Drive SW Covington, GA 30014	2001	4	2	1172
175.	Landa App LLC - 925 Mote Road Covington GA LLC	Landa Series 925 Mote Road	07/31/2022	925 Mote Road Covington, GA 30016	2000	4	2	1492
176.	Landa App LLC - 9409 Forest Knoll Drive Jonesboro GA LLC	Landa Series 9409 Forest Knoll Drive	07/31/2022	9409 Forest Knoll Drive Jonesboro, GA 30238	1979	4	2	1376
177.	Landa App LLC - 9434 Cedar Creek Place Douglasville GA LLC	Landa Series 9434 Cedar Creek Place	07/31/2022	9434 Cedar Creek Place Douglasville, GA 30135	1976	4	2.5	1362
178.	Landa App LLC - 9597 Pintail Trail Jonesboro GA LLC	Landa Series 9597 Pintail Trail	07/31/2022	9597 Pintail Trail Jonesboro, GA 30238	1988	4	2	1653
179.	Landa App LLC - 974 Laurel Street Lake City GA LLC	Landa Series 974 Laurel Street	07/31/2022	974 Laurel Street Lake City, GA 30260	1962	4	1	1140
180.	Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC(1)	Landa Series 1701 Summerwoods Lane	(2)	1701 Summerwoods Lane Griffin, GA 30224	2004	3	2	1201
181.	Landa App LLC - 1741 Park Lane Griffin GA LLC(1)	Landa Series 1741 Park Lane	(2)	1741 Park Lane Griffin, GA 30224	2002	4	2	1125

*	See the Form of Series Designation, which is attached as an exhibit to the offering statement of which this Offering Circular forms a part.

(1)	This Series previously offered and sold Shares in an offering qualified under Regulation A. Following the closing of such previous offering, the Manager determined that it was in the best interest of this Series to sell its underlying Property to Landa Properties. In connection with the sale of the Property to Landa Properties following the closing of such previous offering, the Manager distributed the sales proceeds to each of the prior holders of this Series’ Shares. This Series expects to conduct a new offering of its Shares pursuant to this Offering Circular.

(2)	This Series was initially formed as registered series under Section 18-218 of the LLC Act on May 19, 2020 and we expect to convert this Series into a protected series under Section 18-215 of the LLC Act prior to the qualification of the offering statement of which this Offering Circular forms a part.

Lease Information.

Please see the Master Series Table in Appendix A for information regarding the lease expiration and monthly rent for the Properties underlying each Series that is being offered pursuant to this Offering Circular. The foregoing is a summary of the terms of the applicable lease agreement and does not purport to be a complete description of such terms.

Taxes and Insurance

Please see the Master Series Table in Appendix A for information regarding taxes and insurance for the Properties underlying the Series that are being offered pursuant to this Offering Circular.

Monthly Management Fee

The Monthly Management Fee payable by each Series is expected to be eight percent (8%) of the Gross Monthly Rent. The Monthly Management Fee may be changed at any time, in the sole discretion of the Manager, but at no time, will it exceed ten percent (10%) of the Gross Monthly Rent.

Allocation to Reserve

We expect each Series will contribute monthly to its Reserve by allocating up to fifteen (15%) of its Gross Monthly Rent to the Reserve, such allocation beginning after the commencement of such Series’ Offering.

Improvements

The Manager has allocated Improvement Costs towards Improvements to the Property, which may occur prior to, or following, the transfer of this Property to this Series. See “Use of Proceeds”. In addition, the Manager will undertake ordinary repairs required to turn over the Property for a new tenant; however, there may be material Improvements, repairs or maintenance costs in the future. Any future material Improvements, repairs or maintenance costs to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such Improvements, repairs or maintenance, the Series may seek further debt financing from a related-party loan from the Manager. For discussion of factors that may result in increased costs to the Series, please see “Risk Factors—Risks Related to the Properties and the Series—A Series may not be able to control its operating costs, or its expenses may remain constant or increase, even if its revenues do not increase, causing its results of operations to be adversely affected.”

Loans

Initially, each Series financed 100% of the costs associated with the acquisition of the Property, including Acquisition Fees, Property Diligence Expenses and Reserves, with a promissory note issued by such Series to the Manager (each an “Acquisition Note” and collectively the “Acquisition Notes”). Each Acquisition Note represents a related-party loan between each respective Series and the Manager. The Acquisition Notes issued by each Series bears an interest rate of 4.5% per annum, provided, however that interest will not accrue on the Acquisition Note issued by such Series, and no payments of amounts outstanding under such Acquisition Notes will be due, prior to the transfer to the applicable Series of title to its Property, and if such title transfer does not occur prior to the maturity of such Acquisition Note, such Acquisition Note will terminate with no obligation for the Series to make any payment thereunder.

We expect each Series will pay down, or otherwise discharge the outstanding balance of the Acquisition Note with (i) the proceeds received in exchange for a commercial promissory note bearing interest at current market rates to be issued to a third party lender (the “Refinance Lender”) after the qualification date of the offering statement of which this Offering Circular forms a part (each a “Refinance Note” and collectively the “Refinance Notes”) and (ii) substantially all of the net proceeds from the Series Offering. We expect that each Refinance Note will be secured by the Property underlying the respective Series.

While we expect each Refinance Note issued by a Series to be issued for the principal amount and on the terms disclosed in this Offering Circular, the Refinance Notes are subject to further negotiation with the Refinance Lender. For example, we expect to receive a new appraisal for each Property prior to commencement of each Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that the Refinance Lender is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering.

We expect that each Refinance Note will require payments of interest only for the term of such note, with the principal balance due upon maturity. For more information on the principal amounts and terms of each Acquisition Note and the expected principal amounts and terms of each Refinance Note, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Loans”

Acquisition Notes

Initially, each Series issues an Acquisition Note to the Manager to finance 100% of the costs associated with the expected acquisition of its Property. Each Acquisition Note represents a related-party loan between each respective Series and the Manager. The Acquisition Notes issued by the Series bear an interest rate of four and a half percent (4.5%) per annum, provided that interest will not accrue on the Acquisition Notes issued by the Series, and no payment of amounts outstanding under such Acquisition Notes will be due, prior to the transfer to the applicable Series of title to its Property, and if such title transfer does not occur prior to the maturity of such Acquisition Note, such Acquisition Note will terminate with no obligation for the Series to make any payment thereunder. Title to the Property underlying the applicable Series will only be transferred following qualification of the offering statement and prior to the initial Closing of sales of Shares of the Series.

All rental income earned by a Property underlying a Series that has accumulated prior to the commencement of such Series’ Offering will be distributed to the Manager prior to such commencement. Each Series will use substantially all of the net proceeds from its Offering to pay down all or a portion of the outstanding balance under its Acquisition Note.

The original and current amounts and terms of each Acquisition Note are listed in the table below. Each Acquisition Note is an unsecured obligation of the applicable Series. Please see the “Form of Promissory Note, by and between Landa Holdings, Inc. and a Landa App LLC Series (Acquisition Note)” which is included as an exhibit to the Offering Statement of which this Offering Circular is a part for more information.

	Series	Original Principal Amount(1)	Annual Interest Rate	Loan Date	Maturity Date	Current Outstanding Amount
1.	Landa Series 10 Oak Wood Lane	$254,456	4.50%	07/31/2022	07/31/2027	$254,456
2.	Landa Series 10 Windridge Drive	$256,422	4.50%	07/31/2022	07/31/2027	$256,422
3.	Landa Series 1000 Fox Valley Trail	$297,984	4.50%	07/31/2022	07/31/2027	$297,984
4.	Landa Series 1007 Leeward Way	$300,157	4.50%	07/31/2022	07/31/2027	$300,157
5.	Landa Series 10119 Commons Way	$306,450	4.50%	07/31/2022	07/31/2027	$306,450
6.	Landa Series 10121 Morris Drive SW	$278,235	4.50%	07/31/2022	07/31/2027	$278,235
7.	Landa Series 10183 Starr Street SW	$268,383	4.50%	07/31/2022	07/31/2027	$268,383
8.	Landa Series 103 Starlake Drive	$267,883	4.50%	07/31/2022	07/31/2027	$267,883
9.	Landa Series 104 Summerfield Drive	$300,059	4.50%	07/31/2022	07/31/2027	$300,059
10.	Landa Series 10433 Candlelight Rd	$305,757	4.50%	07/31/2022	07/31/2027	$305,757
11.	Landa Series 105 Anne Street	$253,115	4.50%	07/31/2022	07/31/2027	$253,115
12.	Landa Series 107 Oakwood Circle	$198,781	4.50%	07/31/2022	07/31/2027	$198,781
13.	Landa Series 109 Amberwood Lane	$216,284	4.50%	07/31/2022	07/31/2027	$216,284
14.	Landa Series 110 Shenandoah Drive	$310,797	4.50%	07/31/2022	07/31/2027	$310,797
15.	Landa Series 111 Fir Drive	$240,106	4.50%	07/31/2022	07/31/2027	$240,106
16.	Landa Series 1110 Parkview Drive	$260,727	4.50%	07/31/2022	07/31/2027	$260,727
17.	Landa Series 11187 Shannon Circle	$310,885	4.50%	07/31/2022	07/31/2027	$310,885
18.	Landa Series 112 Ridge Street	$309,709	4.50%	07/31/2022	07/31/2027	$309,709
19.	Landa Series 11322 Michelle Way	$250,982	4.50%	07/31/2022	07/31/2027	$250,982

	Series	Original Principal Amount(1)	Annual Interest Rate	Loan Date	Maturity Date	Current Outstanding Amount
20.	Landa Series 114 Starlake Drive	$253,436	4.50%	07/31/2022	07/31/2027	$253,436
21.	Landa Series 11447 S Grove Drive	$284,781	4.50%	07/31/2022	07/31/2027	$284,781
22.	Landa Series 1147 Village Way	$301,010	4.50%	07/31/2022	07/31/2027	$301,010
23.	Landa Series 115 Lakeview Drive	$285,786	4.50%	07/31/2022	07/31/2027	$285,786
24.	Landa Series 1160 Gable Terrace	$301,175	4.50%	07/31/2022	07/31/2027	$301,175
25.	Landa Series 1190 Kirkland Road	$323,791	4.50%	07/31/2022	07/31/2027	$323,791
26.	Landa Series 12 Mintz Street	$264,035	4.50%	07/31/2022	07/31/2027	$264,035
27.	Landa Series 120 Rosewood Drive	$286,873	4.50%	07/31/2022	07/31/2027	$286,873
28.	Landa Series 1201 Kilrush Drive	$535,920	4.50%	07/31/2022	07/31/2027	$535,920
29.	Landa Series 124 Libby Lane	$240,485	4.50%	07/31/2022	07/31/2027	$240,485
30.	Landa Series 126 E Mimosa Drive	$256,451	4.50%	07/31/2022	07/31/2027	$256,451
31.	Landa Series 12641 Alcovy Road	$307,481	4.50%	07/31/2022	07/31/2027	$307,481
32.	Landa Series 1320 Winona Avenue	$220,795	4.50%	07/31/2022	07/31/2027	$220,795
33.	Landa Series 133 Dove Landing	$227,058	4.50%	07/31/2022	07/31/2027	$227,058
34.	Landa Series 137 Southern Shores Road	$240,268	4.50%	07/31/2022	07/31/2027	$240,268
35.	Landa Series 138 Sandalwood Circle	$253,616	4.50%	07/31/2022	07/31/2027	$253,616
36.	Landa Series 140 High Ridge Road	$285,784	4.50%	07/31/2022	07/31/2027	$285,784
37.	Landa Series 141 Longstreet Circle	$331,402	4.50%	07/31/2022	07/31/2027	$331,402
38.	Landa Series 1443 Pebble Ridge Lane	$319,610	4.50%	07/31/2022	07/31/2027	$319,610
39.	Landa Series 1445 Maple Valley Court	$200,632	4.50%	07/31/2022	07/31/2027	$200,632
40.	Landa Series 146 Crystal Brook	$212,200	4.50%	07/31/2022	07/31/2027	$212,200
41.	Landa Series 1473 Brownleaf Drive	$282,588	4.50%	07/31/2022	07/31/2027	$282,588
42.	Landa Series 1485 Bola Court	$258,597	4.50%	07/31/2022	07/31/2027	$258,597
43.	Landa Series 1490 Diplomat Drive	$354,470	4.50%	07/31/2022	07/31/2027	$354,470
44.	Landa Series 153 Cliffside Court	$185,856	4.50%	07/31/2022	07/31/2027	$185,856
45.	Landa Series 157 Wells Road	$221,620	4.50%	07/31/2022	07/31/2027	$221,620
46.	Landa Series 160 Chimney Ridge Trail	$286,873	4.50%	07/31/2022	07/31/2027	$286,873
47.	Landa Series 164 Longstreet Circle	$289,049	4.50%	07/31/2022	07/31/2027	$289,049
48.	Landa Series 1666 W Poplar Street	$231,406	4.50%	07/31/2022	07/31/2027	$231,406
49.	Landa Series 168 Brookview Drive	$132,243	4.50%	07/31/2022	07/31/2027	$132,243
50.	Landa Series 1683 Spoonbill Road	$244,459	4.50%	07/31/2022	07/31/2027	$244,459
51.	Landa Series 1689 Viceroy Way	$280,628	4.50%	07/31/2022	07/31/2027	$280,628
52.	Landa Series 171 Davidson Drive	$303,132	4.50%	07/31/2022	07/31/2027	$303,132
53.	Landa Series 1768 Glen View Way	$250,620	4.50%	07/31/2022	07/31/2027	$250,620
54.	Landa Series 181 Watercress Court	$274,908	4.50%	07/31/2022	07/31/2027	$274,908
55.	Landa Series 188 Timberline Road	$161,802	4.50%	07/31/2022	07/31/2027	$161,802
56.	Landa Series 189 Shenandoah Drive	$256,420	4.50%	07/31/2022	07/31/2027	$256,420
57.	Landa Series 1903 Old Concord Drive SE	$308,568	4.50%	07/31/2022	07/31/2027	$308,568

	Series	Original Principal Amount(1)	Annual Interest Rate	Loan Date	Maturity Date	Current Outstanding Amount
58.	Landa Series 195 Branchwood Drive	$316,179	4.50%	07/31/2022	07/31/2027	$316,179
59.	Landa Series 195 Fairclift Drive	$285,786	4.50%	07/31/2022	07/31/2027	$285,786
60.	Landa Series 195 Hunters Trace	$316,955	4.50%	07/31/2022	07/31/2027	$316,955
61.	Landa Series 196 Montego Circle	$267,295	4.50%	07/31/2022	07/31/2027	$267,295
62.	Landa Series 20 Chimney Smoke Drive	$286,873	4.50%	07/31/2022	07/31/2027	$286,873
63.	Landa Series 204 N Main Court	$227,058	4.50%	07/31/2022	07/31/2027	$227,058
64.	Landa Series 2055 Grove Way	$248,809	4.50%	07/31/2022	07/31/2027	$248,809
65.	Landa Series 212 Fleeta Drive	$233,632	4.50%	07/31/2022	07/31/2027	$233,632
66.	Landa Series 215 Central Lake Circle	$267,251	4.50%	07/31/2022	07/31/2027	$267,251
67.	Landa Series 217 Glenloch Court	$308,621	4.50%	07/31/2022	07/31/2027	$308,621
68.	Landa Series 2177 E Chester Circle SE	$312,950	4.50%	07/31/2022	07/31/2027	$312,950
69.	Landa Series 221 Lakeview Drive	$297,749	4.50%	07/31/2022	07/31/2027	$297,749
70.	Landa Series 2264 Chestnut Hill Circle	$379,313	4.50%	07/31/2022	07/31/2027	$379,313
71.	Landa Series 235 Lazy Hollow Lane	$299,259	4.50%	07/31/2022	07/31/2027	$299,259
72.	Landa Series 2425 Cornell Circle	$331,464	4.50%	07/31/2022	07/31/2027	$331,464
73.	Landa Series 2443 Hodges Farm Road	$245,546	4.50%	07/31/2022	07/31/2027	$245,546
74.	Landa Series 25 Pleasant Valley Road	$283,609	4.50%	07/31/2022	07/31/2027	$283,609
75.	Landa Series 253 Marco Drive	$232,761	4.50%	07/31/2022	07/31/2027	$232,761
76.	Landa Series 255 Countryside Lane	$294,486	4.50%	07/31/2022	07/31/2027	$294,486
77.	Landa Series 258 Rocky Point Road	$315,147	4.50%	07/31/2022	07/31/2027	$315,147
78.	Landa Series 263 Rocky Point Road	$279,261	4.50%	07/31/2022	07/31/2027	$279,261
79.	Landa Series 268 Brookview Drive	$188,408	4.50%	07/31/2022	07/31/2027	$188,408
80.	Landa Series 270 Mountain Lane	$291,683	4.50%	07/31/2022	07/31/2027	$291,683
81.	Landa Series 270 Mountain Way	$287,961	4.50%	07/31/2022	07/31/2027	$287,961
82.	Landa Series 270 Pleasant Hill Drive	$273,208	4.50%	07/31/2022	07/31/2027	$273,208
83.	Landa Series 2794 Norfair Loop	$233,583	4.50%	07/31/2022	07/31/2027	$233,583
84.	Landa Series 2813 Vicksburg Court	$337,986	4.50%	07/31/2022	07/31/2027	$337,986
85.	Landa Series 2933 Coffer Drive	$281,715	4.50%	07/31/2022	07/31/2027	$281,715
86.	Landa Series 30 High Ridge Road	$332,846	4.50%	07/31/2022	07/31/2027	$332,846
87.	Landa Series 30 Roosevelt Road	$284,696	4.50%	07/31/2022	07/31/2027	$284,696
88.	Landa Series 3011 Raintree Drive SE	$310,013	4.50%	07/31/2022	07/31/2027	$310,013
89.	Landa Series 304 Deerfield Drive	$291,845	4.50%	07/31/2022	07/31/2027	$291,845
90.	Landa Series 3043 Highway 81 S	$216,225	4.50%	07/31/2022	07/31/2027	$216,225
91.	Landa Series 313 Blue Heron Drive	$271,457	4.50%	07/31/2022	07/31/2027	$271,457
92.	Landa Series 3202 Chippewa Drive	$298,834	4.50%	07/31/2022	07/31/2027	$298,834
93.	Landa Series 35 Clay Court	$303,197	4.50%	07/31/2022	07/31/2027	$303,197
94.	Landa Series 350 Cadiz Lane S	$277,083	4.50%	07/31/2022	07/31/2027	$277,083

	Series	Original Principal Amount(1)	Annual Interest Rate	Loan Date	Maturity Date	Current Outstanding Amount
95.	Landa Series 351 Wesley Park Drive	$260,770	4.50%	07/31/2022	07/31/2027	$260,770
96.	Landa Series 3603 Manhattan Drive	$326,027	4.50%	07/31/2022	07/31/2027	$326,027
97.	Landa Series 3667 Patti Parkway	$379,317	4.50%	07/31/2022	07/31/2027	$379,317
98.	Landa Series 404 Barberry Lane	$285,892	4.50%	07/31/2022	07/31/2027	$285,892
99.	Landa Series 412 Kendall Lane	$296,763	4.50%	07/31/2022	07/31/2027	$296,763
100.	Landa Series 416 Autumn Lake Court	$266,210	4.50%	07/31/2022	07/31/2027	$266,210
101.	Landa Series 43 Darwin Drive	$252,069	4.50%	07/31/2022	07/31/2027	$252,069
102.	Landa Series 432 Manor Estates Drive	$314,170	4.50%	07/31/2022	07/31/2027	$314,170
103.	Landa Series 440 Freestone Drive	$331,496	4.50%	07/31/2022	07/31/2027	$331,496
104.	Landa Series 4447 Lake Breeze Drive	$342,340	4.50%	07/31/2022	07/31/2027	$342,340
105.	Landa Series 445 Independence Drive	$298,779	4.50%	07/31/2022	07/31/2027	$298,779
106.	Landa Series 449 Kara Lane	$265,402	4.50%	07/31/2022	07/31/2027	$265,402
107.	Landa Series 45 Blue Jay Drive	$353,211	4.50%	07/31/2022	07/31/2027	$353,211
108.	Landa Series 45 Laurel Way	$340,100	4.50%	07/31/2022	07/31/2027	$340,100
109.	Landa Series 4702 Saint James Way	$267,453	4.50%	07/31/2022	07/31/2027	$267,453
110.	Landa Series 4732 Pinedale Drive	$234,719	4.50%	07/31/2022	07/31/2027	$234,719
111.	Landa Series 497 Highway 212	$279,211	4.50%	07/31/2022	07/31/2027	$279,211
112.	Landa Series 5039 East Street	$207,482	4.50%	07/31/2022	07/31/2027	$207,482
113.	Landa Series 5040 Huntshire Lane	$444,985	4.50%	07/31/2022	07/31/2027	$444,985
114.	Landa Series 513 Jarrett Court	$289,113	4.50%	07/31/2022	07/31/2027	$289,113
115.	Landa Series 5143 Pinecrest Drive SW	$227,104	4.50%	07/31/2022	07/31/2027	$227,104
116.	Landa Series 524 Sawmill Road	$283,679	4.50%	07/31/2022	07/31/2027	$283,679
117.	Landa Series 5329 Shirewick Lane	$337,990	4.50%	07/31/2022	07/31/2027	$337,990
118.	Landa Series 540 Cowan Road	$299,557	4.50%	07/31/2022	07/31/2027	$299,557
119.	Landa Series 5411 Rocky Pine Drive	$309,885	4.50%	07/31/2022	07/31/2027	$309,885
120.	Landa Series 55 Myrtle Grove Lane	$291,224	4.50%	07/31/2022	07/31/2027	$291,224
121.	Landa Series 550 Cowan Road	$250,783	4.50%	07/31/2022	07/31/2027	$250,783
122.	Landa Series 5581 Fox Glen Circle	$434,715	4.50%	07/31/2022	07/31/2027	$434,715
123.	Landa Series 565 Mountainview Drive	$283,236	4.50%	07/31/2022	07/31/2027	$283,236
124.	Landa Series 5737 Strathmoor Manor Circle	$254,247	4.50%	07/31/2022	07/31/2027	$254,247
125.	Landa Series 5801 Strathmoor Manor Circle	$262,945	4.50%	07/31/2022	07/31/2027	$262,945
126.	Landa Series 6104-6106 Oakwood Circle SW	$247,853	4.50%	07/31/2022	07/31/2027	$247,853
127.	Landa Series 6107 Shadow Glen Court	$212,961	4.50%	07/31/2022	07/31/2027	$212,961
128.	Landa Series 6111-6113 Pine Glen Circle SW	$456,530	4.50%	07/31/2022	07/31/2027	$456,530
129.	Landa Series 6119 Pineneedle Drive SW	$166,154	4.50%	07/31/2022	07/31/2027	$166,154

	Series	Original Principal Amount(1)	Annual Interest Rate	Loan Date	Maturity Date	Current Outstanding Amount
130.	Landa Series 615 Barshay Drive	$291,964	4.50%	07/31/2022	07/31/2027	$291,964
131.	Landa Series 6168 Wheat Street NE	$187,898	4.50%	07/31/2022	07/31/2027	$187,898
132.	Landa Series 6178 Green Acres Drive SW	$223,434	4.50%	07/31/2022	07/31/2027	$223,434
133.	Landa Series 6386 Forester Way	$296,833	4.50%	07/31/2022	07/31/2027	$296,833
134.	Landa Series 6404 Walnut Way	$279,261	4.50%	07/31/2022	07/31/2027	$279,261
135.	Landa Series 643 Sycamore Drive	$270,184	4.50%	07/31/2022	07/31/2027	$270,184
136.	Landa Series 65 Freedom Court	$293,884	4.50%	07/31/2022	07/31/2027	$293,884
137.	Landa Series 653 Georgetown Lane	$285,870	4.50%	07/31/2022	07/31/2027	$285,870
138.	Landa Series 6635 Kimberly Mill Road	$328,712	4.50%	07/31/2022	07/31/2027	$328,712
139.	Landa Series 6653 Bedford Road	$278,623	4.50%	07/31/2022	07/31/2027	$278,623
140.	Landa Series 6710 Sunset Hills Boulevard	$236,846	4.50%	07/31/2022	07/31/2027	$236,846
141.	Landa Series 6762 Bent Creek Drive	$279,258	4.50%	07/31/2022	07/31/2027	$279,258
142.	Landa Series 683 Wood Path Court	$328,476	4.50%	07/31/2022	07/31/2027	$328,476
143.	Landa Series 70 Shenandoah Lane	$335,751	4.50%	07/31/2022	07/31/2027	$335,751
144.	Landa Series 709 Georgetown Court	$276,058	4.50%	07/31/2022	07/31/2027	$276,058
145.	Landa Series 7107 Geiger Street NW	$160,714	4.50%	07/31/2022	07/31/2027	$160,714
146.	Landa Series 7205 Lakeview Drive SW	$292,311	4.50%	07/31/2022	07/31/2027	$292,311
147.	Landa Series 750 Georgetown Court	$227,055	4.50%	07/31/2022	07/31/2027	$227,055
148.	Landa Series 752 Chestnut Drive	$197,731	4.50%	07/31/2022	07/31/2027	$197,731
149.	Landa Series 773 Villa Way	$119,844	4.50%	07/31/2022	07/31/2027	$119,844
150.	Landa Series 7781 Mountain Creek Way	$301,080	4.50%	07/31/2022	07/31/2027	$301,080
151.	Landa Series 7950 Woodlake Drive	$250,982	4.50%	07/31/2022	07/31/2027	$250,982
152.	Landa Series 80 High Ridge Road	$302,097	4.50%	07/31/2022	07/31/2027	$302,097
153.	Landa Series 800 Mills Drive	$336,839	4.50%	07/31/2022	07/31/2027	$336,839
154.	Landa Series 808 Hillandale Lane	$285,336	4.50%	07/31/2022	07/31/2027	$285,336
155.	Landa Series 8110 Devonshire Drive	$212,961	4.50%	07/31/2022	07/31/2027	$212,961
156.	Landa Series 8121 Spillers Drive SW	$244,946	4.50%	07/31/2022	07/31/2027	$244,946
157.	Landa Series 8233 Creekline Court	$293,652	4.50%	07/31/2022	07/31/2027	$293,652
158.	Landa Series 8302 Sterling Lakes Drive	$305,362	4.50%	07/31/2022	07/31/2027	$305,362
159.	Landa Series 843 Tramore Drive	$195,489	4.50%	07/31/2022	07/31/2027	$195,489
160.	Landa Series 85 Kirkland Court	$331,460	4.50%	07/31/2022	07/31/2027	$331,460
161.	Landa Series 85 Thorn Thicket Way	$294,552	4.50%	07/31/2022	07/31/2027	$294,552
162.	Landa Series 8658 Ashley Way	$190,908	4.50%	07/31/2022	07/31/2027	$190,908
163.	Landa Series 8667 Ashley Way	$136,737	4.50%	07/31/2022	07/31/2027	$136,737
164.	Landa Series 8671 Ashley Way	$200,777	4.50%	07/31/2022	07/31/2027	$200,777
165.	Landa Series 8676 Ashley Way	$205,683	4.50%	07/31/2022	07/31/2027	$205,683
166.	Landa Series 8691 Ashley Way	$148,555	4.50%	07/31/2022	07/31/2027	$148,555

	Series	Original Principal Amount(1)	Annual Interest Rate	Loan Date	Maturity Date	Current Outstanding Amount
167.	Landa Series 8692 Ashley Way	$145,859	4.50%	07/31/2022	07/31/2027	$145,859
168.	Landa Series 8693 Ashley Way	$220,464	4.50%	07/31/2022	07/31/2027	$220,464
169.	Landa Series 8694 Ashley Way	$200,996	4.50%	07/31/2022	07/31/2027	$200,996
170.	Landa Series 8697 Ashley Way	$218,458	4.50%	07/31/2022	07/31/2027	$218,458
171.	Landa Series 8819 Leafwood Court	$282,606	4.50%	07/31/2022	07/31/2027	$282,606
172.	Landa Series 8855 Rugby Court	$221,665	4.50%	07/31/2022	07/31/2027	$221,665
173.	Landa Series 9020 Sterling Ridge Lane	$236,659	4.50%	07/31/2022	07/31/2027	$236,659
174.	Landa Series 9150 Spillers Drive SW	$253,159	4.50%	07/31/2022	07/31/2027	$253,159
175.	Landa Series 925 Mote Road	$311,830	4.50%	07/31/2022	07/31/2027	$311,830
176.	Landa Series 9409 Forest Knoll Drive	$307,642	4.50%	07/31/2022	07/31/2027	$307,642
177.	Landa Series 9434 Cedar Creek Place	$331,780	4.50%	07/31/2022	07/31/2027	$331,780
178.	Landa Series 9597 Pintail Trail	$301,292	4.50%	07/31/2022	07/31/2027	$301,292
179.	Landa Series 974 Laurel Street	$278,298	4.50%	07/31/2022	07/31/2027	$278,298
180.	Landa Series 1701 Summerwoods Lane	$172,405	4.50%	07/31/2022	07/31/2027	$172,405
181.	Landa Series 1741 Park Lane	$195,085	4.50%	07/31/2022	07/31/2027	$195,085

(1)	The principal amount shall be due and payable by the Series within 30 days after demand by Landa Holdings, as lender, at any time prior to the liquidation, dissolution or winding up of the Series.

Refinance Notes

The expected principal amount, interest rate, maturity date and monthly interest payment with respect to each expected Refinance Note is listed in the table below. We expect that each Refinance Note, if issued, will be secured by the Property underlying the respective Series. Each Refinance Note will require payments of interest only for the term of such note, with the principal balance due upon maturity. Failure to make interest payments under a Refinance Note when due would constitute an event of default under the Refinance Note, permitting the Refinance Lender to require the immediate payment of all amounts outstanding under the Refinance Note, and if the Series is unable to pay all such amounts, the Refinance Lender would be entitled to foreclose on the applicable Property and force its sale to recover all such unpaid amounts. We also expect that the Refinance Notes will permit the Series to prepay and discharge the amounts outstanding under such notes subject to specified prepayment premiums.

If we do not enter into the Refinance Notes as expected, we will issue a related-party promissory note to the Manager on the similar terms as the expected Refinance Notes. Each Series may also seek to further refinance any outstanding indebtedness if more favorable terms become available to it.

Loan	Series	Expected Refinance Note (1)	Expected Interest Rate (2)	Loan Date (3)	Maturity Date (3)	Current Outstanding Principal (4)
1	Landa Series 10 Oak Wood Lane	152,673	*	*	*	152,673
2	Landa Series 10 Windridge Drive	153,853	*	*	*	153,853
3	Landa Series 1000 Fox Valley Trail	178,791	*	*	*	178,791
4	Landa Series 1007 Leeward Way	180,094	*	*	*	180,094
5	Landa Series 10119 Commons Way	183,870	*	*	*	183,870
6	Landa Series 10121 Morris Drive SW	166,941	*	*	*	166,941
7	Landa Series 10183 Starr Street SW	161,030	*	*	*	161,030
8	Landa Series 103 Starlake Drive	160,730	*	*	*	160,730
9	Landa Series 104 Summerfield Drive	180,035	*	*	*	180,035
10	Landa Series 10433 Candlelight Road	183,454	*	*	*	183,454
11	Landa Series 105 Anne Street	151,869	*	*	*	151,869
12	Landa Series 107 Oakwood Circle	119,269	*	*	*	119,269
13	Landa Series 109 Amberwood Lane	129,770	*	*	*	129,770
14	Landa Series 110 Shenandoah Drive	186,478	*	*	*	186,478
15	Landa Series 111 Fir Drive	144,064	*	*	*	144,064
16	Landa Series 1110 Parkview Drive	156,436	*	*	*	156,436
17	Landa Series 11187 Shannon Circle	186,531	*	*	*	186,531
18	Landa Series 112 Ridge Street	185,825	*	*	*	185,825
19	Landa Series 11322 Michelle Way	150,589	*	*	*	150,589
20	Landa Series 114 Starlake Drive	152,062	*	*	*	152,062
21	Landa Series 11447 S Grove Drive	170,869	*	*	*	170,869
22	Landa Series 1147 Village Way	180,606	*	*	*	180,606
23	Landa Series 115 Lakeview Drive	171,472	*	*	*	171,472
24	Landa Series 1160 Gable Terrace	180,705	*	*	*	180,705
25	Landa Series 1190 Kirkland Road	194,275	*	*	*	194,275
26	Landa Series 12 Mintz Street	158,421	*	*	*	158,421
27	Landa Series 120 Rosewood Drive	172,124	*	*	*	172,124
28	Landa Series 1201 Kilrush Drive	321,552	*	*	*	321,552
29	Landa Series 124 Libby Lane	144,291	*	*	*	144,291
30	Landa Series 126 E Mimosa Drive	153,871	*	*	*	153,871
31	Landa Series 12641 Alcovy Road	184,489	*	*	*	184,489
32	Landa Series 1320 Winona Avenue	132,477	*	*	*	132,477
33	Landa Series 133 Dove Landing	136,235	*	*	*	136,235
34	Landa Series 137 Southern Shores Road	144,161	*	*	*	144,161
35	Landa Series 138 Sandalwood Circle	152,170	*	*	*	152,170
36	Landa Series 140 High Ridge Road	171,470	*	*	*	171,470
37	Landa Series 141 Longstreet Circle	198,841	*	*	*	198,841
38	Landa Series 1443 Pebble Ridge Lane	191,766	*	*	*	191,766
39	Landa Series 1445 Maple Valley Court	120,379	*	*	*	120,379
40	Landa Series 146 Crystal Brook	127,320	*	*	*	127,320
41	Landa Series 1473 Brownleaf Drive	169,553	*	*	*	169,553
42	Landa Series 1485 Bola Court	155,158	*	*	*	155,158
43	Landa Series 1490 Diplomat Drive	212,682	*	*	*	212,682
44	Landa Series 153 Cliffside Court	111,514	*	*	*	111,514
45	Landa Series 157 Wells Road	132,972	*	*	*	132,972
46	Landa Series 160 Chimney Ridge Trail	172,124	*	*	*	172,124
47	Landa Series 164 Longstreet Circle	173,429	*	*	*	173,429
48	Landa Series 1666 W Poplar Street	138,843	*	*	*	138,843
49	Landa Series 168 Brookview Drive	79,346	*	*	*	79,346
50	Landa Series 1683 Spoonbill Road	146,675	*	*	*	146,675

Loan	Series	Expected Refinance Note (1)	Expected Interest Rate (2)	Loan Date (3)	Maturity Date (3)	Current Outstanding Principal (4)
51	Landa Series 1689 Viceroy Way	168,377	*	*	*	168,377
52	Landa Series 171 Davidson Drive	181,879	*	*	*	181,879
53	Landa Series 1768 Glen View Way	150,372	*	*	*	150,372
54	Landa Series 181 Watercress Court	164,945	*	*	*	164,945
55	Landa Series 188 Timberline Road	97,081	*	*	*	97,081
56	Landa Series 189 Shenandoah Drive	153,852	*	*	*	153,852
57	Landa Series 1903 Old Concord Drive SE	185,141	*	*	*	185,141
58	Landa Series 195 Branchwood Drive	189,708	*	*	*	189,708
59	Landa Series 195 Fairclift Drive	171,472	*	*	*	171,472
60	Landa Series 195 Hunters Trace	190,173	*	*	*	190,173
61	Landa Series 196 Montego Circle	160,377	*	*	*	160,377
62	Landa Series 20 Chimney Smoke Drive	172,124	*	*	*	172,124
63	Landa Series 204 N Main Court	136,235	*	*	*	136,235
64	Landa Series 2055 Grove Way	149,285	*	*	*	149,285
65	Landa Series 212 Fleeta Drive	140,179	*	*	*	140,179
66	Landa Series 215 Central Lake Circle	160,351	*	*	*	160,351
67	Landa Series 217 Glenloch Court	185,173	*	*	*	185,173
68	Landa Series 2177 E Chester Circle SE	187,770	*	*	*	187,770
69	Landa Series 221 Lakeview Drive	178,649	*	*	*	178,649
70	Landa Series 2264 Chestnut Hill Circle	227,588	*	*	*	227,588
71	Landa Series 235 Lazy Hollow Lane	179,556	*	*	*	179,556
72	Landa Series 2425 Cornell Circle	198,879	*	*	*	198,879
73	Landa Series 2443 Hodges Farm Road	147,328	*	*	*	147,328
74	Landa Series 25 Pleasant Valley Road	170,165	*	*	*	170,165
75	Landa Series 253 Marco Drive	139,657	*	*	*	139,657
76	Landa Series 255 Countryside Lane	176,692	*	*	*	176,692
77	Landa Series 258 Rocky Point Road	189,088	*	*	*	189,088
78	Landa Series 263 Rocky Point Road	167,556	*	*	*	167,556
79	Landa Series 268 Brookview Drive	113,045	*	*	*	113,045
80	Landa Series 270 Mountain Lane	175,010	*	*	*	175,010
81	Landa Series 270 Mountain Way	172,777	*	*	*	172,777
82	Landa Series 270 Pleasant Hill Drive	163,925	*	*	*	163,925
83	Landa Series 2794 Norfair Loop	140,150	*	*	*	140,150
84	Landa Series 2813 Vicksburg Court	202,791	*	*	*	202,791
85	Landa Series 2933 Coffer Drive	169,029	*	*	*	169,029
86	Landa Series 30 High Ridge Road	199,707	*	*	*	199,707
87	Landa Series 30 Roosevelt Road	170,818	*	*	*	170,818
88	Landa Series 3011 Raintree Drive SE	186,008	*	*	*	186,008
89	Landa Series 304 Deerfield Drive	175,107	*	*	*	175,107
90	Landa Series 3043 Highway 81 S	129,735	*	*	*	129,735
91	Landa Series 313 Blue Heron Drive	162,874	*	*	*	162,874
92	Landa Series 3202 Chippewa Drive	179,301	*	*	*	179,301
93	Landa Series 35 Clay Court	181,918	*	*	*	181,918
94	Landa Series 350 Cadiz Lane S	166,250	*	*	*	166,250
95	Landa Series 351 Wesley Park Drive	156,462	*	*	*	156,462
96	Landa Series 3603 Manhattan Drive	195,616	*	*	*	195,616
97	Landa Series 3667 Patti Parkway	227,590	*	*	*	227,590
98	Landa Series 404 Barberry Lane	171,535	*	*	*	171,535
99	Landa Series 412 Kendall Lane	178,058	*	*	*	178,058

Loan	Series	Expected Refinance Note (1)	Expected Interest Rate (2)	Loan Date (3)	Maturity Date (3)	Current Outstanding Principal (4)
100	Landa Series 416 Autumn Lake Court	159,726	*	*	*	159,726
101	Landa Series 43 Darwin Drive	151,242	*	*	*	151,242
102	Landa Series 432 Manor Estates Drive	188,502	*	*	*	188,502
103	Landa Series 440 Freestone Drive	198,898	*	*	*	198,898
104	Landa Series 4447 Lake Breeze Drive	205,404	*	*	*	205,404
105	Landa Series 445 Independence Drive	179,268	*	*	*	179,268
106	Landa Series 449 Kara Lane	159,241	*	*	*	159,241
107	Landa Series 45 Blue Jay Drive	211,927	*	*	*	211,927
108	Landa Series 45 Laurel Way	204,060	*	*	*	204,060
109	Landa Series 4702 Saint James Way	160,472	*	*	*	160,472
110	Landa Series 4732 Pinedale Drive	140,831	*	*	*	140,831
111	Landa Series 497 Highway 212	167,527	*	*	*	167,527
112	Landa Series 5039 East Street	124,489	*	*	*	124,489
113	Landa Series 5040 Huntshire Lane	266,991	*	*	*	266,991
114	Landa Series 513 Jarrett Court	173,468	*	*	*	173,468
115	Landa Series 5143 Pinecrest Drive SW	136,262	*	*	*	136,262
116	Landa Series 524 Sawmill Road	170,208	*	*	*	170,208
117	Landa Series 5329 Shirewick Lane	202,794	*	*	*	202,794
118	Landa Series 540 Cowan Road	179,734	*	*	*	179,734
119	Landa Series 5411 Rocky Pine Drive	185,931	*	*	*	185,931
120	Landa Series 55 Myrtle Grove Lane	174,734	*	*	*	174,734
121	Landa Series 550 Cowan Road	150,470	*	*	*	150,470
122	Landa Series 5581 Fox Glen Circle	260,829	*	*	*	260,829
123	Landa Series 565 Mountainview Drive	169,941	*	*	*	169,941
124	Landa Series 5737 Strathmoor Manor Circle	152,548	*	*	*	152,548
125	Landa Series 5801 Strathmoor Manor Circle	157,767	*	*	*	157,767
126	Landa Series 6104-6106 Oakwood Circle SW	148,712	*	*	*	148,712
127	Landa Series 6107 Shadow Glen Court	127,777	*	*	*	127,777
128	Landa Series 6111-6113 Pine Glen Circle SW	273,918	*	*	*	273,918
129	Landa Series 6119 Pineneedle Drive SW	99,693	*	*	*	99,693
130	Landa Series 615 Barshay Drive	175,178	*	*	*	175,178
131	Landa Series 6168 Wheat Street NE	112,739	*	*	*	112,739
132	Landa Series 6178 Green Acres Drive SW	134,061	*	*	*	134,061
133	Landa Series 6386 Forester Way	178,100	*	*	*	178,100
134	Landa Series 6404 Walnut Way	167,556	*	*	*	167,556
135	Landa Series 643 Sycamore Drive	162,111	*	*	*	162,111
136	Landa Series 65 Freedom Court	176,331	*	*	*	176,331
137	Landa Series 653 Georgetown Lane	171,522	*	*	*	171,522
138	Landa Series 6635 Kimberly Mill Road	197,227	*	*	*	197,227
139	Landa Series 6653 Bedford Road	167,174	*	*	*	167,174
140	Landa Series 6710 Sunset Hills Boulevard	142,107	*	*	*	142,107
141	Landa Series 6762 Bent Creek Drive	167,555	*	*	*	167,555
142	Landa Series 683 Wood Path Court	197,085	*	*	*	197,085
143	Landa Series 70 Shenandoah Lane	201,451	*	*	*	201,451
144	Landa Series 709 Georgetown Court	165,635	*	*	*	165,635
145	Landa Series 7107 Geiger Street NW	96,429	*	*	*	96,429
146	Landa Series 7205 Lakeview Drive SW	175,387	*	*	*	175,387
147	Landa Series 750 Georgetown Court	136,233	*	*	*	136,233

Loan	Series	Expected Refinance Note (1)	Expected Interest Rate (2)	Loan Date (3)	Maturity Date (3)	Current Outstanding Principal (4)
148	Landa Series 752 Chestnut Drive	118,639	*	*	*	118,639
149	Landa Series 773 Villa Way	71,906	*	*	*	71,906
150	Landa Series 7781 Mountain Creek Way	180,648	*	*	*	180,648
151	Landa Series 7950 Woodlake Drive	150,589	*	*	*	150,589
152	Landa Series 80 High Ridge Road	181,258	*	*	*	181,258
153	Landa Series 800 Mills Drive	202,103	*	*	*	202,103
154	Landa Series 808 Hillandale Lane	171,202	*	*	*	171,202
155	Landa Series 8110 Devonshire Drive	127,777	*	*	*	127,777
156	Landa Series 8121 Spillers Drive SW	146,967	*	*	*	146,967
157	Landa Series 8233 Creekline Court	176,191	*	*	*	176,191
158	Landa Series 8302 Sterling Lakes Drive	183,217	*	*	*	183,217
159	Landa Series 843 Tramore Drive	117,293	*	*	*	117,293
160	Landa Series 85 Kirkland Court	198,876	*	*	*	198,876
161	Landa Series 85 Thorn Thicket Way	176,731	*	*	*	176,731
162	Landa Series 8658 Ashley Way	114,545	*	*	*	114,545
163	Landa Series 8667 Ashley Way	82,042	*	*	*	82,042
164	Landa Series 8671 Ashley Way	120,466	*	*	*	120,466
165	Landa Series 8676 Ashley Way	123,410	*	*	*	123,410
166	Landa Series 8691 Ashley Way	89,133	*	*	*	89,133
167	Landa Series 8692 Ashley Way	87,515	*	*	*	87,515
168	Landa Series 8693 Ashley Way	132,279	*	*	*	132,279
169	Landa Series 8694 Ashley Way	120,598	*	*	*	120,598
170	Landa Series 8697 Ashley Way	131,075	*	*	*	131,075
171	Landa Series 8819 Leafwood Court	169,564	*	*	*	169,564
172	Landa Series 8855 Rugby Court	132,999	*	*	*	132,999
173	Landa Series 9020 Sterling Ridge Lane	141,996	*	*	*	141,996
174	Landa Series 9150 Spillers Drive SW	151,895	*	*	*	151,895
175	Landa Series 925 Mote Road	187,098	*	*	*	187,098
176	Landa Series 9409 Forest Knoll Drive	184,585	*	*	*	184,585
177	Landa Series 9434 Cedar Creek Place	199,068	*	*	*	199,068
178	Landa Series 9597 Pintail Trail	180,775	*	*	*	180,775
179	Landa Series 974 Laurel Street	166,979	*	*	*	166,979
180	Landa Series 1701 Summerwoods Lane	103,443	*	*	*	103,443
181	Landa Series 1741 Park Lane	117,051	*	*	*	117,051

(1)	The Expected Principal Amount represents an expectation only and may be altered at the sole discretion of the Manager.

(2)	The Expected Annual Interest Rate represents an expectation only and may be altered by the Manager or Refinance Lender.

(3)	The expected term of the Refinance Notes is five (5) years.

(4)	Represents the expected future principal balance owed on a Refinance Note payable to a Refinance Lender

Additional Borrowings

If a Series does not initially enter into a Refinance Note or other indebtedness, it may seek to finance or further refinance any outstanding indebtedness, including the Acquisition Note and if applicable, the Refinance Note with an additional mortgage or other debt financing, including with either an affiliate or a third party. We expect that any mortgage and/or other debt instruments that a Series, or the Company on behalf of a Series, enters into with a third-party in connection with a refinancing of a Property will be secured by a security interest in the title of such Property and any other assets of the Series. In addition, we expect that any third-party lender may require the Company to hold title to a Property being secured by such mortgage and/or other debt instruments. Please see “We may incur mortgage indebtedness and other borrowings, including in states and with lenders that do not recognize the series limited liability company structure, which may increase risks to the Properties.” in our Risk Factors.

FINANCIAL STATEMENTS

Index to Financial Statements of Landa App LLC

The Financial Statements of the Company included in the Company’s Annual Report on Form 1-K/A for the twelve month period ended December 31, 2021, that was filed with the SEC on January 25, 2023, can be found here and is incorporated herein by reference.

The Financial Statements of the Company included in the Company’s Semi-Annual Report on Form 1-SA for the six month period ended June 30, 2022, that was filed with the SEC on September 27, 2022, and can be found here and is incorporated herein by reference.

Pro Forma Condensed Balance Sheet For Each Series As Of June 30, 2022 (Unaudited)	F-3
Pro Forma Condensed Combined Balance Sheet For Each Series As Of June 30, 2022 (Unaudited)	F-185
Pro Forma Condensed Statement Of Operations For Each Series For The Six Months Ended June 30, 2022 (Unaudited)	F-225
Pro Forma Condensed Statement Of Operations For Each Series For The Year Ended December 31, 2021 (Unaudited)	F-412
Pro Forma Condensed Combined Statement Of Operations and Combining Statement of Operations per Form 1-SA For Each Series For The Six Months Ended June 30, 2022 (Unaudited)	F-602
Pro Forma Condensed Combined Statement Of Operations and Combining Statement of Operations per Form 1-K/A For Each Series For The Year Ended December 31, 2021 (Unaudited)	F-643
Notes To The Unaudited Pro Forma Financial Statements	F-703
Combined Statement Of Revenues And Certain Expenses For The Six Months Ended June 30, 2022 (Unaudited)	F-717
Notes To Combined Statement Of Revenues And Certain Expenses For The Six Months Ended June 30, 2022 (Unaudited)	F-741
Independent Auditors’ Report	F-743
Combined Statement Of Revenues And Certain Expenses For The Year Ended December 31, 2021 (Audited)	F-744
Notes To Combined Statement Of Revenues And Certain Expenses For The Year Ended December 31, 2021 (Audited)	F-770

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

OVERVIEW TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND

FOR THE YEAR ENDED TO DECEMBER 31, 2021

The accompanying unaudited pro forma condensed combined financial statements have been derived from the historical condensed combined financial statements of Landa App LLC (the “Company” or “Landa App”) in total and for each listed Series (the “Series”), grouped together (the “Landa App Series Group”). The Company and Landa App Series Group grouped together herein referred to as (the “Combined Group”).

The unaudited pro forma condensed combined balance sheets as of June 30, 2022 are presented to reflect adjustments to the Company’s and each Series’ historical balance sheet. The Company has based the unaudited pro forma adjustments on available information and assumptions that it believes are reasonable. The following unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of what the Company’s and Series’ actual financial position would have been as of June 30, 2022.

The following transactions are represented in the below condensed combined pro forma statements:

●	The Company’s acquisitions in the State of Georgia from its related party, Landa Properties, LLC for the six months ended June 30, 2022 and for the year ended December 31, 2021

The following pro forma condensed combined statements are not indicative of future results of operations or financial condition and should not be viewed as indicative of future results of operations or financial condition.

LANDA SERIES 10 OAK WOOD LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 10 Oak Wood Lane	Pro Forma Adjustments	Notes	Landa Series 10 Oak Wood Lane Pro Forma
Assets:
Cash & restricted cash	$-	$28,031	A	$28,031
Investments in single-family residential properties, net	-	228,162	B	228,162
Total Assets	$-	$256,193		$256,193

Liabilities:
Acquisition note payable	$-	$254,456	C	$254,456
Tenant security deposit	-	1,737	A	1,737
Total Liabilities	-	256,193		256,193

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$256,193		$256,193

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 10 WINDRIDGE DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 10 Windridge Drive	Pro Forma Adjustments	Notes	Landa Series 10 Windridge Drive Pro Forma
Assets:
Cash & restricted cash	$-	$63,829	A	$63,829
Investments in single-family residential properties, net	-	193,987	B	193,987
Total Assets	$-	$257,816		$257,816

Liabilities:
Acquisition note payable	$-	$256,422	C	$256,422
Tenant security deposit	-	1,394	A	1,394
Total Liabilities	-	257,816		257,816

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$257,816		$257,816

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1000 FOX VALLEY TRAIL

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1000 Fox Valley Trail	Pro Forma Adjustments	Notes	Landa Series 1000 Fox Valley Trail Pro Forma
Assets:
Cash & restricted cash	$-	$52,005	A	$52,005
Investments in single-family residential properties, net	-	247,854	B	247,854
Total Assets	$-	$299,859		$299,859

Liabilities:
Acquisition note payable	$-	$297,984	C	$297,984
Tenant security deposit	-	1,875	A	1,875
Total Liabilities	-	299,859		299,859

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$299,859		$299,859

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1007 LEEWARD WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1007 Leeward Way	Pro Forma Adjustments	Notes	Landa Series 1007 Leeward Way Pro Forma
Assets:
Cash & restricted cash	$-	$64,528	A	$64,528
Investments in single-family residential properties, net	-	236,696	B	236,696
Total Assets	$-	$301,224		$301,224

Liabilities:
Acquisition note payable	$-	$300,157	C	$300,157
Tenant security deposit	-	1,067	A	1,067
Total Liabilities	-	301,224		301,224

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$301,224		$301,224

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 10119 COMMONS WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 10119 Commons Way	Pro Forma Adjustments	Notes	Landa Series 10119 Commons Way Pro Forma
Assets:
Cash & restricted cash	$-	$64,581	A	$64,581
Investments in single-family residential properties, net	-	243,088	B	243,088
Total Assets	$-	$307,669		$307,669

Liabilities:
Acquisition note payable	$-	$306,450	C	$306,450
Tenant security deposit	-	1,219	A	1,219
Total Liabilities	-	307,669		307,669

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$307,669		$307,669

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 10121 MORRIS DRIVE SW

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 10121 Morris Drive SW	Pro Forma Adjustments	Notes	Landa Series 10121 Morris Drive SW Pro Forma
Assets:
Cash & restricted cash	$-	$64,501	A	$64,501
Investments in single-family residential properties, net	-	215,396	B	215,396
Total Assets	$-	$279,897		$279,897

Liabilities:
Acquisition note payable	$-	$278,235	C	$278,235
Tenant security deposit	-	1,662	A	1,662
Total Liabilities	-	279,897		279,897

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$279,897		$279,897

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 10183 STARR STREET SW

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 10183 Starr Street SW	Pro Forma Adjustments	Notes	Landa Series 10183 Starr Street SW Pro Forma
Assets:
Cash & restricted cash	$-	$63,672	A	$63,672
Investments in single-family residential properties, net	-	205,726	B	205,726
Total Assets	$-	$269,398		$269,398

Liabilities:
Acquisition note payable	$-	$268,383	C	$268,383
Tenant security deposit	-	1,015	A	1,015
Total Liabilities	-	269,398		269,398

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$269,398		$269,398

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 103 STARLAKE DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 103 Starlake Drive	Pro Forma Adjustments	Notes	Landa Series 103 Starlake Drive Pro Forma
Assets:
Cash & restricted cash	$-	$65,281	A	$65,281
Investments in single-family residential properties, net	-	203,680	B	203,680
Total Assets	$-	$268,961		$268,961

Liabilities:
Acquisition note payable	$-	$267,882	C	$267,882
Tenant security deposit	-	1,079	A	1,079
Total Liabilities	-	268,961		268,961

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$268,961		$268,961

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 104 SUMMERFIELD DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 104 Summerfield Drive	Pro Forma Adjustments	Notes	Landa Series 104 Summerfield Drive Pro Forma
Assets:
Cash & restricted cash	$-	$65,048	A	$65,048
Investments in single-family residential properties, net	-	236,816	B	236,816
Total Assets	$-	$301,864		$301,864

Liabilities:
Acquisition note payable	$-	$300,059	C	$300,059
Tenant security deposit	-	1,805	A	1,805
Total Liabilities	-	301,864		301,864

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$301,864		$301,864

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 10433 CANDLELIGHT ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 10433 Candlelight Road	Pro Forma Adjustments	Notes	Landa Series 10433 Candlelight Road Pro Forma
Assets:
Cash & restricted cash	$-	$64,982	A	$64,982
Investments in single-family residential properties, net	-	242,409	B	242,409
Total Assets	$-	$307,391		$307,391

Liabilities:
Acquisition note payable	$-	$305,757	C	$305,757
Tenant security deposit	-	1,634	A	1,634
Total Liabilities	-	307,391		307,391

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$307,391		$307,391

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 105 ANNE STREET

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 105 Anne Street	Pro Forma Adjustments	Notes	Landa Series 105 Anne Street Pro Forma
Assets:
Cash & restricted cash	$-	$63,514	A	$63,514
Investments in single-family residential properties, net	-	190,741	B	190,741
Total Assets	$-	$254,255		$254,255

Liabilities:
Acquisition note payable	$-	$253,115	C	$253,115
Tenant security deposit	-	1,140	A	1,140
Total Liabilities	-	254,255		254,255

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$254,255		$254,255

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 107 OAKWOOD CIRCLE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 107 Oakwood Circle	Pro Forma Adjustments	Notes	Landa Series 107 Oakwood Circle Pro Forma
Assets:
Cash & restricted cash	$-	$62,616	A	$62,616
Investments in single-family residential properties, net	-	137,414	B	137,414
Total Assets	$-	$200,030		$200,030

Liabilities:
Acquisition note payable	$-	$198,781	C	$198,781
Tenant security deposit	-	1,249	A	1,249
Total Liabilities	-	200,030		200,030

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$200,030		$200,030

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 109 AMBERWOOD LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 109 Amberwood Lane	Pro Forma Adjustments	Notes	Landa Series 109 Amberwood Lane Pro Forma
Assets:
Cash & restricted cash	$-	$62,714	A	$62,714
Investments in single-family residential properties, net	-	154,498	B	154,498
Total Assets	$-	$217,212		$217,212

Liabilities:
Acquisition note payable	$-	$216,284	C	$216,284
Tenant security deposit	-	928	A	928
Total Liabilities	-	217,212		217,212

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$217,212		$217,212

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 110 SHENANDOAH DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 110 Shenandoah Drive	Pro Forma Adjustments	Notes	Landa Series 110 Shenandoah Drive Pro Forma
Assets:
Cash & restricted cash	$-	$64,622	A	$64,622
Investments in single-family residential properties, net	-	247,355	B	247,355
Total Assets	$-	$311,977		$311,977

Liabilities:
Acquisition note payable	$-	$310,797	C	$310,797
Tenant security deposit	-	1,180	A	1,180
Total Liabilities	-	311,977		311,977

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$311,977		$311,977

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 111 FIR DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 111 Fir Drive	Pro Forma Adjustments	Notes	Landa Series 111 Fir Drive Pro Forma
Assets:
Cash & restricted cash	$-	$63,633	A	$63,633
Investments in single-family residential properties, net	-	177,973	B	177,973
Total Assets	$-	$241,606		$241,606

Liabilities:
Acquisition note payable	$-	$240,106	C	$240,106
Tenant security deposit	-	1,500	A	1,500
Total Liabilities	-	241,606		241,606

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$241,606		$241,606

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1110 PARKVIEW DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1110 Parkview Drive	Pro Forma Adjustments	Notes	Landa Series 1110 Parkview Drive Pro Forma
Assets:
Cash & restricted cash	$-	$63,852	A	$63,852
Investments in single-family residential properties, net	-	198,212	B	198,212
Total Assets	$-	$262,064		$262,064

Liabilities:
Acquisition note payable	$-	$260,727	C	$260,727
Tenant security deposit	-	1,337	A	1,337
Total Liabilities	-	262,064		262,064

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$262,064		$262,064

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 11187 SHANNON CIRCLE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 11187 Shannon Circle	Pro Forma Adjustments	Notes	Landa Series 11187 Shannon Circle Pro Forma
Assets:
Cash & restricted cash	$-	$65,160	A	$65,160
Investments in single-family residential properties, net	-	247,442	B	247,442
Total Assets	$-	$312,602		$312,602

Liabilities:
Acquisition note payable	$-	$310,885	C	$310,885
Tenant security deposit	-	1,717	A	1,717
Total Liabilities	-	312,602		312,602

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$312,602		$312,602

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 112 RIDGE STREET

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 112 Ridge Street	Pro Forma Adjustments	Notes	Landa Series 112 Ridge Street Pro Forma
Assets:
Cash & restricted cash	$-	$64,615	A	$64,615
Investments in single-family residential properties, net	-	246,287	B	246,287
Total Assets	$-	$310,902		$310,902

Liabilities:
Acquisition note payable	$-	$309,709	C	$309,709
Tenant security deposit	-	1,193	A	1,193
Total Liabilities	-	310,902		310,902

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$310,902		$310,902

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 11322 MICHELLE WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 11322 Michelle Way	Pro Forma Adjustments	Notes	Landa Series 11322 Michelle Way Pro Forma
Assets:
Cash & restricted cash	$-	$63,647	A	$63,647
Investments in single-family residential properties, net	-	188,648	B	188,648
Total Assets	$-	$252,295		$252,295

Liabilities:
Acquisition note payable	$-	$250,982	C	$250,982
Tenant security deposit	-	1,313	A	1,313
Total Liabilities	-	252,295		252,295

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$252,295		$252,295

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 114 STARLAKE DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 114 Starlake Drive	Pro Forma Adjustments	Notes	Landa Series 114 Starlake Drive Pro Forma
Assets:
Cash & restricted cash	$-	$63,680	A	$63,680
Investments in single-family residential properties, net	-	190,873	B	190,873
Total Assets	$-	$254,553		$254,553

Liabilities:
Acquisition note payable	$-	$253,437	C	$253,437
Tenant security deposit	-	1,116	A	1,116
Total Liabilities	-	254,553		254,553

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$254,553		$254,553

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 11447 S GROVE DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 11447 S Grove Drive	Pro Forma Adjustments	Notes	Landa Series 11447 S Grove Drive Pro Forma
Assets:
Cash & restricted cash	$-	$64,723	A	$64,723
Investments in single-family residential properties, net	-	221,821	B	221,821
Total Assets	$-	$286,544		$286,544

Liabilities:
Acquisition note payable	$-	$284,781	C	$284,781
Tenant security deposit	-	1,763	A	1,763
Total Liabilities	-	286,544		286,544

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$286,544		$286,544

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1147 VILLAGE WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1147 Village Way	Pro Forma Adjustments	Notes	Landa Series 1147 Village Way Pro Forma
Assets:
Cash & restricted cash	$-	$64,909	A	$64,909
Investments in single-family residential properties, net	-	237,749	B	237,749
Total Assets	$-	$302,658		$302,658

Liabilities:
Acquisition note payable	$-	$301,010	C	$301,010
Tenant security deposit	-	1,648	A	1,648
Total Liabilities	-	302,658		302,658

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$302,658		$302,658

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 115 LAKEVIEW DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 115 Lakeview Drive	Pro Forma Adjustments	Notes	Landa Series 115 Lakeview Drive Pro Forma
Assets:
Cash & restricted cash	$-	$64,201	A	$64,201
Investments in single-family residential properties, net	-	222,807	B	222,807
Total Assets	$-	$287,008		$287,008

Liabilities:
Acquisition note payable	$-	$285,786	C	$285,786
Tenant security deposit	-	1,222	A	1,222
Total Liabilities	-	287,008		287,008

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$287,008		$287,008

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1160 GABLE TERRACE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1160 Gable Terrace	Pro Forma Adjustments	Notes	Landa Series 1160 Gable Terrace Pro Forma
Assets:
Cash & restricted cash	$-	$64,652	A	$64,652
Investments in single-family residential properties, net	-	237,758	B	237,758
Total Assets	$-	$302,410		$302,410

Liabilities:
Acquisition note payable	$-	$301,175	C	$301,175
Tenant security deposit	-	1,235	A	1,235
Total Liabilities	-	302,410		302,410

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$302,410		$302,410

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1190 KIRKLAND ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1190 Kirkland Road	Pro Forma Adjustments	Notes	Landa Series 1190 Kirkland Road Pro Forma
Assets:
Cash & restricted cash	$-	$65,345	A	$65,345
Investments in single-family residential properties, net	-	260,109	B	260,109
Total Assets	$-	$325,454		$325,454

Liabilities:
Acquisition note payable	$-	$323,791	C	$323,791
Tenant security deposit	-	1,663	A	1,663
Total Liabilities	-	325,454		325,454

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$325,454		$325,454

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 12 MINTZ STREET

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 12 Mintz Street	Pro Forma Adjustments	Notes	Landa Series 12 Mintz Street Pro Forma
Assets:
Cash & restricted cash	$-	$64,075	A	$64,075
Investments in single-family residential properties, net	-	201,459	B	201,459
Total Assets	$-	$265,534		$265,534

Liabilities:
Acquisition note payable	$-	$264,035	C	$264,035
Tenant security deposit	-	1,499	A	1,499
Total Liabilities	-	265,534		265,534

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$265,534		$265,534

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 120 ROSEWOOD DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 120 Rosewood Drive	Pro Forma Adjustments	Notes	Landa Series 120 Rosewood Drive Pro Forma
Assets:
Cash & restricted cash	$-	$64,206	A	$64,206
Investments in single-family residential properties, net	-	223,875	B	223,875
Total Assets	$-	$288,081		$288,081

Liabilities:
Acquisition note payable	$-	$286,873	C	$286,873
Tenant security deposit	-	1,208	A	1,208
Total Liabilities	-	288,081		288,081

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$288,081		$288,081

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1201 KILRUSH DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1201 Kilrush Drive	Pro Forma Adjustments	Notes	Landa Series 1201 Kilrush Drive Pro Forma
Assets:
Cash & restricted cash	$-	$69,913	A	$69,913
Investments in single-family residential properties, net	-	468,310	B	468,310
Total Assets	$-	$538,223		$538,223

Liabilities:
Acquisition note payable	$-	$535,920	C	$535,920
Tenant security deposit	-	2,303	A	2,303
Total Liabilities	-	538,223		538,223

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$538,223		$538,223

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 124 LIBBY LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 124 Libby Lane	Pro Forma Adjustments	Notes	Landa Series 124 Libby Lane Pro Forma
Assets:
Cash & restricted cash	$-	$63,755	A	$63,755
Investments in single-family residential properties, net	-	178,345	B	178,345
Total Assets	$-	$242,100		$242,100

Liabilities:
Acquisition note payable	$-	$240,485	C	$240,485
Tenant security deposit	-	1,615	A	1,615
Total Liabilities	-	242,100		242,100

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$242,100		$242,100

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 126 E MIMOSA DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 126 E Mimosa Drive	Pro Forma Adjustments	Notes	Landa Series 126 E Mimosa Drive Pro Forma
Assets:
Cash & restricted cash	$-	$63,854	A	$63,854
Investments in single-family residential properties, net	-	194,015	B	194,015
Total Assets	$-	$257,869		$257,869

Liabilities:
Acquisition note payable	$-	$256,451	C	$256,451
Tenant security deposit	-	1,418	A	1,418
Total Liabilities	-	257,869		257,869

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$257,869		$257,869

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 12641 ALCOVY ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 12641 Alcovy Road	Pro Forma Adjustments	Notes	Landa Series 12641 Alcovy Road Pro Forma
Assets:
Cash & restricted cash	$-	$64,921	A	$64,921
Investments in single-family residential properties, net	-	244,100	B	244,100
Total Assets	$-	$309,021		$309,021

Liabilities:
Acquisition note payable	$-	$307,481	C	$307,481
Tenant security deposit	-	1,540	A	1,540
Total Liabilities	-	309,021		309,021

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$309,021		$309,021

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1320 WINONA AVENUE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1320 Winona Avenue	Pro Forma Adjustments	Notes	Landa Series 1320 Winona Avenue Pro Forma
Assets:
Cash & restricted cash	$-	$62,725	A	$62,725
Investments in single-family residential properties, net	-	159,020	B	159,020
Total Assets	$-	$221,745		$221,745

Liabilities:
Acquisition note payable	$-	$220,795	C	$220,795
Tenant security deposit	-	950	A	950
Total Liabilities	-	221,745		221,745

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$221,745		$221,745

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 133 DOVE LANDING

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 133 Dove Landing	Pro Forma Adjustments	Notes	Landa Series 133 Dove Landing Pro Forma
Assets:
Cash & restricted cash	$-	$62,903	A	$62,903
Investments in single-family residential properties, net	-	165,166	B	165,166
Total Assets	$-	$228,069		$228,069

Liabilities:
Acquisition note payable	$-	$227,058	C	$227,058
Tenant security deposit	-	1,011	A	1,011
Total Liabilities	-	228,069		228,069

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$228,069		$228,069

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 137 SOUTHERN SHORES ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 137 Southern Shores Road	Pro Forma Adjustments	Notes	Landa Series 137 Southern Shores Road Pro Forma
Assets:
Cash & restricted cash	$-	$63,321	A	$63,321
Investments in single-family residential properties, net	-	178,132	B	178,132
Total Assets	$-	$241,453		$241,453

Liabilities:
Acquisition note payable	$-	$240,268	C	$240,268
Tenant security deposit	-	1,185	A	1,185
Total Liabilities	-	241,453		241,453

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$241,453		$241,453

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 138 SANDALWOOD CIRCLE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 138 Sandalwood Circle	Pro Forma Adjustments	Notes	Landa Series 138 Sandalwood Circle Pro Forma
Assets:
Cash & restricted cash	$-	$28,839	A	$28,839
Investments in single-family residential properties, net	-	226,511	B	226,511
Total Assets	$-	$255,350		$255,350

Liabilities:
Acquisition note payable	$-	$253,616	C	$253,616
Tenant security deposit	-	1,734	A	1,734
Total Liabilities	-	255,350		255,350

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$255,350		$255,350

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 140 HIGH RIDGE ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 140 High Ridge Road	Pro Forma Adjustments	Notes	Landa Series 140 High Ridge Road Pro Forma
Assets:
Cash & restricted cash	$-	$64,046	A	$64,046
Investments in single-family residential properties, net	-	222,805	B	222,805
Total Assets	$-	$286,851		$286,851

Liabilities:
Acquisition note payable	$-	$285,784	C	$285,784
Tenant security deposit	-	1,067	A	1,067
Total Liabilities	-	286,851		286,851

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$286,851		$286,851

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 141 LONGSTREET CIRCLE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 141 Longstreet Circle	Pro Forma Adjustments	Notes	Landa Series 141 Longstreet Circle Pro Forma
Assets:
Cash & restricted cash	$-	$65,004	A	$65,004
Investments in single-family residential properties, net	-	267,578	B	267,578
Total Assets	$-	$332,582		$332,582

Liabilities:
Acquisition note payable	$-	$331,402	C	$331,402
Tenant security deposit	-	1,180	A	1,180
Total Liabilities	-	332,582		332,582

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$332,582		$332,582

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1443 PEBBLE RIDGE LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1443 Pebble Ridge Lane	Pro Forma Adjustments	Notes	Landa Series 1443 Pebble Ridge Lane Pro Forma
Assets:
Cash & restricted cash	$-	$65,513	A	$65,513
Investments in single-family residential properties, net	-	256,005	B	256,005
Total Assets	$-	$321,518		$321,518

Liabilities:
Acquisition note payable	$-	$319,610	C	$319,610
Tenant security deposit	-	1,908	A	1,908
Total Liabilities	-	321,518		321,518

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$321,518		$321,518

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1445 MAPLE VALLEY COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1445 Maple Valley Court	Pro Forma Adjustments	Notes	Landa Series 1445 Maple Valley Court Pro Forma
Assets:
Cash & restricted cash	$-	$62,610	A	$62,610
Investments in single-family residential properties, net	-	139,230	B	139,230
Total Assets	$-	$201,840		$201,840

Liabilities:
Acquisition note payable	$-	$200,632	C	$200,632
Tenant security deposit	-	1,208	A	1,208
Total Liabilities	-	201,840		201,840

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$201,840		$201,840

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 146 CRYSTAL BROOK

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 146 Crystal Brook	Pro Forma Adjustments	Notes	Landa Series 146 Crystal Brook Pro Forma
Assets:
Cash & restricted cash	$-	$62,866	A	$62,866
Investments in single-family residential properties, net	-	150,584	B	150,584
Total Assets	$-	$213,450		$213,450

Liabilities:
Acquisition note payable	$-	$212,200	C	$212,200
Tenant security deposit	-	1,250	A	1,250
Total Liabilities	-	213,450		213,450

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$213,450		$213,450

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1473 BROWNLEAF DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1473 Brownleaf Drive	Pro Forma Adjustments	Notes	Landa Series 1473 Brownleaf Drive Pro Forma
Assets:
Cash & restricted cash	$-	$64,511	A	$64,511
Investments in single-family residential properties, net	-	219,669	B	219,669
Total Assets	$-	$284,180		$284,180

Liabilities:
Acquisition note payable	$-	$282,588	C	$282,588
Tenant security deposit	-	1,592	A	1,592
Total Liabilities	-	284,180		284,180

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$284,180		$284,180

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1485 BOLA COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1485 Bola Court	Pro Forma Adjustments	Notes	Landa Series 1485 Bola Court Pro Forma
Assets:
Cash & restricted cash	$-	$64,080	A	$64,080
Investments in single-family residential properties, net	-	196,122	B	196,122
Total Assets	$-	$260,202		$260,202

Liabilities:
Acquisition note payable	$-	$258,597	C	$258,597
Tenant security deposit	-	1,605	A	1,605
Total Liabilities	-	260,202		260,202

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$260,202		$260,202

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1490 DIPLOMAT DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1490 Diplomat Drive	Pro Forma Adjustments	Notes	Landa Series 1490 Diplomat Drive Pro Forma
Assets:
Cash & restricted cash	$-	$66,048	A	$66,048
Investments in single-family residential properties, net	-	290,219	B	290,219
Total Assets	$-	$356,267		$356,267

Liabilities:
Acquisition note payable	$-	$354,470	C	$354,470
Tenant security deposit	-	1,797	A	1,797
Total Liabilities	-	356,267		356,267

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$356,267		$356,267

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 153 CLIFFSIDE COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 153 Cliffside Court	Pro Forma Adjustments	Notes	Landa Series 153 Cliffside Court Pro Forma
Assets:
Cash & restricted cash	$-	$62,112	A	$62,112
Investments in single-family residential properties, net	-	124,609	B	124,609
Total Assets	$-	$186,721		$186,721

Liabilities:
Acquisition note payable	$-	$185,856	C	$185,856
Tenant security deposit	-	865	A	865
Total Liabilities	-	186,721		186,721

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$186,721		$186,721

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 157 WELLS ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 157 Wells Road	Pro Forma Adjustments	Notes	Landa Series 157 Wells Road Pro Forma
Assets:
Cash & restricted cash	$-	$62,692	A	$62,692
Investments in single-family residential properties, net	-	159,829	B	159,829
Total Assets	$-	$222,521		$222,521

Liabilities:
Acquisition note payable	$-	$221,620	C	$221,620
Tenant security deposit	-	901	A	901
Total Liabilities	-	222,521		222,521

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$222,521		$222,521

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 160 CHIMNEY RIDGE TRAIL

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 160 Chimney Ridge Trail	Pro Forma Adjustments	Notes	Landa Series 160 Chimney Ridge Trail Pro Forma
Assets:
Cash & restricted cash	$-	$64,493	A	$64,493
Investments in single-family residential properties, net	-	223,875	B	223,875
Total Assets	$-	$288,368		$288,368

Liabilities:
Acquisition note payable	$-	$286,873	C	$286,873
Tenant security deposit	-	1,495	A	1,495
Total Liabilities	-	288,368		288,368

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$288,368		$288,368

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 164 LONGSTREET CIRCLE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 164 Longstreet Circle	Pro Forma Adjustments	Notes	Landa Series 164 Longstreet Circle Pro Forma
Assets:
Cash & restricted cash	$-	$64,201	A	$64,201
Investments in single-family residential properties, net	-	226,009	B	226,009
Total Assets	$-	$290,210		$290,210

Liabilities:
Acquisition note payable	$-	$289,049	C	$289,049
Tenant security deposit	-	1,161	A	1,161
Total Liabilities	-	290,210		290,210

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$290,210		$290,210

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1666 W POPLAR STREET

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1666 W Poplar Street	Pro Forma Adjustments	Notes	Landa Series 1666 W Poplar Street Pro Forma
Assets:
Cash & restricted cash	$-	$63,094	A	$63,094
Investments in single-family residential properties, net	-	169,434	B	169,434
Total Assets	$-	$232,528		$232,528

Liabilities:
Acquisition note payable	$-	$231,406	C	$231,406
Tenant security deposit	-	1,122	A	1,122
Total Liabilities	-	232,528		232,528

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$232,528		$232,528

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 168 BROOKVIEW DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 168 Brookview Drive	Pro Forma Adjustments	Notes	Landa Series 168 Brookview Drive Pro Forma
Assets:
Cash & restricted cash	$-	$28,726	A	$28,726
Investments in single-family residential properties, net	-	104,630	B	104,630
Total Assets	$-	$133,356		$133,356

Liabilities:
Acquisition note payable	$-	$132,243	C	$132,243
Tenant security deposit	-	1,113	A	1,113
Total Liabilities	-	133,356		133,356

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$133,356		$133,356

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1683 SPOONBILL ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1683 Spoonbill Road	Pro Forma Adjustments	Notes	Landa Series 1683 Spoonbill Road Pro Forma
Assets:
Cash & restricted cash	$-	$63,665	A	$63,665
Investments in single-family residential properties, net	-	182,245	B	182,245
Total Assets	$-	$245,910		$245,910

Liabilities:
Acquisition note payable	$-	$244,459	C	$244,459
Tenant security deposit	-	1,451	A	1,451
Total Liabilities	-	245,910		245,910

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$245,910		$245,910

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1689 VICEROY WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1689 Viceroy Way	Pro Forma Adjustments	Notes	Landa Series 1689 Viceroy Way Pro Forma
Assets:
Cash & restricted cash	$-	$64,333	A	$64,333
Investments in single-family residential properties, net	-	217,745	B	217,745
Total Assets	$-	$282,078		$282,078

Liabilities:
Acquisition note payable	$-	$280,628	C	$280,628
Tenant security deposit	-	1,450	A	1,450
Total Liabilities	-	282,078		282,078

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$282,078		$282,078

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 171 DAVIDSON DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 171 Davidson Drive	Pro Forma Adjustments	Notes	Landa Series 171 Davidson Drive Pro Forma
Assets:
Cash & restricted cash	$-	$65,310	A	$65,310
Investments in single-family residential properties, net	-	239,832	B	239,832
Total Assets	$-	$305,142		$305,142

Liabilities:
Acquisition note payable	$-	$303,132	C	$303,132
Tenant security deposit	-	2,010	A	2,010
Total Liabilities	-	305,142		305,142

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$305,142		$305,142

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1768 GLEN VIEW WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1768 Glen View Way	Pro Forma Adjustments	Notes	Landa Series 1768 Glen View Way Pro Forma
Assets:
Cash & restricted cash	$-	$65,578	A	$65,578
Investments in single-family residential properties, net	-	186,677	B	186,677
Total Assets	$-	$252,255		$252,255

Liabilities:
Acquisition note payable	$-	$250,620	C	$250,620
Tenant security deposit	-	1,635	A	1,635
Total Liabilities	-	252,255		252,255

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$252,255		$252,255

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 181 WATERCRESS COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 181 Watercress Court	Pro Forma Adjustments	Notes	Landa Series 181 Watercress Court Pro Forma
Assets:
Cash & restricted cash	$-	$64,527	A	$64,527
Investments in single-family residential properties, net	-	212,131	B	212,131
Total Assets	$-	$276,658		$276,658

Liabilities:
Acquisition note payable	$-	$274,908	C	$274,908
Tenant security deposit	-	1,750	A	1,750
Total Liabilities	-	276,658		276,658

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$276,658		$276,658

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 188 TIMBERLINE ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 188 Timberline Road	Pro Forma Adjustments	Notes	Landa Series 188 Timberline Road Pro Forma
Assets:
Cash & restricted cash	$-	$61,515	A	$61,515
Investments in single-family residential properties, net	-	101,119	B	101,119
Total Assets	$-	$162,634		$162,634

Liabilities:
Acquisition note payable	$-	$161,802	C	$161,802
Tenant security deposit	-	832	A	832
Total Liabilities	-	162,634		162,634

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$162,634		$162,634

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 189 SHENANDOAH DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 189 Shenandoah Drive	Pro Forma Adjustments	Notes	Landa Series 189 Shenandoah Drive Pro Forma
Assets:
Cash & restricted cash	$-	$63,777	A	$63,777
Investments in single-family residential properties, net	-	193,985	B	193,985
Total Assets	$-	$257,762		$257,762

Liabilities:
Acquisition note payable	$-	$256,420	C	$256,420
Tenant security deposit	-	1,342	A	1,342
Total Liabilities	-	257,762		257,762

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$257,762		$257,762

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1903 OLD CONCORD DRIVE SE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1903 Old Concord Drive SE	Pro Forma Adjustments	Notes	Landa Series 1903 Old Concord Drive SE Pro Forma
Assets:
Cash & restricted cash	$-	$64,496	A	$64,496
Investments in single-family residential properties, net	-	245,168	B	245,168
Total Assets	$-	$309,664		$309,664

Liabilities:
Acquisition note payable	$-	$308,568	C	$308,568
Tenant security deposit	-	1,096	A	1,096
Total Liabilities	-	309,664		309,664

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$309,664		$309,664

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 195 BRANCHWOOD DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 195 Branchwood Drive	Pro Forma Adjustments	Notes	Landa Series 195 Branchwood Drive Pro Forma
Assets:
Cash & restricted cash	$-	$65,265	A	$65,265
Investments in single-family residential properties, net	-	252,638	B	252,638
Total Assets	$-	$317,903		$317,903

Liabilities:
Acquisition note payable	$-	$316,179	C	$316,179
Tenant security deposit	-	1,724	A	1,724
Total Liabilities	-	317,903		317,903

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$317,903		$317,903

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 195 FAIRCLIFT DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 195 Fairclift Drive	Pro Forma Adjustments	Notes	Landa Series 195 Fairclift Drive Pro Forma
Assets:
Cash & restricted cash	$-	$64,251	A	$64,251
Investments in single-family residential properties, net	-	222,807	B	222,807
Total Assets	$-	$287,058		$287,058

Liabilities:
Acquisition note payable	$-	$285,786	C	$285,786
Tenant security deposit	-	1,272	A	1,272
Total Liabilities	-	287,058		287,058

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$287,058		$287,058

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 195 HUNTERS TRACE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 195 Hunters Trace	Pro Forma Adjustments	Notes	Landa Series 195 Hunters Trace Pro Forma
Assets:
Cash & restricted cash	$-	$85,015	A	$85,015
Investments in single-family residential properties, net	-	233,547	B	233,547
Total Assets	$-	$318,562		$318,562

Liabilities:
Acquisition note payable	$-	$316,955	C	$316,955
Tenant security deposit	-	1,607	A	1,607
Total Liabilities	-	318,562		318,562

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$318,562		$318,562

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 196 MONTEGO CIRCLE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 196 Montego Circle	Pro Forma Adjustments	Notes	Landa Series 196 Montego Circle Pro Forma
Assets:
Cash & restricted cash	$-	$63,962	A	$63,962
Investments in single-family residential properties, net	-	204,659	B	204,659
Total Assets	$-	$268,621		$268,621

Liabilities:
Acquisition note payable	$-	$267,295	C	$267,295
Tenant security deposit	-	1,326	A	1,326
Total Liabilities	-	268,621		268,621

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$268,621		$268,621

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 20 CHIMNEY SMOKE DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 20 Chimney Smoke Drive	Pro Forma Adjustments	Notes	Landa Series 20 Chimney Smoke Drive Pro Forma
Assets:
Cash & restricted cash	$-	$64,691	A	$64,691
Investments in single-family residential properties, net	-	223,875	B	223,875
Total Assets	$-	$288,566		$288,566

Liabilities:
Acquisition note payable	$-	$286,873	C	$286,873
Tenant security deposit	-	1,693	A	1,693
Total Liabilities	-	288,566		288,566

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$288,566		$288,566

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 204 N MAIN COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 204 N Main Court	Pro Forma Adjustments	Notes	Landa Series 204 N Main Court Pro Forma
Assets:
Cash & restricted cash	$-	$63,044	A	$63,044
Investments in single-family residential properties, net	-	165,166	B	165,166
Total Assets	$-	$228,210		$228,210

Liabilities:
Acquisition note payable	$-	$227,058	C	$227,058
Tenant security deposit	-	1,152	A	1,152
Total Liabilities	-	228,210		228,210

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$228,210		$228,210

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2055 GROVE WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 2055 Grove Way	Pro Forma Adjustments	Notes	Landa Series 2055 Grove Way Pro Forma
Assets:
Cash & restricted cash	$-	$63,981	A	$63,981
Investments in single-family residential properties, net	-	186,515	B	186,515
Total Assets	$-	$250,496		$250,496

Liabilities:
Acquisition note payable	$-	$248,809	C	$248,809
Tenant security deposit	-	1,687	A	1,687
Total Liabilities	-	250,496		250,496

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$250,496		$250,496

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 212 FLEETA DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 212 Fleeta Drive	Pro Forma Adjustments	Notes	Landa Series 212 Fleeta Drive Pro Forma
Assets:
Cash & restricted cash	$-	$63,605	A	$63,605
Investments in single-family residential properties, net	-	171,619	B	171,619
Total Assets	$-	$235,224		$235,224

Liabilities:
Acquisition note payable	$-	$233,632	C	$233,632
Tenant security deposit	-	1,592	A	1,592
Total Liabilities	-	235,224		235,224

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$235,224		$235,224

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 215 CENTRAL LAKE CIRCLE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 215 Central Lake Circle	Pro Forma Adjustments	Notes	Landa Series 215 Central Lake Circle Pro Forma
Assets:
Cash & restricted cash	$-	$63,983	A	$63,983
Investments in single-family residential properties, net	-	204,615	B	204,615
Total Assets	$-	$268,598		$268,598

Liabilities:
Acquisition note payable	$-	$267,251	C	$267,251
Tenant security deposit	-	1,347	A	1,347
Total Liabilities	-	268,598		268,598

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$268,598		$268,598

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 217 GLENLOCH COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 217 Glenloch Court	Pro Forma Adjustments	Notes	Landa Series 217 Glenloch Court Pro Forma
Assets:
Cash & restricted cash	$-	$65,086	A	$65,086
Investments in single-family residential properties, net	-	245,220	B	245,220
Total Assets	$-	$310,306		$310,306

Liabilities:
Acquisition note payable	$-	$308,621	C	$308,621
Tenant security deposit	-	1,685	A	1,685
Total Liabilities	-	310,306		310,306

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$310,306		$310,306

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2177 E CHESTER CIRCLE SE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 2177 E Chester Circle SE	Pro Forma Adjustments	Notes	Landa Series 2177 E Chester Circle SE Pro Forma
Assets:
Cash & restricted cash	$-	$65,432	A	$65,432
Investments in single-family residential properties, net	-	249,468	B	249,468
Total Assets	$-	$314,900		$314,900

Liabilities:
Acquisition note payable	$-	$312,950	C	$312,950
Tenant security deposit	-	1,950	A	1,950
Total Liabilities	-	314,900		314,900

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$314,900		$314,900

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 221 LAKEVIEW DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 221 Lakeview Drive	Pro Forma Adjustments	Notes	Landa Series 221 Lakeview Drive Pro Forma
Assets:
Cash & restricted cash	$-	$64,352	A	$64,352
Investments in single-family residential properties, net	-	234,549	B	234,549
Total Assets	$-	$298,901		$298,901

Liabilities:
Acquisition note payable	$-	$297,749	C	$297,749
Tenant security deposit	-	1,152	A	1,152
Total Liabilities	-	298,901		298,901

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$298,901		$298,901

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2264 CHESTNUT HILL CIRCLE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 2264 Chestnut Hill Circle	Pro Forma Adjustments	Notes	Landa Series 2264 Chestnut Hill Circle Pro Forma
Assets:
Cash & restricted cash	$-	$66,127	A	$66,127
Investments in single-family residential properties, net	-	314,602	B	314,602
Total Assets	$-	$380,729		$380,729

Liabilities:
Acquisition note payable	$-	$379,313	C	$379,313
Tenant security deposit	-	1,416	A	1,416
Total Liabilities	-	380,729		380,729

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$380,729		$380,729

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 235 LAZY HOLLOW LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 235 Lazy Hollow Lane	Pro Forma Adjustments	Notes	Landa Series 235 Lazy Hollow Lane Pro Forma
Assets:
Cash & restricted cash	$-	$64,782	A	$64,782
Investments in single-family residential properties, net	-	235,639	B	235,639
Total Assets	$-	$300,421		$300,421

Liabilities:
Acquisition note payable	$-	$299,259	C	$299,259
Tenant security deposit	-	1,162	A	1,162
Total Liabilities	-	300,421		300,421

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$300,421		$300,421

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2425 CORNELL CIRCLE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 2425 Cornell Circle	Pro Forma Adjustments	Notes	Landa Series 2425 Cornell Circle Pro Forma
Assets:
Cash & restricted cash	$-	$65,284	A	$65,284
Investments in single-family residential properties, net	-	267,640	B	267,640
Total Assets	$-	$332,924		$332,924

Liabilities:
Acquisition note payable	$-	$331,464	C	$331,464
Tenant security deposit	-	1,460	A	1,460
Total Liabilities	-	332,924		332,924

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$332,924		$332,924

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2443 HODGES FARM ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 2443 Hodges Farm Road	Pro Forma Adjustments	Notes	Landa Series 2443 Hodges Farm Road Pro Forma
Assets:
Cash & restricted cash	$-	$63,452	A	$63,452
Investments in single-family residential properties, net	-	183,313	B	183,313
Total Assets	$-	$246,765		$246,765

Liabilities:
Acquisition note payable	$-	$245,546	C	$245,546
Tenant security deposit	-	1,219	A	1,219
Total Liabilities	-	246,765		246,765

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$246,765		$246,765

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 25 PLEASANT VALLEY ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 25 Pleasant Valley Road	Pro Forma Adjustments	Notes	Landa Series 25 Pleasant Valley Road Pro Forma
Assets:
Cash & restricted cash	$-	$64,580	A	$64,580
Investments in single-family residential properties, net	-	220,670	B	220,670
Total Assets	$-	$285,250		$285,250

Liabilities:
Acquisition note payable	$-	$283,609	C	$283,609
Tenant security deposit	-	1,641	A	1,641
Total Liabilities	-	285,250		285,250

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$285,250		$285,250

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 253 MARCO DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 253 Marco Drive	Pro Forma Adjustments	Notes	Landa Series 253 Marco Drive Pro Forma
Assets:
Cash & restricted cash	$-	$63,275	A	$63,275
Investments in single-family residential properties, net	-	170,764	B	170,764
Total Assets	$-	$234,039		$234,039

Liabilities:
Acquisition note payable	$-	$232,761	C	$232,761
Tenant security deposit	-	1,278	A	1,278
Total Liabilities	-	234,039		234,039

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$234,039		$234,039

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 255 COUNTRYSIDE LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 255 Countryside Lane	Pro Forma Adjustments	Notes	Landa Series 255 Countryside Lane Pro Forma
Assets:
Cash & restricted cash	$-	$64,860	A	$64,860
Investments in single-family residential properties, net	-	231,347	B	231,347
Total Assets	$-	$296,207		$296,207

Liabilities:
Acquisition note payable	$-	$294,486	C	$294,486
Tenant security deposit	-	1,721	A	1,721
Total Liabilities	-	296,207		296,207

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$296,207		$296,207

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 258 ROCKY POINT ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 258 Rocky Point Road	Pro Forma Adjustments	Notes	Landa Series 258 Rocky Point Road Pro Forma
Assets:
Cash & restricted cash	$-	$64,678	A	$64,678
Investments in single-family residential properties, net	-	251,624	B	251,624
Total Assets	$-	$316,302		$316,302

Liabilities:
Acquisition note payable	$-	$315,147	C	$315,147
Tenant security deposit	-	1,155	A	1,155
Total Liabilities	-	316,302		316,302

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$316,302		$316,302

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 263 ROCKY POINT ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 263 Rocky Point Road	Pro Forma Adjustments	Notes	Landa Series 263 Rocky Point Road Pro Forma
Assets:
Cash & restricted cash	$-	$64,130	A	$64,130
Investments in single-family residential properties, net	-	216,403	B	216,403
Total Assets	$-	$280,533		$280,533

Liabilities:
Acquisition note payable	$-	$279,261	C	$279,261
Tenant security deposit	-	1,272	A	1,272
Total Liabilities	-	280,533		280,533

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$280,533		$280,533

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 268 BROOKVIEW DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 268 Brookview Drive	Pro Forma Adjustments	Notes	Landa Series 268 Brookview Drive Pro Forma
Assets:
Cash & restricted cash	$-	$62,436	A	$62,436
Investments in single-family residential properties, net	-	127,232	B	127,232
Total Assets	$-	$189,668		$189,668

Liabilities:
Acquisition note payable	$-	$188,408	C	$188,408
Tenant security deposit	-	1,260	A	1,260
Total Liabilities	-	189,668		189,668

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$189,668		$189,668

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 270 MOUNTAIN LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 270 Mountain Lane	Pro Forma Adjustments	Notes	Landa Series 270 Mountain Lane Pro Forma
Assets:
Cash & restricted cash	$-	$34,868	A	$34,868
Investments in single-family residential properties, net	-	258,528	B	258,528
Total Assets	$-	$293,396		$293,396

Liabilities:
Acquisition note payable	$-	$291,683	C	$291,683
Tenant security deposit	-	1,713	A	1,713
Total Liabilities	-	293,396		293,396

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$293,396		$293,396

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 270 MOUNTAIN WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 270 Mountain Way	Pro Forma Adjustments	Notes	Landa Series 270 Mountain Way Pro Forma
Assets:
Cash & restricted cash	$-	$64,832	A	$64,832
Investments in single-family residential properties, net	-	224,942	B	224,942
Total Assets	$-	$289,774		$289,774

Liabilities:
Acquisition note payable	$-	$287,961	C	$287,961
Tenant security deposit	-	1,813	A	1,813
Total Liabilities	-	289,774		289,774

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$289,774		$289,774

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 270 PLEASANT HILL DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 270 Pleasant Hill Drive	Pro Forma Adjustments	Notes	Landa Series 270 Pleasant Hill Drive Pro Forma
Assets:
Cash & restricted cash	$-	$21,395	A	$21,395
Investments in single-family residential properties, net	-	253,436	B	253,436
Total Assets	$-	$274,831		$274,831

Liabilities:
Acquisition note payable	$-	$273,208	C	$273,208
Tenant security deposit	-	1,623	A	1,623
Total Liabilities	-	274,831		274,831

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$274,831		$274,831

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2794 NORFAIR LOOP

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 2794 Norfair Loop	Pro Forma Adjustments	Notes	Landa Series 2794 Norfair Loop Pro Forma
Assets:
Cash & restricted cash	$-	$63,397	A	$63,397
Investments in single-family residential properties, net	-	171,571	B	171,571
Total Assets	$-	$234,968		$234,968

Liabilities:
Acquisition note payable	$-	$233,583	C	$233,583
Tenant security deposit	-	1,385	A	1,385
Total Liabilities	-	234,968		234,968

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$234,968		$234,968

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2813 VICKSBURG COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 2813 Vicksburg Court	Pro Forma Adjustments	Notes	Landa Series 2813 Vicksburg Court Pro Forma
Assets:
Cash & restricted cash	$-	$65,379	A	$65,379
Investments in single-family residential properties, net	-	274,040	B	274,040
Total Assets	$-	$339,419		$339,419

Liabilities:
Acquisition note payable	$-	$337,986	C	$337,986
Tenant security deposit	-	1,433	A	1,433
Total Liabilities	-	339,419		339,419

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$339,419		$339,419

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2933 COFFER DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 2933 Coffer Drive	Pro Forma Adjustments	Notes	Landa Series 2933 Coffer Drive Pro Forma
Assets:
Cash & restricted cash	$-	$64,304	A	$64,304
Investments in single-family residential properties, net	-	218,812	B	218,812
Total Assets	$-	$283,116		$283,116

Liabilities:
Acquisition note payable	$-	$281,715	C	$281,715
Tenant security deposit	-	1,401	A	1,401
Total Liabilities	-	283,116		283,116

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$283,116		$283,116

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 30 HIGH RIDGE ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 30 High Ridge Road	Pro Forma Adjustments	Notes	Landa Series 30 High Ridge Road Pro Forma
Assets:
Cash & restricted cash	$-	$65,516	A	$65,516
Investments in single-family residential properties, net	-	268,996	B	268,996
Total Assets	$-	$334,512		$334,512

Liabilities:
Acquisition note payable	$-	$332,846	C	$332,846
Tenant security deposit	-	1,666	A	1,666
Total Liabilities	-	334,512		334,512

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$334,512		$334,512

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 30 ROOSEVELT ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 30 Roosevelt Road	Pro Forma Adjustments	Notes	Landa Series 30 Roosevelt Road Pro Forma
Assets:
Cash & restricted cash	$-	$64,583	A	$64,583
Investments in single-family residential properties, net	-	221,738	B	221,738
Total Assets	$-	$286,321		$286,321

Liabilities:
Acquisition note payable	$-	$284,696	C	$284,696
Tenant security deposit	-	1,625	A	1,625
Total Liabilities	-	286,321		286,321

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$286,321		$286,321

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 3011 RAINTREE DRIVE SE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 3011 Raintree Drive SE	Pro Forma Adjustments	Notes	Landa Series 3011 Raintree Drive SE Pro Forma
Assets:
Cash & restricted cash	$-	$71,359	A	$71,359
Investments in single-family residential properties, net	-	240,246	B	240,246
Total Assets	$-	$311,605		$311,605

Liabilities:
Acquisition note payable	$-	$310,013	C	$310,013
Tenant security deposit	-	1,592	A	1,592
Total Liabilities	-	311,605		311,605

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$311,605		$311,605

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 304 DEERFIELD DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 304 Deerfield Drive	Pro Forma Adjustments	Notes	Landa Series 304 Deerfield Drive Pro Forma
Assets:
Cash & restricted cash	$-	$70,391	A	$70,391
Investments in single-family residential properties, net	-	223,218	B	223,218
Total Assets	$-	$293,609		$293,609

Liabilities:
Acquisition note payable	$-	$291,845	C	$291,845
Tenant security deposit	-	1,764	A	1,764
Total Liabilities	-	293,609		293,609

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$293,609		$293,609

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 3043 HIGHWAY 81 S

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 3043 Highway 81 S	Pro Forma Adjustments	Notes	Landa Series 3043 Highway 81 S Pro Forma
Assets:
Cash & restricted cash	$-	$62,712	A	$62,712
Investments in single-family residential properties, net	-	154,535	B	154,535
Total Assets	$-	$217,247		$217,247

Liabilities:
Acquisition note payable	$-	$216,225	C	$216,225
Tenant security deposit	-	1,022	A	1,022
Total Liabilities	-	217,247		217,247

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$217,247		$217,247

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 313 BLUE HERON DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 313 Blue Heron Drive	Pro Forma Adjustments	Notes	Landa Series 313 Blue Heron Drive Pro Forma
Assets:
Cash & restricted cash	$-	$65,100	A	$65,100
Investments in single-family residential properties, net	-	207,909	B	207,909
Total Assets	$-	$273,009		$273,009

Liabilities:
Acquisition note payable	$-	$271,456	C	$271,456
Tenant security deposit	-	1,553	A	1,553
Total Liabilities	-	273,009		273,009

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$273,009		$273,009

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 3202 CHIPPEWA DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 3202 Chippewa Drive	Pro Forma Adjustments	Notes	Landa Series 3202 Chippewa Drive Pro Forma
Assets:
Cash & restricted cash	$-	$64,543	A	$64,543
Investments in single-family residential properties, net	-	235,614	B	235,614
Total Assets	$-	$300,157		$300,157

Liabilities:
Acquisition note payable	$-	$298,834	C	$298,834
Tenant security deposit	-	1,323	A	1,323
Total Liabilities	-	300,157		300,157

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$300,157		$300,157

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 35 CLAY COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 35 Clay Court	Pro Forma Adjustments	Notes	Landa Series 35 Clay Court Pro Forma
Assets:
Cash & restricted cash	$-	$38,483	A	$38,483
Investments in single-family residential properties, net	-	266,412	B	266,412
Total Assets	$-	$304,895		$304,895

Liabilities:
Acquisition note payable	$-	$303,196	C	$303,196
Tenant security deposit	-	1,699	A	1,699
Total Liabilities	-	304,895		304,895

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$304,895		$304,895

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 350 CADIZ LANE S

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 350 Cadiz Lane S	Pro Forma Adjustments	Notes	Landa Series 350 Cadiz Lane S Pro Forma
Assets:
Cash & restricted cash	$-	$64,025	A	$64,025
Investments in single-family residential properties, net	-	214,266	B	214,266
Total Assets	$-	$278,291		$278,291

Liabilities:
Acquisition note payable	$-	$277,083	C	$277,083
Tenant security deposit	-	1,208	A	1,208
Total Liabilities	-	278,291		278,291

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$278,291		$278,291

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 351 WESLEY PARK DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 351 Wesley Park Drive	Pro Forma Adjustments	Notes	Landa Series 351 Wesley Park Drive Pro Forma
Assets:
Cash & restricted cash	$-	$64,036	A	$64,036
Investments in single-family residential properties, net	-	198,254	B	198,254
Total Assets	$-	$262,290		$262,290

Liabilities:
Acquisition note payable	$-	$260,770	C	$260,770
Tenant security deposit	-	1,520	A	1,520
Total Liabilities	-	262,290		262,290

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$262,290		$262,290

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 3603 MANHATTAN DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 3603 Manhattan Drive	Pro Forma Adjustments	Notes	Landa Series 3603 Manhattan Drive Pro Forma
Assets:
Cash & restricted cash	$-	$65,575	A	$65,575
Investments in single-family residential properties, net	-	262,303	B	262,303
Total Assets	$-	$327,878		$327,878

Liabilities:
Acquisition note payable	$-	$326,027	C	$326,027
Tenant security deposit	-	1,851	A	1,851
Total Liabilities	-	327,878		327,878

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$327,878		$327,878

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 3667 PATTI PARKWAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 3667 Patti Parkway	Pro Forma Adjustments	Notes	Landa Series 3667 Patti Parkway Pro Forma
Assets:
Cash & restricted cash	$-	$66,338	A	$66,338
Investments in single-family residential properties, net	-	314,606	B	314,606
Total Assets	$-	$380,944		$380,944

Liabilities:
Acquisition note payable	$-	$379,317	C	$379,317
Tenant security deposit	-	1,627	A	1,627
Total Liabilities	-	380,944		380,944

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$380,944		$380,944

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 404 BARBERRY LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 404 Barberry Lane	Pro Forma Adjustments	Notes	Landa Series 404 Barberry Lane Pro Forma
Assets:
Cash & restricted cash	$-	$64,236	A	$64,236
Investments in single-family residential properties, net	-	222,911	B	222,911
Total Assets	$-	$287,147		$287,147

Liabilities:
Acquisition note payable	$-	$285,892	C	$285,892
Tenant security deposit	-	1,255	A	1,255
Total Liabilities	-	287,147		287,147

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$287,147		$287,147

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 412 KENDALL LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 412 Kendall Lane	Pro Forma Adjustments	Notes	Landa Series 412 Kendall Lane Pro Forma
Assets:
Cash & restricted cash	$-	$64,418	A	$64,418
Investments in single-family residential properties, net	-	233,581	B	233,581
Total Assets	$-	$297,999		$297,999

Liabilities:
Acquisition note payable	$-	$296,763	C	$296,763
Tenant security deposit	-	1,236	A	1,236
Total Liabilities	-	297,999		297,999

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$297,999		$297,999

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 416 AUTUMN LAKE COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 416 Autumn Lake Court	Pro Forma Adjustments	Notes	Landa Series 416 Autumn Lake Court Pro Forma
Assets:
Cash & restricted cash	$-	$64,275	A	$64,275
Investments in single-family residential properties, net	-	203,594	B	203,594
Total Assets	$-	$267,869		$267,869

Liabilities:
Acquisition note payable	$-	$266,210	C	$266,210
Tenant security deposit	-	1,659	A	1,659
Total Liabilities	-	267,869		267,869

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$267,869		$267,869

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 43 DARWIN DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 43 Darwin Drive	Pro Forma Adjustments	Notes	Landa Series 43 Darwin Drive Pro Forma
Assets:
Cash & restricted cash	$-	$63,623	A	$63,623
Investments in single-family residential properties, net	-	189,715	B	189,715
Total Assets	$-	$253,338		$253,338

Liabilities:
Acquisition note payable	$-	$252,069	C	$252,069
Tenant security deposit	-	1,269	A	1,269
Total Liabilities	-	253,338		253,338

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$253,338		$253,338

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 432 MANOR ESTATES DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 432 Manor Estates Drive	Pro Forma Adjustments	Notes	Landa Series 432 Manor Estates Drive Pro Forma
Assets:
Cash & restricted cash	$-	$65,003	A	$65,003
Investments in single-family residential properties, net	-	250,666	B	250,666
Total Assets	$-	$315,669		$315,669

Liabilities:
Acquisition note payable	$-	$314,170	C	$314,170
Tenant security deposit	-	1,499	A	1,499
Total Liabilities	-	315,669		315,669

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$315,669		$315,669

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 440 FREESTONE DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 440 Freestone Drive	Pro Forma Adjustments	Notes	Landa Series 440 Freestone Drive Pro Forma
Assets:
Cash & restricted cash	$-	$72,308	A	$72,308
Investments in single-family residential properties, net	-	260,574	B	260,574
Total Assets	$-	$332,882		$332,882

Liabilities:
Acquisition note payable	$-	$331,496	C	$331,496
Tenant security deposit	-	1,386	A	1,386
Total Liabilities	-	332,882		332,882

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$332,882		$332,882

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 4447 LAKE BREEZE DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 4447 Lake Breeze Drive	Pro Forma Adjustments	Notes	Landa Series 4447 Lake Breeze Drive Pro Forma
Assets:
Cash & restricted cash	$-	$65,333	A	$65,333
Investments in single-family residential properties, net	-	278,314	B	278,314
Total Assets	$-	$343,647		$343,647

Liabilities:
Acquisition note payable	$-	$342,340	C	$342,340
Tenant security deposit	-	1,307	A	1,307
Total Liabilities	-	343,647		343,647

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$343,647		$343,647

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 445 INDEPENDENCE DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 445 Independence Drive	Pro Forma Adjustments	Notes	Landa Series 445 Independence Drive Pro Forma
Assets:
Cash & restricted cash	$-	$57,732	A	$57,732
Investments in single-family residential properties, net	-	242,777	B	242,777
Total Assets	$-	$300,509		$300,509

Liabilities:
Acquisition note payable	$-	$298,780	C	$298,780
Tenant security deposit	-	1,729	A	1,729
Total Liabilities	-	300,509		300,509

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$300,509		$300,509

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 449 KARA LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 449 Kara Lane	Pro Forma Adjustments	Notes	Landa Series 449 Kara Lane Pro Forma
Assets:
Cash & restricted cash	$-	$31,212	A	$31,212
Investments in single-family residential properties, net	-	235,963	B	235,963
Total Assets	$-	$267,175		$267,175

Liabilities:
Acquisition note payable	$-	$265,401	C	$265,401
Tenant security deposit	-	1,774	A	1,774
Total Liabilities	-	267,175		267,175

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$267,175		$267,175

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 45 BLUE JAY DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 45 Blue Jay Drive	Pro Forma Adjustments	Notes	Landa Series 45 Blue Jay Drive Pro Forma
Assets:
Cash & restricted cash	$-	$65,893	A	$65,893
Investments in single-family residential properties, net	-	288,984	B	288,984
Total Assets	$-	$354,877		$354,877

Liabilities:
Acquisition note payable	$-	$353,211	C	$353,211
Tenant security deposit	-	1,666	A	1,666
Total Liabilities	-	354,877		354,877

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$354,877		$354,877

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 45 LAUREL WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 45 Laurel Way	Pro Forma Adjustments	Notes	Landa Series 45 Laurel Way Pro Forma
Assets:
Cash & restricted cash	$-	$65,659	A	$65,659
Investments in single-family residential properties, net	-	276,116	B	276,116
Total Assets	$-	$341,775		$341,775

Liabilities:
Acquisition note payable	$-	$340,100	C	$340,100
Tenant security deposit	-	1,675	A	1,675
Total Liabilities	-	341,775		341,775

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$341,775		$341,775

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 4702 SAINT JAMES WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 4702 Saint James Way	Pro Forma Adjustments	Notes	Landa Series 4702 Saint James Way Pro Forma
Assets:
Cash & restricted cash	$-	$64,321	A	$64,321
Investments in single-family residential properties, net	-	204,667	B	204,667
Total Assets	$-	$268,988		$268,988

Liabilities:
Acquisition note payable	$-	$267,452	C	$267,452
Tenant security deposit	-	1,536	A	1,536
Total Liabilities	-	268,988		268,988

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$268,988		$268,988

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 4732 PINEDALE DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 4732 Pinedale Drive	Pro Forma Adjustments	Notes	Landa Series 4732 Pinedale Drive Pro Forma
Assets:
Cash & restricted cash	$-	$63,147	A	$63,147
Investments in single-family residential properties, net	-	172,686	B	172,686
Total Assets	$-	$235,833		$235,833

Liabilities:
Acquisition note payable	$-	$234,719	C	$234,719
Tenant security deposit	-	1,114	A	1,114
Total Liabilities	-	235,833		235,833

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$235,833		$235,833

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 497 HIGHWAY 212

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 497 Highway 212	Pro Forma Adjustments	Notes	Landa Series 497 Highway 212 Pro Forma
Assets:
Cash & restricted cash	$-	$63,787	A	$63,787
Investments in single-family residential properties, net	-	216,354	B	216,354
Total Assets	$-	$280,141		$280,141

Liabilities:
Acquisition note payable	$-	$279,211	C	$279,211
Tenant security deposit	-	930	A	930
Total Liabilities	-	280,141		280,141

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$280,141		$280,141

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5039 EAST STREET

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 5039 East Street	Pro Forma Adjustments	Notes	Landa Series 5039 East Street Pro Forma
Assets:
Cash & restricted cash	$-	$62,740	A	$62,740
Investments in single-family residential properties, net	-	145,953	B	145,953
Total Assets	$-	$208,693		$208,693

Liabilities:
Acquisition note payable	$-	$207,482	C	$207,482
Tenant security deposit	-	1,211	A	1,211
Total Liabilities	-	208,693		208,693

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$208,693		$208,693

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5040 HUNTSHIRE LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 5040 Huntshire Lane	Pro Forma Adjustments	Notes	Landa Series 5040 Huntshire Lane Pro Forma
Assets:
Cash & restricted cash	$-	$40,545	A	$40,545
Investments in single-family residential properties, net	-	406,939	B	406,939
Total Assets	$-	$447,484		$447,484

Liabilities:
Acquisition note payable	$-	$444,985	C	$444,985
Tenant security deposit	-	2,499	A	2,499
Total Liabilities	-	447,484		447,484

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$447,484		$447,484

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 513 JARRETT COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 513 Jarrett Court	Pro Forma Adjustments	Notes	Landa Series 513 Jarrett Court Pro Forma
Assets:
Cash & restricted cash	$-	$64,716	A	$64,716
Investments in single-family residential properties, net	-	226,073	B	226,073
Total Assets	$-	$290,789		$290,789

Liabilities:
Acquisition note payable	$-	$289,113	C	$289,113
Tenant security deposit	-	1,676	A	1,676
Total Liabilities	-	290,789		290,789

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$290,789		$290,789

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5143 PINECREST DRIVE SW

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 5143 Pinecrest Drive SW	Pro Forma Adjustments	Notes	Landa Series 5143 Pinecrest Drive SW Pro Forma
Assets:
Cash & restricted cash	$-	$63,065	A	$63,065
Investments in single-family residential properties, net	-	165,212	B	165,212
Total Assets	$-	$228,277		$228,277

Liabilities:
Acquisition note payable	$-	$227,104	C	$227,104
Tenant security deposit	-	1,173	A	1,173
Total Liabilities	-	228,277		228,277

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$228,277		$228,277

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 524 SAWMILL ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 524 Sawmill Road	Pro Forma Adjustments	Notes	Landa Series 524 Sawmill Road Pro Forma
Assets:
Cash & restricted cash	$-	$47,382	A	$47,382
Investments in single-family residential properties, net	-	237,880	B	237,880
Total Assets	$-	$285,262		$285,262

Liabilities:
Acquisition note payable	$-	$283,679	C	$283,679
Tenant security deposit	-	1,583	A	1,583
Total Liabilities	-	285,262		285,262

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$285,262		$285,262

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5329 SHIREWICK LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 5329 Shirewick Lane	Pro Forma Adjustments	Notes	Landa Series 5329 Shirewick Lane Pro Forma
Assets:
Cash & restricted cash	$-	$65,281	A	$65,281
Investments in single-family residential properties, net	-	274,044	B	274,044
Total Assets	$-	$339,325		$339,325

Liabilities:
Acquisition note payable	$-	$337,990	C	$337,990
Tenant security deposit	-	1,335	A	1,335
Total Liabilities	-	339,325		339,325

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$339,325		$339,325

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 540 COWAN ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 540 Cowan Road	Pro Forma Adjustments	Notes	Landa Series 540 Cowan Road Pro Forma
Assets:
Cash & restricted cash	$-	$64,828	A	$64,828
Investments in single-family residential properties, net	-	236,323	B	236,323
Total Assets	$-	$301,151		$301,151

Liabilities:
Acquisition note payable	$-	$299,557	C	$299,557
Tenant security deposit	-	1,594	A	1,594
Total Liabilities	-	301,151		301,151

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$301,151		$301,151

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5411 ROCKY PINE DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 5411 Rocky Pine Drive	Pro Forma Adjustments	Notes	Landa Series 5411 Rocky Pine Drive Pro Forma
Assets:
Cash & restricted cash	$-	$64,644	A	$64,644
Investments in single-family residential properties, net	-	246,460	B	246,460
Total Assets	$-	$311,104		$311,104

Liabilities:
Acquisition note payable	$-	$309,885	C	$309,885
Tenant security deposit	-	1,219	A	1,219
Total Liabilities	-	311,104		311,104

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$311,104		$311,104

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 55 MYRTLE GROVE LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 55 Myrtle Grove Lane	Pro Forma Adjustments	Notes	Landa Series 55 Myrtle Grove Lane Pro Forma
Assets:
Cash & restricted cash	$-	$64,768	A	$64,768
Investments in single-family residential properties, net	-	228,144	B	228,144
Total Assets	$-	$292,912		$292,912

Liabilities:
Acquisition note payable	$-	$291,224	C	$291,224
Tenant security deposit	-	1,688	A	1,688
Total Liabilities	-	292,912		292,912

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$292,912		$292,912

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 550 COWAN ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 550 Cowan Road	Pro Forma Adjustments	Notes	Landa Series 550 Cowan Road Pro Forma
Assets:
Cash & restricted cash	$-	$54,680	A	$54,680
Investments in single-family residential properties, net	-	197,684	B	197,684
Total Assets	$-	$252,364		$252,364

Liabilities:
Acquisition note payable	$-	$250,783	C	$250,783
Tenant security deposit	-	1,581	A	1,581
Total Liabilities	-	252,364		252,364

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$252,364		$252,364

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5581 FOX GLEN CIRCLE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 5581 Fox Glen Circle	Pro Forma Adjustments	Notes	Landa Series 5581 Fox Glen Circle Pro Forma
Assets:
Cash & restricted cash	$-	$36,633	A	$36,633
Investments in single-family residential properties, net	-	400,341	B	400,341
Total Assets	$-	$436,974		$436,974

Liabilities:
Acquisition note payable	$-	$434,715	C	$434,715
Tenant security deposit	-	2,259	A	2,259
Total Liabilities	-	436,974		436,974

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$436,974		$436,974

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 565 MOUNTAINVIEW DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 565 Mountainview Drive	Pro Forma Adjustments	Notes	Landa Series 565 Mountainview Drive Pro Forma
Assets:
Cash & restricted cash	$-	$35,461	A	$35,461
Investments in single-family residential properties, net	-	249,495	B	249,495
Total Assets	$-	$284,956		$284,956

Liabilities:
Acquisition note payable	$-	$283,236	C	$283,236
Tenant security deposit	-	1,720	A	1,720
Total Liabilities	-	284,956		284,956

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$284,956		$284,956

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5737 STRATHMOOR MANOR CIRCLE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 5737 Strathmoor Manor Circle	Pro Forma Adjustments	Notes	Landa Series 5737 Strathmoor Manor Circle Pro Forma
Assets:
Cash & restricted cash	$-	$63,434	A	$63,434
Investments in single-family residential properties, net	-	191,852	B	191,852
Total Assets	$-	$255,286		$255,286

Liabilities:
Acquisition note payable	$-	$254,247	C	$254,247
Tenant security deposit	-	1,039	A	1,039
Total Liabilities	-	255,286		255,286

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$255,286		$255,286

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5801 STRATHMOOR MANOR CIRCLE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 5801 Strathmoor Manor Circle	Pro Forma Adjustments	Notes	Landa Series 5801 Strathmoor Manor Circle Pro Forma
Assets:
Cash & restricted cash	$-	$64,199	A	$64,199
Investments in single-family residential properties, net	-	200,389	B	200,389
Total Assets	$-	$264,588		$264,588

Liabilities:
Acquisition note payable	$-	$262,945	C	$262,945
Tenant security deposit	-	1,643	A	1,643
Total Liabilities	-	264,588		264,588

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$264,588		$264,588

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6104-6106 OAKWOOD CIRCLE SW

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 6104-6106 Oakwood Circle SW	Pro Forma Adjustments	Notes	Landa Series 6104-6106 Oakwood Circle SW Pro Forma
Assets:
Cash & restricted cash	$-	$63,938	A	$63,938
Investments in single-family residential properties, net	-	185,454	B	185,454
Total Assets	$-	$249,392		$249,392

Liabilities:
Acquisition note payable	$-	$247,852	C	$247,852
Tenant security deposit	-	1,540	A	1,540
Total Liabilities	-	249,392		249,392

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$249,392		$249,392

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6107 SHADOW GLEN COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 6107 Shadow Glen Court	Pro Forma Adjustments	Notes	Landa Series 6107 Shadow Glen Court Pro Forma
Assets:
Cash & restricted cash	$-	$63,170	A	$63,170
Investments in single-family residential properties, net	-	151,331	B	151,331
Total Assets	$-	$214,501		$214,501

Liabilities:
Acquisition note payable	$-	$212,961	C	$212,961
Tenant security deposit	-	1,540	A	1,540
Total Liabilities	-	214,501		214,501

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$214,501		$214,501

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6111-6113 PINE GLEN CIRCLE SW

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 6111-6113 Pine Glen Circle SW	Pro Forma Adjustments	Notes	Landa Series 6111-6113 Pine Glen Circle SW Pro Forma
Assets:
Cash & restricted cash	$-	$68,400	A	$68,400
Investments in single-family residential properties, net	-	390,389	B	390,389
Total Assets	$-	$458,789		$458,789

Liabilities:
Acquisition note payable	$-	$456,530	C	$456,530
Tenant security deposit	-	2,259	A	2,259
Total Liabilities	-	458,789		458,789

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$458,789		$458,789

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6119 PINENEEDLE DRIVE SW

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 6119 Pineneedle Drive SW	Pro Forma Adjustments	Notes	Landa Series 6119 Pineneedle Drive SW Pro Forma
Assets:
Cash & restricted cash	$-	$62,507	A	$62,507
Investments in single-family residential properties, net	-	105,391	B	105,391
Total Assets	$-	$167,898		$167,898

Liabilities:
Acquisition note payable	$-	$166,154	C	$166,154
Tenant security deposit	-	1,744	A	1,744
Total Liabilities	-	167,898		167,898

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$167,898		$167,898

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 615 BARSHAY DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 615 Barshay Drive	Pro Forma Adjustments	Notes	Landa Series 615 Barshay Drive Pro Forma
Assets:
Cash & restricted cash	$-	$65,306	A	$65,306
Investments in single-family residential properties, net	-	228,182	B	228,182
Total Assets	$-	$293,488		$293,488

Liabilities:
Acquisition note payable	$-	$291,964	C	$291,964
Tenant security deposit	-	1,524	A	1,524
Total Liabilities	-	293,488		293,488

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$293,488		$293,488

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6168 WHEAT STREET NE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 6168 Wheat Street NE	Pro Forma Adjustments	Notes	Landa Series 6168 Wheat Street NE Pro Forma
Assets:
Cash & restricted cash	$-	$62,777	A	$62,777
Investments in single-family residential properties, net	-	125,964	B	125,964
Total Assets	$-	$188,741		$188,741

Liabilities:
Acquisition note payable	$-	$187,898	C	$187,898
Tenant security deposit	-	843	A	843
Total Liabilities	-	188,741		188,741

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$188,741		$188,741

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6178 GREEN ACRES DRIVE SW

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 6178 Green Acres Drive SW	Pro Forma Adjustments	Notes	Landa Series 6178 Green Acres Drive SW Pro Forma
Assets:
Cash & restricted cash	$-	$63,526	A	$63,526
Investments in single-family residential properties, net	-	161,382	B	161,382
Total Assets	$-	$224,908		$224,908

Liabilities:
Acquisition note payable	$-	$223,434	C	$223,434
Tenant security deposit	-	1,474	A	1,474
Total Liabilities	-	224,908		224,908

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$224,908		$224,908

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6386 FORESTER WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 6386 Forester Way	Pro Forma Adjustments	Notes	Landa Series 6386 Forester Way Pro Forma
Assets:
Cash & restricted cash	$-	$65,041	A	$65,041
Investments in single-family residential properties, net	-	233,650	B	233,650
Total Assets	$-	$298,691		$298,691

Liabilities:
Acquisition note payable	$-	$296,833	C	$296,833
Tenant security deposit	-	1,858	A	1,858
Total Liabilities	-	298,691		298,691

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$298,691		$298,691

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6404 WALNUT WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 6404 Walnut Way	Pro Forma Adjustments	Notes	Landa Series 6404 Walnut Way Pro Forma
Assets:
Cash & restricted cash	$-	$64,126	A	$64,126
Investments in single-family residential properties, net	-	216,403	B	216,403
Total Assets	$-	$280,529		$280,529

Liabilities:
Acquisition note payable	$-	$279,261	C	$279,261
Tenant security deposit	-	1,268	A	1,268
Total Liabilities	-	280,529		280,529

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$280,529		$280,529

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 643 SYCAMORE DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 643 Sycamore Drive	Pro Forma Adjustments	Notes	Landa Series 643 Sycamore Drive Pro Forma
Assets:
Cash & restricted cash	$-	$63,935	A	$63,935
Investments in single-family residential properties, net	-	207,494	B	207,494
Total Assets	$-	$271,429		$271,429

Liabilities:
Acquisition note payable	$-	$270,184	C	$270,184
Tenant security deposit	-	1,245	A	1,245
Total Liabilities	-	271,429		271,429

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$271,429		$271,429

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 65 FREEDOM COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 65 Freedom Court	Pro Forma Adjustments	Notes	Landa Series 65 Freedom Court Pro Forma
Assets:
Cash & restricted cash	$-	$66,126	A	$66,126
Investments in single-family residential properties, net	-	229,293	B	229,293
Total Assets	$-	$295,419		$295,419

Liabilities:
Acquisition note payable	$-	$293,884	C	$293,884
Tenant security deposit	-	1,535	A	1,535
Total Liabilities	-	295,419		295,419

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$295,419		$295,419

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 653 GEORGETOWN LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 653 Georgetown Lane	Pro Forma Adjustments	Notes	Landa Series 653 Georgetown Lane Pro Forma
Assets:
Cash & restricted cash	$-	$64,567	A	$64,567
Investments in single-family residential properties, net	-	222,890	B	222,890
Total Assets	$-	$287,457		$287,457

Liabilities:
Acquisition note payable	$-	$285,870	C	$285,870
Tenant security deposit	-	1,587	A	1,587
Total Liabilities	-	287,457		287,457

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$287,457		$287,457

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6635 KIMBERLY MILL ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 6635 Kimberly Mill Road	Pro Forma Adjustments	Notes	Landa Series 6635 Kimberly Mill Road Pro Forma
Assets:
Cash & restricted cash	$-	$65,520	A	$65,520
Investments in single-family residential properties, net	-	264,938	B	264,938
Total Assets	$-	$330,458		$330,458

Liabilities:
Acquisition note payable	$-	$328,712	C	$328,712
Tenant security deposit	-	1,746	A	1,746
Total Liabilities	-	330,458		330,458

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$330,458		$330,458

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6653 BEDFORD ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 6653 Bedford Road	Pro Forma Adjustments	Notes	Landa Series 6653 Bedford Road Pro Forma
Assets:
Cash & restricted cash	$-	$64,811	A	$64,811
Investments in single-family residential properties, net	-	215,357	B	215,357
Total Assets	$-	$280,168		$280,168

Liabilities:
Acquisition note payable	$-	$278,623	C	$278,623
Tenant security deposit	-	1,545	A	1,545
Total Liabilities	-	280,168		280,168

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$280,168		$280,168

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6710 SUNSET HILLS BOULEVARD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 6710 Sunset Hills Boulevard	Pro Forma Adjustments	Notes	Landa Series 6710 Sunset Hills Boulevard Pro Forma
Assets:
Cash & restricted cash	$-	$63,123	A	$63,123
Investments in single-family residential properties, net	-	174,773	B	174,773
Total Assets	$-	$237,896		$237,896

Liabilities:
Acquisition note payable	$-	$236,846	C	$236,846
Tenant security deposit	-	1,050	A	1,050
Total Liabilities	-	237,896		237,896

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$237,896		$237,896

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6762 BENT CREEK DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 6762 Bent Creek Drive	Pro Forma Adjustments	Notes	Landa Series 6762 Bent Creek Drive Pro Forma
Assets:
Cash & restricted cash	$-	$64,273	A	$64,273
Investments in single-family residential properties, net	-	216,401	B	216,401
Total Assets	$-	$280,674		$280,674

Liabilities:
Acquisition note payable	$-	$279,258	C	$279,258
Tenant security deposit	-	1,416	A	1,416
Total Liabilities	-	280,674		280,674

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$280,674		$280,674

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 683 WOOD PATH COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 683 Wood Path Court	Pro Forma Adjustments	Notes	Landa Series 683 Wood Path Court Pro Forma
Assets:
Cash & restricted cash	$-	$49,554	A	$49,554
Investments in single-family residential properties, net	-	280,721	B	280,721
Total Assets	$-	$330,275		$330,275

Liabilities:
Acquisition note payable	$-	$328,475	C	$328,475
Tenant security deposit	-	1,800	A	1,800
Total Liabilities	-	330,275		330,275

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$330,275		$330,275

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 70 SHENANDOAH LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 70 Shenandoah Lane	Pro Forma Adjustments	Notes	Landa Series 70 Shenandoah Lane Pro Forma
Assets:
Cash & restricted cash	$-	$65,672	A	$65,672
Investments in single-family residential properties, net	-	271,847	B	271,847
Total Assets	$-	$337,519		$337,519

Liabilities:
Acquisition note payable	$-	$335,751	C	$335,751
Tenant security deposit	-	1,768	A	1,768
Total Liabilities	-	337,519		337,519

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$337,519		$337,519

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 709 GEORGETOWN COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 709 Georgetown Court	Pro Forma Adjustments	Notes	Landa Series 709 Georgetown Court Pro Forma
Assets:
Cash & restricted cash	$-	$64,476	A	$64,476
Investments in single-family residential properties, net	-	213,260	B	213,260
Total Assets	$-	$277,736		$277,736

Liabilities:
Acquisition note payable	$-	$276,058	C	$276,058
Tenant security deposit	-	1,678	A	1,678
Total Liabilities	-	277,736		277,736

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$277,736		$277,736

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 7107 GEIGER STREET NW

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 7107 Geiger Street NW	Pro Forma Adjustments	Notes	Landa Series 7107 Geiger Street NW Pro Forma
Assets:
Cash & restricted cash	$-	$61,729	A	$61,729
Investments in single-family residential properties, net	-	100,052	B	100,052
Total Assets	$-	$161,781		$161,781

Liabilities:
Acquisition note payable	$-	$160,714	C	$160,714
Tenant security deposit	-	1,067	A	1,067
Total Liabilities	-	161,781		161,781

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$161,781		$161,781

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 7205 LAKEVIEW DRIVE SW

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 7205 Lakeview Drive SW	Pro Forma Adjustments	Notes	Landa Series 7205 Lakeview Drive SW Pro Forma
Assets:
Cash & restricted cash	$-	$64,923	A	$64,923
Investments in single-family residential properties, net	-	229,212	B	229,212
Total Assets	$-	$294,135		$294,135

Liabilities:
Acquisition note payable	$-	$292,311	C	$292,311
Tenant security deposit	-	1,824	A	1,824
Total Liabilities	-	294,135		294,135

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$294,135		$294,135

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 750 GEORGETOWN COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 750 Georgetown Court	Pro Forma Adjustments	Notes	Landa Series 750 Georgetown Court Pro Forma
Assets:
Cash & restricted cash	$-	$63,004	A	$63,004
Investments in single-family residential properties, net	-	165,164	B	165,164
Total Assets	$-	$228,168		$228,168

Liabilities:
Acquisition note payable	$-	$227,055	C	$227,055
Tenant security deposit	-	1,113	A	1,113
Total Liabilities	-	228,168		228,168

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$228,168		$228,168

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 752 CHESTNUT DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 752 Chestnut Drive	Pro Forma Adjustments	Notes	Landa Series 752 Chestnut Drive Pro Forma
Assets:
Cash & restricted cash	$-	$62,250	A	$62,250
Investments in single-family residential properties, net	-	136,383	B	136,383
Total Assets	$-	$198,633		$198,633

Liabilities:
Acquisition note payable	$-	$197,731	C	$197,731
Tenant security deposit	-	902	A	902
Total Liabilities	-	198,633		198,633

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$198,633		$198,633

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 773 VILLA WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 773 Villa Way	Pro Forma Adjustments	Notes	Landa Series 773 Villa Way Pro Forma
Assets:
Cash & restricted cash	$-	$32,437	A	$32,437
Investments in single-family residential properties, net	-	88,385	B	88,385
Total Assets	$-	$120,822		$120,822

Liabilities:
Acquisition note payable	$-	$119,845	C	$119,845
Tenant security deposit	-	977	A	977
Total Liabilities	-	120,822		120,822

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$120,822		$120,822

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 7781 MOUNTAIN CREEK WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 7781 Mountain Creek Way	Pro Forma Adjustments	Notes	Landa Series 7781 Mountain Creek Way Pro Forma
Assets:
Cash & restricted cash	$-	$64,492	A	$64,492
Investments in single-family residential properties, net	-	237,818	B	237,818
Total Assets	$-	$302,310		$302,310

Liabilities:
Acquisition note payable	$-	$301,080	C	$301,080
Tenant security deposit	-	1,230	A	1,230
Total Liabilities	-	302,310		302,310

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$302,310		$302,310

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 7950 WOODLAKE DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 7950 Woodlake Drive	Pro Forma Adjustments	Notes	Landa Series 7950 Woodlake Drive Pro Forma
Assets:
Cash & restricted cash	$-	$63,644	A	$63,644
Investments in single-family residential properties, net	-	188,648	B	188,648
Total Assets	$-	$252,292		$252,292

Liabilities:
Acquisition note payable	$-	$250,982	C	$250,982
Tenant security deposit	-	1,310	A	1,310
Total Liabilities	-	252,292		252,292

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$252,292		$252,292

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 80 HIGH RIDGE ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 80 High Ridge Road	Pro Forma Adjustments	Notes	Landa Series 80 High Ridge Road Pro Forma
Assets:
Cash & restricted cash	$-	$64,631	A	$64,631
Investments in single-family residential properties, net	-	238,816	B	238,816
Total Assets	$-	$303,447		$303,447

Liabilities:
Acquisition note payable	$-	$302,097	C	$302,097
Tenant security deposit	-	1,350	A	1,350
Total Liabilities	-	303,447		303,447

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$303,447		$303,447

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 800 MILLS DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 800 Mills Drive	Pro Forma Adjustments	Notes	Landa Series 800 Mills Drive Pro Forma
Assets:
Cash & restricted cash	$-	$65,588	A	$65,588
Investments in single-family residential properties, net	-	272,914	B	272,914
Total Assets	$-	$338,502		$338,502

Liabilities:
Acquisition note payable	$-	$336,839	C	$336,839
Tenant security deposit	-	1,663	A	1,663
Total Liabilities	-	338,502		338,502

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$338,502		$338,502

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 808 HILLANDALE LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 808 Hillandale Lane	Pro Forma Adjustments	Notes	Landa Series 808 Hillandale Lane Pro Forma
Assets:
Cash & restricted cash	$-	$64,908	A	$64,908
Investments in single-family residential properties, net	-	221,772	B	221,772
Total Assets	$-	$286,680		$286,680

Liabilities:
Acquisition note payable	$-	$285,337	C	$285,337
Tenant security deposit	-	1,343	A	1,343
Total Liabilities	-	286,680		286,680

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$286,680		$286,680

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8110 DEVONSHIRE DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 8110 Devonshire Drive	Pro Forma Adjustments	Notes	Landa Series 8110 Devonshire Drive Pro Forma
Assets:
Cash & restricted cash	$-	$63,108	A	$63,108
Investments in single-family residential properties, net	-	151,331	B	151,331
Total Assets	$-	$214,439		$214,439

Liabilities:
Acquisition note payable	$-	$212,961	C	$212,961
Tenant security deposit	-	1,478	A	1,478
Total Liabilities	-	214,439		214,439

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$214,439		$214,439

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8121 SPILLERS DRIVE SW

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 8121 Spillers Drive SW	Pro Forma Adjustments	Notes	Landa Series 8121 Spillers Drive SW Pro Forma
Assets:
Cash & restricted cash	$-	$63,442	A	$63,442
Investments in single-family residential properties, net	-	182,723	B	182,723
Total Assets	$-	$246,165		$246,165

Liabilities:
Acquisition note payable	$-	$244,946	C	$244,946
Tenant security deposit	-	1,219	A	1,219
Total Liabilities	-	246,165		246,165

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$246,165		$246,165

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8233 CREEKLINE COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 8233 Creekline Court	Pro Forma Adjustments	Notes	Landa Series 8233 Creekline Court Pro Forma
Assets:
Cash & restricted cash	$-	$68,035	A	$68,035
Investments in single-family residential properties, net	-	226,617	B	226,617
Total Assets	$-	$294,652		$294,652

Liabilities:
Acquisition note payable	$-	$293,652	C	$293,652
Tenant security deposit	-	1,000	A	1,000
Total Liabilities	-	294,652		294,652

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$294,652		$294,652

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8302 STERLING LAKES DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 8302 Sterling Lakes Drive	Pro Forma Adjustments	Notes	Landa Series 8302 Sterling Lakes Drive Pro Forma
Assets:
Cash & restricted cash	$-	$64,917	A	$64,917
Investments in single-family residential properties, net	-	242,021	B	242,021
Total Assets	$-	$306,938		$306,938

Liabilities:
Acquisition note payable	$-	$305,362	C	$305,362
Tenant security deposit	-	1,576	A	1,576
Total Liabilities	-	306,938		306,938

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$306,938		$306,938

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 843 TRAMORE DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 843 Tramore Drive	Pro Forma Adjustments	Notes	Landa Series 843 Tramore Drive Pro Forma
Assets:
Cash & restricted cash	$-	$52,863	A	$52,863
Investments in single-family residential properties, net	-	144,226	B	144,226
Total Assets	$-	$197,089		$197,089

Liabilities:
Acquisition note payable	$-	$195,489	C	$195,489
Tenant security deposit	-	1,600	A	1,600
Total Liabilities	-	197,089		197,089

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$197,089		$197,089

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 85 KIRKLAND COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 85 Kirkland Court	Pro Forma Adjustments	Notes	Landa Series 85 Kirkland Court Pro Forma
Assets:
Cash & restricted cash	$-	$65,596	A	$65,596
Investments in single-family residential properties, net	-	267,636	B	267,636
Total Assets	$-	$333,232		$333,232

Liabilities:
Acquisition note payable	$-	$331,460	C	$331,460
Tenant security deposit	-	1,772	A	1,772
Total Liabilities	-	333,232		333,232

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$333,232		$333,232

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 85 THORN THICKET WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 85 Thorn Thicket Way	Pro Forma Adjustments	Notes	Landa Series 85 Thorn Thicket Way Pro Forma
Assets:
Cash & restricted cash	$-	$64,380	A	$64,380
Investments in single-family residential properties, net	-	231,411	B	231,411
Total Assets	$-	$295,791		$295,791

Liabilities:
Acquisition note payable	$-	$294,552	C	$294,552
Tenant security deposit	-	1,239	A	1,239
Total Liabilities	-	295,791		295,791

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$295,791		$295,791

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8658 ASHLEY WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 8658 Ashley Way	Pro Forma Adjustments	Notes	Landa Series 8658 Ashley Way Pro Forma
Assets:
Cash & restricted cash	$-	$63,156	A	$63,156
Investments in single-family residential properties, net	-	128,952	B	128,952
Total Assets	$-	$192,108		$192,108

Liabilities:
Acquisition note payable	$-	$190,908	C	$190,908
Tenant security deposit	-	1,200	A	1,200
Total Liabilities	-	192,108		192,108

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$192,108		$192,108

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8667 ASHLEY WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 8667 Ashley Way	Pro Forma Adjustments	Notes	Landa Series 8667 Ashley Way Pro Forma
Assets:
Cash & restricted cash	$-	$32,970	A	$32,970
Investments in single-family residential properties, net	-	104,867	B	104,867
Total Assets	$-	$137,837		$137,837

Liabilities:
Acquisition note payable	$-	$136,737	C	$136,737
Tenant security deposit	-	1,100	A	1,100
Total Liabilities	-	137,837		137,837

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$137,837		$137,837

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8671 ASHLEY WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 8671 Ashley Way	Pro Forma Adjustments	Notes	Landa Series 8671 Ashley Way Pro Forma
Assets:
Cash & restricted cash	$-	$68,310	A	$68,310
Investments in single-family residential properties, net	-	133,517	B	133,517
Total Assets	$-	$201,827		$201,827

Liabilities:
Acquisition note payable	$-	$200,777	C	$200,777
Tenant security deposit	-	1,050	A	1,050
Total Liabilities	-	201,827		201,827

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$201,827		$201,827

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8676 ASHLEY WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 8676 Ashley Way	Pro Forma Adjustments	Notes	Landa Series 8676 Ashley Way Pro Forma
Assets:
Cash & restricted cash	$-	$78,007	A	$78,007
Investments in single-family residential properties, net	-	128,727	B	128,727
Total Assets	$-	$206,734		$206,734

Liabilities:
Acquisition note payable	$-	$205,684	C	$205,684
Tenant security deposit	-	1,050	A	1,050
Total Liabilities	-	206,734		206,734

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$206,734		$206,734

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8691 ASHLEY WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 8691 Ashley Way	Pro Forma Adjustments	Notes	Landa Series 8691 Ashley Way Pro Forma
Assets:
Cash & restricted cash	$-	$62,390	A	$62,390
Investments in single-family residential properties, net	-	87,315	B	87,315
Total Assets	$-	$149,705		$149,705

Liabilities:
Acquisition note payable	$-	$148,555	C	$148,555
Tenant security deposit	-	1,150	A	1,150
Total Liabilities	-	149,705		149,705

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$149,705		$149,705

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8692 ASHLEY WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 8692 Ashley Way	Pro Forma Adjustments	Notes	Landa Series 8692 Ashley Way Pro Forma
Assets:
Cash & restricted cash	$-	$43,678	A	$43,678
Investments in single-family residential properties, net	-	103,331	B	103,331
Total Assets	$-	$147,009		$147,009

Liabilities:
Acquisition note payable	$-	$145,859	C	$145,859
Tenant security deposit	-	1,150	A	1,150
Total Liabilities	-	147,009		147,009

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$147,009		$147,009

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8693 ASHLEY WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 8693 Ashley Way	Pro Forma Adjustments	Notes	Landa Series 8693 Ashley Way Pro Forma
Assets:
Cash & restricted cash	$-	$94,172	A	$94,172
Investments in single-family residential properties, net	-	127,492	B	127,492
Total Assets	$-	$221,664		$221,664

Liabilities:
Acquisition note payable	$-	$220,464	C	$220,464
Tenant security deposit	-	1,200	A	1,200
Total Liabilities	-	221,664		221,664

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$221,664		$221,664

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8694 ASHLEY WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 8694 Ashley Way	Pro Forma Adjustments	Notes	Landa Series 8694 Ashley Way Pro Forma
Assets:
Cash & restricted cash	$-	$62,558	A	$62,558
Investments in single-family residential properties, net	-	139,588	B	139,588
Total Assets	$-	$202,146		$202,146

Liabilities:
Acquisition note payable	$-	$200,996	C	$200,996
Tenant security deposit	-	1,150	A	1,150
Total Liabilities	-	202,146		202,146

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$202,146		$202,146

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8697 ASHLEY WAY

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 8697 Ashley Way	Pro Forma Adjustments	Notes	Landa Series 8697 Ashley Way Pro Forma
Assets:
Cash & restricted cash	$-	$70,814	A	$70,814
Investments in single-family residential properties, net	-	148,595	B	148,595
Total Assets	$-	$219,409		$219,409

Liabilities:
Acquisition note payable	$-	$218,459	C	$218,459
Tenant security deposit	-	950	A	950
Total Liabilities	-	219,409		219,409

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$219,409		$219,409

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8819 LEAFWOOD COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 8819 Leafwood Court	Pro Forma Adjustments	Notes	Landa Series 8819 Leafwood Court Pro Forma
Assets:
Cash & restricted cash	$-	$64,497	A	$64,497
Investments in single-family residential properties, net	-	219,687	B	219,687
Total Assets	$-	$284,184		$284,184

Liabilities:
Acquisition note payable	$-	$282,606	C	$282,606
Tenant security deposit	-	1,578	A	1,578
Total Liabilities	-	284,184		284,184

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$284,184		$284,184

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8855 RUGBY COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 8855 Rugby Court	Pro Forma Adjustments	Notes	Landa Series 8855 Rugby Court Pro Forma
Assets:
Cash & restricted cash	$-	$62,920	A	$62,920
Investments in single-family residential properties, net	-	159,874	B	159,874
Total Assets	$-	$222,794		$222,794

Liabilities:
Acquisition note payable	$-	$221,665	C	$221,665
Tenant security deposit	-	1,129	A	1,129
Total Liabilities	-	222,794		222,794

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$222,794		$222,794

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 9020 STERLING RIDGE LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 9020 Sterling Ridge Lane	Pro Forma Adjustments	Notes	Landa Series 9020 Sterling Ridge Lane Pro Forma
Assets:
Cash & restricted cash	$-	$36,280	A	$36,280
Investments in single-family residential properties, net	-	202,025	B	202,025
Total Assets	$-	$238,305		$238,305

Liabilities:
Acquisition note payable	$-	$236,659	C	$236,659
Tenant security deposit	-	1,646	A	1,646
Total Liabilities	-	238,305		238,305

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$238,305		$238,305

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 9150 SPILLERS DRIVE SW

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 9150 Spillers Drive SW	Pro Forma Adjustments	Notes	Landa Series 9150 Spillers Drive SW Pro Forma
Assets:
Cash & restricted cash	$-	$63,364	A	$63,364
Investments in single-family residential properties, net	-	190,785	B	190,785
Total Assets	$-	$254,149		$254,149

Liabilities:
Acquisition note payable	$-	$253,159	C	$253,159
Tenant security deposit	-	990	A	990
Total Liabilities	-	254,149		254,149

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$254,149		$254,149

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 925 MOTE ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 925 Mote Road	Pro Forma Adjustments	Notes	Landa Series 925 Mote Road Pro Forma
Assets:
Cash & restricted cash	$-	$65,214	A	$65,214
Investments in single-family residential properties, net	-	248,369	B	248,369
Total Assets	$-	$313,583		$313,583

Liabilities:
Acquisition note payable	$-	$311,830	C	$311,830
Tenant security deposit	-	1,753	A	1,753
Total Liabilities	-	313,583		313,583

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$313,583		$313,583

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 9409 FOREST KNOLL DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 9409 Forest Knoll Drive	Pro Forma Adjustments	Notes	Landa Series 9409 Forest Knoll Drive Pro Forma
Assets:
Cash & restricted cash	$-	$65,168	A	$65,168
Investments in single-family residential properties, net	-	244,258	B	244,258
Total Assets	$-	$309,426		$309,426

Liabilities:
Acquisition note payable	$-	$307,642	C	$307,642
Tenant security deposit	-	1,784	A	1,784
Total Liabilities	-	309,426		309,426

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$309,426		$309,426

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 9434 CEDAR CREEK PLACE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 9434 Cedar Creek Place	Pro Forma Adjustments	Notes	Landa Series 9434 Cedar Creek Place Pro Forma
Assets:
Cash & restricted cash	$-	$65,431	A	$65,431
Investments in single-family residential properties, net	-	267,653	B	267,653
Total Assets	$-	$333,084		$333,084

Liabilities:
Acquisition note payable	$-	$331,780	C	$331,780
Tenant security deposit	-	1,304	A	1,304
Total Liabilities	-	333,084		333,084

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$333,084		$333,084

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 9597 PINTAIL TRAIL

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 9597 Pintail Trail	Pro Forma Adjustments	Notes	Landa Series 9597 Pintail Trail Pro Forma
Assets:
Cash & restricted cash	$-	$64,581	A	$64,581
Investments in single-family residential properties, net	-	237,829	B	237,829
Total Assets	$-	$302,410		$302,410

Liabilities:
Acquisition note payable	$-	$301,292	C	$301,292
Tenant security deposit	-	1,118	A	1,118
Total Liabilities	-	302,410		302,410

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$302,410		$302,410

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 974 LAUREL STREET

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 974 Laurel Street	Pro Forma Adjustments	Notes	Landa Series 974 Laurel Street Pro Forma
Assets:
Cash & restricted cash	$-	$65,308	A	$65,308
Investments in single-family residential properties, net	-	214,402	B	214,402
Total Assets	$-	$279,710		$279,710

Liabilities:
Acquisition note payable	$-	$278,299	C	$278,299
Tenant security deposit	-	1,411	A	1,411
Total Liabilities	-	279,710		279,710

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$279,710		$279,710

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1701 SUMMERWOODS LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1701 Summerwoods Lane	Pro Forma Adjustments	Notes	Landa Series 1701 Summerwoods Lane Pro Forma
Assets:
Cash & restricted cash	$-	$4,178	A	$4,178
Investments in single-family residential properties, net	-	169,225	B	169,225
Total Assets	$-	$173,403		$173,403

Liabilities:
Acquisition note payable	$-	$172,405	C	$172,405
Tenant security deposit	-	998	A	998
Total Liabilities	-	173,403		173,403

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$173,403		$173,403

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1741 PARK LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1741 Park Lane	Pro Forma Adjustments	Notes	Landa Series 1741 Park Lane Pro Forma
Assets:
Cash & restricted cash	$-	$4,361	A	$4,361
Investments in single-family residential properties, net	-	191,485	B	191,485
Total Assets	$-	$195,846		$195,846

Liabilities:
Acquisition note payable	$-	$195,085	C	$195,085
Tenant security deposit	-	761	A	761
Total Liabilities	-	195,846		195,846

Members’ equity	-	-		-
Total Liabilities and Equity	$-	$195,846		$195,846

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

Notes

A.	Reflects adjustments to cash and cash reserves and assumed tenant security deposits liability at closing of each property acquisition and acquisition note payable.
B.	Reflects adjustments related to the closing of property acquisitions, including the closing costs primarily consisting of the acquisition fees and property due diligence fee and the related building depreciation for the period presented.
C.	Reflects adjustments related to the acquisition note payable obtained to fund the property acquisitions.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

	Notes	Landa App LLC	Landa Series 10 Oak Wood Lane Pro Forma	Landa Series 10 Windridge Drive Pro Forma	Landa Series 1000 Fox Valley Trail Pro Forma	Landa Series 1007 Leeward Way Pro Forma	Landa Series 10119 Commons Way Pro Forma
Assets:
Cash & restricted cash	A	$-	$28,031	$63,829	$52,005	$64,528	$64,581
Investments in single-family residential properties, net	B	-	228,162	193,987	247,854	236,696	243,088
Total Assets		-	256,193	257,816	299,859	301,224	307,669

Liabilities:
Acquisition note payable	C	-	254,456	256,422	297,984	300,157	306,450
Tenant security deposit	A	-	1,737	1,394	1,875	1,067	1,219
Total Liabilities		-	256,193	257,816	299,859	301,224	307,669

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$-	$256,193	$257,816	$299,859	$301,224	$307,669

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 10121 Morris Drive SW Pro Forma	Landa Series 10183 Starr Street SW Pro Forma	Landa Series 103 Starlake Drive Pro Forma	Landa Series 104 Summerfield Drive Pro Forma	Landa Series 10433 Candlelight Road Pro Forma	Landa Series 105 Anne Street Pro Forma
Assets:
Cash & restricted cash	A	$64,501	$63,672	$65,281	$65,048	$64,982	$63,514
Investments in single-family residential properties, net	B	215,396	205,726	203,680	236,816	242,409	190,741
Total Assets		279,897	269,398	268,961	301,864	307,391	254,255

Liabilities:
Acquisition note payable	C	278,235	268,383	267,882	300,059	305,757	253,115
Tenant security deposit	A	1,662	1,015	1,079	1,805	1,634	1,140
Total Liabilities		279,897	269,398	268,961	301,864	307,391	254,255

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$279,897	$269,398	$268,961	$301,864	$307,391	$254,255

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 107 Oakwood Circle Pro Forma	Landa Series 109 Amberwood Lane Pro Forma	Landa Series 110 Shenandoah Drive Pro Forma	Landa Series 111 Fir Drive Pro Forma	Landa Series 1110 Parkview Drive Pro Forma	Landa Series 11187 Shannon Circle Pro Forma
Assets:
Cash & restricted cash	A	$62,616	$62,714	$64,622	$63,633	$63,852	$65,160
Investments in single-family residential properties, net	B	137,414	154,498	247,355	177,973	198,212	247,442
Total Assets		200,030	217,212	311,977	241,606	262,064	312,602

Liabilities:
Acquisition note payable	C	198,781	216,284	310,797	240,106	260,727	310,885
Tenant security deposit	A	1,249	928	1,180	1,500	1,337	1,717
Total Liabilities		200,030	217,212	311,977	241,606	262,064	312,602

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$200,030	$217,212	$311,977	$241,606	$262,064	$312,602

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 112 Ridge Street Pro Forma	Landa Series 11322 Michelle Way Pro Forma	Landa Series 114 Starlake Drive Pro Forma	Landa Series 11447 S Grove Drive Pro Forma	Landa Series 1147 Village Way Pro Forma	Landa Series 115 Lakeview Drive Pro Forma
Assets:
Cash & restricted cash	A	$64,615	$63,647	$63,680	$64,723	$64,909	$64,201
Investments in single-family residential properties, net	B	246,287	188,648	190,873	221,821	237,749	222,807
Total Assets		310,902	252,295	254,553	286,544	302,658	287,008

Liabilities:
Acquisition note payable	C	309,709	250,982	253,437	284,781	301,010	285,786
Tenant security deposit	A	1,193	1,313	1,116	1,763	1,648	1,222
Total Liabilities		310,902	252,295	254,553	286,544	302,658	287,008

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$310,902	$252,295	$254,553	$286,544	$302,658	$287,008

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 1160 Gable Terrace Pro Forma	Landa Series 1190 Kirkland Road Pro Forma	Landa Series 12 Mintz Street Pro Forma	Landa Series 120 Rosewood Drive Pro Forma	Landa Series 1201 Kilrush Drive Pro Forma	Landa Series 124 Libby Lane Pro Forma
Assets:
Cash & restricted cash	A	$64,652	$65,345	$64,075	$64,206	$69,913	$63,755
Investments in single-family residential properties, net	B	237,758	260,109	201,459	223,875	468,310	178,345
Total Assets		302,410	325,454	265,534	288,081	538,223	242,100

Liabilities:
Acquisition note payable	C	301,175	323,791	264,035	286,873	535,920	240,485
Tenant security deposit	A	1,235	1,663	1,499	1,208	2,303	1,615
Total Liabilities		302,410	325,454	265,534	288,081	538,223	242,100

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$302,410	$325,454	$265,534	$288,081	$538,223	$242,100

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 126 E Mimosa Drive Pro Forma	Landa Series 12641 Alcovy Road Pro Forma	Landa Series 1320 Winona Avenue Pro Forma	Landa Series 133 Dove Landing Pro Forma	Landa Series 137 Southern Shores Road Pro Forma	Landa Series 138 Sandalwood Circle Pro Forma
Assets:
Cash & restricted cash	A	$63,854	$64,921	$62,725	$62,903	$63,321	$28,839
Investments in single-family residential properties, net	B	194,015	244,100	159,020	165,166	178,132	226,511
Total Assets		257,869	309,021	221,745	228,069	241,453	255,350

Liabilities:
Acquisition note payable	C	256,451	307,481	220,795	227,058	240,268	253,616
Tenant security deposit	A	1,418	1,540	950	1,011	1,185	1,734
Total Liabilities		257,869	309,021	221,745	228,069	241,453	255,350

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$257,869	$309,021	$221,745	$228,069	$241,453	$255,350

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 140 High Ridge Road Pro Forma	Landa Series 141 Longstreet Circle Pro Forma	Landa Series 1443 Pebble Ridge Lane Pro Forma	Landa Series 1445 Maple Valley Court Pro Forma	Landa Series 146 Crystal Brook Pro Forma	Landa Series 1473 Brownleaf Drive Pro Forma
Assets:
Cash & restricted cash	A	$64,046	$65,004	$65,513	$62,610	$62,866	$64,511
Investments in single-family residential properties, net	B	222,805	267,578	256,005	139,230	150,584	219,669
Total Assets		286,851	332,582	321,518	201,840	213,450	284,180

Liabilities:
Acquisition note payable	C	285,784	331,402	319,610	200,632	212,200	282,588
Tenant security deposit	A	1,067	1,180	1,908	1,208	1,250	1,592
Total Liabilities		286,851	332,582	321,518	201,840	213,450	284,180

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$286,851	$332,582	$321,518	$201,840	$213,450	$284,180

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 1485 Bola Court Pro Forma	Landa Series 1490 Diplomat Drive Pro Forma	Landa Series 153 Cliffside Court Pro Forma	Landa Series 157 Wells Road Pro Forma	Landa Series 160 Chimney Ridge Trail Pro Forma	Landa Series 164 Longstreet Circle Pro Forma
Assets:
Cash & restricted cash	A	$64,080	$66,048	$62,112	$62,692	$64,493	$64,201
Investments in single-family residential properties, net	B	196,122	290,219	124,609	159,829	223,875	226,009
Total Assets		260,202	356,267	186,721	222,521	288,368	290,210

Liabilities:
Acquisition note payable	C	258,597	354,470	185,856	221,620	286,873	289,049
Tenant security deposit	A	1,605	1,797	865	901	1,495	1,161
Total Liabilities		260,202	356,267	186,721	222,521	288,368	290,210

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$260,202	$356,267	$186,721	$222,521	$288,368	$290,210

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 1666 W Poplar Street Pro Forma	Landa Series 168 Brookview Drive Pro Forma	Landa Series 1683 Spoonbill Road Pro Forma	Landa Series 1689 Viceroy Way Pro Forma	Landa Series 171 Davidson Drive Pro Forma	Landa Series 1768 Glen View Way Pro Forma
Assets:
Cash & restricted cash	A	$63,094	$28,726	$63,665	$64,333	$65,310	$65,578
Investments in single-family residential properties, net	B	169,434	104,630	182,245	217,745	239,832	186,677
Total Assets		232,528	133,356	245,910	282,078	305,142	252,255

Liabilities:
Acquisition note payable	C	231,406	132,243	244,459	280,628	303,132	250,620
Tenant security deposit	A	1,122	1,113	1,451	1,450	2,010	1,635
Total Liabilities		232,528	133,356	245,910	282,078	305,142	252,255

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$232,528	$133,356	$245,910	$282,078	$305,142	$252,255

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 181 Watercress Court Pro Forma	Landa Series 188 Timberline Road Pro Forma	Landa Series 189 Shenandoah Drive Pro Forma	Landa Series 1903 Old Concord Drive SE Pro Forma	Landa Series 195 Branchwood Drive Pro Forma	Landa Series 195 Fairclift Drive Pro Forma
Assets:
Cash & restricted cash	A	$64,527	$61,515	$63,777	$64,496	$65,265	$64,251
Investments in single-family residential properties, net	B	212,131	101,119	193,985	245,168	252,638	222,807
Total Assets		276,658	162,634	257,762	309,664	317,903	287,058

Liabilities:
Acquisition note payable	C	274,908	161,802	256,420	308,568	316,179	285,786
Tenant security deposit	A	1,750	832	1,342	1,096	1,724	1,272
Total Liabilities		276,658	162,634	257,762	309,664	317,903	287,058

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$276,658	$162,634	$257,762	$309,664	$317,903	$287,058

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 195 Hunters Trace Pro Forma	Landa Series 196 Montego Circle Pro Forma	Landa Series 20 Chimney Smoke Drive Pro Forma	Landa Series 204 N Main Court Pro Forma	Landa Series 2055 Grove Way Pro Forma	Landa Series 212 Fleeta Drive Pro Forma
Assets:
Cash & restricted cash	A	$85,015	$63,962	$64,691	$63,044	$63,981	$63,605
Investments in single-family residential properties, net	B	233,547	204,659	223,875	165,166	186,515	171,619
Total Assets		318,562	268,621	288,566	228,210	250,496	235,224

Liabilities:
Acquisition note payable	C	316,955	267,295	286,873	227,058	248,809	233,632
Tenant security deposit	A	1,607	1,326	1,693	1,152	1,687	1,592
Total Liabilities		318,562	268,621	288,566	228,210	250,496	235,224

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$318,562	$268,621	$288,566	$228,210	$250,496	$235,224

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 215 Central Lake Circle Pro Forma	Landa Series 217 Glenloch Court Pro Forma	Landa Series 2177 E Chester Circle SE Pro Forma	Landa Series 221 Lakeview Drive Pro Forma	Landa Series 2264 Chestnut Hill Circle Pro Forma	Landa Series 235 Lazy Hollow Lane Pro Forma
Assets:
Cash & restricted cash	A	$63,983	$65,086	$65,432	$64,352	$66,127	$64,782
Investments in single-family residential properties, net	B	204,615	245,220	249,468	234,549	314,602	235,639
Total Assets		268,598	310,306	314,900	298,901	380,729	300,421

Liabilities:
Acquisition note payable	C	267,251	308,621	312,950	297,749	379,313	299,259
Tenant security deposit	A	1,347	1,685	1,950	1,152	1,416	1,162
Total Liabilities		268,598	310,306	314,900	298,901	380,729	300,421

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$268,598	$310,306	$314,900	$298,901	$380,729	$300,421

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 2425 Cornell Circle Pro Forma	Landa Series 2443 Hodges Farm Road Pro Forma	Landa Series 25 Pleasant Valley Road Pro Forma	Landa Series 253 Marco Drive Pro Forma	Landa Series 255 Countryside Lane Pro Forma	Landa Series 258 Rocky Point Road Pro Forma
Assets:
Cash & restricted cash	A	$65,284	$63,452	$64,580	$63,275	$64,860	$64,678
Investments in single-family residential properties, net	B	267,640	183,313	220,670	170,764	231,347	251,624
Total Assets		332,924	246,765	285,250	234,039	296,207	316,302

Liabilities:
Acquisition note payable	C	331,464	245,546	283,609	232,761	294,486	315,147
Tenant security deposit	A	1,460	1,219	1,641	1,278	1,721	1,155
Total Liabilities		332,924	246,765	285,250	234,039	296,207	316,302

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$332,924	$246,765	$285,250	$234,039	$296,207	$316,302

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 263 Rocky Point Road Pro Forma	Landa Series 268 Brookview Drive Pro Forma	Landa Series 270 Mountain Lane Pro Forma	Landa Series 270 Mountain Way Pro Forma	Landa Series 270 Pleasant Hill Drive Pro Forma	Landa Series 2794 Norfair Loop Pro Forma
Assets:
Cash & restricted cash	A	$64,130	$62,436	$34,868	$64,832	$21,395	$63,397
Investments in single-family residential properties, net	B	216,403	127,232	258,528	224,942	253,436	171,571
Total Assets		280,533	189,668	293,396	289,774	274,831	234,968

Liabilities:
Acquisition note payable	C	279,261	188,408	291,683	287,961	273,208	233,583
Tenant security deposit	A	1,272	1,260	1,713	1,813	1,623	1,385
Total Liabilities		280,533	189,668	293,396	289,774	274,831	234,968

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$280,533	$189,668	$293,396	$289,774	$274,831	$234,968

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 2813 Vicksburg Court Pro Forma	Landa Series 2933 Coffer Drive Pro Forma	Landa Series 30 High Ridge Road Pro Forma	Landa Series 30 Roosevelt Road Pro Forma	Landa Series 3011 Raintree Drive SE Pro Forma
Assets:
Cash & restricted cash	A	$65,379	$64,304	$65,516	$64,583	$71,359
Investments in single-family residential properties, net	B	274,040	218,812	268,996	221,738	240,246
Total Assets		339,419	283,116	334,512	286,321	311,605

Liabilities:
Acquisition note payable	C	337,986	281,715	332,846	284,696	310,013
Tenant security deposit	A	1,433	1,401	1,666	1,625	1,592
Total Liabilities		339,419	283,116	334,512	286,321	311,605

Members’ equity		-	-	-	-	-
Total Liabilities and Equity		$339,419	$283,116	$334,512	$286,321	$311,605

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 304 Deerfield Drive Pro Forma	Landa Series 3043 Highway 81 S Pro Forma	Landa Series 313 Blue Heron Drive Pro Forma	Landa Series 3202 Chippewa Drive Pro Forma	Landa Series 35 Clay Court Pro Forma	Landa Series 350 Cadiz Lane S Pro Forma
Assets:
Cash & restricted cash	A	$70,391	$62,712	$65,100	$64,543	$38,483	$64,025
Investments in single-family residential properties, net	B	223,218	154,535	207,909	235,614	266,412	214,266
Total Assets		293,609	217,247	273,009	300,157	304,895	278,291

Liabilities:
Acquisition note payable	C	291,845	216,225	271,456	298,834	303,196	277,083
Tenant security deposit	A	1,764	1,022	1,553	1,323	1,699	1,208
Total Liabilities		293,609	217,247	273,009	300,157	304,895	278,291

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$293,609	$217,247	$273,009	$300,157	$304,895	$278,291

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 351 Wesley Park Drive Pro Forma	Landa Series 3603 Manhattan Drive Pro Forma	Landa Series 3667 Patti Parkway Pro Forma	Landa Series 404 Barberry Lane Pro Forma	Landa Series 412 Kendall Lane Pro Forma	Landa Series 416 Autumn Lake Court Pro Forma
Assets:
Cash & restricted cash	A	$64,036	$65,575	$66,338	$64,236	$64,418	$64,275
Investments in single-family residential properties, net	B	198,254	262,303	314,606	222,911	233,581	203,594
Total Assets		262,290	327,878	380,944	287,147	297,999	267,869

Liabilities:
Acquisition note payable	C	260,770	326,027	379,317	285,892	296,763	266,210
Tenant security deposit	A	1,520	1,851	1,627	1,255	1,236	1,659
Total Liabilities		262,290	327,878	380,944	287,147	297,999	267,869

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$262,290	$327,878	$380,944	$287,147	$297,999	$267,869

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 43 Darwin Drive Pro Forma	Landa Series 432 Manor Estates Drive Pro Forma	Landa Series 440 Freestone Drive Pro Forma	Landa Series 4447 Lake Breeze Drive Pro Forma	Landa Series 445 Independence Drive Pro Forma	Landa Series 449 Kara Lane Pro Forma
Assets:
Cash & restricted cash	A	$63,623	$65,003	$72,308	$65,333	$57,732	$31,212
Investments in single-family residential properties, net	B	189,715	250,666	260,574	278,314	242,777	235,963
Total Assets		253,338	315,669	332,882	343,647	300,509	267,175

Liabilities:
Acquisition note payable	C	252,069	314,170	331,496	342,340	298,780	265,401
Tenant security deposit	A	1,269	1,499	1,386	1,307	1,729	1,774
Total Liabilities		253,338	315,669	332,882	343,647	300,509	267,175

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$253,338	$315,669	$332,882	$343,647	$300,509	$267,175

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 45 Blue Jay Drive Pro Forma	Landa Series 45 Laurel Way Pro Forma	Landa Series 4702 Saint James Way Pro Forma	Landa Series 4732 Pinedale Drive Pro Forma	Landa Series 497 Highway 212 Pro Forma	Landa Series 5039 East Street Pro Forma
Assets:
Cash & restricted cash	A	$65,893	$65,659	$64,321	$63,147	$63,787	$62,740
Investments in single-family residential properties, net	B	288,984	276,116	204,667	172,686	216,354	145,953
Total Assets		354,877	341,775	268,988	235,833	280,141	208,693

Liabilities:
Acquisition note payable	C	353,211	340,100	267,452	234,719	279,211	207,482
Tenant security deposit	A	1,666	1,675	1,536	1,114	930	1,211
Total Liabilities		354,877	341,775	268,988	235,833	280,141	208,693

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$354,877	$341,775	$268,988	$235,833	$280,141	$208,693

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 5040 Huntshire Lane Pro Forma	Landa Series 513 Jarrett Court Pro Forma	Landa Series 5143 Pinecrest Drive SW Pro Forma	Landa Series 524 Sawmill Road Pro Forma	Landa Series 5329 Shirewick Lane Pro Forma
Assets:
Cash & restricted cash	A	$40,545	$64,716	$63,065	$47,382	$65,281
Investments in single-family residential properties, net	B	406,939	226,073	165,212	237,880	274,044
Total Assets		447,484	290,789	228,277	285,262	339,325

Liabilities:
Acquisition note payable	C	444,985	289,113	227,104	283,679	337,990
Tenant security deposit	A	2,499	1,676	1,173	1,583	1,335
Total Liabilities		447,484	290,789	228,277	285,262	339,325

Members’ equity		-	-	-	-	-
Total Liabilities and Equity		$447,484	$290,789	$228,277	$285,262	$339,325

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 540 Cowan Road Pro Forma	Landa Series 5411 Rocky Pine Drive Pro Forma	Landa Series 55 Myrtle Grove Lane Pro Forma	Landa Series 550 Cowan Road Pro Forma	Landa Series 5581 Fox Glen Circle Pro Forma
Assets:
Cash & restricted cash	A	$64,828	$64,644	$64,768	$54,680	$36,633
Investments in single-family residential properties, net	B	236,323	246,460	228,144	197,684	400,341
Total Assets		301,151	311,104	292,912	252,364	436,974

Liabilities:
Acquisition note payable	C	299,557	309,885	291,224	250,783	434,715
Tenant security deposit	A	1,594	1,219	1,688	1,581	2,259
Total Liabilities		301,151	311,104	292,912	252,364	436,974

Members’ equity		-	-	-	-	-
Total Liabilities and Equity		$301,151	$311,104	$292,912	$252,364	$436,974

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 565 Mountainview Drive Pro Forma	Landa Series 5737 Strathmoor Manor Circle Pro Forma	Landa Series 5801 Strathmoor Manor Circle Pro Forma	Landa Series 6104-6106 Oakwood Circle SW Pro Forma	Landa Series 6107 Shadow Glen Court Pro Forma	Landa Series 6111-6113 Pine Glen Circle SW Pro Forma
Assets:
Cash & restricted cash	A	$35,461	$63,434	$64,199	$63,938	$63,170	$68,400
Investments in single-family residential properties, net	B	249,495	191,852	200,389	185,454	151,331	390,389
Total Assets		284,956	255,286	264,588	249,392	214,501	458,789

Liabilities:
Acquisition note payable	C	283,236	254,247	262,945	247,852	212,961	456,530
Tenant security deposit	A	1,720	1,039	1,643	1,540	1,540	2,259
Total Liabilities		284,956	255,286	264,588	249,392	214,501	458,789

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$284,956	$255,286	$264,588	$249,392	$214,501	$458,789

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 6119 Pineneedle Drive SW Pro Forma	Landa Series 615 Barshay Drive Pro Forma	Landa Series 6168 Wheat Street NE Pro Forma	Landa Series 6178 Green Acres Drive SW Pro Forma	Landa Series 6386 Forester Way Pro Forma	Landa Series 6404 Walnut Way Pro Forma
Assets:
Cash & restricted cash	A	$62,507	$65,306	$62,777	$63,526	$65,041	$64,126
Investments in single-family residential properties, net	B	105,391	228,182	125,964	161,382	233,650	216,403
Total Assets		167,898	293,488	188,741	224,908	298,691	280,529

Liabilities:
Acquisition note payable	C	166,154	291,964	187,898	223,434	296,833	279,261
Tenant security deposit	A	1,744	1,524	843	1,474	1,858	1,268
Total Liabilities		167,898	293,488	188,741	224,908	298,691	280,529

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$167,898	$293,488	$188,741	$224,908	$298,691	$280,529

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 643 Sycamore Drive Pro Forma	Landa Series 65 Freedom Court Pro Forma	Landa Series 653 Georgetown Lane Pro Forma	Landa Series 6635 Kimberly Mill Road Pro Forma	Landa Series 6653 Bedford Road Pro Forma	Landa Series 6710 Sunset Hills Boulevard Pro Forma
Assets:
Cash & restricted cash	A	$63,935	$66,126	$64,567	$65,520	$64,811	$63,123
Investments in single-family residential properties, net	B	207,494	229,293	222,890	264,938	215,357	174,773
Total Assets		271,429	295,419	287,457	330,458	280,168	237,896

Liabilities:
Acquisition note payable	C	270,184	293,884	285,870	328,712	278,623	236,846
Tenant security deposit	A	1,245	1,535	1,587	1,746	1,545	1,050
Total Liabilities		271,429	295,419	287,457	330,458	280,168	237,896

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$271,429	$295,419	$287,457	$330,458	$280,168	$237,896

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 6762 Bent Creek Drive Pro Forma	Landa Series 683 Wood Path Court Pro Forma	Landa Series 70 Shenandoah Lane Pro Forma	Landa Series 709 Georgetown Court Pro Forma	Landa Series 7107 Geiger Street NW Pro Forma	Landa Series 7205 Lakeview Drive SW Pro Forma
Assets:
Cash & restricted cash	A	$64,273	$49,554	$65,672	$64,476	$61,729	$64,923
Investments in single-family residential properties, net	B	216,401	280,721	271,847	213,260	100,052	229,212
Total Assets		280,674	330,275	337,519	277,736	161,781	294,135

Liabilities:
Acquisition note payable	C	279,258	328,475	335,751	276,058	160,714	292,311
Tenant security deposit	A	1,416	1,800	1,768	1,678	1,067	1,824
Total Liabilities		280,674	330,275	337,519	277,736	161,781	294,135

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$280,674	$330,275	$337,519	$277,736	$161,781	$294,135

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 750 Georgetown Court Pro Forma	Landa Series 752 Chestnut Drive Pro Forma	Landa Series 773 Villa Way Pro Forma	Landa Series 7781 Mountain Creek Way Pro Forma	Landa Series 7950 Woodlake Drive Pro Forma	Landa Series 80 High Ridge Road Pro Forma
Assets:
Cash & restricted cash	A	$63,004	$62,250	$32,437	$64,492	$63,644	$64,631
Investments in single-family residential properties, net	B	165,164	136,383	88,385	237,818	188,648	238,816
Total Assets		228,168	198,633	120,822	302,310	252,292	303,447

Liabilities:
Acquisition note payable	C	227,055	197,731	119,845	301,080	250,982	302,097
Tenant security deposit	A	1,113	902	977	1,230	1,310	1,350
Total Liabilities		228,168	198,633	120,822	302,310	252,292	303,447

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$228,168	$198,633	$120,822	$302,310	$252,292	$303,447

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 800 Mills Drive Pro Forma	Landa Series 808 Hillandale Lane Pro Forma	Landa Series 8110 Devonshire Drive Pro Forma	Landa Series 8121 Spillers Drive SW Pro Forma	Landa Series 8233 Creekline Court Pro Forma	Landa Series 8302 Sterling Lakes Drive Pro Forma
Assets:
Cash & restricted cash	A	$65,588	$64,908	$63,108	$63,442	$68,035	$64,917
Investments in single-family residential properties, net	B	272,914	221,772	151,331	182,723	226,617	242,021
Total Assets		338,502	286,680	214,439	246,165	294,652	306,938

Liabilities:
Acquisition note payable	C	336,839	285,337	212,961	244,946	293,652	305,362
Tenant security deposit	A	1,663	1,343	1,478	1,219	1,000	1,576
Total Liabilities		338,502	286,680	214,439	246,165	294,652	306,938

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$338,502	$286,680	$214,439	$246,165	$294,652	$306,938

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 843 Tramore Drive Pro Forma	Landa Series 85 Kirkland Court Pro Forma	Landa Series 85 Thorn Thicket Way Pro Forma	Landa Series 8658 Ashley Way Pro Forma	Landa Series 8667 Ashley Way Pro Forma
Assets:
Cash & restricted cash	A	$52,863	$65,596	$64,380	$63,156	$32,970
Investments in single-family residential properties, net	B	144,226	267,636	231,411	128,952	104,867
Total Assets		197,089	333,232	295,791	192,108	137,837

Liabilities:
Acquisition note payable	C	195,489	331,460	294,552	190,908	136,737
Tenant security deposit	A	1,600	1,772	1,239	1,200	1,100
Total Liabilities		197,089	333,232	295,791	192,108	137,837

Members’ equity		-	-	-	-	-
Total Liabilities and Equity		$197,089	$333,232	$295,791	$192,108	$137,837

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 8671 Ashley Way Pro Forma	Landa Series 8676 Ashley Way Pro Forma	Landa Series 8691 Ashley Way Pro Forma	Landa Series 8692 Ashley Way Pro Forma	Landa Series 8693 Ashley Way Pro Forma	Landa Series 8694 Ashley Way Pro Forma
Assets:
Cash & restricted cash	A	$68,310	$78,007	$62,390	$43,678	$94,172	$62,558
Investments in single-family residential properties, net	B	133,517	128,727	87,315	103,331	127,492	139,588
Total Assets		201,827	206,734	149,705	147,009	221,664	202,146

Liabilities:
Acquisition note payable	C	200,777	205,684	148,555	145,859	220,464	200,996
Tenant security deposit	A	1,050	1,050	1,150	1,150	1,200	1,150
Total Liabilities		201,827	206,734	149,705	147,009	221,664	202,146

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$201,827	$206,734	$149,705	$147,009	$221,664	$202,146

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 8697 Ashley Way Pro Forma	Landa Series 8819 Leafwood Court Pro Forma	Landa Series 8855 Rugby Court Pro Forma	Landa Series 9020 Sterling Ridge Lane Pro Forma	Landa Series 9150 Spillers Drive SW Pro Forma	Landa Series 925 Mote Road Pro Forma
Assets:
Cash & restricted cash	A	$70,814	$64,497	$62,920	$36,280	$63,364	$65,214
Investments in single-family residential properties, net	B	148,595	219,687	159,874	202,025	190,785	248,369
Total Assets		219,409	284,184	222,794	238,305	254,149	313,583

Liabilities:
Acquisition note payable	C	218,459	282,606	221,665	236,659	253,159	311,830
Tenant security deposit	A	950	1,578	1,129	1,646	990	1,753
Total Liabilities		219,409	284,184	222,794	238,305	254,149	313,583

Members’ equity		-	-	-	-	-	-
Total Liabilities and Equity		$219,409	$284,184	$222,794	$238,305	$254,149	$313,583

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 9409 Forest Knoll Drive Pro Forma	Landa Series 9434 Cedar Creek Place Pro Forma	Landa Series 9597 Pintail Trail Pro Forma	Landa Series 974 Laurel Street Pro Forma	Landa Series 1701 Summerwoods Lane Pro Forma
Assets:
Cash & restricted cash	A	$65,168	$65,431	$64,581	$65,308	$4,178
Investments in single-family residential properties, net	B	244,258	267,653	237,829	214,402	169,225
Total Assets		309,426	333,084	302,410	279,710	173,403

Liabilities:
Acquisition note payable	C	307,642	331,780	301,292	278,299	172,405
Tenant security deposit	A	1,784	1,304	1,118	1,411	998
Total Liabilities		309,426	333,084	302,410	279,710	173,403

Members’ equity		-	-	-	-	-
Total Liabilities and Equity		$309,426	$333,084	$302,410	$279,710	$173,403

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 1741 Park Lane Pro Forma	Total Pro Forma Condensed Combined Balance Sheets
Assets:
Cash & restricted cash	A	$4,361	$11,114,632
Investments in single-family residential properties, net	B	191,485	38,557,188
Total Assets		195,846	49,671,820

Liabilities:
Acquisition note payable	C	195,085	49,414,437
Tenant security deposit	A	761	257,383
Total Liabilities		195,846	49,671,820

Members’ equity		-	-
Total Liabilities and Equity		$195,846	$49,671,820

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

	Notes	Total Pro Forma Condensed Combined Balance Sheets	Landa Series 115 Sardis Street	Landa Series 1394 Oakview Circle	Landa Series 1701 Summerwoods Lane	Landa Series 1741 Park Lane	Landa Series 209 Timber Wolf Trail
Assets:
Cash & restricted cash	A	11,114,632	$5,750	$3,500	$39,580	$23,008	$6,316
Escrow		-	-	852	-	-	461
Due from related party		-	-	6,022	-	-	5,876
Investments in single-family residential properties, net	B	38,557,188	107,314	74,043	-	-	111,319
Total Assets		49,671,820	113,064	84,417	39,580	23,008	123,972

Liabilities:
Due to related party		-	564	-	25,356	8,512	-
Other liabilities		-	764	2,550	14,224	14,496	1,369
Acquisition note payable	C	49,414,437	117,304	-	-	-	58,077
Mortgage payable		-	-	44,015	-	-	61,750
Tenant security deposit	A	257,383	-	500	-	-	775
Total Liabilities		49,671,820	118,632	47,065	39,580	23,008	121,971

Members’ equity		-	(5,568)	37,352	-	-	2,001
Total Liabilities and Equity		49,671,820	$113,064	$84,417	$39,580	$23,008	$123,972

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 2505 Oak Circle	Landa Series 271 Timber Wolf Trail	Landa Series 29 Holly Grove Road	Landa Series 1703 Summerwoods Lane	Landa Series 1712 Summerwoods Lane	Landa Series 1743 Summerwoods Lane
Assets:
Cash & restricted cash	A	$8,536	$7,100	$4,881	$3,462	$48,596	$3,705
Escrow		595	579	726	1,186	1,193	1,183
Due from related party		-	3,181	1,562	1,597	-	-
Investments in single-family residential properties, net	B	98,611	119,909	93,031	109,896	109,896	109,896
Total Assets		107,742	130,769	100,200	116,141	159,685	114,784

Liabilities:
Due to related party		10,433	-	-	-	46,392	776
Other liabilities		1,002	7,675	1,261	998	-	-
Acquisition note payable	C	21,770	61,012	15,945	-	-	-
Mortgage payable		76,700	62,400	84,500	77,925	67,535	77,925
Tenant security deposit	A	1,250	950	600	950	875	975
Total Liabilities		111,155	132,037	102,306	79,873	114,802	79,676

Members’ equity		(3,413)	(1,268)	(2,106)	36,268	44,883	35,108
Total Liabilities and Equity		$107,742	$130,769	$100,200	$116,141	$159,685	$114,784

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 1750 Summerwoods Lane	Landa Series 4267 High Park Lane	Landa Series 4474 Highwood Park Drive	Landa Series 8569 Creekwood Way	Landa Series 9439 Lakeview Road	Landa Series 10167 Port Royal Court
Assets:
Cash & restricted cash	A	$2,717	$49,972	$7,126	$5,321	$57,953	$1,847
Escrow		1,259	794	1,061	623	1,196	1,121
Due from related party		-	-	-		-	872
Investments in single-family residential properties, net	B	109,896	146,793	132,077	80,568	175,070	106,902
Total Assets		113,872	197,559	140,264	86,512	234,219	110,742

Liabilities:
Due to related party		164	47,108	4,664	3,099	57,719	-
Other liabilities		-	-	-	-	100	-
Acquisition note payable	C	-	-	-	-	-	-
Mortgage payable		77,925	104,250	93,750	49,400	124,425	82,500
Tenant security deposit	A	875	1,207	1,125	835	1,207	1,050
Total Liabilities		78,964	152,565	99,539	53,334	183,451	83,550

Members’ equity		34,908	44,994	40,725	33,178	50,768	27,192
Total Liabilities and Equity		$113,872	$197,559	$140,264	$86,512	$234,219	$110,742

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 1246 Elgin Way	Landa Series 1910 Grove Way	Landa Series 593 Country Lane Drive	Landa Series 6436 Stone Terrace	Landa Series 6440 Woodstone Terrace	Landa Series 6848 Sandy Creek Drive
Assets:
Cash & restricted cash	A	$2,663	$12,753	$1,653	$1,093	$2,420	$1,660
Escrow		1,354	1,159	1,262	756	546	273
Due from related party		751	-	534	1,063	-	195
Investments in single-family residential properties, net	B	129,068	101,067	92,639	58,467	62,590	83,490
Total Assets		133,836	114,979	96,088	61,379	65,556	85,618

Liabilities:
Due to related party		-	19,658	-	-	4,913	-
Other liabilities		-	15	-	-	220	-
Acquisition note payable	C	-	-	-	-	-	-
Mortgage payable		95,250	82,500	71,250	45,000	46,500	64,500
Tenant security deposit	A	1,150	1,250	971	1,000	1,100	1,025
Total Liabilities		96,400	103,423	72,221	46,000	52,733	65,525

Members’ equity		37,436	11,556	23,867	15,379	12,823	20,093
Total Liabilities and Equity		$133,836	$114,979	$96,088	$61,379	$65,556	$85,618

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 687 Utoy Court	Landa Series 729 Winter Lane	Landa Series 7349 Exeter Court	Landa Series 8645 Embrey Drive	Landa Series 8780 Churchill Place	Landa Series 8796 Parliament Place
Assets:
Cash & restricted cash	A	$2,671	$317	$1,961	$1,945	$3,573	$32,905
Escrow		904	1,075	1,171	1,073	1,197	1,099
Due from related party		-	-	819	930	-	-
Investments in single-family residential properties, net	B	111,573	109,928	106,948	114,929	128,134	106,176
Total Assets		115,148	111,320	110,899	118,877	132,904	140,180

Liabilities:
Due to related party		3,533	578	-	-	42	30,198
Other liabilities		-	-	-	-	-	-
Acquisition note payable	C	-	-	-	-	-	-
Mortgage payable		82,500	82,500	71,500	84,750	94,500	78,750
Tenant security deposit	A	975	1,060	1,060	1,103	1,260	1,050
Total Liabilities		87,008	84,138	72,560	85,853	95,802	109,998

Members’ equity		28,140	27,182	38,339	33,024	37,102	30,182
Total Liabilities and Equity		$115,148	$111,320	$110,899	$118,877	$132,904	$140,180

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 8641 Ashley Way	Landa Series 8651 Ashley Way	Landa Series 8652 Ashley Way	Landa Series 8653 Ashley Way	Landa Series 8654 Ashley Way	Landa Series 8655 Ashley Way
Assets:
Cash & restricted cash	A	$42,100	$5,370	$30,860	$5,451	$5,925	$44,779
Escrow		1,006	854	907	847	913	859
Due from related party		-	782	-	5,209	999	-
Investments in single-family residential properties, net	B	137,647	115,093	127,982	114,020	127,981	119,399
Total Assets		180,753	122,099	159,749	125,527	135,818	165,037

Liabilities:
Due to related party		49,033	-	59,438	-	-	60,212
Other liabilities		-	-	-	-	-	-
Acquisition note payable	C	-	-	-	-	-	-
Mortgage payable		96,357	80,424	76,700	68,250	89,529	71,500
Tenant security deposit	A	975	800	925	925	1,050	950
Total Liabilities		146,365	81,224	137,063	69,175	90,579	132,662

Members’ equity		34,388	40,875	22,686	56,352	45,239	32,375
Total Liabilities and Equity		$180,753	$122,099	$159,749	$125,527	$135,818	$165,037

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 8659 Ashley Way	Landa Series 8662 Ashley Way	Landa Series 8668 Ashley Way	Landa Series 8670 Ashley Way	Landa Series 8674 Ashley Way	Landa Series 8675 Ashley Way
Assets:
Cash & restricted cash	A	$27,098	$41,028	$22,530	$16,528	$6,192	$48,907
Escrow		890	914	1,072	1,003	927	856
Due from related party		-	-	-		722	-
Investments in single-family residential properties, net	B	136,584	132,288	141,956	149,474	126,919	124,770
Total Assets		164,572	174,230	165,558	167,005	134,760	174,533

Liabilities:
Due to related party		65,240	55,101	59,307	63,859	-	44,496
Other liabilities		-	-	-	-	-	-
Acquisition note payable	C	-	-	-	-	-	-
Mortgage payable		81,900	84,500	99,392	94,250	87,750	87,253
Tenant security deposit	A	900	975	1,025	1,000	1,110	950
Total Liabilities		148,040	140,576	159,724	159,109	88,860	132,699

Members’ equity		16,532	33,654	5,834	7,896	45,900	41,834
Total Liabilities and Equity		$164,572	$174,230	$165,558	$167,005	$134,760	$174,533

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 8677 Ashley Way	Landa Series 8678 Ashley Way	Landa Series 8679 Ashley Way	Landa Series 8683 Ashley Way	Total Combining Balance Sheets per 1-SA	Total Pro Forma Condensed Combined Balance Sheets and Total Combining Balance Sheets per 1-SA
Assets:
Cash & restricted cash	A	$48,032	$18,749	$6,819	$11,992	$727,344	$11,841,976
Escrow		823	1,090	1,008	879	39,546	39,546
Due from related party			-	5	-	31,119	31,119
Investments in single-family residential properties, net	B	117,251	158,067	126,919	116,177	4,962,757	43,519,945
Total Assets		166,106	177,906	134,751	129,048	5,760,766	55,432,586

Liabilities:
Due to related party		41,447	64,713	-	278	826,833	826,833
Other liabilities		-	-	-	-	44,674	44,674
Acquisition note payable	C	-	-	-	-	274,108	49,688,545
Mortgage payable		81,942	104,000	88,770	81,183	3,358,200	3,358,200
Tenant security deposit	A	1,050	925	1,000	975	41,713	299,096
Total Liabilities		124,439	169,638	89,770	82,436	4,545,528	54,217,348

Members’ equity		41,667	8,268	44,981	46,612	1,215,238	1,215,238
Total Liabilities and Equity		$166,106	$177,906	$134,751	$129,048	$5,760,766	$55,432,586

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

Notes

A.	Reflects adjustments to cash and cash reserves and assumed tenant security deposits liability at closing of each property acquisition and acquisition note payable.

B.	Reflects adjustments related to the closing of property acquisitions, including the closing costs primarily consisting of the acquisition fees and property due diligence fee and the related building depreciation for the period presented.

C.	Reflects adjustments related to the acquisition note payable obtained to fund the property acquisitions.

LANDA SERIES 10 OAK WOOD LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 10 Oak Wood Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 10 Oak Wood Lane Pro Forma
Rental income	$-	$1,219	$-		$1,219

Expenses
Real estate taxes	-	624	-		624
Homeowners association fees	-	-	-		-
Insurance expense	-	281	-		281
Repairs & maintenance	-	144	-		144
Other expenses	-	245	-		245
Management fee	-	-	834	E	834
Depreciation expense	-	-	3,734	B	3,734
Interest expense	-	-	5,725	C	5,725
Total Expenses	-	1,294	10,293		11,587

Net income (loss) before provision for income tax	-	(75)	(10,293)		(10,368)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(75)	$(10,293)		$(10,368)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 10 WINDRIDGE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 10 Windridge Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 10 Windridge Drive Pro Forma
Rental income	$-	$7,707	$-		$7,707

Expenses
Real estate taxes	-	684	-		684
Homeowners association fees	-	-	-		-
Insurance expense	-	242	-		242
Repairs & maintenance	-	198	-		198
Other expenses	-	-	-		-
Management fee	-	-	669	E	669
Depreciation expense	-	-	3,174	B	3,174
Interest expense	-	-	5,769	C	5,769
Total Expenses	-	1,124	9,612		10,736

Net income (loss) before provision for income tax	-	6,583	(9,612)		(3,029)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,583	$(9,612)		$(3,029)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1000 FOX VALLEY TRAIL

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1000 Fox Valley Trail	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1000 Fox Valley Trail Pro Forma
Rental income	$-	$1,500	$-		$1,500

Expenses
Real estate taxes	-	1,430	-		1,430
Homeowners association fees	-	-	-		-
Insurance expense	-	301	-		301
Repairs & maintenance	-	-	-		-
Other expenses	-	287	-		287
Management fee	-	-	900	E	900
Depreciation expense	-	-	4,056	B	4,056
Interest expense	-	-	6,705	C	6,705
Total Expenses	-	2,018	11,661		13,679

Net income (loss) before provision for income tax	-	(518)	(11,661)		(12,179)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(518)	$(11,661)		$(12,179)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1007 LEEWARD WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1007 Leeward Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1007 Leeward Way Pro Forma
Rental income	$-	$6,402	$-		$6,402

Expenses
Real estate taxes	-	964	-		964
Homeowners association fees	-	-	-		-
Insurance expense	-	288	-		288
Repairs & maintenance	-	1,600	-		1,600
Other expenses	-	-	-		-
Management fee	-	-	512	E	512
Depreciation expense	-	-	3,873	B	3,873
Interest expense	-	-	6,754	C	6,754
Total Expenses	-	2,852	11,139		13,991

Net income (loss) before provision for income tax	-	3,550	(11,139)		(7,589)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$3,550	$(11,139)		$(7,589)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 10119 COMMONS WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 10119 Commons Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 10119 Commons Way Pro Forma
Rental income	$-	$7,314	$-		$7,314

Expenses
Real estate taxes	-	1,128	-		1,128
Homeowners association fees	-	-	-		-
Insurance expense	-	295	-		295
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	585	E	585
Depreciation expense	-	-	3,978	B	3,978
Interest expense	-	-	6,895	C	6,895
Total Expenses	-	1,423	11,458		12,881

Net income (loss) before provision for income tax	-	5,891	(11,458)		(5,567)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,891	$(11,458)		$(5,567)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 10121 MORRIS DRIVE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 10121 Morris Drive SW	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 10121 Morris Drive SW Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	513	-		513
Homeowners association fees	-	-	-		-
Insurance expense	-	96	-		96
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	798	E	798
Depreciation expense	-	-	3,525	B	3,525
Interest expense	-	-	6,260	C	6,260
Total Expenses	-	609	10,583		11,192

Net income (loss) before provision for income tax	-	(609)	(10,583)		(11,192)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(609)	$(10,583)		$(11,192)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 10183 STARR STREET SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 10183 Starr Street SW	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 10183 Starr Street SW Pro Forma
Rental income	$-	$6,090	$-		$6,090

Expenses
Real estate taxes	-	522	-		522
Homeowners association fees	-	-	-		-
Insurance expense	-	245	-		245
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	487	E	487
Depreciation expense	-	-	3,366	B	3,366
Interest expense	-	-	6,039	C	6,039
Total Expenses	-	767	9,892		10,659

Net income (loss) before provision for income tax	-	5,323	(9,892)		(4,569)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,323	$(9,892)		$(4,569)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 103 STARLAKE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 103 Starlake Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 103 Starlake Drive Pro Forma
Rental income	$-	$6,474	$-		$6,474

Expenses
Real estate taxes	-	746	-		746
Homeowners association fees	-	-	-		-
Insurance expense	-	239	-		239
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	518	E	518
Depreciation expense	-	-	3,333	B	3,333
Interest expense	-	-	6,027	C	6,027
Total Expenses	-	985	9,878		10,863

Net income (loss) before provision for income tax	-	5,489	(9,878)		(4,389)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,489	$(9,878)		$(4,389)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 104 SUMMERFIELD DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 104 Summerfield Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 104 Summerfield Drive Pro Forma
Rental income	$-	$2,332	$-		$2,332

Expenses
Real estate taxes	-	1,141	-		1,141
Homeowners association fees	-	-	-		-
Insurance expense	-	288	-		288
Repairs & maintenance	-	-	-		-
Other expenses	-	231	-		231
Management fee	-	-	866	E	866
Depreciation expense	-	-	3,875	B	3,875
Interest expense	-	-	6,751	C	6,751
Total Expenses	-	1,660	11,492		13,152

Net income (loss) before provision for income tax	-	672	(11,492)		(10,820)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$672	$(11,492)		$(10,820)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 10433 CANDLELIGHT ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 10433 Candlelight Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 10433 Candlelight Road Pro Forma
Rental income	$-	$10,294	$-		$10,294

Expenses
Real estate taxes	-	1,024	-		1,024
Homeowners association fees	-	-	-		-
Insurance expense	-	243	-		243
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	784	E	784
Depreciation expense	-	-	3,967	B	3,967
Interest expense	-	-	6,880	C	6,880
Total Expenses	-	1,267	11,631		12,898

Net income (loss) before provision for income tax	-	9,027	(11,631)		(2,604)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$9,027	$(11,631)		$(2,604)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 105 ANNE STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 105 Anne Street	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 105 Anne Street Pro Forma
Rental income	$-	$6,840	$-		$6,840

Expenses
Real estate taxes	-	484	-		484
Homeowners association fees	-	-	-		-
Insurance expense	-	238	-		238
Repairs & maintenance	-	5,569	-		5,569
Other expenses	-	-	-		-
Management fee	-	-	547	E	547
Depreciation expense	-	-	3,121	B	3,121
Interest expense	-	-	5,695	C	5,695
Total Expenses	-	6,291	9,363		15,654

Net income (loss) before provision for income tax	-	549	(9,363)		(8,814)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$549	$(9,363)		$(8,814)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 107 OAKWOOD CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 107 Oakwood Circle	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 107 Oakwood Circle Pro Forma
Rental income	$-	$6,372	$-		$6,372

Expenses
Real estate taxes	-	405	-		405
Homeowners association fees	-	-	-		-
Insurance expense	-	180	-		180
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	600	E	600
Depreciation expense	-	-	2,249	B	2,249
Interest expense	-	-	4,473	C	4,473
Total Expenses	-	585	7,322		7,907

Net income (loss) before provision for income tax	-	5,787	(7,322)		(1,535)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,787	$(7,322)		$(1,535)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 109 AMBERWOOD LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 109 Amberwood Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 109 Amberwood Lane Pro Forma
Rental income	$-	$5,568	$-		$5,568

Expenses
Real estate taxes	-	488	-		488
Homeowners association fees	-	-	-		-
Insurance expense	-	199	-		199
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	445	E	445
Depreciation expense	-	-	2,528	B	2,528
Interest expense	-	-	4,866	C	4,866
Total Expenses	-	687	7,839		8,526

Net income (loss) before provision for income tax	-	4,881	(7,839)		(2,958)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,881	$(7,839)		$(2,958)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 110 SHENANDOAH DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 110 Shenandoah Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 110 Shenandoah Drive Pro Forma
Rental income	$-	$7,198	$-		$7,198

Expenses
Real estate taxes	-	799	-		799
Homeowners association fees	-	-	-		-
Insurance expense	-	260	-		260
Repairs & maintenance	-	1,284	-		1,284
Other expenses	-	-	-		-
Management fee	-	-	566	E	566
Depreciation expense	-	-	4,048	B	4,048
Interest expense	-	-	6,993	C	6,993
Total Expenses	-	2,343	11,607		13,950

Net income (loss) before provision for income tax	-	4,855	(11,607)		(6,752)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,855	$(11,607)		$(6,752)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 111 FIR DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 111 Fir Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 111 Fir Drive Pro Forma
Rental income	$-	$3,924	$-		$3,924

Expenses
Real estate taxes	-	743	-		743
Homeowners association fees	-	-	-		-
Insurance expense	-	204	-		204
Repairs & maintenance	-	-	-		-
Other expenses	-	200	-		200
Management fee	-	-	720	E	720
Depreciation expense	-	-	2,912	B	2,912
Interest expense	-	-	5,402	C	5,402
Total Expenses	-	1,147	9,034		10,181

Net income (loss) before provision for income tax	-	2,777	(9,034)		(6,257)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$2,777	$(9,034)		$(6,257)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1110 PARKVIEW DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1110 Parkview Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1110 Parkview Drive Pro Forma
Rental income	$-	$1,856	$-		$1,856

Expenses
Real estate taxes	-	435	-		435
Homeowners association fees	-	-	-		-
Insurance expense	-	246	-		246
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	642	E	642
Depreciation expense	-	-	3,243	B	3,243
Interest expense	-	-	5,866	C	5,866
Total Expenses	-	681	9,751		10,432

Net income (loss) before provision for income tax	-	1,175	(9,751)		(8,576)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$1,175	$(9,751)		$(8,576)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 11187 SHANNON CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 11187 Shannon Circle	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 11187 Shannon Circle Pro Forma
Rental income	$-	$8,908	$-		$8,908

Expenses
Real estate taxes	-	859	-		859
Homeowners association fees	-	-	-		-
Insurance expense	-	300	-		300
Repairs & maintenance	-	75	-		75
Other expenses	-	-	-		-
Management fee	-	-	824	E	824
Depreciation expense	-	-	4,049	B	4,049
Interest expense	-	-	6,995	C	6,995
Total Expenses	-	1,234	11,868		13,102

Net income (loss) before provision for income tax	-	7,674	(11,868)		(4,194)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$7,674	$(11,868)		$(4,194)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 112 RIDGE STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 112 Ridge Street	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 112 Ridge Street Pro Forma
Rental income	$-	$7,277	$-		$7,277

Expenses
Real estate taxes	-	1,105	-		1,105
Homeowners association fees	-	-	-		-
Insurance expense	-	259	-		259
Repairs & maintenance	-	1,360	-		1,360
Other expenses	-	-	-		-
Management fee	-	-	573	E	573
Depreciation expense	-	-	4,030	B	4,030
Interest expense	-	-	6,968	C	6,968
Total Expenses	-	2,724	11,571		14,295

Net income (loss) before provision for income tax	-	4,553	(11,571)		(7,018)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,553	$(11,571)		$(7,018)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 11322 MICHELLE WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 11322 Michelle Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 11322 Michelle Way Pro Forma
Rental income	$-	$7,125	$-		$7,125

Expenses
Real estate taxes	-	952	-		952
Homeowners association fees	-	240	-		240
Insurance expense	-	197	-		197
Repairs & maintenance	-	188	-		188
Other expenses	-	-	-		-
Management fee	-	-	630	E	630
Depreciation expense	-	-	3,087	B	3,087
Interest expense	-	-	5,647	C	5,647
Total Expenses	-	1,577	9,364		10,941

Net income (loss) before provision for income tax	-	5,548	(9,364)		(3,816)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,548	$(9,364)		$(3,816)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 114 STARLAKE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 114 Starlake Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 114 Starlake Drive Pro Forma
Rental income	$-	$6,919	$-		$6,919

Expenses
Real estate taxes	-	738	-		738
Homeowners association fees	-	-	-		-
Insurance expense	-	238	-		238
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	536	E	536
Depreciation expense	-	-	3,123	B	3,123
Interest expense	-	-	5,702	C	5,702
Total Expenses	-	976	9,361		10,337

Net income (loss) before provision for income tax	-	5,943	(9,361)		(3,418)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,943	$(9,361)		$(3,418)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 11447 S GROVE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 11447 S Grove Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 11447 S Grove Drive Pro Forma
Rental income	$-	$9,268	$-		$9,268

Expenses
Real estate taxes	-	1,023	-		1,023
Homeowners association fees	-	225	-		225
Insurance expense	-	272	-		272
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	846	E	846
Depreciation expense	-	-	3,630	B	3,630
Interest expense	-	-	6,408	C	6,408
Total Expenses	-	1,520	10,884		12,404

Net income (loss) before provision for income tax	-	7,748	(10,884)		(3,136)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$7,748	$(10,884)		$(3,136)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1147 VILLAGE WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1147 Village Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1147 Village Way Pro Forma
Rental income	$-	$4,995	$-		$4,995

Expenses
Real estate taxes	-	1,792	-		1,792
Homeowners association fees	-	1,266	-		1,266
Insurance expense	-	194	-		194
Repairs & maintenance	-	81	-		81
Other expenses	-	-	-		-
Management fee	-	-	791	E	791
Depreciation expense	-	-	3,890	B	3,890
Interest expense	-	-	6,773	C	6,773
Total Expenses	-	3,333	11,454		14,787

Net income (loss) before provision for income tax	-	1,662	(11,454)		(9,792)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$1,662	$(11,454)		$(9,792)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 115 LAKEVIEW DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 115 Lakeview Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 115 Lakeview Drive Pro Forma
Rental income	$-	$7,332	$-		$7,332

Expenses
Real estate taxes	-	1,091	-		1,091
Homeowners association fees	-	-	-		-
Insurance expense	-	273	-		273
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	587	E	587
Depreciation expense	-	-	3,646	B	3,646
Interest expense	-	-	6,430	C	6,430
Total Expenses	-	1,364	10,663		12,027

Net income (loss) before provision for income tax	-	5,968	(10,663)		(4,695)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,968	$(10,663)		$(4,695)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1160 GABLE TERRACE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1160 Gable Terrace	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1160 Gable Terrace Pro Forma
Rental income	$-	$7,410	$-		$7,410

Expenses
Real estate taxes	-	1,349	-		1,349
Homeowners association fees	-	75	-		75
Insurance expense	-	285	-		285
Repairs & maintenance	-	955	-		955
Other expenses	-	-	-		-
Management fee	-	-	593	E	593
Depreciation expense	-	-	3,891	B	3,891
Interest expense	-	-	6,776	C	6,776
Total Expenses	-	2,664	11,260		13,924

Net income (loss) before provision for income tax	-	4,746	(11,260)		(6,514)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,746	$(11,260)		$(6,514)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1190 KIRKLAND ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1190 Kirkland Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1190 Kirkland Road Pro Forma
Rental income	$-	$8,970	$-		$8,970

Expenses
Real estate taxes	-	691	-		691
Homeowners association fees	-	-	-		-
Insurance expense	-	314	-		314
Repairs & maintenance	-	287	-		287
Other expenses	-	-	-		-
Management fee	-	-	798	E	798
Depreciation expense	-	-	4,256	B	4,256
Interest expense	-	-	7,285	C	7,285
Total Expenses	-	1,292	12,339		13,631

Net income (loss) before provision for income tax	-	7,678	(12,339)		(4,661)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$7,678	$(12,339)		$(4,661)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 12 MINTZ STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 12 Mintz Street	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 12 Mintz Street Pro Forma
Rental income	$-	$7,266	$-		$7,266

Expenses
Real estate taxes	-	807	-		807
Homeowners association fees	-	-	-		-
Insurance expense	-	250	-		250
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	720	E	720
Depreciation expense	-	-	3,297	B	3,297
Interest expense	-	-	5,941	C	5,941
Total Expenses	-	1,057	9,958		11,015

Net income (loss) before provision for income tax	-	6,209	(9,958)		(3,749)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,209	$(9,958)		$(3,749)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 120 ROSEWOOD DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 120 Rosewood Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 120 Rosewood Drive Pro Forma
Rental income	$-	$7,248	$-		$7,248

Expenses
Real estate taxes	-	1,076	-		1,076
Homeowners association fees	-	-	-		-
Insurance expense	-	274	-		274
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	580	E	580
Depreciation expense	-	-	3,663	B	3,663
Interest expense	-	-	6,455	C	6,455
Total Expenses	-	1,350	10,698		12,048

Net income (loss) before provision for income tax	-	5,898	(10,698)		(4,800)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,898	$(10,698)		$(4,800)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1201 KILRUSH DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1201 Kilrush Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1201 Kilrush Drive Pro Forma
Rental income	$-	$13,818	$-		$13,818

Expenses
Real estate taxes	-	1,598	-		1,598
Homeowners association fees	-	-	-		-
Insurance expense	-	499	-		499
Repairs & maintenance	-	725	-		725
Other expenses	-	-	-		-
Management fee	-	-	1,105	E	1,105
Depreciation expense	-	-	7,663	B	7,663
Interest expense	-	-	12,058	C	12,058
Total Expenses	-	2,822	20,826		23,648

Net income (loss) before provision for income tax	-	10,996	(20,826)		(9,830)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$10,996	$(20,826)		$(9,830)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 124 LIBBY LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 124 Libby Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 124 Libby Lane Pro Forma
Rental income	$-	$3,255	$-		$3,255

Expenses
Real estate taxes	-	572	-		572
Homeowners association fees	-	-	-		-
Insurance expense	-	197	-		197
Repairs & maintenance	-	565	-		565
Other expenses	-	137	-		137
Management fee	-	-	775	E	775
Depreciation expense	-	-	2,918	B	2,918
Interest expense	-	-	5,411	C	5,411
Total Expenses	-	1,471	9,104		10,575

Net income (loss) before provision for income tax	-	1,784	(9,104)		(7,320)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$1,784	$(9,104)		$(7,320)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 126 E MIMOSA DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 126 E Mimosa Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 126 E Mimosa Drive Pro Forma
Rental income	$-	$1,990	$-		$1,990

Expenses
Real estate taxes	-	621	-		621
Homeowners association fees	-	-	-		-
Insurance expense	-	242	-		242
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	681	E	681
Depreciation expense	-	-	3,175	B	3,175
Interest expense	-	-	5,770	C	5,770
Total Expenses	-	863	9,626		10,489

Net income (loss) before provision for income tax	-	1,127	(9,626)		(8,499)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$1,127	$(9,626)		$(8,499)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 12641 ALCOVY ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 12641 Alcovy Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 12641 Alcovy Road Pro Forma
Rental income	$-	$8,360	$-		$8,360

Expenses
Real estate taxes	-	736	-		736
Homeowners association fees	-	-	-		-
Insurance expense	-	296	-		296
Repairs & maintenance	-	46	-		46
Other expenses	-	-	-		-
Management fee	-	-	739	E	739
Depreciation expense	-	-	3,994	B	3,994
Interest expense	-	-	6,918	C	6,918
Total Expenses	-	1,078	11,651		12,729

Net income (loss) before provision for income tax	-	7,282	(11,651)		(4,369)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$7,282	$(11,651)		$(4,369)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1320 WINONA AVENUE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1320 Winona Avenue	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1320 Winona Avenue Pro Forma
Rental income	$-	$5,700	$-		$5,700

Expenses
Real estate taxes	-	326	-		326
Homeowners association fees	-	-	-		-
Insurance expense	-	204	-		204
Repairs & maintenance	-	240	-		240
Other expenses	-	-	-		-
Management fee	-	-	456	E	456
Depreciation expense	-	-	2,602	B	2,602
Interest expense	-	-	4,968	C	4,968
Total Expenses	-	770	8,026		8,796

Net income (loss) before provision for income tax	-	4,930	(8,026)		(3,096)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,930	$(8,026)		$(3,096)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 133 DOVE LANDING

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 133 Dove Landing	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 133 Dove Landing Pro Forma
Rental income	$-	$3,631	$-		$3,631

Expenses
Real estate taxes	-	513	-		513
Homeowners association fees	-	-	-		-
Insurance expense	-	210	-		210
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	485	E	485
Depreciation expense	-	-	2,703	B	2,703
Interest expense	-	-	5,109	C	5,109
Total Expenses	-	723	8,297		9,020

Net income (loss) before provision for income tax	-	2,908	(8,297)		(5,389)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$2,908	$(8,297)		$(5,389)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 137 SOUTHERN SHORES ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 137 Southern Shores Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 137 Southern Shores Road Pro Forma
Rental income	$-	$6,500	$-		$6,500

Expenses
Real estate taxes	-	683	-		683
Homeowners association fees	-	-	-		-
Insurance expense	-	197	-		197
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	569	E	569
Depreciation expense	-	-	2,915	B	2,915
Interest expense	-	-	5,406	C	5,406
Total Expenses	-	880	8,890		9,770

Net income (loss) before provision for income tax	-	5,620	(8,890)		(3,270)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,620	$(8,890)		$(3,270)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 138 SANDALWOOD CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 138 Sandalwood Circle	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 138 Sandalwood Circle Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	612	-		612
Homeowners association fees	-	630	-		630
Insurance expense	-	169	-		169
Repairs & maintenance	-	19,429	-		19,429
Other expenses	-	299	-		299
Management fee	-	-	832	E	832
Depreciation expense	-	-	3,707	B	3,707
Interest expense	-	-	5,706	C	5,706
Total Expenses	-	21,139	10,245		31,384

Net income (loss) before provision for income tax	-	(21,139)	(10,245)		(31,384)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(21,139)	$(10,245)		$(31,384)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 140 HIGH RIDGE ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 140 High Ridge Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 140 High Ridge Road Pro Forma
Rental income	$-	$6,402	$-		$6,402

Expenses
Real estate taxes	-	758	-		758
Homeowners association fees	-	-	-		-
Insurance expense	-	242	-		242
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	512	E	512
Depreciation expense	-	-	3,646	B	3,646
Interest expense	-	-	6,430	C	6,430
Total Expenses	-	1,000	10,588		11,588

Net income (loss) before provision for income tax	-	5,402	(10,588)		(5,186)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,402	$(10,588)		$(5,186)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 141 LONGSTREET CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 141 Longstreet Circle	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 141 Longstreet Circle Pro Forma
Rental income	$-	$7,552	$-		$7,552

Expenses
Real estate taxes	-	755	-		755
Homeowners association fees	-	-	-		-
Insurance expense	-	321	-		321
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	566	E	566
Depreciation expense	-	-	4,379	B	4,379
Interest expense	-	-	7,457	C	7,457
Total Expenses	-	1,076	12,402		13,478

Net income (loss) before provision for income tax	-	6,476	(12,402)		(5,926)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,476	$(12,402)		$(5,926)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1443 PEBBLE RIDGE LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1443 Pebble Ridge Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1443 Pebble Ridge Lane Pro Forma
Rental income	$-	$4,672	$-		$4,672

Expenses
Real estate taxes	-	1,020	-		1,020
Homeowners association fees	-	-	-		-
Insurance expense	-	309	-		309
Repairs & maintenance	-	82	-		82
Other expenses	-	-	-		-
Management fee	-	-	916	E	916
Depreciation expense	-	-	4,189	B	4,189
Interest expense	-	-	7,191	C	7,191
Total Expenses	-	1,411	12,296		13,707

Net income (loss) before provision for income tax	-	3,261	(12,296)		(9,035)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$3,261	$(12,296)		$(9,035)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1445 MAPLE VALLEY COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1445 Maple Valley Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1445 Maple Valley Court Pro Forma
Rental income	$-	$7,050	$-		$7,050

Expenses
Real estate taxes	-	932	-		932
Homeowners association fees	-	180	-		180
Insurance expense	-	226	-		226
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	580	E	580
Depreciation expense	-	-	2,278	B	2,278
Interest expense	-	-	4,514	C	4,514
Total Expenses	-	1,338	7,372		8,710

Net income (loss) before provision for income tax	-	5,712	(7,372)		(1,660)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,712	$(7,372)		$(1,660)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 146 CRYSTAL BROOK

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 146 Crystal Brook	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 146 Crystal Brook Pro Forma
Rental income	$-	$6,792	$-		$6,792

Expenses
Real estate taxes	-	829	-		829
Homeowners association fees	-	-	-		-
Insurance expense	-	171	-		171
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	600	E	600
Depreciation expense	-	-	2,464	B	2,464
Interest expense	-	-	4,775	C	4,775
Total Expenses	-	1,000	7,839		8,839

Net income (loss) before provision for income tax	-	5,792	(7,839)		(2,047)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,792	$(7,839)		$(2,047)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1473 BROWNLEAF DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1473 Brownleaf Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1473 Brownleaf Drive Pro Forma
Rental income	$-	$7,164	$-		$7,164

Expenses
Real estate taxes	-	921	-		921
Homeowners association fees	-	-	-		-
Insurance expense	-	269	-		269
Repairs & maintenance	-	55	-		55
Other expenses	-	-	-		-
Management fee	-	-	764	E	764
Depreciation expense	-	-	3,595	B	3,595
Interest expense	-	-	6,358	C	6,358
Total Expenses	-	1,245	10,717		11,962

Net income (loss) before provision for income tax	-	5,919	(10,717)		(4,798)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,919	$(10,717)		$(4,798)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1485 BOLA COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1485 Bola Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1485 Bola Court Pro Forma
Rental income	$-	$8,480	$-		$8,480

Expenses
Real estate taxes	-	674	-		674
Homeowners association fees	-	-	-		-
Insurance expense	-	244	-		244
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	770	E	770
Depreciation expense	-	-	3,209	B	3,209
Interest expense	-	-	5,818	C	5,818
Total Expenses	-	918	9,797		10,715

Net income (loss) before provision for income tax	-	7,562	(9,797)		(2,235)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$7,562	$(9,797)		$(2,235)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1490 DIPLOMAT DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1490 Diplomat Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1490 Diplomat Drive Pro Forma
Rental income	$-	$3,585	$-		$3,585

Expenses
Real estate taxes	-	1,409	-		1,409
Homeowners association fees	-	-	-		-
Insurance expense	-	346	-		346
Repairs & maintenance	-	-	-		-
Other expenses	-	82	-		82
Management fee	-	-	863	E	863
Depreciation expense	-	-	4,749	B	4,749
Interest expense	-	-	7,976	C	7,976
Total Expenses	-	1,837	13,588		15,425

Net income (loss) before provision for income tax	-	1,748	(13,588)		(11,840)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$1,748	$(13,588)		$(11,840)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 153 CLIFFSIDE COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 153 Cliffside Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 153 Cliffside Court Pro Forma
Rental income	$-	$5,190	$-		$5,190

Expenses
Real estate taxes	-	602	-		602
Homeowners association fees	-	-	-		-
Insurance expense	-	135	-		135
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	415	E	415
Depreciation expense	-	-	2,039	B	2,039
Interest expense	-	-	4,182	C	4,182
Total Expenses	-	737	6,636		7,373

Net income (loss) before provision for income tax	-	4,453	(6,636)		(2,183)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,453	$(6,636)		$(2,183)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 157 WELLS ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 157 Wells Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 157 Wells Road Pro Forma
Rental income	$-	$5,406	$-		$5,406

Expenses
Real estate taxes	-	657	-		657
Homeowners association fees	-	-	-		-
Insurance expense	-	205	-		205
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	432	E	432
Depreciation expense	-	-	2,615	B	2,615
Interest expense	-	-	4,986	C	4,986
Total Expenses	-	862	8,033		8,895

Net income (loss) before provision for income tax	-	4,544	(8,033)		(3,489)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,544	$(8,033)		$(3,489)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 160 CHIMNEY RIDGE TRAIL

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 160 Chimney Ridge Trail	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 160 Chimney Ridge Trail Pro Forma
Rental income	$-	$8,970	$-		$8,970

Expenses
Real estate taxes	-	1,061	-		1,061
Homeowners association fees	-	-	-		-
Insurance expense	-	274	-		274
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	718	E	718
Depreciation expense	-	-	3,663	B	3,663
Interest expense	-	-	6,455	C	6,455
Total Expenses	-	1,335	10,836		12,171

Net income (loss) before provision for income tax	-	7,635	(10,836)		(3,201)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$7,635	$(10,836)		$(3,201)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 164 LONGSTREET CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 164 Longstreet Circle	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 164 Longstreet Circle Pro Forma
Rental income	$-	$6,966	$-		$6,966

Expenses
Real estate taxes	-	907	-		907
Homeowners association fees	-	-	-		-
Insurance expense	-	276	-		276
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	557	E	557
Depreciation expense	-	-	3,698	B	3,698
Interest expense	-	-	6,504	C	6,504
Total Expenses	-	1,183	10,759		11,942

Net income (loss) before provision for income tax	-	5,783	(10,759)		(4,976)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,783	$(10,759)		$(4,976)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1666 W POPLAR STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1666 W Poplar Street	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1666 W Poplar Street Pro Forma
Rental income	$-	$6,732	$-		$6,732

Expenses
Real estate taxes	-	460	-		460
Homeowners association fees	-	-	-		-
Insurance expense	-	188	-		188
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	539	E	539
Depreciation expense	-	-	2,773	B	2,773
Interest expense	-	-	5,207	C	5,207
Total Expenses	-	648	8,519		9,167

Net income (loss) before provision for income tax	-	6,084	(8,519)		(2,435)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,084	$(8,519)		$(2,435)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 168 BROOKVIEW DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 168 Brookview Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 168 Brookview Drive Pro Forma
Rental income	$-	$3,878	$-		$3,878

Expenses
Real estate taxes	-	814	-		814
Homeowners association fees	-	300	-		300
Insurance expense	-	206	-		206
Repairs & maintenance	-	21,817	-		21,817
Other expenses	-	287	-		287
Management fee	-	-	534	E	534
Depreciation expense	-	-	1,712	B	1,712
Interest expense	-	-	2,975	C	2,975
Total Expenses	-	23,424	5,221		28,645

Net income (loss) before provision for income tax	-	(19,546)	(5,221)		(24,767)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(19,546)	$(5,221)		$(24,767)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1683 SPOONBILL ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1683 Spoonbill Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1683 Spoonbill Road Pro Forma
Rental income	$-	$1,800	$-		$1,800

Expenses
Real estate taxes	-	694	-		694
Homeowners association fees	-	-	-		-
Insurance expense	-	229	-		229
Repairs & maintenance	-	535	-		535
Other expenses	-	-	-		-
Management fee	-	-	696	E	696
Depreciation expense	-	-	2,982	B	2,982
Interest expense	-	-	5,500	C	5,500
Total Expenses	-	1,458	9,178		10,636

Net income (loss) before provision for income tax	-	342	(9,178)		(8,836)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$342	$(9,178)		$(8,836)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1689 VICEROY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1689 Viceroy Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1689 Viceroy Way Pro Forma
Rental income	$-	$8,222	$-		$8,222

Expenses
Real estate taxes	-	1,672	-		1,672
Homeowners association fees	-	-	-		-
Insurance expense	-	260	-		260
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	696	E	696
Depreciation expense	-	-	3,563	B	3,563
Interest expense	-	-	6,314	C	6,314
Total Expenses	-	1,932	10,573		12,505

Net income (loss) before provision for income tax	-	6,290	(10,573)		(4,283)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,290	$(10,573)		$(4,283)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 171 DAVIDSON DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 171 Davidson Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 171 Davidson Drive Pro Forma
Rental income	$-	$2,308	$-		$2,308

Expenses
Real estate taxes	-	845	-		845
Homeowners association fees	-	-	-		-
Insurance expense	-	291	-		291
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	965	E	965
Depreciation expense	-	-	3,925	B	3,925
Interest expense	-	-	6,820	C	6,820
Total Expenses	-	1,136	11,710		12,846

Net income (loss) before provision for income tax	-	1,172	(11,710)		(10,538)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$1,172	$(11,710)		$(10,538)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1768 GLEN VIEW WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1768 Glen View Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1768 Glen View Way Pro Forma
Rental income	$-	$5,610	$-		$5,610

Expenses
Real estate taxes	-	879	-		879
Homeowners association fees	-	210	-		210
Insurance expense	-	234	-		234
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	785	E	785
Depreciation expense	-	-	3,055	B	3,055
Interest expense	-	-	5,639	C	5,639
Total Expenses	-	1,323	9,479		10,802

Net income (loss) before provision for income tax	-	4,287	(9,479)		(5,192)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,287	$(9,479)		$(5,192)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 181 WATERCRESS COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 181 Watercress Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 181 Watercress Court Pro Forma
Rental income	$-	$5,375	$-		$5,375

Expenses
Real estate taxes	-	903	-		903
Homeowners association fees	-	130	-		130
Insurance expense	-	186	-		186
Repairs & maintenance	-	135	-		135
Other expenses	-	299	-		299
Management fee	-	-	840	E	840
Depreciation expense	-	-	3,471	B	3,471
Interest expense	-	-	6,185	C	6,185
Total Expenses	-	1,653	10,496		12,149

Net income (loss) before provision for income tax	-	3,722	(10,496)		(6,774)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$3,722	$(10,496)		$(6,774)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 188 TIMBERLINE ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 188 Timberline Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 188 Timberline Road Pro Forma
Rental income	$-	$5,158	$-		$5,158

Expenses
Real estate taxes	-	183	-		183
Homeowners association fees	-	-	-		-
Insurance expense	-	154	-		154
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	399	E	399
Depreciation expense	-	-	1,655	B	1,655
Interest expense	-	-	3,641	C	3,641
Total Expenses	-	337	5,695		6,032

Net income (loss) before provision for income tax	-	4,821	(5,695)		(874)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,821	$(5,695)		$(874)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 189 SHENANDOAH DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 189 Shenandoah Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 189 Shenandoah Drive Pro Forma
Rental income	$-	$7,384	$-		$7,384

Expenses
Real estate taxes	-	860	-		860
Homeowners association fees	-	-	-		-
Insurance expense	-	209	-		209
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	644	E	644
Depreciation expense	-	-	3,174	B	3,174
Interest expense	-	-	5,769	C	5,769
Total Expenses	-	1,069	9,587		10,656

Net income (loss) before provision for income tax	-	6,315	(9,587)		(3,272)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,315	$(9,587)		$(3,272)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1903 OLD CONCORD DRIVE SE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1903 Old Concord Drive SE	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1903 Old Concord Drive SE Pro Forma
Rental income	$-	$6,576	$-		$6,576

Expenses
Real estate taxes	-	647	-		647
Homeowners association fees	-	-	-		-
Insurance expense	-	297	-		297
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	526	E	526
Depreciation expense	-	-	4,012	B	4,012
Interest expense	-	-	6,943	C	6,943
Total Expenses	-	944	11,481		12,425

Net income (loss) before provision for income tax	-	5,632	(11,481)		(5,849)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,632	$(11,481)		$(5,849)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 195 BRANCHWOOD DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 195 Branchwood Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 195 Branchwood Drive Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	789	-		789
Homeowners association fees	-	-	-		-
Insurance expense	-	305	-		305
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	828	E	828
Depreciation expense	-	-	4,134	B	4,134
Interest expense	-	-	7,114	C	7,114
Total Expenses	-	1,094	12,076		13,170

Net income (loss) before provision for income tax	-	(1,094)	(12,076)		(13,170)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(1,094)	$(12,076)		$(13,170)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 195 FAIRCLIFT DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 195 Fairclift Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 195 Fairclift Drive Pro Forma
Rental income	$-	$7,632	$-		$7,632

Expenses
Real estate taxes	-	615	-		615
Homeowners association fees	-	-	-		-
Insurance expense	-	273	-		273
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	611	E	611
Depreciation expense	-	-	3,646	B	3,646
Interest expense	-	-	6,430	C	6,430
Total Expenses	-	888	10,687		11,575

Net income (loss) before provision for income tax	-	6,744	(10,687)		(3,943)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,744	$(10,687)		$(3,943)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 195 HUNTERS TRACE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 195 Hunters Trace	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 195 Hunters Trace Pro Forma
Rental income	$-	$3,316	$-		$3,316

Expenses
Real estate taxes	-	814	-		814
Homeowners association fees	-	-	-		-
Insurance expense	-	246	-		246
Repairs & maintenance	-	18,315	-		18,315
Other expenses	-	314	-		314
Management fee	-	-	771	E	771
Depreciation expense	-	-	3,822	B	3,822
Interest expense	-	-	7,131	C	7,131
Total Expenses	-	19,689	11,724		31,413

Net income (loss) before provision for income tax	-	(16,373)	(11,724)		(28,097)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(16,373)	$(11,724)		$(28,097)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 196 MONTEGO CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 196 Montego Circle	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 196 Montego Circle Pro Forma
Rental income	$-	$7,956	$-		$7,956

Expenses
Real estate taxes	-	795	-		795
Homeowners association fees	-	-	-		-
Insurance expense	-	225	-		225
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	636	E	636
Depreciation expense	-	-	3,349	B	3,349
Interest expense	-	-	6,014	C	6,014
Total Expenses	-	1,020	9,999		11,019

Net income (loss) before provision for income tax	-	6,936	(9,999)		(3,063)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,936	$(9,999)		$(3,063)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 20 CHIMNEY SMOKE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 20 Chimney Smoke Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 20 Chimney Smoke Drive Pro Forma
Rental income	$-	$8,658	$-		$8,658

Expenses
Real estate taxes	-	1,145	-		1,145
Homeowners association fees	-	-	-		-
Insurance expense	-	274	-		274
Repairs & maintenance	-	2,396	-		2,396
Other expenses	-	-	-		-
Management fee	-	-	813	E	813
Depreciation expense	-	-	3,663	B	3,663
Interest expense	-	-	6,455	C	6,455
Total Expenses	-	3,815	10,931		14,746

Net income (loss) before provision for income tax	-	4,843	(10,931)		(6,088)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,843	$(10,931)		$(6,088)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 204 N MAIN COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 204 N Main Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 204 N Main Court Pro Forma
Rental income	$-	$6,912	$-		$6,912

Expenses
Real estate taxes	-	939	-		939
Homeowners association fees	-	-	-		-
Insurance expense	-	210	-		210
Repairs & maintenance	-	687	-		687
Other expenses	-	-	-		-
Management fee	-	-	553	E	553
Depreciation expense	-	-	2,703	B	2,703
Interest expense	-	-	5,109	C	5,109
Total Expenses	-	1,836	8,365		10,201

Net income (loss) before provision for income tax	-	5,076	(8,365)		(3,289)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,076	$(8,365)		$(3,289)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2055 GROVE WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 2055 Grove Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 2055 Grove Way Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	972	-		972
Homeowners association fees	-	225	-		225
Insurance expense	-	234	-		234
Repairs & maintenance	-	106	-		106
Other expenses	-	299	-		299
Management fee	-	-	810	E	810
Depreciation expense	-	-	3,052	B	3,052
Interest expense	-	-	5,598	C	5,598
Total Expenses	-	1,836	9,460		11,296

Net income (loss) before provision for income tax	-	(1,836)	(9,460)		(11,296)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(1,836)	$(9,460)		$(11,296)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 212 FLEETA DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 212 Fleeta Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 212 Fleeta Drive Pro Forma
Rental income	$-	$8,718	$-		$8,718

Expenses
Real estate taxes	-	690	-		690
Homeowners association fees	-	-	-		-
Insurance expense	-	215	-		215
Repairs & maintenance	-	2,150	-		2,150
Other expenses	-	-	-		-
Management fee	-	-	764	E	764
Depreciation expense	-	-	2,808	B	2,808
Interest expense	-	-	5,257	C	5,257
Total Expenses	-	3,055	8,829		11,884

Net income (loss) before provision for income tax	-	5,663	(8,829)		(3,166)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,663	$(8,829)		$(3,166)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 215 CENTRAL LAKE CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 215 Central Lake Circle	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 215 Central Lake Circle Pro Forma
Rental income	$-	$3,178	$-		$3,178

Expenses
Real estate taxes	-	585	-		585
Homeowners association fees	-	-	-		-
Insurance expense	-	253	-		253
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	647	E	647
Depreciation expense	-	-	3,348	B	3,348
Interest expense	-	-	6,013	C	6,013
Total Expenses	-	838	10,008		10,846

Net income (loss) before provision for income tax	-	2,340	(10,008)		(7,668)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$2,340	$(10,008)		$(7,668)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 217 GLENLOCH COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 217 Glenloch Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 217 Glenloch Court Pro Forma
Rental income	$-	$9,540	$-		$9,540

Expenses
Real estate taxes	-	1,237	-		1,237
Homeowners association fees	-	-	-		-
Insurance expense	-	330	-		330
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	809	E	809
Depreciation expense	-	-	4,013	B	4,013
Interest expense	-	-	6,944	C	6,944
Total Expenses	-	1,567	11,766		13,333

Net income (loss) before provision for income tax	-	7,973	(11,766)		(3,793)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$7,973	$(11,766)		$(3,793)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2177 E CHESTER CIRCLE SE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 2177 E Chester Circle SE	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 2177 E Chester Circle SE Pro Forma
Rental income	$-	$5,745	$-		$5,745

Expenses
Real estate taxes	-	697	-		697
Homeowners association fees	-	-	-		-
Insurance expense	-	302	-		302
Repairs & maintenance	-	80	-		80
Other expenses	-	-	-		-
Management fee	-	-	936	E	936
Depreciation expense	-	-	4,082	B	4,082
Interest expense	-	-	7,041	C	7,041
Total Expenses	-	1,079	12,059		13,138

Net income (loss) before provision for income tax	-	4,666	(12,059)		(7,393)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,666	$(12,059)		$(7,393)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 221 LAKEVIEW DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 221 Lakeview Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 221 Lakeview Drive Pro Forma
Rental income	$-	$7,258	$-		$7,258

Expenses
Real estate taxes	-	1,178	-		1,178
Homeowners association fees	-	-	-		-
Insurance expense	-	286	-		286
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	553	E	553
Depreciation expense	-	-	3,838	B	3,838
Interest expense	-	-	6,699	C	6,699
Total Expenses	-	1,464	11,090		12,554

Net income (loss) before provision for income tax	-	5,794	(11,090)		(5,296)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,794	$(11,090)		$(5,296)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2264 CHESTNUT HILL CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 2264 Chestnut Hill Circle	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 2264 Chestnut Hill Circle Pro Forma
Rental income	$-	$8,638	$-		$8,638

Expenses
Real estate taxes	-	1,908	-		1,908
Homeowners association fees	-	-	-		-
Insurance expense	-	377	-		377
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	680	E	680
Depreciation expense	-	-	5,148	B	5,148
Interest expense	-	-	8,535	C	8,535
Total Expenses	-	2,285	14,363		16,648

Net income (loss) before provision for income tax	-	6,353	(14,363)		(8,010)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,353	$(14,363)		$(8,010)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 235 LAZY HOLLOW LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 235 Lazy Hollow Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 235 Lazy Hollow Lane Pro Forma
Rental income	$-	$6,972	$-		$6,972

Expenses
Real estate taxes	-	886	-		886
Homeowners association fees	-	-	-		-
Insurance expense	-	287	-		287
Repairs & maintenance	-	397	-		397
Other expenses	-	-	-		-
Management fee	-	-	558	E	558
Depreciation expense	-	-	3,856	B	3,856
Interest expense	-	-	6,733	C	6,733
Total Expenses	-	1,570	11,147		12,717

Net income (loss) before provision for income tax	-	5,402	(11,147)		(5,745)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,402	$(11,147)		$(5,745)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2425 CORNELL CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 2425 Cornell Circle	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 2425 Cornell Circle Pro Forma
Rental income	$-	$8,760	$-		$8,760

Expenses
Real estate taxes	-	1,498	-		1,498
Homeowners association fees	-	-	-		-
Insurance expense	-	321	-		321
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	701	E	701
Depreciation expense	-	-	4,380	B	4,380
Interest expense	-	-	7,458	C	7,458
Total Expenses	-	1,819	12,539		14,358

Net income (loss) before provision for income tax	-	6,941	(12,539)		(5,598)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,941	$(12,539)		$(5,598)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2443 HODGES FARM ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 2443 Hodges Farm Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 2443 Hodges Farm Road Pro Forma
Rental income	$-	$7,314	$-		$7,314

Expenses
Real estate taxes	-	712	-		712
Homeowners association fees	-	-	-		-
Insurance expense	-	230	-		230
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	585	E	585
Depreciation expense	-	-	3,000	B	3,000
Interest expense	-	-	5,525	C	5,525
Total Expenses	-	942	9,110		10,052

Net income (loss) before provision for income tax	-	6,372	(9,110)		(2,738)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,372	$(9,110)		$(2,738)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 25 PLEASANT VALLEY ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 25 Pleasant Valley Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 25 Pleasant Valley Road Pro Forma
Rental income	$-	$7,153	$-		$7,153

Expenses
Real estate taxes	-	1,020	-		1,020
Homeowners association fees	-	-	-		-
Insurance expense	-	254	-		254
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	788	E	788
Depreciation expense	-	-	3,611	B	3,611
Interest expense	-	-	6,381	C	6,381
Total Expenses	-	1,274	10,780		12,054

Net income (loss) before provision for income tax	-	5,879	(10,780)		(4,901)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,879	$(10,780)		$(4,901)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 253 MARCO DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 253 Marco Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 253 Marco Drive Pro Forma
Rental income	$-	$6,003	$-		$6,003

Expenses
Real estate taxes	-	650	-		650
Homeowners association fees	-	-	-		-
Insurance expense	-	197	-		197
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	613	E	613
Depreciation expense	-	-	2,794	B	2,794
Interest expense	-	-	5,237	C	5,237
Total Expenses	-	847	8,644		9,491

Net income (loss) before provision for income tax	-	5,156	(8,644)		(3,488)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,156	$(8,644)		$(3,488)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 255 COUNTRYSIDE LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 255 Countryside Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 255 Countryside Lane Pro Forma
Rental income	$-	$9,120	$-		$9,120

Expenses
Real estate taxes	-	787	-		787
Homeowners association fees	-	-	-		-
Insurance expense	-	282	-		282
Repairs & maintenance	-	45	-		45
Other expenses	-	-	-		-
Management fee	-	-	826	E	826
Depreciation expense	-	-	3,786	B	3,786
Interest expense	-	-	6,626	C	6,626
Total Expenses	-	1,114	11,238		12,352

Net income (loss) before provision for income tax	-	8,006	(11,238)		(3,232)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$8,006	$(11,238)		$(3,232)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 258 ROCKY POINT ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 258 Rocky Point Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 258 Rocky Point Road Pro Forma
Rental income	$-	$6,820	$-		$6,820

Expenses
Real estate taxes	-	1,030	-		1,030
Homeowners association fees	-	-	-		-
Insurance expense	-	285	-		285
Repairs & maintenance	-	491	-		491
Other expenses	-	27	-		27
Management fee	-	-	554	E	554
Depreciation expense	-	-	4,117	B	4,117
Interest expense	-	-	7,091	C	7,091
Total Expenses	-	1,833	11,762		13,595

Net income (loss) before provision for income tax	-	4,987	(11,762)		(6,775)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,987	$(11,762)		$(6,775)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 263 ROCKY POINT ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 263 Rocky Point Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 263 Rocky Point Road Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	708	-		708
Homeowners association fees	-	-	-		-
Insurance expense	-	266	-		266
Repairs & maintenance	-	743	-		743
Other expenses	-	350	-		350
Management fee	-	-	611	E	611
Depreciation expense	-	-	3,541	B	3,541
Interest expense	-	-	6,283	C	6,283
Total Expenses	-	2,067	10,435		12,502

Net income (loss) before provision for income tax	-	(2,067)	(10,435)		(12,502)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(2,067)	$(10,435)		$(12,502)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 268 BROOKVIEW DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 268 Brookview Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 268 Brookview Drive Pro Forma
Rental income	$-	$7,938	$-		$7,938

Expenses
Real estate taxes	-	816	-		816
Homeowners association fees	-	300	-		300
Insurance expense	-	206	-		206
Repairs & maintenance	-	127	-		127
Other expenses	-	-	-		-
Management fee	-	-	605	E	605
Depreciation expense	-	-	2,082	B	2,082
Interest expense	-	-	4,239	C	4,239
Total Expenses	-	1,449	6,926		8,375

Net income (loss) before provision for income tax	-	6,489	(6,926)		(437)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,489	$(6,926)		$(437)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 270 MOUNTAIN LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 270 Mountain Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 270 Mountain Lane Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	738	-		738
Homeowners association fees	-	-	-		-
Insurance expense	-	270	-		270
Repairs & maintenance	-	-	-		-
Other expenses	-	461	-		461
Management fee	-	-	822	E	822
Depreciation expense	-	-	4,230	B	4,230
Interest expense	-	-	6,563	C	6,563
Total Expenses	-	1,469	11,615		13,084

Net income (loss) before provision for income tax	-	(1,469)	(11,615)		(13,084)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(1,469)	$(11,615)		$(13,084)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 270 MOUNTAIN WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 270 Mountain Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 270 Mountain Way Pro Forma
Rental income	$-	$4,550	$-		$4,550

Expenses
Real estate taxes	-	715	-		715
Homeowners association fees	-	-	-		-
Insurance expense	-	275	-		275
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	870	E	870
Depreciation expense	-	-	3,681	B	3,681
Interest expense	-	-	6,479	C	6,479
Total Expenses	-	990	11,030		12,020

Net income (loss) before provision for income tax	-	3,560	(11,030)		(7,470)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$3,560	$(11,030)		$(7,470)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 270 PLEASANT HILL DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 270 Pleasant Hill Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 270 Pleasant Hill Drive Pro Forma
Rental income	$-	$6,666	$-		$6,666

Expenses
Real estate taxes	-	752	-		752
Homeowners association fees	-	-	-		-
Insurance expense	-	309	-		309
Repairs & maintenance	-	14,050	-		14,050
Other expenses	-	260	-		260
Management fee	-	-	779	E	779
Depreciation expense	-	-	4,147	B	4,147
Interest expense	-	-	6,147	C	6,147
Total Expenses	-	15,371	11,073		26,444

Net income (loss) before provision for income tax	-	(8,705)	(11,073)		(19,778)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(8,705)	$(11,073)		$(19,778)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2794 NORFAIR LOOP

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 2794 Norfair Loop	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 2794 Norfair Loop Pro Forma
Rental income	$-	$7,396	$-		$7,396

Expenses
Real estate taxes	-	1,281	-		1,281
Homeowners association fees	-	198	-		198
Insurance expense	-	218	-		218
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	665	E	665
Depreciation expense	-	-	2,808	B	2,808
Interest expense	-	-	5,256	C	5,256
Total Expenses	-	1,697	8,729		10,426

Net income (loss) before provision for income tax	-	5,699	(8,729)		(3,030)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,699	$(8,729)		$(3,030)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2813 VICKSBURG COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 2813 Vicksburg Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 2813 Vicksburg Court Pro Forma
Rental income	$-	$8,885	$-		$8,885

Expenses
Real estate taxes	-	762	-		762
Homeowners association fees	-	-	-		-
Insurance expense	-	319	-		319
Repairs & maintenance	-	245	-		245
Other expenses	-	-	-		-
Management fee	-	-	688	E	688
Depreciation expense	-	-	4,484	B	4,484
Interest expense	-	-	7,605	C	7,605
Total Expenses	-	1,326	12,777		14,103

Net income (loss) before provision for income tax	-	7,559	(12,777)		(5,218)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$7,559	$(12,777)		$(5,218)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2933 COFFER DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 2933 Coffer Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 2933 Coffer Drive Pro Forma
Rental income	$-	$8,083	$-		$8,083

Expenses
Real estate taxes	-	596	-		596
Homeowners association fees	-	-	-		-
Insurance expense	-	242	-		242
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	672	E	672
Depreciation expense	-	-	3,581	B	3,581
Interest expense	-	-	6,339	C	6,339
Total Expenses	-	838	10,592		11,430

Net income (loss) before provision for income tax	-	7,245	(10,592)		(3,347)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$7,245	$(10,592)		$(3,347)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 30 HIGH RIDGE ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 30 High Ridge Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 30 High Ridge Road Pro Forma
Rental income	$-	$8,880	$-		$8,880

Expenses
Real estate taxes	-	689	-		689
Homeowners association fees	-	-	-		-
Insurance expense	-	240	-		240
Repairs & maintenance	-	430	-		430
Other expenses	-	-	-		-
Management fee	-	-	800	E	800
Depreciation expense	-	-	4,402	B	4,402
Interest expense	-	-	7,489	C	7,489
Total Expenses	-	1,359	12,691		14,050

Net income (loss) before provision for income tax	-	7,521	(12,691)		(5,170)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$7,521	$(12,691)		$(5,170)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 30 ROOSEVELT ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 30 Roosevelt Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 30 Roosevelt Road Pro Forma
Rental income	$-	$1,214	$-		$1,214

Expenses
Real estate taxes	-	1,072	-		1,072
Homeowners association fees	-	-	-		-
Insurance expense	-	281	-		281
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	780	E	780
Depreciation expense	-	-	3,628	B	3,628
Interest expense	-	-	6,406	C	6,406
Total Expenses	-	1,353	10,814		12,167

Net income (loss) before provision for income tax	-	(139)	(10,814)		(10,953)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(139)	$(10,814)		$(10,953)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 3011 RAINTREE DRIVE SE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 3011 Raintree Drive SE	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 3011 Raintree Drive SE Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	1,054	-		1,054
Homeowners association fees	-	-	-		-
Insurance expense	-	224	-		224
Repairs & maintenance	-	-	-		-
Other expenses	-	183	-		183
Management fee	-	-	764	E	764
Depreciation expense	-	-	3,931	B	3,931
Interest expense	-	-	6,975	C	6,975
Total Expenses	-	1,461	11,670		13,131

Net income (loss) before provision for income tax	-	(1,461)	(11,670)		(13,131)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(1,461)	$(11,670)		$(13,131)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 304 DEERFIELD DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 304 Deerfield Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 304 Deerfield Drive Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	891	-		891
Homeowners association fees	-	-	-		-
Insurance expense	-	273	-		273
Repairs & maintenance	-	20,360	-		20,360
Other expenses	-	299	-		299
Management fee	-	-	847	E	847
Depreciation expense	-	-	3,653	B	3,653
Interest expense	-	-	6,567	C	6,567
Total Expenses	-	21,823	11,067		32,890

Net income (loss) before provision for income tax	-	(21,823)	(11,067)		(32,890)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(21,823)	$(11,067)		$(32,890)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 3043 HIGHWAY 81 S

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 3043 Highway 81 S	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 3043 Highway 81 S Pro Forma
Rental income	$-	$6,132	$-		$6,132

Expenses
Real estate taxes	-	771	-		771
Homeowners association fees	-	-	-		-
Insurance expense	-	220	-		220
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	491	E	491
Depreciation expense	-	-	2,529	B	2,529
Interest expense	-	-	4,865	C	4,865
Total Expenses	-	991	7,885		8,876

Net income (loss) before provision for income tax	-	5,141	(7,885)		(2,744)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,141	$(7,885)		$(2,744)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 313 BLUE HERON DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 313 Blue Heron Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 313 Blue Heron Drive Pro Forma
Rental income	$-	$2,134	$-		$2,134

Expenses
Real estate taxes	-	1,066	-		1,066
Homeowners association fees	-	-	-		-
Insurance expense	-	244	-		244
Repairs & maintenance	-	-	-		-
Other expenses	-	314	-		314
Management fee	-	-	745	E	745
Depreciation expense	-	-	3,402	B	3,402
Interest expense	-	-	6,108	C	6,108
Total Expenses	-	1,624	10,255		11,879

Net income (loss) before provision for income tax	-	510	(10,255)		(9,745)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$510	$(10,255)		$(9,745)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 3202 CHIPPEWA DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 3202 Chippewa Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 3202 Chippewa Drive Pro Forma
Rental income	$-	$7,938	$-		$7,938

Expenses
Real estate taxes	-	689	-		689
Homeowners association fees	-	-	-		-
Insurance expense	-	255	-		255
Repairs & maintenance	-	4,130	-		4,130
Other expenses	-	-	-		-
Management fee	-	-	635	E	635
Depreciation expense	-	-	3,856	B	3,856
Interest expense	-	-	6,724	C	6,724
Total Expenses	-	5,074	11,215		16,289

Net income (loss) before provision for income tax	-	2,864	(11,215)		(8,351)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$2,864	$(11,215)		$(8,351)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 35 CLAY COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 35 Clay Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 35 Clay Court Pro Forma
Rental income	$-	$1,185	$-		$1,185

Expenses
Real estate taxes	-	833	-		833
Homeowners association fees	-	-	-		-
Insurance expense	-	278	-		278
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	816	E	816
Depreciation expense	-	-	4,359	B	4,359
Interest expense	-	-	6,822	C	6,822
Total Expenses	-	1,111	11,997		13,108

Net income (loss) before provision for income tax	-	74	(11,997)		(11,923)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$74	$(11,997)		$(11,923)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 350 CADIZ LANE S

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 350 Cadiz Lane S	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 350 Cadiz Lane S Pro Forma
Rental income	$-	$7,248	$-		$7,248

Expenses
Real estate taxes	-	782	-		782
Homeowners association fees	-	-	-		-
Insurance expense	-	244	-		244
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	580	E	580
Depreciation expense	-	-	3,506	B	3,506
Interest expense	-	-	6,234	C	6,234
Total Expenses	-	1,026	10,320		11,346

Net income (loss) before provision for income tax	-	6,222	(10,320)		(4,098)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,222	$(10,320)		$(4,098)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 351 WESLEY PARK DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 351 Wesley Park Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 351 Wesley Park Drive Pro Forma
Rental income	$-	$7,196	$-		$7,196

Expenses
Real estate taxes	-	855	-		855
Homeowners association fees	-	-	-		-
Insurance expense	-	204	-		204
Repairs & maintenance	-	1,952	-		1,952
Other expenses	-	-	-		-
Management fee	-	-	730	E	730
Depreciation expense	-	-	3,244	B	3,244
Interest expense	-	-	5,867	C	5,867
Total Expenses	-	3,011	9,841		12,852

Net income (loss) before provision for income tax	-	4,185	(9,841)		(5,656)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,185	$(9,841)		$(5,656)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 3603 MANHATTAN DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 3603 Manhattan Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 3603 Manhattan Drive Pro Forma
Rental income	$-	$1,075	$-		$1,075

Expenses
Real estate taxes	-	1,289	-		1,289
Homeowners association fees	-	-	-		-
Insurance expense	-	316	-		316
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	888	E	888
Depreciation expense	-	-	4,292	B	4,292
Interest expense	-	-	7,336	C	7,336
Total Expenses	-	1,605	12,516		14,121

Net income (loss) before provision for income tax	-	(530)	(12,516)		(13,046)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(530)	$(12,516)		$(13,046)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 3667 PATTI PARKWAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 3667 Patti Parkway	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 3667 Patti Parkway Pro Forma
Rental income	$-	$9,762	$-		$9,762

Expenses
Real estate taxes	-	1,655	-		1,655
Homeowners association fees	-	-	-		-
Insurance expense	-	372	-		372
Repairs & maintenance	-	5,961	-		5,961
Other expenses	-	-	-		-
Management fee	-	-	781	E	781
Depreciation expense	-	-	5,148	B	5,148
Interest expense	-	-	8,535	C	8,535
Total Expenses	-	7,988	14,464		22,452

Net income (loss) before provision for income tax	-	1,774	(14,464)		(12,690)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$1,774	$(14,464)		$(12,690)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 404 BARBERRY LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 404 Barberry Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 404 Barberry Lane Pro Forma
Rental income	$-	$7,264	$-		$7,264

Expenses
Real estate taxes	-	947	-		947
Homeowners association fees	-	-	-		-
Insurance expense	-	273	-		273
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	602	E	602
Depreciation expense	-	-	3,648	B	3,648
Interest expense	-	-	6,433	C	6,433
Total Expenses	-	1,220	10,683		11,903

Net income (loss) before provision for income tax	-	6,044	(10,683)		(4,639)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,044	$(10,683)		$(4,639)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 412 KENDALL LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 412 Kendall Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 412 Kendall Lane Pro Forma
Rental income	$-	$7,416	$-		$7,416

Expenses
Real estate taxes	-	938	-		938
Homeowners association fees	-	163	-		163
Insurance expense	-	284	-		284
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	593	E	593
Depreciation expense	-	-	3,822	B	3,822
Interest expense	-	-	6,677	C	6,677
Total Expenses	-	1,385	11,092		12,477

Net income (loss) before provision for income tax	-	6,031	(11,092)		(5,061)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,031	$(11,092)		$(5,061)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 416 AUTUMN LAKE COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 416 Autumn Lake Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 416 Autumn Lake Court Pro Forma
Rental income	$-	$8,010	$-		$8,010

Expenses
Real estate taxes	-	972	-		972
Homeowners association fees	-	125	-		125
Insurance expense	-	252	-		252
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	796	E	796
Depreciation expense	-	-	3,332	B	3,332
Interest expense	-	-	5,990	C	5,990
Total Expenses	-	1,349	10,118		11,467

Net income (loss) before provision for income tax	-	6,661	(10,118)		(3,457)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,661	$(10,118)		$(3,457)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 43 DARWIN DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 43 Darwin Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 43 Darwin Drive Pro Forma
Rental income	$-	$6,878	$-		$6,878

Expenses
Real estate taxes	-	703	-		703
Homeowners association fees	-	-	-		-
Insurance expense	-	224	-		224
Repairs & maintenance	-	360	-		360
Other expenses	-	-	-		-
Management fee	-	-	609	E	609
Depreciation expense	-	-	3,104	B	3,104
Interest expense	-	-	5,672	C	5,672
Total Expenses	-	1,287	9,385		10,672

Net income (loss) before provision for income tax	-	5,591	(9,385)		(3,794)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,591	$(9,385)		$(3,794)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 432 MANOR ESTATES DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 432 Manor Estates Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 432 Manor Estates Drive Pro Forma
Rental income	$-	$8,326	$-		$8,326

Expenses
Real estate taxes	-	996	-		996
Homeowners association fees	-	-	-		-
Insurance expense	-	303	-		303
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	720	E	720
Depreciation expense	-	-	4,102	B	4,102
Interest expense	-	-	7,069	C	7,069
Total Expenses	-	1,299	11,891		13,190

Net income (loss) before provision for income tax	-	7,027	(11,891)		(4,864)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$7,027	$(11,891)		$(4,864)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 440 FREESTONE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 440 Freestone Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 440 Freestone Drive Pro Forma
Rental income	$-	$8,316	$-		$8,316

Expenses
Real estate taxes	-	662	-		662
Homeowners association fees	-	-	-		-
Insurance expense	-	314	-		314
Repairs & maintenance	-	6,398	-		6,398
Other expenses	-	-	-		-
Management fee	-	-	665	E	665
Depreciation expense	-	-	4,264	B	4,264
Interest expense	-	-	7,459	C	7,459
Total Expenses	-	7,374	12,388		19,762

Net income (loss) before provision for income tax	-	942	(12,388)		(11,446)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$942	$(12,388)		$(11,446)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 4447 LAKE BREEZE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 4447 Lake Breeze Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 4447 Lake Breeze Drive Pro Forma
Rental income	$-	$8,234	$-		$8,234

Expenses
Real estate taxes	-	1,633	-		1,633
Homeowners association fees	-	-	-		-
Insurance expense	-	333	-		333
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	627	E	627
Depreciation expense	-	-	4,554	B	4,554
Interest expense	-	-	7,703	C	7,703
Total Expenses	-	1,966	12,884		14,850

Net income (loss) before provision for income tax	-	6,268	(12,884)		(6,616)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,268	$(12,884)		$(6,616)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 445 INDEPENDENCE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 445 Independence Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 445 Independence Drive Pro Forma
Rental income	$-	$2,372	$-		$2,372

Expenses
Real estate taxes	-	960	-		960
Homeowners association fees	-	-	-		-
Insurance expense	-	295	-		295
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	830	E	830
Depreciation expense	-	-	3,973	B	3,973
Interest expense	-	-	6,723	C	6,723
Total Expenses	-	1,255	11,526		12,781

Net income (loss) before provision for income tax	-	1,117	(11,526)		(10,409)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$1,117	$(11,526)		$(10,409)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 449 KARA LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 449 Kara Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 449 Kara Lane Pro Forma
Rental income	$-	$2,175	$-		$2,175

Expenses
Real estate taxes	-	993	-		993
Homeowners association fees	-	100	-		100
Insurance expense	-	289	-		289
Repairs & maintenance	-	120	-		120
Other expenses	-	260	-		260
Management fee	-	-	852	E	852
Depreciation expense	-	-	3,861	B	3,861
Interest expense	-	-	5,972	C	5,972
Total Expenses	-	1,762	10,685		12,447

Net income (loss) before provision for income tax	-	413	(10,685)		(10,272)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$413	$(10,685)		$(10,272)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 45 BLUE JAY DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 45 Blue Jay Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 45 Blue Jay Drive Pro Forma
Rental income	$-	$9,919	$-		$9,919

Expenses
Real estate taxes	-	1,142	-		1,142
Homeowners association fees	-	-	-		-
Insurance expense	-	339	-		339
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	800	E	800
Depreciation expense	-	-	4,729	B	4,729
Interest expense	-	-	7,947	C	7,947
Total Expenses	-	1,481	13,476		14,957

Net income (loss) before provision for income tax	-	8,438	(13,476)		(5,038)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$8,438	$(13,476)		$(5,038)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 45 LAUREL WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 45 Laurel Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 45 Laurel Way Pro Forma
Rental income	$-	$9,459	$-		$9,459

Expenses
Real estate taxes	-	853	-		853
Homeowners association fees	-	-	-		-
Insurance expense	-	331	-		331
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	804	E	804
Depreciation expense	-	-	4,518	B	4,518
Interest expense	-	-	7,652	C	7,652
Total Expenses	-	1,184	12,974		14,158

Net income (loss) before provision for income tax	-	8,275	(12,974)		(4,699)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$8,275	$(12,974)		$(4,699)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 4702 SAINT JAMES WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 4702 Saint James Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 4702 Saint James Way Pro Forma
Rental income	$-	$5,847	$-		$5,847

Expenses
Real estate taxes	-	1,215	-		1,215
Homeowners association fees	-	300	-		300
Insurance expense	-	227	-		227
Repairs & maintenance	-	-	-		-
Other expenses	-	260	-		260
Management fee	-	-	737	E	737
Depreciation expense	-	-	3,349	B	3,349
Interest expense	-	-	6,018	C	6,018
Total Expenses	-	2,002	10,104		12,106

Net income (loss) before provision for income tax	-	3,845	(10,104)		(6,259)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$3,845	$(10,104)		$(6,259)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 4732 PINEDALE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 4732 Pinedale Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 4732 Pinedale Drive Pro Forma
Rental income	$-	$6,459	$-		$6,459

Expenses
Real estate taxes	-	584	-		584
Homeowners association fees	-	-	-		-
Insurance expense	-	192	-		192
Repairs & maintenance	-	13,200	-		13,200
Other expenses	-	-	-		-
Management fee	-	-	535	E	535
Depreciation expense	-	-	2,826	B	2,826
Interest expense	-	-	5,281	C	5,281
Total Expenses	-	13,976	8,642		22,618

Net income (loss) before provision for income tax	-	(7,517)	(8,642)		(16,159)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(7,517)	$(8,642)		$(16,159)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 497 HIGHWAY 212

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 497 Highway 212	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 497 Highway 212 Pro Forma
Rental income	$-	$5,580	$-		$5,580

Expenses
Real estate taxes	-	573	-		573
Homeowners association fees	-	-	-		-
Insurance expense	-	266	-		266
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	446	E	446
Depreciation expense	-	-	3,540	B	3,540
Interest expense	-	-	6,282	C	6,282
Total Expenses	-	839	10,268		11,107

Net income (loss) before provision for income tax	-	4,741	(10,268)		(5,527)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,741	$(10,268)		$(5,527)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5039 EAST STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 5039 East Street	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 5039 East Street Pro Forma
Rental income	$-	$3,875	$-		$3,875

Expenses
Real estate taxes	-	818	-		818
Homeowners association fees	-	-	-		-
Insurance expense	-	190	-		190
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	581	E	581
Depreciation expense	-	-	2,388	B	2,388
Interest expense	-	-	4,668	C	4,668
Total Expenses	-	1,008	7,637		8,645

Net income (loss) before provision for income tax	-	2,867	(7,637)		(4,770)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$2,867	$(7,637)		$(4,770)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5040 HUNTSHIRE LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 5040 Huntshire Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 5040 Huntshire Lane Pro Forma
Rental income	$-	$1,166	$-		$1,166

Expenses
Real estate taxes	-	2,326	-		2,326
Homeowners association fees	-	263	-		263
Insurance expense	-	499	-		499
Repairs & maintenance	-	1,281	-		1,281
Other expenses	-	-	-		-
Management fee	-	-	1,200	E	1,200
Depreciation expense	-	-	6,659	B	6,659
Interest expense	-	-	10,012	C	10,012
Total Expenses	-	4,369	17,871		22,240

Net income (loss) before provision for income tax	-	(3,203)	(17,871)		(21,074)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(3,203)	$(17,871)		$(21,074)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 513 JARRETT COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 513 Jarrett Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 513 Jarrett Court Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	1,034	-		1,034
Homeowners association fees	-	-	-		-
Insurance expense	-	240	-		240
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	804	E	804
Depreciation expense	-	-	3,699	B	3,699
Interest expense	-	-	6,505	C	6,505
Total Expenses	-	1,274	11,008		12,282

Net income (loss) before provision for income tax	-	(1,274)	(11,008)		(12,282)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(1,274)	$(11,008)		$(12,282)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5143 PINECREST DRIVE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 5143 Pinecrest Drive SW	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 5143 Pinecrest Drive SW Pro Forma
Rental income	$-	$1,245	$-		$1,245

Expenses
Real estate taxes	-	466	-		466
Homeowners association fees	-	-	-		-
Insurance expense	-	191	-		191
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	563	E	563
Depreciation expense	-	-	2,703	B	2,703
Interest expense	-	-	5,110	C	5,110
Total Expenses	-	657	8,376		9,033

Net income (loss) before provision for income tax	-	588	(8,376)		(7,788)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$588	$(8,376)		$(7,788)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 524 SAWMILL ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 524 Sawmill Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 524 Sawmill Road Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	585	-		585
Homeowners association fees	-	-	-		-
Insurance expense	-	290	-		290
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	760	E	760
Depreciation expense	-	-	3,893	B	3,893
Interest expense	-	-	6,383	C	6,383
Total Expenses	-	875	11,036		11,911

Net income (loss) before provision for income tax	-	(875)	(11,036)		(11,911)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(875)	$(11,036)		$(11,911)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5329 SHIREWICK LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 5329 Shirewick Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 5329 Shirewick Lane Pro Forma
Rental income	$-	$8,144	$-		$8,144

Expenses
Real estate taxes	-	1,454	-		1,454
Homeowners association fees	-	-	-		-
Insurance expense	-	329	-		329
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	641	E	641
Depreciation expense	-	-	4,484	B	4,484
Interest expense	-	-	7,605	C	7,605
Total Expenses	-	1,783	12,730		14,513

Net income (loss) before provision for income tax	-	6,361	(12,730)		(6,369)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,361	$(12,730)		$(6,369)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 540 COWAN ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 540 Cowan Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 540 Cowan Road Pro Forma
Rental income	$-	$8,486	$-		$8,486

Expenses
Real estate taxes	-	630	-		630
Homeowners association fees	-	-	-		-
Insurance expense	-	284	-		284
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	765	E	765
Depreciation expense	-	-	3,867	B	3,867
Interest expense	-	-	6,740	C	6,740
Total Expenses	-	914	11,372		12,286

Net income (loss) before provision for income tax	-	7,572	(11,372)		(3,800)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$7,572	$(11,372)		$(3,800)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5411 ROCKY PINE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 5411 Rocky Pine Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 5411 Rocky Pine Drive Pro Forma
Rental income	$-	$7,314	$-		$7,314

Expenses
Real estate taxes	-	1,384	-		1,384
Homeowners association fees	-	-	-		-
Insurance expense	-	298	-		298
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	585	E	585
Depreciation expense	-	-	4,033	B	4,033
Interest expense	-	-	6,972	C	6,972
Total Expenses	-	1,682	11,590		13,272

Net income (loss) before provision for income tax	-	5,632	(11,590)		(5,958)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,632	$(11,590)		$(5,958)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 55 MYRTLE GROVE LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 55 Myrtle Grove Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 55 Myrtle Grove Lane Pro Forma
Rental income	$-	$6,110	$-		$6,110

Expenses
Real estate taxes	-	745	-		745
Homeowners association fees	-	-	-		-
Insurance expense	-	279	-		279
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	810	E	810
Depreciation expense	-	-	3,733	B	3,733
Interest expense	-	-	6,553	C	6,553
Total Expenses	-	1,024	11,096		12,120

Net income (loss) before provision for income tax	-	5,086	(11,096)		(6,010)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,086	$(11,096)		$(6,010)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 550 COWAN ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 550 Cowan Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 550 Cowan Road Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	530	-		530
Homeowners association fees	-	-	-		-
Insurance expense	-	246	-		246
Repairs & maintenance	-	311	-		311
Other expenses	-	303	-		303
Management fee	-	-	759	E	759
Depreciation expense	-	-	3,235	B	3,235
Interest expense	-	-	5,643	C	5,643
Total Expenses	-	1,390	9,637		11,027

Net income (loss) before provision for income tax	-	(1,390)	(9,637)		(11,027)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(1,390)	$(9,637)		$(11,027)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5581 FOX GLEN CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 5581 Fox Glen Circle	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 5581 Fox Glen Circle Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	2,073	-		2,073
Homeowners association fees	-	-	-		-
Insurance expense	-	239	-		239
Repairs & maintenance	-	21,735	-		21,735
Other expenses	-	-	-		-
Management fee	-	-	1,084	E	1,084
Depreciation expense	-	-	6,551	B	6,551
Interest expense	-	-	9,781	C	9,781
Total Expenses	-	24,047	17,416		41,463

Net income (loss) before provision for income tax	-	(24,047)	(17,416)		(41,463)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(24,047)	$(17,416)		$(41,463)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 565 MOUNTAINVIEW DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 565 Mountainview Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 565 Mountainview Drive Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	904	-		904
Homeowners association fees	-	-	-		-
Insurance expense	-	467	-		467
Repairs & maintenance	-	162	-		162
Other expenses	-	-	-		-
Management fee	-	-	826	E	826
Depreciation expense	-	-	4,083	B	4,083
Interest expense	-	-	6,373	C	6,373
Total Expenses	-	1,533	11,282		12,815

Net income (loss) before provision for income tax	-	(1,533)	(11,282)		(12,815)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(1,533)	$(11,282)		$(12,815)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5737 STRATHMOOR MANOR CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 5737 Strathmoor Manor Circle	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 5737 Strathmoor Manor Circle Pro Forma
Rental income	$-	$3,132	$-		$3,132

Expenses
Real estate taxes	-	950	-		950
Homeowners association fees	-	396	-		396
Insurance expense	-	280	-		280
Repairs & maintenance	-	345	-		345
Other expenses	-	-	-		-
Management fee	-	-	499	E	499
Depreciation expense	-	-	3,139	B	3,139
Interest expense	-	-	5,721	C	5,721
Total Expenses	-	1,971	9,359		11,330

Net income (loss) before provision for income tax	-	1,161	(9,359)		(8,198)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$1,161	$(9,359)		$(8,198)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5801 STRATHMOOR MANOR CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 5801 Strathmoor Manor Circle	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 5801 Strathmoor Manor Circle Pro Forma
Rental income	$-	$1,340	$-		$1,340

Expenses
Real estate taxes	-	930	-		930
Homeowners association fees	-	261	-		261
Insurance expense	-	204	-		204
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	789	E	789
Depreciation expense	-	-	3,279	B	3,279
Interest expense	-	-	5,916	C	5,916
Total Expenses	-	1,395	9,984		11,379

Net income (loss) before provision for income tax	-	(55)	(9,984)		(10,039)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(55)	$(9,984)		$(10,039)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6104-6106 OAKWOOD CIRCLE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 6104-6106 Oakwood Circle SW	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 6104-6106 Oakwood Circle SW Pro Forma
Rental income	$-	$9,240	$-		$9,240

Expenses
Real estate taxes	-	467	-		467
Homeowners association fees	-	-	-		-
Insurance expense	-	532	-		532
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	739	E	739
Depreciation expense	-	-	3,035	B	3,035
Interest expense	-	-	5,577	C	5,577
Total Expenses	-	999	9,351		10,350

Net income (loss) before provision for income tax	-	8,241	(9,351)		(1,110)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$8,241	$(9,351)		$(1,110)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6107 SHADOW GLEN COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 6107 Shadow Glen Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 6107 Shadow Glen Court Pro Forma
Rental income	$-	$2,613	$-		$2,613

Expenses
Real estate taxes	-	482	-		482
Homeowners association fees	-	-	-		-
Insurance expense	-	172	-		172
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	739	E	739
Depreciation expense	-	-	2,476	B	2,476
Interest expense	-	-	4,792	C	4,792
Total Expenses	-	654	8,007		8,661

Net income (loss) before provision for income tax	-	1,959	(8,007)		(6,048)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$1,959	$(8,007)		$(6,048)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6111-6113 PINE GLEN CIRCLE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 6111-6113 Pine Glen Circle SW	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 6111-6113 Pine Glen Circle SW Pro Forma
Rental income	$-	$7,683	$-		$7,683

Expenses
Real estate taxes	-	904	-		904
Homeowners association fees	-	-	-		-
Insurance expense	-	428	-		428
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	1,084	E	1,084
Depreciation expense	-	-	6,388	B	6,388
Interest expense	-	-	10,272	C	10,272
Total Expenses	-	1,332	17,744		19,076

Net income (loss) before provision for income tax	-	6,351	(17,744)		(11,393)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,351	$(17,744)		$(11,393)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6119 PINENEEDLE DRIVE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 6119 Pineneedle Drive SW	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 6119 Pineneedle Drive SW Pro Forma
Rental income	$-	$3,932	$-		$3,932

Expenses
Real estate taxes	-	475	-		475
Homeowners association fees	-	-	-		-
Insurance expense	-	146	-		146
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	837	E	837
Depreciation expense	-	-	1,725	B	1,725
Interest expense	-	-	3,738	C	3,738
Total Expenses	-	621	6,300		6,921

Net income (loss) before provision for income tax	-	3,311	(6,300)		(2,989)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$3,311	$(6,300)		$(2,989)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 615 BARSHAY DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 615 Barshay Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 615 Barshay Drive Pro Forma
Rental income	$-	$8,339	$-		$8,339

Expenses
Real estate taxes	-	677	-		677
Homeowners association fees	-	138	-		138
Insurance expense	-	242	-		242
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	732	E	732
Depreciation expense	-	-	3,734	B	3,734
Interest expense	-	-	6,569	C	6,569
Total Expenses	-	1,057	11,035		12,092

Net income (loss) before provision for income tax	-	7,282	(11,035)		(3,753)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$7,282	$(11,035)		$(3,753)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6168 WHEAT STREET NE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 6168 Wheat Street NE	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 6168 Wheat Street NE Pro Forma
Rental income	$-	$5,311	$-		$5,311

Expenses
Real estate taxes	-	335	-		335
Homeowners association fees	-	-	-		-
Insurance expense	-	179	-		179
Repairs & maintenance	-	1,716	-		1,716
Other expenses	-	-	-		-
Management fee	-	-	405	E	405
Depreciation expense	-	-	2,061	B	2,061
Interest expense	-	-	4,228	C	4,228
Total Expenses	-	2,230	6,694		8,924

Net income (loss) before provision for income tax	-	3,081	(6,694)		(3,613)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$3,081	$(6,694)		$(3,613)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6178 GREEN ACRES DRIVE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 6178 Green Acres Drive SW	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 6178 Green Acres Drive SW Pro Forma
Rental income	$-	$2,803	$-		$2,803

Expenses
Real estate taxes	-	680	-		680
Homeowners association fees	-	-	-		-
Insurance expense	-	214	-		214
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	708	E	708
Depreciation expense	-	-	2,641	B	2,641
Interest expense	-	-	5,027	C	5,027
Total Expenses	-	894	8,376		9,270

Net income (loss) before provision for income tax	-	1,909	(8,376)		(6,467)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$1,909	$(8,376)		$(6,467)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6386 FORESTER WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 6386 Forester Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 6386 Forester Way Pro Forma
Rental income	$-	$4,560	$-		$4,560

Expenses
Real estate taxes	-	1,360	-		1,360
Homeowners association fees	-	-	-		-
Insurance expense	-	284	-		284
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	892	E	892
Depreciation expense	-	-	3,823	B	3,823
Interest expense	-	-	6,679	C	6,679
Total Expenses	-	1,644	11,394		13,038

Net income (loss) before provision for income tax	-	2,916	(11,394)		(8,478)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$2,916	$(11,394)		$(8,478)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6404 WALNUT WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 6404 Walnut Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 6404 Walnut Way Pro Forma
Rental income	$-	$7,862	$-		$7,862

Expenses
Real estate taxes	-	1,162	-		1,162
Homeowners association fees	-	240	-		240
Insurance expense	-	266	-		266
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	609	E	609
Depreciation expense	-	-	3,541	B	3,541
Interest expense	-	-	6,283	C	6,283
Total Expenses	-	1,668	10,433		12,101

Net income (loss) before provision for income tax	-	6,194	(10,433)		(4,239)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,194	$(10,433)		$(4,239)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 643 SYCAMORE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 643 Sycamore Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 643 Sycamore Drive Pro Forma
Rental income	$-	$7,470	$-		$7,470

Expenses
Real estate taxes	-	1,112	-		1,112
Homeowners association fees	-	-	-		-
Insurance expense	-	224	-		224
Repairs & maintenance	-	937	-		937
Other expenses	-	-	-		-
Management fee	-	-	598	E	598
Depreciation expense	-	-	3,395	B	3,395
Interest expense	-	-	6,079	C	6,079
Total Expenses	-	2,273	10,072		12,345

Net income (loss) before provision for income tax	-	5,197	(10,072)		(4,875)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,197	$(10,072)		$(4,875)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 65 FREEDOM COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 65 Freedom Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 65 Freedom Court Pro Forma
Rental income	$-	$9,210	$-		$9,210

Expenses
Real estate taxes	-	800	-		800
Homeowners association fees	-	-	-		-
Insurance expense	-	244	-		244
Repairs & maintenance	-	365	-		365
Other expenses	-	-	-		-
Management fee	-	-	737	E	737
Depreciation expense	-	-	3,752	B	3,752
Interest expense	-	-	6,612	C	6,612
Total Expenses	-	1,409	11,101		12,510

Net income (loss) before provision for income tax	-	7,801	(11,101)		(3,300)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$7,801	$(11,101)		$(3,300)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 653 GEORGETOWN LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 653 Georgetown Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 653 Georgetown Lane Pro Forma
Rental income	$-	$7,306	$-		$7,306

Expenses
Real estate taxes	-	815	-		815
Homeowners association fees	-	250	-		250
Insurance expense	-	273	-		273
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	762	E	762
Depreciation expense	-	-	3,647	B	3,647
Interest expense	-	-	6,432	C	6,432
Total Expenses	-	1,338	10,841		12,179

Net income (loss) before provision for income tax	-	5,968	(10,841)		(4,873)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,968	$(10,841)		$(4,873)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6635 KIMBERLY MILL ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 6635 Kimberly Mill Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 6635 Kimberly Mill Road Pro Forma
Rental income	$-	$2,438	$-		$2,438

Expenses
Real estate taxes	-	878	-		878
Homeowners association fees	-	-	-		-
Insurance expense	-	243	-		243
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	838	E	838
Depreciation expense	-	-	4,335	B	4,335
Interest expense	-	-	7,396	C	7,396
Total Expenses	-	1,121	12,569		13,690

Net income (loss) before provision for income tax	-	1,317	(12,569)		(11,252)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$1,317	$(12,569)		$(11,252)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6653 BEDFORD ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 6653 Bedford Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 6653 Bedford Road Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	954	-		954
Homeowners association fees	-	-	-		-
Insurance expense	-	222	-		222
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	742	E	742
Depreciation expense	-	-	3,524	B	3,524
Interest expense	-	-	6,269	C	6,269
Total Expenses	-	1,176	10,535		11,711

Net income (loss) before provision for income tax	-	(1,176)	(10,535)		(11,711)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(1,176)	$(10,535)		$(11,711)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6710 SUNSET HILLS BOULEVARD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 6710 Sunset Hills Boulevard	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 6710 Sunset Hills Boulevard Pro Forma
Rental income	$-	$6,300	$-		$6,300

Expenses
Real estate taxes	-	837	-		837
Homeowners association fees	-	150	-		150
Insurance expense	-	221	-		221
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	504	E	504
Depreciation expense	-	-	2,860	B	2,860
Interest expense	-	-	5,329	C	5,329
Total Expenses	-	1,208	8,693		9,901

Net income (loss) before provision for income tax	-	5,092	(8,693)		(3,601)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,092	$(8,693)		$(3,601)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6762 BENT CREEK DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 6762 Bent Creek Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 6762 Bent Creek Drive Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	1,001	-		1,001
Homeowners association fees	-	-	-		-
Insurance expense	-	203	-		203
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	680	E	680
Depreciation expense	-	-	3,541	B	3,541
Interest expense	-	-	6,283	C	6,283
Total Expenses	-	1,204	10,504		11,708

Net income (loss) before provision for income tax	-	(1,204)	(10,504)		(11,708)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(1,204)	$(10,504)		$(11,708)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 683 WOOD PATH COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 683 Wood Path Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 683 Wood Path Court Pro Forma
Rental income	$-	$540	$-		$540

Expenses
Real estate taxes	-	1,141	-		1,141
Homeowners association fees	-	-	-		-
Insurance expense	-	336	-		336
Repairs & maintenance	-	660	-		660
Other expenses	-	-	-		-
Management fee	-	-	864	E	864
Depreciation expense	-	-	4,594	B	4,594
Interest expense	-	-	7,391	C	7,391
Total Expenses	-	2,137	12,849		14,986

Net income (loss) before provision for income tax	-	(1,597)	(12,849)		(14,446)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(1,597)	$(12,849)		$(14,446)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 70 SHENANDOAH LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 70 Shenandoah Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 70 Shenandoah Lane Pro Forma
Rental income	$-	$8,885	$-		$8,885

Expenses
Real estate taxes	-	960	-		960
Homeowners association fees	-	-	-		-
Insurance expense	-	326	-		326
Repairs & maintenance	-	3,384	-		3,384
Other expenses	-	-	-		-
Management fee	-	-	849	E	849
Depreciation expense	-	-	4,448	B	4,448
Interest expense	-	-	7,554	C	7,554
Total Expenses	-	4,670	12,851		17,521

Net income (loss) before provision for income tax	-	4,215	(12,851)		(8,636)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,215	$(12,851)		$(8,636)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 709 GEORGETOWN COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 709 Georgetown Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 709 Georgetown Court Pro Forma
Rental income	$-	$1,204	$-		$1,204

Expenses
Real estate taxes	-	851	-		851
Homeowners association fees	-	250	-		250
Insurance expense	-	229	-		229
Repairs & maintenance	-	72	-		72
Other expenses	-	314	-		314
Management fee	-	-	805	E	805
Depreciation expense	-	-	3,490	B	3,490
Interest expense	-	-	6,211	C	6,211
Total Expenses	-	1,716	10,506		12,222

Net income (loss) before provision for income tax	-	(512)	(10,506)		(11,018)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(512)	$(10,506)		$(11,018)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 7107 GEIGER STREET NW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 7107 Geiger Street NW	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 7107 Geiger Street NW Pro Forma
Rental income	$-	$2,465	$-		$2,465

Expenses
Real estate taxes	-	159	-		159
Homeowners association fees	-	-	-		-
Insurance expense	-	153	-		153
Repairs & maintenance	-	82	-		82
Other expenses	-	-	-		-
Management fee	-	-	512	E	512
Depreciation expense	-	-	1,637	B	1,637
Interest expense	-	-	3,616	C	3,616
Total Expenses	-	394	5,765		6,159

Net income (loss) before provision for income tax	-	2,071	(5,765)		(3,694)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$2,071	$(5,765)		$(3,694)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 7205 LAKEVIEW DRIVE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 7205 Lakeview Drive SW	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 7205 Lakeview Drive SW Pro Forma
Rental income	$-	$3,498	$-		$3,498

Expenses
Real estate taxes	-	664	-		664
Homeowners association fees	-	-	-		-
Insurance expense	-	280	-		280
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	876	E	876
Depreciation expense	-	-	3,751	B	3,751
Interest expense	-	-	6,577	C	6,577
Total Expenses	-	944	11,204		12,148

Net income (loss) before provision for income tax	-	2,554	(11,204)		(8,650)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$2,554	$(11,204)		$(8,650)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 750 GEORGETOWN COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 750 Georgetown Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 750 Georgetown Court Pro Forma
Rental income	$-	$6,625	$-		$6,625

Expenses
Real estate taxes	-	865	-		865
Homeowners association fees	-	250	-		250
Insurance expense	-	221	-		221
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	534	E	534
Depreciation expense	-	-	2,703	B	2,703
Interest expense	-	-	5,109	C	5,109
Total Expenses	-	1,336	8,346		9,682

Net income (loss) before provision for income tax	-	5,289	(8,346)		(3,057)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,289	$(8,346)		$(3,057)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 752 CHESTNUT DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 752 Chestnut Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 752 Chestnut Drive Pro Forma
Rental income	$-	$5,412	$-		$5,412

Expenses
Real estate taxes	-	332	-		332
Homeowners association fees	-	-	-		-
Insurance expense	-	180	-		180
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	433	E	433
Depreciation expense	-	-	2,232	B	2,232
Interest expense	-	-	4,449	C	4,449
Total Expenses	-	512	7,114		7,626

Net income (loss) before provision for income tax	-	4,900	(7,114)		(2,214)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,900	$(7,114)		$(2,214)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 773 VILLA WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 773 Villa Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 773 Villa Way Pro Forma
Rental income	$-	$5,862	$-		$5,862

Expenses
Real estate taxes	-	702	-		702
Homeowners association fees	-	330	-		330
Insurance expense	-	214	-		214
Repairs & maintenance	-	401	-		401
Other expenses	-	-	-		-
Management fee	-	-	469	E	469
Depreciation expense	-	-	1,446	B	1,446
Interest expense	-	-	2,697	C	2,697
Total Expenses	-	1,647	4,612		6,259

Net income (loss) before provision for income tax	-	4,215	(4,612)		(397)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,215	$(4,612)		$(397)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 7781 MOUNTAIN CREEK WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 7781 Mountain Creek Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 7781 Mountain Creek Way Pro Forma
Rental income	$-	$7,872	$-		$7,872

Expenses
Real estate taxes	-	1,081	-		1,081
Homeowners association fees	-	-	-		-
Insurance expense	-	307	-		307
Repairs & maintenance	-	776	-		776
Other expenses	-	-	-		-
Management fee	-	-	590	E	590
Depreciation expense	-	-	3,892	B	3,892
Interest expense	-	-	6,774	C	6,774
Total Expenses	-	2,164	11,256		13,420

Net income (loss) before provision for income tax	-	5,708	(11,256)		(5,548)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,708	$(11,256)		$(5,548)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 7950 WOODLAKE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 7950 Woodlake Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 7950 Woodlake Drive Pro Forma
Rental income	$-	$7,420	$-		$7,420

Expenses
Real estate taxes	-	912	-		912
Homeowners association fees	-	-	-		-
Insurance expense	-	250	-		250
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	629	E	629
Depreciation expense	-	-	3,087	B	3,087
Interest expense	-	-	5,647	C	5,647
Total Expenses	-	1,162	9,363		10,525

Net income (loss) before provision for income tax	-	6,258	(9,363)		(3,105)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,258	$(9,363)		$(3,105)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 80 HIGH RIDGE ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 80 High Ridge Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 80 High Ridge Road Pro Forma
Rental income	$-	$8,100	$-		$8,100

Expenses
Real estate taxes	-	913	-		913
Homeowners association fees	-	-	-		-
Insurance expense	-	273	-		273
Repairs & maintenance	-	2,450	-		2,450
Other expenses	-	-	-		-
Management fee	-	-	648	E	648
Depreciation expense	-	-	3,908	B	3,908
Interest expense	-	-	6,797	C	6,797
Total Expenses	-	3,636	11,353		14,989

Net income (loss) before provision for income tax	-	4,464	(11,353)		(6,889)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,464	$(11,353)		$(6,889)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 800 MILLS DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 800 Mills Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 800 Mills Drive Pro Forma
Rental income	$-	$2,346	$-		$2,346

Expenses
Real estate taxes	-	702	-		702
Homeowners association fees	-	-	-		-
Insurance expense	-	327	-		327
Repairs & maintenance	-	304	-		304
Other expenses	-	-	-		-
Management fee	-	-	798	E	798
Depreciation expense	-	-	4,466	B	4,466
Interest expense	-	-	7,579	C	7,579
Total Expenses	-	1,333	12,843		14,176

Net income (loss) before provision for income tax	-	1,013	(12,843)		(11,830)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$1,013	$(12,843)		$(11,830)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 808 HILLANDALE LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 808 Hillandale Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 808 Hillandale Lane Pro Forma
Rental income	$-	$8,730	$-		$8,730

Expenses
Real estate taxes	-	1,138	-		1,138
Homeowners association fees	-	600	-		600
Insurance expense	-	254	-		254
Repairs & maintenance	-	515	-		515
Other expenses	-	-	-		-
Management fee	-	-	645	E	645
Depreciation expense	-	-	3,629	B	3,629
Interest expense	-	-	6,420	C	6,420
Total Expenses	-	2,507	10,694		13,201

Net income (loss) before provision for income tax	-	6,223	(10,694)		(4,471)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,223	$(10,694)		$(4,471)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8110 DEVONSHIRE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 8110 Devonshire Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 8110 Devonshire Drive Pro Forma
Rental income	$-	$7,256	$-		$7,256

Expenses
Real estate taxes	-	453	-		453
Homeowners association fees	-	-	-		-
Insurance expense	-	172	-		172
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	709	E	709
Depreciation expense	-	-	2,476	B	2,476
Interest expense	-	-	4,792	C	4,792
Total Expenses	-	625	7,977		8,602

Net income (loss) before provision for income tax	-	6,631	(7,977)		(1,346)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,631	$(7,977)		$(1,346)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8121 SPILLERS DRIVE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 8121 Spillers Drive SW	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 8121 Spillers Drive SW Pro Forma
Rental income	$-	$7,314	$-		$7,314

Expenses
Real estate taxes	-	376	-		376
Homeowners association fees	-	-	-		-
Insurance expense	-	169	-		169
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	585	E	585
Depreciation expense	-	-	2,990	B	2,990
Interest expense	-	-	5,511	C	5,511
Total Expenses	-	545	9,086		9,631

Net income (loss) before provision for income tax	-	6,769	(9,086)		(2,317)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,769	$(9,086)		$(2,317)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8233 CREEKLINE COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 8233 Creekline Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 8233 Creekline Court Pro Forma
Rental income	$-	$6,100	$-		$6,100

Expenses
Real estate taxes	-	999	-		999
Homeowners association fees	-	-	-		-
Insurance expense	-	250	-		250
Repairs & maintenance	-	2,110	-		2,110
Other expenses	-	-	-		-
Management fee	-	-	480	E	480
Depreciation expense	-	-	3,708	B	3,708
Interest expense	-	-	6,607	C	6,607
Total Expenses	-	3,359	10,795		14,154

Net income (loss) before provision for income tax	-	2,741	(10,795)		(8,054)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$2,741	$(10,795)		$(8,054)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8302 STERLING LAKES DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 8302 Sterling Lakes Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 8302 Sterling Lakes Drive Pro Forma
Rental income	$-	$4,848	$-		$4,848

Expenses
Real estate taxes	-	903	-		903
Homeowners association fees	-	100	-		100
Insurance expense	-	294	-		294
Repairs & maintenance	-	535	-		535
Other expenses	-	-	-		-
Management fee	-	-	756	E	756
Depreciation expense	-	-	3,960	B	3,960
Interest expense	-	-	6,871	C	6,871
Total Expenses	-	1,832	11,587		13,419

Net income (loss) before provision for income tax	-	3,016	(11,587)		(8,571)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$3,016	$(11,587)		$(8,571)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 843 TRAMORE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 843 Tramore Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 843 Tramore Drive Pro Forma
Rental income	$-	$9,920	$-		$9,920

Expenses
Real estate taxes	-	1,065	-		1,065
Homeowners association fees	-	-	-		-
Insurance expense	-	139	-		139
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	768	E	768
Depreciation expense	-	-	2,360	B	2,360
Interest expense	-	-	4,399	C	4,399
Total Expenses	-	1,204	7,527		8,731

Net income (loss) before provision for income tax	-	8,716	(7,527)		1,189
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$8,716	$(7,527)		$1,189

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 85 KIRKLAND COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 85 Kirkland Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 85 Kirkland Court Pro Forma
Rental income	$-	$6,875	$-		$6,875

Expenses
Real estate taxes	-	924	-		924
Homeowners association fees	-	-	-		-
Insurance expense	-	329	-		329
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	851	E	851
Depreciation expense	-	-	4,379	B	4,379
Interest expense	-	-	7,458	C	7,458
Total Expenses	-	1,253	12,688		13,941

Net income (loss) before provision for income tax	-	5,622	(12,688)		(7,066)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,622	$(12,688)		$(7,066)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 85 THORN THICKET WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 85 Thorn Thicket Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 85 Thorn Thicket Way Pro Forma
Rental income	$-	$7,375	$-		$7,375

Expenses
Real estate taxes	-	1,018	-		1,018
Homeowners association fees	-	-	-		-
Insurance expense	-	279	-		279
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	595	E	595
Depreciation expense	-	-	3,787	B	3,787
Interest expense	-	-	6,627	C	6,627
Total Expenses	-	1,297	11,009		12,306

Net income (loss) before provision for income tax	-	6,078	(11,009)		(4,931)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,078	$(11,009)		$(4,931)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8658 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 8658 Ashley Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 8658 Ashley Way Pro Forma
Rental income	$-	$1,858	$-		$1,858

Expenses
Real estate taxes	-	533	-		533
Homeowners association fees	-	-	-		-
Insurance expense	-	163	-		163
Repairs & maintenance	-	1,298	-		1,298
Other expenses	-	299	-		299
Management fee	-	-	576	E	576
Depreciation expense	-	-	2,110	B	2,110
Interest expense	-	-	4,295	C	4,295
Total Expenses	-	2,293	6,981		9,274

Net income (loss) before provision for income tax	-	(435)	(6,981)		(7,416)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(435)	$(6,981)		$(7,416)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8667 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 8667 Ashley Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 8667 Ashley Way Pro Forma
Rental income	$-	$7,040	$-		$7,040

Expenses
Real estate taxes	-	490	-		490
Homeowners association fees	-	-	-		-
Insurance expense	-	110	-		110
Repairs & maintenance	-	128	-		128
Other expenses	-	-	-		-
Management fee	-	-	528	E	528
Depreciation expense	-	-	1,716	B	1,716
Interest expense	-	-	3,077	C	3,077
Total Expenses	-	728	5,321		6,049

Net income (loss) before provision for income tax	-	6,312	(5,321)		991
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,312	$(5,321)		$991

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8671 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 8671 Ashley Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 8671 Ashley Way Pro Forma
Rental income	$-	$6,300	$-		$6,300

Expenses
Real estate taxes	-	490	-		490
Homeowners association fees	-	-	-		-
Insurance expense	-	128	-		128
Repairs & maintenance	-	128	-		128
Other expenses	-	-	-		-
Management fee	-	-	504	E	504
Depreciation expense	-	-	2,185	B	2,185
Interest expense	-	-	4,517	C	4,517
Total Expenses	-	746	7,206		7,952

Net income (loss) before provision for income tax	-	5,554	(7,206)		(1,652)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,554	$(7,206)		$(1,652)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8676 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 8676 Ashley Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 8676 Ashley Way Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	583	-		583
Homeowners association fees	-	-	-		-
Insurance expense	-	243	-		243
Repairs & maintenance	-	88	-		88
Other expenses	-	-	-		-
Management fee	-	-	504	E	504
Depreciation expense	-	-	2,106	B	2,106
Interest expense	-	-	4,628	C	4,628
Total Expenses	-	914	7,238		8,152

Net income (loss) before provision for income tax	-	(914)	(7,238)		(8,152)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(914)	$(7,238)		$(8,152)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8691 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 8691 Ashley Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 8691 Ashley Way Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	677	-		677
Homeowners association fees	-	-	-		-
Insurance expense	-	291	-		291
Repairs & maintenance	-	48	-		48
Other expenses	-	-	-		-
Management fee	-	-	552	E	552
Depreciation expense	-	-	1,429	B	1,429
Interest expense	-	-	3,342	C	3,342
Total Expenses	-	1,016	5,323		6,339

Net income (loss) before provision for income tax	-	(1,016)	(5,323)		(6,339)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(1,016)	$(5,323)		$(6,339)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8692 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 8692 Ashley Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 8692 Ashley Way Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	744	-		744
Homeowners association fees	-	-	-		-
Insurance expense	-	276	-		276
Repairs & maintenance	-	48	-		48
Other expenses	-	-	-		-
Management fee	-	-	552	E	552
Depreciation expense	-	-	1,691	B	1,691
Interest expense	-	-	3,282	C	3,282
Total Expenses	-	1,068	5,525		6,593

Net income (loss) before provision for income tax	-	(1,068)	(5,525)		(6,593)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(1,068)	$(5,525)		$(6,593)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8693 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 8693 Ashley Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 8693 Ashley Way Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	674	-		674
Homeowners association fees	-	-	-		-
Insurance expense	-	287	-		287
Repairs & maintenance	-	48	-		48
Other expenses	-	-	-		-
Management fee	-	-	576	E	576
Depreciation expense	-	-	2,086	B	2,086
Interest expense	-	-	4,960	C	4,960
Total Expenses	-	1,009	7,622		8,631

Net income (loss) before provision for income tax	-	(1,009)	(7,622)		(8,631)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(1,009)	$(7,622)		$(8,631)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8694 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 8694 Ashley Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 8694 Ashley Way Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	658	-		658
Homeowners association fees	-	-	-		-
Insurance expense	-	145	-		145
Repairs & maintenance	-	48	-		48
Other expenses	-	-	-		-
Management fee	-	-	552	E	552
Depreciation expense	-	-	2,284	B	2,284
Interest expense	-	-	4,522	C	4,522
Total Expenses	-	851	7,358		8,209

Net income (loss) before provision for income tax	-	(851)	(7,358)		(8,209)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(851)	$(7,358)		$(8,209)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8697 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 8697 Ashley Way	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 8697 Ashley Way Pro Forma
Rental income	$-	$5,700	$-		$5,700

Expenses
Real estate taxes	-	638	-		638
Homeowners association fees	-	-	-		-
Insurance expense	-	145	-		145
Repairs & maintenance	-	48	-		48
Other expenses	-	-	-		-
Management fee	-	-	456	E	456
Depreciation expense	-	-	2,432	B	2,432
Interest expense	-	-	4,915	C	4,915
Total Expenses	-	831	7,803		8,634

Net income (loss) before provision for income tax	-	4,869	(7,803)		(2,934)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,869	$(7,803)		$(2,934)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8819 LEAFWOOD COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 8819 Leafwood Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 8819 Leafwood Court Pro Forma
Rental income	$-	$-	$-		$-

Expenses
Real estate taxes	-	803	-		803
Homeowners association fees	-	-	-		-
Insurance expense	-	269	-		269
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	757	E	757
Depreciation expense	-	-	3,595	B	3,595
Interest expense	-	-	6,359	C	6,359
Total Expenses	-	1,072	10,711		11,783

Net income (loss) before provision for income tax	-	(1,072)	(10,711)		(11,783)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$(1,072)	$(10,711)		$(11,783)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8855 RUGBY COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 8855 Rugby Court	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 8855 Rugby Court Pro Forma
Rental income	$-	$6,778	$-		$6,778

Expenses
Real estate taxes	-	694	-		694
Homeowners association fees	-	-	-		-
Insurance expense	-	205	-		205
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	542	E	542
Depreciation expense	-	-	2,616	B	2,616
Interest expense	-	-	4,987	C	4,987
Total Expenses	-	899	8,145		9,044

Net income (loss) before provision for income tax	-	5,879	(8,145)		(2,266)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,879	$(8,145)		$(2,266)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 9020 STERLING RIDGE LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 9020 Sterling Ridge Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 9020 Sterling Ridge Lane Pro Forma
Rental income	$-	$2,505	$-		$2,505

Expenses
Real estate taxes	-	784	-		784
Homeowners association fees	-	-	-		-
Insurance expense	-	252	-		252
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	790	E	790
Depreciation expense	-	-	3,306	B	3,306
Interest expense	-	-	5,325	C	5,325
Total Expenses	-	1,036	9,421		10,457

Net income (loss) before provision for income tax	-	1,469	(9,421)		(7,952)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$1,469	$(9,421)		$(7,952)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 9150 SPILLERS DRIVE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 9150 Spillers Drive SW	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 9150 Spillers Drive SW Pro Forma
Rental income	$-	$5,940	$-		$5,940

Expenses
Real estate taxes	-	808	-		808
Homeowners association fees	-	-	-		-
Insurance expense	-	238	-		238
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	475	E	475
Depreciation expense	-	-	3,122	B	3,122
Interest expense	-	-	5,696	C	5,696
Total Expenses	-	1,046	9,293		10,339

Net income (loss) before provision for income tax	-	4,894	(9,293)		(4,399)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,894	$(9,293)		$(4,399)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 925 MOTE ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 925 Mote Road	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 925 Mote Road Pro Forma
Rental income	$-	$5,170	$-		$5,170

Expenses
Real estate taxes	-	633	-		633
Homeowners association fees	-	-	-		-
Insurance expense	-	301	-		301
Repairs & maintenance	-	82	-		82
Other expenses	-	-	-		-
Management fee	-	-	841	E	841
Depreciation expense	-	-	4,064	B	4,064
Interest expense	-	-	7,016	C	7,016
Total Expenses	-	1,016	11,921		12,937

Net income (loss) before provision for income tax	-	4,154	(11,921)		(7,767)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,154	$(11,921)		$(7,767)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 9409 FOREST KNOLL DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 9409 Forest Knoll Drive	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 9409 Forest Knoll Drive Pro Forma
Rental income	$-	$9,729	$-		$9,729

Expenses
Real estate taxes	-	968	-		968
Homeowners association fees	-	-	-		-
Insurance expense	-	296	-		296
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	856	E	856
Depreciation expense	-	-	3,997	B	3,997
Interest expense	-	-	6,922	C	6,922
Total Expenses	-	1,264	11,775		13,039

Net income (loss) before provision for income tax	-	8,465	(11,775)		(3,310)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$8,465	$(11,775)		$(3,310)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 9434 CEDAR CREEK PLACE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 9434 Cedar Creek Place	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 9434 Cedar Creek Place Pro Forma
Rental income	$-	$7,824	$-		$7,824

Expenses
Real estate taxes	-	1,135	-		1,135
Homeowners association fees	-	360	-		360
Insurance expense	-	290	-		290
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	626	E	626
Depreciation expense	-	-	4,380	B	4,380
Interest expense	-	-	7,465	C	7,465
Total Expenses	-	1,785	12,471		14,256

Net income (loss) before provision for income tax	-	6,039	(12,471)		(6,432)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$6,039	$(12,471)		$(6,432)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 9597 PINTAIL TRAIL

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 9597 Pintail Trail	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 9597 Pintail Trail Pro Forma
Rental income	$-	$3,354	$-		$3,354

Expenses
Real estate taxes	-	1,150	-		1,150
Homeowners association fees	-	-	-		-
Insurance expense	-	251	-		251
Repairs & maintenance	-	-	-		-
Other expenses	-	-	-		-
Management fee	-	-	537	E	537
Depreciation expense	-	-	3,892	B	3,892
Interest expense	-	-	6,779	C	6,779
Total Expenses	-	1,401	11,208		12,609

Net income (loss) before provision for income tax	-	1,953	(11,208)		(9,255)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$1,953	$(11,208)		$(9,255)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 974 LAUREL STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 974 Laurel Street	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 974 Laurel Street Pro Forma
Rental income	$-	$7,677	$-		$7,677

Expenses
Real estate taxes	-	998	-		998
Homeowners association fees	-	-	-		-
Insurance expense	-	264	-		264
Repairs & maintenance	-	915	-		915
Other expenses	-	-	-		-
Management fee	-	-	677	E	677
Depreciation expense	-	-	3,508	B	3,508
Interest expense	-	-	6,262	C	6,262
Total Expenses	-	2,177	10,447		12,624

Net income (loss) before provision for income tax	-	5,500	(10,447)		(4,947)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$5,500	$(10,447)		$(4,947)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1701 SUMMERWOODS LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1701 Summerwoods Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1701 Summerwoods Lane Pro Forma
Rental income	$-	$5,985	$-		$5,985

Expenses
Real estate taxes	-	887	-		887
Homeowners association fees	-	300	-		300
Insurance expense	-	162	-		162
Repairs & maintenance	-	149	-		149
Other expenses	-	-	-		-
Management fee	-	-	479	E	479
Depreciation expense	-	-	2,769	B	2,769
Interest expense	-	-	3,879	C	3,879
Total Expenses	-	1,498	7,127		8,625

Net income (loss) before provision for income tax	-	4,487	(7,127)		(2,640)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$4,487	$(7,127)		$(2,640)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1741 PARK LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1741 Park Lane	Historical Property Operations	Pro Forma Adjustments	Notes	Landa Series 1741 Park Lane Pro Forma
Rental income	$-	$4,948	$-		$4,948

Expenses
Real estate taxes	-	907	-		907
Homeowners association fees	-	-	-		-
Insurance expense	-	187	-		187
Repairs & maintenance	-	-	-		-
Other expenses	-	153	-		153
Management fee	-	-	365	E	365
Depreciation expense	-	-	3,133	B	3,133
Interest expense	-	-	4,389	C	4,389
Total Expenses	-	1,247	7,887		9,134

Net income (loss) before provision for income tax	-	3,701	(7,887)		(4,186)
Provision for income taxes	-	-	-	D	-
Net income (loss)	$-	$3,701	$(7,887)		$(4,186)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

Notes:

B	Reflects adjustments related to the closing of property acquisitions, including the closing costs primarily consisting of the acquisition fees and property due diligence fees and the related building depreciation for the periods presented.

C	Reflects adjustments related to the Acquisition Notes payable that were obtained to fund the property acquisitions and the related interest expense for the period presented.

For the Prior Series (as defined and indicated on the Master Series Table), the Acquisition Notes have previously been refinanced and the rate and interest expense can be found in the Company’s Form 1-K/A and Form 1-SA incorporated by reference in this filing.

For the New Series (as defined and indicated on the Master Series Table), a portion of the Acquisition Notes are expected to be refinanced at the closing of the offering with a Refinance Note at a market rate of interest that is expected to be in the range of 7% to 10% per annum, that will be secured by the property and mature between one (1) and five (5) years after the refinancing. The Refinance Notes are anticipated to have principal amounts that (i) are less than the Acquisition Notes and (ii) represent a loan to value ratio of approximately 65% of the original purchase price of each series.

The table below represents the interest expense and Net Income/(Loss) per New Series based on (i) each Refinance Note (x) having a principal amount equal to 65% of the original purchase price of each series and (y) having either a 7% and 10% interest rate; and (ii) each Acquisition Note (x) being partially paid down by the Refinance Note and having a remaining principal amount equal to the original Acquisition Note less the Refinance Note and (y) having an interest rate equal to 4.5%.

	Proposed	Remaining	Total 6 Mos Interest	June	Total 6 Mos Interest	June
Series Name	Refinance Note	Acquisition Note	Expense @ 7% (1)	Proforma Income/(Loss)	Expense @ 10% (1)	Proforma Income/(Loss)
Landa Series 10 Oak Wood Lane	$152,673	$101,782	$7,634	$(13,167)	$9,924	$(14,567)
Landa Series 10 Windridge Drive	$153,853	$102,569	$7,693	$(5,850)	$10,000	$(7,260)
Landa Series 1000 Fox Valley Trail	$178,791	$119,194	$8,940	$(15,457)	$11,621	$(17,096)
Landa Series 1007 Leeward Way	$180,094	$120,063	$9,005	$(10,891)	$11,706	$(12,542)
Landa Series 10119 Commons Way	$183,870	$122,580	$9,193	$(8,938)	$11,952	$(10,623)
Landa Series 10121 Morris Drive SW	$166,941	$111,294	$8,347	$(14,253)	$10,851	$(15,783)
Landa Series 10183 Starr Street SW	$161,030	$107,353	$8,051	$(7,521)	$10,467	$(8,997)
Landa Series 103 Starlake Drive	$160,730	$107,153	$8,036	$(7,336)	$10,447	$(8,809)
Landa Series 104 Summerfield Drive	$180,035	$120,024	$9,002	$(14,121)	$11,702	$(15,771)
Landa Series 10433 Candlelight Road	$183,454	$122,303	$9,173	$(5,967)	$11,925	$(7,649)
Landa Series 105 Anne Street	$151,869	$101,246	$7,593	$(11,598)	$9,871	$(12,990)
Landa Series 107 Oakwood Circle	$119,269	$79,512	$5,963	$(3,722)	$7,752	$(4,815)
Landa Series 109 Amberwood Lane	$129,770	$86,513	$6,489	$(5,337)	$8,435	$(6,527)
Landa Series 110 Shenandoah Drive	$186,478	$124,319	$9,324	$(10,171)	$12,121	$(11,880)
Landa Series 111 Fir Drive	$144,064	$96,042	$7,203	$(8,898)	$9,364	$(10,219)
Landa Series 1110 Parkview Drive	$156,436	$104,291	$7,822	$(11,444)	$10,168	$(12,878)
Landa Series 11187 Shannon Circle	$186,531	$124,354	$9,327	$(7,614)	$12,125	$(9,324)
Landa Series 112 Ridge Street	$185,825	$123,884	$9,291	$(10,425)	$12,079	$(12,128)
Landa Series 11322 Michelle Way	$150,589	$100,393	$7,529	$(6,577)	$9,788	$(7,957)
Landa Series 114 Starlake Drive	$152,062	$101,375	$7,603	$(6,206)	$9,884	$(7,600)
Landa Series 11447 S Grove Drive	$170,869	$113,913	$8,543	$(6,269)	$11,106	$(7,835)
Landa Series 1147 Village Way	$180,606	$120,404	$9,030	$(13,103)	$11,739	$(14,759)
Landa Series 115 Lakeview Drive	$171,472	$114,314	$8,574	$(7,839)	$11,146	$(9,410)
Landa Series 1160 Gable Terrace	$180,705	$120,470	$9,035	$(9,827)	$11,746	$(11,483)
Landa Series 1190 Kirkland Road	$194,275	$129,516	$9,714	$(8,223)	$12,628	$(10,004)
Landa Series 12 Mintz Street	$158,421	$105,614	$7,921	$(6,653)	$10,297	$(8,106)
Landa Series 120 Rosewood Drive	$172,124	$114,749	$8,606	$(7,956)	$11,188	$(9,533)
Landa Series 1201 Kilrush Drive	$321,552	$214,368	$16,078	$(15,725)	$20,901	$(18,673)
Landa Series 124 Libby Lane	$144,291	$96,194	$7,215	$(9,965)	$9,379	$(11,288)

	Proposed	Remaining	Total 6 Mos Interest	June	Total 6 Mos Interest	June
Series Name	Refinance Note	Acquisition Note	Expense @ 7% (1)	Proforma Income/(Loss)	Expense @ 10% (1)	Proforma Income/(Loss)
Landa Series 126 E Mimosa Drive	$153,871	$102,580	$7,694	$(11,320)	$10,002	$(12,730)
Landa Series 12641 Alcovy Road	$184,489	$122,992	$9,224	$(7,751)	$11,992	$(9,442)
Landa Series 1320 Winona Avenue	$132,477	$88,318	$6,624	$(5,525)	$8,611	$(6,739)
Landa Series 133 Dove Landing	$136,235	$90,823	$6,812	$(7,887)	$8,855	$(9,135)
Landa Series 137 Southern Shores Road	$144,161	$96,107	$7,208	$(5,913)	$9,370	$(7,234)
Landa Series 138 Sandalwood Circle	$152,170	$101,446	$7,608	$(34,174)	$9,891	$(35,569)
Landa Series 140 High Ridge Road	$171,470	$114,313	$8,574	$(8,330)	$11,146	$(9,901)
Landa Series 141 Longstreet Circle	$198,841	$132,561	$9,942	$(9,571)	$12,925	$(11,394)
Landa Series 1443 Pebble Ridge Lane	$191,766	$127,844	$9,588	$(12,551)	$12,465	$(14,309)
Landa Series 1445 Maple Valley Court	$120,379	$80,253	$6,019	$(3,867)	$7,825	$(4,970)
Landa Series 146 Crystal Brook	$127,320	$84,880	$6,366	$(4,381)	$8,276	$(5,548)
Landa Series 1473 Brownleaf Drive	$169,553	$113,035	$8,478	$(7,906)	$11,021	$(9,461)
Landa Series 1485 Bola Court	$155,158	$103,439	$7,758	$(5,080)	$10,085	$(6,502)
Landa Series 1490 Diplomat Drive	$212,682	$141,788	$10,634	$(15,739)	$13,824	$(17,689)
Landa Series 153 Cliffside Court	$111,514	$74,342	$5,576	$(4,227)	$7,248	$(5,250)
Landa Series 157 Wells Road	$132,972	$88,648	$6,649	$(5,927)	$8,643	$(7,146)
Landa Series 160 Chimney Ridge Trail	$172,124	$114,749	$8,606	$(6,357)	$11,188	$(7,934)
Landa Series 164 Longstreet Circle	$173,429	$115,619	$8,671	$(8,156)	$11,273	$(9,745)
Landa Series 1666 W Poplar Street	$138,843	$92,562	$6,942	$(4,980)	$9,025	$(6,253)
Landa Series 168 Brookview Drive	$79,346	$52,897	$3,967	$(26,222)	$5,157	$(26,949)
Landa Series 1683 Spoonbill Road	$146,675	$97,783	$7,334	$(11,525)	$9,534	$(12,870)
Landa Series 1689 Viceroy Way	$168,377	$112,251	$8,419	$(7,370)	$10,944	$(8,913)
Landa Series 171 Davidson Drive	$181,879	$121,253	$9,094	$(13,872)	$11,822	$(15,540)
Landa Series 1768 Glen View Way	$150,372	$100,248	$7,519	$(7,949)	$9,774	$(9,327)
Landa Series 181 Watercress Court	$164,945	$109,963	$8,247	$(9,798)	$10,721	$(11,310)
Landa Series 188 Timberline Road	$97,081	$64,721	$4,854	$(2,654)	$6,310	$(3,544)
Landa Series 189 Shenandoah Drive	$153,852	$102,568	$7,693	$(6,093)	$10,000	$(7,503)
Landa Series 1903 Old Concord Drive SE	$185,141	$123,427	$9,257	$(9,243)	$12,034	$(10,940)
Landa Series 195 Branchwood Drive	$189,708	$126,472	$9,485	$(16,648)	$12,331	$(18,387)
Landa Series 195 Fairclift Drive	$171,472	$114,314	$8,574	$(7,087)	$11,146	$(8,658)
Landa Series 195 Hunters Trace	$190,173	$126,782	$9,509	$(31,584)	$12,361	$(33,327)
Landa Series 196 Montego Circle	$160,377	$106,918	$8,019	$(6,003)	$10,425	$(7,473)
Landa Series 20 Chimney Smoke Drive	$172,124	$114,749	$8,606	$(9,244)	$11,188	$(10,821)

	Proposed	Remaining	Total 6 Mos Interest	June	Total 6 Mos Interest	June
Series Name	Refinance Note	Acquisition Note	Expense @ 7% (1)	Proforma Income/(Loss)	Expense @ 10% (1)	Proforma Income/(Loss)
Landa Series 204 N Main Court	$136,235	$90,823	$6,812	$(5,787)	$8,855	$(7,035)
Landa Series 2055 Grove Way	$149,285	$99,524	$7,464	$(14,033)	$9,704	$(15,401)
Landa Series 212 Fleeta Drive	$140,179	$93,453	$7,009	$(5,736)	$9,112	$(7,021)
Landa Series 215 Central Lake Circle	$160,351	$106,900	$8,018	$(10,608)	$10,423	$(12,078)
Landa Series 217 Glenloch Court	$185,173	$123,449	$9,259	$(7,188)	$12,036	$(8,885)
Landa Series 2177 E Chester Circle SE	$187,770	$125,180	$9,389	$(10,835)	$12,205	$(12,557)
Landa Series 221 Lakeview Drive	$178,649	$119,100	$8,932	$(8,571)	$11,612	$(10,209)
Landa Series 2264 Chestnut Hill Circle	$227,588	$151,725	$11,379	$(12,182)	$14,793	$(14,269)
Landa Series 235 Lazy Hollow Lane	$179,556	$119,704	$8,978	$(9,037)	$11,671	$(10,683)
Landa Series 2425 Cornell Circle	$198,879	$132,586	$9,944	$(9,244)	$12,927	$(11,067)
Landa Series 2443 Hodges Farm Road	$147,328	$98,218	$7,366	$(5,439)	$9,576	$(6,790)
Landa Series 25 Pleasant Valley Road	$170,165	$113,443	$8,508	$(8,021)	$11,061	$(9,581)
Landa Series 253 Marco Drive	$139,657	$93,104	$6,983	$(6,048)	$9,078	$(7,329)
Landa Series 255 Countryside Lane	$176,692	$117,795	$8,835	$(6,471)	$11,485	$(8,091)
Landa Series 258 Rocky Point Road	$189,088	$126,059	$9,454	$(10,242)	$12,291	$(11,975)
Landa Series 263 Rocky Point Road	$167,556	$111,704	$8,378	$(15,574)	$10,891	$(17,110)
Landa Series 268 Brookview Drive	$113,045	$75,363	$5,652	$(2,509)	$7,348	$(3,546)
Landa Series 270 Mountain Lane	$175,010	$116,673	$8,750	$(16,293)	$11,376	$(17,897)
Landa Series 270 Mountain Way	$172,777	$115,184	$8,639	$(10,638)	$11,230	$(12,221)
Landa Series 270 Pleasant Hill Drive	$163,925	$109,283	$8,196	$(22,783)	$10,655	$(24,286)
Landa Series 2794 Norfair Loop	$140,150	$93,433	$7,007	$(5,599)	$9,110	$(6,884)
Landa Series 2813 Vicksburg Court	$202,791	$135,194	$10,140	$(8,936)	$13,181	$(10,795)
Landa Series 2933 Coffer Drive	$169,029	$112,686	$8,451	$(6,446)	$10,987	$(7,995)
Landa Series 30 High Ridge Road	$199,707	$133,138	$9,985	$(8,831)	$12,981	$(10,662)
Landa Series 30 Roosevelt Road	$170,818	$113,878	$8,541	$(14,085)	$11,103	$(15,650)
Landa Series 3011 Raintree Drive SE	$186,008	$124,005	$9,300	$(16,541)	$12,091	$(18,246)
Landa Series 304 Deerfield Drive	$175,107	$116,738	$8,755	$(36,100)	$11,382	$(37,705)
Landa Series 3043 Highway 81 S	$129,735	$86,490	$6,487	$(5,122)	$8,433	$(6,312)
Landa Series 313 Blue Heron Drive	$162,874	$108,583	$8,144	$(12,731)	$10,587	$(14,224)
Landa Series 3202 Chippewa Drive	$179,301	$119,534	$8,965	$(11,638)	$11,655	$(13,282)
Landa Series 35 Clay Court	$181,918	$121,279	$9,096	$(15,258)	$11,825	$(16,926)
Landa Series 350 Cadiz Lane S	$166,250	$110,833	$8,312	$(7,146)	$10,806	$(8,670)
Landa Series 351 Wesley Park Drive	$156,462	$104,308	$7,823	$(8,524)	$10,170	$(9,959)
Landa Series 3603 Manhattan Drive	$195,616	$130,411	$9,781	$(16,632)	$12,715	$(18,425)
Landa Series 3667 Patti Parkway	$227,590	$151,727	$11,380	$(16,862)	$14,793	$(18,949)
Landa Series 404 Barberry Lane	$171,535	$114,357	$8,577	$(7,784)	$11,150	$(9,356)
Landa Series 412 Kendall Lane	$178,058	$118,705	$8,903	$(8,325)	$11,574	$(9,958)
Landa Series 416 Autumn Lake Court	$159,726	$106,484	$7,986	$(6,385)	$10,382	$(7,849)

	Proposed	Remaining	Total 6 Mos Interest	June	Total 6 Mos Interest	June
Series Name	Refinance Note	Acquisition Note	Expense @ 7% (1)	Proforma Income/(Loss)	Expense @ 10% (1)	Proforma Income/(Loss)
Landa Series 43 Darwin Drive	$151,242	$100,828	$7,562	$(6,567)	$9,831	$(7,953)
Landa Series 432 Manor Estates Drive	$188,502	$125,668	$9,425	$(8,320)	$12,253	$(10,048)
Landa Series 440 Freestone Drive	$198,898	$132,598	$9,945	$(15,092)	$12,928	$(16,916)
Landa Series 4447 Lake Breeze Drive	$205,404	$136,936	$10,270	$(10,382)	$13,351	$(12,265)
Landa Series 445 Independence Drive	$179,268	$119,512	$8,963	$(13,696)	$11,652	$(15,339)
Landa Series 449 Kara Lane	$159,241	$106,161	$7,962	$(13,191)	$10,351	$(14,651)
Landa Series 45 Blue Jay Drive	$211,927	$141,285	$10,596	$(8,923)	$13,775	$(10,866)
Landa Series 45 Laurel Way	$204,060	$136,040	$10,203	$(8,440)	$13,264	$(10,311)
Landa Series 4702 Saint James Way	$160,472	$106,981	$8,024	$(9,201)	$10,431	$(10,672)
Landa Series 4732 Pinedale Drive	$140,831	$93,888	$7,042	$(18,741)	$9,154	$(20,032)
Landa Series 497 Highway 212	$167,527	$111,684	$8,376	$(8,598)	$10,889	$(10,134)
Landa Series 5039 East Street	$124,489	$82,993	$6,224	$(7,052)	$8,092	$(8,193)
Landa Series 5040 Huntshire Lane	$266,991	$177,994	$13,350	$(25,969)	$17,354	$(28,416)
Landa Series 513 Jarrett Court	$173,468	$115,645	$8,673	$(15,462)	$11,275	$(17,052)
Landa Series 5143 Pinecrest Drive SW	$136,262	$90,842	$6,813	$(10,286)	$8,857	$(11,535)
Landa Series 524 Sawmill Road	$170,208	$113,472	$8,510	$(15,031)	$11,063	$(16,592)
Landa Series 5329 Shirewick Lane	$202,794	$135,196	$10,140	$(10,087)	$13,182	$(11,946)
Landa Series 540 Cowan Road	$179,734	$119,823	$8,987	$(7,095)	$11,683	$(8,743)
Landa Series 5411 Rocky Pine Drive	$185,931	$123,954	$9,297	$(9,367)	$12,086	$(11,071)
Landa Series 55 Myrtle Grove Lane	$174,734	$116,489	$8,737	$(9,213)	$11,358	$(10,815)
Landa Series 550 Cowan Road	$150,470	$100,313	$7,523	$(13,786)	$9,781	$(15,165)
Landa Series 5581 Fox Glen Circle	$260,829	$173,886	$13,041	$(46,245)	$16,954	$(48,636)
Landa Series 565 Mountainview Drive	$169,941	$113,294	$8,497	$(15,931)	$11,046	$(17,488)
Landa Series 5737 Strathmoor Manor Circle	$152,548	$101,699	$7,627	$(10,995)	$9,916	$(12,393)
Landa Series 5801 Strathmoor Manor Circle	$157,767	$105,178	$7,888	$(12,931)	$10,255	$(14,378)
Landa Series 6104-6106 Oakwood Circle SW	$148,712	$99,141	$7,436	$(3,836)	$9,666	$(5,200)
Landa Series 6107 Shadow Glen Court	$127,777	$85,185	$6,389	$(8,391)	$8,305	$(9,562)
Landa Series 6111-6113 Pine Glen Circle SW	$273,918	$182,612	$13,696	$(16,415)	$17,805	$(18,926)
Landa Series 6119 Pineneedle Drive SW	$99,693	$66,462	$4,985	$(4,817)	$6,480	$(5,731)
Landa Series 615 Barshay Drive	$175,178	$116,786	$8,759	$(6,965)	$11,387	$(8,570)
Landa Series 6168 Wheat Street NE	$112,739	$75,159	$5,637	$(5,680)	$7,328	$(6,713)
Landa Series 6178 Green Acres Drive SW	$134,061	$89,374	$6,703	$(8,925)	$8,714	$(10,154)

	Proposed	Remaining	Total 6 Mos Interest	June	Total 6 Mos Interest	June
Series Name	Refinance Note	Acquisition Note	Expense @ 7% (1)	Proforma Income/(Loss)	Expense @ 10% (1)	Proforma Income/(Loss)
Landa Series 6386 Forester Way	$178,100	$118,733	$8,905	$(11,743)	$11,576	$(13,376)
Landa Series 6404 Walnut Way	$167,556	$111,704	$8,378	$(7,311)	$10,891	$(8,847)
Landa Series 643 Sycamore Drive	$162,111	$108,074	$8,106	$(7,847)	$10,537	$(9,333)
Landa Series 65 Freedom Court	$176,331	$117,554	$8,817	$(6,533)	$11,461	$(8,149)
Landa Series 653 Georgetown Lane	$171,522	$114,348	$8,576	$(8,018)	$11,149	$(9,590)
Landa Series 6635 Kimberly Mill Road	$197,227	$131,485	$9,861	$(14,868)	$12,820	$(16,676)
Landa Series 6653 Bedford Road	$167,174	$111,449	$8,359	$(14,776)	$10,866	$(16,308)
Landa Series 6710 Sunset Hills Boulevard	$142,107	$94,738	$7,105	$(6,206)	$9,237	$(7,509)
Landa Series 6762 Bent Creek Drive	$167,555	$111,703	$8,378	$(14,780)	$10,891	$(16,316)
Landa Series 683 Wood Path Court	$197,085	$131,390	$9,854	$(18,059)	$12,811	$(19,866)
Landa Series 70 Shenandoah Lane	$201,451	$134,300	$10,073	$(12,329)	$13,094	$(14,176)
Landa Series 709 Georgetown Court	$165,635	$110,423	$8,282	$(14,055)	$10,766	$(15,573)
Landa Series 7107 Geiger Street NW	$96,429	$64,286	$4,821	$(5,462)	$6,268	$(6,346)
Landa Series 7205 Lakeview Drive SW	$175,387	$116,924	$8,769	$(11,865)	$11,400	$(13,473)
Landa Series 750 Georgetown Court	$136,233	$90,822	$6,812	$(5,555)	$8,855	$(6,803)
Landa Series 752 Chestnut Drive	$118,639	$79,093	$5,932	$(4,389)	$7,712	$(5,477)
Landa Series 773 Villa Way	$71,906	$47,938	$3,595	$(1,714)	$4,674	$(2,373)
Landa Series 7781 Mountain Creek Way	$180,648	$120,432	$9,032	$(8,860)	$11,742	$(10,516)
Landa Series 7950 Woodlake Drive	$150,589	$100,393	$7,529	$(5,866)	$9,788	$(7,246)
Landa Series 80 High Ridge Road	$181,258	$120,839	$9,063	$(10,212)	$11,782	$(11,874)
Landa Series 800 Mills Drive	$202,103	$134,735	$10,105	$(15,535)	$13,137	$(17,388)
Landa Series 808 Hillandale Lane	$171,202	$114,135	$8,560	$(7,610)	$11,128	$(9,179)
Landa Series 8110 Devonshire Drive	$127,777	$85,185	$6,389	$(3,689)	$8,305	$(4,860)
Landa Series 8121 Spillers Drive SW	$146,967	$97,978	$7,348	$(5,011)	$9,553	$(6,359)
Landa Series 8233 Creekline Court	$176,191	$117,461	$8,810	$(11,284)	$11,452	$(12,899)
Landa Series 8302 Sterling Lakes Drive	$183,217	$122,145	$9,161	$(11,930)	$11,909	$(13,609)
Landa Series 843 Tramore Drive	$117,293	$78,196	$5,865	$(961)	$7,624	$(2,037)
Landa Series 85 Kirkland Court	$198,876	$132,584	$9,944	$(10,712)	$12,927	$(12,535)
Landa Series 85 Thorn Thicket Way	$176,731	$117,821	$8,837	$(8,171)	$11,488	$(9,791)
Landa Series 8658 Ashley Way	$114,545	$76,363	$5,727	$(9,516)	$7,445	$(10,566)
Landa Series 8667 Ashley Way	$82,042	$54,695	$4,102	$(513)	$5,333	$(1,265)
Landa Series 8671 Ashley Way	$120,466	$80,311	$6,023	$(3,861)	$7,830	$(4,965)
Landa Series 8676 Ashley Way	$123,410	$82,273	$6,171	$(10,415)	$8,022	$(11,546)
Landa Series 8691 Ashley Way	$89,133	$59,422	$4,457	$(7,973)	$5,794	$(8,790)

	Proposed	Remaining	Total 6 Mos Interest	June	Total 6 Mos Interest	June
Series Name	Refinance Note	Acquisition Note	Expense @ 7% (1)	Proforma Income/(Loss)	Expense @ 10% (1)	Proforma Income/(Loss)
Landa Series 8692 Ashley Way	$87,515	$58,344	$4,376	$(8,197)	$5,688	$(9,000)
Landa Series 8693 Ashley Way	$132,279	$88,186	$6,614	$(11,056)	$8,598	$(12,269)
Landa Series 8694 Ashley Way	$120,598	$80,398	$6,030	$(10,420)	$7,839	$(11,525)
Landa Series 8697 Ashley Way	$131,075	$87,383	$6,554	$(5,337)	$8,520	$(6,539)
Landa Series 8819 Leafwood Court	$169,564	$113,043	$8,478	$(14,892)	$11,022	$(16,446)
Landa Series 8855 Rugby Court	$132,999	$88,666	$6,650	$(4,704)	$8,645	$(5,923)
Landa Series 9020 Sterling Ridge Lane	$141,996	$94,664	$7,100	$(10,555)	$9,230	$(11,857)
Landa Series 9150 Spillers Drive SW	$151,895	$101,264	$7,595	$(7,184)	$9,873	$(8,576)
Landa Series 925 Mote Road	$187,098	$124,732	$9,355	$(11,197)	$12,161	$(12,912)
Landa Series 9409 Forest Knoll Drive	$184,585	$123,057	$9,229	$(6,694)	$11,998	$(8,386)
Landa Series 9434 Cedar Creek Place	$199,068	$132,712	$9,953	$(10,082)	$12,939	$(11,906)
Landa Series 9597 Pintail Trail	$180,775	$120,517	$9,039	$(12,569)	$11,750	$(14,226)
Landa Series 974 Laurel Street	$166,979	$111,319	$8,349	$(8,008)	$10,854	$(9,539)
Landa Series 1701 Summerwoods Lane	$103,443	$68,962	$5,172	$(4,536)	$6,724	$(5,485)
Landa Series 1741 Park Lane	$117,051	$78,034	$5,853	$(6,332)	$7,608	$(7,405)

(1)	Both the 7% and 10%. Interest expense columns include the remaining acquisition note balance of 4.5% interest expense

D	The Company elected not to pro forma the provision for income taxes as there were losses and a full deferred tax asset valuation allowance was assumed.

E	Reflects adjustments for property management fee expense based on contractual terms to be entered into under management agreements with the Manager at closing of this offering for the periods presented.

LANDA SERIES 10 OAK WOOD LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 10 Oak Wood Lane	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 10 Oak Wood Lane Pro Forma
Rental Income	$-	$13,591	$1,140	$-		$14,731

Expenses
Real Estate Taxes	-	1,151	97	-		1,248
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	820	44	-		864
Repairs and Maintenance	-	515	-	-		515
Other Expenses	-	94	-	-		94
Management fee	-	-	-	1,668	E	1,668
Depreciation and amortization	-	-	-	7,467	B	7,467
Interest Expense	-	-	-	11,451	C	11,451
Total Expenses	-	2,580	141	20,586		23,307

Net Income (loss) before provision for income tax	-	11,011	999	(20,586)		(8,576)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$11,011	$999	$(20,586)		$(8,576)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 10 WINDRIDGE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 10 Windridge Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 10 Windridge Drive Pro-Forma
Rental Income	$-	$10,956	$1,099	$-		$12,055

Expenses
Real Estate Taxes	-	1,262	107	-		1,369
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	633	38	-		671
Repairs and Maintenance	-	2,515	-	-		2,515
Other Expenses	-	361	-	-		361
Management fee	-	-	-	1,338	E	1,338
Depreciation and amortization	-	-	-	6,349	B	6,349
Interest Expense	-	-	-	11,539	C	11,539
Total Expenses	-	4,771	145	19,226		24,142

Net Income (loss) before provision for income tax	-	6,185	954	(19,226)		(12,087)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$6,185	$954	$(19,226)		$(12,087)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1000 FOX VALLEY TRAIL

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1000 Fox Valley Trail	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 1000 Fox Valley Trail Pro- Forma
Rental Income	$-	$13,963	$1,193	$-		$15,156

Expenses
Real Estate Taxes	-	2,637	223	-		2,860
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	826	48	-		874
Repairs and Maintenance	-	805	-	-		805
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,800	E	1,800
Depreciation and amortization	-	-	-	8,112	B	8,112
Interest Expense	-	-	-	13,409	C	13,409
Total Expenses	-	4,268	271	23,321		27,860

Net Income (loss) before provision for income tax	-	9,695	922	(23,321)		(12,704)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,695	$922	$(23,321)		$(12,704)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1007 LEEWARD WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1007 Leeward Way	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 1007 Leeward Way Pro Forma
Rental Income	$-	$11,656	$1,016	$-		$12,672

Expenses
Real Estate Taxes	-	1,777	150	-		1,927
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	863	45	-		908
Repairs and Maintenance	-	185	-	-		185
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,024	E	1,024
Depreciation and amortization	-	-	-	7,746	B	7,746
Interest Expense	-	-	-	13,507	C	13,507
Total Expenses	-	2,825	195	22,277		25,297

Net Income (loss) before provision for income tax	-	8,831	821	(22,277)		(12,625)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,831	$821	$(22,277)		$(12,625)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 10119 COMMONS WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 10119 Commons Way	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 10119 Commons Way Pro Forma
Rental Income	$-	$13,074	$1,140	$-		$14,214

Expenses
Real Estate Taxes	-	2,080	176	-		2,256
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,151	47	-		1,198
Repairs and Maintenance	-	461	-	-		461
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,170	E	1,170
Depreciation and amortization	-	-	-	7,956	B	7,956
Interest Expense	-	-	-	13,790	C	13,790
Total Expenses	-	3,692	223	22,916		26,831

Net Income (loss) before provision for income tax	-	9,382	917	(22,916)		(12,617)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,382	$917	$(22,916)		$(12,617)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 10121 MORRIS DRIVE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 10121 Morris Drive SW	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 10121 Morris Drive SW Pro Forma
Rental Income	$-	$10,080	$1,440	$-		$11,520

Expenses
Real Estate Taxes	-	895	131	-		1,026
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	357	25	-		382
Repairs and Maintenance	-	1,275	-	-		1,275
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,596	E	1,596
Depreciation and amortization	-	-	-	7,049	B	7,049
Interest Expense	-	-	-	12,521	C	12,521
Total Expenses	-	2,527	156	21,166		23,849

Net Income (loss) before provision for income tax	-	7,553	1,284	(21,166)		(12,329)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,553	$1,284	$(21,166)		$(12,329)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 10183 STARR STREET SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 10183 Starr Street SW	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 10183 Starr Street SW Pro Forma
Rental Income	$-	$10,202	$1,523	$-		$11,725

Expenses
Real Estate Taxes	-	910	133	-		1,043
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,011	63	-		1,074
Repairs and Maintenance	-	812	-	-		812
Other Expenses	-	-	-	-		-
Management fee	-	-	-	974	E	974
Depreciation and amortization	-	-	-	6,733	B	6,733
Interest Expense	-	-	-	12,077	C	12,077
Total Expenses	-	2,733	196	19,784		22,713

Net Income (loss) before provision for income tax	-	7,469	1,327	(19,784)		(10,988)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,469	$1,327	$(19,784)		$(10,988)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 103 STARLAKE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 103 Starlake Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 103 Starlake Drive Pro Forma
Rental Income	$-	$11,230	$1,619	$-		$12,849

Expenses
Real Estate Taxes	-	1,302	191	-		1,493
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	948	61	-		1,009
Repairs and Maintenance	-	299	-	-		299
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,036	E	1,036
Depreciation and amortization	-	-	-	6,666	B	6,666
Interest Expense	-	-	-	12,055	C	12,055
Total Expenses	-	2,549	252	19,757		22,558

Net Income (loss) before provision for income tax	-	8,681	1,367	(19,757)		(9,709)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,681	$1,367	$(19,757)		$(9,709)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 104 SUMMERFIELD DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 104 Summerfield Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 104 Summerfield Drive Pro-Forma
Rental Income	$-	$12,901	$1,091	$-		$13,992

Expenses
Real Estate Taxes	-	2,104	178	-		2,282
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	803	45	-		848
Repairs and Maintenance	-	1,545	-	-		1,545
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,733	E	1,733
Depreciation and amortization	-	-	-	7,750	B	7,750
Interest Expense	-	-	-	13,503	C	13,503
Total Expenses	-	4,452	223	22,986		27,661

Net Income (loss) before provision for income tax	-	8,449	868	(22,986)		(13,669)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,449	$868	$(22,986)		$(13,669)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 10433 CANDLELIGHT RD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 10433 Candlelight Rd	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 10433 Candlelight Rd Pro Forma
Rental Income	$-	$12,117	$1,731	$-		$13,848

Expenses
Real Estate Taxes	-	1,787	262	-		2,049
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	630	63	-		693
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,569	E	1,569
Depreciation and amortization	-	-	-	7,933	B	7,933
Interest Expense	-	-	-	13,759	C	13,759
Total Expenses	-	2,417	325	23,261		26,003

Net Income (loss) before provision for income tax	-	9,700	1,406	(23,261)		(12,155)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,700	$1,406	$(23,261)		$(12,155)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 105 ANNE STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa App Series 105 Anne Street	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 105 Anne Street Pro Forma
Rental Income	$-	$11,899	$1,066	$-		$12,965

Expenses
Real Estate Taxes	-	897	76	-		973
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	629	38	-		667
Repairs and Maintenance	-	2,055	-	-		2,055
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,094	E	1,094
Depreciation and amortization	-	-	-	6,242	B	6,242
Interest Expense	-	-	-	11,390	C	11,390
Total Expenses	-	3,581	114	18,726		22,421

Net Income (loss) before provision for income tax	-	8,318	952	(18,726)		(9,456)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,318	$952	$(18,726)		$(9,456)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 107 OAKWOOD CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 107 Oakwood Circle	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 107 Oakwood Circle Pro Forma
Rental Income	$-	$9,531	$819	$-		$10,350

Expenses
Real Estate Taxes	-	748	63	-		811
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	686	29	-		715
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,199	E	1,199
Depreciation and amortization	-	-	-	4,497	B	4,497
Interest Expense	-	-	-	8,945	C	8,945
Total Expenses	-	1,434	92	14,641		16,167

Net Income (loss) before provision for income tax	-	8,097	727	(14,641)		(5,817)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,097	$727	$(14,641)		$(5,817)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 109 AMBERWOOD LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 109 Amberwood Lane	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 109 Amberwood Lane Pro- Forma
Rental Income	$-	$9,897	$868	$-		$10,765

Expenses
Real Estate Taxes	-	901	76	-		977
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	832	31	-		863
Repairs and Maintenance	-	640	-	-		640
Other Expenses	-	-	-	-		-
Management fee	-	-	-	891	E	891
Depreciation and amortization	-	-	-	5,056	B	5,056
Interest Expense	-	-	-	9,733	C	9,733
Total Expenses	-	2,373	107	15,680		18,160

Net Income (loss) before provision for income tax	-	7,524	761	(15,680)		(7,395)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,524	$761	$(15,680)		$(7,395)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 110 SHENANDOAH DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 110 Shenandoah Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 110 Shenandoah Drive Pro- Forma
Rental Income	$-	$11,988	$1,770	$-		$13,758

Expenses
Real Estate Taxes	-	1,394	204	-		1,598
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,100	66	-		1,166
Repairs and Maintenance	-	2,035	-	-		2,035
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,133	E	1,133
Depreciation and amortization	-	-	-	8,095	B	8,095
Interest Expense	-	-	-	13,986	C	13,986
Total Expenses	-	4,529	270	23,214		28,013

Net Income (loss) before provision for income tax	-	7,459	1,500	(23,214)		(14,255)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,459	$1,500	$(23,214)		$(14,255)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 111 FIR DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 111 Fir Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 111 Fir Drive Pro- Forma
Rental Income	$-	$10,174	$1,472	$-		$11,646

Expenses
Real Estate Taxes	-	1,206	177	-		1,383
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	741	52	-		793
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	188	-	-		188
Management fee	-	-	-	1,440	E	1,440
Depreciation and amortization	-	-	-	5,825	B	5,825
Interest Expense	-	-	-	10,805	C	10,805
Total Expenses	-	2,135	229	18,070		20,434

Net Income (loss) before provision for income tax	-	8,039	1,243	(18,070)		(8,788)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,039	$1,243	$(18,070)		$(8,788)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1110 PARKVIEW DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1110 Parkview Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 1110 Parkview Drive Pro Forma
Rental Income	$-	$10,232	$868	$-		$11,100

Expenses
Real Estate Taxes	-	803	68	-		871
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	644	39	-		683
Repairs and Maintenance	-	2,538	-	-		2,538
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,284	E	1,284
Depreciation and amortization	-	-	-	6,487	B	6,487
Interest Expense	-	-	-	11,733	C	11,733
Total Expenses	-	3,985	107	19,504		23,596

Net Income (loss) before provision for income tax	-	6,247	761	(19,504)		(12,496)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$6,247	$761	$(19,504)		$(12,496)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 11187 SHANNON CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 11187 Shannon Circle	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 11187 Shannon Circle Pro- Forma
Rental Income	$-	$11,496	$972	$-		$12,468

Expenses
Real Estate Taxes	-	1,585	134	-		1,719
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	742	47	-		789
Repairs and Maintenance	-	1,548	-	-		1,548
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,648	E	1,648
Depreciation and amortization	-	-	-	8,098	B	8,098
Interest Expense	-	-	-	13,990	C	13,990
Total Expenses	-	3,875	181	23,736		27,792

Net Income (loss) before provision for income tax	-	7,621	791	(23,736)		(15,324)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,621	$791	$(23,736)		$(15,324)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 112 RIDGE STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 112 Ridge Street	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 112 Ridge Street Pro Forma
Rental Income	$-	$12,119	$1,790	$-		$13,909

Expenses
Real Estate Taxes	-	1,928	282	-		2,210
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,050	67	-		1,117
Repairs and Maintenance	-	485	-	-		485
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,145	E	1,145
Depreciation and amortization	-	-	-	8,060	B	8,060
Interest Expense	-	-	-	13,937	C	13,937
Total Expenses	-	3,463	349	23,142		26,954

Net Income (loss) before provision for income tax	-	8,656	1,441	(23,142)		(13,045)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,656	$1,441	$(23,142)		$(13,045)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 11322 MICHELLE WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 11322 Michelle Way	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 11322 Michelle Way Pro Forma
Rental Income	$-	$11,286	$1,638	$-		$12,924

Expenses
Real Estate Taxes	-	1,306	191	-		1,497
Homeowner Association Fees	-	360	120	-		480
Property Insurance	-	672	51	-		723
Repairs and Maintenance	-	945	-	-		945
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,260	E	1,260
Depreciation and amortization	-	-	-	6,174	B	6,174
Interest Expense	-	-	-	11,294	C	11,294
Total Expenses	-	3,283	362	18,728		22,373

Net Income (loss) before provision for income tax	-	8,003	1,276	(18,728)		(9,449)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,003	$1,276	$(18,728)		$(9,449)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 114 STARLAKE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 114 Starlake Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 114 Starlake Drive Pro Forma
Rental Income	$-	$12,092	$1,044	$-		$13,136

Expenses
Real Estate Taxes	-	1,362	115	-		1,477
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	675	38	-		713
Repairs and Maintenance	-	131	545	-		676
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,071	E	1,071
Depreciation and amortization	-	-	-	6,247	B	6,247
Interest Expense	-	-	-	11,405	C	11,405
Total Expenses	-	2,168	698	18,723		21,589

Net Income (loss) before provision for income tax	-	9,924	346	(18,723)		(8,453)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,924	$346	$(18,723)		$(8,453)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 11447 S GROVE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 11447 S Grove Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 11447 S Grove Drive Pro Forma
Rental Income	$-	$11,683	$987	$-		$12,670

Expenses
Real Estate Taxes	-	1,495	126	-		1,621
Homeowner Association Fees	-	415	35	-		450
Property Insurance	-	625	43	-		668
Repairs and Maintenance	-	130	-	-		130
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,692	E	1,692
Depreciation and amortization	-	-	-	7,260	B	7,260
Interest Expense	-	-	-	12,815	C	12,815
Total Expenses	-	2,665	204	21,767		24,636

Net Income (loss) before provision for income tax	-	9,018	783	(21,767)		(11,966)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,018	$783	$(21,767)		$(11,966)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1147 VILLAGE WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1147 Village Way	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 1147 Village Way Pro Forma
Rental Income	$-	$9,160	$1,838	$-		$10,998

Expenses
Real Estate Taxes	-	2,085	305	-		2,390
Homeowner Association Fees	-	2,216	317	-		2,533
Property Insurance	-	820	50	-		870
Repairs and Maintenance	-	7,438	-	-		7,438
Other Expenses	-	183	-	-		183
Management fee	-	-	-	1,582	E	1,582
Depreciation and amortization	-	-	-	7,781	B	7,781
Interest Expense	-	-	-	13,545	C	13,545
Total Expenses	-	12,742	672	22,908		36,322

Net Income (loss) before provision for income tax	-	(3,582)	1,166	(22,908)		(25,324)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$(3,582)	$1,166	$(22,908)		$(25,324)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 115 LAKEVIEW DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 115 Lakeview Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 115 Lakeview Drive Pro Forma
Rental Income	$-	$13,107	$1,143	$-		$14,250

Expenses
Real Estate Taxes	-	2,012	170	-		2,182
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,020	43	-		1,063
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,173	E	1,173
Depreciation and amortization	-	-	-	7,292	B	7,292
Interest Expense	-	-	-	12,860	C	12,860
Total Expenses	-	3,032	213	21,325		24,570

Net Income (loss) before provision for income tax	-	10,075	930	(21,325)		(10,320)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,075	$930	$(21,325)		$(10,320)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1160 GABLE TERRACE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1160 Gable Terrace	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 1160 Gable Terrace Pro Forma
Rental Income	$-	$12,554	$1,853	$-		$14,407

Expenses
Real Estate Taxes	-	2,354	345	-		2,699
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,156	73	-		1,229
Repairs and Maintenance	-	1,835	-	-		1,835
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,186	E	1,186
Depreciation and amortization	-	-	-	7,781	B	7,781
Interest Expense	-	-	-	13,553	C	13,553
Total Expenses	-	5,345	418	22,520		28,283

Net Income (loss) before provision for income tax	-	7,209	1,435	(22,520)		(13,876)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,209	$1,435	$(22,520)		$(13,876)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1190 KIRKLAND ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1190 Kirkland Road	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 1190 Kirkland Road Pro Forma
Rental Income	$-	$12,038	$1,739	$-		$13,777

Expenses
Real Estate Taxes	-	1,275	108	-		1,383
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	644	50	-		694
Repairs and Maintenance	-	8,920	-	-		8,920
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,596	E	1,596
Depreciation and amortization	-	-	-	8,513	B	8,513
Interest Expense	-	-	-	14,571	C	14,571
Total Expenses	-	10,839	158	24,680		35,677

Net Income (loss) before provision for income tax	-	1,199	1,581	(24,680)		(21,900)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$1,199	$1,581	$(24,680)		$(21,900)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 12 MINTZ STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 12 Mintz Street	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 12 Mintz Street Pro Forma
Rental Income	$-	$11,282	$974	$-		$12,256

Expenses
Real Estate Taxes	-	1,489	126	-		1,615
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	999	39	-		1,038
Repairs and Maintenance	-	909	-	-		909
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,439	E	1,439
Depreciation and amortization	-	-	-	6,593	B	6,593
Interest Expense	-	-	-	11,882	C	11,882
Total Expenses	-	3,397	165	19,914		23,476

Net Income (loss) before provision for income tax	-	7,885	809	(19,914)		(11,220)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,885	$809	$(19,914)		$(11,220)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 120 ROSEWOOD DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 120 Rosewood Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 120 Rosewood Drive Pro- Forma
Rental Income	$-	$12,958	$1,130	$-		$14,088

Expenses
Real Estate Taxes	-	1,984	168	-		2,152
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,030	43	-		1,073
Repairs and Maintenance	-	610	-	-		610
Other Expenses	-	95	-	-		95
Management fee	-	-	-	1,160	E	1,160
Depreciation and amortization	-	-	-	7,327	B	7,327
Interest Expense	-	-	-	12,909	C	12,909
Total Expenses	-	3,719	211	21,396		25,326

Net Income (loss) before provision for income tax	-	9,239	919	(21,396)		(11,238)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,239	$919	$(21,396)		$(11,238)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1201 KILRUSH DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1201 Kilrush Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 1201 Kilrush Drive Pro Forma
Rental Income	$-	$22,882	$3,455	$-		$26,337

Expenses
Real Estate Taxes	-	2,788	408	-		3,196
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,913	128	-		2,041
Repairs and Maintenance	-	1,585	-	-		1,585
Other Expenses	-	-	-	-		-
Management fee	-	-	-	2,211	E	2,211
Depreciation and amortization	-	-	-	15,326	B	15,326
Interest Expense	-	-	-	24,116	C	24,116
Total Expenses	-	6,286	536	41,653		48,475

Net Income (loss) before provision for income tax	-	16,596	2,919	(41,653)		(22,138)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$16,596	$2,919	$(41,653)		$(22,138)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 124 LIBBY LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 124 Libby Lane	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 124 Libby Lane Pro Forma
Rental Income	$-	$11,240	$1,628	$-		$12,868

Expenses
Real Estate Taxes	-	997	146	-		1,143
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	538	51	-		589
Repairs and Maintenance	-	1,594	-	-		1,594
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,550	E	1,550
Depreciation and amortization	-	-	-	5,837	B	5,837
Interest Expense	-	-	-	10,822	C	10,822
Total Expenses	-	3,129	197	18,209		21,535

Net Income (loss) before provision for income tax	-	8,111	1,431	(18,209)		(8,667)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,111	$1,431	$(18,209)		$(8,667)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 126 E MIMOSA DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 126 E Mimosa Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 126 E Mimosa Drive Pro Forma
Rental Income	$-	$9,375	$931	$-		$10,306

Expenses
Real Estate Taxes	-	816	69	-		885
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	475	38	-		513
Repairs and Maintenance	-	95	-	-		95
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,361	E	1,361
Depreciation and amortization	-	-	-	6,350	B	6,350
Interest Expense	-	-	-	11,540	C	11,540
Total Expenses	-	1,386	107	19,251		20,744

Net Income (loss) before provision for income tax	-	7,989	824	(19,251)		(10,438)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,989	$824	$(19,251)		$(10,438)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 12641 ALCOVY ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 12641 Alcovy Road	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 12641 Alcovy Road Pro Forma
Rental Income	$-	$10,089	$1,029	$-		$11,118

Expenses
Real Estate Taxes	-	1,357	115	-		1,472
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	530	47	-		577
Repairs and Maintenance	-	1,790	-	-		1,790
Other Expenses	-	52	-	-		52
Management fee	-	-	-	1,478	E	1,478
Depreciation and amortization	-	-	-	7,989	B	7,989
Interest Expense	-	-	-	13,837	C	13,837
Total Expenses	-	3,729	162	23,304		27,195

Net Income (loss) before provision for income tax	-	6,360	867	(23,304)		(16,077)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$6,360	$867	$(23,304)		$(16,077)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1320 WINONA AVENUE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1320 Winona Avenue	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 1320 Winona Avenue Pro- Forma
Rental Income	$-	$2,375	$1,425	$-		$3,800

Expenses
Real Estate Taxes	-	569	83	-		652
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	440	53	-		493
Repairs and Maintenance	-	8,060	-	-		8,060
Other Expenses	-	269	-	-		269
Management fee	-	-	-	912	E	912
Depreciation and amortization	-	-	-	5,204	B	5,204
Interest Expense	-	-	-	9,936	C	9,936
Total Expenses	-	9,338	136	16,052		25,526

Net Income (loss) before provision for income tax	-	(6,963)	1,289	(16,052)		(21,726)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$(6,963)	$1,289	$(16,052)		$(21,726)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 133 DOVE LANDING

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 133 Dove Landing	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 133 Dove Landing Pro Forma
Rental Income	$-	$10,844	$946	$-		$11,790

Expenses
Real Estate Taxes	-	262	22	-		284
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	947	33	-		980
Repairs and Maintenance	-	1,206	-	-		1,206
Other Expenses	-	-	-	-		-
Management fee	-	-	-	971	E	971
Depreciation and amortization	-	-	-	5,405	B	5,405
Interest Expense	-	-	-	10,218	C	10,218
Total Expenses	-	2,415	55	16,594		19,064

Net Income (loss) before provision for income tax	-	8,429	891	(16,594)		(7,274)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,429	$891	$(16,594)		$(7,274)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 137 SOUTHERN SHORES ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 137 Southern Shores Road	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 137 Southern Shores Road Pro Forma
Rental Income	$-	$10,862	$1,595	$-		$12,457

Expenses
Real Estate Taxes	-	1,192	175	-		1,367
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	738	51	-		789
Repairs and Maintenance	-	237	-	-		237
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,138	E	1,138
Depreciation and amortization	-	-	-	5,830	B	5,830
Interest Expense	-	-	-	10,812	C	10,812
Total Expenses	-	2,167	226	17,780		20,173

Net Income (loss) before provision for income tax	-	8,695	1,369	(17,780)		(7,716)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,695	$1,369	$(17,780)		$(7,716)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 138 SANDALWOOD CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 138 Sandalwood Circle	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 138 Sandalwood Circle Pro- Forma
Rental Income	$-	$10,540	$29	$-		$10,569

Expenses
Real Estate Taxes	-	994	146	-		1,140
Homeowner Association Fees	-	1,103	158	-		1,261
Property Insurance	-	569	44	-		613
Repairs and Maintenance	-	2,106	396	-		2,502
Other Expenses	-	200	-	-		200
Management fee	-	-	-	1,665	E	1,665
Depreciation and amortization	-	-	-	7,413	B	7,413
Interest Expense	-	-	-	11,413	C	11,413
Total Expenses	-	4,972	744	20,491		26,207

Net Income (loss) before provision for income tax	-	5,568	(715)	(20,491)		(15,638)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$5,568	$(715)	$(20,491)		$(15,638)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 140 HIGH RIDGE ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 140 High Ridge Road	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 140 High Ridge Road Pro- Forma
Rental Income	$-	$10,784	$1,601	$-		$12,385

Expenses
Real Estate Taxes	-	1,322	194	-		1,516
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	961	62	-		1,023
Repairs and Maintenance	-	1,375	-	-		1,375
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,024	E	1,024
Depreciation and amortization	-	-	-	7,292	B	7,292
Interest Expense	-	-	-	12,860	C	12,860
Total Expenses	-	3,658	256	21,176		25,090

Net Income (loss) before provision for income tax	-	7,126	1,345	(21,176)		(12,705)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,126	$1,345	$(21,176)		$(12,705)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 141 LONGSTREET CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 141 Longstreet Circle	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 141 Longstreet Circle Pro- Forma
Rental Income	$-	$12,386	$1,104	$-		$13,490

Expenses
Real Estate Taxes	-	1,393	118	-		1,511
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	804	51	-		855
Repairs and Maintenance	-	1,237	-	-		1,237
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,133	E	1,133
Depreciation and amortization	-	-	-	8,757	B	8,757
Interest Expense	-	-	-	14,913	C	14,913
Total Expenses	-	3,434	169	24,803		28,406

Net Income (loss) before provision for income tax	-	8,952	935	(24,803)		(14,916)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,952	$935	$(24,803)		$(14,916)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1443 PEBBLE RIDGE LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1443 Pebble Ridge Lane	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 1443 Pebble Ridge Lane Pro- Forma
Rental Income	$-	$12,659	$1,093	$-		$13,752

Expenses
Real Estate Taxes	-	1,881	159	-		2,040
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	726	49	-		775
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,832	E	1,832
Depreciation and amortization	-	-	-	8,378	B	8,378
Interest Expense	-	-	-	14,382	C	14,382
Total Expenses	-	2,607	208	24,592		27,407

Net Income (loss) before provision for income tax	-	10,052	885	(24,592)		(13,655)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,052	$885	$(24,592)		$(13,655)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1445 MAPLE VALLEY COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1445 Maple Valley Court	Historical Property Operations (J)	Pro Forma Adjustments	Notes	Landa Series 1445 Maple Valley Court Pro- Forma
Rental Income	$-	$13,620	$876		$14,496

Expenses
Real Estate Taxes	-	1,253	-		1,253
Homeowner Association Fees	-	360	-		360
Property Insurance	-	543	-		543
Repairs and Maintenance	-	-	-		-
Other Expenses	-	-	-		-
Management fee	-	-	1,160	E	1,160
Depreciation and amortization	-	-	4,557	B	4,557
Interest Expense	-	-	9,028	C	9,028
Total Expenses	-	2,156	14,745		16,901

Net Income (loss) before provision for income tax	-	11,464	(13,869)		(2,405)
Provision for income taxes	-	-	-	D	-
Net Income (loss)	$-	$11,464	$(13,869)		$(2,405)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 146 CRYSTAL BROOK

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 146 Crystal Brook	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 146 Crystal Brook Pro Forma
Rental Income	$-	$10,530	$1,521	$-		$12,051

Expenses
Real Estate Taxes	-	1,447	212	-		1,659
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	496	44	-		540
Repairs and Maintenance	-	356	-	-		356
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,200	E	1,200
Depreciation and amortization	-	-	-	4,928	B	4,928
Interest Expense	-	-	-	9,549	C	9,549
Total Expenses	-	2,299	256	15,677		18,232

Net Income (loss) before provision for income tax	-	8,231	1,265	(15,677)		(6,181)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,231	$1,265	$(15,677)		$(6,181)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1473 BROWNLEAF DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1473 Brownleaf Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 1473 Brownleaf Drive Pro- Forma
Rental Income	$-	$10,893	$931	$-		$11,824

Expenses
Real Estate Taxes	-	1,286	109	-		1,395
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	707	43	-		750
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,528	E	1,528
Depreciation and amortization	-	-	-	7,189	B	7,189
Interest Expense	-	-	-	12,716	C	12,716
Total Expenses	-	1,993	152	21,433		23,578

Net Income (loss) before provision for income tax	-	8,900	779	(21,433)		(11,754)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,900	$779	$(21,433)		$(11,754)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1485 BOLA COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1485 Bola Court	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 1485 Bola Court Pro Forma
Rental Income	$-	$11,586	$964	$-		$12,550

Expenses
Real Estate Taxes	-	1,243	105	-		1,348
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	832	39	-		871
Repairs and Maintenance	-	135	-	-		135
Other Expenses	-	95	-	-		95
Management fee	-	-	-	1,541	E	1,541
Depreciation and amortization	-	-	-	6,419	B	6,419
Interest Expense	-	-	-	11,637	C	11,637
Total Expenses	-	2,305	144	19,597		22,046

Net Income (loss) before provision for income tax	-	9,281	820	(19,597)		(9,496)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,281	$820	$(19,597)		$(9,496)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1490 DIPLOMAT DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1490 Diplomat Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 1490 Diplomat Drive Pro Forma
Rental Income	$-	$9,907	$1,118	$-		$11,025

Expenses
Real Estate Taxes	-	2,598	220	-		2,818
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	684	55	-		739
Repairs and Maintenance	-	6,736	-	-		6,736
Other Expenses	-	46	-	-		46
Management fee	-	-	-	1,725	E	1,725
Depreciation and amortization	-	-	-	9,498	B	9,498
Interest Expense	-	-	-	15,951	C	15,951
Total Expenses	-	10,064	275	27,174		37,513

Net Income (loss) before provision for income tax	-	(157)	843	(27,174)		(26,488)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$(157)	$843	$(27,174)		$(26,488)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 153 CLIFFSIDE COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 153 Cliffside Court	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 153 Cliffside Court Pro Forma
Rental Income	$-	$8,923	$1,298	$-		$10,221

Expenses
Real Estate Taxes	-	685	100	-		785
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	635	35	-		670
Repairs and Maintenance	-	120	-	-		120
Other Expenses	-	-	-	-		-
Management fee	-	-	-	830	E	830
Depreciation and amortization	-	-	-	4,078	B	4,078
Interest Expense	-	-	-	8,364	C	8,364
Total Expenses	-	1,440	135	13,272		14,847

Net Income (loss) before provision for income tax	-	7,483	1,163	(13,272)		(4,626)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,483	$1,163	$(13,272)		$(4,626)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 157 WELLS ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 157 Wells Road	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 157 Wells Road Pro Forma
Rental Income	$-	$9,510	$843	$-		$10,353

Expenses
Real Estate Taxes	-	1,182	100	-		1,282
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	839	32	-		871
Repairs and Maintenance	-	2,750	-	-		2,750
Other Expenses	-	-	-	-		-
Management fee	-	-	-	865	E	865
Depreciation and amortization	-	-	-	5,231	B	5,231
Interest Expense	-	-	-	9,973	C	9,973
Total Expenses	-	4,771	132	16,069		20,972

Net Income (loss) before provision for income tax	-	4,739	711	(16,069)		(10,619)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$4,739	$711	$(16,069)		$(10,619)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 160 CHIMNEY RIDGE TRAIL

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 160 Chimney Ridge Trail	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 160 Chimney Ridge Trail Pro Forma
Rental Income	$-	$12,613	$1,399	$-		$14,012

Expenses
Real Estate Taxes	-	1,920	162	-		2,082
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,020	43	-		1,063
Repairs and Maintenance	-	4,085	-	-		4,085
Other Expenses	-	416	-	-		416
Management fee	-	-	-	1,435	E	1,435
Depreciation and amortization	-	-	-	7,327	B	7,327
Interest Expense	-	-	-	12,909	C	12,909
Total Expenses	-	7,441	205	21,671		29,317

Net Income (loss) before provision for income tax	-	5,172	1,194	(21,671)		(15,305)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$5,172	$1,194	$(21,671)		$(15,305)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 164 LONGSTREET CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 164 Longstreet Circle	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 164 Longstreet Circle Pro Forma
Rental Income	$-	$12,318	$1,086	$-		$13,404

Expenses
Real Estate Taxes	-	1,672	141	-		1,813
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	919	44	-		963
Repairs and Maintenance	-	185	-	-		185
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,115	E	1,115
Depreciation and amortization	-	-	-	7,397	B	7,397
Interest Expense	-	-	-	13,007	C	13,007
Total Expenses	-	2,776	185	21,519		24,480

Net Income (loss) before provision for income tax	-	9,542	901	(21,519)		(11,076)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,542	$901	$(21,519)		$(11,076)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1666 W POPLAR STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1666 W Poplar Street	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 1666 W Poplar Street Pro Forma
Rental Income	$-	$11,269	$1,683	$-		$12,952

Expenses
Real Estate Taxes	-	802	118	-		920
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	800	48	-		848
Repairs and Maintenance	-	130	-	-		130
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,077	E	1,077
Depreciation and amortization	-	-	-	5,545	B	5,545
Interest Expense	-	-	-	10,413	C	10,413
Total Expenses	-	1,732	166	17,035		18,933

Net Income (loss) before provision for income tax	-	9,537	1,517	(17,035)		(5,981)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,537	$1,517	$(17,035)		$(5,981)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 168 BROOKVIEW DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 168 Brookview Drive	Historical Property Operations (K)	Pro Forma Adjustments	Notes	Landa Series 168 Brookview Drive Pro Forma
Rental Income	$-	$6,923	$6,433		$13,356

Expenses
Real Estate Taxes	-	1,261	368		1,629
Homeowner Association Fees	-	622	181		803
Property Insurance	-	635	185		820
Repairs and Maintenance	-	968	-		968
Other Expenses	-	-	-		-
Management fee	-	-	1,068	E	1,068
Depreciation and amortization	-	-	3,424	B	3,424
Interest Expense	-	-	5,951	C	5,951
Total Expenses	-	3,486	11,177		14,663

Net Income (loss) before provision for income tax	-	3,437	(4,744)		(1,307)
Provision for income taxes	-	-	-	D	-
Net Income (loss)	$-	$3,437	$(4,744)		$(1,307)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1683 SPOONBILL ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1683 Spoonbill Road	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 1683 Spoonbill Road Pro Forma
Rental Income	$-	$10,478	$842	$-		$11,320

Expenses
Real Estate Taxes	-	1,280	108	-		1,388
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	895	36	-		931
Repairs and Maintenance	-	2,110	-	-		2,110
Other Expenses	-	620	-	-		620
Management fee	-	-	-	1,393	E	1,393
Depreciation and amortization	-	-	-	5,964	B	5,964
Interest Expense	-	-	-	11,001	C	11,001
Total Expenses	-	4,905	144	18,358		23,407

Net Income (loss) before provision for income tax	-	5,573	698	(18,358)		(12,087)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$5,573	$698	$(18,358)		$(12,087)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1689 VICEROY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1689 Viceroy Way	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 1689 Viceroy Way Pro Forma
Rental Income	$-	$13,698	$2,022	$-		$15,720

Expenses
Real Estate Taxes	-	2,917	427	-		3,344
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	818	67	-		885
Repairs and Maintenance	-	1,460	-	-		1,460
Other Expenses	-	-	200	-		200
Management fee	-	-	-	1,392	E	1,392
Depreciation and amortization	-	-	-	7,126	B	7,126
Interest Expense	-	-	-	12,628	C	12,628
Total Expenses	-	5,195	694	21,146		27,035

Net Income (loss) before provision for income tax	-	8,503	1,328	(21,146)		(11,315)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,503	$1,328	$(21,146)		$(11,315)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 171 DAVIDSON DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 171 Davidson Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 171 Davidson Drive Pro Forma
Rental Income	$-	$12,396	$1,028	$-		$13,424

Expenses
Real Estate Taxes	-	1,559	132	-		1,691
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	735	46	-		781
Repairs and Maintenance	-	4,690	-	-		4,690
Other Expenses	-	236	-	-		236
Management fee	-	-	-	1,930	E	1,930
Depreciation and amortization	-	-	-	7,849	B	7,849
Interest Expense	-	-	-	13,641	C	13,641
Total Expenses	-	7,220	178	23,420		30,818

Net Income (loss) before provision for income tax	-	5,176	850	(23,420)		(17,394)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$5,176	$850	$(23,420)		$(17,394)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1768 GLEN VIEW WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1768 Glen View Way	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 1768 Glen View Way Pro Forma
Rental Income	$-	$6,777	$1,029	$-		$7,806

Expenses
Real Estate Taxes	-	1,264	107	-		1,371
Homeowner Association Fees	-	215	33	-		248
Property Insurance	-	570	37	-		607
Repairs and Maintenance	-	7,030	-	-		7,030
Other Expenses	-	139	-	-		139
Management fee	-	-	-	1,570	E	1,570
Depreciation and amortization	-	-	-	6,109	B	6,109
Interest Expense	-	-	-	11,278	C	11,278
Total Expenses	-	9,218	177	18,957		28,352

Net Income (loss) before provision for income tax	-	(2,441)	852	(18,957)		(20,546)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$(2,441)	$852	$(18,957)		$(20,546)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 181 WATERCRESS COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 181 Watercress Court	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 181 Watercress Court Pro- Forma
Rental Income	$-	$10,013	$1,613	$-		$11,626

Expenses
Real Estate Taxes	-	1,575	231	-		1,806
Homeowner Association Fees	-	228	33	-		261
Property Insurance	-	787	48	-		835
Repairs and Maintenance	-	3,499	-	-		3,499
Other Expenses	-	432	-	-		432
Management fee	-	-	-	1,680	E	1,680
Depreciation and amortization	-	-	-	6,942	B	6,942
Interest Expense	-	-	-	12,371	C	12,371
Total Expenses	-	6,521	312	20,993		27,826

Net Income (loss) before provision for income tax	-	3,492	1,301	(20,993)		(16,200)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$3,492	$1,301	$(20,993)		$(16,200)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 188 TIMBERLINE ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 188 Timberline Road	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 188 Timberline Road Pro- Forma
Rental Income	$-	$8,454	$1,248	$-		$9,702

Expenses
Real Estate Taxes	-	319	47	-		366
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	425	40	-		465
Repairs and Maintenance	-	280	-	-		280
Other Expenses	-	-	-	-		-
Management fee	-	-	-	799	E	799
Depreciation and amortization	-	-	-	3,309	B	3,309
Interest Expense	-	-	-	7,281	C	7,281
Total Expenses	-	1,024	87	11,389		12,500

Net Income (loss) before provision for income tax	-	7,430	1,161	(11,389)		(2,798)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,430	$1,161	$(11,389)		$(2,798)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 189 SHENANDOAH DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 189 Shenandoah Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 189 Shenandoah Drive Pro- Forma
Rental Income	$-	$10,920	$1,763	$-		$12,683

Expenses
Real Estate Taxes	-	1,501	220	-		1,721
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	609	54	-		663
Repairs and Maintenance	-	4,065	-	-		4,065
Other Expenses	-	470	-	-		470
Management fee	-	-	-	1,288	E	1,288
Depreciation and amortization	-	-	-	6,349	B	6,349
Interest Expense	-	-	-	11,539	C	11,539
Total Expenses	-	6,645	274	19,176		26,095

Net Income (loss) before provision for income tax	-	4,275	1,489	(19,176)		(13,412)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$4,275	$1,489	$(19,176)		$(13,412)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1903 OLD CONCORD DRIVE SE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1903 Old Concord Drive SE	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 1903 Old Concord Drive SE Pro Forma
Rental Income	$-	$11,693	$1,025	$-		$12,718

Expenses
Real Estate Taxes	-	1,193	101	-		1,294
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	762	47	-		809
Repairs and Maintenance	-	990	-	-		990
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,052	E	1,052
Depreciation and amortization	-	-	-	8,024	B	8,024
Interest Expense	-	-	-	13,886	C	13,886
Total Expenses	-	2,945	148	22,962		26,055

Net Income (loss) before provision for income tax	-	8,748	877	(22,962)		(13,337)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,748	$877	$(22,962)		$(13,337)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 195 BRANCHWOOD DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 195 Branchwood Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 195 Branchwood Drive Pro Forma
Rental Income	$-	$12,315	$1,041	$-		$13,356

Expenses
Real Estate Taxes	-	1,455	123	-		1,578
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	753	48	-		801
Repairs and Maintenance	-	1,190	-	-		1,190
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,655	E	1,655
Depreciation and amortization	-	-	-	8,268	B	8,268
Interest Expense	-	-	-	14,228	C	14,228
Total Expenses	-	3,398	171	24,151		27,720

Net Income (loss) before provision for income tax	-	8,917	870	(24,151)		(14,364)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,917	$870	$(24,151)		$(14,364)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 195 FAIRCLIFT DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 195 Fairclift Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 195 Fairclift Drive Pro Forma
Rental Income	$-	$13,488	$1,140	$-		$14,628

Expenses
Real Estate Taxes	-	1,135	96	-		1,231
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	877	43	-		920
Repairs and Maintenance	-	999	-	-		999
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,221	E	1,221
Depreciation and amortization	-	-	-	7,292	B	7,292
Interest Expense	-	-	-	12,860	C	12,860
Total Expenses	-	3,011	139	21,373		24,523

Net Income (loss) before provision for income tax	-	10,477	1,001	(21,373)		(9,895)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,477	$1,001	$(21,373)		$(9,895)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 195 HUNTERS TRACE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 195 Hunters Trace	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 195 Hunters Trace Pro Forma
Rental Income	$-	$11,414	$1,631	$-		$13,045

Expenses
Real Estate Taxes	-	1,420	208	-		1,628
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,008	63	-		1,071
Repairs and Maintenance	-	276	-	-		276
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,543	E	1,543
Depreciation and amortization	-	-	-	7,643	B	7,643
Interest Expense	-	-	-	14,263	C	14,263
Total Expenses	-	2,704	271	23,449		26,424

Net Income (loss) before provision for income tax	-	8,710	1,360	(23,449)		(13,379)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,710	$1,360	$(23,449)		$(13,379)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 196 MONTEGO CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 196 Montego Circle	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 196 Montego Circle Pro Forma
Rental Income	$-	$11,246	$1,607	$-		$12,853

Expenses
Real Estate Taxes	-	1,388	203	-		1,591
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	810	58	-		868
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,273	E	1,273
Depreciation and amortization	-	-	-	6,698	B	6,698
Interest Expense	-	-	-	12,028	C	12,028
Total Expenses	-	2,198	261	19,999		22,458

Net Income (loss) before provision for income tax	-	9,048	1,346	(19,999)		(9,605)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,048	$1,346	$(19,999)		$(9,605)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 20 CHIMNEY SMOKE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 20 Chimney Smoke Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 20 Chimney Smoke Drive Pro Forma
Rental Income	$-	$12,171	$1,029	$-		$13,200

Expenses
Real Estate Taxes	-	2,111	178	-		2,289
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,079	43	-		1,122
Repairs and Maintenance	-	2,110	-	-		2,110
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,625	E	1,625
Depreciation and amortization	-	-	-	7,327	B	7,327
Interest Expense	-	-	-	12,909	C	12,909
Total Expenses	-	5,300	221	21,861		27,382

Net Income (loss) before provision for income tax	-	6,871	808	(21,861)		(14,182)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$6,871	$808	$(21,861)		$(14,182)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 204 N MAIN COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 204 N Main Court	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 204 N Main Court Pro Forma
Rental Income	$-	$12,161	$1,078	$-		$13,239

Expenses
Real Estate Taxes	-	1,674	142	-		1,816
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	856	33	-		889
Repairs and Maintenance	-	275	-	-		275
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,106	E	1,106
Depreciation and amortization	-	-	-	5,405	B	5,405
Interest Expense	-	-	-	10,218	C	10,218
Total Expenses	-	2,805	175	16,729		19,709

Net Income (loss) before provision for income tax	-	9,356	903	(16,729)		(6,470)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,356	$903	$(16,729)		$(6,470)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2055 GROVE WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 2055 Grove Way	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 2055 Grove Way Pro Forma
Rental Income	$-	$8,795	$-	$-		$8,795

Expenses
Real Estate Taxes	-	1,413	119	-		1,532
Homeowner Association Fees	-	415	35	-		450
Property Insurance	-	801	37	-		838
Repairs and Maintenance	-	1,631	-	-		1,631
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,620	E	1,620
Depreciation and amortization	-	-	-	6,104	B	6,104
Interest Expense	-	-	-	11,196	C	11,196
Total Expenses	-	4,260	191	18,920		23,371

Net Income (loss) before provision for income tax	-	4,535	(191)	(18,920)		(14,576)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$4,535	$(191)	$(18,920)		$(14,576)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 212 FLEETA DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 212 Fleeta Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 212 Fleeta Drive Pro Forma
Rental Income	$-	$10,802	$1,763	$-		$12,565

Expenses
Real Estate Taxes	-	1,203	176	-		1,379
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	678	55	-		733
Repairs and Maintenance	-	3,510	-	-		3,510
Other Expenses	-	128	-	-		128
Management fee	-	-	-	1,528	E	1,528
Depreciation and amortization	-	-	-	5,617	B	5,617
Interest Expense	-	-	-	10,513	C	10,513
Total Expenses	-	5,519	231	17,658		23,408

Net Income (loss) before provision for income tax	-	5,283	1,532	(17,658)		(10,843)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$5,283	$1,532	$(17,658)		$(10,843)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 215 CENTRAL LAKE CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 215 Central Lake Circle	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 215 Central Lake Circle Pro Forma
Rental Income	$-	$9,159	$959	$-		$10,118

Expenses
Real Estate Taxes	-	1,080	91	-		1,171
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	534	40	-		574
Repairs and Maintenance	-	485	-	-		485
Other Expenses	-	94	-	-		94
Management fee	-	-	-	1,293	E	1,293
Depreciation and amortization	-	-	-	6,697	B	6,697
Interest Expense	-	-	-	12,026	C	12,026
Total Expenses	-	2,193	131	20,016		22,340

Net Income (loss) before provision for income tax	-	6,966	828	(20,016)		(12,222)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$6,966	$828	$(20,016)		$(12,222)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 217 GLENLOCH COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 217 Glenloch Court	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 217 Glenloch Court Pro Forma
Rental Income	$-	$13,616	$2,100	$-		$15,716

Expenses
Real Estate Taxes	-	2,124	311	-		2,435
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,241	85	-		1,326
Repairs and Maintenance	-	2,450	-	-		2,450
Other Expenses	-	318	-	-		318
Management fee	-	-	-	1,618	E	1,618
Depreciation and amortization	-	-	-	8,025	B	8,025
Interest Expense	-	-	-	13,888	C	13,888
Total Expenses	-	6,133	396	23,531		30,060

Net Income (loss) before provision for income tax	-	7,483	1,704	(23,531)		(14,344)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,483	$1,704	$(23,531)		$(14,344)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2177 E CHESTER CIRCLE SE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 2177 E Chester Circle SE	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 2177 E Chester Circle SE Pro Forma
Rental Income	$-	$14,478	$1,250	$-		$15,728

Expenses
Real Estate Taxes	-	1,286	109	-		1,395
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	980	48	-		1,028
Repairs and Maintenance	-	495	-	-		495
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,872	E	1,872
Depreciation and amortization	-	-	-	8,164	B	8,164
Interest Expense	-	-	-	14,083	C	14,083
Total Expenses	-	2,761	157	24,119		27,037

Net Income (loss) before provision for income tax	-	11,717	1,093	(24,119)		(11,309)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$11,717	$1,093	$(24,119)		$(11,309)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 221 LAKEVIEW DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 221 Lakeview Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 221 Lakeview Drive Pro Forma
Rental Income	$-	$12,356	$1,078	$-		$13,434

Expenses
Real Estate Taxes	-	2,173	184	-		2,357
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,048	45	-		1,093
Repairs and Maintenance	-	329	-	-		329
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,106	E	1,106
Depreciation and amortization	-	-	-	7,676	B	7,676
Interest Expense	-	-	-	13,399	C	13,399
Total Expenses	-	3,550	229	22,181		25,960

Net Income (loss) before provision for income tax	-	8,806	849	(22,181)		(12,526)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,806	$849	$(22,181)		$(12,526)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2264 CHESTNUT HILL CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 2264 Chestnut Hill Circle	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 2264 Chestnut Hill Circle Pro Forma
Rental Income	$-	$14,448	$2,124	$-		$16,572

Expenses
Real Estate Taxes	-	3,329	488	-		3,817
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,103	97	-		1,200
Repairs and Maintenance	-	2,842	-	-		2,842
Other Expenses	-	140	-	-		140
Management fee	-	-	-	1,359	E	1,359
Depreciation and amortization	-	-	-	10,296	B	10,296
Interest Expense	-	-	-	17,069	C	17,069
Total Expenses	-	7,414	585	28,724		36,723

Net Income (loss) before provision for income tax	-	7,034	1,539	(28,724)		(20,151)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,034	$1,539	$(28,724)		$(20,151)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 235 LAZY HOLLOW LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 235 Lazy Hollow Lane	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 235 Lazy Hollow Lane Pro Forma
Rental Income	$-	$12,467	$1,087	$-		$13,554

Expenses
Real Estate Taxes	-	1,634	138	-		1,772
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,131	45	-		1,176
Repairs and Maintenance	-	505	-	-		505
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,116	E	1,116
Depreciation and amortization	-	-	-	7,712	B	7,712
Interest Expense	-	-	-	13,467	C	13,467
Total Expenses	-	3,270	183	22,295		25,748

Net Income (loss) before provision for income tax	-	9,197	904	(22,295)		(12,194)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,197	$904	$(22,295)		$(12,194)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2425 CORNELL CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 2425 Cornell Circle	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 2425 Cornell Circle Pro Forma
Rental Income	$-	$15,668	$1,366	$-		$17,034

Expenses
Real Estate Taxes	-	2,687	227	-		2,914
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,187	51	-		1,238
Repairs and Maintenance	-	490	-	-		490
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,402	E	1,402
Depreciation and amortization	-	-	-	8,759	B	8,759
Interest Expense	-	-	-	14,916	C	14,916
Total Expenses	-	4,364	278	25,077		29,719

Net Income (loss) before provision for income tax	-	11,304	1,088	(25,077)		(12,685)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$11,304	$1,088	$(25,077)		$(12,685)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2443 HODGES FARM ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 2443 Hodges Farm Road	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 2443 Hodges Farm Road Pro Forma
Rental Income	$-	$13,284	$1,158	$-		$14,442

Expenses
Real Estate Taxes	-	1,312	111	-		1,423
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,044	36	-		1,080
Repairs and Maintenance	-	420	-	-		420
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,170	E	1,170
Depreciation and amortization	-	-	-	5,999	B	5,999
Interest Expense	-	-	-	11,050	C	11,050
Total Expenses	-	2,776	147	18,219		21,142

Net Income (loss) before provision for income tax	-	10,508	1,011	(18,219)		(6,700)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,508	$1,011	$(18,219)		$(6,700)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 25 PLEASANT VALLEY ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 25 Pleasant Valley Road	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 25 Pleasant Valley Road Pro Forma
Rental Income	$-	$10,825	$1,590	$-		$12,415

Expenses
Real Estate Taxes	-	1,779	261	-		2,040
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	836	65	-		901
Repairs and Maintenance	-	3,538	134	-		3,672
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,575	E	1,575
Depreciation and amortization	-	-	-	7,222	B	7,222
Interest Expense	-	-	-	12,762	C	12,762
Total Expenses	-	6,153	460	21,559		28,172

Net Income (loss) before provision for income tax	-	4,672	1,130	(21,559)		(15,757)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$4,672	$1,130	$(21,559)		$(15,757)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 253 MARCO DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 253 Marco Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 253 Marco Drive Pro Forma
Rental Income	$-	$9,653	$1,418	$-		$11,071

Expenses
Real Estate Taxes	-	314	46	-		360
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	533	51	-		584
Repairs and Maintenance	-	450	-	-		450
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,227	E	1,227
Depreciation and amortization	-	-	-	5,589	B	5,589
Interest Expense	-	-	-	10,474	C	10,474
Total Expenses	-	1,297	97	17,290		18,684

Net Income (loss) before provision for income tax	-	8,356	1,321	(17,290)		(7,613)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,356	$1,321	$(17,290)		$(7,613)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 255 COUNTRYSIDE LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 255 Countryside Lane	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 255 Countryside Lane Pro Forma
Rental Income	$-	$12,244	$1,046	$-		$13,290

Expenses
Real Estate Taxes	-	1,452	123	-		1,575
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,110	44	-		1,154
Repairs and Maintenance	-	686	-	-		686
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,652	E	1,652
Depreciation and amortization	-	-	-	7,571	B	7,571
Interest Expense	-	-	-	13,252	C	13,252
Total Expenses	-	3,248	167	22,475		25,890

Net Income (loss) before provision for income tax	-	8,996	879	(22,475)		(12,600)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,996	$879	$(22,475)		$(12,600)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 258 ROCKY POINT ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 258 Rocky Point Road	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 258 Rocky Point Road Pro Forma
Rental Income	$-	$9,782	$2,750	$-		$12,532

Expenses
Real Estate Taxes	-	1,796	263	-		2,059
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	905	74	-		979
Repairs and Maintenance	-	4,910	-	-		4,910
Other Expenses	-	215	-	-		215
Management fee	-	-	-	1,109	E	1,109
Depreciation and amortization	-	-	-	8,235	B	8,235
Interest Expense	-	-	-	14,182	C	14,182
Total Expenses	-	7,826	337	23,526		31,689

Net Income (loss) before provision for income tax	-	1,956	2,413	(23,526)		(19,157)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$1,956	$2,413	$(23,526)		$(19,157)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 263 ROCKY POINT ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 263 Rocky Point Road	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 263 Rocky Point Road Pro Forma
Rental Income	$-	$13,354	$1,190	$-		$14,544

Expenses
Real Estate Taxes	-	1,305	110	-		1,415
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,082	42	-		1,124
Repairs and Maintenance	-	727	-	-		727
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,221	E	1,221
Depreciation and amortization	-	-	-	7,082	B	7,082
Interest Expense	-	-	-	12,567	C	12,567
Total Expenses	-	3,114	152	20,870		24,136

Net Income (loss) before provision for income tax	-	10,240	1,038	(20,870)		(9,592)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,240	$1,038	$(20,870)		$(9,592)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 268 BROOKVIEW DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 268 Brookview Drive	Historical Property Operations (K)	Pro Forma Adjustments	Notes	Landa Series 268 Brookview Drive Pro Forma
Rental Income	$-	11,448	3,672		15,120

Expenses
Real Estate Taxes	-	1,264	368		1,632
Homeowner Association Fees	-	622	181		803
Property Insurance	-	635	185		820
Repairs and Maintenance	-	-	-		-
Other Expenses	-	-	-		-
Management fee	-	-	1,210	E	1,210
Depreciation and amortization	-	-	4,164	B	4,164
Interest Expense	-	-	8,478	C	8,478
Total Expenses	-	2,521	14,586		17,107

Net Income (loss) before provision for income tax	-	8,927	(10,914)		(1,987)
Provision for income taxes	-	-	-	D	-
Net Income (loss)	$-	8,927	(10,914)		(1,987)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 270 MOUNTAIN LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 270 Mountain Lane	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 270 Mountain Lane Pro Forma
Rental Income	$-	$12,243	$1,749	$-		$13,992

Expenses
Real Estate Taxes	-	1,288	189	-		1,477
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	802	69	-		871
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,644	E	1,644
Depreciation and amortization	-	-	-	8,461	B	8,461
Interest Expense	-	-	-	13,126	C	13,126
Total Expenses	-	2,090	258	23,231		25,579

Net Income (loss) before provision for income tax	-	10,153	1,491	(23,231)		(11,587)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,153	$1,491	$(23,231)		$(11,587)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 270 MOUNTAIN WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 270 Mountain Way	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 270 Mountain Way Pro Forma
Rental Income	$-	$12,580	$-	$-		$12,580

Expenses
Real Estate Taxes	-	1,319	112	-		1,431
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,065	43	-		1,108
Repairs and Maintenance	-	4,102	-	-		4,102
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,740	E	1,740
Depreciation and amortization	-	-	-	7,362	B	7,362
Interest Expense	-	-	-	12,958	C	12,958
Total Expenses	-	6,486	155	22,060		28,701

Net Income (loss) before provision for income tax	-	6,094	(155)	(22,060)		(16,121)
Provision for income taxes	-	-	-	-	D
Net Income (loss)	$-	$6,094	$(155)	$(22,060)		$(16,121)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 270 PLEASANT HILL DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 270 Pleasant Hill Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 270 Pleasant Hill Drive Pro Forma
Rental Income	$-	$12,527	$1,790	$-		$14,317

Expenses
Real Estate Taxes	-	1,311	192	-		1,503
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,096	80	-		1,176
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,558	E	1,558
Depreciation and amortization	-	-	-	8,294	B	8,294
Interest Expense	-	-	-	12,294	C	12,294
Total Expenses	-	2,407	272	22,146		24,825

Net Income (loss) before provision for income tax	-	10,120	1,518	(22,146)		(10,508)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,120	$1,518	$(22,146)		$(10,508)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2794 NORFAIR LOOP

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 2794 Norfair Loop	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 2794 Norfair Loop Pro Forma
Rental Income	$-	$11,264	$967	$-		$12,231

Expenses
Real Estate Taxes	-	2,362	200	-		2,562
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	783	34	-		817
Repairs and Maintenance	-	911	-	-		911
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,330	E	1,330
Depreciation and amortization	-	-	-	5,615	B	5,615
Interest Expense	-	-	-	10,511	C	10,511
Total Expenses	-	4,056	234	17,456		21,746

Net Income (loss) before provision for income tax	-	7,208	733	(17,456)		(9,515)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,208	$733	$(17,456)		$(9,515)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2813 VICKSBURG COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 2813 Vicksburg Court	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 2813 Vicksburg Court Pro Forma
Rental Income	$-	$14,480	$2,150	$-		$16,630

Expenses
Real Estate Taxes	-	1,329	195	-		1,524
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,011	82	-		1,093
Repairs and Maintenance	-	725	-	-		725
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,376	E	1,376
Depreciation and amortization	-	-	-	8,969	B	8,969
Interest Expense	-	-	-	15,209	C	15,209
Total Expenses	-	3,065	277	25,554		28,896

Net Income (loss) before provision for income tax	-	11,415	1,873	(25,554)		(12,266)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$11,415	$1,873	$(25,554)		$(12,266)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 2933 COFFER DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 2933 Coffer Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 2933 Coffer Drive Pro Forma
Rental Income	$-	$10,235	$1,470	$-		$11,705

Expenses
Real Estate Taxes	-	1,039	152	-		1,191
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	524	62	-		586
Repairs and Maintenance	-	670	-	-		670
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,345	E	1,345
Depreciation and amortization	-	-	-	7,161	B	7,161
Interest Expense	-	-	-	12,677	C	12,677
Total Expenses	-	2,233	214	21,183		23,630

Net Income (loss) before provision for income tax	-	8,002	1,256	(21,183)		(11,925)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,002	$1,256	$(21,183)		$(11,925)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 30 HIGH RIDGE ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 30 High Ridge Road	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 30 High Ridge Road Pro Forma
Rental Income	$-	$11,605	$1,055	$-		$12,660

Expenses
Real Estate Taxes	-	1,202	176	-		1,378
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	600	62	-		662
Repairs and Maintenance	-	1,558	450	-		2,008
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,599	E	1,599
Depreciation and amortization	-	-	-	8,803	B	8,803
Interest Expense	-	-	-	14,978	C	14,978
Total Expenses	-	3,360	688	25,380		29,428

Net Income (loss) before provision for income tax	-	8,245	367	(25,380)		(16,768)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,245	$367	$(25,380)		$(16,768)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 30 ROOSEVELT ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 30 Roosevelt Road	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 30 Roosevelt Road Pro Forma
Rental Income	$-	$12,678	$1,821	$-		$14,499

Expenses
Real Estate Taxes	-	1,869	274	-		2,143
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,083	72	-		1,155
Repairs and Maintenance	-	390	-	-		390
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,560	E	1,560
Depreciation and amortization	-	-	-	7,257	B	7,257
Interest Expense	-	-	-	12,811	C	12,811
Total Expenses	-	3,342	346	21,628		25,316

Net Income (loss) before provision for income tax	-	9,336	1,475	(21,628)		(10,817)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,336	$1,475	$(21,628)		$(10,817)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 3011 RAINTREE DRIVE SE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 3011 Raintree Drive SE	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 3011 Raintree Drive SE Pro Forma
Rental Income	$-	$12,377	$1,768	$-		$14,145

Expenses
Real Estate Taxes	-	1,838	269	-		2,107
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	994	57	-		1,051
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,528	E	1,528
Depreciation and amortization	-	-	-	7,863	B	7,863
Interest Expense	-	-	-	13,951	C	13,951
Total Expenses	-	2,832	326	23,342		26,500

Net Income (loss) before provision for income tax	-	9,545	1,442	(23,342)		(12,355)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,545	$1,442	$(23,342)		$(12,355)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 304 DEERFIELD DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 304 Deerfield Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 304 Deerfield Drive Pro Forma
Rental Income	$-	$8,715	$-	$-		$8,715

Expenses
Real Estate Taxes	-	1,643	139	-		1,782
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	798	43	-		841
Repairs and Maintenance	-	5,057	-	-		5,057
Other Expenses	-	440	-	-		440
Management fee	-	-	-	1,693	E	1,693
Depreciation and amortization	-	-	-	7,305	B	7,305
Interest Expense	-	-	-	13,133	C	13,133
Total Expenses	-	7,938	182	22,131		30,251

Net Income (loss) before provision for income tax	-	777	(182)	(22,131)		(21,536)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$777	$(182)	$(22,131)		$(21,536)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 3043 HIGHWAY 81 S

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 3043 Highway 81 S	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 3043 Highway 81 S Pro Forma
Rental Income	$-	$7,619	$1,533	$-		$9,152

Expenses
Real Estate Taxes	-	673	99	-		772
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	607	56	-		663
Repairs and Maintenance	-	3,730	-	-		3,730
Other Expenses	-	240	-	-		240
Management fee	-	-	-	981	E	981
Depreciation and amortization	-	-	-	5,057	B	5,057
Interest Expense	-	-	-	9,730	C	9,730
Total Expenses	-	5,250	155	15,768		21,173

Net Income (loss) before provision for income tax	-	2,369	1,378	(15,768)		(12,021)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$2,369	$1,378	$(15,768)		$(12,021)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 313 BLUE HERON DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 313 Blue Heron Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 313 Blue Heron Drive Pro Forma
Rental Income	$-	$11,840	$1,710	$-		$13,550

Expenses
Real Estate Taxes	-	1,859	272	-		2,131
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,001	63	-		1,064
Repairs and Maintenance	-	1,670	-	-		1,670
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,491	E	1,491
Depreciation and amortization	-	-	-	6,804	B	6,804
Interest Expense	-	-	-	12,216	C	12,216
Total Expenses	-	4,530	335	20,511		25,376

Net Income (loss) before provision for income tax	-	7,310	1,375	(20,511)		(11,826)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,310	$1,375	$(20,511)		$(11,826)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 3202 CHIPPEWA DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 3202 Chippewa Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 3202 Chippewa Drive Pro Forma
Rental Income	$-	$10,800	$1,890	$-		$12,690

Expenses
Real Estate Taxes	-	1,202	176	-		1,378
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,166	66	-		1,232
Repairs and Maintenance	-	4,027	-	-		4,027
Other Expenses	-	376	-	-		376
Management fee	-	-	-	1,270	E	1,270
Depreciation and amortization	-	-	-	7,711	B	7,711
Interest Expense	-	-	-	13,448	C	13,448
Total Expenses	-	6,771	242	22,429		29,442

Net Income (loss) before provision for income tax	-	4,029	1,648	(22,429)		(16,752)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$4,029	$1,648	$(22,429)		$(16,752)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 35 CLAY COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 35 Clay Court	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 35 Clay Court Pro Forma
Rental Income	$-	$12,376	$1,778	$-		$14,154

Expenses
Real Estate Taxes	-	1,454	213	-		1,667
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	906	71	-		977
Repairs and Maintenance	-	3,135	-	-		3,135
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,631	E	1,631
Depreciation and amortization	-	-	-	8,719	B	8,719
Interest Expense	-	-	-	13,644	C	13,644
Total Expenses	-	5,495	284	23,994		29,773

Net Income (loss) before provision for income tax	-	6,881	1,494	(23,994)		(15,619)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$6,881	$1,494	$(23,994)		$(15,619)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 350 CADIZ LANE S

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 350 Cadiz Lane S	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 350 Cadiz Lane S Pro Forma
Rental Income	$-	$12,004	$1,812	$-		$13,816

Expenses
Real Estate Taxes	-	1,364	200	-		1,564
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	873	63	-		936
Repairs and Maintenance	-	1,960	-	-		1,960
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,160	E	1,160
Depreciation and amortization	-	-	-	7,012	B	7,012
Interest Expense	-	-	-	12,469	C	12,469
Total Expenses	-	4,197	263	20,641		25,101

Net Income (loss) before provision for income tax	-	7,807	1,549	(20,641)		(11,285)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,807	$1,549	$(20,641)		$(11,285)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 351 WESLEY PARK DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 351 Wesley Park Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 351 Wesley Park Drive Pro Forma
Rental Income	$-	$10,674	$1,559	$-		$12,233

Expenses
Real Estate Taxes	-	1,491	218	-		1,709
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	922	52	-		974
Repairs and Maintenance	-	1,533	-	-		1,533
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,459	E	1,459
Depreciation and amortization	-	-	-	6,488	B	6,488
Interest Expense	-	-	-	11,735	C	11,735
Total Expenses	-	3,946	270	19,682		23,898

Net Income (loss) before provision for income tax	-	6,728	1,289	(19,682)		(11,665)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$6,728	$1,289	$(19,682)		$(11,665)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 3603 MANHATTAN DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 3603 Manhattan Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 3603 Manhattan Drive Pro Forma
Rental Income	$-	$12,171	$1,029	$-		$13,200

Expenses
Real Estate Taxes	-	2,377	201	-		2,578
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,093	50	-		1,143
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,777	E	1,777
Depreciation and amortization	-	-	-	8,584	B	8,584
Interest Expense	-	-	-	14,671	C	14,671
Total Expenses	-	3,470	251	25,032		28,753

Net Income (loss) before provision for income tax	-	8,701	778	(25,032)		(15,553)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,701	$778	$(25,032)		$(15,553)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 3667 PATTI PARKWAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 3667 Patti Parkway	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 3667 Patti Parkway Pro Forma
Rental Income	$-	$17,082	$1,522	$-		$18,604

Expenses
Real Estate Taxes	-	3,051	258	-		3,309
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,333	59	-		1,392
Repairs and Maintenance	-	2,641	-	-		2,641
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,562	E	1,562
Depreciation and amortization	-	-	-	10,296	B	10,296
Interest Expense	-	-	-	17,069	C	17,069
Total Expenses	-	7,025	317	28,927		36,269

Net Income (loss) before provision for income tax	-	10,057	1,205	(28,927)		(17,665)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,057	$1,205	$(28,927)		$(17,665)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 404 BARBERRY LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 404 Barberry Lane	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 404 Barberry Lane Pro Forma
Rental Income	$-	$12,286	$1,050	$-		$13,336

Expenses
Real Estate Taxes	-	1,746	148	-		1,894
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	701	43	-		744
Repairs and Maintenance	-	967	-	-		967
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,205	E	1,205
Depreciation and amortization	-	-	-	7,295	B	7,295
Interest Expense	-	-	-	12,865	C	12,865
Total Expenses	-	3,414	191	21,365		24,970

Net Income (loss) before provision for income tax	-	8,872	859	(21,365)		(11,634)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,872	$859	$(21,365)		$(11,634)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 412 KENDALL LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 412 Kendall Lane	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 412 Kendall Lane Pro Forma
Rental Income	$-	$13,046	$1,156	$-		$14,202

Expenses
Real Estate Taxes	-	1,730	146	-		1,876
Homeowner Association Fees	-	300	25	-		325
Property Insurance	-	690	45	-		735
Repairs and Maintenance	-	362	-	-		362
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,187	E	1,187
Depreciation and amortization	-	-	-	7,644	B	7,644
Interest Expense	-	-	-	13,354	C	13,354
Total Expenses	-	3,082	216	22,185		25,483

Net Income (loss) before provision for income tax	-	9,964	940	(22,185)		(11,281)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,964	$940	$(22,185)		$(11,281)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 416 AUTUMN LAKE COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 416 Autumn Lake Court	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 416 Autumn Lake Court Pro Forma
Rental Income	$-	$12,715	$1,097	$-		$13,812

Expenses
Real Estate Taxes	-	1,730	146	-		1,876
Homeowner Association Fees	-	231	19	-		250
Property Insurance	-	919	40	-		959
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,593	E	1,593
Depreciation and amortization	-	-	-	6,663	B	6,663
Interest Expense	-	-	-	11,979	C	11,979
Total Expenses	-	2,880	205	20,235		23,320

Net Income (loss) before provision for income tax	-	9,835	892	(20,235)		(9,508)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,835	$892	$(20,235)		$(9,508)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 43 DARWIN DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 43 Darwin Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 43 Darwin Drive Pro Forma
Rental Income	$-	$9,461	$1,352	$-		$10,813

Expenses
Real Estate Taxes	-	1,227	180	-		1,407
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	922	57	-		979
Repairs and Maintenance	-	1,791	-	-		1,791
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,218	E	1,218
Depreciation and amortization	-	-	-	6,209	B	6,209
Interest Expense	-	-	-	11,343	C	11,343
Total Expenses	-	3,940	237	18,770		22,947

Net Income (loss) before provision for income tax	-	5,521	1,115	(18,770)		(12,134)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$5,521	$1,115	$(18,770)		$(12,134)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 432 MANOR ESTATES DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 432 Manor Estates Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 432 Manor Estates Drive Pro Forma
Rental Income	$-	$12,890	$1,090	$-		$13,980

Expenses
Real Estate Taxes	-	1,836	155	-		1,991
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	767	48	-		815
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,439	E	1,439
Depreciation and amortization	-	-	-	8,204	B	8,204
Interest Expense	-	-	-	14,138	C	14,138
Total Expenses	-	2,603	203	23,781		26,587

Net Income (loss) before provision for income tax	-	10,287	887	(23,781)		(12,607)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,287	$887	$(23,781)		$(12,607)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 440 FREESTONE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 440 Freestone Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 440 Freestone Drive Pro Forma
Rental Income	$-	$14,555	$1,297	$-		$15,852

Expenses
Real Estate Taxes	-	1,221	103	-		1,324
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,246	50	-		1,296
Repairs and Maintenance	-	1,915	-	-		1,915
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,331	E	1,331
Depreciation and amortization	-	-	-	8,528	B	8,528
Interest Expense	-	-	-	14,917	C	14,917
Total Expenses	-	4,382	153	24,776		29,311

Net Income (loss) before provision for income tax	-	10,173	1,144	(24,776)		(13,459)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,173	$1,144	$(24,776)		$(13,459)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 4447 LAKE BREEZE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 4447 Lake Breeze Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 4447 Lake Breeze Drive Pro Forma
Rental Income	$-	$14,684	$1,296	$-		$15,980

Expenses
Real Estate Taxes	-	3,011	255	-		3,266
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,584	53	-		1,637
Repairs and Maintenance	-	255	-	-		255
Other Expenses	-	140	-	-		140
Management fee	-	-	-	1,255	E	1,255
Depreciation and amortization	-	-	-	9,108	B	9,108
Interest Expense	-	-	-	15,405	C	15,405
Total Expenses	-	4,990	308	25,768		31,066

Net Income (loss) before provision for income tax	-	9,694	988	(25,768)		(15,086)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,694	$988	$(25,768)		$(15,086)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 445 INDEPENDENCE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 445 Independence Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 445 Independence Drive Pro Forma
Rental Income	$-	$13,056	$1,109	$-		$14,165

Expenses
Real Estate Taxes	-	1,770	150	-		1,920
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	688	47	-		735
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,660	E	1,660
Depreciation and amortization	-	-	-	7,945	B	7,945
Interest Expense	-	-	-	13,445	C	13,445
Total Expenses	-	2,458	197	23,050		25,705

Net Income (loss) before provision for income tax	-	10,598	912	(23,050)		(11,540)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,598	$912	$(23,050)		$(11,540)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 449 KARA LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 449 Kara Lane	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 449 Kara Lane Pro Forma
Rental Income	$-	$13,095	$-	$-		$13,095

Expenses
Real Estate Taxes	-	1,831	155	-		1,986
Homeowner Association Fees	-	184	16	-		200
Property Insurance	-	695	46	-		741
Repairs and Maintenance	-	589	-	-		589
Other Expenses	-	111	-	-		111
Management fee	-	-	-	1,703	E	1,703
Depreciation and amortization	-	-	-	7,722	B	7,722
Interest Expense	-	-	-	11,943	C	11,943
Total Expenses	-	3,410	217	21,368		24,995

Net Income (loss) before provision for income tax	-	9,685	(217)	(21,368)		(11,900)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,685	$(217)	$(21,368)		$(11,900)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 45 BLUE JAY DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 45 Blue Jay Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 45 Blue Jay Drive Pro Forma
Rental Income	$-	$16,574	$2,381	$-		$18,955

Expenses
Real Estate Taxes	-	1,992	292	-		2,284
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,350	87	-		1,437
Repairs and Maintenance	-	360	-	-		360
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,599	E	1,599
Depreciation and amortization	-	-	-	9,458	B	9,458
Interest Expense	-	-	-	15,895	C	15,895
Total Expenses	-	3,702	379	26,952		31,033

Net Income (loss) before provision for income tax	-	12,872	2,002	(26,952)		(12,078)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$12,872	$2,002	$(26,952)		$(12,078)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 45 LAUREL WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 45 Laurel Way	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 45 Laurel Way Pro Forma
Rental Income	$-	$13,410	$1,134	$-		$14,544

Expenses
Real Estate Taxes	-	1,573	133	-		1,706
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	675	52	-		727
Repairs and Maintenance	-	588	-	-		588
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,608	E	1,608
Depreciation and amortization	-	-	-	9,037	B	9,037
Interest Expense	-	-	-	15,305	C	15,305
Total Expenses	-	2,836	185	25,950		28,971

Net Income (loss) before provision for income tax	-	10,574	949	(25,950)		(14,427)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,574	$949	$(25,950)		$(14,427)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 4702 SAINT JAMES WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 4702 Saint James Way	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 4702 Saint James Way Pro Forma
Rental Income	$-	$11,550	$1,650	$-		$13,200

Expenses
Real Estate Taxes	-	2,120	311	-		2,431
Homeowner Association Fees	-	481	69	-		550
Property Insurance	-	820	58	-		878
Repairs and Maintenance	-	130	-	-		130
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,475	E	1,475
Depreciation and amortization	-	-	-	6,698	B	6,698
Interest Expense	-	-	-	12,035	C	12,035
Total Expenses	-	3,551	438	20,208		24,197

Net Income (loss) before provision for income tax	-	7,999	1,212	(20,208)		(10,997)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,999	$1,212	$(20,208)		$(10,997)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 4732 PINEDALE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 4732 Pinedale Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 4732 Pinedale Drive Pro Forma
Rental Income	$-	$9,909	$1,431	$-		$11,340

Expenses
Real Estate Taxes	-	1,019	149	-		1,168
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	602	49	-		651
Repairs and Maintenance	-	1,375	-	-		1,375
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,069	E	1,069
Depreciation and amortization	-	-	-	5,652	B	5,652
Interest Expense	-	-	-	10,562	C	10,562
Total Expenses	-	2,996	198	17,283		20,477

Net Income (loss) before provision for income tax	-	6,913	1,233	(17,283)		(9,137)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$6,913	$1,233	$(17,283)		$(9,137)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 497 HIGHWAY 212

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 497 Highway 212	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 497 Highway 212 Pro Forma
Rental Income	$-	$10,010	$870	$-		$10,880

Expenses
Real Estate Taxes	-	1,056	89	-		1,145
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	714	42	-		756
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	893	E	893
Depreciation and amortization	-	-	-	7,081	B	7,081
Interest Expense	-	-	-	12,564	C	12,564
Total Expenses	-	1,770	131	20,538		22,439

Net Income (loss) before provision for income tax	-	8,240	739	(20,538)		(11,559)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,240	$739	$(20,538)		$(11,559)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5039 EAST STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 5039 East Street	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 5039 East Street Pro Forma
Rental Income	$-	$8,575	$725	$-		$9,300

Expenses
Real Estate Taxes	-	851	72	-		923
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	665	30	-		695
Repairs and Maintenance	-	485	-	-		485
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,163	E	1,163
Depreciation and amortization	-	-	-	4,777	B	4,777
Interest Expense	-	-	-	9,337	C	9,337
Total Expenses	-	2,001	102	15,277		17,380

Net Income (loss) before provision for income tax	-	6,574	623	(15,277)		(8,080)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$6,574	$623	$(15,277)		$(8,080)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5040 HUNTSHIRE LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 5040 Huntshire Lane	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 5040 Huntshire Lane Pro Forma
Rental Income	$-	$14,917	$-	$-		$14,917

Expenses
Real Estate Taxes	-	3,408	499	-		3,907
Homeowner Association Fees	-	459	66	-		525
Property Insurance	-	617	128	-		745
Repairs and Maintenance	-	5,738	-	-		5,738
Other Expenses	-	760	-	-		760
Management fee	-	-	-	2,399	E	2,399
Depreciation and amortization	-	-	-	13,318	B	13,318
Interest Expense	-	-	-	20,024	C	20,024
Total Expenses	-	10,982	693	35,741		47,416

Net Income (loss) before provision for income tax	-	3,935	(693)	(35,741)		(32,499)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$3,935	$(693)	$(35,741)		$(32,499)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 513 JARRETT COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 513 Jarrett Court	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 513 Jarrett Court Pro Forma
Rental Income	$-	$12,411	$1,773	$-		$14,184

Expenses
Real Estate Taxes	-	1,804	264	-		2,068
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	803	62	-		865
Repairs and Maintenance	-	450	-	-		450
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,609	E	1,609
Depreciation and amortization	-	-	-	7,399	B	7,399
Interest Expense	-	-	-	13,010	C	13,010
Total Expenses	-	3,057	326	22,018		25,401

Net Income (loss) before provision for income tax	-	9,354	1,447	(22,018)		(11,217)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,354	$1,447	$(22,018)		$(11,217)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5143 PINECREST DRIVE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 5143 Pinecrest Drive SW	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 5143 Pinecrest Drive SW Pro Forma
Rental Income	$-	$9,639	$1,377	$-		$11,016

Expenses
Real Estate Taxes	-	813	119	-		932
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	369	49	-		418
Repairs and Maintenance	-	1,429	-	-		1,429
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,126	E	1,126
Depreciation and amortization	-	-	-	5,407	B	5,407
Interest Expense	-	-	-	10,220	C	10,220
Total Expenses	-	2,611	168	16,753		19,532

Net Income (loss) before provision for income tax	-	7,028	1,209	(16,753)		(8,516)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,028	$1,209	$(16,753)		$(8,516)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 524 SAWMILL ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 524 Sawmill Road	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 524 Sawmill Road Pro Forma
Rental Income	$-	$11,551	$977	$-		$12,528

Expenses
Real Estate Taxes	-	1,078	91	-		1,169
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	818	46	-		864
Repairs and Maintenance	-	4,802	-	-		4,802
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,520	E	1,520
Depreciation and amortization	-	-	-	7,785	B	7,785
Interest Expense	-	-	-	12,766	C	12,766
Total Expenses	-	6,698	137	22,071		28,906

Net Income (loss) before provision for income tax	-	4,853	840	(22,071)		(16,378)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$4,853	$840	$(22,071)		$(16,378)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5329 SHIREWICK LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 5329 Shirewick Lane	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 5329 Shirewick Lane Pro Forma
Rental Income	$-	$14,476	$1,249	$-		$15,725

Expenses
Real Estate Taxes	-	2,681	227	-		2,908
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,201	52	-		1,253
Repairs and Maintenance	-	1,260	-	-		1,260
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,282	E	1,282
Depreciation and amortization	-	-	-	8,969	B	8,969
Interest Expense	-	-	-	15,210	C	15,210
Total Expenses	-	5,142	279	25,461		30,882

Net Income (loss) before provision for income tax	-	9,334	970	(25,461)		(15,157)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,334	$970	$(25,461)		$(15,157)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 540 COWAN ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 540 Cowan Road	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 540 Cowan Road Pro Forma
Rental Income	$-	$11,018	$1,583	$-		$12,601

Expenses
Real Estate Taxes	-	1,098	161	-		1,259
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	707	73	-		780
Repairs and Maintenance	-	754	-	-		754
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,530	E	1,530
Depreciation and amortization	-	-	-	7,734	B	7,734
Interest Expense	-	-	-	13,480	C	13,480
Total Expenses	-	2,559	234	22,744		25,537

Net Income (loss) before provision for income tax	-	8,459	1,349	(22,744)		(12,936)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,459	$1,349	$(22,744)		$(12,936)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5411 ROCKY PINE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 5411 Rocky Pine Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 5411 Rocky Pine Drive Pro Forma
Rental Income	$-	$13,143	$1,140	$-		$14,283

Expenses
Real Estate Taxes	-	2,553	216	-		2,769
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	709	47	-		756
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,170	E	1,170
Depreciation and amortization	-	-	-	8,066	B	8,066
Interest Expense	-	-	-	13,945	C	13,945
Total Expenses	-	3,262	263	23,181		26,706

Net Income (loss) before provision for income tax	-	9,881	877	(23,181)		(12,423)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,881	$877	$(23,181)		$(12,423)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 55 MYRTLE GROVE LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 55 Myrtle Grove Lane	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 55 Myrtle Grove Lane Pro Forma
Rental Income	$-	$11,326	$1,099	$-		$12,425

Expenses
Real Estate Taxes	-	1,374	116	-		1,490
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,072	44	-		1,116
Repairs and Maintenance	-	4,050	-	-		4,050
Other Expenses	-	232	-	-		232
Management fee	-	-	-	1,620	E	1,620
Depreciation and amortization	-	-	-	7,467	B	7,467
Interest Expense	-	-	-	13,105	C	13,105
Total Expenses	-	6,728	160	22,192		29,080

Net Income (loss) before provision for income tax	-	4,598	939	(22,192)		(16,655)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$4,598	$939	$(22,192)		$(16,655)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 550 COWAN ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 550 Cowan Road	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 550 Cowan Road Pro Forma
Rental Income	$-	$11,009	$931	$-		$11,940

Expenses
Real Estate Taxes	-	977	83	-		1,060
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	691	39	-		730
Repairs and Maintenance	-	2,130	1,338	-		3,468
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,518	E	1,518
Depreciation and amortization	-	-	-	6,470	B	6,470
Interest Expense	-	-	-	11,285	C	11,285
Total Expenses	-	3,798	1,460	19,273		24,531

Net Income (loss) before provision for income tax	-	7,211	(529)	(19,273)		(12,591)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,211	$(529)	$(19,273)		$(12,591)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5581 FOX GLEN CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 5581 Fox Glen Circle	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 5581 Fox Glen Circle Pro Forma
Rental Income	$-	$16,112	$1,413	$-		$17,525

Expenses
Real Estate Taxes	-	3,823	323	-		4,146
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,695	74	-		1,769
Repairs and Maintenance	-	2,625	-	-		2,625
Other Expenses	-	-	-	-		-
Management fee	-	-	-	2,169	E	2,169
Depreciation and amortization	-	-	-	13,102	B	13,102
Interest Expense	-	-	-	19,562	C	19,562
Total Expenses	-	8,143	397	34,833		43,373

Net Income (loss) before provision for income tax	-	7,969	1,016	(34,833)		(25,848)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,969	$1,016	$(34,833)		$(25,848)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 565 MOUNTAINVIEW DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 565 Mountainview Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 565 Mountainview Drive Pro Forma
Rental Income	$-	$11,351	$1,622	$-		$12,973

Expenses
Real Estate Taxes	-	1,578	231	-		1,809
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	843	72	-		915
Repairs and Maintenance	-	1,620	2,300	-		3,920
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,651	E	1,651
Depreciation and amortization	-	-	-	8,165	B	8,165
Interest Expense	-	-	-	12,746	C	12,746
Total Expenses	-	4,041	2,603	22,562		29,206

Net Income (loss) before provision for income tax	-	7,310	(981)	(22,562)		(16,233)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,310	$(981)	$(22,562)		$(16,233)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5737 STRATHMOOR MANOR CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 5737 Strathmoor Manor Circle	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 5737 Strathmoor Manor Circle Pro Forma
Rental Income	$-	$12,930	$972	$-		$13,902

Expenses
Real Estate Taxes	-	1,752	148	-		1,900
Homeowner Association Fees	-	790	62	-		852
Property Insurance	-	863	38	-		901
Repairs and Maintenance	-	120	-	-		120
Other Expenses	-	250	-	-		250
Management fee	-	-	-	997	E	997
Depreciation and amortization	-	-	-	6,279	B	6,279
Interest Expense	-	-	-	11,441	C	11,441
Total Expenses	-	3,775	248	18,717		22,740

Net Income (loss) before provision for income tax	-	9,155	724	(18,717)		(8,838)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,155	$724	$(18,717)		$(8,838)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 5801 STRATHMOOR MANOR CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 5801 Strathmoor Manor Circle	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 5801 Strathmoor Manor Circle Pro Forma
Rental Income	$-	$10,763	$1,538	$-		$12,301

Expenses
Real Estate Taxes	-	1,622	238	-		1,860
Homeowner Association Fees	-	456	65	-		521
Property Insurance	-	817	52	-		869
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,577	E	1,577
Depreciation and amortization	-	-	-	6,558	B	6,558
Interest Expense	-	-	-	11,833	C	11,833
Total Expenses	-	2,895	355	19,968		23,218

Net Income (loss) before provision for income tax	-	7,868	1,183	(19,968)		(10,917)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,868	$1,183	$(19,968)		$(10,917)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6104-6106 OAKWOOD CIRCLE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 6104-6106 Oakwood Circle SW	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 6104-6106 Oakwood Circle SW Pro Forma
Rental Income	$-	$8,648	$754	$-		$9,402

Expenses
Real Estate Taxes	-	861	73	-		934
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	668	37	-		705
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,478	E	1,478
Depreciation and amortization	-	-	-	6,069	B	6,069
Interest Expense	-	-	-	11,153	C	11,153
Total Expenses	-	1,529	110	18,700		20,339

Net Income (loss) before provision for income tax	-	7,119	644	(18,700)		(10,937)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,119	$644	$(18,700)		$(10,937)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6107 SHADOW GLEN COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 6107 Shadow Glen Court	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 6107 Shadow Glen Court Pro Forma
Rental Income	$-	$8,950	$1,307	$-		$10,257

Expenses
Real Estate Taxes	-	841	123	-		964
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	417	44	-		461
Repairs and Maintenance	-	700	-	-		700
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,478	E	1,478
Depreciation and amortization	-	-	-	4,953	B	4,953
Interest Expense	-	-	-	9,583	C	9,583
Total Expenses	-	1,958	167	16,014		18,139

Net Income (loss) before provision for income tax	-	6,992	1,140	(16,014)		(7,882)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$6,992	$1,140	$(16,014)		$(7,882)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6111-6113 PINE GLEN CIRCLE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 6111-6113 Pine Glen Circle SW	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 6111-6113 Pine Glen Circle SW Pro Forma
Rental Income	$-	$17,455	$2,578	$-		$20,033

Expenses
Real Estate Taxes	-	788	116	-		904
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	642	110	-		752
Repairs and Maintenance	-	1,585	-	-		1,585
Other Expenses	-	-	-	-		-
Management fee	-	-	-	2,169	E	2,169
Depreciation and amortization	-	-	-	12,776	B	12,776
Interest Expense	-	-	-	20,544	C	20,544
Total Expenses	-	3,015	226	35,489		38,730

Net Income (loss) before provision for income tax	-	14,440	2,352	(35,489)		(18,697)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$14,440	$2,352	$(35,489)		$(18,697)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6119 PINENEEDLE DRIVE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 6119 Pineneedle Drive SW	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 6119 Pineneedle Drive SW Pro Forma
Rental Income	$-	$10,652	$920	$-		$11,572

Expenses
Real Estate Taxes	-	876	74	-		950
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	623	23	-		646
Repairs and Maintenance	-	1,941	-	-		1,941
Other Expenses	-	119	-	-		119
Management fee	-	-	-	1,674	E	1,674
Depreciation and amortization	-	-	-	3,449	B	3,449
Interest Expense	-	-	-	7,477	C	7,477
Total Expenses	-	3,559	97	12,600		16,256

Net Income (loss) before provision for income tax	-	7,093	823	(12,600)		(4,684)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,093	$823	$(12,600)		$(4,684)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 615 BARSHAY DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 615 Barshay Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 615 Barshay Drive Pro Forma
Rental Income	$-	$12,510	$1,749	$-		$14,259

Expenses
Real Estate Taxes	-	1,181	173	-		1,354
Homeowner Association Fees	-	2,504	34	-		2,538
Property Insurance	-	1,037	62	-		1,099
Repairs and Maintenance	-	857	1,078	-		1,935
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,463	E	1,463
Depreciation and amortization	-	-	-	7,468	B	7,468
Interest Expense	-	-	-	13,138	C	13,138
Total Expenses	-	5,579	1,347	22,069		28,995

Net Income (loss) before provision for income tax	-	6,931	402	(22,069)		(14,736)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$6,931	$402	$(22,069)		$(14,736)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6168 WHEAT STREET NE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 6168 Wheat Street NE	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 6168 Wheat Street NE Pro Forma
Rental Income	$-	$8,564	$1,265	$-		$9,829

Expenses
Real Estate Taxes	-	584	86	-		670
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	416	46	-		462
Repairs and Maintenance	-	1,910	261	-		2,171
Other Expenses	-	-	-	-		-
Management fee	-	-	-	809	E	809
Depreciation and amortization	-	-	-	4,122	B	4,122
Interest Expense	-	-	-	8,455	C	8,455
Total Expenses	-	2,910	393	13,386		16,689

Net Income (loss) before provision for income tax	-	5,654	872	(13,386)		(6,860)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$5,654	$872	$(13,386)		$(6,860)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6178 GREEN ACRES DRIVE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 6178 Green Acres Drive SW	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 6178 Green Acres Drive SW Pro Forma
Rental Income	$-	$10,038	$1,446	$-		$11,484

Expenses
Real Estate Taxes	-	1,186	174	-		1,360
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	577	55	-		632
Repairs and Maintenance	-	2,608	198	-		2,806
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,415	E	1,415
Depreciation and amortization	-	-	-	5,282	B	5,282
Interest Expense	-	-	-	10,055	C	10,055
Total Expenses	-	4,371	427	16,752		21,550

Net Income (loss) before provision for income tax	-	5,667	1,019	(16,752)		(10,066)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$5,667	$1,019	$(16,752)		$(10,066)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6386 FORESTER WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 6386 Forester Way	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 6386 Forester Way Pro Forma
Rental Income	$-	$12,354	$1,066	$-		$13,420

Expenses
Real Estate Taxes	-	2,508	212	-		2,720
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	690	45	-		735
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,784	E	1,784
Depreciation and amortization	-	-	-	7,647	B	7,647
Interest Expense	-	-	-	13,357	C	13,357
Total Expenses	-	3,198	257	22,788		26,243

Net Income (loss) before provision for income tax	-	9,156	809	(22,788)		(12,823)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,156	$809	$(22,788)		$(12,823)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6404 WALNUT WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 6404 Walnut Way	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 6404 Walnut Way Pro Forma
Rental Income	$-	$14,163	$1,186	$-		$15,349

Expenses
Real Estate Taxes	-	1,442	122	-		1,564
Homeowner Association Fees	-	443	37	-		480
Property Insurance	-	1,176	42	-		1,218
Repairs and Maintenance	-	200	-	-		200
Other Expenses	-	243	-	-		243
Management fee	-	-	-	1,217	E	1,217
Depreciation and amortization	-	-	-	7,082	B	7,082
Interest Expense	-	-	-	12,567	C	12,567
Total Expenses	-	3,504	201	20,866		24,571

Net Income (loss) before provision for income tax	-	10,659	985	(20,866)		(9,222)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,659	$985	$(20,866)		$(9,222)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 643 SYCAMORE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 643 Sycamore Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 643 Sycamore Drive Pro Forma
Rental Income	$-	$12,513	$1,868	$-		$14,381

Expenses
Real Estate Taxes	-	1,949	286	-		2,235
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	689	57	-		746
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,195	E	1,195
Depreciation and amortization	-	-	-	6,791	B	6,791
Interest Expense	-	-	-	12,158	C	12,158
Total Expenses	-	2,638	343	20,144		23,125

Net Income (loss) before provision for income tax	-	9,875	1,525	(20,144)		(8,744)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,875	$1,525	$(20,144)		$(8,744)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 65 FREEDOM COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 65 Freedom Court	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 65 Freedom Court Pro Forma
Rental Income	$-	$11,687	$2,092	$-		$13,779

Expenses
Real Estate Taxes	-	1,396	204	-		1,600
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,064	63	-		1,127
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,474	E	1,474
Depreciation and amortization	-	-	-	7,504	B	7,504
Interest Expense	-	-	-	13,225	C	13,225
Total Expenses	-	2,460	267	22,203		24,930

Net Income (loss) before provision for income tax	-	9,227	1,825	(22,203)		(11,151)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,227	$1,825	$(22,203)		$(11,151)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 653 GEORGETOWN LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 653 Georgetown Lane	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 653 Georgetown Lane Pro Forma
Rental Income	$-	$11,198	$966	$-		$12,164

Expenses
Real Estate Taxes	-	1,503	127	-		1,630
Homeowner Association Fees	-	461	39	-		500
Property Insurance	-	622	43	-		665
Repairs and Maintenance	-	983	-	-		983
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,524	E	1,524
Depreciation and amortization	-	-	-	7,295	B	7,295
Interest Expense	-	-	-	12,864	C	12,864
Total Expenses	-	3,569	209	21,683		25,461

Net Income (loss) before provision for income tax	-	7,629	757	(21,683)		(13,297)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,629	$757	$(21,683)		$(13,297)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6635 KIMBERLY MILL ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 6635 Kimberly Mill Road	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 6635 Kimberly Mill Road Pro Forma
Rental Income	$-	$12,800	$1,829	$-		$14,629

Expenses
Real Estate Taxes	-	1,532	224	-		1,756
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	618	63	-		681
Repairs and Maintenance	-	516	-	-		516
Other Expenses	-	-	200	-		200
Management fee	-	-	-	1,676	E	1,676
Depreciation and amortization	-	-	-	8,671	B	8,671
Interest Expense	-	-	-	14,792	C	14,792
Total Expenses	-	2,666	487	25,139		28,292

Net Income (loss) before provision for income tax	-	10,134	1,342	(25,139)		(13,663)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,134	$1,342	$(25,139)		$(13,663)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6653 BEDFORD ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 6653 Bedford Road	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 6653 Bedford Road Pro Forma
Rental Income	$-	$10,238	$1,463	$-		$11,701

Expenses
Real Estate Taxes	-	1,665	244	-		1,909
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	873	57	-		930
Repairs and Maintenance	-	2,320	-	-		2,320
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,483	E	1,483
Depreciation and amortization	-	-	-	7,048	B	7,048
Interest Expense	-	-	-	12,538	C	12,538
Total Expenses	-	4,858	301	21,069		26,228

Net Income (loss) before provision for income tax	-	5,380	1,162	(21,069)		(14,527)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$5,380	$1,162	$(21,069)		$(14,527)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6710 SUNSET HILLS BOULEVARD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 6710 Sunset Hills Boulevard	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 6710 Sunset Hills Boulevard Pro Forma
Rental Income	$-	$11,123	$982	$-		$12,105

Expenses
Real Estate Taxes	-	1,543	130	-		1,673
Homeowner Association Fees	-	277	23	-		300
Property Insurance	-	832	35	-		867
Repairs and Maintenance	-	1,260	-	-		1,260
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,008	E	1,008
Depreciation and amortization	-	-	-	5,720	B	5,720
Interest Expense	-	-	-	10,658	C	10,658
Total Expenses	-	3,912	188	17,386		21,486

Net Income (loss) before provision for income tax	-	7,211	794	(17,386)		(9,381)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,211	$794	$(17,386)		$(9,381)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 6762 BENT CREEK DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 6762 Bent Creek Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 6762 Bent Creek Drive Pro Forma
Rental Income	$-	$12,012	$572	$-		$12,584

Expenses
Real Estate Taxes	-	1,746	256	-		2,002
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	994	52	-		1,046
Repairs and Maintenance	-	70	-	-		70
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,359	E	1,359
Depreciation and amortization	-	-	-	7,082	B	7,082
Interest Expense	-	-	-	12,567	C	12,567
Total Expenses	-	2,810	308	21,008		24,126

Net Income (loss) before provision for income tax	-	9,202	264	(21,008)		(11,542)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,202	$264	$(21,008)		$(11,542)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 683 WOOD PATH COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 683 Wood Path Court	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 683 Wood Path Court Pro Forma
Rental Income	$-	$13,786	$1,166	$-		$14,952

Expenses
Real Estate Taxes	-	2,103	178	-		2,281
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	659	53	-		712
Repairs and Maintenance	-	320	-	-		320
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,728	E	1,728
Depreciation and amortization	-	-	-	9,187	B	9,187
Interest Expense	-	-	-	14,781	C	14,781
Total Expenses	-	3,082	231	25,696		29,009

Net Income (loss) before provision for income tax	-	10,704	935	(25,696)		(14,057)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,704	$935	$(25,696)		$(14,057)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 70 SHENANDOAH LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 70 Shenandoah Lane	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 70 Shenandoah Lane Pro Forma
Rental Income	$-	$12,585	$1,080	$-		$13,665

Expenses
Real Estate Taxes	-	1,770	150	-		1,920
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	822	52	-		874
Repairs and Maintenance	-	2,300	-	-		2,300
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,697	E	1,697
Depreciation and amortization	-	-	-	8,897	B	8,897
Interest Expense	-	-	-	15,109	C	15,109
Total Expenses	-	4,892	202	25,703		30,797

Net Income (loss) before provision for income tax	-	7,693	878	(25,703)		(17,132)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,693	$878	$(25,703)		$(17,132)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 709 GEORGETOWN COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 709 Georgetown Court	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 709 Georgetown Court Pro Forma
Rental Income	$-	$12,044	$1,778	$-		$13,822

Expenses
Real Estate Taxes	-	1,492	219	-		1,711
Homeowner Association Fees	-	768	63	-		831
Property Insurance	-	590	59	-		649
Repairs and Maintenance	-	1,312	-	-		1,312
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,611	E	1,611
Depreciation and amortization	-	-	-	6,979	B	6,979
Interest Expense	-	-	-	12,423	C	12,423
Total Expenses	-	4,162	341	21,013		25,516

Net Income (loss) before provision for income tax	-	7,882	1,437	(21,013)		(11,694)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,882	$1,437	$(21,013)		$(11,694)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 7107 GEIGER STREET NW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 7107 Geiger Street NW	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 7107 Geiger Street NW Pro Forma
Rental Income	$-	$8,831	$1,221	$-		$10,052

Expenses
Real Estate Taxes	-	277	41	-		318
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	451	39	-		490
Repairs and Maintenance	-	559	-	-		559
Other Expenses	-	119	-	-		119
Management fee	-	-	-	1,024	E	1,024
Depreciation and amortization	-	-	-	3,274	B	3,274
Interest Expense	-	-	-	7,232	C	7,232
Total Expenses	-	1,406	80	11,530		13,016

Net Income (loss) before provision for income tax	-	7,425	1,141	(11,530)		(2,964)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,425	$1,141	$(11,530)		$(2,964)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 7205 LAKEVIEW DRIVE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 7205 Lakeview Drive SW	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 7205 Lakeview Drive SW Pro Forma
Rental Income	$-	$12,703	$1,091	$-		$13,794

Expenses
Real Estate Taxes	-	1,224	104	-		1,328
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	787	44	-		831
Repairs and Maintenance	-	185	-	-		185
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,751	E	1,751
Depreciation and amortization	-	-	-	7,501	B	7,501
Interest Expense	-	-	-	13,154	C	13,154
Total Expenses	-	2,196	148	22,406		24,750

Net Income (loss) before provision for income tax	-	10,507	943	(22,406)		(10,956)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,507	$943	$(22,406)		$(10,956)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 750 GEORGETOWN COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 750 Georgetown Court	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 750 Georgetown Court Pro Forma
Rental Income	$-	$11,114	$1,590	$-		$12,704

Expenses
Real Estate Taxes	-	1,509	221	-		1,730
Homeowner Association Fees	-	738	63	-		801
Property Insurance	-	803	57	-		860
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,068	E	1,068
Depreciation and amortization	-	-	-	5,405	B	5,405
Interest Expense	-	-	-	10,217	C	10,217
Total Expenses	-	3,050	341	16,690		20,081

Net Income (loss) before provision for income tax	-	8,064	1,249	(16,690)		(7,377)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,064	$1,249	$(16,690)		$(7,377)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 752 CHESTNUT DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 752 Chestnut Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 752 Chestnut Drive Pro Forma
Rental Income	$-	$9,020	$1,289	$-		$10,309

Expenses
Real Estate Taxes	-	580	85	-		665
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	445	46	-		491
Repairs and Maintenance	-	470	-	-		470
Other Expenses	-	-	-	-		-
Management fee	-	-	-	866	E	866
Depreciation and amortization	-	-	-	4,463	B	4,463
Interest Expense	-	-	-	8,898	C	8,898
Total Expenses	-	1,495	131	14,227		15,853

Net Income (loss) before provision for income tax	-	7,525	1,158	(14,227)		(5,544)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,525	$1,158	$(14,227)		$(5,544)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 773 VILLA WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 773 Villa Way	Historical Property Operations (K)	Pro Forma Adjustments	Notes	Landa Series 773 Villa Way Pro Forma
Rental Income	$-	$8,640	$3,084		$11,724

Expenses
Real Estate Taxes	-	1,087	317		1,404
Homeowner Association Fees	-	681	199		880
Property Insurance	-	332	97		429
Repairs and Maintenance	-	12,916	-		12,916
Other Expenses	-	-	-		-
Management fee	-	-	938	E	938
Depreciation and amortization	-	-	2,893	B	2,893
Interest Expense	-	-	5,393	C	5,393
Total Expenses	-	15,016	9,837		24,853

Net Income (loss) before provision for income tax	-	(6,376)	(6,753)		(13,129)
Provision for income taxes	-	-	-	D	-
Net Income (loss)	$-	$(6,376)	$(6,753)		$(13,129)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 7781 MOUNTAIN CREEK WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 7781 Mountain Creek Way	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 7781 Mountain Creek Way Pro Forma
Rental Income	$-	$12,600	$1,845	$-		$14,445

Expenses
Real Estate Taxes	-	1,885	276	-		2,161
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,049	79	-		1,128
Repairs and Maintenance	-	2,890	-	-		2,890
Other Expenses	-	-	200	-		200
Management fee	-	-	-	1,181	E	1,181
Depreciation and amortization	-	-	-	7,783	B	7,783
Interest Expense	-	-	-	13,549	C	13,549
Total Expenses	-	5,824	555	22,513		28,892

Net Income (loss) before provision for income tax	-	6,776	1,290	(22,513)		(14,447)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$6,776	$1,290	$(22,513)		$(14,447)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 7950 WOODLAKE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 7950 Woodlake Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 7950 Woodlake Drive Pro Forma
Rental Income	$-	$10,878	$1,800	$-		$12,678

Expenses
Real Estate Taxes	-	1,592	233	-		1,825
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	794	64	-		858
Repairs and Maintenance	-	2,790	42	-		2,832
Other Expenses	-	38	-	-		38
Management fee	-	-	-	1,258	E	1,258
Depreciation and amortization	-	-	-	6,174	B	6,174
Interest Expense	-	-	-	11,294	C	11,294
Total Expenses	-	5,214	339	18,726		24,279

Net Income (loss) before provision for income tax	-	5,664	1,461	(18,726)		(11,601)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$5,664	$1,461	$(18,726)		$(11,601)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 80 HIGH RIDGE ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 80 High Ridge Road	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 80 High Ridge Road Pro Forma
Rental Income	$-	$10,409	$2,066	$-		$12,475

Expenses
Real Estate Taxes	-	1,593	233	-		1,826
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	968	70	-		1,038
Repairs and Maintenance	-	4,795	899	-		5,694
Other Expenses	-	127	-	-		127
Management fee	-	-	-	1,296	E	1,296
Depreciation and amortization	-	-	-	7,816	B	7,816
Interest Expense	-	-	-	13,594	C	13,594
Total Expenses	-	7,483	1,202	22,706		31,391

Net Income (loss) before provision for income tax	-	2,926	864	(22,706)		(18,916)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$2,926	$864	$(22,706)		$(18,916)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 800 MILLS DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 800 Mills Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 800 Mills Drive Pro Forma
Rental Income	$-	$12,845	$1,097	$-		$13,942

Expenses
Real Estate Taxes	-	1,295	109	-		1,404
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	726	52	-		778
Repairs and Maintenance	-	-	-	-		-
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,596	E	1,596
Depreciation and amortization	-	-	-	8,932	B	8,932
Interest Expense	-	-	-	15,158	C	15,158
Total Expenses	-	2,021	161	25,686		27,868

Net Income (loss) before provision for income tax	-	10,824	936	(25,686)		(13,926)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,824	$936	$(25,686)		$(13,926)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 808 HILLANDALE LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 808 Hillandale Lane	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 808 Hillandale Lane Pro Forma
Rental Income	$-	$13,251	$1,974	$-		$15,225

Expenses
Real Estate Taxes	-	1,986	291	-		2,277
Homeowner Association Fees	-	1,205	150	-		1,355
Property Insurance	-	846	65	-		911
Repairs and Maintenance	-	1,335	-	-		1,335
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,289	E	1,289
Depreciation and amortization	-	-	-	7,258	B	7,258
Interest Expense	-	-	-	12,840	C	12,840
Total Expenses	-	5,372	506	21,387		27,265

Net Income (loss) before provision for income tax	-	7,879	1,468	(21,387)		(12,040)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,879	$1,468	$(21,387)		$(12,040)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8110 DEVONSHIRE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 8110 Devonshire Drive	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 8110 Devonshire Drive Pro Forma
Rental Income	$-	$9,742	$1,613	$-		$11,355

Expenses
Real Estate Taxes	-	790	116	-		906
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	456	44	-		500
Repairs and Maintenance	-	3,470	-	-		3,470
Other Expenses	-	296	-	-		296
Management fee	-	-	-	1,419	E	1,419
Depreciation and amortization	-	-	-	4,953	B	4,953
Interest Expense	-	-	-	9,583	C	9,583
Total Expenses	-	5,012	160	15,955		21,127

Net Income (loss) before provision for income tax	-	4,730	1,453	(15,955)		(9,772)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$4,730	$1,453	$(15,955)		$(9,772)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8121 SPILLERS DRIVE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 8121 Spillers Drive SW	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 8121 Spillers Drive SW Pro Forma
Rental Income	$-	$9,744	$1,392	$-		$11,136

Expenses
Real Estate Taxes	-	656	96	-		752
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	370	44	-		414
Repairs and Maintenance	-	360	-	-		360
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,170	E	1,170
Depreciation and amortization	-	-	-	5,980	B	5,980
Interest Expense	-	-	-	11,023	C	11,023
Total Expenses	-	1,386	140	18,173		19,699

Net Income (loss) before provision for income tax	-	8,358	1,252	(18,173)		(8,563)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,358	$1,252	$(18,173)		$(8,563)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8233 CREEKLINE COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 8233 Creekline Court	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 8233 Creekline Court Pro Forma
Rental Income	$-	$10,332	$1,500	$-		$11,832

Expenses
Real Estate Taxes	-	1,752	257	-		2,009
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	664	64	-		728
Repairs and Maintenance	-	5,908	-	-		5,908
Other Expenses	-	-	-	-		-
Management fee	-	-	-	960	E	960
Depreciation and amortization	-	-	-	7,417	B	7,417
Interest Expense	-	-	-	13,214	C	13,214
Total Expenses	-	8,324	321	21,591		30,236

Net Income (loss) before provision for income tax	-	2,008	1,179	(21,591)		(18,404)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$2,008	$1,179	$(21,591)		$(18,404)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8302 STERLING LAKES DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 8302 Sterling Lakes Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 8302 Sterling Lakes Drive Pro Forma
Rental Income	$-	$12,737	$1,134	$-		$13,871

Expenses
Real Estate Taxes	-	1,665	141	-		1,806
Homeowner Association Fees	-	184	16	-		200
Property Insurance	-	1,305	46	-		1,351
Repairs and Maintenance	-	1,553	-	-		1,553
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,513	E	1,513
Depreciation and amortization	-	-	-	7,921	B	7,921
Interest Expense	-	-	-	13,741	C	13,741
Total Expenses	-	4,707	203	23,175		28,085

Net Income (loss) before provision for income tax	-	8,030	931	(23,175)		(14,214)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,030	$931	$(23,175)		$(14,214)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 843 TRAMORE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 843 Tramore Drive	Historical Property Operations (M)	Pro Forma Adjustments	Notes	Landa Series 843 Tramore Drive Pro Forma
Rental Income	$-	$5,160	$14,040		$19,200

Expenses
Real Estate Taxes	-	939	1,191		2,130
Homeowner Association Fees	-	-	-		-
Property Insurance	-	208	264		472
Repairs and Maintenance	-	388	-		388
Other Expenses	-	-	-		-
Management fee	-	-	1,536	E	1,536
Depreciation and amortization	-	-	4,720	B	4,720
Interest Expense	-	-	8,797	C	8,797
Total Expenses	-	1,535	16,508		18,043

Net Income (loss) before provision for income tax	-	3,625	(2,468)		1,157
Provision for income taxes	-	-	-	D	-
Net Income (loss)	$-	$3,625	$(2,468)		$1,157

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 85 KIRKLAND COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 85 Kirkland Court	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 85 Kirkland Court Pro Forma
Rental Income	$-	$12,065	$2,063	$-		$14,128

Expenses
Real Estate Taxes	-	1,612	236	-		1,848
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,083	85	-		1,168
Repairs and Maintenance	-	4,548	-	-		4,548
Other Expenses	-	384	-	-		384
Management fee	-	-	-	1,701	E	1,701
Depreciation and amortization	-	-	-	8,759	B	8,759
Interest Expense	-	-	-	14,916	C	14,916
Total Expenses	-	7,627	321	25,376		33,324

Net Income (loss) before provision for income tax	-	4,438	1,742	(25,376)		(19,196)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$4,438	$1,742	$(25,376)		$(19,196)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 85 THORN THICKET WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 85 Thorn Thicket Way	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 85 Thorn Thicket Way Pro Forma
Rental Income	$-	$12,323	$1,770	$-		$14,093

Expenses
Real Estate Taxes	-	1,776	260	-		2,036
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	815	72	-		887
Repairs and Maintenance	-	285	-	-		285
Other Expenses	-	-	200	-		200
Management fee	-	-	-	1,189	E	1,189
Depreciation and amortization	-	-	-	7,573	B	7,573
Interest Expense	-	-	-	13,255	C	13,255
Total Expenses	-	2,876	532	22,017		25,425

Net Income (loss) before provision for income tax	-	9,447	1,238	(22,017)		(11,332)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,447	$1,238	$(22,017)		$(11,332)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8658 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 8658 Ashley Way	Historical Property Operations (L)	Pro Forma Adjustments	Notes	Landa Series 8658 Ashley Way Pro Forma
Rental Income	$-	$4,983	$9,417		$14,400

Expenses
Real Estate Taxes	-	478	587		1,065
Homeowner Association Fees	-	-	-		-
Property Insurance	-	164	201		365
Repairs and Maintenance	-	587	-		587
Other Expenses	-	-	-		-
Management fee	-	-	1,152	E	1,152
Depreciation and amortization	-	-	4,220	B	4,220
Interest Expense	-	-	8,591	C	8,591
Total Expenses	-	1,229	14,751		15,980

Net Income (loss) before provision for income tax	-	3,754	(5,334)		(1,580)
Provision for income taxes	-	-	-	D	-
Net Income (loss)	$-	$3,754	$(5,334)		$(1,580)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8667 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 8667 Ashley Way	Historical Property Operations (L)	Pro Forma Adjustments	Notes	Landa Series 8667 Ashley Way Pro Forma
Rental Income	$-	$2,803	$10,397		$13,200

Expenses
Real Estate Taxes	-	440	539		979
Homeowner Association Fees	-	-	-		-
Property Insurance	-	167	205		372
Repairs and Maintenance	-	8,287	-		8,287
Other Expenses	-	-	-		-
Management fee	-	-	1,056	E	1,056
Depreciation and amortization	-	-	3,432	B	3,432
Interest Expense	-	-	6,153	C	6,153
Total Expenses	-	8,894	11,385		20,279

Net Income (loss) before provision for income tax	-	(6,091)	(988)		(7,079)
Provision for income taxes	-	-	-	D	-
Net Income (loss)	$-	$(6,091)	$(988)		$(7,079)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8671 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 8671 Ashley Way	Historical Property Operations (L)	Pro Forma Adjustments	Notes	Landa Series 8671 Ashley Way Pro Forma
Rental Income	$-	$4,505	$8,095		$12,600

Expenses
Real Estate Taxes	-	440	539		979
Homeowner Association Fees	-	-	-		-
Property Insurance	-	168	206		374
Repairs and Maintenance	-	798	-		798
Other Expenses	-	-	-		-
Management fee	-	-	1,008	E	1,008
Depreciation and amortization	-	-	4,370	B	4,370
Interest Expense	-	-	9,035	C	9,035
Total Expenses	-	1,406	15,158		16,564

Net Income (loss) before provision for income tax	-	3,099	(7,063)		(3,964)
Provision for income taxes	-	-	-	D	-
Net Income (loss)	$-	$3,099	$(7,063)		$(3,964)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8676 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 8676 Ashley Way	Historical Property Operations (L)	Pro Forma Adjustments	Notes	Landa Series 8676 Ashley Way Pro Forma
Rental Income	$-	$-	$12,600		$12,600

Expenses
Real Estate Taxes	-	524	642		1,166
Homeowner Association Fees	-	-	-		-
Property Insurance	-	178	219		397
Repairs and Maintenance	-	17,214	-		17,214
Other Expenses	-	-	-		-
Management fee	-	-	1,008	E	1,008
Depreciation and amortization	-	-	4,213	B	4,213
Interest Expense	-	-	9,256	C	9,256
Total Expenses	-	17,916	15,338		33,254

Net Income (loss) before provision for income tax	-	(17,916)	(2,738)		(20,654)
Provision for income taxes	-	-	-	D	-
Net Income (loss)	$-	$(17,916)	$(2,738)		$(20,654)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8691 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 8691 Ashley Way	Historical Property Operations (L)	Pro Forma Adjustments	Notes	Landa Series 8691 Ashley Way Pro Forma
Rental Income	$-	$-	$13,800		$13,800

Expenses
Real Estate Taxes	-	608	746		1,354
Homeowner Association Fees	-	-	-		-
Property Insurance	-	205	252		457
Repairs and Maintenance	-	641	-		641
Other Expenses	-	-	-		-
Management fee	-	-	1,104	E	1,104
Depreciation and amortization	-	-	2,858	B	2,858
Interest Expense	-	-	6,685	C	6,685
Total Expenses	-	1,454	11,645		13,099

Net Income (loss) before provision for income tax	-	(1,454)	2,155		701
Provision for income taxes	-	-	-	D	-
Net Income (loss)	$-	$(1,454)	$2,155		$701

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8692 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 8692 Ashley Way	Historical Property Operations (L)	Pro Forma Adjustments	Notes	Landa Series 8692 Ashley Way Pro Forma
Rental Income	$-	$-	$13,800		$13,800

Expenses
Real Estate Taxes	-	668	819		1,487
Homeowner Association Fees	-	-	-		-
Property Insurance	-	192	236		428
Repairs and Maintenance	-	420	-		420
Other Expenses	-	-	-		-
Management fee	-	-	1,104	E	1,104
Depreciation and amortization	-	-	3,382	B	3,382
Interest Expense	-	-	6,564	C	6,564
Total Expenses	-	1,280	12,105		13,385

Net Income (loss) before provision for income tax	-	(1,280)	1,695		415
Provision for income taxes	-	-	-	D	-
Net Income (loss)	$-	$(1,280)	$1,695		$415

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8693 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 8693 Ashley Way	Historical Property Operations (L)	Pro Forma Adjustments	Notes	Landa Series 8693 Ashley Way Pro Forma
Rental Income	$-	$-	$14,400		$14,400

Expenses
Real Estate Taxes	-	606	743		1,349
Homeowner Association Fees	-	-	-		-
Property Insurance	-	197	242		439
Repairs and Maintenance	-	-	-		-
Other Expenses	-	-	-		-
Management fee	-	-	1,152	E	1,152
Depreciation and amortization	-	-	4,172	B	4,172
Interest Expense	-	-	9,921	C	9,921
Total Expenses	-	803	16,230		17,033

Net Income (loss) before provision for income tax	-	(803)	(1,830)		(2,633)
Provision for income taxes	-	-	-	D	-
Net Income (loss)	$-	$(803)	$(1,830)		$(2,633)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8694 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 8694 Ashley Way	Historical Property Operations (L)	Pro Forma Adjustments	Notes	Landa Series 8694 Ashley Way Pro Forma
Rental Income	$-	$-	$13,800		$13,800

Expenses
Real Estate Taxes	-	591	725		1,316
Homeowner Association Fees	-	-	-		-
Property Insurance	-	185	227		412
Repairs and Maintenance	-	1,205	-		1,205
Other Expenses	-	-	-		-
Management fee	-	-	1,104	E	1,104
Depreciation and amortization	-	-	4,568	B	4,568
Interest Expense	-	-	9,045	C	9,045
Total Expenses	-	1,981	15,669		17,650

Net Income (loss) before provision for income tax	-	(1,981)	(1,869)		(3,850)
Provision for income taxes	-	-	-	D	-
Net Income (loss)	$-	$(1,981)	$(1,869)		$(3,850)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8697 ASHLEY WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 8697 Ashley Way	Historical Property Operations (L)	Pro Forma Adjustments	Notes	Landa Series 8697 Ashley Way Pro Forma
Rental Income	$-	$5,118	$6,282		$11,400

Expenses
Real Estate Taxes	-	573	702		1,275
Homeowner Association Fees	-	-	-		-
Property Insurance	-	189	232		421
Repairs and Maintenance	-	9,040	-		9,040
Other Expenses	-	-	-		-
Management fee	-	-	912	E	912
Depreciation and amortization	-	-	4,863	B	4,863
Interest Expense	-	-	9,831	C	9,831
Total Expenses	-	9,802	16,540		26,342

Net Income (loss) before provision for income tax	-	(4,684)	(10,258)		(14,942)
Provision for income taxes	-	-	-	D	-
Net Income (loss)	$-	$(4,684)	$(10,258)		$(14,942)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8819 LEAFWOOD COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 8819 Leafwood Court	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 8819 Leafwood Court Pro Forma
Rental Income	$-	$10,622	$898	$-		$11,520

Expenses
Real Estate Taxes	-	1,481	125	-		1,606
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	740	43	-		783
Repairs and Maintenance	-	145	-	-		145
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,515	E	1,515
Depreciation and amortization	-	-	-	7,190	B	7,190
Interest Expense	-	-	-	12,717	C	12,717
Total Expenses	-	2,366	168	21,422		23,956

Net Income (loss) before provision for income tax	-	8,256	730	(21,422)		(12,436)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$8,256	$730	$(21,422)		$(12,436)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 8855 RUGBY COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 8855 Rugby Court	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 8855 Rugby Court Pro Forma
Rental Income	$-	$9,068	$1,613	$-		$10,681

Expenses
Real Estate Taxes	-	1,211	177	-		1,388
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	470	53	-		523
Repairs and Maintenance	-	5,403	-	-		5,403
Other Expenses	-	302	-	-		302
Management fee	-	-	-	1,084	E	1,084
Depreciation and amortization	-	-	-	5,232	B	5,232
Interest Expense	-	-	-	9,975	C	9,975
Total Expenses	-	7,386	230	16,291		23,907

Net Income (loss) before provision for income tax	-	1,682	1,383	(16,291)		(13,226)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$1,682	$1,383	$(16,291)		$(13,226)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 9020 STERLING RIDGE LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 9020 Sterling Ridge Lane	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 9020 Sterling Ridge Lane Pro Forma
Rental Income	$-	$11,658	$992	$-		$12,650

Expenses
Real Estate Taxes	-	1,445	122	-		1,567
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	797	40	-		837
Repairs and Maintenance	-	328	-	-		328
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,580	E	1,580
Depreciation and amortization	-	-	-	6,612	B	6,612
Interest Expense	-	-	-	10,650	C	10,650
Total Expenses	-	2,570	162	18,842		21,574

Net Income (loss) before provision for income tax	-	9,088	830	(18,842)		(8,924)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,088	$830	$(18,842)		$(8,924)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 9150 SPILLERS DRIVE SW

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 9150 Spillers Drive SW	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 9150 Spillers Drive SW Pro Forma
Rental Income	$-	$10,864	$926	$-		$11,790

Expenses
Real Estate Taxes	-	1,489	126	-		1,615
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	922	38	-		960
Repairs and Maintenance	-	555	-	-		555
Other Expenses	-	-	-	-		-
Management fee	-	-	-	950	E	950
Depreciation and amortization	-	-	-	6,244	B	6,244
Interest Expense	-	-	-	11,392	C	11,392
Total Expenses	-	2,966	164	18,586		21,716

Net Income (loss) before provision for income tax	-	7,898	762	(18,586)		(9,926)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,898	$762	$(18,586)		$(9,926)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 925 MOTE ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 925 Mote Road	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 925 Mote Road Pro Forma
Rental Income	$-	$11,146	$967	$-		$12,113

Expenses
Real Estate Taxes	-	1,168	99	-		1,267
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	548	48	-		596
Repairs and Maintenance	-	170	-	-		170
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,683	E	1,683
Depreciation and amortization	-	-	-	8,128	B	8,128
Interest Expense	-	-	-	14,032	C	14,032
Total Expenses	-	1,886	147	23,843		25,876

Net Income (loss) before provision for income tax	-	9,260	820	(23,843)		(13,763)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$9,260	$820	$(23,843)		$(13,763)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 9409 FOREST KNOLL DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 9409 Forest Knoll Drive	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 9409 Forest Knoll Drive Pro Forma
Rental Income	$-	$12,744	$1,076	$-		$13,820

Expenses
Real Estate Taxes	-	1,786	151	-		1,937
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	747	47	-		794
Repairs and Maintenance	-	70	-	-		70
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,713	E	1,713
Depreciation and amortization	-	-	-	7,994	B	7,994
Interest Expense	-	-	-	13,844	C	13,844
Total Expenses	-	2,603	198	23,551		26,352

Net Income (loss) before provision for income tax	-	10,141	878	(23,551)		(12,532)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,141	$878	$(23,551)		$(12,532)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 9434 CEDAR CREEK PLACE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 9434 Cedar Creek Place	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 9434 Cedar Creek Place Pro Forma
Rental Income	$-	$13,174	$1,956	$-		$15,130

Expenses
Real Estate Taxes	-	1,979	290	-		2,269
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	1,034	75	-		1,109
Repairs and Maintenance	-	-	1,375	-		1,375
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,252	E	1,252
Depreciation and amortization	-	-	-	8,760	B	8,760
Interest Expense	-	-	-	14,930	C	14,930
Total Expenses	-	3,013	1,740	24,942		29,695

Net Income (loss) before provision for income tax	-	10,161	216	(24,942)		(14,565)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$10,161	$216	$(24,942)		$(14,565)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 9597 PINTAIL TRAIL

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 9597 Pintail Trail	Historical Property Operations (F)	Historical Property Operations (G)	Pro Forma Adjustments	Notes	Landa Series 9597 Pintail Trail Pro Forma
Rental Income	$-	$11,395	$1,677	$-		$13,072

Expenses
Real Estate Taxes	-	2,006	294	-		2,300
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	673	65	-		738
Repairs and Maintenance	-	1,010	171	-		1,181
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,073	E	1,073
Depreciation and amortization	-	-	-	7,783	B	7,783
Interest Expense	-	-	-	13,558	C	13,558
Total Expenses	-	3,689	530	22,414		26,633

Net Income (loss) before provision for income tax	-	7,706	1,147	(22,414)		(13,561)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,706	$1,147	$(22,414)		$(13,561)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 974 LAUREL STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 974 Laurel Street	Historical Property Operations (H)	Historical Property Operations (I)	Pro Forma Adjustments	Notes	Landa Series 974 Laurel Street Pro Forma
Rental Income	$-	$9,969	$843	$-		$10,812

Expenses
Real Estate Taxes	-	1,388	117	-		1,505
Homeowner Association Fees	-	-	-	-		-
Property Insurance	-	658	42	-		700
Repairs and Maintenance	-	210	-	-		210
Other Expenses	-	-	-	-		-
Management fee	-	-	-	1,355	E	1,355
Depreciation and amortization	-	-	-	7,017	B	7,017
Interest Expense	-	-	-	12,523	C	12,523
Total Expenses	-	2,256	159	20,895		23,310

Net Income (loss) before provision for income tax	-	7,713	684	(20,895)		(12,498)
Provision for income taxes	-	-	-	-	D	-
Net Income (loss)	$-	$7,713	$684	$(20,895)		$(12,498)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1701 SUMMERWOODS LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1701 Summerwoods Lane	Historical Property Operations (J)	Pro Forma Adjustments	Notes	Landa Series 1701 Summerwoods Lane Pro Forma
Rental Income	$-	$11,638	$-		$11,638

Expenses
Real Estate Taxes	-	1,774	-		1,774
Homeowner Association Fees	-	600	-		600
Property Insurance	-	360	-		360
Repairs and Maintenance	-	898	-		898
Other Expenses	-	-	-		-
Management fee	-	-	958	E	958
Depreciation and amortization	-	-	5,538	B	5,538
Interest Expense	-	-	7,758	C	7,758
Total Expenses	-	3,632	14,254		17,886

Net Income (loss) before provision for income tax	-	8,006	(14,254)		(6,248)
Provision for income taxes	-	-	-	D	-
Net Income (loss)	$-	$8,006	$(14,254)		$(6,248)

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA SERIES 1741 PARK LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 1741 Park Lane	Historical Property Operations (J)	Pro Forma Adjustments	Notes	Landa Series 1741 Park Lane Pro Forma
Rental Income	$-	$8,700	$-		$8,700

Expenses
Real Estate Taxes	-	1,814	-		1,814
Homeowner Association Fees	-	-	-		-
Property Insurance	-	420	-		420
Repairs and Maintenance	-	881	-		881
Other Expenses	-	-	-		-
Management fee	-	-	731	E	731
Depreciation and amortization	-	-	6,267	B	6,267
Interest Expense	-	-	8,779	C	8,779
Total Expenses	-	3,115	15,777		18,892

Net Income (loss) before provision for income tax	-	5,585	(15,777)		(10,192)
Provision for income taxes	-	-	-	D	-
Net Income (loss)	$-	$5,585	$(15,777)		$(10,192)

Notes:

B	Reflects adjustments related to the closing of property acquisitions, including the closing costs primarily consisting of the acquisition fees and property due diligence fees and the related building depreciation for the periods presented.

C

For the Prior Series (as defined and indicated on the Master Series Table), the Acquisition Notes have previously been refinanced and the rate and interest expense can be found in the Company’s Form 1-K/A and Form 1-SA incorporated by reference in this filing.

For the New Series (as defined and indicated on the Master Series Table), a portion of the Acquisition Notes are expected to be refinanced at the closing of the offering with a Refinance Note at a market rate of interest that is expected to be in the range of 7% to 10% per annum, that will be secured by the property and mature between one (1) and five (5) years after the refinancing. The Refinance Notes are anticipated to have principal amounts that (i) are less than the Acquisition Notes and (ii) represent a loan to value ratio of approximately 65% of the original purchase price of each series.

The table below represents the interest expense and Net Income/(Loss) per New Series based on (i) each Refinance Note (x) having a principal amount equal to 65% of the original purchase price of each series and (y) having either a 7% and 10% interest rate; and (ii) each Acquisition Note (x) being partially paid down by the Refinance Note and having a remaining principal amount equal to the original Acquisition Note less the Refinance Note and (y) having an interest rate equal to 4.5%.

	Proposed	Remaining	Annual Interest	December	Annual Interest	December
Series Name	Refinance Note	Acquisition Note	Expense @ 7% (1)	Pro Forma Income/(Loss)	Expense @ 10% (1)	Pro Forma Income/(Loss)
Landa Series 10 Oak Wood Lane	$152,673	$101,782	$15,267	$(12,393)	$19,848	$(16,973)
Landa Series 10 Windridge Drive	$153,853	$102,569	$15,385	$(15,933)	$20,001	$(20,549)
Landa Series 1000 Fox Valley Trail	$178,791	$119,194	$17,879	$(17,174)	$23,243	$(22,537)
Landa Series 1007 Leeward Way	$180,094	$120,063	$18,009	$(17,127)	$23,412	$(22,530)
Landa Series 10119 Commons Way	$183,870	$122,580	$18,387	$(17,214)	$23,903	$(22,730)
Landa Series 10121 Morris Drive SW	$166,941	$111,294	$16,694	$(16,503)	$21,702	$(21,511)
Landa Series 10183 Starr Street SW	$161,030	$107,353	$16,103	$(15,014)	$20,934	$(19,845)
Landa Series 103 Starlake Drive	$160,730	$107,153	$16,073	$(13,727)	$20,895	$(18,549)
Landa Series 104 Summerfield Drive	$180,035	$120,024	$18,004	$(18,170)	$23,405	$(23,571)
Landa Series 10433 Candlelight Road	$183,454	$122,303	$18,345	$(16,741)	$23,849	$(22,245)
Landa Series 105 Anne Street	$151,869	$101,246	$15,187	$(13,253)	$19,743	$(17,809)
Landa Series 107 Oakwood Circle	$119,269	$79,512	$11,927	$(8,799)	$15,505	$(12,377)
Landa Series 109 Amberwood Lane	$129,770	$86,513	$12,977	$(10,639)	$16,870	$(14,532)
Landa Series 110 Shenandoah Drive	$186,478	$124,319	$18,648	$(18,917)	$24,242	$(24,511)
Landa Series 111 Fir Drive	$144,064	$96,042	$14,406	$(12,390)	$18,728	$(16,712)
Landa Series 1110 Parkview Drive	$156,436	$104,291	$15,644	$(16,407)	$20,337	$(21,100)
Landa Series 11187 Shannon Circle	$186,531	$124,354	$18,653	$(19,987)	$24,249	$(25,583)
Landa Series 112 Ridge Street	$185,825	$123,884	$18,583	$(17,691)	$24,157	$(23,265)
Landa Series 11322 Michelle Way	$150,589	$100,393	$15,059	$(13,214)	$19,577	$(17,731)
Landa Series 114 Starlake Drive	$152,062	$101,375	$15,206	$(12,255)	$19,768	$(16,816)
Landa Series 11447 S Grove Drive	$170,869	$113,913	$17,087	$(16,238)	$22,213	$(21,364)
Landa Series 1147 Village Way	$180,606	$120,404	$18,061	$(29,839)	$23,479	$(35,257)

	Proposed	Remaining	Annual Interest	December	Annual Interest	December
Series Name	Refinance Note	Acquisition Note	Expense @ 7% (1)	Pro Forma Income/(Loss)	Expense @ 10% (1)	Pro Forma Income/(Loss)
Landa Series 115 Lakeview Drive	$171,472	$114,314	$17,147	$(14,607)	$22,291	$(19,751)
Landa Series 1160 Gable Terrace	$180,705	$120,470	$18,070	$(18,394)	$23,492	$(23,815)
Landa Series 1190 Kirkland Road	$194,275	$129,516	$19,427	$(26,757)	$25,256	$(32,585)
Landa Series 12 Mintz Street	$158,421	$105,614	$15,842	$(15,181)	$20,595	$(19,933)
Landa Series 120 Rosewood Drive	$172,124	$114,749	$17,212	$(15,541)	$22,376	$(20,705)
Landa Series 1201 Kilrush Drive	$321,552	$214,368	$32,155	$(30,177)	$41,802	$(39,823)
Landa Series 124 Libby Lane	$144,291	$96,194	$14,429	$(12,274)	$18,758	$(16,603)
Landa Series 126 E Mimosa Drive	$153,871	$102,580	$15,387	$(14,285)	$20,003	$(18,901)
Landa Series 12641 Alcovy Road	$184,489	$122,992	$18,449	$(20,689)	$23,984	$(26,224)
Landa Series 1320 Winona Avenue	$132,477	$88,318	$13,248	$(25,038)	$17,222	$(29,012)
Landa Series 133 Dove Landing	$136,235	$90,823	$13,623	$(10,680)	$17,710	$(14,767)
Landa Series 137 Southern Shores Road	$144,161	$96,107	$14,416	$(11,320)	$18,741	$(15,645)
Landa Series 138 Sandalwood Circle	$152,170	$101,446	$15,217	$(19,442)	$19,782	$(24,007)
Landa Series 140 High Ridge Road	$171,470	$114,313	$17,147	$(16,992)	$22,291	$(22,136)
Landa Series 141 Longstreet Circle	$198,841	$132,561	$19,884	$(19,887)	$25,849	$(25,852)
Landa Series 1443 Pebble Ridge Lane	$191,766	$127,844	$19,177	$(18,449)	$24,930	$(24,202)
Landa Series 1445 Maple Valley Court	$120,379	$80,253	$12,038	$(5,414)	$15,649	$(9,026)
Landa Series 146 Crystal Brook	$127,320	$84,880	$12,732	$(9,364)	$16,552	$(13,184)
Landa Series 1473 Brownleaf Drive	$169,553	$113,035	$16,955	$(15,993)	$22,042	$(21,079)
Landa Series 1485 Bola Court	$155,158	$103,439	$15,516	$(13,375)	$20,171	$(18,030)
Landa Series 1490 Diplomat Drive	$212,682	$141,788	$21,268	$(31,805)	$27,649	$(38,185)
Landa Series 153 Cliffside Court	$111,514	$74,342	$11,151	$(7,414)	$14,497	$(10,759)
Landa Series 157 Wells Road	$132,972	$88,648	$13,297	$(13,943)	$17,286	$(17,932)
Landa Series 160 Chimney Ridge Trail	$172,124	$114,749	$17,212	$(19,608)	$22,376	$(24,772)
Landa Series 164 Longstreet Circle	$173,429	$115,619	$17,343	$(15,412)	$22,546	$(20,615)

	Proposed	Remaining	Annual Interest	December	Annual Interest	December
Series Name	Refinance Note	Acquisition Note	Expense@ 7% (1)	Pro Forma Income/(Loss)	Expense @ 10% (1)	Pro Forma Income/(Loss)
Landa Series 1666 W Poplar Street	$138,843	$92,562	$13,884	$(9,452)	$18,050	$(13,617)
Landa Series 168 Brookview Drive	$79,346	$52,897	$7,935	$(3,291)	$10,315	$(5,671)
Landa Series 1683 Spoonbill Road	$146,675	$97,783	$14,668	$(15,754)	$19,068	$(20,154)
Landa Series 1689 Viceroy Way	$168,377	$112,251	$16,838	$(15,524)	$21,889	$(20,576)
Landa Series 171 Davidson Drive	$181,879	$121,253	$18,188	$(21,941)	$23,644	$(27,397)
Landa Series 1768 Glen View Way	$150,372	$100,248	$15,037	$(24,305)	$19,548	$(28,816)
Landa Series 181 Watercress Court	$164,945	$109,963	$16,494	$(20,324)	$21,443	$(25,272)
Landa Series 188 Timberline Road	$97,081	$64,721	$9,708	$(5,225)	$12,621	$(8,137)
Landa Series 189 Shenandoah Drive	$153,852	$102,568	$15,385	$(17,258)	$20,001	$(21,874)
Landa Series 1903 Old Concord Drive SE	$185,141	$123,427	$18,514	$(17,966)	$24,068	$(23,520)
Landa Series 195 Branchwood Drive	$189,708	$126,472	$18,971	$(19,107)	$24,662	$(24,798)
Landa Series 195 Fairclift Drive	$171,472	$114,314	$17,147	$(14,182)	$22,291	$(19,326)
Landa Series 195 Hunters Trace	$190,173	$126,782	$19,017	$(18,133)	$24,722	$(23,839)
Landa Series 196 Montego Circle	$160,377	$106,918	$16,038	$(13,614)	$20,849	$(18,426)
Landa Series 20 Chimney Smoke Drive	$172,124	$114,749	$17,212	$(18,485)	$22,376	$(23,649)
Landa Series 204 N Main Court	$136,235	$90,823	$13,623	$(9,876)	$17,710	$(13,963)
Landa Series 2055 Grove Way	$149,285	$99,524	$14,929	$(18,308)	$19,407	$(22,787)
Landa Series 212 Fleeta Drive	$140,179	$93,453	$14,018	$(14,347)	$18,223	$(18,553)
Landa Series 215 Central Lake Circle	$160,351	$106,900	$16,035	$(16,231)	$20,846	$(21,041)
Landa Series 217 Glenloch Court	$185,173	$123,449	$18,517	$(18,973)	$24,072	$(24,529)
Landa Series 2177 E Chester Circle SE	$187,770	$125,180	$18,777	$(16,003)	$24,410	$(21,636)
Landa Series 221 Lakeview Drive	$178,649	$119,100	$17,865	$(16,992)	$23,224	$(22,352)
Landa Series 2264 Chestnut Hill Circle	$227,588	$151,725	$22,759	$(25,841)	$29,586	$(32,668)
Landa Series 235 Lazy Hollow Lane	$179,556	$119,704	$17,956	$(16,683)	$23,342	$(22,070)

	Proposed	Remaining	Annual Interest	December	Annual Interest	December
Series Name	Refinance Note	Acquisition Note	Expense @ 7% (1)	Pro Forma Income/(Loss)	Expense @ 10% (1)	Pro Forma Income/(Loss)
Landa Series 2425 Cornell Circle	$198,879	$132,586	$19,888	$(17,657)	$25,854	$(23,623)
Landa Series 2443 Hodges Farm Road	$147,328	$98,218	$14,733	$(10,383)	$19,153	$(14,803)
Landa Series 25 Pleasant Valley Road	$170,165	$113,443	$17,017	$(20,011)	$22,121	$(25,116)
Landa Series 253 Marco Drive	$139,657	$93,104	$13,966	$(11,104)	$18,155	$(15,294)
Landa Series 255 Countryside Lane	$176,692	$117,795	$17,669	$(17,017)	$22,970	$(22,318)
Landa Series 258 Rocky Point Road	$189,088	$126,059	$18,909	$(23,884)	$24,581	$(29,557)
Landa Series 263 Rocky Point Road	$167,556	$111,704	$16,756	$(13,781)	$21,782	$(18,808)
Landa Series 268 Brookview Drive	$113,045	$75,363	$11,304	$(4,813)	$14,696	$(8,204)
Landa Series 270 Mountain Lane	$175,010	$116,673	$17,501	$(15,962)	$22,751	$(21,213)
Landa Series 270 Mountain Way	$172,777	$115,184	$17,278	$(20,440)	$22,461	$(25,624)
Landa Series 270 Pleasant Hill Drive	$163,925	$109,283	$16,392	$(14,606)	$21,310	$(19,524)
Landa Series 2794 Norfair Loop	$140,150	$93,433	$14,015	$(13,019)	$18,219	$(17,223)
Landa Series 2813 Vicksburg Court	$202,791	$135,194	$20,279	$(17,336)	$26,363	$(23,420)
Landa Series 2933 Coffer Drive	$169,029	$112,686	$16,903	$(16,151)	$21,974	$(21,222)
Landa Series 30 High Ridge Road	$199,707	$133,138	$19,971	$(21,761)	$25,962	$(27,752)
Landa Series 30 Roosevelt Road	$170,818	$113,878	$17,082	$(15,087)	$22,206	$(20,212)
Landa Series 3011 Raintree Drive SE	$186,008	$124,005	$18,601	$(17,005)	$24,181	$(22,585)
Landa Series 304 Deerfield Drive	$175,107	$116,738	$17,511	$(25,914)	$22,764	$(31,167)
Landa Series 3043 Highway 81 S	$129,735	$86,490	$12,974	$(15,264)	$16,866	$(19,156)
Landa Series 313 Blue Heron Drive	$162,874	$108,583	$16,287	$(15,898)	$21,174	$(20,784)
Landa Series 3202 Chippewa Drive	$179,301	$119,534	$17,930	$(21,235)	$23,309	$(26,614)
Landa Series 35 Clay Court	$181,918	$121,279	$18,192	$(20,167)	$23,649	$(25,624)
Landa Series 350 Cadiz Lane S	$166,250	$110,833	$16,625	$(15,441)	$21,612	$(20,429)
Landa Series 351 Wesley Park Drive	$156,462	$104,308	$15,646	$(15,577)	$20,340	$(20,270)

	Proposed	Remaining	Annual Interest	December	Annual Interest	December
Series Name	Refinance Note	Acquisition Note	Expense @ 7% (1)	Pro Forma Income/(Loss)	Expense @ 10% (1)	Pro Forma Income/(Loss)
Landa Series 3603 Manhattan Drive	$195,616	$130,411	$19,562	$(20,443)	$25,430	$(26,312)
Landa Series 3667 Patti Parkway	$227,590	$151,727	$22,759	$(23,355)	$29,587	$(30,182)
Landa Series 404 Barberry Lane	$171,535	$114,357	$17,154	$(15,922)	$22,300	$(21,068)
Landa Series 412 Kendall Lane	$178,058	$118,705	$17,806	$(15,732)	$23,148	$(21,074)
Landa Series 416 Autumn Lake Court	$159,726	$106,484	$15,973	$(13,501)	$20,764	$(18,293)
Landa Series 43 Darwin Drive	$151,242	$100,828	$15,124	$(15,915)	$19,661	$(20,452)
Landa Series 432 Manor Estates Drive	$188,502	$125,668	$18,850	$(17,320)	$24,505	$(22,975)
Landa Series 440 Freestone Drive	$198,898	$132,598	$19,890	$(18,431)	$25,857	$(24,398)
Landa Series 4447 Lake Breeze Drive	$205,404	$136,936	$20,540	$(20,221)	$26,703	$(26,383)
Landa Series 445 Independence Drive	$179,268	$119,512	$17,927	$(16,022)	$23,305	$(21,400)
Landa Series 449 Kara Lane	$159,241	$106,161	$15,924	$(15,881)	$20,701	$(20,658)
Landa Series 45 Blue Jay Drive	$211,927	$141,285	$21,193	$(17,376)	$27,550	$(23,734)
Landa Series 45 Laurel Way	$204,060	$136,040	$20,406	$(19,529)	$26,528	$(25,650)
Landa Series 4702 Saint James Way	$160,472	$106,981	$16,047	$(15,009)	$20,861	$(19,823)
Landa Series 4732 Pinedale Drive	$140,831	$93,888	$14,083	$(12,658)	$18,308	$(16,883)
Landa Series 497 Highway 212	$167,527	$111,684	$16,753	$(15,747)	$21,778	$(20,773)
Landa Series 5039 East Street	$124,489	$82,993	$12,449	$(11,192)	$16,184	$(14,927)
Landa Series 5040 Huntshire Lane	$266,991	$177,994	$26,699	$(39,174)	$34,709	$(47,184)
Landa Series 513 Jarrett Court	$173,468	$115,645	$17,347	$(15,554)	$22,551	$(20,758)
Landa Series 5143 Pinecrest Drive SW	$136,262	$90,842	$13,626	$(11,923)	$17,714	$(16,010)
Landa Series 524 Sawmill Road	$170,208	$113,472	$17,021	$(20,633)	$22,127	$(25,739)
Landa Series 5329 Shirewick Lane	$202,794	$135,196	$20,279	$(20,227)	$26,363	$(26,311)
Landa Series 540 Cowan Road	$179,734	$119,823	$17,973	$(17,429)	$23,365	$(22,821)

	Proposed	Remaining	Annual Interest	December	Annual Interest	December
Series Name	Refinance Note	Acquisition Note	Expense @ 7% (1)	Pro Forma Income/(Loss)	Expense @ 10% (1)	Pro Forma Income/(Loss)
Landa Series 5411 Rocky Pine Drive	$185,931	$123,954	$18,593	$(17,071)	$24,171	$(22,649)
Landa Series 55 Myrtle Grove Lane	$174,734	$116,489	$17,473	$(21,023)	$22,715	$(26,265)
Landa Series 550 Cowan Road	$150,470	$100,313	$15,047	$(16,353)	$19,561	$(20,867)
Landa Series 5581 Fox Glen Circle	$260,829	$173,886	$26,083	$(32,369)	$33,908	$(40,194)
Landa Series 565 Mountainview Drive	$169,941	$113,294	$16,994	$(20,482)	$22,092	$(25,580)
Landa Series 5737 Strathmoor Manor Circle	$152,548	$101,699	$15,255	$(12,652)	$19,831	$(17,228)
Landa Series 5801 Strathmoor Manor Circle	$157,767	$105,178	$15,777	$(14,861)	$20,510	$(19,594)
Landa Series 6104-6106 Oakwood Circle SW	$148,712	$99,141	$14,871	$(14,655)	$19,333	$(19,116)
Landa Series 6107 Shadow Glen Court	$127,777	$85,185	$12,778	$(11,076)	$16,611	$(14,910)
Landa Series 6111-6113 Pine Glen Circle SW	$273,918	$182,612	$27,392	$(25,545)	$35,609	$(33,762)
Landa Series 6119 Pineneedle Drive SW	$99,693	$66,462	$9,969	$(7,176)	$12,960	$(10,167)
Landa Series 615 Barshay Drive	$175,178	$116,786	$17,518	$(19,115)	$22,773	$(24,371)
Landa Series 6168 Wheat Street NE	$112,739	$75,159	$11,274	$(9,678)	$14,656	$(13,061)
Landa Series 6178 Green Acres Drive SW	$134,061	$89,374	$13,406	$(13,418)	$17,428	$(17,439)
Landa Series 6386 Forester Way	$178,100	$118,733	$17,810	$(17,275)	$23,153	$(22,618)
Landa Series 6404 Walnut Way	$167,556	$111,704	$16,756	$(13,411)	$21,782	$(18,438)
Landa Series 643 Sycamore Drive	$162,111	$108,074	$16,211	$(12,797)	$21,074	$(17,660)
Landa Series 65 Freedom Court	$176,331	$117,554	$17,633	$(15,559)	$22,923	$(20,849)
Landa Series 653 Georgetown Lane	$171,522	$114,348	$17,152	$(17,585)	$22,298	$(22,731)
Landa Series 6635 Kimberly Mill Road	$197,227	$131,485	$19,723	$(18,594)	$25,640	$(24,510)
Landa Series 6653 Bedford Road	$167,174	$111,449	$16,717	$(18,706)	$21,733	$(23,722)
Landa Series 6710 Sunset Hills Boulevard	$142,107	$94,738	$14,211	$(12,934)	$18,474	$(17,197)
Landa Series 6762 Bent Creek Drive	$167,555	$111,703	$16,756	$(15,731)	$21,782	$(20,758)
Landa Series 683 Wood Path Court	$197,085	$131,390	$19,709	$(18,984)	$25,621	$(24,897)

	Proposed	Remaining	Annual Interest	December	Annual Interest	December
Series Name	Refinance Note	Acquisition Note	Expense @ 7% (1)	Pro Forma Income/(Loss)	Expense @ 10% (1)	Pro Forma Income/(Loss)
Landa Series 70 Shenandoah Lane	$201,451	$134,300	$20,145	$(22,168)	$26,189	$(28,212)
Landa Series 709 Georgetown Court	$165,635	$110,423	$16,563	$(15,835)	$21,533	$(20,804)
Landa Series 7107 Geiger Street NW	$96,429	$64,286	$9,643	$(5,375)	$12,536	$(8,268)
Landa Series 7205 Lakeview Drive SW	$175,387	$116,924	$17,539	$(15,341)	$22,800	$(20,602)
Landa Series 750 Georgetown Court	$136,233	$90,822	$13,623	$(10,783)	$17,710	$(14,870)
Landa Series 752 Chestnut Drive	$118,639	$79,093	$11,864	$(8,510)	$15,423	$(12,069)
Landa Series 773 Villa Way	$71,906	$47,938	$7,191	$(14,927)	$9,348	$(17,084)
Landa Series 7781 Mountain Creek Way	$180,648	$120,432	$18,065	$(18,963)	$23,484	$(24,383)
Landa Series 7950 Woodlake Drive	$150,589	$100,393	$15,059	$(15,366)	$19,577	$(19,883)
Landa Series 80 High Ridge Road	$181,258	$120,839	$18,126	$(23,447)	$23,564	$(28,885)
Landa Series 800 Mills Drive	$202,103	$134,735	$20,210	$(18,979)	$26,273	$(25,042)
Landa Series 808 Hillandale Lane	$171,202	$114,135	$17,120	$(16,320)	$22,256	$(21,456)
Landa Series 8110 Devonshire Drive	$127,777	$85,185	$12,778	$(12,966)	$16,611	$(16,800)
Landa Series 8121 Spillers Drive SW	$146,967	$97,978	$14,697	$(12,237)	$19,106	$(16,646)
Landa Series 8233 Creekline Court	$176,191	$117,461	$17,619	$(22,809)	$22,905	$(28,095)
Landa Series 8302 Sterling Lakes Drive	$183,217	$122,145	$18,322	$(18,794)	$23,818	$(24,291)
Landa Series 843 Tramore Drive	$117,293	$78,196	$11,729	$(1,775)	$15,248	$(5,294)
Landa Series 85 Kirkland Court	$198,876	$132,584	$19,888	$(24,168)	$25,854	$(30,134)
Landa Series 85 Thorn Thicket Way	$176,731	$117,821	$17,673	$(15,750)	$22,975	$(21,052)
Landa Series 8658 Ashley Way	$114,545	$76,363	$11,454	$(4,444)	$14,891	$(7,880)
Landa Series 8667 Ashley Way	$82,042	$54,695	$8,204	$(9,130)	$10,666	$(11,591)
Landa Series 8671 Ashley Way	$120,466	$80,311	$12,047	$(6,976)	$15,661	$(10,590)
Landa Series 8676 Ashley Way	$123,410	$82,273	$12,341	$(23,739)	$16,043	$(27,442)
Landa Series 8691 Ashley Way	$89,133	$59,422	$8,913	$(1,527)	$11,587	$(4,201)

	Proposed	Remaining	Annual Interest	December	Annual Interest	December
Series Name	Refinance Note	Acquisition Note	Expense @ 7% (1)	Pro Forma Income/(Loss)	Expense @ 10% (1)	Pro Forma Income/(Loss)
Landa Series 8692 Ashley Way	$87,515	$58,344	$8,752	$(1,773)	$11,377	$(4,398)
Landa Series 8693 Ashley Way	$132,279	$88,186	$13,228	$(5,940)	$17,196	$(9,908)
Landa Series 8694 Ashley Way	$120,598	$80,398	$12,060	$(6,865)	$15,678	$(10,483)
Landa Series 8697 Ashley Way	$131,075	$87,383	$13,107	$(18,219)	$17,040	$(22,151)
Landa Series 8819 Leafwood Court	$169,564	$113,043	$16,956	$(16,675)	$22,043	$(21,762)
Landa Series 8855 Rugby Court	$132,999	$88,666	$13,300	$(16,551)	$17,290	$(20,541)
Landa Series 9020 Sterling Ridge Lane	$141,996	$94,664	$14,200	$(12,474)	$18,459	$(16,734)
Landa Series 9150 Spillers Drive SW	$151,895	$101,264	$15,190	$(13,723)	$19,746	$(18,280)
Landa Series 925 Mote Road	$187,098	$124,732	$18,710	$(18,440)	$24,323	$(24,053)
Landa Series 9409 Forest Knoll Drive	$184,585	$123,057	$18,459	$(17,147)	$23,996	$(22,684)
Landa Series 9434 Cedar Creek Place	$199,068	$132,712	$19,907	$(19,542)	$25,879	$(25,514)
Landa Series 9597 Pintail Trail	$180,775	$120,517	$18,078	$(18,080)	$23,501	$(23,504)
Landa Series 974 Laurel Street	$166,979	$111,319	$16,698	$(16,672)	$21,707	$(21,682)
Landa Series 1701 Summerwoods Lane	$103,443	$68,962	$10,344	$(8,834)	$13,448	$(11,937)
Landa Series 1741 Park Lane	$117,051	$78,034	$11,705	$(13,118)	$15,217	$(16,630)

(1)	Both the 7% and 10%. Interest expense columns include the remaining acquisition note balance of 4.5% interest expense

D	The Company elected not to pro forma the provision for income taxes as there were losses and a full deferred tax asset valuation allowance was assumed.

E	Reflects adjustments for property management fee expense based on contractual terms to be entered into under management agreements with the Manager at closing of this offering for the periods presented.

F	Reflects the revenue and certain expenses under the previous ownership from January 1, 2021 to November 14, 2021.

G	Reflects the revenue and certain expenses under the ownership of Landa Properties, LLC from November 15, 2021 to December 31, 2021.

H	Reflects the revenue and certain expenses under the previous ownership from January 1, 2021 to December 1, 2021.

I	Reflects the revenue and certain expenses under the ownership of Landa Properties, LLC from December 2, 2021 to December 31, 2021.

J	Reflects the revenue and certain expenses under the ownership of Landa Properties, LLC from January 1, 2021 to December 31, 2021.

K	Reflects the revenue and certain expenses under the ownership of Landa Properties, LLC from March 23, 2021 to December 31, 2021.

L	Reflects the revenue and certain expenses under the ownership of Landa Properties, LLC from July 20, 2021 to December 31, 2021.

M	Reflects the revenue and certain expenses under the ownership of Landa Properties, LLC from July 23, 2021 to December 31, 2021.

The accompanying notes are an integral part of this unaudited condensed pro forma financial statement.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Notes	Landa App LLC	Landa Series 10 Oak Wood Lane Pro Forma	Landa Series 10 Windridge Drive Pro Forma	Landa Series 1000 Fox Valley Trail Pro Forma	Landa Series 1007 Leeward Way Pro Forma	Landa Series 10119 Commons Way Pro Forma
Rental income		$-	$1,219	$7,707	$1,500	$6,402	$7,314

Expenses
Real estate taxes		-	624	684	1,430	964	1,128
Homeowners association fees		-	-	-	-	-	-
Insurance expense		-	281	242	301	288	295
Repairs & maintenance		-	144	198	-	1,600	-
Other expenses		-	245	-	287	-	-
Management fee	E	-	834	669	900	512	585
Depreciation expense	B	-	3,734	3,174	4,056	3,873	3,978
Interest expense	C	-	5,725	5,769	6,705	6,754	6,895
Total expenses		-	11,587	10,736	13,679	13,991	12,881

Net income (loss) before provision for income tax		-	(10,368)	(3,029)	(12,179)	(7,589)	(5,567)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$-	$(10,368)	$(3,029)	$(12,179)	$(7,589)	$(5,567)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 10121 Morris Drive SW Pro Forma	Landa Series 10183 Starr Street SW Pro Forma	Landa Series 103 Starlake Drive Pro Forma	Landa Series 104 Summerfield Drive Pro Forma	Landa Series 10433 Candlelight Road Pro Forma	Landa Series 105 Anne Street Pro Forma
Rental income		$-	$6,090	$6,474	$2,332	$10,294	$6,840

Expenses
Real estate taxes		513	522	746	1,141	1,024	484
Homeowners association fees		-	-	-	-	-	-
Insurance expense		96	245	239	288	243	238
Repairs & maintenance		-	-	-	-	-	5,569
Other expenses		-	-	-	231	-	-
Management fee	E	798	487	518	866	784	547
Depreciation expense	B	3,525	3,366	3,333	3,875	3,967	3,121
Interest expense	C	6,260	6,039	6,027	6,751	6,880	5,695
Total expenses		11,192	10,659	10,863	13,152	12,898	15,654

Net income (loss) before provision for income tax		(11,192)	(4,569)	(4,389)	(10,820)	(2,604)	(8,814)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(11,192)	$(4,569)	$(4,389)	$(10,820)	$(2,604)	$(8,814)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 107 Oakwood Circle Pro Forma	Landa Series 109 Amberwood Lane Pro Forma	Landa Series 110 Shenandoah Drive Pro Forma	Landa Series 111 Fir Drive Pro Forma	Landa Series 1110 Parkview Drive Pro Forma	Landa Series 11187 Shannon Circle Pro Forma
Rental income		$6,372	$5,568	$7,198	$3,924	$1,856	$8,908

Expenses
Real estate taxes		405	488	799	743	435	859
Homeowners association fees		-	-	-	-	-	-
Insurance expense		180	199	260	204	246	300
Repairs & maintenance		-	-	1,284	-	-	75
Other expenses		-	-	-	200	-	-
Management fee	E	600	445	566	720	642	824
Depreciation expense	B	2,249	2,528	4,048	2,912	3,243	4,049
Interest expense	C	4,473	4,866	6,993	5,402	5,866	6,995
Total expenses		7,907	8,526	13,950	10,181	10,432	13,102

Net income (loss) before provision for income tax		(1,535)	(2,958)	(6,752)	(6,257)	(8,576)	(4,194)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(1,535)	$(2,958)	$(6,752)	$(6,257)	$(8,576)	$(4,194)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 112 Ridge Street Pro Forma	Landa Series 11322 Michelle Way Pro Forma	Landa Series 114 Starlake Drive Pro Forma	Landa Series 11447 S Grove Drive Pro Forma	Landa Series 1147 Village Way Pro Forma	Landa Series 115 Lakeview Drive Pro Forma
Rental income		$7,277	$7,125	$6,919	$9,268	$4,995	$7,332

Expenses
Real estate taxes		1,105	952	738	1,023	1,792	1,091
Homeowners association fees		-	240	-	225	1,266	-
Insurance expense		259	197	238	272	194	273
Repairs & maintenance		1,360	188	-	-	81	-
Other expenses		-	-	-	-	-	-
Management fee	E	573	630	536	846	791	587
Depreciation expense	B	4,030	3,087	3,123	3,630	3,890	3,646
Interest expense	C	6,968	5,647	5,702	6,408	6,773	6,430
Total expenses		14,295	10,941	10,337	12,404	14,787	12,027

Net income (loss) before provision for income tax		(7,018)	(3,816)	(3,418)	(3,136)	(9,792)	(4,695)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(7,018)	$(3,816)	$(3,418)	$(3,136)	$(9,792)	$(4,695)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 1160 Gable Terrace Pro Forma	Landa Series 1190 Kirkland Road Pro Forma	Landa Series 12 Mintz Street Pro Forma	Landa Series 120 Rosewood Drive Pro Forma	Landa Series 1201 Kilrush Drive Pro Forma	Landa Series 124 Libby Lane Pro Forma
Rental income		$7,410	$8,970	$7,266	$7,248	$13,818	$3,255

Expenses
Real estate taxes		1,349	691	807	1,076	1,598	572
Homeowners association fees		75	-	-	-	-	-
Insurance expense		285	314	250	274	499	197
Repairs & maintenance		955	287	-	-	725	565
Other expenses		-	-	-	-	-	137
Management fee	E	593	798	720	580	1,105	775
Depreciation expense	B	3,891	4,256	3,297	3,663	7,663	2,918
Interest expense	C	6,776	7,285	5,941	6,455	12,058	5,411
Total expenses		13,924	13,631	11,015	12,048	23,648	10,575

Net income (loss) before provision for income tax		(6,514)	(4,661)	(3,749)	(4,800)	(9,830)	(7,320)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(6,514)	$(4,661)	$(3,749)	$(4,800)	$(9,830)	$(7,320)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 126 E Mimosa Drive Pro Forma	Landa Series 12641 Alcovy Road Pro Forma	Landa Series 1320 Winona Avenue Pro Forma	Landa Series 133 Dove Landing Pro Forma	Landa Series 137 Southern Shores Road Pro Forma	Landa Series 138 Sandalwood Circle Pro Forma
Rental income		$1,990	$8,360	$5,700	$3,631	$6,500	$-

Expenses
Real estate taxes		621	736	326	513	683	612
Homeowners association fees		-	-	-	-	-	630
Insurance expense		242	296	204	210	197	169
Repairs & maintenance		-	46	240	-	-	19,429
Other expenses		-	-	-	-	-	299
Management fee	E	681	739	456	485	569	832
Depreciation expense	B	3,175	3,994	2,602	2,703	2,915	3,707
Interest expense	C	5,770	6,918	4,968	5,109	5,406	5,706
Total expenses		10,489	12,729	8,796	9,020	9,770	31,384

Net income (loss) before provision for income tax		(8,499)	(4,369)	(3,096)	(5,389)	(3,270)	(31,384)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(8,499)	$(4,369)	$(3,096)	$(5,389)	$(3,270)	$(31,384)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 140 High Ridge Road Pro Forma	Landa Series 141 Longstreet Circle Pro Forma	Landa Series 1443 Pebble Ridge Lane Pro Forma	Landa Series 1445 Maple Valley Court Pro Forma	Landa Series 146 Crystal Brook Pro Forma	Landa Series 1473 Brownleaf Drive Pro Forma
Rental income		$6,402	$7,552	$4,672	$7,050	$6,792	$7,164

Expenses
Real estate taxes		758	755	1,020	932	829	921
Homeowners association fees		-	-	-	180	-	-
Insurance expense		242	321	309	226	171	269
Repairs & maintenance		-	-	82	-	-	55
Other expenses		-	-	-	-	-	-
Management fee	E	512	566	916	580	600	764
Depreciation expense	B	3,646	4,379	4,189	2,278	2,464	3,595
Interest expense	C	6,430	7,457	7,191	4,514	4,775	6,358
Total expenses		11,588	13,478	13,707	8,710	8,839	11,962

Net income (loss) before provision for income tax		(5,186)	(5,926)	(9,035)	(1,660)	(2,047)	(4,798)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(5,186)	$(5,926)	$(9,035)	$(1,660)	$(2,047)	$(4,798)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 1485 Bola Court Pro Forma	Landa Series 1490 Diplomat Drive Pro Forma	Landa Series 153 Cliffside Court Pro Forma	Landa Series 157 Wells Road Pro Forma	Landa Series 160 Chimney Ridge Trail Pro Forma	Landa Series 164 Longstreet Circle Pro Forma
Rental income		$8,480	$3,585	$5,190	$5,406	$8,970	$6,966

Expenses
Real estate taxes		674	1,409	602	657	1,061	907
Homeowners association fees		-	-	-	-	-	-
Insurance expense		244	346	135	205	274	276
Repairs & maintenance		-	-	-	-	-	-
Other expenses		-	82	-	-	-	-
Management fee	E	770	863	415	432	718	557
Depreciation expense	B	3,209	4,749	2,039	2,615	3,663	3,698
Interest expense	C	5,818	7,976	4,182	4,986	6,455	6,504
Total expenses		10,715	15,425	7,373	8,895	12,171	11,942

Net income (loss) before provision for income tax		(2,235)	(11,840)	(2,183)	(3,489)	(3,201)	(4,976)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(2,235)	$(11,840)	$(2,183)	$(3,489)	$(3,201)	$(4,976)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 1666 W Poplar Street Pro Forma	Landa Series 168 Brookview Drive Pro Forma	Landa Series 1683 Spoonbill Road Pro Forma	Landa Series 1689 Viceroy Way Pro Forma	Landa Series 171 Davidson Drive Pro Forma	Landa Series 1768 Glen View Way Pro Forma
Rental income		$6,732	$3,878	$1,800	$8,222	$2,308	$5,610

Expenses
Real estate taxes		460	814	694	1,672	845	879
Homeowners association fees		-	300	-	-	-	210
Insurance expense		188	206	229	260	291	234
Repairs & maintenance		-	21,817	535	-	-	-
Other expenses		-	287	-	-	-	-
Management fee	E	539	534	696	696	965	785
Depreciation expense	B	2,773	1,712	2,982	3,563	3,925	3,055
Interest expense	C	5,207	2,975	5,500	6,314	6,820	5,639
Total expenses		9,167	28,645	10,636	12,505	12,846	10,802

Net income (loss) before provision for income tax		(2,435)	(24,767)	(8,836)	(4,283)	(10,538)	(5,192)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(2,435)	$(24,767)	$(8,836)	$(4,283)	$(10,538)	$(5,192)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 181 Watercress Court Pro Forma	Landa Series 188 Timberline Road Pro Forma	Landa Series 189 Shenandoah Drive Pro Forma	Landa Series 1903 Old Concord Drive SE Pro Forma	Landa Series 195 Branchwood Drive Pro Forma	Landa Series 195 Fairclift Drive Pro Forma
Rental income		$5,375	$5,158	$7,384	$6,576	$-	$7,632

Expenses
Real estate taxes		903	183	860	647	789	615
Homeowners association fees		130	-	-	-	-	-
Insurance expense		186	154	209	297	305	273
Repairs & maintenance		135	-	-	-	-	-
Other expenses		299	-	-	-	-	-
Management fee	E	840	399	644	526	828	611
Depreciation expense	B	3,471	1,655	3,174	4,012	4,134	3,646
Interest expense	C	6,185	3,641	5,769	6,943	7,114	6,430
Total expenses		12,149	6,032	10,656	12,425	13,170	11,575

Net income (loss) before provision for income tax		(6,774)	(874)	(3,272)	(5,849)	(13,170)	(3,943)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(6,774)	$(874)	$(3,272)	$(5,849)	$(13,170)	$(3,943)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 195 Hunters Trace Pro Forma	Landa Series 196 Montego Circle Pro Forma	Landa Series 20 Chimney Smoke Drive Pro Forma	Landa Series 204 N Main Court Pro Forma	Landa Series 2055 Grove Way Pro Forma	Landa Series 212 Fleeta Drive Pro Forma
Rental income		$3,316	$7,956	$8,658	$6,912	$-	$8,718

Expenses
Real estate taxes		814	795	1,145	939	972	690
Homeowners association fees		-	-	-	-	225	-
Insurance expense		246	225	274	210	234	215
Repairs & maintenance		18,315	-	2,396	687	106	2,150
Other expenses		314	-	-	-	299	-
Management fee	E	771	636	813	553	810	764
Depreciation expense	B	3,822	3,349	3,663	2,703	3,052	2,808
Interest expense	C	7,131	6,014	6,455	5,109	5,598	5,257
Total expenses		31,413	11,019	14,746	10,201	11,296	11,884

Net income (loss) before provision for income tax		(28,097)	(3,063)	(6,088)	(3,289)	(11,296)	(3,166)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(28,097)	$(3,063)	$(6,088)	$(3,289)	$(11,296)	$(3,166)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 215 Central Lake Circle Pro Forma	Landa Series 217 Glenloch Court Pro Forma	Landa Series 2177 E Chester Circle SE Pro Forma	Landa Series 221 Lakeview Drive Pro Forma	Landa Series 2264 Chestnut Hill Circle Pro Forma	Landa Series 235 Lazy Hollow Lane Pro Forma
Rental income		$3,178	$9,540	$5,745	$7,258	$8,638	$6,972

Expenses
Real estate taxes		585	1,237	697	1,178	1,908	886
Homeowners association fees		-	-	-	-	-	-
Insurance expense		253	330	302	286	377	287
Repairs & maintenance		-	-	80	-	-	397
Other expenses		-	-	-	-	-	-
Management fee	E	647	809	936	553	680	558
Depreciation expense	B	3,348	4,013	4,082	3,838	5,148	3,856
Interest expense	C	6,013	6,944	7,041	6,699	8,535	6,733
Total expenses		10,846	13,333	13,138	12,554	16,648	12,717

Net income (loss) before provision for income tax		(7,668)	(3,793)	(7,393)	(5,296)	(8,010)	(5,745)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(7,668)	$(3,793)	$(7,393)	$(5,296)	$(8,010)	$(5,745)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 2425 Cornell Circle Pro Forma	Landa Series 2443 Hodges Farm Road Pro Forma	Landa Series 25 Pleasant Valley Road Pro Forma	Landa Series 253 Marco Drive Pro Forma	Landa Series 255 Countryside Lane Pro Forma	Landa Series 258 Rocky Point Road Pro Forma
Rental income		$8,760	$7,314	$7,153	$6,003	$9,120	$6,820

Expenses
Real estate taxes		1,498	712	1,020	650	787	1,030
Homeowners association fees		-	-	-	-	-	-
Insurance expense		321	230	254	197	282	285
Repairs & maintenance		-	-	-	-	45	491
Other expenses		-	-	-	-	-	27
Management fee	E	701	585	788	613	826	554
Depreciation expense	B	4,380	3,000	3,611	2,794	3,786	4,117
Interest expense	C	7,458	5,525	6,381	5,237	6,626	7,091
Total expenses		14,358	10,052	12,054	9,491	12,352	13,595

Net income (loss) before provision for income tax		(5,598)	(2,738)	(4,901)	(3,488)	(3,232)	(6,775)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(5,598)	$(2,738)	$(4,901)	$(3,488)	$(3,232)	$(6,775)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 263 Rocky Point Road Pro Forma	Landa Series 268 Brookview Drive Pro Forma	Landa Series 270 Mountain Lane Pro Forma	Landa Series 270 Mountain Way Pro Forma	Landa Series 270 Pleasant Hill Drive Pro Forma	Landa Series 2794 Norfair Loop Pro Forma
Rental income		$-	$7,938	$-	$4,550	$6,666	$7,396

Expenses
Real estate taxes		708	816	738	715	752	1,281
Homeowners association fees		-	300	-	-	-	198
Insurance expense		266	206	270	275	309	218
Repairs & maintenance		743	127	-	-	14,050	-
Other expenses		350	-	461	-	260	-
Management fee	E	611	605	822	870	779	665
Depreciation expense	B	3,541	2,082	4,230	3,681	4,147	2,808
Interest expense	C	6,283	4,239	6,563	6,479	6,147	5,256
Total expenses		12,502	8,375	13,084	12,020	26,444	10,426

Net income (loss) before provision for income tax		(12,502)	(437)	(13,084)	(7,470)	(19,778)	(3,030)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(12,502)	$(437)	$(13,084)	$(7,470)	$(19,778)	$(3,030)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 2813 Vicksburg Court Pro Forma	Landa Series 2933 Coffer Drive Pro Forma	Landa Series 30 High Ridge Road Pro Forma	Landa Series 30 Roosevelt Road Pro Forma	Landa Series 3011 Raintree Drive SE Pro Forma
Rental income		$8,885	$8,083	$8,880	$1,214	$-

Expenses
Real estate taxes		762	596	689	1,072	1,054
Homeowners association fees		-	-	-	-	-
Insurance expense		319	242	240	281	224
Repairs & maintenance		245	-	430	-	-
Other expenses		-	-	-	-	183
Management fee	E	688	672	800	780	764
Depreciation expense	B	4,484	3,581	4,402	3,628	3,931
Interest expense	C	7,605	6,339	7,489	6,406	6,975
Total expenses		14,103	11,430	14,050	12,167	13,131

Net income (loss) before provision for income tax		(5,218)	(3,347)	(5,170)	(10,953)	(13,131)
Provision for income taxes	D	-	-	-	-	-
Net income (loss)		$(5,218)	$(3,347)	$(5,170)	$(10,953)	$(13,131)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 304 Deerfield Drive Pro Forma	Landa Series 3043 Highway 81 S Pro Forma	Landa Series 313 Blue Heron Drive Pro Forma	Landa Series 3202 Chippewa Drive Pro Forma	Landa Series 35 Clay Court Pro Forma	Landa Series 350 Cadiz Lane S Pro Forma
Rental income		$-	$6,132	$2,134	$7,938	$1,185	$7,248

Expenses
Real estate taxes		891	771	1,066	689	833	782
Homeowners association fees		-	-	-	-	-	-
Insurance expense		273	220	244	255	278	244
Repairs & maintenance		20,360	-	-	4,130	-	-
Other expenses		299	-	314	-	-	-
Management fee	E	847	491	745	635	816	580
Depreciation expense	B	3,653	2,529	3,402	3,856	4,359	3,506
Interest expense	C	6,567	4,865	6,108	6,724	6,822	6,234
Total expenses		32,890	8,876	11,879	16,289	13,108	11,346

Net income (loss) before provision for income tax		(32,890)	(2,744)	(9,745)	(8,351)	(11,923)	(4,098)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(32,890)	$(2,744)	$(9,745)	$(8,351)	$(11,923)	$(4,098)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 351 Wesley Park Drive Pro Forma	Landa Series 3603 Manhattan Drive Pro Forma	Landa Series 3667 Patti Parkway Pro Forma	Landa Series 404 Barberry Lane Pro Forma	Landa Series 412 Kendall Lane Pro Forma	Landa Series 416 Autumn Lake Court Pro Forma
Rental income		$7,196	$1,075	$9,762	$7,264	$7,416	$8,010

Expenses
Real estate taxes		855	1,289	1,655	947	938	972
Homeowners association fees		-	-	-	-	163	125
Insurance expense		204	316	372	273	284	252
Repairs & maintenance		1,952	-	5,961	-	-	-
Other expenses		-	-	-	-	-	-
Management fee	E	730	888	781	602	593	796
Depreciation expense	B	3,244	4,292	5,148	3,648	3,822	3,332
Interest expense	C	5,867	7,336	8,535	6,433	6,677	5,990
Total expenses		12,852	14,121	22,452	11,903	12,477	11,467

Net income (loss) before provision for income tax		(5,656)	(13,046)	(12,690)	(4,639)	(5,061)	(3,457)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(5,656)	$(13,046)	$(12,690)	$(4,639)	$(5,061)	$(3,457)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 43 Darwin Drive Pro Forma	Landa Series 432 Manor Estates Drive Pro Forma	Landa Series 440 Freestone Drive Pro Forma	Landa Series 4447 Lake Breeze Drive Pro Forma	Landa Series 445 Independence Drive Pro Forma	Landa Series 449 Kara Lane Pro Forma
Rental income		$6,878	$8,326	$8,316	$8,234	$2,372	$2,175

Expenses
Real estate taxes		703	996	662	1,633	960	993
Homeowners association fees		-	-	-	-	-	100
Insurance expense		224	303	314	333	295	289
Repairs & maintenance		360	-	6,398	-	-	120
Other expenses		-	-	-	-	-	260
Management fee	E	609	720	665	627	830	852
Depreciation expense	B	3,104	4,102	4,264	4,554	3,973	3,861
Interest expense	C	5,672	7,069	7,459	7,703	6,723	5,972
Total expenses		10,672	13,190	19,762	14,850	12,781	12,447

Net income (loss) before provision for income tax		(3,794)	(4,864)	(11,446)	(6,616)	(10,409)	(10,272)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(3,794)	$(4,864)	$(11,446)	$(6,616)	$(10,409)	$(10,272)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 45 Blue Jay Drive Pro Forma	Landa Series 45 Laurel Way Pro Forma	Landa Series 4702 Saint James Way Pro Forma	Landa Series 4732 Pinedale Drive Pro Forma	Landa Series 497 Highway 212 Pro Forma	Landa Series 5039 East Street Pro Forma
Rental income		$9,919	$9,459	$5,847	$6,459	$5,580	$3,875

Expenses
Real estate taxes		1,142	853	1,215	584	573	818
Homeowners association fees		-	-	300	-	-	-
Insurance expense		339	331	227	192	266	190
Repairs & maintenance		-	-	-	13,200	-	-
Other expenses		-	-	260	-	-	-
Management fee	E	800	804	737	535	446	581
Depreciation expense	B	4,729	4,518	3,349	2,826	3,540	2,388
Interest expense	C	7,947	7,652	6,018	5,281	6,282	4,668
Total expenses		14,957	14,158	12,106	22,618	11,107	8,645

Net income (loss) before provision for income tax		(5,038)	(4,699)	(6,259)	(16,159)	(5,527)	(4,770)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(5,038)	$(4,699)	$(6,259)	$(16,159)	$(5,527)	$(4,770)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 5040 Huntshire Lane Pro Forma	Landa Series 513 Jarrett Court Pro Forma	Landa Series 5143 Pinecrest Drive SW Pro Forma	Landa Series 524 Sawmill Road Pro Forma	Landa Series 5329 Shirewick Lane Pro Forma
Rental income		$1,166	$-	$1,245	$-	$8,144

Expenses
Real estate taxes		2,326	1,034	466	585	1,454
Homeowners association fees		263	-	-	-	-
Insurance expense		499	240	191	290	329
Repairs & maintenance		1,281	-	-	-	-
Other expenses		-	-	-	-	-
Management fee	E	1,200	804	563	760	641
Depreciation expense	B	6,659	3,699	2,703	3,893	4,484
Interest expense	C	10,012	6,505	5,110	6,383	7,605
Total expenses		22,240	12,282	9,033	11,911	14,513

Net income (loss) before provision for income tax		(21,074)	(12,282)	(7,788)	(11,911)	(6,369)
Provision for income taxes	D	-	-	-	-	-
Net income (loss)		$(21,074)	$(12,282)	$(7,788)	$(11,911)	$(6,369)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 540 Cowan Road Pro Forma	Landa Series 5411 Rocky Pine Drive Pro Forma	Landa Series 55 Myrtle Grove Lane Pro Forma	Landa Series 550 Cowan Road Pro Forma	Landa Series 5581 Fox Glen Circle Pro Forma
Rental income		$8,486	$7,314	$6,110	$-	$-

Expenses
Real estate taxes		630	1,384	745	530	2,073
Homeowners association fees		-	-	-	-	-
Insurance expense		284	298	279	246	239
Repairs & maintenance		-	-	-	311	21,735
Other expenses		-	-	-	303	-
Management fee	E	765	585	810	759	1,084
Depreciation expense	B	3,867	4,033	3,733	3,235	6,551
Interest expense	C	6,740	6,972	6,553	5,643	9,781
Total expenses		12,286	13,272	12,120	11,027	41,463

Net income (loss) before provision for income tax		(3,800)	(5,958)	(6,010)	(11,027)	(41,463)
Provision for income taxes	D	-	-	-	-	-
Net income (loss)		$(3,800)	$(5,958)	$(6,010)	$(11,027)	$(41,463)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 565 Mountainview Drive Pro Forma	Landa Series 5737 Strathmoor Manor Circle Pro Forma	Landa Series 5801 Strathmoor Manor Circle Pro Forma	Landa Series 6104-6106 Oakwood Circle SW Pro Forma	Landa Series 6107 Shadow Glen Court Pro Forma	Landa Series 6111-6113 Pine Glen Circle SW Pro Forma
Rental income		$-	$3,132	$1,340	$9,240	$2,613	$7,683

Expenses
Real estate taxes		904	950	930	467	482	904
Homeowners association fees		-	396	261	-	-	-
Insurance expense		467	280	204	532	172	428
Repairs & maintenance		162	345	-	-	-	-
Other expenses		-	-	-	-	-	-
Management fee	E	826	499	789	739	739	1,084
Depreciation expense	B	4,083	3,139	3,279	3,035	2,476	6,388
Interest expense	C	6,373	5,721	5,916	5,577	4,792	10,272
Total expenses		12,815	11,330	11,379	10,350	8,661	19,076

Net income (loss) before provision for income tax		(12,815)	(8,198)	(10,039)	(1,110)	(6,048)	(11,393)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(12,815)	$(8,198)	$(10,039)	$(1,110)	$(6,048)	$(11,393)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 6119 Pineneedle Drive SW Pro Forma	Landa Series 615 Barshay Drive Pro Forma	Landa Series 6168 Wheat Street NE Pro Forma	Landa Series 6178 Green Acres Drive SW Pro Forma	Landa Series 6386 Forester Way Pro Forma	Landa Series 6404 Walnut Way Pro Forma
Rental income		$3,932	$8,339	$5,311	$2,803	$4,560	$7,862

Expenses
Real estate taxes		475	677	335	680	1,360	1,162
Homeowners association fees		-	138	-	-	-	240
Insurance expense		146	242	179	214	284	266
Repairs & maintenance		-	-	1,716	-	-	-
Other expenses		-	-	-	-	-	-
Management fee	E	837	732	405	708	892	609
Depreciation expense	B	1,725	3,734	2,061	2,641	3,823	3,541
Interest expense	C	3,738	6,569	4,228	5,027	6,679	6,283
Total expenses		6,921	12,092	8,924	9,270	13,038	12,101

Net income (loss) before provision for income tax		(2,989)	(3,753)	(3,613)	(6,467)	(8,478)	(4,239)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(2,989)	$(3,753)	$(3,613)	$(6,467)	$(8,478)	$(4,239)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 643 Sycamore Drive Pro Forma	Landa Series 65 Freedom Court Pro Forma	Landa Series 653 Georgetown Lane Pro Forma	Landa Series 6635 Kimberly Mill Road Pro Forma	Landa Series 6653 Bedford Road Pro Forma	Landa Series 6710 Sunset Hills Boulevard Pro Forma
Rental income		$7,470	$9,210	$7,306	$2,438	$-	$6,300

Expenses
Real estate taxes		1,112	800	815	878	954	837
Homeowners association fees		-	-	250	-	-	150
Insurance expense		224	244	273	243	222	221
Repairs & maintenance		937	365	-	-	-	-
Other expenses		-	-	-	-	-	-
Management fee	E	598	737	762	838	742	504
Depreciation expense	B	3,395	3,752	3,647	4,335	3,524	2,860
Interest expense	C	6,079	6,612	6,432	7,396	6,269	5,329
Total expenses		12,345	12,510	12,179	13,690	11,711	9,901

Net income (loss) before provision for income tax		(4,875)	(3,300)	(4,873)	(11,252)	(11,711)	(3,601)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(4,875)	$(3,300)	$(4,873)	$(11,252)	$(11,711)	$(3,601)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 6762 Bent Creek Drive Pro Forma	Landa Series 683 Wood Path Court Pro Forma	Landa Series 70 Shenandoah Lane Pro Forma	Landa Series 709 Georgetown Court Pro Forma	Landa Series 7107 Geiger Street NW Pro Forma	Landa Series 7205 Lakeview Drive SW Pro Forma
Rental income		$-	$540	$8,885	$1,204	$2,465	$3,498

Expenses
Real estate taxes		1,001	1,141	960	851	159	664
Homeowners association fees		-	-	-	250	-	-
Insurance expense		203	336	326	229	153	280
Repairs & maintenance		-	660	3,384	72	82	-
Other expenses		-	-	-	314	-	-
Management fee	E	680	864	849	805	512	876
Depreciation expense	B	3,541	4,594	4,448	3,490	1,637	3,751
Interest expense	C	6,283	7,391	7,554	6,211	3,616	6,577
Total expenses		11,708	14,986	17,521	12,222	6,159	12,148

Net income (loss) before provision for income tax		(11,708)	(14,446)	(8,636)	(11,018)	(3,694)	(8,650)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(11,708)	$(14,446)	$(8,636)	$(11,018)	$(3,694)	$(8,650)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 750 Georgetown Court Pro Forma	Landa Series 752 Chestnut Drive Pro Forma	Landa Series 773 Villa Way Pro Forma	Landa Series 7781 Mountain Creek Way Pro Forma	Landa Series 7950 Woodlake Drive Pro Forma	Landa Series 80 High Ridge Road Pro Forma
Rental income		$6,625	$5,412	$5,862	$7,872	$7,420	$8,100

Expenses
Real estate taxes		865	332	702	1,081	912	913
Homeowners association fees		250	-	330	-	-	-
Insurance expense		221	180	214	307	250	273
Repairs & maintenance		-	-	401	776	-	2,450
Other expenses		-	-	-	-	-	-
Management fee	E	534	433	469	590	629	648
Depreciation expense	B	2,703	2,232	1,446	3,892	3,087	3,908
Interest expense	C	5,109	4,449	2,697	6,774	5,647	6,797
Total expenses		9,682	7,626	6,259	13,420	10,525	14,989

Net income (loss) before provision for income tax		(3,057)	(2,214)	(397)	(5,548)	(3,105)	(6,889)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(3,057)	$(2,214)	$(397)	$(5,548)	$(3,105)	$(6,889)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 800 Mills Drive Pro Forma	Landa Series 808 Hillandale Lane Pro Forma	Landa Series 8110 Devonshire Drive Pro Forma	Landa Series 8121 Spillers Drive SW Pro Forma	Landa Series 8233 Creekline Court Pro Forma	Landa Series 8302 Sterling Lakes Drive Pro Forma
Rental income		$2,346	$8,730	$7,256	$7,314	$6,100	$4,848

Expenses
Real estate taxes		702	1,138	453	376	999	903
Homeowners association fees		-	600	-	-	-	100
Insurance expense		327	254	172	169	250	294
Repairs & maintenance		304	515	-	-	2,110	535
Other expenses		-	-	-	-	-	-
Management fee	E	798	645	709	585	480	756
Depreciation expense	B	4,466	3,629	2,476	2,990	3,708	3,960
Interest expense	C	7,579	6,420	4,792	5,511	6,607	6,871
Total expenses		14,176	13,201	8,602	9,631	14,154	13,419

Net income (loss) before provision for income tax		(11,830)	(4,471)	(1,346)	(2,317)	(8,054)	(8,571)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(11,830)	$(4,471)	$(1,346)	$(2,317)	$(8,054)	$(8,571)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 843 Tramore Drive Pro Forma	Landa Series 85 Kirkland Court Pro Forma	Landa Series 85 Thorn Thicket Way Pro Forma	Landa Series 8658 Ashley Way Pro Forma	Landa Series 8667 Ashley Way Pro Forma
Rental income		$9,920	$6,875	$7,375	$1,858	$7,040

Expenses
Real estate taxes		1,065	924	1,018	533	490
Homeowners association fees		-	-	-	-	-
Insurance expense		139	329	279	163	110
Repairs & maintenance		-	-	-	1,298	128
Other expenses		-	-	-	299	-
Management fee	E	768	851	595	576	528
Depreciation expense	B	2,360	4,379	3,787	2,110	1,716
Interest expense	C	4,399	7,458	6,627	4,295	3,077
Total expenses		8,731	13,941	12,306	9,274	6,049

Net income (loss) before provision for income tax		1,189	(7,066)	(4,931)	(7,416)	991
Provision for income taxes	D	-	-	-	-	-
Net income (loss)		$1,189	$(7,066)	$(4,931)	$(7,416)	$991

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 8671 Ashley Way Pro Forma	Landa Series 8676 Ashley Way Pro Forma	Landa Series 8691 Ashley Way Pro Forma	Landa Series 8692 Ashley Way Pro Forma	Landa Series 8693 Ashley Way Pro Forma	Landa Series 8694 Ashley Way Pro Forma
Rental income		$6,300	$-	$-	$-	$-	$-

Expenses
Real estate taxes		490	583	677	744	674	658
Homeowners association fees		-	-	-	-	-	-
Insurance expense		128	243	291	276	287	145
Repairs & maintenance		128	88	48	48	48	48
Other expenses		-	-	-	-	-	-
Management fee	E	504	504	552	552	576	552
Depreciation expense	B	2,185	2,106	1,429	1,691	2,086	2,284
Interest expense	C	4,517	4,628	3,342	3,282	4,960	4,522
Total expenses		7,952	8,152	6,339	6,593	8,631	8,209

Net income (loss) before provision for income tax		(1,652)	(8,152)	(6,339)	(6,593)	(8,631)	(8,209)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(1,652)	$(8,152)	$(6,339)	$(6,593)	$(8,631)	$(8,209)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 8697 Ashley Way Pro Forma	Landa Series 8819 Leafwood Court Pro Forma	Landa Series 8855 Rugby Court Pro Forma	Landa Series 9020 Sterling Ridge Lane Pro Forma	Landa Series 9150 Spillers Drive SW Pro Forma	Landa Series 925 Mote Road Pro Forma
Rental income		$5,700	$-	$6,778	$2,505	$5,940	$5,170

Expenses
Real estate taxes		638	803	694	784	808	633
Homeowners association fees		-	-	-	-	-	-
Insurance expense		145	269	205	252	238	301
Repairs & maintenance		48	-	-	-	-	82
Other expenses		-	-	-	-	-	-
Management fee	E	456	757	542	790	475	841
Depreciation expense	B	2,432	3,595	2,616	3,306	3,122	4,064
Interest expense	C	4,915	6,359	4,987	5,325	5,696	7,016
Total expenses		8,634	11,783	9,044	10,457	10,339	12,937

Net income (loss) before provision for income tax		(2,934)	(11,783)	(2,266)	(7,952)	(4,399)	(7,767)
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(2,934)	$(11,783)	$(2,266)	$(7,952)	$(4,399)	$(7,767)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 9409 Forest Knoll Drive Pro Forma	Landa Series 9434 Cedar Creek Place Pro Forma	Landa Series 9597 Pintail Trail Pro Forma	Landa Series 974 Laurel Street Pro Forma	Landa Series 1701 Summerwoods Lane Pro Forma
Rental income		$9,729	$7,824	$3,354	$7,677	$5,985

Expenses
Real estate taxes		968	1,135	1,150	998	887
Homeowners association fees		-	360	-	-	300
Insurance expense		296	290	251	264	162
Repairs & maintenance		-	-	-	915	149
Other expenses		-	-	-	-	-
Management fee	E	856	626	537	677	479
Depreciation expense	B	3,997	4,380	3,892	3,508	2,769
Interest expense	C	6,922	7,465	6,779	6,262	3,879
Total expenses		13,039	14,256	12,609	12,624	8,625

Net income (loss) before provision for income tax		(3,310)	(6,432)	(9,255)	(4,947)	(2,640)
Provision for income taxes	D	-	-	-	-	-
Net income (loss)		$(3,310)	$(6,432)	$(9,255)	$(4,947)	$(2,640)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 1741 Park Lane Pro Forma	Total Pro Forma Condensed Combined Statements of Operations
Rental income		$4,948	$985,898

Expenses
Real estate taxes		907	157,068
Homeowners association fees		-	8,555
Insurance expense		187	46,165
Repairs & maintenance		-	189,282
Other expenses		153	6,163
Management fee	E	365	123,544
Depreciation expense	B	3,133	630,931
Interest expense	C	4,389	1,111,822
Total expenses		9,134	2,273,530

Net income (loss) before provision for income tax		(4,186)	(1,287,632)
Provision for income taxes	D	-	-
Net income (loss)		$(4,186)	$(1,287,632)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

AND COMBINING STATEMENT OF OPERATIONS PER FORM 1-SA

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Notes	Total Pro Forma Condensed Combined Statements of Operations	Landa Series 115 Sardis Street	Landa Series 1394 Oakview Circle	Landa Series 1701 Summerwoods Lane	Landa Series 1741 Park Lane	Landa Series 209 Timber Wolf Trail
Rental income		$985,898	$5,822	$4,883	$3,990	$3,273	$4,650

Expenses
Real estate taxes		157,068	471	784	591	605	415
Homeowners association fees		8,555	-	-	200	-	180
Insurance expense		46,165	206	193	108	124	161
Repairs & maintenance		189,282	-	-	149	-	-
Other expenses		6,163	-	-	-	-	-
Management fee	E	123,544	402	390	319	243	372
Depreciation expense	B	630,931	1,984	1,112	930	1,264	1,719
Interest expense	C	1,111,822	1,565	1,068	842	1,058	1,510
Total expenses		2,273,530	4,628	3,547	3,139	3,294	4,357

Net income (loss) before provision for income tax		(1,287,632)	1,194	1,336	851	(21)	293
Gain on sale of real estate		-	-	-	70,269	72,481	-
Provision for income taxes	D	-	-	-	(14,224)	(14,496)	-
Net income (loss)		$(1,287,632)	$1,194	$1,336	$56,896	$57,964	$293

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

AND COMBINING STATEMENT OF OPERATIONS PER FORM 1-SA

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 2505 Oak Circle	Landa Series 271 Timber Wolf Trail	Landa Series 29 Holly Grove Road	Landa Series 1703 Summerwoods Lane	Landa Series 1712 Summerwoods Lane	Landa Series 1743 Summerwoods Lane
Rental income		$7,500	$6,284	$4,331	$5,723	$5,305	$5,953

Expenses
Real estate taxes		538	431	666	887	887	887
Homeowners association fees		-	180	-	300	300	300
Insurance expense		155	135	164	168	175	164
Repairs & maintenance		134	-	-	-	-	-
Other expenses		-	-	-	-	-	-
Management fee	E	600	479	346	458	424	468
Depreciation expense	B	1,525	1,891	1,537	1,708	1,708	1,708
Interest expense	C	1,808	1,528	1,981	1,766	1,531	1,766
Total expenses		4,760	4,644	4,694	5,287	5,025	5,293

Net income (loss) before provision for income tax		2,740	1,640	(363)	436	280	660
Gain on sale of real estate		-	-	-	-	-	-
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$2,740	$1,640	$(363)	$436	$280	$660

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

AND COMBINING STATEMENT OF OPERATIONS PER FORM 1-SA

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 1750 Summerwoods Lane	Landa Series 4267 High Park Lane	Landa Series 4474 Highwood Park Drive	Landa Series 8569 Creekwood Way	Landa Series 9439 Lakeview Road	Landa Series 10167 Port Royal Court
Rental income		$5,347	$6,972	$6,721	$4,820	$6,972	$6,063

Expenses
Real estate taxes		887	976	980	355	1,090	798
Homeowners association fees		300	900	900	834	478	-
Insurance expense		233	192	192	226	184	200
Repairs & maintenance		-	862	1,647	-	1,855	-
Other expenses		-	-	-	-	-	-
Management fee	E	428	558	538	386	558	485
Depreciation expense	B	1,708	2,282	2,053	1,252	2,722	1,662
Interest expense	C	1,766	2,363	2,125	1,120	2,820	1,870
Total expenses		5,322	8,133	8,435	4,173	9,707	5,015

Net income (loss) before provision for income tax		25	(1,161)	(1,714)	647	(2,735)	1,048
Gain on sale of real estate		-	-	-	-	-	-
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$25	$(1,161)	$(1,714)	$647	$(2,735)	$1,048

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

AND COMBINING STATEMENT OF OPERATIONS PER FORM 1-SA

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 1246 Elgin Way	Landa Series 1910 Grove Way	Landa Series 593 Country Lane Drive	Landa Series 6436 Stone Terrace	Landa Series 6440 Woodstone Terrace	Landa Series 6848 Sandy Creek Drive
Rental income		$7,232	$2,203	$5,705	$5,974	$6,462	$6,894

Expenses
Real estate taxes		985	955	933	455	450	823
Homeowners association fees		-	225	-	1,320	1,320	-
Insurance expense		215	389	184	166	158	200
Repairs & maintenance		-	6,541	-	-	5,748	1,555
Other expenses		-	-	-	-	-	-
Management fee	E	550	167	484	462	508	551
Depreciation expense	B	2,006	1,571	1,440	904	967	1,290
Interest expense	C	2,159	1,870	1,615	1,014	1,048	1,453
Total expenses		5,915	11,718	4,656	4,321	10,199	5,872

Net income (loss) before provision for income tax		1,317	(9,515)	1,049	1,653	(3,737)	1,022
Gain on sale of real estate		-	-	-	-	-	-
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$1,317	$(9,515)	$1,049	$1,653	$(3,737)	$1,022

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

AND COMBINING STATEMENT OF OPERATIONS PER FORM 1-SA

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 687 Utoy Court	Landa Series 729 Winter Lane	Landa Series 7349 Exeter Court	Landa Series 8645 Embrey Drive	Landa Series 8780 Churchill Place	Landa Series 8796 Parliament Place
Rental income		$5,532	$4,001	$6,301	$6,366	$7,275	$6,063

Expenses
Real estate taxes		616	746	826	737	833	778
Homeowners association fees		-	-	-	-	-	-
Insurance expense		188	209	211	217	228	206
Repairs & maintenance		3,618	1,560	-	161	458	-
Other expenses		-	-	-	-	-	-
Management fee	E	450	320	504	509	582	485
Depreciation expense	B	1,724	1,699	1,653	1,776	1,980	1,641
Interest expense	C	1,859	1,859	1,611	1,910	2,117	1,775
Total expenses		8,455	6,393	4,805	5,310	6,198	4,885

Net income (loss) before provision for income tax		(2,923)	(2,392)	1,496	1,056	1,077	1,178
Gain on sale of real estate		-	-	-	-	-	-
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(2,923)	$(2,392)	$1,496	$1,056	$1,077	$1,178

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

AND COMBINING STATEMENT OF OPERATIONS PER FORM 1-SA

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 8641 Ashley Way	Landa Series 8651 Ashley Way	Landa Series 8652 Ashley Way	Landa Series 8653 Ashley Way	Landa Series 8654 Ashley Way	Landa Series 8655 Ashley Way
Rental income		$5,755	$5,869	$4,416	$5,516	$6,063	$5,485

Expenses
Real estate taxes		598	503	531	496	533	500
Homeowners association fees		-	-	-	-	-	-
Insurance expense		172	150	163	151	165	156
Repairs & maintenance		171	-	171	264	171	171
Other expenses		-	-	-	-	-	-
Management fee	E	460	470	353	441	485	439
Depreciation expense	B	2,127	1,779	1,978	1,762	1,978	1,835
Interest expense	C	2,171	1,812	1,728	1,538	2,017	1,602
Total expenses		5,699	4,714	4,924	4,652	5,349	4,703

Net income (loss) before provision for income tax		56	1,155	(508)	864	714	782
Gain on sale of real estate		-	-	-	-	-	-
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$56	$1,155	$(508)	$864	$714	$782

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

AND COMBINING STATEMENT OF OPERATIONS PER FORM 1-SA

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 8659 Ashley Way	Landa Series 8662 Ashley Way	Landa Series 8668 Ashley Way	Landa Series 8670 Ashley Way	Landa Series 8674 Ashley Way	Landa Series 8675 Ashley Way
Rental income		$4,297	$5,630	$5,919	$5,774	$6,352	$4,535

Expenses
Real estate taxes		511	531	641	584	542	492
Homeowners association fees		-	-	-	-	-	-
Insurance expense		170	167	177	183	165	161
Repairs & maintenance		80	160	80	80	234	717
Other expenses		-	-	-	-	-	-
Management fee	E	344	450	473	462	508	363
Depreciation expense	B	2,099	2,033	2,181	2,297	1,950	1,917
Interest expense	C	1,835	1,893	2,226	2,111	1,966	1,954
Total expenses		5,039	5,234	5,778	5,717	5,365	5,604

Net income (loss) before provision for income tax		(742)	396	141	57	987	(1,069)
Gain on sale of real estate		-	-	-	-	-	-
Provision for income taxes	D	-	-	-	-	-	-
Net income (loss)		$(742)	$396	$141	$57	$987	$(1,069)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

AND COMBINING STATEMENT OF OPERATIONS PER FORM 1-SA

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Landa Series 8677 Ashley Way	Landa Series 8678 Ashley Way	Landa Series 8679 Ashley Way	Landa Series 8683 Ashley Way	Total Combining Statements of Operations per Form 1-SA
Rental income		$6,063	$5,341	$5,774	$5,728	$253,134

Expenses
Real estate taxes		471	643	604	514	30,079
Homeowners association fees		-	-	-	-	7,737
Insurance expense		155	189	162	154	8,191
Repairs & maintenance		80	80	80	120	26,947
Other expenses		-	-	-	-	-
Management fee	E	485	427	462	450	20,098
Depreciation expense	B	1,802	2,429	1,950	1,785	79,318
Interest expense	C	1,836	2,330	1,988	1,818	79,602
Total expenses		4,829	6,098	5,246	4,841	251,972

Net income (loss) before provision for income tax		1,234	(757)	528	887	1,162
Gain on sale of real estate		-	-	-	-	142,750
Provision for income taxes	D	-	-	-	-	(28,720)
Net income (loss)		$1,234	$(757)	$528	$887	$115,192

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

AND COMBINING STATEMENT OF OPERATIONS PER FORM 1-SA

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(CONTINUED)

	Notes	Total Pro Forma Condensed Combined Statements of Operations	Total Combining Statements of Operations per 1-SA	Less: Landa Series 1701 Summerwoods Lane (1)	Less: Landa Series 1741 Park Lane (1)	Total Pro Forma Condensed Combined Statements of Operations and Total Combining Statements of Operations per Form 1-SA
Rental income		$985,898	$253,134	$(3,990)	$(3,273)	$1,231,769

Expenses
Real estate taxes		157,068	30,079	(591)	(605)	185,951
Homeowners association fees		8,555	7,737	(200)	-	16,092
Insurance expense		46,165	8,191	(108)	(124)	54,124
Repairs & maintenance		189,282	26,947	(149)	-	216,080
Other expenses		6,163	-	-	-	6,163
Management fee	E	123,544	20,098	(319)	(243)	143,080
Depreciation expense	B	630,931	79,318	(930)	(1,264)	708,055
Interest expense	C	1,111,822	79,602	(842)	(1,058)	1,189,524
Total expenses		2,273,530	251,972	(3,139)	(3,294)	2,519,069

Net income (loss) before provision for income tax		(1,287,632)	1,162	(851)	21	(1,287,300)
Gain on sale of real estate		-	142,750	-	-	142,750
Provision for income taxes	D	-	(28,720)	-	-	(28,720)
Net income (loss)		$(1,287,632)	$115,192	$(851)	$21	$(1,173,270)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

(1)	Operations shown through April 15, 2022, in connection with the planned sale of the Property underlying Landa Series 1701 Summerwoods Lane, located at 1701 Summerwoods Lane, Griffin, GA 30224, and the Property underlying Landa Series 1741 Park Lane, located at 1741 Park Lane, Griffin, GA 30224. Landa Series 1701 Summerwoods Lane and Landa Series 1741 Park Lane are both Series that were previously qualified and subsequently closed their offering on September 3, 2021. Both Series are being offered as “New” Series in this Offering Circular. The Company previously filed a separate offering statement for the offer and sale of shares of forty-five (45) separate Series of the Company (the “Separate Offering Series”). Of these forty-five (45) offerings of Separate Offering Series, five (5) were withdrawn before any shares of such Separate Offering Series were issued, and two were previously liquidated when their underlying property was sold to Landa Properties: Landa Series 1701 Summerwoods Lane and Landa Series 1741 Park Lane (the “Previously Liquidated Series”). The Company is now offering new Shares of the Previously Liquidated Series as part of the offering pursuant to this Offering Circular.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Notes	Landa Series 1703 Summerwoods Lane Pro Forma	Landa Series 1712 Summerwoods Lane Pro Forma	Landa Series 1743 Summerwoods Lane Pro Forma	Landa Series 1750 Summerwoods Lane Pro Forma	Landa Series 4267 High Park Lane Pro Forma	Landa Series 4474 Highwood Park Drive Pro Forma
Rental Income		$11,400	$10,500	$11,700	$10,500	$14,484	$13,500

Expenses
Real Estate Taxes		1,332	1,332	1,332	1,332	1,380	1,860
Homeowner Association Fees		-	-	-	-	-	-
Property Insurance		408	408	408	408	528	480
Repairs and Maintenance		-	-	-	-	-	-
Other Expenses		-	-	-	-	-	-
Management fee	E	912	840	936	840	1,159	1,080
Depreciation and amortization	B	3,628	3,628	3,628	3,628	4,846	4,361
Interest Expense	C	5,083	5,083	5,083	5,083	6,790	6,109
Total Expenses		11,363	11,291	11,387	11,291	14,703	13,890

Net Income (loss) before provision for income tax		37	(791)	313	(791)	(219)	(390)
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$37	$(791)	$313	$(791)	$(219)	$(390)

The accompanying notes are integral part of these unaudited pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 8569 Creekwood Way Pro Forma	Landa Series 9439 Lakeview Road Pro Forma	Landa Series 10167 Port Royal Court Pro Forma	Landa Series 1246 Elgin Way Pro Forma	Landa Series 1910 Grove Way Pro Forma	Landa Series 593 Country Lane Pro Forma
Rental Income		$10,020	$14,484	$12,600	$13,800	$14,100	$11,652

Expenses
Real Estate Taxes		732	2,136	1,248	1,716	1,488	1,632
Homeowner Association Fees		-	-	-	-	-	-
Property Insurance		324	612	408	468	384	360
Repairs and Maintenance		-	-	-	-	-	-
Other Expenses		-	-	-	-	-	-
Management fee	E	802	1,159	1,008	1,104	1,128	932
Depreciation and amortization	B	2,678	5,819	3,553	4,290	3,359	3,079
Interest Expense	C	3,751	8,151	4,977	6,009	4,705	4,313
Total Expenses		8,287	17,877	11,194	13,587	11,064	10,316

Net Income (loss) before provision for income tax		1,733	(3,393)	1,406	213	3,036	1,336
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$1,733	$(3,393)	$1,406	$213	$3,036	$1,336

The accompanying notes are integral part of these unaudited pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 6436 Stone Terrace Pro Forma	Landa Series 6440 Woodstone Terrace Pro Forma	Landa Series 6848 Sandy Creek Drive Pro Forma	Landa Series 687 Utoy Court Pro Forma	Landa Series 729 Winter Lane Pro Forma	Landa Series 7349 Exeter Court Pro Forma
Rental Income		$12,000	$13,200	$12,300	$11,700	$12,720	$12,720

Expenses
Real Estate Taxes		720	720	1,032	948	1,164	1,668
Homeowner Association Fees		-	-	-	-	-	-
Property Insurance		252	264	324	420	408	408
Repairs and Maintenance		-	-	-	-	-	-
Other Expenses		-	-	-	-	-	-
Management fee	E	960	1,056	984	936	1,018	1,018
Depreciation and amortization	B	1,943	2,080	2,775	3,708	3,653	3,554
Interest Expense	C	2,722	2,913	3,887	5,194	5,117	4,979
Total Expenses		6,597	7,033	9,002	11,206	11,360	11,627

Net Income (loss) before provision for income tax		5,403	6,167	3,298	494	1,360	1,093
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$5,403	$6,167	$3,298	$494	$1,360	$1,093

The accompanying notes are integral part of these unaudited pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 8645 Embrey Drive Pro Forma	Landa Series 8780 Churchill Place Pro Forma	Landa Series 8796 Parliament Place Pro Forma	Landa Series 8641 Ashley Way Pro Forma	Landa Series 8651 Ashley Way Pro Forma	Landa Series 8652 Ashley Way Pro Forma
Rental Income		$13,236	$15,120	$12,600	$11,700	$9,600	$11,100

Expenses
Real Estate Taxes		1,296	1,560	1,296	996	804	888
Homeowner Association Fees		-	-	-	-	-	-
Property Insurance		420	468	396	408	372	384
Repairs and Maintenance		-	-	-	-	-	-
Other Expenses		-	-	-	-	-	-
Management fee	E	1,059	1,210	1,008	936	768	888
Depreciation and amortization	B	3,819	3,970	3,529	4,574	3,825	4,253
Interest Expense	C	5,350	5,965	4,943	6,584	5,505	6,121
Total Expenses		11,944	13,173	11,172	13,498	11,274	12,534

Net Income (loss) before provision for income tax		1,292	1,947	1,428	(1,798)	(1,674)	(1,434)
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$1,292	$1,947	$1,428	$(1,798)	$(1,674)	$(1,434)

The accompanying notes are integral part of these unaudited pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 8653 Ashley Way Pro Forma	Landa Series 8654 Ashley Way Pro Forma	Landa Series 8655 Ashley Way Pro Forma	Landa Series 8659 Ashley Way Pro Forma	Landa Series 8662 Ashley Way Pro Forma	Landa Series 8668 Ashley Way Pro Forma
Rental Income		$11,100	$12,600	$11,400	$10,800	$11,700	$12,300

Expenses
Real Estate Taxes		828	888	1,020	1,044	888	1,248
Homeowner Association Fees		-	-	-	-	-	-
Property Insurance		372	384	384	372	384	432
Repairs and Maintenance		-	-	-	-	-	-
Other Expenses		-	-	-	-	-	-
Management fee	E	888	1,008	912	864	936	984
Depreciation and amortization	B	3,789	4,253	3,968	4,539	4,396	4,717
Interest Expense	C	5,453	6,121	5,965	6,532	6,327	7,093
Total Expenses		11,330	12,654	12,249	13,351	12,931	14,474

Net Income (loss) before provision for income tax		(230)	(54)	(849)	(2,551)	(1,231)	(2,174)
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$(230)	$(54)	$(849)	$(2,551)	$(1,231)	$(2,174)

The accompanying notes are integral part of these unaudited pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 8670 Ashley Way Pro Forma	Landa Series 8674 Ashley Way Pro Forma	Landa Series 8675 Ashley Way Pro Forma	Landa Series 8677 Ashley Way Pro Forma	Landa Series 8678 Ashley Way Pro Forma	Landa Series 8679 Ashley Way Pro Forma
Rental Income		$12,000	$13,320	$11,400	$12,600	$11,100	$12,000

Expenses
Real Estate Taxes		1,164	1,092	1,008	756	1,260	1,188
Homeowner Association Fees		-	-	-	-	-	-
Property Insurance		408	384	384	372	420	432
Repairs and Maintenance		-	-	-	-	-	-
Other Expenses		-	-	-	-	-	-
Management fee	E	960	1,066	912	1,008	888	960
Depreciation and amortization	B	4,967	4,217	4,146	3,896	5,253	4,217
Interest Expense	C	7,149	6,070	5,967	5,607	7,560	6,070
Total Expenses		14,648	12,829	12,417	11,639	15,381	12,867

Net Income (loss) before provision for income tax		(2,648)	491	(1,017)	961	(4,281)	(867)
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$(2,648)	$491	$(1,017)	$961	$(4,281)	$(867)

The accompanying notes are integral part of these unaudited pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 8663 Ashley Way Pro Forma	Landa Series Pro Forma Totals(1)
Rental Income		$11,700	$450,756

Expenses
Real Estate Taxes		1,044	44,040
Homeowner Association Fees		-	-
Property Insurance		396	14,844
Repairs and Maintenance		-	-
Other Expenses		-	-
Management fee	E	936	36,063
Depreciation and amortization	B	3,861	144,399
Interest Expense	C	5,804	206,135
Total Expenses		12,041	445,481

Net Income (loss) before provision for income tax		(341)	5,275
Provision for income taxes	D	-	-
Net Income (loss)		$(341)	$5,275

The accompanying notes are integral part of these unaudited pro forma financial statements.

(1)	The above referenced Pro Forma Condensed Combined Statement of Operations are being presented to represent the Series that were qualified in January 2022 but were not included in the December 31, 2021 Audited Financial Statements issued as of December 31, 2021 as they were not owned by Landa App LLC until 2022. They are referenced in Footnote ten (10) Subsequent events of the December 31, 2021 Audited Financial Statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

	Notes	Landa App LLC	Landa Series 10 Oak Wood Lane Pro Forma	Landa Series 10 Windridge Drive Pro Forma	Landa Series 1000 Fox Valley Trail Pro Forma	Landa Series 1007 Leeward Way Pro Forma	Landa Series 10119 Commons Way Pro Forma
Rental Income		$-	$14,731	$12,055	$15,156	$12,672	$14,214

Expenses
Real Estate Taxes		-	1,248	1,369	2,860	1,927	2,256
Homeowner Association Fees		-	-	-	-	-	-
Property Insurance		-	864	671	874	908	1,198
Repairs and Maintenance		-	515	2,515	805	185	461
Other Expenses		-	94	361	-	-	-
Management fee	E	-	1,668	1,338	1,800	1,024	1,170
Depreciation and amortization	B	-	7,467	6,349	8,112	7,746	7,956
Interest Expense	C	-	11,451	11,539	13,409	13,507	13,790
Total Expenses		-	23,307	24,142	27,860	25,297	26,831

Net Income (loss) before provision for income tax		-	(8,576)	(12,087)	(12,704)	(12,625)	(12,617)
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$-	$(8,576)	$(12,087)	$(12,704)	$(12,625)	$(12,617)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 10121 Morris Drive SW Pro Forma	Landa Series 10183 Starr Street SW Pro Forma	Landa Series 103 Starlake Drive Pro Forma	Landa Series 104 Summerfield Drive Pro Forma	Landa Series 10433 Candlelight Rd Pro Forma	Landa Series 105 Anne Street Pro Forma
Rental Income		$11,520	$11,725	$12,849	$13,992	$13,848	$12,965

Expenses
Real Estate Taxes		1,026	1,043	1,493	2,282	2,049	973
Homeowner Association Fees		-	-	-	-	-	-
Property Insurance		382	1,074	1,009	848	693	667
Repairs and Maintenance		1,275	812	299	1,545	-	2,055
Other Expenses		-	-	-	-	-	-
Management fee	E	1,596	974	1,036	1,733	1,569	1,094
Depreciation and amortization	B	7,049	6,733	6,666	7,750	7,933	6,242
Interest Expense	C	12,521	12,077	12,055	13,503	13,759	11,390
Total Expenses		23,849	22,713	22,558	27,661	26,003	22,421

Net Income (loss) before provision for income tax		(12,329)	(10,988)	(9,709)	(13,669)	(12,155)	(9,456)
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$(12,329)	$(10,988)	$(9,709)	$(13,669)	$(12,155)	$(9,456)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 107 Oakwood Circle Pro Forma	Landa Series 109 Amberwood Lane Pro Forma	Landa Series 110 Shenandoah Drive Pro Forma	Landa Series 111 Fir Drive Pro Forma	Landa Series 1110 Parkview Drive Pro Forma	Landa Series 11187 Shannon Circle Pro Forma
Rental Income		$10,350	$10,765	$13,758	$11,646	$11,100	$12,468

Expenses
Real Estate Taxes		811	977	1,598	1,383	871	1,719
Homeowner Association Fees		-	-	-	-	-	-
Property Insurance		715	863	1,166	793	683	789
Repairs and Maintenance		-	640	2,035	-	2,538	1,548
Other Expenses		-	-	-	188	-	-
Management fee	E	1,199	891	1,133	1,440	1,284	1,648
Depreciation and amortization	B	4,497	5,056	8,095	5,825	6,487	8,098
Interest Expense	C	8,945	9,733	13,986	10,805	11,733	13,990
Total Expenses		16,167	18,160	28,013	20,434	23,596	27,792

Net Income (loss) before provision for income tax		(5,817)	(7,395)	(14,255)	(8,788)	(12,496)	(15,324)
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$(5,817)	$(7,395)	$(14,255)	$(8,788)	$(12,496)	$(15,324)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 112 Ridge Street Pro Forma	Landa Series 11322 Michelle Way Pro Forma	Landa Series 114 Starlake Drive Pro Forma	Landa Series 11447 S Grove Drive Pro Forma	Landa Series 1147 Village Way Pro Forma	Landa Series 115 Lakeview Drive Pro Forma
Rental Income		$13,909	$12,924	$13,136	$12,670	$10,998	$14,250

Expenses
Real Estate Taxes		2,210	1,497	1,477	1,621	2,390	2,182
Homeowner Association Fees		-	480	-	450	2,533	-
Property Insurance		1,117	723	713	668	870	1,063
Repairs and Maintenance		485	945	676	130	7,438	-
Other Expenses		-	-	-	-	183	-
Management fee	E	1,145	1,260	1,071	1,692	1,582	1,173
Depreciation and amortization	B	8,060	6,174	6,247	7,260	7,781	7,292
Interest Expense	C	13,937	11,294	11,405	12,815	13,545	12,860
Total Expenses		26,954	22,373	21,589	24,636	36,322	24,570

Net Income (loss) before provision for income tax		(13,045)	(9,449)	(8,453)	(11,966)	(25,324)	(10,320)
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$(13,045)	$(9,449)	$(8,453)	$(11,966)	$(25,324)	$(10,320)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 1160 Gable Terrace Pro Forma	Landa Series 1190 Kirkland Road Pro Forma	Landa Series 12 Mintz Street Pro Forma	Landa Series 120 Rosewood Drive Pro Forma	Landa Series 1201 Kilrush Drive Pro Forma
Rental Income		$14,407	$13,777	$12,256	$14,088	$26,337

Expenses
Real Estate Taxes		2,699	1,383	1,615	2,152	3,196
Homeowner Association Fees		-	-	-	-	-
Property Insurance		1,229	694	1,038	1,073	2,041
Repairs and Maintenance		1,835	8,920	909	610	1,585
Other Expenses		-	-	-	95	-
Management fee	E	1,186	1,596	1,439	1,160	2,211
Depreciation and amortization	B	7,781	8,513	6,593	7,327	15,326
Interest Expense	C	13,553	14,571	11,882	12,909	24,116
Total Expenses		28,283	35,677	23,476	25,326	48,475

Net Income (loss) before provision for income tax		(13,876)	(21,900)	(11,220)	(11,238)	(22,138)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(13,876)	$(21,900)	$(11,220)	$(11,238)	$(22,138)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 124 Libby Lane Pro Forma	Landa Series 126 E Mimosa Drive Pro Forma	Landa Series 12641 Alcovy Road Pro Forma	Landa Series 1320 Winona Avenue Pro Forma	Landa Series 133 Dove Landing Pro Forma	Landa Series 137 Southern Shores Road Pro Forma
Rental Income		$12,868	$10,306	$11,118	$3,800	$11,790	$12,457

Expenses
Real Estate Taxes		1,143	885	1,472	652	284	1,367
Homeowner Association Fees		-	-	-	-	-	-
Property Insurance		589	513	577	493	980	789
Repairs and Maintenance		1,594	95	1,790	8,060	1,206	237
Other Expenses		-	-	52	269	-	-
Management fee	E	1,550	1,361	1,478	912	971	1,138
Depreciation and amortization	B	5,837	6,350	7,989	5,204	5,405	5,830
Interest Expense	C	10,822	11,540	13,837	9,936	10,218	10,812
Total Expenses		21,535	20,744	27,195	25,526	19,064	20,173

Net Income (loss) before provision for income tax		(8,667)	(10,438)	(16,077)	(21,726)	(7,274)	(7,716)
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$(8,667)	$(10,438)	$(16,077)	$(21,726)	$(7,274)	$(7,716)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 138 Sandalwood Circle Pro Forma	Landa Series 140 High Ridge Road Pro Forma	Landa Series 141 Longstreet Circle Pro Forma	Landa Series 1443 Pebble Ridge Lane Pro Forma	Landa Series 1445 Maple Valley Court Pro Forma
Rental Income		$10,569	$12,385	$13,490	$13,752	$14,496

Expenses
Real Estate Taxes		1,140	1,516	1,511	2,040	1,253
Homeowner Association Fees		1,261	-	-	-	360
Property Insurance		613	1,023	855	775	543
Repairs and Maintenance		2,502	1,375	1,237	-	-
Other Expenses		200	-	-	-	-
Management fee	E	1,665	1,024	1,133	1,832	1,160
Depreciation and amortization	B	7,413	7,292	8,757	8,378	4,557
Interest Expense	C	11,413	12,860	14,913	14,382	9,028
Total Expenses		26,207	25,090	28,406	27,407	16,901

Net Income (loss) before provision for income tax		(15,638)	(12,705)	(14,916)	(13,655)	(2,405)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(15,638)	$(12,705)	$(14,916)	$(13,655)	$(2,405)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 146 Crystal Brook Pro Forma	Landa Series 1473 Brownleaf Drive Pro Forma	Landa Series 1485 Bola Court Pro Forma	Landa Series 1490 Diplomat Drive Pro Forma	Landa Series 153 Cliffside Court Pro Forma
Rental Income		$12,051	$11,824	$12,550	$11,025	$10,221

Expenses
Real Estate Taxes		1,659	1,395	1,348	2,818	785
Homeowner Association Fees		-	-	-	-	-
Property Insurance		540	750	871	739	670
Repairs and Maintenance		356	-	135	6,736	120
Other Expenses		-	-	95	46	-
Management fee	E	1,200	1,528	1,541	1,725	830
Depreciation and amortization	B	4,928	7,189	6,419	9,498	4,078
Interest Expense	C	9,549	12,716	11,637	15,951	8,364
Total Expenses		18,232	23,578	22,046	37,513	14,847

Net Income (loss) before provision for income tax		(6,181)	(11,754)	(9,496)	(26,488)	(4,626)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(6,181)	$(11,754)	$(9,496)	$(26,488)	$(4,626)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 157 Wells Road Pro Forma	Landa Series 160 Chimney Ridge Trail Pro Forma	Landa Series 164 Longstreet Circle Pro Forma	Landa Series 1666 W Poplar Street Pro Forma
Rental Income		$10,353	$14,012	$13,404	$12,952

Expenses
Real Estate Taxes		1,282	2,082	1,813	920
Homeowner Association Fees		-	-	-	-
Property Insurance		871	1,063	963	848
Repairs and Maintenance		2,750	4,085	185	130
Other Expenses		-	416	-	-
Management fee	E	865	1,435	1,115	1,077
Depreciation and amortization	B	5,231	7,327	7,397	5,545
Interest Expense	C	9,973	12,909	13,007	10,413
Total Expenses		20,972	29,317	24,480	18,933

Net Income (loss) before provision for income tax		(10,619)	(15,305)	(11,076)	(5,981)
Provision for income taxes	D	-	-	-	-
Net Income (loss)		$(10,619)	$(15,305)	$(11,076)	$(5,981)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 168 Brookview Drive Pro Forma	Landa Series 1683 Spoonbill Road Pro Forma	Landa Series 1689 Viceroy Way Pro Forma	Landa Series 171 Davidson Drive Pro Forma	Landa Series 1768 Glen View Way Pro Forma	Landa Series 181 Watercress Court Pro Forma
Rental Income		$13,356	$11,320	$15,720	$13,424	$7,806	$11,626

Expenses
Real Estate Taxes		1,629	1,388	3,344	1,691	1,371	1,806
Homeowner Association Fees		803	-	-	-	248	261
Property Insurance		820	931	885	781	607	835
Repairs and Maintenance		968	2,110	1,460	4,690	7,030	3,499
Other Expenses		-	620	200	236	139	432
Management fee	E	1,068	1,393	1,392	1,930	1,570	1,680
Depreciation and amortization	B	3,424	5,964	7,126	7,849	6,109	6,942
Interest Expense	C	5,951	11,001	12,628	13,641	11,278	12,371
Total Expenses		14,663	23,407	27,035	30,818	28,352	27,826

Net Income (loss) before provision for income tax		(1,307)	(12,087)	(11,315)	(17,394)	(20,546)	(16,200)
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$(1,307)	$(12,087)	$(11,315)	$(17,394)	$(20,546)	$(16,200)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 188 Timberline Road Pro Forma	Landa Series 189 Shenandoah Drive Pro Forma	Landa Series 1903 Old Concord Drive SE Pro Forma	Landa Series 195 Branchwood Drive Pro Forma	Landa Series 195 Fairclift Drive Pro Forma	Landa Series 195 Hunters Trace Pro Forma
Rental Income		$9,702	$12,683	$12,718	$13,356	$14,628	$13,045

Expenses
Real Estate Taxes		366	1,721	1,294	1,578	1,231	1,628
Homeowner Association Fees		-	-	-	-	-	-
Property Insurance		465	663	809	801	920	1,071
Repairs and Maintenance		280	4,065	990	1,190	999	276
Other Expenses		-	470	-	-	-	-
Management fee	E	799	1,288	1,052	1,655	1,221	1,543
Depreciation and amortization	B	3,309	6,349	8,024	8,268	7,292	7,643
Interest Expense	C	7,281	11,539	13,886	14,228	12,860	14,263
Total Expenses		12,500	26,095	26,055	27,720	24,523	26,424

Net Income (loss) before provision for income tax		(2,798)	(13,412)	(13,337)	(14,364)	(9,895)	(13,379)
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$(2,798)	$(13,412)	$(13,337)	$(14,364)	$(9,895)	$(13,379)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 196 Montego Circle Pro Forma	Landa Series 20 Chimney Smoke Drive Pro Forma	Landa Series 204 N Main Court Pro Forma	Landa Series 2055 Grove Way Pro Forma	Landa Series 212 Fleeta Drive Pro Forma
Rental Income		$12,853	$13,200	$13,239	$8,795	$12,565

Expenses
Real Estate Taxes		1,591	2,289	1,816	1,532	1,379
Homeowner Association Fees		-	-	-	450	-
Property Insurance		868	1,122	889	838	733
Repairs and Maintenance		-	2,110	275	1,631	3,510
Other Expenses		-	-	-	-	128
Management fee	E	1,273	1,625	1,106	1,620	1,528
Depreciation and amortization	B	6,698	7,327	5,405	6,104	5,617
Interest Expense	C	12,028	12,909	10,218	11,196	10,513
Total Expenses		22,458	27,382	19,709	23,371	23,408

Net Income (loss) before provision for income tax		(9,605)	(14,182)	(6,470)	(14,576)	(10,843)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(9,605)	$(14,182)	$(6,470)	$(14,576)	$(10,843)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 215 Central Lake Circle Pro Forma	Landa Series 217 Glenloch Court Pro Forma	Landa Series 2177 E Chester Circle SE Pro Forma	Landa Series 221 Lakeview Drive Pro Forma	Landa Series 2264 Chestnut Hill Circle Pro Forma
Rental Income		$10,118	$15,716	$15,728	$13,434	$16,572

Expenses
Real Estate Taxes		1,171	2,435	1,395	2,357	3,817
Homeowner Association Fees		-	-	-	-	-
Property Insurance		574	1,326	1,028	1,093	1,200
Repairs and Maintenance		485	2,450	495	329	2,842
Other Expenses		94	318	-	-	140
Management fee	E	1,293	1,618	1,872	1,106	1,359
Depreciation and amortization	B	6,697	8,025	8,164	7,676	10,296
Interest Expense	C	12,026	13,888	14,083	13,399	17,069
Total Expenses		22,340	30,060	27,037	25,960	36,723

Net Income (loss) before provision for income tax		(12,222)	(14,344)	(11,309)	(12,526)	(20,151)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(12,222)	$(14,344)	$(11,309)	$(12,526)	$(20,151)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 235 Lazy Hollow Lane Pro Forma	Landa Series 2425 Cornell Circle Pro Forma	Landa Series 2443 Hodges Farm Road Pro Forma	Landa Series 25 Pleasant Valley Road Pro Forma	Landa Series 253 Marco Drive Pro Forma	Landa Series 255 Countryside Lane Pro Forma
Rental Income		$13,554	$17,034	$14,442	$12,415	$11,071	$13,290

Expenses
Real Estate Taxes		1,772	2,914	1,423	2,040	360	1,575
Homeowner Association Fees		-	-	-	-	-	-
Property Insurance		1,176	1,238	1,080	901	584	1,154
Repairs and Maintenance		505	490	420	3,672	450	686
Other Expenses		-	-	-	-	-	-
Management fee	E	1,116	1,402	1,170	1,575	1,227	1,652
Depreciation and amortization	B	7,712	8,759	5,999	7,222	5,589	7,571
Interest Expense	C	13,467	14,916	11,050	12,762	10,474	13,252
Total Expenses		25,748	29,719	21,142	28,172	18,684	25,890

Net Income (loss) before provision for income tax		(12,194)	(12,685)	(6,700)	(15,757)	(7,613)	(12,600)
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$(12,194)	$(12,685)	$(6,700)	$(15,757)	$(7,613)	$(12,600)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 258 Rocky Point Road Pro Forma	Landa Series 263 Rocky Point Road Pro Forma	Landa Series 268 Brookview Drive Pro Forma	Landa Series 270 Mountain Lane Pro Forma	Landa Series 270 Mountain Way Pro Forma	Landa Series 270 Pleasant Hill Drive Pro Forma
Rental Income		$12,532	$14,544	$15,120	$13,992	$12,580	$14,317

Expenses
Real Estate Taxes		2,059	1,415	1,632	1,477	1,431	1,503
Homeowner Association Fees		-	-	803	-	-	-
Property Insurance		979	1,124	820	871	1,108	1,176
Repairs and Maintenance		4,910	727	-	-	4,102	-
Other Expenses		215	-	-	-	-	-
Management fee	E	1,109	1,221	1,210	1,644	1,740	1,558
Depreciation and amortization	B	8,235	7,082	4,164	8,461	7,362	8,294
Interest Expense	C	14,182	12,567	8,478	13,126	12,958	12,294
Total Expenses		31,689	24,136	17,107	25,579	28,701	24,825

Net Income (loss) before provision for income tax		(19,157)	(9,592)	(1,987)	(11,587)	(16,121)	(10,508)
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$(19,157)	$(9,592)	$(1,987)	$(11,587)	$(16,121)	$(10,508)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 2794 Norfair Loop Pro Forma	Landa Series 2813 Vicksburg Court Pro Forma	Landa Series 2933 Coffer Drive Pro Forma	Landa Series 30 High Ridge Road Pro Forma	Landa Series 30 Roosevelt Road Pro Forma
Rental Income		$12,231	$16,630	$11,705	$12,660	$14,499

Expenses
Real Estate Taxes		2,562	1,524	1,191	1,378	2,143
Homeowner Association Fees		-	-	-	-	-
Property Insurance		817	1,093	586	662	1,155
Repairs and Maintenance		911	725	670	2,008	390
Other Expenses		-	-	-	-	-
Management fee	E	1,330	1,376	1,345	1,599	1,560
Depreciation and amortization	B	5,615	8,969	7,161	8,803	7,257
Interest Expense	C	10,511	15,209	12,677	14,978	12,811
Total Expenses		21,746	28,896	23,630	29,428	25,316

Net Income (loss) before provision for income tax		(9,515)	(12,266)	(11,925)	(16,768)	(10,817)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(9,515)	$(12,266)	$(11,925)	$(16,768)	$(10,817)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 3011 Raintree Drive SE Pro Forma	Landa Series 304 Deerfield Drive Pro Forma	Landa Series 3043 Highway 81 S Pro Forma	Landa Series 313 Blue Heron Drive Pro Forma	Landa Series 3202 Chippewa Drive Pro Forma

Rental Income		$14,145	$8,715	$9,152	$13,550	$12,690

Expenses
Real Estate Taxes		2,107	1,782	772	2,131	1,378
Homeowner Association Fees		-	-	-	-	-
Property Insurance		1,051	841	663	1,064	1,232
Repairs and Maintenance		-	5,057	3,730	1,670	4,027
Other Expenses		-	440	240	-	376
Management fee	E	1,528	1,693	981	1,491	1,270
Depreciation and amortization	B	7,863	7,305	5,057	6,804	7,711
Interest Expense	C	13,951	13,133	9,730	12,216	13,448
Total Expenses		26,500	30,251	21,173	25,376	29,442

Net Income (loss) before provision for income tax		(12,355)	(21,536)	(12,021)	(11,826)	(16,752)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(12,355)	$(21,536)	$(12,021)	$(11,826)	$(16,752)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 35 Clay Court Pro Forma	Landa Series 350 Cadiz Lane S Pro Forma	Landa Series 351 Wesley Park Drive Pro Forma	Landa Series 3603 Manhattan Drive Pro Forma	Landa Series 3667 Patti Parkway Pro Forma
Rental Income		$14,154	$13,816	$12,233	$13,200	$18,604

Expenses
Real Estate Taxes		1,667	1,564	1,709	2,578	3,309
Homeowner Association Fees		-	-	-	-	-
Property Insurance		977	936	974	1,143	1,392
Repairs and Maintenance		3,135	1,960	1,533	-	2,641
Other Expenses		-	-	-	-	-
Management fee	E	1,631	1,160	1,459	1,777	1,562
Depreciation and amortization	B	8,719	7,012	6,488	8,584	10,296
Interest Expense	C	13,644	12,469	11,735	14,671	17,069
Total Expenses		29,773	25,101	23,898	28,753	36,269

Net Income (loss) before provision for income tax		(15,619)	(11,285)	(11,665)	(15,553)	(17,665)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(15,619)	$(11,285)	$(11,665)	$(15,553)	$(17,665)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(Unaudited)

(Continued)

	Notes	Landa Series 404 Barberry Lane Pro Forma	Landa Series 412 Kendall Lane Pro Forma	Landa Series 416 Autumn Lake Court Pro Forma	Landa Series 43 Darwin Drive Pro Forma	Landa Series 432 Manor Estates Drive Pro Forma
Rental Income		$13,336	$14,202	$13,812	$10,813	$13,980

Expenses
Real Estate Taxes		1,894	1,876	1,876	1,407	1,991
Homeowner Association Fees		-	325	250	-	-
Property Insurance		744	735	959	979	815
Repairs and Maintenance		967	362	-	1,791	-
Other Expenses		-	-	-	-	-
Management fee	E	1,205	1,187	1,593	1,218	1,439
Depreciation and amortization	B	7,295	7,644	6,663	6,209	8,204
Interest Expense	C	12,865	13,354	11,979	11,343	14,138
Total Expenses		24,970	25,483	23,320	22,947	26,587

Net Income (loss) before provision for income tax		(11,634)	(11,281)	(9,508)	(12,134)	(12,607)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(11,634)	$(11,281)	$(9,508)	$(12,134)	$(12,607)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(Unaudited)

(Continued)

	Notes	Landa Series 440 Freestone Drive Pro Forma	Landa Series 4447 Lake Breeze Drive Pro Forma	Landa Series 445 Independence Drive Pro Forma	Landa Series 449 Kara Lane Pro Forma	Landa Series 45 Blue Jay Drive Pro Forma
Rental Income		$15,852	$15,980	$14,165	$13,095	$18,955

Expenses
Real Estate Taxes		1,324	3,266	1,920	1,986	2,284
Homeowner Association Fees		-	-	-	200	-
Property Insurance		1,296	1,637	735	741	1,437
Repairs and Maintenance		1,915	255	-	589	360
Other Expenses		-	140	-	111	-
Management fee	E	1,331	1,255	1,660	1,703	1,599
Depreciation and amortization	B	8,528	9,108	7,945	7,722	9,458
Interest Expense	C	14,917	15,405	13,445	11,943	15,895
Total Expenses		29,311	31,066	25,705	24,995	31,033

Net Income (loss) before provision for income tax		(13,459)	(15,086)	(11,540)	(11,900)	(12,078)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(13,459)	$(15,086)	$(11,540)	$(11,900)	$(12,078)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(Unaudited)

(Continued)

	Notes	Landa Series 45 Laurel Way Pro Forma	Landa Series 4702 Saint James Way Pro Forma	Landa Series 4732 Pinedale Drive Pro Forma	Landa Series 497 Highway 212 Pro Forma	Landa Series 5039 East Street Pro Forma
Rental Income		$14,544	$13,200	$11,340	$10,880	$9,300

Expenses
Real Estate Taxes		1,706	2,431	1,168	1,145	923
Homeowner Association Fees		-	550	-	-	-
Property Insurance		727	878	651	756	695
Repairs and Maintenance		588	130	1,375	-	485
Other Expenses		-	-	-	-	-
Management fee	E	1,608	1,475	1,069	893	1,163
Depreciation and amortization	B	9,037	6,698	5,652	7,081	4,777
Interest Expense	C	15,305	12,035	10,562	12,564	9,337
Total Expenses		28,971	24,197	20,477	22,439	17,380

Net Income (loss) before provision for income tax		(14,427)	(10,997)	(9,137)	(11,559)	(8,080)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(14,427)	$(10,997)	$(9,137)	$(11,559)	$(8,080)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(Unaudited)

(Continued)

	Notes	Landa Series 5040 Huntshire Lane Pro Forma	Landa Series 513 Jarrett Court Pro Forma	Landa Series 5143 Pinecrest Drive SW Pro Forma	Landa Series 524 Sawmill Road Pro Forma	Landa Series 5329 Shirewick Lane Pro Forma
Rental Income		$14,917	$14,184	$11,016	$12,528	$15,725

Expenses
Real Estate Taxes		3,907	2,068	932	1,169	2,908
Homeowner Association Fees		525	-	-	-	-
Property Insurance		745	865	418	864	1,253
Repairs and Maintenance		5,738	450	1,429	4,802	1,260
Other Expenses		760	-	-	-	-
Management fee	E	2,399	1,609	1,126	1,520	1,282
Depreciation and amortization	B	13,318	7,399	5,407	7,785	8,969
Interest Expense	C	20,024	13,010	10,220	12,766	15,210
Total Expenses		47,416	25,401	19,532	28,906	30,882

Net Income (loss) before provision for income tax		(32,499)	(11,217)	(8,516)	(16,378)	(15,157)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(32,499)	$(11,217)	$(8,516)	$(16,378)	$(15,157)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(Unaudited)

(Continued)

	Notes	Landa Series 540 Cowan Road Pro Forma	Landa Series 5411 Rocky Pine Drive Pro Forma	Landa Series 55 Myrtle Grove Lane Pro Forma	Landa Series 550 Cowan Road Pro Forma	Landa Series 5581 Fox Glen Circle Pro Forma
Rental Income		$12,601	$14,283	$12,425	$11,940	$17,525

Expenses
Real Estate Taxes		1,259	2,769	1,490	1,060	4,146
Homeowner Association Fees		-	-	-	-	-
Property Insurance		780	756	1,116	730	1,769
Repairs and Maintenance		754	-	4,050	3,468	2,625
Other Expenses		-	-	232	-	-
Management fee	E	1,530	1,170	1,620	1,518	2,169
Depreciation and amortization	B	7,734	8,066	7,467	6,470	13,102
Interest Expense	C	13,480	13,945	13,105	11,285	19,562
Total Expenses		25,537	26,706	29,080	24,531	43,373

Net Income (loss) before provision for income tax		(12,936)	(12,423)	(16,655)	(12,591)	(25,848)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(12,936)	$(12,423)	$(16,655)	$(12,591)	$(25,848)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(Unaudited)

(Continued)

	Notes	Landa Series 565 Mountainview Drive Pro Forma	Landa Series 5737 Strathmoor Manor Circle Pro Forma	Landa Series 5801 Strathmoor Manor Circle Pro Forma	Landa Series 6104-6106 Oakwood Circle SW Pro Forma	Landa Series 6107 Shadow Glen Court Pro Forma
Rental Income		$12,973	$13,902	$12,301	$9,402	$10,257

Expenses
Real Estate Taxes		1,809	1,900	1,860	934	964
Homeowner Association Fees		-	852	521	-	-
Property Insurance		915	901	869	705	461
Repairs and Maintenance		3,920	120	-	-	700
Other Expenses		-	250	-	-	-
Management fee	E	1,651	997	1,577	1,478	1,478
Depreciation and amortization	B	8,165	6,279	6,558	6,069	4,953
Interest Expense	C	12,746	11,441	11,833	11,153	9,583
Total Expenses		29,206	22,740	23,218	20,339	18,139

Net Income (loss) before provision for income tax		(16,233)	(8,838)	(10,917)	(10,937)	(7,882)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(16,233)	$(8,838)	$(10,917)	$(10,937)	$(7,882)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(Unaudited)

(Continued)

	Notes	Landa Series 6111-6113 Pine Glen Circle SW Pro Forma	Landa Series 6119 Pineneedle Drive SW Pro Forma	Landa Series 615 Barshay Drive Pro Forma	Landa Series 6168 Wheat Street NE Pro Forma	Landa Series 6178 Green Acres Drive SW Pro Forma
Rental Income		$20,033	$11,572	$14,259	$9,829	$11,484

Expenses
Real Estate Taxes		904	950	1,354	670	1,360
Homeowner Association Fees		-	-	2,538	-	-
Property Insurance		752	646	1,099	462	632
Repairs and Maintenance		1,585	1,941	1,935	2,171	2,806
Other Expenses		-	119	-	-	-
Management fee	E	2,169	1,674	1,463	809	1,415
Depreciation and amortization	B	12,776	3,449	7,468	4,122	5,282
Interest Expense	C	20,544	7,477	13,138	8,455	10,055
Total Expenses		38,730	16,256	28,995	16,689	21,550

Net Income (loss) before provision for income tax		(18,697)	(4,684)	(14,736)	(6,860)	(10,066)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(18,697)	$(4,684)	$(14,736)	$(6,860)	$(10,066)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(Unaudited)

(Continued)

	Notes	Landa Series 6386 Forester Way Pro Forma	Landa Series 6404 Walnut Way Pro- Forma	Landa Series 643 Sycamore Drive Pro Forma	Landa Series 65 Freedom Court Pro Forma	Landa Series 653 Georgetown Lane Pro Forma
Rental Income		$13,420	$15,349	$14,381	$13,779	$12,164

Expenses
Real Estate Taxes		2,720	1,564	2,235	1,600	1,630
Homeowner Association Fees		-	480	-	-	500
Property Insurance		735	1,218	746	1,127	665
Repairs and Maintenance		-	200	-	-	983
Other Expenses		-	243	-	-	-
Management fee	E	1,784	1,217	1,195	1,474	1,524
Depreciation and amortization	B	7,647	7,082	6,791	7,504	7,295
Interest Expense	C	13,357	12,567	12,158	13,225	12,864
Total Expenses		26,243	24,571	23,125	24,930	25,461

Net Income (loss) before provision for income tax		(12,823)	(9,222)	(8,744)	(11,151)	(13,297)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(12,823)	$(9,222)	$(8,744)	$(11,151)	$(13,297)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP )

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(Unaudited)

(Continued)

	Notes	Landa Series 6635 Kimberly Mill Road Pro Forma	Landa Series 6653 Bedford Road Pro Forma	Landa Series 6710 Sunset Hills Boulevard Pro- Forma	Landa Series 6762 Bent Creek Drive Pro Forma	Landa Series 683 Wood Path Court Pro Forma
Rental Income		$14,629	$11,701	$12,105	$12,584	$14,952

Expenses
Real Estate Taxes		1,756	1,909	1,673	2,002	2,281
Homeowner Association Fees		-	-	300	-	-
Property Insurance		681	930	867	1,046	712
Repairs and Maintenance		516	2,320	1,260	70	320
Other Expenses		200	-	-	-	-
Management fee	E	1,676	1,483	1,008	1,359	1,728
Depreciation and amortization	B	8,671	7,048	5,720	7,082	9,187
Interest Expense	C	14,792	12,538	10,658	12,567	14,781
Total Expenses		28,292	26,228	21,486	24,126	29,009

Net Income (loss) before provision for income tax		(13,663)	(14,527)	(9,381)	(11,542)	(14,057)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(13,663)	$(14,527)	$(9,381)	$(11,542)	$(14,057)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 70 Shenandoah Lane Pro Forma	Landa Series 709 Georgetown Court Pro Forma	Landa Series 7107 Geiger Street NW Pro Forma	Landa Series 7205 Lakeview Drive SW Pro Forma	Landa Series 750 Georgetown Court Pro Forma	Landa Series 752 Chestnut Drive Pro Forma
Rental Income		$13,665	$13,822	$10,052	$13,794	$12,704	$10,309

Expenses
Real Estate Taxes		1,920	1,711	318	1,328	1,730	665
Homeowner Association Fees		-	831	-	-	801	-
Property Insurance		874	649	490	831	860	491
Repairs and Maintenance		2,300	1,312	559	185	-	470
Other Expenses		-	-	119	-	-	-
Management fee	E	1,697	1,611	1,024	1,751	1,068	866
Depreciation and amortization	B	8,897	6,979	3,274	7,501	5,405	4,463
Interest Expense	C	15,109	12,423	7,232	13,154	10,217	8,898
Total Expenses		30,797	25,516	13,016	24,750	20,081	15,853

Net Income (loss) before provision for income tax		(17,132)	(11,694)	(2,964)	(10,956)	(7,377)	(5,544)
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$(17,132)	$(11,694)	$(2,964)	$(10,956)	$(7,377)	$(5,544)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 773 Villa Way Pro Forma	Landa Series 7781 Mountain Creek Way Pro Forma	Landa Series 7950 Woodlake Drive Pro Forma	Landa Series 80 High Ridge Road Pro Forma	Landa Series 800 Mills Drive Pro Forma
Rental Income		$11,724	$14,445	$12,678	$12,475	$13,942

Expenses
Real Estate Taxes		1,404	2,161	1,825	1,826	1,404
Homeowner Association Fees		880	-	-	-	-
Property Insurance		429	1,128	858	1,038	778
Repairs and Maintenance		12,916	2,890	2,832	5,694	-
Other Expenses		-	200	38	127	-
Management fee	E	938	1,181	1,258	1,296	1,596
Depreciation and amortization	B	2,893	7,783	6,174	7,816	8,932
Interest Expense	C	5,393	13,549	11,294	13,594	15,158
Total Expenses		24,853	28,892	24,279	31,391	27,868

Net Income (loss) before provision for income tax		(13,129)	(14,447)	(11,601)	(18,916)	(13,926)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(13,129)	$(14,447)	$(11,601)	$(18,916)	$(13,926)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 808 Hillandale Lane Pro Forma	Landa Series 8110 Devonshire Drive Pro Forma	Landa Series 8121 Spillers Drive SW Pro Forma	Landa Series 8233 Creekline Court Pro Forma	Landa Series 8302 Sterling Lakes Drive Pro Forma
Rental Income		$15,225	$11,355	$11,136	$11,832	$13,871

Expenses
Real Estate Taxes		2,277	906	752	2,009	1,806
Homeowner Association Fees		1,355	-	-	-	200
Property Insurance		911	500	414	728	1,351
Repairs and Maintenance		1,335	3,470	360	5,908	1,553
Other Expenses		-	296	-	-	-
Management fee	E	1,289	1,419	1,170	960	1,513
Depreciation and amortization	B	7,258	4,953	5,980	7,417	7,921
Interest Expense	C	12,840	9,583	11,023	13,214	13,741
Total Expenses		27,265	21,127	19,699	30,236	28,085

Net Income (loss) before provision for income tax		(12,040)	(9,772)	(8,563)	(18,404)	(14,214)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(12,040)	$(9,772)	$(8,563)	$(18,404)	$(14,214)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 843 Tramore Drive Pro Forma	Landa Series 85 Kirkland Court Pro- Forma	Landa Series 85 Thorn Thicket Way Pro Forma	Landa Series 8658 Ashley Way Pro Forma	Landa Series 8667 Ashley Way Pro Forma	Landa Series 8671 Ashley Way Pro Forma
Rental Income		$19,200	$14,128	$14,093	$14,400	$13,200	$12,600

Expenses
Real Estate Taxes		2,130	1,848	2,036	1,065	979	979
Homeowner Association Fees		-	-	-	-	-	-
Property Insurance		472	1,168	887	365	372	374
Repairs and Maintenance		388	4,548	285	587	8,287	798
Other Expenses		-	384	200	-	-	-
Management fee	E	1,536	1,701	1,189	1,152	1,056	1,008
Depreciation and amortization	B	4,720	8,759	7,573	4,220	3,432	4,370
Interest Expense	C	8,797	14,916	13,255	8,591	6,153	9,035
Total Expenses		18,043	33,324	25,425	15,980	20,279	16,564

Net Income (loss) before provision for income tax		1,157	(19,196)	(11,332)	(1,580)	(7,079)	(3,964)
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$1,157	$(19,196)	$(11,332)	$(1,580)	$(7,079)	$(3,964)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 8676 Ashley Way Pro Forma	Landa Series 8691 Ashley Way Pro- Forma	Landa Series 8692 Ashley Way Pro- Forma	Landa Series 8693 Ashley Way Pro- Forma	Landa Series 8694 Ashley Way Pro- Forma	Landa Series 8697 Ashley Way Pro Forma
Rental Income		$12,600	$13,800	$13,800	$14,400	$13,800	$11,400

Expenses
Real Estate Taxes		1,166	1,354	1,487	1,349	1,316	1,275
Homeowner Association Fees		-	-	-	-	-	-
Property Insurance		397	457	428	439	412	421
Repairs and Maintenance		17,214	641	420	-	1,205	9,040
Other Expenses		-	-	-	-	-	-
Management fee	E	1,008	1,104	1,104	1,152	1,104	912
Depreciation and amortization	B	4,213	2,858	3,382	4,172	4,568	4,863
Interest Expense	C	9,256	6,685	6,564	9,921	9,045	9,831
Total Expenses		33,254	13,099	13,385	17,033	17,650	26,342

Net Income (loss) before provision for income tax		(20,654)	701	415	(2,633)	(3,850)	(14,942)
Provision for income taxes	D	-	-	-	-	-	-
Net Income (loss)		$(20,654)	$701	$415	$(2,633)	$(3,850)	$(14,942)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 8819 Leafwood Court Pro Forma	Landa Series 8855 Rugby Court Pro- Forma	Landa Series 9020 Sterling Ridge Lane Pro Forma	Landa Series 9150 Spillers Drive SW Pro Forma	Landa Series 925 Mote Road Pro Forma
Rental Income		$11,520	$10,681	$12,650	$11,790	$12,113

Expenses
Real Estate Taxes		1,606	1,388	1,567	1,615	1,267
Homeowner Association Fees		-	-	-	-	-
Property Insurance		783	523	837	960	596
Repairs and Maintenance		145	5,403	328	555	170
Other Expenses		-	302	-	-	-
Management fee	E	1,515	1,084	1,580	950	1,683
Depreciation and amortization	B	7,190	5,232	6,612	6,244	8,128
Interest Expense	C	12,717	9,975	10,650	11,392	14,032
Total Expenses		23,956	23,907	21,574	21,716	25,876

Net Income (loss) before provision for income tax		(12,436)	(13,226)	(8,924)	(9,926)	(13,763)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(12,436)	$(13,226)	$(8,924)	$(9,926)	$(13,763)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 9409 Forest Knoll Drive Pro Forma	Landa Series 9434 Cedar Creek Place Pro Forma	Landa Series 9597 Pintail Trail Pro Forma	Landa Series 974 Laurel Street Pro Forma	Landa Series 1701 Summerwoods Lane Pro Forma
Rental Income		$13,820	$15,130	$13,072	$10,812	$11,638

Expenses
Real Estate Taxes		1,937	2,269	2,300	1,505	1,774
Homeowner Association Fees		-	-	-	-	600
Property Insurance		794	1,109	738	700	360
Repairs and Maintenance		70	1,375	1,181	210	898
Other Expenses		-	-	-	-	-
Management fee	E	1,713	1,252	1,073	1,355	958
Depreciation and amortization	B	7,994	8,760	7,783	7,017	5,538
Interest Expense	C	13,844	14,930	13,558	12,523	7,758
Total Expenses		26,352	29,695	26,633	23,310	17,886

Net Income (loss) before provision for income tax		(12,532)	(14,565)	(13,561)	(12,498)	(6,248)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(12,532)	$(14,565)	$(13,561)	$(12,498)	$(6,248)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(Continued)

	Notes	Landa Series 1741 Park Lane Pro Forma	Total Pro Forma Condensed Combined Statement of Operations
Rental Income		$8,700	$2,358,518

Expenses
Real Estate Taxes		1,814	302,945
Homeowner Association Fees		-	19,357
Property Insurance		420	152,139
Repairs and Maintenance		881	310,110
Other Expenses		-	9,768
Management fee	E	731	247,086
Depreciation and amortization	B	6,267	1,261,868
Interest Expense	C	8,779	2,223,649
Total Expenses		18,892	4,526,922

Net Income (loss) before provision for income tax		(10,192)	(2,168,404)
Provision for income taxes	D	-	-
Net Income (loss)		$(10,192)	$(2,168,404)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF OPERATIONS PER FORM 1-K/A

FOR THE YEAR ENDED DECEMBER 31, 2021

(AUDITED)

	Notes	Landa Series 115 Sardis Street	Landa Series 1394 Oakview Circle	Landa Series 1701 Summerwoods Lane	Landa Series 1741 Summerwoods Lane	Landa Series 209 Timber Wolf Trail	Landa Series 2505 Oak Circle
Rental Income		$9,700	$9,300	$11,590	$8,700	$9,300	$9,552

Expenses
Real Estate Taxes		943	1,567	1,774	1,813	830	1,077
Homeowner Association Fees		-	-	660	-	335	-
Property Insurance		445	363	388	476	439	417
Repairs and Maintenance		3,889	-	948	881	-	4,543
Other Expenses		-	4	-	-	-	-
Management fee	E	776	744	927	696	744	764
Advertising		-	-	-	-	-	260
Bad debt expense		-	-	-	-	-	1,997
Depreciation and amortization	B	3,967	2,223	2,790	3,793	3,437	3,050
Interest Expense	C	2,880	1,466	1,596	2,468	2,154	1,511

Total Expenses		12,900	6,367	9,083	10,127	7,939	13,619

Net Income (loss) before provision for income tax		(3,200)	2,933	2,507	(1,427)	1,361	(4,067)
Provision for income taxes	D	-	733	627	-	340	-
Net Income (loss)		$(3,200)	$2,200	$1,880	$(1,427)	$1,021	$(4,067)

The accompanying notes are an integral part of these financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF OPERATIONS PER FORM 1-K/A

FOR THE YEAR ENDED DECEMBER 31, 2021

(AUDITED)

(Continued)

	Notes	Landa Series 271 Timber Wolf Trail	Landa Series 29 Holly Grove	Total Combined Statement of Operations per Form 1-K/A
Rental Income		$11,832	$8,480	$78,454

Expenses
Real Estate Taxes		862	1,331	10,197
Homeowner Association Fees		335	-	1,330
Property Insurance		444	388	3,360
Repairs and Maintenance		-	1,907	12,168
Other Expenses		-	-	4
Management fee	E	924	679	6,254
Advertising		-	-	260
Bad debt expense		-	-	1,997
Depreciation and amortization	B	3,782	3,073	26,115
Interest Expense	C	2,474	1,683	16,232

Total Expenses		8,821	9,061	77,917

Net Income (loss) before provision for income tax		3,011	(581)	537
Provision for income taxes	D	753	-	2,453
Net Income (loss)		$2,258	$(581)	$(1,916)

The accompanying notes are an integral part of these financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

AND COMBINED STATEMENT OF OPERATIONS PER FORM 1-K/A

FOR THE YEAR ENDED DECEMBER 31, 2021

	Notes	Pro Forma Condensed Statement of Operations (1)	Pro Forma Condensed Statement of Operations	Combined Statement of Operations per 1-K/A	Less: Landa Series 1701 Summerwoods Lane (2)	Less: Landa Series 1741 Park Lane (2)	Total Pro Forma Condensed Statement of Operations and Total Combined Statement of Operations per 1-K/A
Rental Income		$450,756	$2,358,518	$78,454	$(11,590)	$(8,700)	$2,867,438

Expenses
Real Estate Taxes		44,040	302,945	10,197	(1,774)	(1,813)	353,595
Homeowner Association Fees		-	19,357	1,330	(660)	-	20,027
Property Insurance		14,844	152,139	3,360	(388)	(476)	169,479
Repairs and Maintenance		-	310,110	12,168	(948)	(881)	320,449
Other Expenses		-	9,768	4	-	-	9,772
Management fee	E	36,063	247,086	6,254	(927)	(696)	287,780
Advertising		-	-	260	-	-	260
Bad debt expense		-	-	1,997	-	-	1,997
Depreciation and amortization	B	144,399	1,261,868	26,115	(2,790)	(3,793)	1,425,799
Interest Expense	C	206,135	2,223,649	16,232	(1,596)	(2,468)	2,441,952

Total Expenses		445,481	4,526,922	77,917	(9,083)	(10,127)	5,031,110

Net Income (loss) before provision for income tax		5,275	(2,168,404)	537	(2,507)	1,427	(2,163,672)

Provision for income taxes	D	-	-	2,453	(627)	-	1,826

Net Income (loss)		$5,275	$(2,168,404)	$(1,916)	$(1,880)	$1,427	$(2,165,498)

(1)	The above referenced Pro Forma Condensed Combined Statement of Operations are being presented to represent the Series that were qualified in January 2022 but were not included in the December 31, 2021 Audited Financial Statements issued as of December 31, 2021 as they were not owned by Landa App LLC until 2022. They are referenced in Footnote ten (10) Subsequent events of the December 31, 2021 Audited Financial Statements.

(2)	Landa Series 1701 Summerwoods Lane and Landa Series 1741 Park Lane are both Series that were previously qualified and subsequently closed their offering on September 3, 2021. Both Series are being offered as “New” Series in this Offering Circular. The Company previously filed a separate offering statement for the offer and sale of shares of forty-five (45) separate Series of the Company (the “Separate Offering Series”). Of these forty-five (45) offerings of Separate Offering Series, five (5) were withdrawn before any shares of such Separate Offering Series were issued, and two were previously liquidated when their underlying property was sold to Landa Properties: Landa Series 1701 Summerwoods Lane and Landa Series 1741 Park Lane (the “Previously Liquidated Series”). The Company is now offering new Shares of the Previously Liquidated Series as part of the offering pursuant to this Offering Circular.

Notes:

B	Reflects adjustments related to the closing of property acquisitions, including the closing costs primarily consisting of the acquisition fees and property due diligence fees and the related building depreciation for the periods presented.

C

For the Prior Series (as defined and indicated on the Master Series Table), the Acquisition Notes have previously been refinanced and the rate and interest expense can be found in the Company’s Form 1-K/A and Form 1-SA incorporated by reference in this filing.

For the New Series (as defined and indicated on the Master Series Table), a portion of the Acquisition Notes are expected to be refinanced at the closing of the offering with a Refinance Note at a market rate of interest that is expected to be in the range of 7% to 10% per annum, that will be secured by the property and mature between one (1) and five (5) years after the refinancing. The Refinance Notes are anticipated to have principal amounts that (i) are less than the Acquisition Notes and (ii) represent a loan to value ratio of approximately 65% of the original purchase price of each series.

The table below represents the interest expense and Net Income/(Loss) per New Series based on (i) each Refinance Note (x) having a principal amount equal to 65% of the original purchase price of each series and (y) having either a 7% and 10% interest rate; and (ii) each Acquisition Note (x) being partially paid down by the Refinance Note and having a remaining principal amount equal to the original Acquisition Note less the Refinance Note and (y) having an interest rate equal to 4.5%.

	Proposed Refinance	Remaining Acquisition	Total 6 Mos Interest Expense @	June Proforma	Total 6 Mos Interest Expense @	June Proforma
Series Name	Note	Note	7% (1)	Income/(Loss)	10% (1)	Income/(Loss)
Landa Series 10 Oak Wood Lane	$152,673	$101,782	$7,634	$(13,167)	$9,924	$(14,567)
Landa Series 10 Windridge Drive	$153,853	$102,569	$7,693	$(5,850)	$10,000	$(7,260)
Landa Series 1000 Fox Valley Trail	$178,791	$119,194	$8,940	$(15,457)	$11,621	$(17,096)
Landa Series 1007 Leeward Way	$180,094	$120,063	$9,005	$(10,891)	$11,706	$(12,542)
Landa Series 10119 Commons Way	$183,870	$122,580	$9,193	$(8,938)	$11,952	$(10,623)
Landa Series 10121 Morris Drive SW	$166,941	$111,294	$8,347	$(14,253)	$10,851	$(15,783)
Landa Series 10183 Starr Street SW	$161,030	$107,353	$8,051	$(7,521)	$10,467	$(8,997)
Landa Series 103 Starlake Drive	$160,730	$107,153	$8,036	$(7,336)	$10,447	$(8,809)
Landa Series 104 Summerfield Drive	$180,035	$120,024	$9,002	$(14,121)	$11,702	$(15,771)
Landa Series 10433 Candlelight Road	$183,454	$122,303	$9,173	$(5,967)	$11,925	$(7,649)
Landa Series 105 Anne Street	$151,869	$101,246	$7,593	$(11,598)	$9,871	$(12,990)
Landa Series 107 Oakwood Circle	$119,269	$79,512	$5,963	$(3,722)	$7,752	$(4,815)
Landa Series 109 Amberwood Lane	$129,770	$86,513	$6,489	$(5,337)	$8,435	$(6,527)
Landa Series 110 Shenandoah Drive	$186,478	$124,319	$9,324	$(10,171)	$12,121	$(11,880)
Landa Series 111 Fir Drive	$144,064	$96,042	$7,203	$(8,898)	$9,364	$(10,219)
Landa Series 1110 Parkview Drive	$156,436	$104,291	$7,822	$(11,444)	$10,168	$(12,878)
Landa Series 11187 Shannon Circle	$186,531	$124,354	$9,327	$(7,614)	$12,125	$(9,324)
Landa Series 112 Ridge Street	$185,825	$123,884	$9,291	$(10,425)	$12,079	$(12,128)
Landa Series 11322 Michelle Way	$150,589	$100,393	$7,529	$(6,577)	$9,788	$(7,957)
Landa Series 114 Starlake Drive	$152,062	$101,375	$7,603	$(6,206)	$9,884	$(7,600)
Landa Series 11447 S Grove Drive	$170,869	$113,913	$8,543	$(6,269)	$11,106	$(7,835)
Landa Series 1147 Village Way	$180,606	$120,404	$9,030	$(13,103)	$11,739	$(14,759)

	Proposed Refinance	Remaining Acquisition	Total 6 Mos Interest Expense @	June Proforma	Total 6 Mos Interest Expense @	June Proforma
Series Name	Note	Note	7% (1)	Income/(Loss)	10% (1)	Income/(Loss)
Landa Series 115 Lakeview Drive	$171,472	$114,314	$8,574	$(7,839)	$11,146	$(9,410)
Landa Series 1160 Gable Terrace	$180,705	$120,470	$9,035	$(9,827)	$11,746	$(11,483)
Landa Series 1190 Kirkland Road	$194,275	$129,516	$9,714	$(8,223)	$12,628	$(10,004)
Landa Series 12 Mintz Street	$158,421	$105,614	$7,921	$(6,653)	$10,297	$(8,106)
Landa Series 120 Rosewood Drive	$172,124	$114,749	$8,606	$(7,956)	$11,188	$(9,533)
Landa Series 1201 Kilrush Drive	$321,552	$214,368	$16,078	$(15,725)	$20,901	$(18,673)
Landa Series 124 Libby Lane	$144,291	$96,194	$7,215	$(9,965)	$9,379	$(11,288)
Landa Series 126 E Mimosa Drive	$153,871	$102,580	$7,694	$(11,320)	$10,002	$(12,730)
Landa Series 12641 Alcovy Road	$184,489	$122,992	$9,224	$(7,751)	$11,992	$(9,442)
Landa Series 1320 Winona Avenue	$132,477	$88,318	$6,624	$(5,525)	$8,611	$(6,739)
Landa Series 133 Dove Landing	$136,235	$90,823	$6,812	$(7,887)	$8,855	$(9,135)
Landa Series 137 Southern Shores Road	$144,161	$96,107	$7,208	$(5,913)	$9,370	$(7,234)
Landa Series 138 Sandalwood Circle	$152,170	$101,446	$7,608	$(34,174)	$9,891	$(35,569)
Landa Series 140 High Ridge Road	$171,470	$114,313	$8,574	$(8,330)	$11,146	$(9,901)
Landa Series 141 Longstreet Circle	$198,841	$132,561	$9,942	$(9,571)	$12,925	$(11,394)
Landa Series 1443 Pebble Ridge Lane	$191,766	$127,844	$9,588	$(12,551)	$12,465	$(14,309)
Landa Series 1445 Maple Valley Court	$120,379	$80,253	$6,019	$(3,867)	$7,825	$(4,970)
Landa Series 146 Crystal Brook	$127,320	$84,880	$6,366	$(4,381)	$8,276	$(5,548)
Landa Series 1473 Brownleaf Drive	$169,553	$113,035	$8,478	$(7,906)	$11,021	$(9,461)
Landa Series 1485 Bola Court	$155,158	$103,439	$7,758	$(5,080)	$10,085	$(6,502)
Landa Series 1490 Diplomat Drive	$212,682	$141,788	$10,634	$(15,739)	$13,824	$(17,689)
Landa Series 153 Cliffside Court	$111,514	$74,342	$5,576	$(4,227)	$7,248	$(5,250)
Landa Series 157 Wells Road	$132,972	$88,648	$6,649	$(5,927)	$8,643	$(7,146)
Landa Series 160 Chimney Ridge Trail	$172,124	$114,749	$8,606	$(6,357)	$11,188	$(7,934)

	Proposed Refinance	Remaining Acquisition	Total 6 Mos Interest Expense @	June Proforma	Total 6 Mos Interest Expense @	June Proforma
Series Name	Note	Note	7% (1)	Income/(Loss)	10% (1)	Income/(Loss)
Landa Series 164 Longstreet Circle	$173,429	$115,619	$8,671	$(8,156)	$11,273	$(9,745)
Landa Series 1666 W Poplar Street	$138,843	$92,562	$6,942	$(4,980)	$9,025	$(6,253)
Landa Series 168 Brookview Drive	$79,346	$52,897	$3,967	$(26,222)	$5,157	$(26,949)
Landa Series 1683 Spoonbill Road	$146,675	$97,783	$7,334	$(11,525)	$9,534	$(12,870)
Landa Series 1689 Viceroy Way	$168,377	$112,251	$8,419	$(7,370)	$10,944	$(8,913)
Landa Series 171 Davidson Drive	$181,879	$121,253	$9,094	$(13,872)	$11,822	$(15,540)
Landa Series 1768 Glen View Way	$150,372	$100,248	$7,519	$(7,949)	$9,774	$(9,327)
Landa Series 181 Watercress Court	$164,945	$109,963	$8,247	$(9,798)	$10,721	$(11,310)
Landa Series 188 Timberline Road	$97,081	$64,721	$4,854	$(2,654)	$6,310	$(3,544)
Landa Series 189 Shenandoah Drive	$153,852	$102,568	$7,693	$(6,093)	$10,000	$(7,503)
Landa Series 1903 Old Concord Drive SE	$185,141	$123,427	$9,257	$(9,243)	$12,034	$(10,940)
Landa Series 195 Branchwood Drive	$189,708	$126,472	$9,485	$(16,648)	$12,331	$(18,387)
Landa Series 195 Fairclift Drive	$171,472	$114,314	$8,574	$(7,087)	$11,146	$(8,658)
Landa Series 195 Hunters Trace	$190,173	$126,782	$9,509	$(31,584)	$12,361	$(33,327)
Landa Series 196 Montego Circle	$160,377	$106,918	$8,019	$(6,003)	$10,425	$(7,473)
Landa Series 20 Chimney Smoke Drive	$172,124	$114,749	$8,606	$(9,244)	$11,188	$(10,821)
Landa Series 204 N Main Court	$136,235	$90,823	$6,812	$(5,787)	$8,855	$(7,035)
Landa Series 2055 Grove Way	$149,285	$99,524	$7,464	$(14,033)	$9,704	$(15,401)
Landa Series 212 Fleeta Drive	$140,179	$93,453	$7,009	$(5,736)	$9,112	$(7,021)
Landa Series 215 Central Lake Circle	$160,351	$106,900	$8,018	$(10,608)	$10,423	$(12,078)
Landa Series 217 Glenloch Court	$185,173	$123,449	$9,259	$(7,188)	$12,036	$(8,885)
Landa Series 2177 E Chester Circle SE	$187,770	$125,180	$9,389	$(10,835)	$12,205	$(12,557)
Landa Series 221 Lakeview Drive	$178,649	$119,100	$8,932	$(8,571)	$11,612	$(10,209)
Landa Series 2264 Chestnut Hill Circle	$227,588	$151,725	$11,379	$(12,182)	$14,793	$(14,269)

	Proposed Refinance	Remaining Acquisition	Total 6 Mos Interest Expense @	June Proforma	Total 6 Mos Interest Expense @	June Proforma
Series Name	Note	Note	7% (1)	Income/(Loss)	10% (1)	Income/(Loss)
Landa Series 235 Lazy Hollow Lane	$179,556	$119,704	$8,978	$(9,037)	$11,671	$(10,683)
Landa Series 2425 Cornell Circle	$198,879	$132,586	$9,944	$(9,244)	$12,927	$(11,067)
Landa Series 2443 Hodges Farm Road	$147,328	$98,218	$7,366	$(5,439)	$9,576	$(6,790)
Landa Series 25 Pleasant Valley Road	$170,165	$113,443	$8,508	$(8,021)	$11,061	$(9,581)
Landa Series 253 Marco Drive	$139,657	$93,104	$6,983	$(6,048)	$9,078	$(7,329)
Landa Series 255 Countryside Lane	$176,692	$117,795	$8,835	$(6,471)	$11,485	$(8,091)
Landa Series 258 Rocky Point Road	$189,088	$126,059	$9,454	$(10,242)	$12,291	$(11,975)
Landa Series 263 Rocky Point Road	$167,556	$111,704	$8,378	$(15,574)	$10,891	$(17,110)
Landa Series 268 Brookview Drive	$113,045	$75,363	$5,652	$(2,509)	$7,348	$(3,546)
Landa Series 270 Mountain Lane	$175,010	$116,673	$8,750	$(16,293)	$11,376	$(17,897)
Landa Series 270 Mountain Way	$172,777	$115,184	$8,639	$(10,638)	$11,230	$(12,221)
Landa Series 270 Pleasant Hill Drive	$163,925	$109,283	$8,196	$(22,783)	$10,655	$(24,286)
Landa Series 2794 Norfair Loop	$140,150	$93,433	$7,007	$(5,599)	$9,110	$(6,884)
Landa Series 2813 Vicksburg Court	$202,791	$135,194	$10,140	$(8,936)	$13,181	$(10,795)
Landa Series 2933 Coffer Drive	$169,029	$112,686	$8,451	$(6,446)	$10,987	$(7,995)
Landa Series 30 High Ridge Road	$199,707	$133,138	$9,985	$(8,831)	$12,981	$(10,662)
Landa Series 30 Roosevelt Road	$170,818	$113,878	$8,541	$(14,085)	$11,103	$(15,650)
Landa Series 3011 Raintree Drive SE	$186,008	$124,005	$9,300	$(16,541)	$12,091	$(18,246)
Landa Series 304 Deerfield Drive	$175,107	$116,738	$8,755	$(36,100)	$11,382	$(37,705)
Landa Series 3043 Highway 81 S	$129,735	$86,490	$6,487	$(5,122)	$8,433	$(6,312)
Landa Series 313 Blue Heron Drive	$162,874	$108,583	$8,144	$(12,731)	$10,587	$(14,224)
Landa Series 3202 Chippewa Drive	$179,301	$119,534	$8,965	$(11,638)	$11,655	$(13,282)
Landa Series 35 Clay Court	$181,918	$121,279	$9,096	$(15,258)	$11,825	$(16,926)
Landa Series 350 Cadiz Lane S	$166,250	$110,833	$8,312	$(7,146)	$10,806	$(8,670)

	Proposed Refinance	Remaining Acquisition	Total 6 Mos Interest Expense @	June Proforma	Total 6 Mos Interest Expense @	June Proforma
Series Name	Note	Note	7% (1)	Income/(Loss)	10% (1)	Income/(Loss)
Landa Series 351 Wesley Park Drive	$156,462	$104,308	$7,823	$(8,524)	$10,170	$(9,959)
Landa Series 3603 Manhattan Drive	$195,616	$130,411	$9,781	$(16,632)	$12,715	$(18,425)
Landa Series 3667 Patti Parkway	$227,590	$151,727	$11,380	$(16,862)	$14,793	$(18,949)
Landa Series 404 Barberry Lane	$171,535	$114,357	$8,577	$(7,784)	$11,150	$(9,356)
Landa Series 412 Kendall Lane	$178,058	$118,705	$8,903	$(8,325)	$11,574	$(9,958)
Landa Series 416 Autumn Lake Court	$159,726	$106,484	$7,986	$(6,385)	$10,382	$(7,849)
Landa Series 43 Darwin Drive	$151,242	$100,828	$7,562	$(6,567)	$9,831	$(7,953)
Landa Series 432 Manor Estates Drive	$188,502	$125,668	$9,425	$(8,320)	$12,253	$(10,048)
Landa Series 440 Freestone Drive	$198,898	$132,598	$9,945	$(15,092)	$12,928	$(16,916)
Landa Series 4447 Lake Breeze Drive	$205,404	$136,936	$10,270	$(10,382)	$13,351	$(12,265)
Landa Series 445 Independence Drive	$179,268	$119,512	$8,963	$(13,696)	$11,652	$(15,339)
Landa Series 449 Kara Lane	$159,241	$106,161	$7,962	$(13,191)	$10,351	$(14,651)
Landa Series 45 Blue Jay Drive	$211,927	$141,285	$10,596	$(8,923)	$13,775	$(10,866)
Landa Series 45 Laurel Way	$204,060	$136,040	$10,203	$(8,440)	$13,264	$(10,311)
Landa Series 4702 Saint James Way	$160,472	$106,981	$8,024	$(9,201)	$10,431	$(10,672)
Landa Series 4732 Pinedale Drive	$140,831	$93,888	$7,042	$(18,741)	$9,154	$(20,032)
Landa Series 497 Highway 212	$167,527	$111,684	$8,376	$(8,598)	$10,889	$(10,134)
Landa Series 5039 East Street	$124,489	$82,993	$6,224	$(7,052)	$8,092	$(8,193)
Landa Series 5040 Huntshire Lane	$266,991	$177,994	$13,350	$(25,969)	$17,354	$(28,416)
Landa Series 513 Jarrett Court	$173,468	$115,645	$8,673	$(15,462)	$11,275	$(17,052)
Landa Series 5143 Pinecrest Drive SW	$136,262	$90,842	$6,813	$(10,286)	$8,857	$(11,535)
Landa Series 524 Sawmill Road	$170,208	$113,472	$8,510	$(15,031)	$11,063	$(16,592)
Landa Series 5329 Shirewick Lane	$202,794	$135,196	$10,140	$(10,087)	$13,182	$(11,946)
Landa Series 540 Cowan Road	$179,734	$119,823	$8,987	$(7,095)	$11,683	$(8,743)
Landa Series 5411 Rocky Pine Drive	$185,931	$123,954	$9,297	$(9,367)	$12,086	$(11,071)
Landa Series 55 Myrtle Grove Lane	$174,734	$116,489	$8,737	$(9,213)	$11,358	$(10,815)

	Proposed Refinance	Remaining Acquisition	Total 6 Mos Interest Expense @	June Proforma	Total 6 Mos Interest Expense @	June Proforma
Series Name	Note	Note	7% (1)	Income/(Loss)	10% (1)	Income/(Loss)
Landa Series 550 Cowan Road	$150,470	$100,313	$7,523	$(13,786)	$9,781	$(15,165)
Landa Series 5581 Fox Glen Circle	$260,829	$173,886	$13,041	$(46,245)	$16,954	$(48,636)
Landa Series 565 Mountainview Drive	$169,941	$113,294	$8,497	$(15,931)	$11,046	$(17,488)
Landa Series 5737 Strathmoor Manor Circle	$152,548	$101,699	$7,627	$(10,995)	$9,916	$(12,393)
Landa Series 5801 Strathmoor Manor Circle	$157,767	$105,178	$7,888	$(12,931)	$10,255	$(14,378)
Landa Series 6104-6106 Oakwood Circle SW	$148,712	$99,141	$7,436	$(3,836)	$9,666	$(5,200)
Landa Series 6107 Shadow Glen Court	$127,777	$85,185	$6,389	$(8,391)	$8,305	$(9,562)
Landa Series 6111-6113 Pine Glen Circle SW	$273,918	$182,612	$13,696	$(16,415)	$17,805	$(18,926)
Landa Series 6119 Pineneedle Drive SW	$99,693	$66,462	$4,985	$(4,817)	$6,480	$(5,731)
Landa Series 615 Barshay Drive	$175,178	$116,786	$8,759	$(6,965)	$11,387	$(8,570)
Landa Series 6168 Wheat Street NE	$112,739	$75,159	$5,637	$(5,680)	$7,328	$(6,713)
Landa Series 6178 Green Acres Drive SW	$134,061	$89,374	$6,703	$(8,925)	$8,714	$(10,154)
Landa Series 6386 Forester Way	$178,100	$118,733	$8,905	$(11,743)	$11,576	$(13,376)
Landa Series 6404 Walnut Way	$167,556	$111,704	$8,378	$(7,311)	$10,891	$(8,847)
Landa Series 643 Sycamore Drive	$162,111	$108,074	$8,106	$(7,847)	$10,537	$(9,333)
Landa Series 65 Freedom Court	$176,331	$117,554	$8,817	$(6,533)	$11,461	$(8,149)
Landa Series 653 Georgetown Lane	$171,522	$114,348	$8,576	$(8,018)	$11,149	$(9,590)
Landa Series 6635 Kimberly Mill Road	$197,227	$131,485	$9,861	$(14,868)	$12,820	$(16,676)
Landa Series 6653 Bedford Road	$167,174	$111,449	$8,359	$(14,776)	$10,866	$(16,308)
Landa Series 6710 Sunset Hills Boulevard	$142,107	$94,738	$7,105	$(6,206)	$9,237	$(7,509)
Landa Series 6762 Bent Creek Drive	$167,555	$111,703	$8,378	$(14,780)	$10,891	$(16,316)
Landa Series 683 Wood Path Court	$197,085	$131,390	$9,854	$(18,059)	$12,811	$(19,866)

	Proposed Refinance	Remaining Acquisition	Total 6 Mos Interest Expense @	June Proforma	Total 6 Mos Interest Expense @	June Proforma
Series Name	Note	Note	7% (1)	Income/(Loss)	10% (1)	Income/(Loss)
Landa Series 70 Shenandoah Lane	$201,451	$134,300	$10,073	$(12,329)	$13,094	$(14,176)
Landa Series 709 Georgetown Court	$165,635	$110,423	$8,282	$(14,055)	$10,766	$(15,573)
Landa Series 7107 Geiger Street NW	$96,429	$64,286	$4,821	$(5,462)	$6,268	$(6,346)
Landa Series 7205 Lakeview Drive SW	$175,387	$116,924	$8,769	$(11,865)	$11,400	$(13,473)
Landa Series 750 Georgetown Court	$136,233	$90,822	$6,812	$(5,555)	$8,855	$(6,803)
Landa Series 752 Chestnut Drive	$118,639	$79,093	$5,932	$(4,389)	$7,712	$(5,477)
Landa Series 773 Villa Way	$71,906	$47,938	$3,595	$(1,714)	$4,674	$(2,373)
Landa Series 7781 Mountain Creek Way	$180,648	$120,432	$9,032	$(8,860)	$11,742	$(10,516)
Landa Series 7950 Woodlake Drive	$150,589	$100,393	$7,529	$(5,866)	$9,788	$(7,246)
Landa Series 80 High Ridge Road	$181,258	$120,839	$9,063	$(10,212)	$11,782	$(11,874)
Landa Series 800 Mills Drive	$202,103	$134,735	$10,105	$(15,535)	$13,137	$(17,388)
Landa Series 808 Hillandale Lane	$171,202	$114,135	$8,560	$(7,610)	$11,128	$(9,179)
Landa Series 8110 Devonshire Drive	$127,777	$85,185	$6,389	$(3,689)	$8,305	$(4,860)
Landa Series 8121 Spillers Drive SW	$146,967	$97,978	$7,348	$(5,011)	$9,553	$(6,359)
Landa Series 8233 Creekline Court	$176,191	$117,461	$8,810	$(11,284)	$11,452	$(12,899)
Landa Series 8302 Sterling Lakes Drive	$183,217	$122,145	$9,161	$(11,930)	$11,909	$(13,609)
Landa Series 843 Tramore Drive	$117,293	$78,196	$5,865	$(961)	$7,624	$(2,037)
Landa Series 85 Kirkland Court	$198,876	$132,584	$9,944	$(10,712)	$12,927	$(12,535)
Landa Series 85 Thorn Thicket Way	$176,731	$117,821	$8,837	$(8,171)	$11,488	$(9,791)
Landa Series 8658 Ashley Way	$114,545	$76,363	$5,727	$(9,516)	$7,445	$(10,566)
Landa Series 8667 Ashley Way	$82,042	$54,695	$4,102	$(513)	$5,333	$(1,265)
Landa Series 8671 Ashley Way	$120,466	$80,311	$6,023	$(3,861)	$7,830	$(4,965)
Landa Series 8676 Ashley Way	$123,410	$82,273	$6,171	$(10,415)	$8,022	$(11,546)
Landa Series 8691 Ashley Way	$89,133	$59,422	$4,457	$(7,973)	$5,794	$(8,790)

	Proposed Refinance	Remaining Acquisition	Total 6 Mos Interest Expense @	June Proforma	Total 6 Mos Interest Expense @	June Proforma
Series Name	Note	Note	7% (1)	Income/(Loss)	10% (1)	Income/(Loss)
Landa Series 8692 Ashley Way	$87,515	$58,344	$4,376	$(8,197)	$5,688	$(9,000)
Landa Series 8693 Ashley Way	$132,279	$88,186	$6,614	$(11,056)	$8,598	$(12,269)
Landa Series 8694 Ashley Way	$120,598	$80,398	$6,030	$(10,420)	$7,839	$(11,525)
Landa Series 8697 Ashley Way	$131,075	$87,383	$6,554	$(5,337)	$8,520	$(6,539)
Landa Series 8819 Leafwood Court	$169,564	$113,043	$8,478	$(14,892)	$11,022	$(16,446)
Landa Series 8855 Rugby Court	$132,999	$88,666	$6,650	$(4,704)	$8,645	$(5,923)
Landa Series 9020 Sterling Ridge Lane	$141,996	$94,664	$7,100	$(10,555)	$9,230	$(11,857)
Landa Series 9150 Spillers Drive SW	$151,895	$101,264	$7,595	$(7,184)	$9,873	$(8,576)
Landa Series 925 Mote Road	$187,098	$124,732	$9,355	$(11,197)	$12,161	$(12,912)
Landa Series 9409 Forest Knoll Drive	$184,585	$123,057	$9,229	$(6,694)	$11,998	$(8,386)
Landa Series 9434 Cedar Creek Place	$199,068	$132,712	$9,953	$(10,082)	$12,939	$(11,906)
Landa Series 9597 Pintail Trail	$180,775	$120,517	$9,039	$(12,569)	$11,750	$(14,226)
Landa Series 974 Laurel Street	$166,979	$111,319	$8,349	$(8,008)	$10,854	$(9,539)
Landa Series 1701 Summerwoods Lane	$103,443	$68,962	$5,172	$(4,536)	$6,724	$(5,485)
Landa Series 1741 Park Lane	$117,051	$78,034	$5,853	$(6,332)	$7,608	$(7,405)

(1)	Both the 7% and 10%. Interest expense columns include the remaining acquisition note balance of 4.5% interest expense

	Proposed Refinance	Remaining Acquisition	Annual Interest Expense @	December Pro Forma	Annual Interest Expense @	December Pro Forma
Series Name	Note	Note	7% (1)	Income/(Loss)	10% (1)	Income/(Loss)
Landa Series 10 Oak Wood Lane	$152,673	$101,782	$15,267	$(12,393)	$19,848	$(16,973)
Landa Series 10 Windridge Drive	$153,853	$102,569	$15,385	$(15,933)	$20,001	$(20,549)
Landa Series 1000 Fox Valley Trail	$178,791	$119,194	$17,879	$(17,174)	$23,243	$(22,537)
Landa Series 1007 Leeward Way	$180,094	$120,063	$18,009	$(17,127)	$23,412	$(22,530)
Landa Series 10119 Commons Way	$183,870	$122,580	$18,387	$(17,214)	$23,903	$(22,730)
Landa Series 10121 Morris Drive SW	$166,941	$111,294	$16,694	$(16,503)	$21,702	$(21,511)
Landa Series 10183 Starr Street SW	$161,030	$107,353	$16,103	$(15,014)	$20,934	$(19,845)
Landa Series 103 Starlake Drive	$160,730	$107,153	$16,073	$(13,727)	$20,895	$(18,549)
Landa Series 104 Summerfield Drive	$180,035	$120,024	$18,004	$(18,170)	$23,405	$(23,571)
Landa Series 10433 Candlelight Road	$183,454	$122,303	$18,345	$(16,741)	$23,849	$(22,245)
Landa Series 105 Anne Street	$151,869	$101,246	$15,187	$(13,253)	$19,743	$(17,809)
Landa Series 107 Oakwood Circle	$119,269	$79,512	$11,927	$(8,799)	$15,505	$(12,377)
Landa Series 109 Amberwood Lane	$129,770	$86,513	$12,977	$(10,639)	$16,870	$(14,532)
Landa Series 110 Shenandoah Drive	$186,478	$124,319	$18,648	$(18,917)	$24,242	$(24,511)
Landa Series 111 Fir Drive	$144,064	$96,042	$14,406	$(12,390)	$18,728	$(16,712)
Landa Series 1110 Parkview Drive	$156,436	$104,291	$15,644	$(16,407)	$20,337	$(21,100)
Landa Series 11187 Shannon Circle	$186,531	$124,354	$18,653	$(19,987)	$24,249	$(25,583)
Landa Series 112 Ridge Street	$185,825	$123,884	$18,583	$(17,691)	$24,157	$(23,265)
Landa Series 11322 Michelle Way	$150,589	$100,393	$15,059	$(13,214)	$19,577	$(17,731)
Landa Series 114 Starlake Drive	$152,062	$101,375	$15,206	$(12,255)	$19,768	$(16,816)
Landa Series 11447 S Grove Drive	$170,869	$113,913	$17,087	$(16,238)	$22,213	$(21,364)
Landa Series 1147 Village Way	$180,606	$120,404	$18,061	$(29,839)	$23,479	$(35,257)
Landa Series 115 Lakeview Drive	$171,472	$114,314	$17,147	$(14,607)	$22,291	$(19,751)
Landa Series 1160 Gable Terrace	$180,705	$120,470	$18,070	$(18,394)	$23,492	$(23,815)
Landa Series 1190 Kirkland Road	$194,275	$129,516	$19,427	$(26,757)	$25,256	$(32,585)
Landa Series 12 Mintz Street	$158,421	$105,614	$15,842	$(15,181)	$20,595	$(19,933)

	Proposed Refinance	Remaining Acquisition	Annual Interest Expense @	December Pro Forma	Annual Interest Expense @	December Pro Forma
Series Name	Note	Note	7% (1)	Income/(Loss)	10% (1)	Income/(Loss)
Landa Series 120 Rosewood Drive	$172,124	$114,749	$17,212	$(15,541)	$22,376	$(20,705)
Landa Series 1201 Kilrush Drive	$321,552	$214,368	$32,155	$(30,177)	$41,802	$(39,823)
Landa Series 124 Libby Lane	$144,291	$96,194	$14,429	$(12,274)	$18,758	$(16,603)
Landa Series 126 E Mimosa Drive	$153,871	$102,580	$15,387	$(14,285)	$20,003	$(18,901)
Landa Series 12641 Alcovy Road	$184,489	$122,992	$18,449	$(20,689)	$23,984	$(26,224)
Landa Series 1320 Winona Avenue	$132,477	$88,318	$13,248	$(25,038)	$17,222	$(29,012)
Landa Series 133 Dove Landing	$136,235	$90,823	$13,623	$(10,680)	$17,710	$(14,767)
Landa Series 137 Southern Shores Road	$144,161	$96,107	$14,416	$(11,320)	$18,741	$(15,645)
Landa Series 138 Sandalwood Circle	$152,170	$101,446	$15,217	$(19,442)	$19,782	$(24,007)
Landa Series 140 High Ridge Road	$171,470	$114,313	$17,147	$(16,992)	$22,291	$(22,136)
Landa Series 141 Longstreet Circle	$198,841	$132,561	$19,884	$(19,887)	$25,849	$(25,852)
Landa Series 1443 Pebble Ridge Lane	$191,766	$127,844	$19,177	$(18,449)	$24,930	$(24,202)
Landa Series 1445 Maple Valley Court	$120,379	$80,253	$12,038	$(5,414)	$15,649	$(9,026)
Landa Series 146 Crystal Brook	$127,320	$84,880	$12,732	$(9,364)	$16,552	$(13,184)
Landa Series 1473 Brownleaf Drive	$169,553	$113,035	$16,955	$(15,993)	$22,042	$(21,079)
Landa Series 1485 Bola Court	$155,158	$103,439	$15,516	$(13,375)	$20,171	$(18,030)
Landa Series 1490 Diplomat Drive	$212,682	$141,788	$21,268	$(31,805)	$27,649	$(38,185)
Landa Series 153 Cliffside Court	$111,514	$74,342	$11,151	$(7,414)	$14,497	$(10,759)
Landa Series 157 Wells Road	$132,972	$88,648	$13,297	$(13,943)	$17,286	$(17,932)
Landa Series 160 Chimney Ridge Trail	$172,124	$114,749	$17,212	$(19,608)	$22,376	$(24,772)
Landa Series 164 Longstreet Circle	$173,429	$115,619	$17,343	$(15,412)	$22,546	$(20,615)
Landa Series 1666 W Poplar Street	$138,843	$92,562	$13,884	$(9,452)	$18,050	$(13,617)
Landa Series 168 Brookview Drive	$79,346	$52,897	$7,935	$(3,291)	$10,315	$(5,671)
Landa Series 1683 Spoonbill Road	$146,675	$97,783	$14,668	$(15,754)	$19,068	$(20,154)
Landa Series 1689 Viceroy Way	$168,377	$112,251	$16,838	$(15,524)	$21,889	$(20,576)
Landa Series 171 Davidson Drive	$181,879	$121,253	$18,188	$(21,941)	$23,644	$(27,397)

	Proposed Refinance	Remaining Acquisition	Annual Interest Expense @	December Pro Forma	Annual Interest Expense @	December Pro Forma
Series Name	Note	Note	7% (1)	Income/(Loss)	10% (1)	Income/(Loss)
Landa Series 1768 Glen View Way	$150,372	$100,248	$15,037	$(24,305)	$19,548	$(28,816)
Landa Series 181 Watercress Court	$164,945	$109,963	$16,494	$(20,324)	$21,443	$(25,272)
Landa Series 188 Timberline Road	$97,081	$64,721	$9,708	$(5,225)	$12,621	$(8,137)
Landa Series 189 Shenandoah Drive	$153,852	$102,568	$15,385	$(17,258)	$20,001	$(21,874)
Landa Series 1903 Old Concord Drive SE	$185,141	$123,427	$18,514	$(17,966)	$24,068	$(23,520)
Landa Series 195 Branchwood Drive	$189,708	$126,472	$18,971	$(19,107)	$24,662	$(24,798)
Landa Series 195 Fairclift Drive	$171,472	$114,314	$17,147	$(14,182)	$22,291	$(19,326)
Landa Series 195 Hunters Trace	$190,173	$126,782	$19,017	$(18,133)	$24,722	$(23,839)
Landa Series 196 Montego Circle	$160,377	$106,918	$16,038	$(13,614)	$20,849	$(18,426)
Landa Series 20 Chimney Smoke Drive	$172,124	$114,749	$17,212	$(18,485)	$22,376	$(23,649)
Landa Series 204 N Main Court	$136,235	$90,823	$13,623	$(9,876)	$17,710	$(13,963)
Landa Series 2055 Grove Way	$149,285	$99,524	$14,929	$(18,308)	$19,407	$(22,787)
Landa Series 212 Fleeta Drive	$140,179	$93,453	$14,018	$(14,347)	$18,223	$(18,553)
Landa Series 215 Central Lake Circle	$160,351	$106,900	$16,035	$(16,231)	$20,846	$(21,041)
Landa Series 217 Glenloch Court	$185,173	$123,449	$18,517	$(18,973)	$24,072	$(24,529)
Landa Series 2177 E Chester Circle SE	$187,770	$125,180	$18,777	$(16,003)	$24,410	$(21,636)
Landa Series 221 Lakeview Drive	$178,649	$119,100	$17,865	$(16,992)	$23,224	$(22,352)
Landa Series 2264 Chestnut Hill Circle	$227,588	$151,725	$22,759	$(25,841)	$29,586	$(32,668)
Landa Series 235 Lazy Hollow Lane	$179,556	$119,704	$17,956	$(16,683)	$23,342	$(22,070)
Landa Series 2425 Cornell Circle	$198,879	$132,586	$19,888	$(17,657)	$25,854	$(23,623)
Landa Series 2443 Hodges Farm Road	$147,328	$98,218	$14,733	$(10,383)	$19,153	$(14,803)
Landa Series 25 Pleasant Valley Road	$170,165	$113,443	$17,017	$(20,011)	$22,121	$(25,116)
Landa Series 253 Marco Drive	$139,657	$93,104	$13,966	$(11,104)	$18,155	$(15,294)
Landa Series 255 Countryside Lane	$176,692	$117,795	$17,669	$(17,017)	$22,970	$(22,318)
Landa Series 258 Rocky Point Road	$189,088	$126,059	$18,909	$(23,884)	$24,581	$(29,557)
Landa Series 263 Rocky Point Road	$167,556	$111,704	$16,756	$(13,781)	$21,782	$(18,808)

	Proposed Refinance	Remaining Acquisition	Annual Interest Expense @	December Pro Forma	Annual Interest Expense @	December Pro Forma
Series Name	Note	Note	7% (1)	Income/(Loss)	10% (1)	Income/(Loss)
Landa Series 268 Brookview Drive	$113,045	$75,363	$11,304	$(4,813)	$14,696	$(8,204)
Landa Series 270 Mountain Lane	$175,010	$116,673	$17,501	$(15,962)	$22,751	$(21,213)
Landa Series 270 Mountain Way	$172,777	$115,184	$17,278	$(20,440)	$22,461	$(25,624)
Landa Series 270 Pleasant Hill Drive	$163,925	$109,283	$16,392	$(14,606)	$21,310	$(19,524)
Landa Series 2794 Norfair Loop	$140,150	$93,433	$14,015	$(13,019)	$18,219	$(17,223)
Landa Series 2813 Vicksburg Court	$202,791	$135,194	$20,279	$(17,336)	$26,363	$(23,420)
Landa Series 2933 Coffer Drive	$169,029	$112,686	$16,903	$(16,151)	$21,974	$(21,222)
Landa Series 30 High Ridge Road	$199,707	$133,138	$19,971	$(21,761)	$25,962	$(27,752)
Landa Series 30 Roosevelt Road	$170,818	$113,878	$17,082	$(15,087)	$22,206	$(20,212)
Landa Series 3011 Raintree Drive SE	$186,008	$124,005	$18,601	$(17,005)	$24,181	$(22,585)
Landa Series 304 Deerfield Drive	$175,107	$116,738	$17,511	$(25,914)	$22,764	$(31,167)
Landa Series 3043 Highway 81 S	$129,735	$86,490	$12,974	$(15,264)	$16,866	$(19,156)
Landa Series 313 Blue Heron Drive	$162,874	$108,583	$16,287	$(15,898)	$21,174	$(20,784)
Landa Series 3202 Chippewa Drive	$179,301	$119,534	$17,930	$(21,235)	$23,309	$(26,614)
Landa Series 35 Clay Court	$181,918	$121,279	$18,192	$(20,167)	$23,649	$(25,624)
Landa Series 350 Cadiz Lane S	$166,250	$110,833	$16,625	$(15,441)	$21,612	$(20,429)
Landa Series 351 Wesley Park Drive	$156,462	$104,308	$15,646	$(15,577)	$20,340	$(20,270)
Landa Series 3603 Manhattan Drive	$195,616	$130,411	$19,562	$(20,443)	$25,430	$(26,312)
Landa Series 3667 Patti Parkway	$227,590	$151,727	$22,759	$(23,355)	$29,587	$(30,182)
Landa Series 404 Barberry Lane	$171,535	$114,357	$17,154	$(15,922)	$22,300	$(21,068)
Landa Series 412 Kendall Lane	$178,058	$118,705	$17,806	$(15,732)	$23,148	$(21,074)
Landa Series 416 Autumn Lake Court	$159,726	$106,484	$15,973	$(13,501)	$20,764	$(18,293)
Landa Series 43 Darwin Drive	$151,242	$100,828	$15,124	$(15,915)	$19,661	$(20,452)
Landa Series 432 Manor Estates Drive	$188,502	$125,668	$18,850	$(17,320)	$24,505	$(22,975)
Landa Series 440 Freestone Drive	$198,898	$132,598	$19,890	$(18,431)	$25,857	$(24,398)
Landa Series 4447 Lake Breeze Drive	$205,404	$136,936	$20,540	$(20,221)	$26,703	$(26,383)

	Proposed Refinance	Remaining Acquisition	Annual Interest Expense @	December Pro Forma	Annual Interest Expense @	December Pro Forma
Series Name	Note	Note	7% (1)	Income/(Loss)	10% (1)	Income/(Loss)
Landa Series 445 Independence Drive	$179,268	$119,512	$17,927	$(16,022)	$23,305	$(21,400)
Landa Series 449 Kara Lane	$159,241	$106,161	$15,924	$(15,881)	$20,701	$(20,658)
Landa Series 45 Blue Jay Drive	$211,927	$141,285	$21,193	$(17,376)	$27,550	$(23,734)
Landa Series 45 Laurel Way	$204,060	$136,040	$20,406	$(19,529)	$26,528	$(25,650)
Landa Series 4702 Saint James Way	$160,472	$106,981	$16,047	$(15,009)	$20,861	$(19,823)
Landa Series 4732 Pinedale Drive	$140,831	$93,888	$14,083	$(12,658)	$18,308	$(16,883)
Landa Series 497 Highway 212	$167,527	$111,684	$16,753	$(15,747)	$21,778	$(20,773)
Landa Series 5039 East Street	$124,489	$82,993	$12,449	$(11,192)	$16,184	$(14,927)
Landa Series 5040 Huntshire Lane	$266,991	$177,994	$26,699	$(39,174)	$34,709	$(47,184)
Landa Series 513 Jarrett Court	$173,468	$115,645	$17,347	$(15,554)	$22,551	$(20,758)
Landa Series 5143 Pinecrest Drive SW	$136,262	$90,842	$13,626	$(11,923)	$17,714	$(16,010)
Landa Series 524 Sawmill Road	$170,208	$113,472	$17,021	$(20,633)	$22,127	$(25,739)
Landa Series 5329 Shirewick Lane	$202,794	$135,196	$20,279	$(20,227)	$26,363	$(26,311)
Landa Series 540 Cowan Road	$179,734	$119,823	$17,973	$(17,429)	$23,365	$(22,821)
Landa Series 5411 Rocky Pine Drive	$185,931	$123,954	$18,593	$(17,071)	$24,171	$(22,649)
Landa Series 55 Myrtle Grove Lane	$174,734	$116,489	$17,473	$(21,023)	$22,715	$(26,265)
Landa Series 550 Cowan Road	$150,470	$100,313	$15,047	$(16,353)	$19,561	$(20,867)
Landa Series 5581 Fox Glen Circle	$260,829	$173,886	$26,083	$(32,369)	$33,908	$(40,194)
Landa Series 565 Mountainview Drive	$169,941	$113,294	$16,994	$(20,482)	$22,092	$(25,580)
Landa Series 5737 Strathmoor Manor Circle	$152,548	$101,699	$15,255	$(12,652)	$19,831	$(17,228)
Landa Series 5801 Strathmoor Manor Circle	$157,767	$105,178	$15,777	$(14,861)	$20,510	$(19,594)
Landa Series 6104-6106 Oakwood Circle SW	$148,712	$99,141	$14,871	$(14,655)	$19,333	$(19,116)

	Proposed Refinance	Remaining Acquisition	Annual Interest Expense @	December Pro Forma	Annual Interest Expense @	December Pro Forma
Series Name	Note	Note	7% (1)	Income/(Loss)	10% (1)	Income/(Loss)
Landa Series 6107 Shadow Glen Court	$127,777	$85,185	$12,778	$(11,076)	$16,611	$(14,910)
Landa Series 6111-6113 Pine Glen Circle SW	$273,918	$182,612	$27,392	$(25,545)	$35,609	$(33,762)
Landa Series 6119 Pineneedle Drive SW	$99,693	$66,462	$9,969	$(7,176)	$12,960	$(10,167)
Landa Series 615 Barshay Drive	$175,178	$116,786	$17,518	$(19,115)	$22,773	$(24,371)
Landa Series 6168 Wheat Street NE	$112,739	$75,159	$11,274	$(9,678)	$14,656	$(13,061)
Landa Series 6178 Green Acres Drive SW	$134,061	$89,374	$13,406	$(13,418)	$17,428	$(17,439)
Landa Series 6386 Forester Way	$178,100	$118,733	$17,810	$(17,275)	$23,153	$(22,618)
Landa Series 6404 Walnut Way	$167,556	$111,704	$16,756	$(13,411)	$21,782	$(18,438)
Landa Series 643 Sycamore Drive	$162,111	$108,074	$16,211	$(12,797)	$21,074	$(17,660)
Landa Series 65 Freedom Court	$176,331	$117,554	$17,633	$(15,559)	$22,923	$(20,849)
Landa Series 653 Georgetown Lane	$171,522	$114,348	$17,152	$(17,585)	$22,298	$(22,731)
Landa Series 6635 Kimberly Mill Road	$197,227	$131,485	$19,723	$(18,594)	$25,640	$(24,510)
Landa Series 6653 Bedford Road	$167,174	$111,449	$16,717	$(18,706)	$21,733	$(23,722)
Landa Series 6710 Sunset Hills Boulevard	$142,107	$94,738	$14,211	$(12,934)	$18,474	$(17,197)
Landa Series 6762 Bent Creek Drive	$167,555	$111,703	$16,756	$(15,731)	$21,782	$(20,758)
Landa Series 683 Wood Path Court	$197,085	$131,390	$19,709	$(18,984)	$25,621	$(24,897)
Landa Series 70 Shenandoah Lane	$201,451	$134,300	$20,145	$(22,168)	$26,189	$(28,212)
Landa Series 709 Georgetown Court	$165,635	$110,423	$16,563	$(15,835)	$21,533	$(20,804)
Landa Series 7107 Geiger Street NW	$96,429	$64,286	$9,643	$(5,375)	$12,536	$(8,268)
Landa Series 7205 Lakeview Drive SW	$175,387	$116,924	$17,539	$(15,341)	$22,800	$(20,602)
Landa Series 750 Georgetown Court	$136,233	$90,822	$13,623	$(10,783)	$17,710	$(14,870)
Landa Series 752 Chestnut Drive	$118,639	$79,093	$11,864	$(8,510)	$15,423	$(12,069)
Landa Series 773 Villa Way	$71,906	$47,938	$7,191	$(14,927)	$9,348	$(17,084)
Landa Series 7781 Mountain Creek Way	$180,648	$120,432	$18,065	$(18,963)	$23,484	$(24,383)
Landa Series 7950 Woodlake Drive	$150,589	$100,393	$15,059	$(15,366)	$19,577	$(19,883)
Landa Series 80 High Ridge Road	$181,258	$120,839	$18,126	$(23,447)	$23,564	$(28,885)

	Proposed Refinance	Remaining Acquisition	Annual Interest Expense @	December Pro Forma	Annual Interest Expense @	December Pro Forma
Series Name	Note	Note	7% (1)	Income/(Loss)	10% (1)	Income/(Loss)
Landa Series 800 Mills Drive	$202,103	$134,735	$20,210	$(18,979)	$26,273	$(25,042)
Landa Series 808 Hillandale Lane	$171,202	$114,135	$17,120	$(16,320)	$22,256	$(21,456)
Landa Series 8110 Devonshire Drive	$127,777	$85,185	$12,778	$(12,966)	$16,611	$(16,800)
Landa Series 8121 Spillers Drive SW	$146,967	$97,978	$14,697	$(12,237)	$19,106	$(16,646)
Landa Series 8233 Creekline Court	$176,191	$117,461	$17,619	$(22,809)	$22,905	$(28,095)
Landa Series 8302 Sterling Lakes Drive	$183,217	$122,145	$18,322	$(18,794)	$23,818	$(24,291)
Landa Series 843 Tramore Drive	$117,293	$78,196	$11,729	$(1,775)	$15,248	$(5,294)
Landa Series 85 Kirkland Court	$198,876	$132,584	$19,888	$(24,168)	$25,854	$(30,134)
Landa Series 85 Thorn Thicket Way	$176,731	$117,821	$17,673	$(15,750)	$22,975	$(21,052)
Landa Series 8658 Ashley Way	$114,545	$76,363	$11,454	$(4,444)	$14,891	$(7,880)
Landa Series 8667 Ashley Way	$82,042	$54,695	$8,204	$(9,130)	$10,666	$(11,591)
Landa Series 8671 Ashley Way	$120,466	$80,311	$12,047	$(6,976)	$15,661	$(10,590)
Landa Series 8676 Ashley Way	$123,410	$82,273	$12,341	$(23,739)	$16,043	$(27,442)
Landa Series 8691 Ashley Way	$89,133	$59,422	$8,913	$(1,527)	$11,587	$(4,201)
Landa Series 8692 Ashley Way	$87,515	$58,344	$8,752	$(1,773)	$11,377	$(4,398)
Landa Series 8693 Ashley Way	$132,279	$88,186	$13,228	$(5,940)	$17,196	$(9,908)
Landa Series 8694 Ashley Way	$120,598	$80,398	$12,060	$(6,865)	$15,678	$(10,483)
Landa Series 8697 Ashley Way	$131,075	$87,383	$13,107	$(18,219)	$17,040	$(22,151)
Landa Series 8819 Leafwood Court	$169,564	$113,043	$16,956	$(16,675)	$22,043	$(21,762)
Landa Series 8855 Rugby Court	$132,999	$88,666	$13,300	$(16,551)	$17,290	$(20,541)
Landa Series 9020 Sterling Ridge Lane	$141,996	$94,664	$14,200	$(12,474)	$18,459	$(16,734)
Landa Series 9150 Spillers Drive SW	$151,895	$101,264	$15,190	$(13,723)	$19,746	$(18,280)
Landa Series 925 Mote Road	$187,098	$124,732	$18,710	$(18,440)	$24,323	$(24,053)
Landa Series 9409 Forest Knoll Drive	$184,585	$123,057	$18,459	$(17,147)	$23,996	$(22,684)
Landa Series 9434 Cedar Creek Place	$199,068	$132,712	$19,907	$(19,542)	$25,879	$(25,514)
Landa Series 9597 Pintail Trail	$180,775	$120,517	$18,078	$(18,080)	$23,501	$(23,504)
Landa Series 974 Laurel Street	$166,979	$111,319	$16,698	$(16,672)	$21,707	$(21,682)
Landa Series 1701 Summerwoods Lane	$103,443	$68,962	$10,344	$(8,834)	$13,448	$(11,937)
Landa Series 1741 Park Lane	$117,051	$78,034	$11,705	$(13,118)	$15,217	$(16,630)

(1)	Both the 7% and 10%. Interest expense columns include the remaining acquisition note balance of 4.5%

D	The Company elected not to pro forma the provision for income taxes as there were losses and a full deferred tax asset valuation allowance was assumed.

E	Reflects adjustments for property management fee expense based on contractual terms to be entered into under management agreements with the Manager at closing of this offering for the periods presented.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited pro forma combined financial statements for the period of January 1, 2022 to June 30, 2022 and January 1, 2021 to December 31, 2021 should be read in conjunction with (i) the Company’s historical combined balance sheet as of June 30, 2022 and historical combined statements of operations for the periods then ended; and (ii) the “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in this Offering.

The Company has based the unaudited pro forma adjustments on available information and assumptions that it believes are reasonable. The unaudited pro forma combined financial statements are presented for informational purposes only and are not necessarily indicative of what the Company’s actual financial position would have been as of June 30, 2022, what actual results of operations would have been for the period ended June 30, 2022 and December 31, 2021, and are not indicative of future results of operations or financial condition and should not be viewed as indicative of future results of operations or financial condition.

The unaudited pro forma condensed combined financial statements of Landa App LLC and each of the Series grouped together as the Landa App Group Series are being presented on a combined basis, in accordance with US GAAP (ASC 810, Consolidation) due to common control by Landa Holdings, Inc., in its capacity as Manager to the Company and each Series.

The unaudited pro forma condensed combined financial statements include the single- family homes that underlie Series previously formed by the Company and the one hundred and eighty-one (181) single-family homes, (each a “Property,” and collectively, the “Properties”) included in this Offering Circular, located in the metropolitan areas of Georgia. Each Property was acquired or will be acquired after qualification by each respective Series in the Master Series table below:

Series	Property	Property Acquisition Date(2)	Rental Operation Commencement Date(3)	Series Acquisition Date
Landa Series 115 Sardis Street	115 Sardis Street, Barnesville, GA 30204	7/10/2020	7/10/2020	7/10/2021
Landa Series 1394 Oakview Circle	1394 Oakview Circle, Forest Park, GA 30297	7/10/2020	7/10/2020	7/10/2021
Landa Series 1701 Summerwoods Lane (5)	1701 Summerwoods Lane, Griffin, GA 30224	7/10/2020	7/10/2020	7/10/2021
Landa Series 1741 Park Lane (5)	1741 Park Lane, Griffin, GA 30224	7/10/2020	7/10/2020	7/10/2021
Landa Series 209 Timber Wolf Trail	209 Timber Wolf Trail, Griffin, GA 30224	7/10/2020	7/10/2020	7/10/2021

Landa Series 2505 Oak Circle	2505 Oak Circle, Ellenwood, GA 30294	7/10/2020	7/10/2020	7/10/2021
Landa Series 271 Timber Wolf Trail	271 Timber Wolf Trail, Griffin, GA, 30224	7/10/2020	7/10/2020	7/10/2021
Landa Series 29 Holly Grove Road	29 Holly Grove Road, Griffin, GA 30224	7/10/2020	7/10/2020	7/10/2021
Landa Series 10167 Port Royal Court	10167 Port Royal Court, Jonesboro, GA, 30238	3/23/2021	3/23/2021	1/10/2022
Landa Series 1246 Elgin Way	1246 Elgin Way, Riverdale, GA, 30296	3/23/2021	3/23/2021	1/10/2022
Landa Series 1703 Summerwoods Lane	1703 Summerwoods Lane, Griffin, GA, 30224	8/29/2019	8/29/2019	1/10/2022
Landa Series 1712 Summerwoods Lane	1712 Summerwoods Lane, Griffin, GA, 30224	7/31/2019	7/31/2019	1/10/2022
Landa Series 1743 Summerwoods Lane	1743 Summerwoods Lane, Griffin, GA, 30224	8/29/2019	8/29/2019	1/10/2022
Landa Series 1750 Summerwoods Lane	1750 Summerwoods Lane, Griffin, GA, 30224	10/24/2019	10/24/2019	1/10/2022
Landa Series 1910 Grove Way	1910 Grove Way, Hampton, GA, 30228	3/23/2021	3/23/2021	1/10/2022
Landa Series 4267 High Park Lane	4267 High Park Lane, East Point, GA, 30344	10/24/2019	10/24/2019	1/10/2022
Landa Series 4474 Highwood Park Drive	4474 Highwood Park Drive, Atlanta, GA, 30344	7/31/2019	7/31/2019	1/10/2022
Landa Series 593 Country Lane	593 Country Lane, Jonesboro, GA, 30238	3/23/2021	3/23/2021	1/10/2022
Landa Series 6436 Stone Terrace	6436 Stone Terrace, Morrow, GA, 30260	3/23/2021	3/23/2021	1/10/2022
Landa Series 6440 Woodstone Terrace	6440 Woodstone Terrace, Morrow, GA, 30260	3/23/2021	3/23/2021	1/10/2022
Landa Series 6848 Sandy Creek Drive	6848 Sandy Creek Drive, Riverdale, GA, 30274	3/23/2021	3/23/2021	1/10/2022
Landa Series 687 Utoy Court	687 Utoy Court, Jonesboro, GA, 30238	3/23/2021	3/23/2021	1/10/2022

Landa Series 729 Winter Lane	729 Winter Lane, Jonesboro, GA, 30238	3/23/2021	3/23/2021	1/10/2022
Landa Series 7349 Exeter Court	7349 Exeter Court, Riverdale, GA, 30296	3/23/2021	3/23/2021	1/10/2022
Landa Series 8569 Creekwood Way	8569 Creekwood Way, Jonesboro, GA, 30238	8/29/2019	8/29/2019	1/10/2022
Landa Series 8641 Ashley Way	8641 Ashley Way, Douglasville, Georgia 30134	7/19/2021	7/19/2021	1/10/2022
Landa Series 8645 Embrey Drive	8645 Embrey Drive, Jonesboro, GA, 30236	3/23/2021	3/23/2021	1/10/2022
Landa Series 8651 Ashley Way	8651 Ashley Way, Douglasville, Georgia 30134	7/19/2021	7/19/2021	1/10/2022
Landa Series 8652 Ashley Way	8652 Ashley Way, Douglasville, Georgia 30134	7/19/2021	7/19/2021	1/10/2022
Landa Series 8653 Ashley Way	8653 Ashley Way, Douglasville, Georgia 30134	7/19/2021	7/19/2021	1/10/2022
Landa Series 8654 Ashley Way	8654 Ashley Way, Douglasville, Georgia 30134	7/19/2021	7/19/2021	1/10/2022
Landa Series 8655 Ashley Way	8655 Ashley Way, Douglasville, Georgia 30134	7/19/2021	7/19/2021	1/10/2022
Landa Series 8659 Ashley Way	8659 Ashley Way, Douglasville, Georgia 30134	7/19/2021	7/19/2021	1/10/2022
Landa Series 8662 Ashley Way	8662 Ashley Way, Douglasville, Georgia 30134	7/19/2021	7/19/2021	1/10/2022
Landa Series 8668 Ashley Way	8668 Ashley Way, Douglasville, Georgia 30134	7/19/2021	7/19/2021	1/10/2022
Landa Series 8670 Ashley Way	8670 Ashley Way, Douglasville, Georgia 30134	7/19/2021	7/19/2021	1/10/2022
Landa Series 8674 Ashley Way	8674 Ashley Way, Douglasville, Georgia 30134	7/19/2021	7/19/2021	1/10/2022
Landa Series 8675 Ashley Way	8675 Ashley Way, Douglasville, Georgia 30134	7/19/2021	7/19/2021	1/10/2022
Landa Series 8677 Ashley Way	8677 Ashley Way, Douglasville, Georgia 30134	7/19/2021	7/19/2021	1/10/2022
Landa Series 8678 Ashley Way	8678 Ashley Way, Douglasville, Georgia 30134	7/19/2021	7/19/2021	1/10/2022

Landa Series 8679 Ashley Way		8679 Ashley Way, Douglasville, Georgia 30134	7/19/2021	7/19/2021	1/10/2022
Landa Series 8683 Ashley Way		8683 Ashley Way, Douglasville, Georgia 30134	7/19/2021	7/19/2021	1/10/2022
Landa Series 8780 Churchill Place		8780 Churchill Place, Jonesboro, GA, 30238	3/23/2021	3/23/2021	1/10/2022
Landa Series 8796 Parliament Place		8796 Parliament Place, Jonesboro, GA, 30238	3/23/2021	3/23/2021	1/10/2022
Landa Series 9439 Lakeview Road		9439 Lakeview Road, Union City, GA, 30291	8/29/2019	8/29/2019	1/10/2022
Landa Series 10 Oak Wood Lane	(1)	10 Oak Wood Lane, Covington, GA 30016	12/2/2021	12/2/2021	-
Landa Series 10 Windridge Drive	(1)	10 Windridge Drive, Covington, GA 30014	12/2/2021	12/2/2021	-
Landa Series 1000 Fox Valley Trail	(1)	1000 Fox Valley Trail, Stone Mountain, GA 30088	12/2/2021	12/2/2021	-
Landa Series 1007 Leeward Way	(1)	1007 Leeward Way, Jonesboro, GA 30238	12/2/2021	12/2/2021	-
Landa Series 10119 Commons Way	(1)	10119 Commons Way, Jonesboro, GA 30238	12/2/2021	12/2/2021	-
Landa Series 10121 Morris Drive SW	(1)	10121 Morris Drive SW, Covington, GA 30014	11/15/2021	11/15/2021	-
Landa Series 10183 Starr Street SW	(1)	10183 Starr Street SW, Covington, GA 30014	11/15/2021	11/15/2021	-
Landa Series 103 Starlake Drive	(1)	103 Starlake Drive, Jackson, GA 30260	11/15/2021	11/15/2021	-
Landa Series 104 Summerfield Drive	(1)	104 Summerfield Drive, McDonough, GA 30253	12/2/2021	12/2/2021	-
Landa Series 10433 Candlelight Road	(1)	10433 Candlelight Road, Jonesboro, GA 30238	11/15/2021	11/15/2021	-
Landa Series 105 Anne Street	(1)	105 Anne Street, Hampton, GA 30228	12/2/2021	12/2/2021	-
Landa Series 107 Oakwood Circle	(1)	107 Oakwood Circle, Griffin, GA 30223	12/2/2021	12/2/2021	-
Landa Series 109 Amberwood Lane	(1)	109 Amberwood Lane, Griffin, GA 30223	12/2/2021	12/2/2021	-

Landa Series 110 Shenandoah Drive	(1)	110 Shenandoah Drive, Covington, GA 30016	11/15/2021	11/15/2021	-
Landa Series 111 Fir Drive	(1)	111 Fir Drive, McDonough, GA 30253	11/15/2021	11/15/2021	-
Landa Series 1110 Parkview Drive	(1)	1110 Parkview Drive, Griffin, GA 30224	12/2/2021	12/2/2021	-
Landa Series 11187 Shannon Circle	(1)	11187 Shannon Circle, Hampton, GA 30228	12/2/2021	12/2/2021	-
Landa Series 112 Ridge Street	(1)	112 Ridge Street, Locust Grove, GA 30248	11/15/2021	11/15/2021	-
Landa Series 11322 Michelle Way	(1)	11322 Michelle Way, Hampton, GA 30228	11/15/2021	11/15/2021	-
Landa Series 114 Starlake Drive	(1)	114 Starlake Drive, Jackson, GA 30233	12/2/2021	12/2/2021	-
Landa Series 11447 S Grove Drive	(1)	11447 S Grove Drive, Hampton, GA 30228	12/2/2021	12/2/2021	-
Landa Series 1147 Village Way	(1)	1147 Village Way, Stone Mountain, GA 30088	11/15/2021	11/15/2021	-
Landa Series 115 Lakeview Drive	(1)	115 Lakeview Drive, Stockbridge, GA 30281	12/2/2021	12/2/2021	-
Landa Series 1160 Gable Terrace	(1)	1160 Gable Terrace, Jonesboro, GA 30236	11/15/2021	11/15/2021	-
Landa Series 1190 Kirkland Road	(1)	1190 Kirkland Road, Covington, GA 30016	12/2/2021	12/2/2021	-
Landa Series 12 Mintz Street	(1)	12 Mintz Street, Griffin, GA 30223	12/2/2021	12/2/2021	-
Landa Series 120 Rosewood Drive	(1)	120 Rosewood Drive, McDonough, GA 30253	12/2/2021	12/2/2021	-
Landa Series 1201 Kilrush Drive	(1)	1201 Kilrush Drive, Mableton, GA 30126	11/15/2021	11/15/2021	-
Landa Series 124 Libby Lane	(1)	124 Libby Lane, Jonesboro, GA 30238	11/15/2021	11/15/2021	-
Landa Series 126 E Mimosa Drive	(1)	126 E Mimosa Drive, Jonesboro, GA 30236	12/2/2021	12/2/2021	-
Landa Series 12641 Alcovy Road	(1)	12641 Alcovy Road, Covington, GA 30014	12/2/2021	12/2/2021	-

Landa Series 1320 Winona Avenue	(1)	1320 Winona Avenue, Griffin, GA 30223	11/15/2021	11/15/2021	-
Landa Series 133 Dove Landing	(1)	133 Dove Landing, Social Circle, GA 30025	12/2/2021	12/2/2021	-
Landa Series 137 Southern Shores Road	(1)	137 Southern Shores Road, Jackson, GA 30233	11/15/2021	11/15/2021	-
Landa Series 138 Sandalwood Circle	(1)	138 Sandalwood Circle, Lawrenceville, GA 30046	11/15/2021	7/22/2022	-
Landa Series 140 High Ridge Road	(1)	140 High Ridge Road, Covington, GA 30014	11/15/2021	11/15/2021	-
Landa Series 141 Longstreet Circle	(1)	141 Longstreet Circle, Oxford, GA 30054	12/2/2021	12/2/2021	-
Landa Series 1443 Pebble Ridge Lane	(1)	1443 Pebble Ridge Lane, Hampton, GA 30228	12/2/2021	12/2/2021	-
Landa Series 1445 Maple Valley Court	(1)	1445 Maple Valley Court, Union City, GA 30291	11/2/2020	11/2/2020	-
Landa Series 146 Crystal Brook	(1)	146 Crystal Brook, Griffin, GA 30223	11/15/2021	11/15/2021	-
Landa Series 1473 Brownleaf Drive	(1)	1473 Brownleaf Drive, Jonesboro, GA 30236	12/2/2021	12/2/2021	-
Landa Series 1485 Bola Court	(1)	1485 Bola Court, Jonesboro, GA 30238	12/2/2021	12/2/2021	-
Landa Series 1490 Diplomat Drive	(1)	1490 Diplomat Drive, Riverdale, GA 30296	12/2/2021	12/2/2021	-
Landa Series 153 Cliffside Court	(1)	153 Cliffside Court, Riverdale, GA 30274	11/15/2021	11/15/2021	-
Landa Series 157 Wells Road	(1)	157 Wells Road, Jenkinsburg, GA 30234	12/2/2021	12/2/2021	-
Landa Series 160 Chimney Ridge Trail	(1)	160 Chimney Ridge Trail, Stockbridge, GA 30281	12/2/2021	12/2/2021	-
Landa Series 164 Longstreet Circle	(1)	164 Longstreet Circle, Oxford, GA 30054	12/2/2021	12/2/2021	-
Landa Series 1666 W Poplar Street	(1)	1666 W Poplar Street, Griffin, GA 30224	11/15/2021	11/15/2021	-
Landa Series 168 Brookview Drive	(1)	168 Brookview Drive, Riverdale, GA 30274	3/23/2021	3/17/2022	-

Landa Series 1683 Spoonbill Road	(1)	1683 Spoonbill Road, Hampton, GA 30238	12/2/2021	12/2/2021	-
Landa Series 1689 Viceroy Way	(1)	1689 Viceroy Way, Riverdale, GA 30296	11/15/2021	11/15/2021	-
Landa Series 171 Davidson Drive	(1)	171 Davidson Drive, Griffin, GA 30223	12/2/2021	12/2/2021	-
Landa Series 1768 Glen View Way	(1)	1768 Glen View Way, Hampton, GA 30228	12/2/2021	12/2/2021	-
Landa Series 181 Watercress Court	(1)	181 Watercress Court, Stockbridge, GA 30281	11/15/2021	11/15/2021	-
Landa Series 188 Timberline Road	(1)	188 Timberline Road, Jackson, GA 30233	11/15/2021	11/15/2021	-
Landa Series 189 Shenandoah Drive	(1)	189 Shenandoah Drive, Riverdale, GA 30274	11/15/2021	11/15/2021	-
Landa Series 1903 Old Concord Drive SE	(1)	1903 Old Concord Drive SE, Covington, GA 30016	12/2/2021	12/2/2021	-
Landa Series 195 Branchwood Drive	(1)	195 Branchwood Drive, Covington, GA 30016	12/2/2021	12/2/2021	-
Landa Series 195 Fairclift Drive	(1)	195 Fairclift Drive, Covington, GA 30016	12/2/2021	12/2/2021	-
Landa Series 195 Hunters Trace	(1)	195 Hunters Trace, Covington, GA 30014	11/15/2021	11/15/2021	-
Landa Series 196 Montego Circle	(1)	196 Montego Circle, Riverdale, GA 30274	11/15/2021	11/15/2021	-
Landa Series 20 Chimney Smoke Drive	(1)	20 Chimney Smoke Drive, Stockbridge, GA 30281	12/2/2021	12/2/2021	-
Landa Series 204 N Main Court	(1)	204 N Main Court, Stockbridge, GA 30281	12/2/2021	12/2/2021	-
Landa Series 2055 Grove Way	(1)	2055 Grove Way, Hampton, GA 30228	12/2/2021	9/24/2022	-
Landa Series 212 Fleeta Drive	(1)	212 Fleeta Drive, Covington, GA 30016	11/15/2021	11/15/2021	-
Landa Series 215 Central Lake Circle	(1)	215 Central Lake Circle, Griffin, GA 30223	12/2/2021	12/2/2021	-
Landa Series 217 Glenloch Court	(1)	217 Glenloch Court, Stockbridge, GA 30281	11/15/2021	11/15/2021	-

Landa Series 2177 E Chester Circle SE	(1)	2177 E Chester Circle SE, Conyers, GA 30013	12/2/2021	12/2/2021	-
Landa Series 221 Lakeview Drive	(1)	221 Lakeview Drive, Stockbridge, GA 30281	12/2/2021	12/2/2021	-
Landa Series 2264 Chestnut Hill Circle	(1)	2264 Chestnut Hill Circle, Decatur, GA 30032	11/15/2021	11/15/2021	-
Landa Series 235 Lazy Hollow Lane	(1)	235 Lazy Hollow Lane, Covington, GA 30016	12/2/2021	12/2/2021	-
Landa Series 2425 Cornell Circle	(1)	2425 Cornell Circle, McDonough, GA 30253	12/2/2021	12/2/2021	-
Landa Series 2443 Hodges Farm Road	(1)	2443 Hodges Farm Road, Mansfield, GA 30055	12/2/2021	12/2/2021	-
Landa Series 25 Pleasant Valley Road	(1)	25 Pleasant Valley Road, McDonough, GA 30253	11/15/2021	11/15/2021	-
Landa Series 253 Marco Drive	(1)	253 Marco Drive, Social Circle, GA 30025	11/15/2021	11/15/2021	-
Landa Series 255 Countryside Lane	(1)	255 Countryside Lane, Covington, GA 30016	12/2/2021	12/2/2021	-
Landa Series 258 Rocky Point Road	(1)	258 Rocky Point Road, Covington, GA 30016	11/15/2021	11/15/2021	-
Landa Series 263 Rocky Point Road	(1)	263 Rocky Point Road, Covington, GA 30016	12/2/2021	12/2/2021	-
Landa Series 268 Brookview Drive	(1)	268 Brookview Drive, Riverdale, GA 30274	3/23/2021	3/23/2021	-
Landa Series 270 Mountain Lane	(1)	270 Mountain Lane, Covington, GA 30016	11/15/2021	11/15/2021	-
Landa Series 270 Mountain Way	(1)	270 Mountain Way, Covington, GA 30016	12/2/2021	1/1/2022	-
Landa Series 270 Pleasant Hill Drive	(1)	270 Pleasant Hill Drive, Covington, GA 30016	11/15/2021	11/15/2021	-
Landa Series 2794 Norfair Loop	(1)	2794 Norfair Loop, Lithonia, GA 30038	12/2/2021	12/2/2021	-
Landa Series 2813 Vicksburg Court	(1)	2813 Vicksburg Court, Decatur, GA 30034	11/15/2021	11/15/2021	-
Landa Series 2933 Coffer Drive	(1)	2933 Coffer Drive, Ellenwood, GA 30294	11/15/2021	11/15/2021	-

Landa Series 30 High Ridge Road	(1)	30 High Ridge Road, Covington, GA 30014	11/15/2021	11/15/2021	-
Landa Series 30 Roosevelt Road	(1)	30 Roosevelt Road, Covington, GA 30016	11/15/2021	11/15/2021	-
Landa Series 3011 Raintree Drive SE	(1)	3011 Raintree Drive SE, Conyers, GA 30013	11/15/2021	11/15/2021	-
Landa Series 304 Deerfield Drive	(1)	304 Deerfield Drive, Jonesboro, GA 30238	12/2/2021	12/2/2021	-
Landa Series 3043 Highway 81 S	(1)	3043 Highway 81 S, Covington, GA 30016	11/15/2021	11/15/2021	-
Landa Series 313 Blue Heron Drive	(1)	313 Blue Heron Drive, Jonesboro, GA 30236	11/15/2021	11/15/2021	-
Landa Series 3202 Chippewa Drive	(1)	3202 Chippewa Drive, Rex, GA 30273	11/15/2021	11/15/2021	-
Landa Series 35 Clay Court	(1)	35 Clay Court, Covington, GA 30016	11/15/2021	11/15/2021	-
Landa Series 350 Cadiz Lane S	(1)	350 Cadiz Lane S, College Park, GA 30349	11/15/2021	11/15/2021	-
Landa Series 351 Wesley Park Drive	(1)	351 Wesley Park Drive, Jonesboro, GA 30238	11/15/2021	12/2/2021	-
Landa Series 3603 Manhattan Drive	(1)	3603 Manhattan Drive, Decatur, GA 30034	12/2/2021	12/2/2021	-
Landa Series 3667 Patti Parkway	(1)	3667 Patti Parkway, Decatur, GA 30034	12/2/2021	12/2/2021	-
Landa Series 404 Barberry Lane	(1)	404 Barberry Lane, Stockbridge, GA 30281	12/2/2021	12/2/2021	-
Landa Series 412 Kendall Lane	(1)	412 Kendall Lane, McDonough, GA 30253	12/2/2021	12/2/2021	-
Landa Series 416 Autumn Lake Court	(1)	416 Autumn Lake Court, McDonough, GA 30253	12/2/2021	12/2/2021	-
Landa Series 43 Darwin Drive	(1)	43 Darwin Drive, Jonesboro, GA 30238	11/15/2021	11/15/2021	-
Landa Series 432 Manor Estates Drive	(1)	432 Manor Estates Drive, Stockbridge, GA 30281	12/2/2021	12/2/2021	-

Landa Series 440 Freestone Drive	(1)	440 Freestone Drive, Newman, GA 30265	12/2/2021	12/2/2021	-
Landa Series 4447 Lake Breeze Drive	(1)	4447 Lake Breeze Drive, Stone Mountain, GA 30083	12/2/2021	12/2/2021	-
Landa Series 445 Independence Drive	(1)	445 Independence Drive, Jonesboro, GA 30238	12/2/2021	12/2/2021	-
Landa Series 449 Kara Lane	(1)	449 Kara Lane, McDonough, GA 30253	12/2/2021	5/25/2022	-
Landa Series 45 Blue Jay Drive	(1)	45 Blue Jay Drive, Covington, GA 30016	11/15/2021	11/15/2021	-
Landa Series 45 Laurel Way	(1)	45 Laurel Way, Covington, GA 30016	11/15/2021	11/15/2021	-
Landa Series 4702 Saint James Way	(1)	4702 Saint James Way, Decatur, GA 30035	11/15/2021	11/15/2021	-
Landa Series 4732 Pinedale Drive	(1)	4732 Pinedale Drive, Forest Park, GA 30297	11/15/2021	11/15/2021	-
Landa Series 497 Highway 212	(1)	497 Georgia Highway 212, Covington, GA 30016	12/2/2021	12/2/2021	-
Landa Series 5039 East Street	(1)	5039 East Street, Forest Park, GA 30297	12/2/2021	12/2/2021	-
Landa Series 5040 Huntshire Lane	(1)	5040 Huntshire Lane, Lilburn, GA 30047	11/15/2021	6/17/2022	-
Landa Series 513 Jarrett Court	(1)	513 Jarrett Court, McDonough, GA 30253	11/15/2021	11/15/2021	-
Landa Series 5143 Pinecrest Drive SW	(1)	5143 Pinecrest Drive SW, Covington, GA 30014	11/15/2021	11/15/2021	-
Landa Series 524 Sawmill Road	(1)	524 Sawmill Road, Hampton, GA 30228	12/2/2021	12/2/2021	-
Landa Series 5329 Shirewick Lane	(1)	5329 Shirewick Lane, Lithonia, GA 30058	12/2/2021	12/2/2021	-
Landa Series 540 Cowan Road	(1)	540 Cowan Road, Covington, GA 30016	11/15/2021	11/15/2021	-

Landa Series 5411 Rocky Pine Drive	(1)	5411 Rocky Pine Drive, Lithonia, GA 30038	12/2/2021	12/2/2021	-
Landa Series 55 Myrtle Grove Lane	(1)	55 Myrtle Grove Lane, Covington, GA 30014	12/2/2021	12/2/2021	-
Landa Series 550 Cowan Road	(1)	550 Cowan Road, Covington, GA 30016	12/2/2021	12/2/2021	-
Landa Series 5581 Fox Glen Circle	(1)	5581 Fox Glen Circle, Lithonia, GA 30038	12/2/2021	12/2/2021	-
Landa Series 565 Mountainview Drive	(1)	565 Mountainview Drive, Covington, GA 30016	11/15/2021	11/15/2021	-
Landa Series 5737 Strathmoor Manor Circle	(1)	5737 Strathmoor Manor Circle, Lithonia, GA 30058	12/2/2021	12/2/2021	-
Landa Series 5801 Strathmoor Manor Circle	(1)	5801 Strathmoor Manor Circle, Lithonia, GA 30058	11/15/2021	11/15/2021	-
Landa Series 6104-6106 Oakwood Circle SW	(1)	6104-6106 Oakwood Circle SW, Covington, GA 30014	12/2/2021	12/2/2021	-
Landa Series 6107 Shadow Glen Court	(1)	6107 Shadow Glen Court, Covington, GA 30014	11/15/2021	11/15/2021	-
Landa Series 6111-6113 Pine Glen Circle SW	(1)	6111-6113 Pine Glen Circle SW, Covington, GA 30014	11/15/2021	11/15/2021	-
Landa Series 6119 Pineneedle Drive SW	(1)	6119 Pineneedle Drive SW, Covington, GA 30014	12/2/2021	12/2/2021	-
Landa Series 615 Barshay Drive	(1)	615 Barshay Drive, Covington, GA 30016	11/15/2021	11/15/2021	-
Landa Series 6168 Wheat Street NE	(1)	6168 Wheat Street NE, Covington, GA 30014	11/15/2021	11/15/2021	-
Landa Series 6178 Green Acres Drive SW	(1)	6178 Green Acres Drive SW, Covington, GA 30014	11/15/2021	11/15/2021	-
Landa Series 6386 Forester Way	(1)	6386 Forester Way, Lithonia, GA 30038	12/2/2021	12/2/2021	-

Landa Series 6404 Walnut Way	(1)	6404 Walnut Way, Union City, GA 30291	12/2/2021	12/2/2021	-
Landa Series 643 Sycamore Drive	(1)	643 Sycamore Drive, Jonesboro, GA 30238	11/15/2021	11/15/2021	-
Landa Series 65 Freedom Court	(1)	65 Freedom Court, Covington, GA 30016	11/15/2021	12/2/2021	-
Landa Series 653 Georgetown Lane	(1)	653 Georgetown Lane, Jonesboro, GA 30236	12/2/2021	11/15/2021	-
Landa Series 6635 Kimberly Mill Road	(1)	6635 Kimberly Mill Road, College Park, GA 30349	11/15/2021	11/15/2021	-
Landa Series 6653 Bedford Road	(1)	6653 Bedford Road, Rex, GA 30273	11/15/2021	12/2/2021	-
Landa Series 6710 Sunset Hills Boulevard	(1)	6710 Sunset Hills Boulevard, Rex, GA 30273	12/2/2021	11/15/2021	-
Landa Series 6762 Bent Creek Drive	(1)	6762 Bent Creek Drive, Rex, GA 30273	11/15/2021	11/15/2021	-
Landa Series 683 Wood Path Court	(1)	683 Wood Path Court, Stone Mountain, GA 30083	12/2/2021	12/2/2021	-
Landa Series 70 Shenandoah Lane	(1)	70 Shenandoah Lane, Covington, GA 30016	12/2/2021	12/2/2021	-
Landa Series 709 Georgetown Court	(1)	709 Georgetown Court, Jonesboro, GA 30236	11/15/2021	11/15/2021	-
Landa Series 7107 Geiger Street NW	(1)	7107 Geiger Street NW Covington GA 30016	11/15/2021	11/15/2021	-
Landa Series 7205 Lakeview Drive SW	(1)	7205 Lakeview Drive SW, Covington, GA 30014	12/2/2021	12/2/2021	-
Landa Series 750 Georgetown Court	(1)	750 Georgetown Court, Jonesboro, GA 30236	11/15/2021	11/15/2021	-
Landa Series 752 Chestnut Drive	(1)	752 Chestnut Drive, Jackson, GA 30233	11/15/2021	11/15/2021	-
Landa Series 773 Villa Way	(1)	773 Villa Way, Jonesboro, GA 30238	3/23/2021	3/23/2021	-
Landa Series 7781 Mountain Creek Way	(1)	7781 Mountain Creek Way, Douglasville, GA 30134	11/15/2021	11/15/2021	-

Landa Series 7950 Woodlake Drive	(1)	7950 Woodlake Drive, Riverdale, GA 30274	11/15/2021	11/15/2021	-
Landa Series 80 High Ridge Road	(1)	80 High Ridge Road, Covington, GA 30014	11/15/2021	11/15/2021	-
Landa Series 800 Mills Drive	(1)	800 Mills Drive, Covington, GA 30016	12/2/2021	12/2/2021	-
Landa Series 808 Hillandale Lane	(1)	808 Hillandale Lane, Lithonia, GA 30058	11/15/2021	11/15/2021	-
Landa Series 8110 Devonshire Drive	(1)	8110 Devonshire Drive, Jonesboro, GA 30238	11/15/2021	11/15/2021	-
Landa Series 8121 Spillers Drive SW	(1)	8121 Spillers Drive SW, Covington, GA 30014	11/15/2021	11/15/2021	-
Landa Series 8233 Creekline Court	(1)	8233 Creekline Court, Riverdale, GA 30274	11/15/2021	11/15/2021	-
Landa Series 8302 Sterling Lakes Drive	(1)	8302 Sterling Lakes Drive, Covington, GA 30014	12/2/2021	12/2/2021	-
Landa Series 843 Tramore Drive	(1)	843 Tramore Drive, Stockbridge, GA 30281	7/23/2021	7/23/2021	-
Landa Series 85 Kirkland Court	(1)	85 Kirkland Court, Covington, GA 30016	11/15/2021	11/15/2021	-
Landa Series 85 Thorn Thicket Way	(1)	85 Thorn Thicket Way, Rockmart, GA 30153	11/15/2021	11/15/2021	-
Landa Series 8658 Ashley Way	(1)	8658 Ashley Way, Douglasville, GA 30134	7/20/2021	7/20/2021	-
Landa Series 8667 Ashley Way	(1)	8667 Ashley Way, Douglasville, GA 30134	7/20/2021	7/20/2021	-
Landa Series 8671 Ashley Way	(1)	8671 Ashley Way, Douglasville, GA 30134	7/20/2021	7/20/2021	-
Landa Series 8676 Ashley Way	(1)	8676 Ashley Way, Douglasville, GA 30134	7/20/2021	(4)	-
Landa Series 8691 Ashley Way	(1)	8691 Ashley Way, Douglasville, GA 30134	7/20/2021	10/27/2022	-
Landa Series 8692 Ashley Way	(1)	8692 Ashley, Way Douglasville, GA 30134	7/20/2021	(4)	-

Landa Series 8693 Ashley Way	(1)	8693 Ashley Way, Douglasville, GA 30134	7/20/2021	(4)	-
Landa Series 8694 Ashley Way	(1)	8694 Ashley Way, Douglasville, GA 30134	7/20/2021	(4)	-
Landa Series 8697 Ashley Way	(1)	8697 Ashley Way, Douglasville, GA 30134	7/20/2021	7/20/2021	-
Landa Series 8819 Leafwood Court	(1)	8819 Leafwood Court, Riverdale, GA 30274	12/2/2021	12/2/2021	-
Landa Series 8855 Rugby Court	(1)	8855 Rugby Court, Jonesboro, GA 30238	11/15/2021	11/15/2021	-
Landa Series 9020 Sterling Ridge Lane	(1)	9020 Sterling Ridge Lane, Jonesboro, GA 30238	12/2/2021	12/2/2021	-
Landa Series 9150 Spillers Drive SW	(1)	9150 Spillers Drive SW, Covington, GA 30014	12/2/2021	12/2/2021	-
Landa Series 925 Mote Road	(1)	925 Mote Road, Covington, GA 30016	12/2/2021	12/2/2021	-
Landa Series 9409 Forest Knoll Drive	(1)	9409 Forest Knoll Drive, Jonesboro, GA 30238	12/2/2021	11/15/2021	-
Landa Series 9434 Cedar Creek Place	(1)	9434 Cedar Creek Place, Douglasville, GA 30135	11/15/2021	11/15/2021	-
Landa Series 9597 Pintail Trail	(1)	9597 Pintail Trail, Jonesboro, GA 30238	11/15/2021	12/2/2021	-
Landa Series 974 Laurel Street	(1)	974 Laurel Street, Lake City, GA 30260	12/2/2021	12/2/2021	-
Landa Series 1701 Summerwoods Lane	(1)(5)	1701 Summerwoods Lane, Griffin, GA 30224	7/10/2020	8/19/2020	-
Landa Series 1741 Park Lane	(1)(5)	1741 Park Lane, Griffin, GA 30224	7/10/2020	7/10/2020	-

(1)	As of the date of this Offering Circular, title to this Property is currently held by Landa Properties and not by the underlying Series. We expect that Landa Properties will transfer title to the Property either to the applicable Series or to the Company for the benefit of the applicable Series (pursuant to the Master Agreement) prior to the initial Closing of sales of Shares of the Series.
(2)	The date in which Landa Properties, LLC (“Landa Properties”), our affiliate and wholly-owned subsidiary of Landa Holdings, Inc., or Manager, acquired this Property from a third-party seller.
(3)	The date Landa Properties commenced rental operations for this Property.
(4)	This Property is currently vacant and has not commenced rental operations since it was acquired by Landa Properties.
(5)	The Company previously filed a separate offering statement for the offer and sale of shares of forty-five (45) separate Series of the Company (the “Separate Offering Series”). Of these forty-five (45) offerings of Separate Offering Series, five (5) were withdrawn before any shares of such Separate Offering Series were issued, and two were previously liquidated when their underlying property was sold to Landa Properties: Landa Series 1701 Summerwoods Lane and Landa Series 1741 Park Lane (the “Previously Liquidated Series”). Proceeds from the sale of such underlying property of the Previously Liquidated Series were distributed among such Series’ shareholders and such shareholders’ shares were cancelled. The Company is now offering new Shares of the Previously Liquidated Series as part of the offering pursuant to this Offering Circular.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

	Landa Series 10 Oak Wood Lane	Landa Series 10 Windridge Drive	Landa Series 1000 Fox Valley Trail	Landa Series 1007 Leeward Way	Landa Series 10119 Commons Way	Landa Series 10121 Morris Drive SW	Landa Series 10183 Starr Street SW	Landa Series 103 Starlake Drive
Rental income	$1,219	$7,707	$1,500	$6,402	$7,314	$-	$6,090	$6,474

Rental expenses
Real estate taxes	624	684	1,430	964	1,128	513	522	746
Homeowners association fees	-	-	-	-	-	-	-	-
Insurance expense	281	242	301	288	295	96	245	239
Repairs & maintenance	144	198	-	1,600	-	-	-	-
Other expenses	245	-	287	-	-	-	-	-
Certain Operating Expenses	1,294	1,124	2,018	2,852	1,423	609	767	985

Rental income in excess/(deficit) of certain expenses	$(75)	$6,583	$(518)	$3,550	$5,891	$(609)	$5,323	$5,489

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 104 Summerfield Drive	Landa Series 10433 Candlelight Road	Landa Series 105 Anne Street	Landa Series 107 Oakwood Circle	Landa Series 109 Amberwood Lane	Landa Series 110 Shenandoah Drive	Landa Series 111 Fir Drive	Landa Series 1110 Parkview Drive
Rental income	$2,332	$10,294	$6,840	$6,372	$5,568	$7,198	$3,924	$1,856

Rental expenses
Real estate taxes	1,141	1,024	484	405	488	799	743	435
Homeowners association fees	-	-	-	-	-	-	-	-
Insurance expense	288	243	238	180	199	260	204	246
Repairs & maintenance	-	-	5,569	-	-	1,284	-	-
Other expenses	231	-	-	-	-	-	200	-
Certain Operating Expenses	1,660	1,267	6,291	585	687	2,343	1,147	681

Rental income in excess/(deficit) of certain expenses	$672	$9,027	$549	$5,787	$4,881	$4,855	$2,777	$1,175

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 11187 Shannon Circle	Landa Series 112 Ridge Street	Landa Series 11322 Michelle Way	Landa Series 114 Starlake Drive	Landa Series 11447 S Grove Drive	Landa Series 1147 Village Way	Landa Series 115 Lakeview Drive	Landa Series 1160 Gable Terrace
Rental income	$8,908	$7,277	$7,125	$6,919	$9,268	$4,995	$7,332	$7,410

Rental expenses
Real estate taxes	859	1,105	952	738	1,023	1,792	1,091	1,349
Homeowners association fees	-	-	240	-	225	1,266	-	75
Insurance expense	300	259	197	238	272	194	273	285
Repairs & maintenance	75	1,360	188	-	-	81	-	955
Other expenses	-	-	-	-	-	-	-	-
Certain Operating Expenses	1,234	2,724	1,577	976	1,520	3,333	1,364	2,664

Rental income in excess/(deficit) of certain expenses	$7,674	$4,553	$5,548	$5,943	$7,748	$1,662	$5,968	$4,746

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 1190 Kirkland Road	Landa Series 12 Mintz Street	Landa Series 120 Rosewood Drive	Landa Series 1201 Kilrush Drive	Landa Series 124 Libby Lane	Landa Series 126 E Mimosa Drive	Landa Series 12641 Alcovy Road	Landa Series 1320 Winona Avenue
Rental income	$8,970	$7,266	$7,248	$13,818	$3,255	$1,990	$8,360	$5,700

Rental expenses
Real estate taxes	691	807	1,076	1,598	572	621	736	326
Homeowners association fees	-	-	-	-	-	-	-	-
Insurance expense	314	250	274	499	197	242	296	204
Repairs & maintenance	287	-	-	725	565	-	46	240
Other expenses	-	-	-	-	137	-	-	-
Certain Operating Expenses	1,292	1,057	1,350	2,822	1,471	863	1,078	770

Rental income in excess/(deficit) of certain expenses	$7,678	$6,209	$5,898	$10,996	$1,784	$1,127	$7,282	$4,930

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 133 Dove Landing	Landa Series 137 Southern Shores Road	Landa Series 138 Sandalwood Circle	Landa Series 140 High Ridge Road	Landa Series 141 Longstreet Circle	Landa Series 1443 Pebble Ridge Lane	Landa Series 1445 Maple Valley Court	Landa Series 146 Crystal Brook
Rental income	$3,631	$6,500	$-	$6,402	$7,552	$4,672	$7,050	$6,792

Rental expenses
Real estate taxes	513	683	612	758	755	1,020	932	829
Homeowners association fees	-	-	630	-	-	-	180	-
Insurance expense	210	197	169	242	321	309	226	171
Repairs & maintenance	-	-	19,429	-	-	82	-	-
Other expenses	-	-	299	-	-	-	-	-
Certain Operating Expenses	723	880	21,139	1,000	1,076	1,411	1,338	1,000

Rental income in excess/(deficit) of certain expenses	$2,908	$5,620	$(21,139)	$5,402	$6,476	$3,261	$5,712	$5,792

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 1473 Brownleaf Drive	Landa Series 1485 Bola Court	Landa Series 1490 Diplomat Drive	Landa Series 153 Cliffside Court	Landa Series 157 Wells Road	Landa Series 160 Chimney Ridge Trail	Landa Series 164 Longstreet Circle	Landa Series 1666 W Poplar Street
Rental income	$7,164	$8,480	$3,585	$5,190	$5,406	$8,970	$6,966	$6,732

Rental expenses
Real estate taxes	921	674	1,409	602	657	1,061	907	460
Homeowners association fees	-	-	-	-	-	-	-	-
Insurance expense	269	244	346	135	205	274	276	188
Repairs & maintenance	55	-	-	-	-	-	-	-
Other expenses	-	-	82	-	-	-	-	-
Certain Operating Expenses	1,245	918	1,837	737	862	1,335	1,183	648

Rental income in excess/(deficit) of certain expenses	$5,919	$7,562	$1,748	$4,453	$4,544	$7,635	$5,783	$6,084

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 168 Brookview Drive	Landa Series 1683 Spoonbill Road	Landa Series 1689 Viceroy Way	Landa Series 171 Davidson Drive	Landa Series 1768 Glen View Way	Landa Series 181 Watercress Court	Landa Series 188 Timberline Road	Landa Series 189 Shenandoah Drive
Rental income	$3,878	$1,800	$8,222	$2,308	$5,610	$5,375	$5,158	$7,384

Rental expenses
Real estate taxes	814	694	1,672	845	879	903	183	860
Homeowners association fees	300	-	-	-	210	130	-	-
Insurance expense	206	229	260	291	234	186	154	209
Repairs & maintenance	21,817	535	-	-	-	135	-	-
Other expenses	287	-	-	-	-	299	-	-
Certain Operating Expenses	23,424	1,458	1,932	1,136	1,323	1,653	337	1,069

Rental income in excess/(deficit) of certain expenses	$(19,546)	$342	$6,290	$1,172	$4,287	$3,722	$4,821	$6,315

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 1903 Old Concord Drive SE	Landa Series 195 Branchwood Drive	Landa Series 195 Fairclift Drive	Landa Series 195 Hunters Trace	Landa Series 196 Montego Circle	Landa Series 20 Chimney Smoke Drive	Landa Series 204 N Main Court	Landa Series 2055 Grove Way
Rental income	$6,576	$-	$7,632	$3,316	$7,956	$8,658	$6,912	$-

Rental expenses
Real estate taxes	647	789	615	814	795	1,145	939	972
Homeowners association fees	-	-	-	-	-	-	-	225
Insurance expense	297	305	273	246	225	274	210	234
Repairs & maintenance	-	-	-	18,315	-	2,396	687	106
Other expenses	-	-	-	314	-	-	-	299
Certain Operating Expenses	944	1,094	888	19,689	1,020	3,815	1,836	1,836

Rental income in excess/(deficit) of certain expenses	$5,632	$(1,094)	$6,744	$(16,373)	$6,936	$4,843	$5,076	$(1,836)

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 212 Fleeta Drive	Landa Series 215 Central Lake Circle	Landa Series 217 Glenloch Court	Landa Series 2177 E Chester Circle SE	Landa Series 221 Lakeview Drive	Landa Series 2264 Chestnut Hill Circle	Landa Series 235 Lazy Hollow Lane	Landa Series 2425 Cornell Circle
Rental income	$8,718	$3,178	$9,540	$5,745	$7,258	$8,638	$6,972	$8,760

Rental expenses
Real estate taxes	690	585	1,237	697	1,178	1,908	886	1,498
Homeowners association fees	-	-	-	-	-	-	-	-
Insurance expense	215	253	330	302	286	377	287	321
Repairs & maintenance	2,150	-	-	80	-	-	397	-
Other expenses	-	-	-	-	-	-	-	-
Certain Operating Expenses	3,055	838	1,567	1,079	1,464	2,285	1,570	1,819

Rental income in excess/(deficit) of certain expenses	$5,663	$2,340	$7,973	$4,666	$5,794	$6,353	$5,402	$6,941

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 2443 Hodges Farm Road	Landa Series 25 Pleasant Valley Road	Landa Series 253 Marco Drive	Landa Series 255 Countryside Lane	Landa Series 258 Rocky Point Road	Landa Series 263 Rocky Point Road	Landa Series 268 Brookview Drive	Landa Series 270 Mountain Lane
Rental income	$7,314	$7,153	$6,003	$9,120	$6,820	$-	$7,938	$-

Rental expenses
Real estate taxes	712	1,020	650	787	1,030	708	816	738
Homeowners association fees	-	-	-	-	-	-	300	-
Insurance expense	230	254	197	282	285	266	206	270
Repairs & maintenance	-	-	-	45	491	743	127	-
Other expenses	-	-	-	-	27	350	-	461
Certain Operating Expenses	942	1,274	847	1,114	1,833	2,067	1,449	1,469

Rental income in excess/(deficit) of certain expenses	$6,372	$5,879	$5,156	$8,006	$4,987	$(2,067)	$6,489	$(1,469)

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 270 Mountain Way	Landa Series 270 Pleasant Hill Drive	Landa Series 2794 Norfair Loop	Landa Series 2813 Vicksburg Court	Landa Series 2933 Coffer Drive	Landa Series 30 High Ridge Road	Landa Series 30 Roosevelt Road	Landa Series 3011 Raintree Drive SE
Rental income	$4,550	$6,666	$7,396	$8,885	$8,083	$8,880	$1,214	$-

Rental expenses
Real estate taxes	715	752	1,281	762	596	689	1,072	1,054
Homeowners association fees	-	-	198	-	-	-	-	-
Insurance expense	275	309	218	319	242	240	281	224
Repairs & maintenance	-	14,050	-	245	-	430	-	-
Other expenses	-	260	-	-	-	-	-	183
Certain Operating Expenses	990	15,371	1,697	1,326	838	1,359	1,353	1,461

Rental income in excess/(deficit) of certain expenses	$3,560	$(8,705)	$5,699	$7,559	$7,245	$7,521	$(139)	$(1,461)

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 304 Deerfield Drive	Landa Series 3043 Highway 81 S	Landa Series 313 Blue Heron Drive	Landa Series 3202 Chippewa Drive	Landa Series 35 Clay Court	Landa Series 350 Cadiz Lane S	Landa Series 351 Wesley Park Drive
Rental income	$-	$6,132	$2,134	$7,938	$1,185	$7,248	$7,196

Rental expenses
Real estate taxes	891	771	1,066	689	833	782	855
Homeowners association fees	-	-	-	-	-	-	-
Insurance expense	273	220	244	255	278	244	204
Repairs & maintenance	20,360	-	-	4,130	-	-	1,952
Other expenses	299	-	314	-	-	-	-
Certain Operating Expenses	21,823	991	1,624	5,074	1,111	1,026	3,011

Rental income in excess/(deficit) of certain expenses	$(21,823)	$5,141	$510	$2,864	$74	$6,222	$4,185

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 3603 Manhattan Drive	Landa Series 3667 Patti Parkway	Landa Series 404 Barberry Lane	Landa Series 412 Kendall Lane	Landa Series 416 Autumn Lake Court	Landa Series 43 Darwin Drive	Landa Series 432 Manor Estates Drive	Landa Series 440 Freestone Drive
Rental income	$1,075	$9,762	$7,264	$7,416	$8,010	$6,878	$8,326	$8,316

Rental expenses
Real estate taxes	1,289	1,655	947	938	972	703	996	662
Homeowners association fees	-	-	-	163	125	-	-	-
Insurance expense	316	372	273	284	252	224	303	314
Repairs & maintenance	-	5,961	-	-	-	360	-	6,398
Other expenses	-	-	-	-	-	-	-	-
Certain Operating Expenses	1,605	7,988	1,220	1,385	1,349	1,287	1,299	7,374

Rental income in excess/(deficit) of certain expenses	$(530)	$1,774	$6,044	$6,031	$6,661	$5,591	$7,027	$942

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 4447 Lake Breeze Drive	Landa Series 445 Independence Drive	Landa Series 449 Kara Lane	Landa Series 45 Blue Jay Drive	Landa Series 45 Laurel Way	Landa Series 4702 Saint James Way	Landa Series 4732 Pinedale Drive	Landa Series 497 Highway 212
Rental income	$8,234	$2,372	$2,175	$9,919	$9,459	$5,847	$6,459	$5,580

Rental expenses
Real estate taxes	1,633	960	993	1,142	853	1,215	584	573
Homeowners association fees	-	-	100	-	-	300	-	-
Insurance expense	333	295	289	339	331	227	192	266
Repairs & maintenance	-	-	120	-	-	-	13,200	-
Other expenses	-	-	260	-	-	260	-	-
Certain Operating Expenses	1,966	1,255	1,762	1,481	1,184	2,002	13,976	839

Rental income in excess/(deficit) of certain expenses	$6,268	$1,117	$413	$8,438	$8,275	$3,845	$(7,517)	$4,741

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 5039 East Street	Landa Series 5040 Huntshire Lane	Landa Series 513 Jarrett Court	Landa Series 5143 Pinecrest Drive SW	Landa Series 524 Sawmill Road	Landa Series 5329 Shirewick Lane	Landa Series 540 Cowan Road
Rental income	$3,875	$1,166	$-	$1,245	$-	$8,144	$8,486

Rental expenses
Real estate taxes	818	2,326	1,034	466	585	1,454	630
Homeowners association fees	-	263	-	-	-	-	-
Insurance expense	190	499	240	191	290	329	284
Repairs & maintenance	-	1,281	-	-	-	-	-
Other expenses	-	-	-	-	-	-	-
Certain Operating Expenses	1,008	4,369	1,274	657	875	1,783	914

Rental income in excess/(deficit) of certain expenses	$2,867	$(3,203)	$(1,274)	$588	$(875)	$6,361	$7,572

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 5411 Rocky Pine Drive	Landa Series 55 Myrtle Grove Lane	Landa Series 550 Cowan Road	Landa Series 5581 Fox Glen Circle	Landa Series 565 Mountainview Drive	Landa Series 5737 Strathmoor Manor Circle	Landa Series 5801 Strathmoor Manor Circle
Rental income	$7,314	$6,110	$-	$-	$-	$3,132	$1,340

Rental expenses
Real estate taxes	1,384	745	530	2,073	904	950	930
Homeowners association fees	-	-	-	-	-	396	261
Insurance expense	298	279	246	239	467	280	204
Repairs & maintenance	-	-	311	21,735	162	345	-
Other expenses	-	-	303	-	-	-	-
Certain Operating Expenses	1,682	1,024	1,390	24,047	1,533	1,971	1,395

Rental income in excess/(deficit) of certain expenses	$5,632	$5,086	$(1,390)	$(24,047)	$(1,533)	$1,161	$(55)

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 6104-6106 Oakwood Circle SW	Landa Series 6107 Shadow Glen Court	Landa Series 6111-6113 Pine Glen Circle SW	Landa Series 6119 Pineneedle Drive SW	Landa Series 615 Barshay Drive	Landa Series 6168 Wheat Street NE	Landa Series 6178 Green Acres Drive SW	Landa Series 6386 Forester Way
Rental income	$9,240	$2,613	$7,683	$3,932	$8,339	$5,311	$2,803	$4,560

Rental expenses
Real estate taxes	467	482	904	475	677	335	680	1,360
Homeowners association fees	-	-	-	-	138	-	-	-
Insurance expense	532	172	428	146	242	179	214	284
Repairs & maintenance	-	-	-	-	-	1,716	-	-
Other expenses	-	-	-	-	-	-	-	-
Certain Operating Expenses	999	654	1,332	621	1,057	2,230	894	1,644

Rental income in excess/(deficit) of certain expenses	$8,241	$1,959	$6,351	$3,311	$7,282	$3,081	$1,909	$2,916

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 6404 Walnut Way	Landa Series 643 Sycamore Drive	Landa Series 65 Freedom Court	Landa Series 653 Georgetown Lane	Landa Series 6635 Kimberly Mill Road	Landa Series 6653 Bedford Road	Landa Series 6710 Sunset Hills Boulevard	Landa Series 6762 Bent Creek Drive
Rental income	$7,862	$7,470	$9,210	$7,306	$2,438	$-	$6,300	$-

Rental expenses
Real estate taxes	1,162	1,112	800	815	878	954	837	1,001
Homeowners association fees	240	-	-	250	-	-	150	-
Insurance expense	266	224	244	273	243	222	221	203
Repairs & maintenance	-	937	365	-	-	-	-	-
Other expenses	-	-	-	-	-	-	-	-
Certain Operating Expenses	1,668	2,273	1,409	1,338	1,121	1,176	1,208	1,204

Rental income in excess/(deficit) of certain expenses	$6,194	$5,197	$7,801	$5,968	$1,317	$(1,176)	$5,092	$(1,204)

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 683 Wood Path Court	Landa Series 70 Shenandoah Lane	Landa Series 709 Georgetown Court	Landa Series 7107 Geiger Street NW	Landa Series 7205 Lakeview Drive SW	Landa Series 750 Georgetown Court	Landa Series 752 Chestnut Drive	Landa Series 773 Villa Way
Rental income	$540	$8,885	$1,204	$2,465	$3,498	$6,625	$5,412	$5,862

Rental expenses
Real estate taxes	1,141	960	851	159	664	865	332	702
Homeowners association fees	-	-	250	-	-	250	-	330
Insurance expense	336	326	229	153	280	221	180	214
Repairs & maintenance	660	3,384	72	82	-	-	-	401
Other expenses	-	-	314	-	-	-	-	-
Certain Operating Expenses	2,137	4,670	1,716	394	944	1,336	512	1,647

Rental income in excess/(deficit) of certain expenses	$(1,597)	$4,215	$(512)	$2,071	$2,554	$5,289	$4,900	$4,215

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 7781 Mountain Creek Way	Landa Series 7950 Woodlake Drive	Landa Series 80 High Ridge Road	Landa Series 800 Mills Drive	Landa Series 808 Hillandale Lane	Landa Series 8110 Devonshire Drive	Landa Series 8121 Spillers Drive SW	Landa Series 8233 Creekline Court
Rental income	$7,872	$7,420	$8,100	$2,346	$8,730	$7,256	$7,314	$6,100

Rental expenses
Real estate taxes	1,081	912	913	702	1,138	453	376	999
Homeowners association fees	-	-	-	-	600	-	-	-
Insurance expense	307	250	273	327	254	172	169	250
Repairs & maintenance	776	-	2,450	304	515	-	-	2,110
Other expenses	-	-	-	-	-	-	-	-
Certain Operating Expenses	2,164	1,162	3,636	1,333	2,507	625	545	3,359

Rental income in excess/(deficit) of certain expenses	$5,708	$6,258	$4,464	$1,013	$6,223	$6,631	$6,769	$2,741

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 8302 Sterling Lakes Drive	Landa Series 843 Tramore Drive	Landa Series 85 Kirkland Court	Landa Series 85 Thorn Thicket Way	Landa Series 8658 Ashley Way	Landa Series 8667 Ashley Way	Landa Series 8671 Ashley Way
Rental income	$4,848	$9,920	$6,875	$7,375	$1,858	$7,040	$6,300

Rental expenses
Real estate taxes	903	1,065	924	1,018	533	490	490
Homeowners association fees	100	-	-	-	-	-	-
Insurance expense	294	139	329	279	163	110	128
Repairs & maintenance	535	-	-	-	1,298	128	128
Other expenses	-	-	-	-	299	-	-
Certain Operating Expenses	1,832	1,204	1,253	1,297	2,293	728	746

Rental income in excess/(deficit) of certain expenses	$3,016	$8,716	$5,622	$6,078	$(435)	$6,312	$5,554

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 8676 Ashley Way	Landa Series 8691 Ashley Way	Landa Series 8692 Ashley Way	Landa Series 8693 Ashley Way	Landa Series 8694 Ashley Way	Landa Series 8697 Ashley Way	Landa Series 8819 Leafwood Court	Landa Series 8855 Rugby Court
Rental income	$-	$-	$-	$-	$-	$5,700	$-	$6,778

Rental expenses
Real estate taxes	583	677	744	674	658	638	803	694
Homeowners association fees	-	-	-	-	-	-	-	-
Insurance expense	243	291	276	287	145	145	269	205
Repairs & maintenance	88	48	48	48	48	48	-	-
Other expenses	-	-	-	-	-	-	-	-
Certain Operating Expenses	914	1,016	1,068	1,009	851	831	1,072	899

Rental income in excess/(deficit) of certain expenses	$(914)	$(1,016)	$(1,068)	$(1,009)	$(851)	$4,869	$(1,072)	$5,879

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 9020 Sterling Ridge Lane	Landa Series 9150 Spillers Drive SW	Landa Series 925 Mote Road	Landa Series 9409 Forest Knoll Drive	Landa Series 9434 Cedar Creek Place	Landa Series 9597 Pintail Trail	Landa Series 974 Laurel Street
Rental income	$2,505	$5,940	$5,170	$9,729	$7,824	$3,354	$7,677

Rental expenses
Real estate taxes	784	808	633	968	1,135	1,150	998
Homeowners association fees	-	-	-	-	360	-	-
Insurance expense	252	238	301	296	290	251	264
Repairs & maintenance	-	-	82	-	-	-	915
Other expenses	-	-	-	-	-	-	-
Certain Operating Expenses	1,036	1,046	1,016	1,264	1,785	1,401	2,177

Rental income in excess/(deficit) of certain expenses	$1,469	$4,894	$4,154	$8,465	$6,039	$1,953	$5,500

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(CONTINUED)

	Landa Series 1701 Summerwoods Lane	Landa Series 1741 Park Lane	Total Combined
Rental income	$5,985	$4,948	$985,898

Rental expenses
Real estate taxes	887	907	157,068
Homeowners association fees	300	-	8,555
Insurance expense	162	187	46,165
Repairs & maintenance	149	-	189,282
Other expenses	-	153	6,163
Certain Operating Expenses	1,498	1,247	407,233

Rental income in excess/(deficit) of certain expenses	$4,487	$3,701	$578,665

The accompanying notes are an integral part of the statement of revenues and certain expenses.

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
FOR THE SIX MONTHS ENDED JUNE 30, 2022

1.	ORGANIZATION AND NATURE OF ACTIVITIES

The following table references the Single-Family Home Portfolio, which consists of one-hundred-eighty-six (186) single-family homes (each a “Property”, and collectively, the “Properties”), located in the metropolitan area in the state of Georgia:

Series Name	Series Name	Series Name
Landa Series 10 Oak Wood Lane	Landa Series 10 Windridge Drive	Landa Series 1000 Fox Valley Trail
Landa Series 1007 Leeward Way	Landa Series 10119 Commons Way	Landa Series 10121 Morris Drive SW
Landa Series 10183 Starr Street SW	Landa Series 103 Starlake Drive	Landa Series 104 Summerfield Drive
Landa Series 10433 Candlelight Rd	Landa Series 105 Anne Street	Landa Series 107 Oakwood Circle
Landa Series 109 Amberwood Lane	Landa Series 110 Shenandoah Drive	Landa Series 111 Fir Drive
Landa Series 1110 Parkview Drive	Landa Series 11187 Shannon Circle	Landa Series 112 Ridge Street
Landa Series 11322 Michelle Way	Landa Series 114 Starlake Drive	Landa Series 11447 S Grove Drive
Landa Series 1147 Village Way	Landa Series 115 Lakeview Drive	Landa Series 1160 Gable Terrace
Landa Series 1190 Kirkland Road	Landa Series 12 Mintz Street	Landa Series 120 Rosewood Drive
Landa Series 1201 Kilrush Drive	Landa Series 124 Libby Lane	Landa Series 126 E Mimosa Drive
Landa Series 12641 Alcovy Road	Landa Series 1320 Winona Avenue	Landa Series 133 Dove Landing
Landa Series 137 Southern Shores Road	Landa Series 138 Sandalwood Circle	Landa Series 140 High Ridge Road
Landa Series 141 Longstreet Circle	Landa Series 1443 Pebble Ridge Lane	Landa Series 1445 Maple Valley Court
Landa Series 146 Crystal Brook	Landa Series 1473 Brownleaf Drive	Landa Series 1485 Bola Court
Landa Series 1490 Diplomat Drive	Landa Series 153 Cliffside Court	Landa Series 157 Wells Road
Landa Series 160 Chimney Ridge Trail	Landa Series 164 Longstreet Circle	Landa Series 1666 W Poplar Street
Landa Series 168 Brookview Drive	Landa Series 1683 Spoonbill Road	Landa Series 1689 Viceroy Way
Landa Series 171 Davidson Drive	Landa Series 1768 Glen View Way	Landa Series 181 Watercress Court
Landa Series 188 Timberline Road	Landa Series 189 Shenandoah Drive	Landa Series 1903 Old Concord Drive SE
Landa Series 195 Branchwood Drive	Landa Series 195 Fairclift Drive	Landa Series 195 Hunters Trace
Landa Series 196 Montego Circle	Landa Series 20 Chimney Smoke Drive	Landa Series 204 N Main Court
Landa Series 2055 Grove Way	Landa Series 212 Fleeta Drive	Landa Series 215 Central Lake Circle
Landa Series 217 Glenloch Court	Landa Series 2177 E Chester Circle SE	Landa Series 221 Lakeview Drive
Landa Series 2264 Chestnut Hill Circle	Landa Series 235 Lazy Hollow Lane	Landa Series 2425 Cornell Circle
Landa Series 2443 Hodges Farm Road	Landa Series 25 Pleasant Valley Road	Landa Series 253 Marco Drive
Landa Series 255 Countryside Lane	Landa Series 258 Rocky Point Road	Landa Series 263 Rocky Point Road
Landa Series 268 Brookview Drive	Landa Series 270 Mountain Lane	Landa Series 270 Mountain Way
Landa Series 270 Pleasant Hill Drive	Landa Series 2794 Norfair Loop	Landa Series 2813 Vicksburg Court
Landa Series 2933 Coffer Drive	Landa Series 30 High Ridge Road	Landa Series 30 Roosevelt Road
Landa Series 3011 Raintree Drive SE		Landa Series 304 Deerfield Drive
Landa Series 3043 Highway 81 S	Landa Series 313 Blue Heron Drive	Landa Series 3202 Chippewa Drive
Landa Series 35 Clay Court	Landa Series 350 Cadiz Lane S	Landa Series 351 Wesley Park Drive
Landa Series 3603 Manhattan Drive	Landa Series 3667 Patti Parkway	Landa Series 404 Barberry Lane
Landa Series 412 Kendall Lane	Landa Series 416 Autumn Lake Court	Landa Series 43 Darwin Drive
Landa Series 432 Manor Estates Drive	Landa Series 440 Freestone Drive	Landa Series 4447 Lake Breeze Drive
Landa Series 445 Independence Drive	Landa Series 449 Kara Lane	Landa Series 45 Blue Jay Drive
Landa Series 45 Laurel Way	Landa Series 4702 Saint James Way	Landa Series 4732 Pinedale Drive
Landa Series 497 Highway 212	Landa Series 5039 East Street	Landa Series 5040 Huntshire Lane
	Landa Series 513 Jarrett Court	Landa Series 5143 Pinecrest Drive SW
Landa Series 524 Sawmill Road	Landa Series 5329 Shirewick Lane	Landa Series 540 Cowan Road
Landa Series 5411 Rocky Pine Drive	Landa Series 55 Myrtle Grove Lane	Landa Series 550 Cowan Road
	Landa Series 5581 Fox Glen Circle	Landa Series 565 Mountainview Drive

Series Name	Series Name	Series Name
Landa Series 5737 Strathmoor Manor Circle	Landa Series 5801 Strathmoor Manor Circle	Landa Series 6104-6106 Oakwood Circle SW
Landa Series 6107 Shadow Glen Court	Landa Series 6111-6113 Pine Glen Circle SW	Landa Series 6119 Pineneedle Drive SW
Landa Series 615 Barshay Drive	Landa Series 6168 Wheat Street NE	Landa Series 6178 Green Acres Drive SW
Landa Series 6386 Forester Way	Landa Series 6404 Walnut Way	Landa Series 643 Sycamore Drive
Landa Series 65 Freedom Court	Landa Series 653 Georgetown Lane	Landa Series 6635 Kimberly Mill Road
Landa Series 6653 Bedford Road	Landa Series 6710 Sunset Hills Boulevard	Landa Series 6762 Bent Creek Drive
Landa Series 683 Wood Path Court	Landa Series 70 Shenandoah Lane	Landa Series 709 Georgetown Court
Landa Series 7107 Geiger Street NW	Landa Series 7205 Lakeview Drive SW	Landa Series 750 Georgetown Court
Landa Series 752 Chestnut Drive	Landa Series 773 Villa Way	Landa Series 7781 Mountain Creek Way
Landa Series 7950 Woodlake Drive	Landa Series 80 High Ridge Road	Landa Series 800 Mills Drive
Landa Series 808 Hillandale Lane	Landa Series 8110 Devonshire Drive	Landa Series 8121 Spillers Drive SW
Landa Series 8233 Creekline Court	Landa Series 8302 Sterling Lakes Drive
Landa Series 843 Tramore Drive	Landa Series 85 Kirkland Court	Landa Series 85 Thorn Thicket Way
Landa Series 8658 Ashley Way	Landa Series 8667 Ashley Way	Landa Series 8671 Ashley Way
Landa Series 8676 Ashley Way	Landa Series 8691 Ashley Way	Landa Series 8692 Ashley Way
Landa Series 8693 Ashley Way	Landa Series 8694 Ashley Way	Landa Series 8697 Ashley Way
Landa Series 8819 Leafwood Court	Landa Series 8855 Rugby Court	Landa Series 9020 Sterling Ridge Lane
Landa Series 9150 Spillers Drive SW	Landa Series 925 Mote Road
Landa Series 9409 Forest Knoll Drive	Landa Series 9434 Cedar Creek Place	Landa Series 9597 Pintail Trail
Landa Series 974 Laurel Street	Landa Series 1701 Summerwoods Lane	Landa Series 1741 Park Lane

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying statement of revenues and certain operating expenses is presented in conformity with accounting principles generally accepted in the United States of America and in accordance with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations be included with certain filings with the SEC.

Accordingly, the statement excludes certain historical income and expenses that are not comparable to the proposed future operations of the Property such as certain ancillary income, amortization, depreciation, interest, management fees, utilities and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the Property after its acquisition by the respective Series listed above and are not intended to be a complete representation of the Property’s revenues and expenses.

Revenue

Revenues from rental properties are recognized on a straight-line basis over the terms of the respective leases when collectability is reasonably assured and when the tenant has taken possession or controls the physical use of the leased asset. Leases are generally for one year or less.

Use of Estimates

The preparation of the statement of revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

Subsequent events have been evaluated through March 20, 2023 the date the accompanying statement of revenues and certain operating expenses was available to be issued.

INDEPENDENT AUDITORS’ REPORT

To the Manager of

Landa App LLC

Opinion

We have audited the accompanying combined statements of revenues and certain operating expenses in total and for each listed property of the Landa App LLC (Landa App) Landa App Series Group (Series) as disclosed in Note 1, for the year ended December 31, 2021, and the related notes to the combined statements of revenues and certain expenses (collectively referred to as the “financial statements”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined statements of revenues and certain operating expenses, described in Note 2, of the Landa App LLC (Landa App) Landa App Series Group (Series) for the year ended December 31, 2021 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Landa App LLC (Landa App) Landa App Series Group (Series) and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

We draw attention to Note 2 to the financial statement, which describes that the accompanying financial statements were prepared for the purpose of complying with the rules and regulations of Article 3-14 of Regulation S-X of the U.S. Securities and Exchange Commission and it is not intended to be a complete presentation of the Landa App LLC (Landa App) Landa App Series Group (Series) combined statements of revenues and certain expenses.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

·	Exercise professional judgment and maintain professional skepticism throughout the audit.
·	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
·	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Marcum LLP

New York, NY

August 2, 2022

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

	Landa Series 10 Oak Wood Lane	Landa Series 10 Windridge Drive	Landa Series 1000 Fox Valley Trail	Landa Series 1007 Leeward Way	Landa Series 10119 Commons Way	Landa Series 10121 Morris Drive SW	Landa Series 10183 Starr Street SW	Landa Series 103 Starlake Drive

Rental Income	$14,731	$12,055	$15,156	$12,672	$14,214	$11,520	$11,725	$12,849

Rental Expenses
Real Estate Taxes	1,248	1,369	2,860	1,927	2,256	1,026	1,043	1,493
Homeowner Association Fees	-	-	-	-	-	-	-	-
Property Insurance	864	671	874	908	1,198	382	1,074	1,009
Repairs and Maintenance	515	2,515	805	185	461	1,275	812	299
Other Expenses	94	361	-	-	-	-	-	-
Certain Operating Expenses	2,721	4,916	4,539	3,020	3,915	2,683	2,929	2,801

Rental Income in Excess/(Deficit) of Certain Expenses	$12,010	$7,139	$10,617	$9,652	$10,299	$8,837	$8,796	$10,048

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 104 Summerfield Drive	Landa Series 10433 Candlelight Rd	Landa Series 105 Anne Street	Landa Series 107 Oakwood Circle	Landa Series 109 Amberwood Lane	Landa Series 110 Shenandoah Drive	Landa Series 111 Fir Drive	Landa Series 1110 Parkview Drive

Rental Income	$13,992	$13,848	$12,965	$10,350	$10,765	$13,758	$11,646	$11,100

Rental Expenses
Real Estate Taxes	2,282	2,049	973	811	977	1,598	1,383	871
Homeowner Association Fees	-	-	-	-	-	-	-	-
Property Insurance	848	693	667	715	863	1,166	793	683
Repairs and Maintenance	1,545	-	2,055	-	640	2,035	-	2,538
Other Expenses	-	-	-	-	-	-	188	-
Certain Operating Expenses	4,675	2,742	3,695	1,526	2,480	4,799	2,364	4,092

Rental Income in Excess/(Deficit) of Certain Expenses	$9,317	$11,106	$9,270	$8,824	$8,285	$8,959	$9,282	$7,008

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 11187 Shannon Circle	Landa Series 112 Ridge Street	Landa Series 11322 Michelle Way	Landa Series 114 Starlake Drive	Landa Series 11447 S Grove Drive	Landa Series 1147 Village Way	Landa Series 115 Lakeview Drive	Landa Series 1160 Gable Terrace

Rental Income	$12,468	$13,909	$12,924	$13,136	$12,670	$10,998	$14,250	$14,407

Rental Expenses
Real Estate Taxes	1,719	2,210	1,497	1,477	1,621	2,390	2,182	2,699
Homeowner Association Fees	-	-	480	-	450	2,533	-	-
Property Insurance	789	1,117	723	713	668	870	1,063	1,229
Repairs and Maintenance	1,548	485	945	676	130	7,438	-	1,835
Other Expenses	-	-	-	-	-	183	-	-
Certain Operating Expenses	4,056	3,812	3,645	2,866	2,869	13,414	3,245	5,763

Rental Income in Excess/(Deficit) of Certain Expenses	$8,412	$10,097	$9,279	$10,270	$9,801	$(2,416)	$11,005	$8,644

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 1190 Kirkland Road	Landa Series 12 Mintz Street	Landa Series 120 Rosewood Drive	Landa Series 1201 Kilrush Drive	Landa Series 124 Libby Lane	Landa Series 126 E Mimosa Drive	Landa Series 12641 Alcovy Road

Rental Income	13,777	12,256	14,088	26,337	12,868	10,306	11,118

Rental Expenses
Real Estate Taxes	1,383	1,615	2,152	3,196	1,143	885	1,472
Homeowner Association Fees	-	-	-	-	-	-	-
Property Insurance	694	1,038	1,073	2,041	589	513	577
Repairs and Maintenance	8,920	909	610	1,585	1,594	95	1,790
Other Expenses	-	-	95	-	-	-	52
Certain Operating Expenses	10,997	3,562	3,930	6,822	3,326	1,493	3,891

Rental Income in Excess/(Deficit) of Certain Expenses	$2,780	$8,694	$10,158	$19,515	$9,542	$8,813	$7,227

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 1320 Winona Avenue	Landa Series 133 Dove Landing	Landa Series 137 Southern Shores Road	Landa Series 138 Sandalwood Circle	Landa Series 140 High Ridge Road	Landa Series 141 Longstreet Circle	Landa Series 1443 Pebble Ridge Lane

Rental Income	$3,800	$11,790	$12,457	$10,569	$12,385	$13,490	$13,752

Rental Expenses
Real Estate Taxes	652	284	1,367	1,140	1,516	1,511	2,040
Homeowner Association Fees	-	-	-	1,261	-	-	-
Property Insurance	493	980	789	613	1,023	855	775
Repairs and Maintenance	8,060	1,206	237	2,502	1,375	1,237	-
Other Expenses	269	-	-	200	-	-	-
Certain Operating Expenses	9,474	2,470	2,393	5,716	3,914	3,603	2,815

Rental Income in Excess/(Deficit) of Certain Expenses	$(5,674)	$9,320	$10,064	$4,853	$8,471	$9,887	$10,937

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 1445 Maple Valley Court	Landa Series 146 Crystal Brook	Landa Series 1473 Brownleaf Drive	Landa Series 1485 Bola Court	Landa Series 1490 Diplomat Drive	Landa Series 153 Cliffside Court

Rental Income	$13,620	$12,051	$11,824	$12,550	$11,025	$10,221

Rental Expenses
Real Estate Taxes	1,253	1,659	1,395	1,348	2,818	785
Homeowner Association Fees	360	-	-	-	-	-
Property Insurance	543	540	750	871	739	670
Repairs and Maintenance	-	356	-	135	6,736	120
Other Expenses	-	-	-	95	46	-
Certain Operating Expenses	2,156	2,555	2,145	2,449	10,339	1,575

Rental Income in Excess/(Deficit) of Certain Expenses	$11,464	$9,496	$9,679	$10,101	$686	$8,646

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 157 Wells Road	Landa Series 160 Chimney Ridge Trail	Landa Series 164 Longstreet Circle	Landa Series 1666 W Poplar Street	Landa Series 168 Brookview Drive	Landa Series 1683 Spoonbill Road	Landa Series 1689 Viceroy Way

Rental Income	$10,353	$14,012	$13,404	$12,952	$6,923	$11,320	$15,720

Rental Expenses
Real Estate Taxes	1,282	2,082	1,813	920	1,261	1,388	3,344
Homeowner Association Fees	-	-	-	-	622	-	-
Property Insurance	871	1,063	963	848	635	931	885
Repairs and Maintenance	2,750	4,085	185	130	968	2,110	1,460
Other Expenses	-	416	-	-	-	620	200
Certain Operating Expenses	4,903	7,646	2,961	1,898	3,486	5,049	5,889

Rental Income in Excess/(Deficit) of Certain Expenses	$5,450	$6,366	$10,443	$11,054	$3,437	$6,271	$9,831

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 171 Davidson Drive	Landa Series 1768 Glen View Way	Landa Series 181 Watercress Court	Landa Series 188 Timberline Road	Landa Series 189 Shenandoah Drive	Landa Series 1903 Old Concord Drive SE	Landa Series 195 Branchwood Drive	Landa Series 195 Fairclift Drive

Rental Income	$13,424	$7,806	$11,626	$9,702	$12,683	$12,718	$13,356	$14,628

Rental Expenses
Real Estate Taxes	1,691	1,371	1,806	366	1,721	1,294	1,578	1,231
Homeowner Association Fees	-	248	261	-	-	-	-	-
Property Insurance	781	607	835	465	663	809	801	920
Repairs and Maintenance	4,690	7,030	3,499	280	4,065	990	1,190	999
Other Expenses	236	139	432	-	470	-	-	-
Certain Operating Expenses	7,398	9,395	6,833	1,111	6,919	3,093	3,569	3,150

Rental Income in Excess/(Deficit) of Certain Expenses	$6,026	$(1,589)	$4,793	$8,591	$5,764	$9,625	$9,787	$11,478

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 195 Hunters Trace	Landa Series 196 Montego Circle	Landa Series 20 Chimney Smoke Drive	Landa Series 204 N Main Court	Landa Series 2055 Grove Way	Landa Series 212 Fleeta Drive	Landa Series 215 Central Lake Circle

Rental Income	$13,045	$12,853	$13,200	$13,239	$8,795	$12,565	$10,118

Rental Expenses
Real Estate Taxes	1,628	1,591	2,289	1,816	1,532	1,379	1,171
Homeowner Association Fees	-	-	-	-	450	-	-
Property Insurance	1,071	868	1,122	889	838	733	574
Repairs and Maintenance	276	-	2,110	275	1,631	3,510	485
Other Expenses	-	-	-	-	-	128	94
Certain Operating Expenses	2,975	2,459	5,521	2,980	4,451	5,750	2,324

Rental Income in Excess/(Deficit) of Certain Expenses	$10,070	$10,394	$7,679	$10,259	$4,344	$6,815	$7,794

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 217 Glenloch Court	Landa Series 2177 E Chester Circle SE	Landa Series 221 Lakeview Drive	Landa Series 2264 Chestnut Hill Circle	Landa Series 235 Lazy Hollow Lane	Landa Series 2425 Cornell Circle	Landa Series 2443 Hodges Farm Road

Rental Income	$15,716	$15,728	$13,434	$16,572	$13,554	$17,034	$14,442

Rental Expenses
Real Estate Taxes	2,435	1,395	2,357	3,817	1,772	2,914	1,423
Homeowner Association Fees	-	-	-	-	-	-	-
Property Insurance	1,326	1,028	1,093	1,200	1,176	1,238	1,080
Repairs and Maintenance	2,450	495	329	2,842	505	490	420
Other Expenses	318	-	-	140	-	-	-
Certain Operating Expenses	6,529	2,918	3,779	7,999	3,453	4,642	2,923

Rental Income in Excess/(Deficit) of Certain Expenses	$9,187	$12,810	$9,655	$8,573	$10,101	$12,392	$11,519

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 25 Pleasant Valley Road	Landa Series 253 Marco Drive	Landa Series 255 Countryside Lane	Landa Series 258 Rocky Point Road	Landa Series 263 Rocky Point Road	Landa Series 268 Brookview Drive	Landa Series 270 Mountain Lane	Landa Series 270 Mountain Way

Rental Income	$12,415	$11,071	$13,290	12,532	$14,544	$11,100	$13,992	$12,580

Rental Expenses
Real Estate Taxes	2,040	360	1,575	2,059	1,415	1,264	1,477	1,431
Homeowner Association Fees	-	-	-	-	-	622	-	-
Property Insurance	901	584	1,154	979	1,124	635	871	1,108
Repairs and Maintenance	3,672	450	686	4,910	727	-	-	4,102
Other Expenses	-	-	-	215	-	-	-	-
Certain Operating Expenses	6,613	1,394	3,415	8,163	3,266	2,521	2,348	6,641

Rental Income in Excess/(Deficit) of Certain Expenses	$5,802	$9,677	$9,875	$4,369	$11,278	$8,927	$11,644	$5,939

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 270 Pleasant Hill Drive	Landa Series 2794 Norfair Loop	Landa Series 2813 Vicksburg Court	Landa Series 2933 Coffer Drive	Landa Series 30 High Ridge Road	Landa Series 30 Roosevelt Road	Landa Series 3011 Raintree Drive SE

Rental Income	$14,317	$12,231	$16,630	$11,705	$12,660	$14,499	$14,145

Rental Expenses
Real Estate Taxes	1,503	2,562	1,524	1,191	1,378	2,143	2,107
Homeowner Association Fees	-	-	-	-	-	-	-
Property Insurance	1,176	817	1,093	586	662	1,155	1,051
Repairs and Maintenance	-	911	725	670	2,008	390	-
Other Expenses	-	-	-	-	-	-	-
Certain Operating Expenses	2,679	4,290	3,342	2,447	4,048	3,688	3,158

Rental Income in Excess/(Deficit) of Certain Expenses	$11,638	$7,941	$13,288	$9,258	$8,612	$10,811	$10,987

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 304 Deerfield Drive	Landa Series 3043 Highway 81 S	Landa Series 313 Blue Heron Drive	Landa Series 3202 Chippewa Drive	Landa Series 35 Clay Court	Landa Series 350 Cadiz Lane S

Rental Income	$8,715	$9,152	$13,550	$12,690	$14,154	$13,816

Rental Expenses
Real Estate Taxes	1,782	772	2,131	1,378	1,667	1,564
Homeowner Association Fees	-	-	-	-	-	-
Property Insurance	841	663	1,064	1,232	977	936
Repairs and Maintenance	5,057	3,730	1,670	4,027	3,135	1,960
Other Expenses	440	240	-	376	-	-
Certain Operating Expenses	8,120	5,405	4,865	7,013	5,779	4,460

Rental Income in Excess/(Deficit) of Certain Expenses	$595	$3,747	$8,685	$5,677	$8,375	$9,356

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 351 Wesley Park Drive	Landa Series 3603 Manhattan Drive	Landa Series 3667 Patti Parkway	Landa Series 404 Barberry Lane	Landa Series 412 Kendall Lane	Landa Series 416 Autumn Lake Court	Landa Series 43 Darwin Drive

Rental Income	$12,233	$13,200	$18,604	$13,336	$14,202	$13,812	$10,813

Rental Expenses
Real Estate Taxes	1,709	2,578	3,309	1,894	1,876	1,876	1,407
Homeowner Association Fees	-	-	-	-	325	250	-
Property Insurance	974	1,143	1,392	744	735	959	979
Repairs and Maintenance	1,533	-	2,641	967	362	-	1,791
Other Expenses	-	-	-	-	-	-	-
Certain Operating Expenses	4,216	3,721	7,342	3,605	3,298	3,085	4,177

Rental Income in Excess/(Deficit) of Certain Expenses	$8,017	$9,479	$11,262	$9,731	$10,904	$10,727	$6,636

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 432 Manor Estates Drive	Landa Series 440 Freestone Drive	Landa Series 4447 Lake Breeze Drive	Landa Series 445 Independence Drive	Landa Series 449 Kara Lane	Landa Series 45 Blue Jay Drive	Landa Series 45 Laurel Way

Rental Income	$13,980	$15,852	$15,980	$14,165	$13,095	$18,955	$14,544

Rental Expenses
Real Estate Taxes	1,991	1,324	3,266	1,920	1,986	2,284	1,706
Homeowner Association Fees	-	-	-	-	200	-	-
Property Insurance	815	1,296	1,637	735	741	1,437	727
Repairs and Maintenance	-	1,915	255	-	589	360	588
Other Expenses	-	-	140	-	111	-	-
Certain Operating Expenses	2,806	4,535	5,298	2,655	3,627	4,081	3,021

Rental Income in Excess/(Deficit) of Certain Expenses	$11,174	$11,317	$10,682	$11,510	$9,468	$14,874	$11,523

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 4702 Saint James Way	Landa Series 4732 Pinedale Drive	Landa Series 497 Highway 212	Landa Series 5039 East Street	Landa Series 5040 Huntshire Lane	Landa Series 513 Jarrett Court

Rental Income	$13,200	$11,340	$10,880	$9,300	$14,917	$14,184

Rental Expenses
Real Estate Taxes	2,431	1,168	1,145	923	3,907	2,068
Homeowner Association Fees	550	-	-	-	525	-
Property Insurance	878	651	756	695	745	865
Repairs and Maintenance	130	1,375	-	485	5,738	450
Other Expenses	-	-	-	-	760	-
Certain Operating Expenses	3,989	3,194	1,901	2,103	11,675	3,383

Rental Income in Excess/(Deficit) of Certain Expenses	$9,211	$8,146	$8,979	$7,197	$3,242	$10,801

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 5143 Pinecrest Drive SW	Landa Series 524 Sawmill Road	Landa Series 5329 Shirewick Lane	Landa Series 540 Cowan Road	Landa Series 5411 Rocky Pine Drive	Landa Series 55 Myrtle Grove Lane	Landa Series 550 Cowan Road

Rental Income	$11,016	$12,528	$15,725	$12,601	$14,283	$12,425	$11,940

Rental Expenses
Real Estate Taxes	932	1,169	2,908	1,259	2,769	1,490	1,060
Homeowner Association Fees	-	-	-	-	-	-	-
Property Insurance	418	864	1,253	780	756	1,116	730
Repairs and Maintenance	1,429	4,802	1,260	754	-	4,050	3,468
Other Expenses	-	-	-	-	-	232	-
Certain Operating Expenses	2,779	6,835	5,421	2,793	3,525	6,888	5,258

Rental Income in Excess/(Deficit) of Certain Expenses	$8,237	$5,693	$10,304	$9,808	$10,758	$5,537	$6,682

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 5581 Fox Glen Circle	Landa Series 565 Mountainview Drive	Landa Series 5737 Strathmoor Manor Circle	Landa Series 5801 Strathmoor Manor Circle	Landa Series 6104-6106 Oakwood Circle SW	Landa Series 6107 Shadow Glen Court	Landa Series 6111-6113 Pine Glen Circle SW

Rental Income	$17,525	$12,973	$13,902	$12,301	$9,402	$10,257	$20,033

Rental Expenses
Real Estate Taxes	4,146	1,809	1,900	1,860	934	964	904
Homeowner Association Fees	-	-	852	275	-	-	-
Property Insurance	1,769	915	901	869	705	461	752
Repairs and Maintenance	2,625	3,920	120	-	-	700	1,585
Other Expenses	-	-	250	-	-	-	-
Certain Operating Expenses	8,540	6,644	4,023	3,250	1,639	2,125	3,241

Rental Income in Excess/(Deficit) of Certain Expenses	$8,985	$6,329	$9,879	$9,051	$7,763	$8,132	$16,792

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 6119 Pineneedle Drive SW	Landa Series 615 Barshay Drive	Landa Series 6168 Wheat Street NE	Landa Series 6178 Green Acres Drive SW	Landa Series 6386 Forester Way	Landa Series 6404 Walnut Way

Rental Income	$11,572	$14,259	$9,829	$11,484	$13,420	$15,349

Rental Expenses
Real Estate Taxes	950	1,354	670	1,360	2,720	1,564
Homeowner Association Fees	-	2,538	-	-	-	480
Property Insurance	646	1,099	462	632	735	1,218
Repairs and Maintenance	1,941	1,935	2,171	2,806	-	200
Other Expenses	119	-	-	-	-	243
Certain Operating Expenses	3,656	6,926	3,303	4,798	3,455	3,705

Rental Income in Excess/(Deficit) of Certain Expenses	$7,916	$7,333	$6,526	$6,686	$9,965	$11,644

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 643 Sycamore Drive	Landa Series 65 Freedom Court	Landa Series 653 Georgetown Lane	Landa Series 6635 Kimberly Mill Road	Landa Series 6653 Bedford Road	Landa Series 6710 Sunset Hills Boulevard	Landa Series 6762 Bent Creek Drive

Rental Income	$14,381	$13,779	$12,164	$14,629	$11,701	$12,105	$12,584

Rental Expenses
Real Estate Taxes	2,235	1,600	1,630	1,756	1,909	1,673	2,002
Homeowner Association Fees	-	-	500	-	-	300	-
Property Insurance	746	1,127	665	681	930	867	1,046
Repairs and Maintenance	-	-	983	516	2,320	1,260	70
Other Expenses	-	-	-	200	-	-	-
Certain Operating Expenses	2,981	2,727	3,778	3,153	5,159	4,100	3,118

Rental Income in Excess/(Deficit) of Certain Expenses	$11,400	$11,052	$8,386	$11,476	$6,542	$8,005	$9,466

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 683 Wood Path Court	Landa Series 70 Shenandoah Lane	Landa Series 709 Georgetown Court	Landa Series 7107 Geiger Street NW	Landa Series 7205 Lakeview Drive SW	Landa Series 750 Georgetown Court	Landa Series 752 Chestnut Drive	Landa Series 773 Villa Way

Rental Income	$14,952	$13,665	$13,822	$10,052	$13,794	$12,704	$10,309	$8,640

Rental Expenses
Real Estate Taxes	2,281	1,920	1,711	318	1,328	1,730	665	1,087
Homeowner Association Fees	-	-	831	-	-	801	-	681
Property Insurance	712	874	649	490	831	860	491	332
Repairs and Maintenance	320	2,300	1,312	559	185	-	470	12,916
Other Expenses	-	-	-	119	-	-	-	-
Certain Operating Expenses	3,313	5,094	4,503	1,486	2,344	3,391	1,626	15,016

Rental Income in Excess/(Deficit) of Certain Expenses	$11,639	$8,571	$9,319	$8,566	$11,450	$9,313	$8,683	$(6,376)

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 7781 Mountain Creek Way	Landa Series 7950 Woodlake Drive	Landa Series 80 High Ridge Road	Landa Series 800 Mills Drive	Landa Series 808 Hillandale Lane	Landa Series 8110 Devonshire Drive	Landa Series 8121 Spillers Drive SW

Rental Income	$14,445	$12,678	$12,475	$13,942	$15,225	$11,355	$11,136

Rental Expenses
Real Estate Taxes	2,161	1,825	1,826	1,404	2,277	906	752
Homeowner Association Fees	-	-	-	-	1,355	-	-
Property Insurance	1,128	858	1,038	778	911	500	414
Repairs and Maintenance	2,890	2,832	5,694	-	1,335	3,470	360
Other Expenses	200	38	127	-	-	296	-
Certain Operating Expenses	6,379	5,553	8,685	2,182	5,878	5,172	1,526

Rental Income in Excess/(Deficit) of Certain Expenses	$8,066	$7,125	$3,790	$11,760	$9,347	$6,183	$9,610

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 8233 Creekline Court	Landa Series 8302 Sterling Lakes Drive	Landa Series 843 Tramore Drive	Landa Series 85 Kirkland Court	Landa Series 85 Thorn Thicket Way	Landa Series 8658 Ashley Way	Landa Series 8667 Ashley Way

Rental Income	$11,832	$13,871	$5,160	$14,128	$14,093	$4,983	$2,803

Rental Expenses
Real Estate Taxes	2,009	1,806	939	1,848	2,036	478	440
Homeowner Association Fees	-	200	-	-	-	-	-
Property Insurance	728	1,351	208	1,168	887	164	167
Repairs and Maintenance	5,908	1,553	388	4,548	285	587	8,287
Other Expenses	-	-	-	384	200	-	-
Certain Operating Expenses	8,645	4,910	1,535	7,948	3,408	1,229	8,894

Rental Income in Excess/(Deficit) of Certain Expenses	$3,187	$8,961	$3,625	$6,180	$10,685	$3,754	$(6,091)

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 8671 Ashley Way	Landa Series 8676 Ashley Way	Landa Series 8691 Ashley Way	Landa Series 8692 Ashley Way	Landa Series 8693 Ashley Way	Landa Series 8694 Ashley Way	Landa Series 8697 Ashley Way	Landa Series 8819 Leafwood Court

Rental Income	$4,505	$-	$-	$-	$-	$-	5,118	11,520

Rental Expenses
Real Estate Taxes	440	524	608	668	606	591	573	1,606
Homeowner Association Fees	-	-	-	-	-	-	-	-
Property Insurance	168	178	205	192	197	185	189	783
Repairs and Maintenance	798	17,214	641	420	-	1,205	9,040	145
Other Expenses	-	-	-	-	-	-	-	-
Certain Operating Expenses	1,406	17,916	1,454	1,280	803	1,981	9,802	2,534

Rental Income in Excess/(Deficit) of Certain Expenses	$3,099	$(17,916)	$(1,454)	$(1,280)	$(803)	$(1,981)	$(4,684)	$8,986

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 8855 Rugby Court	Landa Series 9020 Sterling Ridge Lane	Landa Series 9150 Spillers Drive SW	Landa Series 925 Mote Road	Landa Series 9409 Forest Knoll Drive	Landa Series 9434 Cedar Creek Place

Rental Income	$10,681	$12,650	$11,790	$12,113	$13,820	$15,130

Rental Expenses
Real Estate Taxes	1,388	1,567	1,615	1,267	1,937	2,269
Homeowner Association Fees	-	-	-	-	-	-
Property Insurance	523	837	960	596	794	1,109
Repairs and Maintenance	5,403	328	555	170	70	1,375
Other Expenses	302	-	-	-	-	-
Certain Operating Expenses	7,616	2,732	3,130	2,033	2,801	4,753

Rental Income in Excess/(Deficit) of Certain Expenses	$3,065	$9,918	$8,660	$10,080	$11,019	$10,377

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Continued)

	Landa Series 9597 Pintail Trail	Landa Series 974 Laurel Street	Landa Series 1701 Summerwoods Lane	Landa Series 1741 Park Lane	Total Combined

Rental Income	$13,072	$10,812	$11,638	$8,700	$2,227,822

Rental Expenses
Real Estate Taxes	2,300	1,505	1,774	1,814	294,659
Homeowner Association Fees	-	-	600	-	18,796
Property Insurance	738	700	360	420	149,388
Repairs and Maintenance	1,181	210	898	881	310,110
Other Expenses	-	-	-	-	9,768
Certain Operating Expenses	4,219	2,415	3,632	3,115	782,721

Rental Income in Excess/(Deficit) of Certain Expenses	$8,853	$8,397	$8,006	$5,585	$1,445,101

The accompanying notes are an integral part of the statement of revenues and certain expenses.

NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2021

1.	ORGANIZATION AND NATURE OF ACTIVITIES

The following table references the Single-Family Home Portfolio, which consists of one-hundred-eighty-one (181) single-family homes (each a “Property”, and collectively, the “Properties”), located in the metropolitan area in the state of Georgia:

Series Name	Series Name	Series Name
Landa Series 10 Oak Wood Lane	Landa Series 10 Windridge Drive	Landa Series 1000 Fox Valley Trail
Landa Series 1007 Leeward Way	Landa Series 10119 Commons Way	Landa Series 10121 Morris Drive SW
Landa Series 10183 Starr Street SW	Landa Series 103 Starlake Drive	Landa Series 104 Summerfield Drive
Landa Series 10433 Candlelight Rd	Landa Series 105 Anne Street	Landa Series 107 Oakwood Circle
Landa Series 109 Amberwood Lane	Landa Series 110 Shenandoah Drive	Landa Series 111 Fir Drive
Landa Series 1110 Parkview Drive	Landa Series 11187 Shannon Circle	Landa Series 112 Ridge Street
Landa Series 11322 Michelle Way	Landa Series 114 Starlake Drive	Landa Series 11447 S Grove Drive
Landa Series 1147 Village Way	Landa Series 115 Lakeview Drive	Landa Series 1160 Gable Terrace
Landa Series 1190 Kirkland Road	Landa Series 12 Mintz Street	Landa Series 120 Rosewood Drive
Landa Series 1201 Kilrush Drive	Landa Series 124 Libby Lane	Landa Series 126 E Mimosa Drive
Landa Series 12641 Alcovy Road	Landa Series 1320 Winona Avenue	Landa Series 133 Dove Landing
Landa Series 137 Southern Shores Road	Landa Series 138 Sandalwood Circle	Landa Series 140 High Ridge Road
Landa Series 141 Longstreet Circle	Landa Series 1443 Pebble Ridge Lane	Landa Series 1445 Maple Valley Court
Landa Series 146 Crystal Brook	Landa Series 1473 Brownleaf Drive	Landa Series 1485 Bola Court
Landa Series 1490 Diplomat Drive	Landa Series 153 Cliffside Court	Landa Series 157 Wells Road
Landa Series 160 Chimney Ridge Trail	Landa Series 164 Longstreet Circle	Landa Series 1666 W Poplar Street
Landa Series 168 Brookview Drive	Landa Series 1683 Spoonbill Road	Landa Series 1689 Viceroy Way
Landa Series 171 Davidson Drive	Landa Series 1768 Glen View Way	Landa Series 181 Watercress Court
Landa Series 188 Timberline Road	Landa Series 189 Shenandoah Drive	Landa Series 1903 Old Concord Drive SE
Landa Series 195 Branchwood Drive	Landa Series 195 Fairclift Drive	Landa Series 195 Hunters Trace
Landa Series 196 Montego Circle	Landa Series 20 Chimney Smoke Drive	Landa Series 204 N Main Court
Landa Series 2055 Grove Way	Landa Series 212 Fleeta Drive	Landa Series 215 Central Lake Circle
Landa Series 217 Glenloch Court	Landa Series 2177 E Chester Circle SE	Landa Series 221 Lakeview Drive
Landa Series 2264 Chestnut Hill Circle	Landa Series 235 Lazy Hollow Lane	Landa Series 2425 Cornell Circle
Landa Series 2443 Hodges Farm Road	Landa Series 25 Pleasant Valley Road	Landa Series 253 Marco Drive
Landa Series 255 Countryside Lane	Landa Series 258 Rocky Point Road	Landa Series 263 Rocky Point Road
Landa Series 268 Brookview Drive	Landa Series 270 Mountain Lane	Landa Series 270 Mountain Way
Landa Series 270 Pleasant Hill Drive	Landa Series 2794 Norfair Loop	Landa Series 2813 Vicksburg Court
Landa Series 2933 Coffer Drive	Landa Series 30 High Ridge Road	Landa Series 30 Roosevelt Road
Landa Series 3011 Raintree Drive SE		Landa Series 304 Deerfield Drive
Landa Series 3043 Highway 81 S	Landa Series 313 Blue Heron Drive	Landa Series 3202 Chippewa Drive
Landa Series 35 Clay Court	Landa Series 350 Cadiz Lane S	Landa Series 351 Wesley Park Drive
Landa Series 3603 Manhattan Drive	Landa Series 3667 Patti Parkway	Landa Series 404 Barberry Lane
Landa Series 412 Kendall Lane	Landa Series 416 Autumn Lake Court	Landa Series 43 Darwin Drive
Landa Series 432 Manor Estates Drive	Landa Series 440 Freestone Drive	Landa Series 4447 Lake Breeze Drive
Landa Series 445 Independence Drive	Landa Series 449 Kara Lane	Landa Series 45 Blue Jay Drive
Landa Series 45 Laurel Way	Landa Series 4702 Saint James Way	Landa Series 4732 Pinedale Drive
Landa Series 497 Highway 212	Landa Series 5039 East Street	Landa Series 5040 Huntshire Lane
	Landa Series 513 Jarrett Court	Landa Series 5143 Pinecrest Drive SW
Landa Series 524 Sawmill Road	Landa Series 5329 Shirewick Lane	Landa Series 540 Cowan Road
Landa Series 5411 Rocky Pine Drive	Landa Series 55 Myrtle Grove Lane	Landa Series 550 Cowan Road
	Landa Series 5581 Fox Glen Circle	Landa Series 565 Mountainview Drive

Series Name	Series Name	Series Name
Landa Series 5737 Strathmoor Manor Circle	Landa Series 5801 Strathmoor Manor Circle	Landa Series 6104-6106 Oakwood Circle SW
Landa Series 6107 Shadow Glen Court	Landa Series 6111-6113 Pine Glen Circle SW	Landa Series 6119 Pineneedle Drive SW
Landa Series 615 Barshay Drive	Landa Series 6168 Wheat Street NE	Landa Series 6178 Green Acres Drive SW
Landa Series 6386 Forester Way	Landa Series 6404 Walnut Way	Landa Series 643 Sycamore Drive
Landa Series 65 Freedom Court	Landa Series 653 Georgetown Lane	Landa Series 6635 Kimberly Mill Road
Landa Series 6653 Bedford Road	Landa Series 6710 Sunset Hills Boulevard	Landa Series 6762 Bent Creek Drive
Landa Series 683 Wood Path Court	Landa Series 70 Shenandoah Lane	Landa Series 709 Georgetown Court
Landa Series 7107 Geiger Street NW	Landa Series 7205 Lakeview Drive SW	Landa Series 750 Georgetown Court
Landa Series 752 Chestnut Drive	Landa Series 773 Villa Way	Landa Series 7781 Mountain Creek Way
Landa Series 7950 Woodlake Drive	Landa Series 80 High Ridge Road	Landa Series 800 Mills Drive
Landa Series 808 Hillandale Lane	Landa Series 8110 Devonshire Drive	Landa Series 8121 Spillers Drive SW
Landa Series 8233 Creekline Court	Landa Series 8302 Sterling Lakes Drive
Landa Series 843 Tramore Drive	Landa Series 85 Kirkland Court	Landa Series 85 Thorn Thicket Way
Landa Series 8658 Ashley Way	Landa Series 8667 Ashley Way	Landa Series 8671 Ashley Way
Landa Series 8676 Ashley Way	Landa Series 8691 Ashley Way	Landa Series 8692 Ashley Way
Landa Series 8693 Ashley Way	Landa Series 8694 Ashley Way	Landa Series 8697 Ashley Way
Landa Series 8819 Leafwood Court	Landa Series 8855 Rugby Court	Landa Series 9020 Sterling Ridge Lane
Landa Series 9150 Spillers Drive SW	Landa Series 925 Mote Road
Landa Series 9409 Forest Knoll Drive	Landa Series 9434 Cedar Creek Place	Landa Series 9597 Pintail Trail
Landa Series 974 Laurel Street	Landa Series 1701 Summerwoods Lane	Landa Series 1741 Park Lane

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying statement of revenues and certain operating expenses is presented in conformity with accounting principles generally accepted in the United States of America and in accordance with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations be included with certain filings with the SEC.

Accordingly, the statement excludes certain historical income and expenses that are not comparable to the proposed future operations of the Property such as certain ancillary income, amortization, depreciation, interest, management fees, utilities and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the Property after its acquisition by the respective Series listed above and are not intended to be a complete representation of the Property’s revenues and expenses.

Revenue

Revenues from rental properties are recognized on a straight-line basis over the terms of the respective leases when collectability is reasonably assured and when the tenant has taken possession or controls the physical use of the leased asset. Leases are generally for one year or less.

Use of Estimates

The preparation of the statement of revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

Subsequent events have been evaluated through May 23, 2022 the date the accompanying statement of revenues and certain operating expenses was available to be issued.

PART III—EXHIBITS

Index to Exhibits

2.1	Certificate of Formation of Landa Properties A LLC (incorporated by reference to the copy thereof filed as Exhibit 2.1 to the Company’s Form 1-A dated December 1, 2020)*
2.2	Certificate of Amendment to the Certificate of Formation of Landa Properties A LLC (incorporated by reference to the copy thereof filed as Exhibit 2.2 to the Company’s Form 1-A dated December 1, 2020)*
2.3	Certificate of Amendment to the Certificate of Formation of Landa Properties A LLC (incorporated by reference to the copy thereof filed as Exhibit 2.3 to the Company’s Form 1-A dated December 1, 2020)*
2.4	Amended and Restated Limited Liability Company Operating Agreement of Landa App LLC (incorporated by reference to the copy thereof filed as Exhibit 2.4 to the Company’s Form 1-A dated August 2, 2022)*
3.1	Form of Series Designation (incorporated by reference to the copy thereof filed as Exhibit 3.1 to the Company’s Form 1-A dated August 2, 2022)* (see “Description of the Properties and the Series” in Appendix B of this Form 1-A/A)
4.1	Form of Subscription Agreement (incorporated by reference to the copy thereof filed as Exhibit 4.1 to the Company’s Post-Effective Amendment to Form 1-A dated October 7, 2021)*
6.1	Form of Management Agreement (incorporated by reference to the copy thereof filed as Exhibit 6.30 to the Company’s Post-Effective Amendment to Form 1-A dated July 14, 2021)*
6.2	Broker Dealer Services Agreement, dated August 1, 2022, by and between Dalmore Group, LLC and Landa App LLC (incorporated by reference to the copy thereof filed as Exhibit 6.2 to the Company’s Form 1-A dated August 2, 2022)*
6.3	Landa App License Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and each of the Series listed thereto (incorporated by reference to the copy thereof filed as Exhibit 6.25 to the Company’s Form 1-A dated December 1, 2020)*
6.4	Form of Promissory Note, by and between Landa Holdings, Inc. and a Landa App Series (Acquisition Note) (incorporated by reference to the copy thereof filed as Exhibit 6.4 to the Company’s Form 1-A dated August 2, 2022)* (see “Description of the Properties and the Series – Loans” in Appendix B of this Form 1-A/A for a schedule of certain material business terms of each Promissory Note with respect to each Series)
6.5	PPEX ATS Company Agreement, by and among North Capital Private Securities Corporation, Landa App LLC and each of the Series set forth therein (incorporated by reference to the copy thereof filed as Exhibit 6.1 to the Company’s Form 1-U dated June 29, 2021)*
6.5	Form of GA Lease Agreement (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U dated June 6, 2022)* (see the Master Series Table in Appendix A of this Form 1-A/A for information with respect to material business terms of each Lease Agreement with respect to each Series)
11.1	Consent of Marcum LLP related to its report dated July 14, 2021, with respect to its audit of the combined statements of revenues and certain expenses, in total and for each listed property of the 2021-Georgie Single-Family Home Portfolio -1 for the period of January 1, 2020 through December 31, 2020**
11.2	Consent of Marcum LLP related to its report dated July 14, 2021, with respect to its audit of the combined statements of revenues and certain expenses, in total and for each listed property of the 2021-Georgie Single-Family Home Portfolio -2 for the period of January 1, 2020 through December 31, 2020**
11.3	Consent of Marcum LLP related to its report dated October 7, 2021, with respect to its audit of the combined statements of revenues and certain expenses, in total and for each listed property of the 2021-Georgie Single-Family Home Portfolio -3 for the period of January 1, 2020 through**
11.4	Consent of Marcum LLP related to its report dated April 29, 2022, with respect to its audit of the combined financial statements of Landa App LLC, in total and for Landa Series 1394 Oakview Circle, Landa Series 1701 Summerwoods Lane, Landa Series 1741 Park Lane, Landa Series 115 Sardis Street, Landa Series 209 Timber Wolf Trail, Landa Series 2505 Oak Circle, Landa Series 271 Timber Wolf Trail, and Landa Series 29 Holly Grove Road, as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020 for Landa App LLC and for the year ended December 31, 2021 and for the period May 19, 2020 (inception) to December 31, 2020 for the referenced series**
11.5	Consent of Marcum LLP related to its report dated August 2, 2022, with respect to its audit of the combined statements of revenues and certain expenses, in total and for each listed property of the Landa App LLC (Landa App) Landa App Series Group (Series) as disclosed in Note 1 thereof, for the year ended December 31, 2021**
11.6	Consent of Goodwin Procter LLP (included in Exhibit 12.1)*
12.1	Opinion of Goodwin Procter LLP (incorporated by reference to the copy thereof filed as Exhibit 12.1 to the Company’s Form 1-A/A dated February 24, 2023)*

*	Previously filed
**	Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, Landa App LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 20, 2023.

LANDA APP LLC

Signed by Landa Holdings, Inc., as Manager of LANDA APP LLC

By:	/s/ Yishai Cohen
	Name:	Yishai Cohen
	Title:	Chairman, Chief Executive Officer and President

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yishai Cohen	Chairman, Chief Executive Officer and	March 20, 2023
Yishai Cohen	President of Landa Holdings, Inc. (Principal Executive Officer)

/s/ Yishai Cohen	Acting Head of Finance of Landa Holdings, Inc.	March 20, 2023
Yishai Cohen	(Principal Financial Officer and Principal Accounting Officer)

LANDA HOLDINGS, INC.

/s/ Yishai Cohen	Manager	March 20, 2023
Yishai Cohen	Chief Executive Officer and President

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